FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-257991-08

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

 This preliminary prospectus, dated November 27, 2023, may be amended or completed prior to time of sale.

$658,549,000 (Approximate)
BANK5 2023-5YR4
(Central Index Key Number 0001996001)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)
Bank of America, National Association
(Central Index Key Number 0001102113)

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

as Sponsors and Mortgage Loan Sellers
Commercial Mortgage Pass-Through Certificates, Series 2023-5YR4

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2023-5YR4 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class A-2-2, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK5 2023-5YR4. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in January 2024. The rated final distribution date for the certificates is the distribution date in December 2056.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-2-1(6)	(6)(7)%		(5)(6)	(7)
Class A-2-1-1(6)	$0	(6)(7)%	(6)	(7)
Class A-2-1-2(6)	$0	(6)(7)%	(6)	(7)
Class A-2-1-X1(6)	$0	(6)(7)%	(6)	NAP
Class A-2-1-X2(6)	$0	(6)(7)%	(6)	NAP
Class A-3(6)	(6)(7)%		(5)(6)	(7)
Class A-3-1(6)	$0	(6)(7)%	(6)	(7)
Class A-3-2(6)	$0	(6)(7)%	(6)	(7)
Class A-3-X1(6)	$0	(6)(7)%	(6)	NAP
Class A-3-X2(6)	$0	(6)(7)%	(6)	NAP
Class X-A	$587,857,000	(8)%	Variable(9)	NAP
Class A-S(6)	$66,971,000	(6)%	(5)(6)	December 2028
Class A-S-1(6)	$0	(6)%	(6)	December 2028
Class A-S-2(6)	$0	(6)%	(6)	December 2028
Class A-S-X1(6)	$0	(6)%	(6)	NAP
Class A-S-X2(6)	$0	(6)%	(6)	NAP
Class B(6)	$38,136,000	(6)%	(5)(6)	December 2028
Class B-1(6)	$0	(6)%	(6)	December 2028
Class B-2(6)	$0	(6)%	(6)	December 2028
Class B-X1(6)	$0	(6)%	(6)	NAP
Class B-X2(6)	$0	(6)%	(6)	NAP
Class C(6)	$32,556,000	(6)%	(5)(6)	December 2028
Class C-1(6)	$0	(6)%	(6)	December 2028
Class C-2(6)	$0	(6)%	(6)	December 2028
Class C-X1(6)	$0	(6)%	(6)	NAP
Class C-X2(6)	$0	(6)%	(6)	NAP

(Footnotes on table on pages 3 through 5)

You should carefully consider the summary of risk factors and the risk factors beginning on page 67 and page 69, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 22.0% of each class of offered certificates, Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 41.5% of each class of offered certificates, BofA Securities, Inc. is acting as sole bookrunning manager with respect to approximately 18.8% of each class of offered certificates and J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 17.7% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 19, 2023. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately % of the aggregate certificate balance of the offered certificates, plus accrued interest from December 1, 2023, before deducting expenses payable by the depositor.

Wells Fargo Securities	BofA Securities	J.P. Morgan	Morgan Stanley
Co-Lead Managers and Joint Bookrunners
Academy Securities	Drexel Hamilton		Siebert Williams Shank
Co-Manager	Co-Manager		Co-Manager
November , 2023

BANK5 2023-5YR4

Commercial Mortgage Pass-Through Certificates, Series BANK5 2023-5YR4
Geographic Overview of Mortgage Pool

Washington
1 property
$20,000,000
2.7% of total
Colorado
2 properties
$4,029,000
0.5% of total
North Dakota
1 property
$12,350,000
1.7% of total
Illinois
2 properties
$7,713,411
1.0% of total
Indiana
1 property
$653,126
0.1% of total
Michigan
8 properties
$8,655,517
1.2% of total
Pennsylvania
1 property
$20,000,000
2.7% of total
New York
3 properties
$38,923,334
5.2% of total
Ohio
2 properties
$31,190,483
4.2% of total
Massachusetts
1 property
$2,164,250
0.3% of total
Connecticut
2 properties
$81,700,000
11.0% of total
Maryland
3 properties
$2,150,474
0.3% of total
District of Columbia
1 property
$10,000,000
1.3% of total
California
3 properties
$124,525,000
16.7% of total
Virginia
2 properties
$22,297,204
3.0% of total
North Carolina
2 properties
$18,287,542
2.5% of total
Georgia
6 properties
$63,564,809
8.5% of total
Oklahoma
1 property
$855,821
0.1% of total
Texas
12 properties
$203,378,963
27.3% of total
Arkansas
2 properties
$4,864,666
0.7% of total
Louisiana
2 properties
$10,365,734
1.4% of total
Tennessee
3 properties
$20,454,000
2.7% of total
Florida
2 properties
$36,000,000
4.8% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Industrial 2.4%
Manufactured Housing 1.7%
Self Storage 3.2%
Multifamily 0.4%
Other 3.8%
Retail 41.8%
Mixed Use 9.4%
Office 12.3%
Hospitality 25.0%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-2-1(6)	(6)(7)		30.000%	%	(5)(6)	(7)	(7)	(7)
A-3(6)	(6)(7)		30.000%	%	(5)(6)	(7)	(7)	(7)
X-A	$587,857,000	(8)	NAP	%	Variable(9)	NAP	NAP	NAP
A-S(6)	$66,971,000	(6)	21.000%	%	(5)(6)	December 2028	4.95	11/28 – 12/28
B(6)	$38,136,000	(6)	15.875%	%	(5)(6)	December 2028	4.99	12/28 – 12/28
C(6)	$32,556,000	(6)	11.500%	%	(5)(6)	December 2028	4.99	12/28 – 12/28
Non-Offered Certificates				%
A-2-2	(7)		30.000%	%	(5)	(7)	(7)	(7)
X-D	$16,705,000	(10)(11)	NAP	%	Variable(12)	NAP	NAP	NAP
D	$16,705,000	(10)	9.255%	%	(5)	December 2028	4.99	12/28 – 12/28
E-RR	$9,339,000	(10)	8.000%	%	(5)	December 2028	4.99	12/28 – 12/28
F-RR	$7,441,000		7.000%	%	(5)	December 2028	4.99	12/28 – 12/28
G-RR	$11,162,000		5.500%	%	(5)	December 2028	4.99	12/28 – 12/28
J-RR	$11,162,000		4.000%	%	(5)	December 2028	4.99	12/28 – 12/28
K-RR	$29,765,334		0.000%	%	(5)	December 2028	4.99	12/28 – 12/28
R(13)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (7) below. In addition, the notional amounts of the Class X-A and Class X-D certificates (collectively referred to herein as Class X certificates) may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of any class of the Class X certificates would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-2-1, Class A-2-2 and Class A-3 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-2-1 and Class A-3 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(5)	The pass-through rate for each class of the Class A-2-1, Class A-2-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(6)	The Class A-2-1-1, Class A-2-1-2, Class A-2-1-X1, Class A-2-1-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2-1, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-2-2, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”
3

(7)	The exact initial certificate balances or notional amounts of the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-2-1 Exchangeable Certificates and Class A-3 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. The exact initial certificate balance of the Class A-2-2 certificates is also unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-2-1 and Class A-3 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2-1 and Class A-3 trust components and Class A-2-2 certificates is expected to be approximately $520,886,000, subject to a variance of plus or minus 5%. The Class A-2-1-X1 and Class A-2-1-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-2-1 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-3 trust component. In the event that the Class A-3 trust component is issued with an initial certificate balance of $520,886,000, the Class A-2-1 trust component (and, correspondingly, the Class A-2-1 Exchangeable Certificates) and the Class A-2-2 certificates will not be issued. In the event that the Class A-2-1 trust component is issued with the maximum certificate balance (i.e., with an initial certificate balance of $250,000,000), the Class A-2-2 certificates will not be issued. For purposes of the disclosure herein regarding the aggregate certificate balance of the offered certificates, it is assumed that the maximum amount of the Class A-2-1 trust component will be issued.
Trust Components or Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2-1 trust component	$0 - $250,000,000	NAP – October 2028	NAP – 4.58	NAP / 11/27 – 10/28
Class A-2-2 certificates	$0 - $250,000,000	NAP – October 2028	NAP – 4.58	NAP / 11/27 – 10/28
Class A-3 trust component	$270,886,000 - $520,886,000	November 2028 – November 2028	4.74 – 4.88	11/27 – 11/28 / 10/28 – 11/28

(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-2-2 certificates and the Class A-2-1, Class A-3 and Class A-S trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-2-2 certificates and the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1, Class A-3-X2, Class A-S, Class A-S-X1 and Class A-S-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The initial notional amount of the Class X-D certificates and the initial certificate balance of each of the Class D and Class E-RR certificates are estimated based in part on the estimated ranges of certificate balances and estimated fair values described in “Credit Risk Retention”. The initial certificate balance of the Class D certificates is expected to fall within a range of $15,544,000 and $18,223,000, and the initial certificate balance of the Class E-RR certificates is expected to fall within a range of $7,821,000 and $10,500,000, with the ultimate initial certificate balance of each determined such that the aggregate fair value of the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the classes of certificates (other than the Class R certificates) issued by the issuing entity. Any variation in the initial certificate balance of the Class D certificates would affect the initial notional amount of the Class X-D certificates.
(11)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates
4

on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class A-2-2, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

5

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	28
Summary of Risk Factors	67
Special Risks	67
Risks Relating to the Mortgage Loans	67
Risks Relating to Conflicts of Interest	68
Other Risks Relating to the Certificates	68
Risk Factors	69
Risks Related to Market Conditions and Other External Factors	69
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	69
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	70
Risks Relating to the Mortgage Loans	71
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	71
Risks of Commercial and Multifamily Lending Generally	72
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	74
General	74
A Tenant Concentration May Result in Increased Losses	75
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	75
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	76
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	76
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	77
Early Lease Termination Options May Reduce Cash Flow	77
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	78
Retail Properties Have Special Risks	78
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	79
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	80
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	80
Hospitality Properties Have Special Risks	82
Risks Relating to Affiliation with a Franchise or Hotel Management Company	84
Office Properties Have Special Risks	85
Mixed Use Properties Have Special Risks	86
RV/Boat Storage Properties Have Special Risks	86
Self Storage Properties Have Special Risks	86
Industrial Properties Have Special Risks	87
Manufactured Housing Community Properties Have Special Risks	89
Multifamily Properties Have Special Risks	90
Master Leased Properties Have Special Risks	93
Leased Fee Properties Have Special Risks	93
Condominium Ownership May Limit Use and Improvements	94

6

Operation of a Mortgaged Property Depends on the Property Manager’s Performance	96
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	96
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	98
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	99
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	100
Risks Related to Zoning Non-Compliance and Use Restrictions	103
Risks Relating to Inspections of Properties	104
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	104
Insurance May Not Be Available or Adequate	105
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	106
Terrorism Insurance May Not Be Available for All Mortgaged Properties	106
Risks Associated with Blanket Insurance Policies or Self-Insurance	108
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	108
Limited Information Causes Uncertainty	108
Historical Information	108
Ongoing Information	109
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	109
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	110
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	111
Static Pool Data Would Not Be Indicative of the Performance of this Pool	112
Appraisals May Not Reflect Current or Future Market Value of Each Property	112
Seasoned Mortgage Loans Present Additional Risk of Repayment	114
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	114
The Borrower’s Form of Entity May Cause Special Risks	114
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	117
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	118
Other Financings or Ability to Incur Other Indebtedness Entails Risk	119
Risks Relating to Shari’ah Compliant Loans	121
Tenancies-in-Common May Hinder Recovery	121
Risks Relating to Delaware Statutory Trusts	122
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	122
Risks Associated with One Action Rules	123
State Law Limitations on Assignments of Leases and Rents May Entail Risks	123
Various Other Laws Could Affect the Exercise of Lender’s Rights	123
Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates	124
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	125

7

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	126
Risks Related to Ground Leases and Other Leasehold Interests	127
Increases in Real Estate Taxes May Reduce Available Funds	129
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	129
Risks Related to Conflicts of Interest	130
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	130
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	132
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	133
Potential Conflicts of Interest of the Operating Advisor	136
Potential Conflicts of Interest of the Asset Representations Reviewer	137
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	137
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	140
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan	141
Other Potential Conflicts of Interest May Affect Your Investment	142
Other Risks Relating to the Certificates	142
EU Securitization Regulation and UK Securitization Regulation	142
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	145
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	148
General	148
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	149
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	151
Losses and Shortfalls May Change Your Anticipated Yield	151
Risk of Early Termination	152
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	153
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	153
You Have Limited Voting Rights	153
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	154
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	157
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	158
Risks Relating to Modifications of the Mortgage Loans	159
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	160
Risks Relating to Interest on Advances and Special Servicing Compensation	161

8

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	162
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	162
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	163
The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	164
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	164
Tax Considerations Relating to Foreclosure	164
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	165
REMIC Status	166
Material Federal Tax Considerations Regarding Original Issue Discount	166
General Risks	166
The Certificates May Not Be a Suitable Investment for You	166
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	166
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	167
Other Events May Affect the Value and Liquidity of Your Investment	167
The Certificates Are Limited Obligations	167
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	168
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	168
Description of the Mortgage Pool	171
General	171
Co-Originated or Third-Party Originated Mortgage Loans	172
Certain Calculations and Definitions	173
Definitions	173
Mortgage Pool Characteristics	186
Overview	186
Property Types	187
Retail Properties	188
Hospitality Properties	188
Office Properties	190
Mixed Use Properties	191
RV/Boat Storage Properties	192
Self Storage Properties	192
Industrial Properties	192
Manufactured Housing Properties	192
Multifamily Properties	193
Specialty Use Concentrations	193
Significant Obligors	193
Mortgage Loan Concentrations	194
Top Fifteen Mortgage Loans	194
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	194

9

Geographic Concentrations	196
Mortgaged Properties with Limited Prior Operating History	196
Shari’ah Compliant Loans	197
Tenancies-in-Common or Diversified Ownership	197
Delaware Statutory Trusts	197
Condominium and Other Shared Interests	198
Fee & Leasehold Estates; Ground Leases	199
Environmental Considerations	200
Redevelopment, Renovation and Expansion	203
Assessment of Property Value and Condition	203
Litigation and Other Considerations	204
Condemnations	205
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	205
Tenant Issues	207
Tenant Concentrations	207
Lease Expirations and Terminations	207
Expirations	207
Terminations	208
Other	208
Purchase Options and Rights of First Refusal	210
Affiliated Leases	213
Competition from Certain Nearby Properties	213
Insurance Considerations	214
Use Restrictions	215
Appraised Value	216
Non-Recourse Carveout Limitations	217
Real Estate and Other Tax Considerations	218
Delinquency Information	219
Certain Terms of the Mortgage Loans	220
Amortization of Principal	220
Payment Due Dates; Interest Rates; Calculations of Interest	220
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	221
Voluntary Prepayments	222
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	223
Defeasance	224
Releases; Partial Releases; Property Additions	225
Escrows	228
Mortgaged Property Accounts	230
Exceptions to Underwriting Guidelines	232
Additional Indebtedness	233
General	233
Whole Loans	234
Mezzanine Indebtedness	234
Other Secured Indebtedness	237
General	237
Preferred Equity	237
Other Unsecured Indebtedness	238
The Whole Loans	239
General	239
The Serviced Pari Passu Whole Loans	244
Intercreditor Agreement	245

10

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans	245
Control Rights with respect to Servicing Shift Whole Loans.	246
Certain Rights of each Non-Controlling Holder	246
Sale of Defaulted Mortgage Loan	247
The Non-Serviced Pari Passu Whole Loans	247
Intercreditor Agreement	248
Control Rights	249
Certain Rights of each Non-Controlling Holder	249
Custody of the Mortgage File	250
Sale of Defaulted Mortgage Loan	250
Additional Information	251
Transaction Parties	252
The Sponsors and Mortgage Loan Sellers	252
Morgan Stanley Mortgage Capital Holdings LLC	252
Morgan Stanley Group’s Commercial Mortgage Securitization Program	252
The Morgan Stanley Group’s Underwriting Standards	254
Repurchases and Replacements	262
Wells Fargo Bank, National Association	266
General	266
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	266
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	267
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	272
Compliance with Rule 15Ga-1 under the Exchange Act	275
Retained Interests in This Securitization	278
Bank of America, National Association	278
Bank of America’s Commercial Mortgage Loan Underwriting Standards	279
Review of Bank of America Mortgage Loans	286
Retained Interests in This Securitization	293
JPMorgan Chase Bank, National Association	293
General	293
JPMCB’s Securitization Program	293
Review of JPMCB Mortgage Loans	294
JPMCB’s Underwriting Standards and Processes	296
Compliance with Rule 15Ga-1 under the Exchange Act	302
Retained Interests in This Securitization	302
The Depositor	302
The Issuing Entity	303
The Certificate Administrator and Trustee	304
The Master Servicer	307
The Primary Servicer	311
Summary of the Midland Primary Servicing Agreements	315
The Special Servicer	319
The Operating Advisor and Asset Representations Reviewer	323
Credit Risk Retention	325
General	325
Qualifying CRE Loans; Required Credit Risk Retention Percentage	325
Third Party Purchaser	326
Horizontal Risk Retention Certificates	326
General	326
Material Terms of the Eligible Horizontal Residual Interest	327
Determination of Amount of Required Horizontal Credit Risk Retention	328

11

General	328
Treasury-Priced Principal Balance Certificates	328
Treasury Yield Curve	328
Credit Spread Determination	329
Discount Yield Determination	329
Determination of Class Sizes	330
Target Price Determination	331
Determination of Assumed Certificate Coupon	331
Determination of Treasury-Priced Expected Price	332
Interest-Only Certificates	332
Treasury Yield Curve	332
Credit Spread Determination	333
Discount Yield Determination	333
Determination of Scheduled Certificate Interest Payments	334
Determination of Interest-Only Expected Price	334
Yield-Priced Principal Balance Certificates	334
Determination of Class Size	334
Determination of Yield-Priced Expected Price	334
Calculation of Estimated Fair Value	335
Hedging, Transfer and Financing Restrictions	336
Operating Advisor	336
Representations and Warranties	338
Description of the Certificates	341
General	341
Distributions	343
Method, Timing and Amount	343
Available Funds	344
Priority of Distributions	346
Pass-Through Rates	350
Exchangeable Certificates	351
Exchange Limitations	354
Exchange Procedures	355
Interest Distribution Amount	355
Principal Distribution Amount	356
Certain Calculations with Respect to Individual Mortgage Loans	357
Application Priority of Mortgage Loan Collections or Whole Loan Collections	359
Allocation of Yield Maintenance Charges and Prepayment Premiums	362
Assumed Final Distribution Date; Rated Final Distribution Date	366
Prepayment Interest Shortfalls	367
Subordination; Allocation of Realized Losses	369
Reports to Certificateholders; Certain Available Information	371
Certificate Administrator Reports	371
Information Available Electronically	378
Voting Rights	383
Delivery, Form, Transfer and Denomination	384
Book-Entry Registration	384
Definitive Certificates	387
Certificateholder Communication	388
Access to Certificateholders’ Names and Addresses	388
Requests to Communicate	388
List of Certificateholders	389
Description of the Mortgage Loan Purchase Agreements	390
General	390

12

Dispute Resolution Provisions	400
Asset Review Obligations	400
Pooling and Servicing Agreement	401
General	401
Assignment of the Mortgage Loans	401
Servicing Standard	402
Subservicing	404
Advances	405
P&I Advances	405
Servicing Advances	406
Nonrecoverable Advances	407
Recovery of Advances	408
Accounts	410
Withdrawals from the Collection Account	412
Servicing and Other Compensation and Payment of Expenses	415
General	415
Master Servicing Compensation	420
Special Servicing Compensation	423
Disclosable Special Servicer Fees	427
Certificate Administrator and Trustee Compensation	428
Operating Advisor Compensation	428
Asset Representations Reviewer Compensation	429
CREFC® Intellectual Property Royalty License Fee	430
Appraisal Reduction Amounts	431
Maintenance of Insurance	438
Modifications, Waivers and Amendments	442
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	447
Inspections	449
Collection of Operating Information	450
Special Servicing Transfer Event	450
Asset Status Report	453
Realization Upon Mortgage Loans	457
Sale of Defaulted Loans and REO Properties	459
The Directing Certificateholder	463
General	463
Major Decisions	465
Asset Status Report	468
Replacement of the Special Servicer	469
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	469
Servicing Override	471
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans	472
Rights of the Holders of Serviced Pari Passu Companion Loans	472
Limitation on Liability of Directing Certificateholder	473
The Operating Advisor	473
General	473
Duties of Operating Advisor at All Times	474
Annual Report	476
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	477
Recommendation of the Replacement of the Special Servicer	478
Eligibility of Operating Advisor	478

13

Other Obligations of Operating Advisor	479
Delegation of Operating Advisor’s Duties	479
Termination of the Operating Advisor With Cause	480
Rights Upon Operating Advisor Termination Event	481
Waiver of Operating Advisor Termination Event	481
Termination of the Operating Advisor Without Cause	481
Resignation of the Operating Advisor	482
Operating Advisor Compensation	482
The Asset Representations Reviewer	482
Asset Review	482
Asset Review Trigger	482
Asset Review Vote	484
Review Materials	484
Asset Review	486
Eligibility of Asset Representations Reviewer	488
Other Obligations of Asset Representations Reviewer	489
Delegation of Asset Representations Reviewer’s Duties	489
Asset Representations Reviewer Termination Events	489
Rights Upon Asset Representations Reviewer Termination Event	490
Termination of the Asset Representations Reviewer Without Cause	491
Resignation of Asset Representations Reviewer	491
Asset Representations Reviewer Compensation	491
Replacement of the Special Servicer Without Cause	492
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	494
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	496
Termination of the Master Servicer or Special Servicer for Cause	496
Servicer Termination Events	496
Rights Upon Servicer Termination Event	498
Waiver of Servicer Termination Event	500
Resignation of the Master Servicer or Special Servicer	500
Limitation on Liability; Indemnification	501
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	504
Dispute Resolution Provisions	505
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	505
Repurchase Request Delivered by a Party to the PSA	505
Resolution of a Repurchase Request	506
Mediation and Arbitration Provisions	509
Servicing of the Non-Serviced Mortgage Loans	510
Servicing of the Westfarms Mortgage Loan	513
Servicing of the McKesson Phase 2 Mortgage Loan	514
Servicing of the Merit Hill Self Storage Mortgage Loan	514
Servicing of the 11 West 42nd Street Mortgage Loan and the Short Pump Town Center Mortgage Loan	515
Servicing of the 1201 Third Avenue Mortgage Loan and the 1825 K Street NW Mortgage Loan	516
Servicing of the Philadelphia Marriott Downtown Mortgage Loan	516
Rating Agency Confirmations	517
Evidence as to Compliance	519
Limitation on Rights of Certificateholders to Institute a Proceeding	520
Termination; Retirement of Certificates	521

14

Amendment	522
Resignation and Removal of the Trustee and the Certificate Administrator	525
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	526
Certain Legal Aspects of Mortgage Loans	526
General	529
Types of Mortgage Instruments	529
Leases and Rents	530
Personalty	530
Foreclosure	531
General	531
Foreclosure Procedures Vary from State to State	531
Judicial Foreclosure	531
Equitable and Other Limitations on Enforceability of Certain Provisions	531
Nonjudicial Foreclosure/Power of Sale	532
Public Sale	532
Rights of Redemption	533
Anti-Deficiency Legislation	534
Leasehold Considerations	534
Cooperative Shares	535
Bankruptcy Laws	535
Environmental Considerations	543
General	543
Superlien Laws	543
CERCLA	543
Certain Other Federal and State Laws	544
Additional Considerations	544
Due-on-Sale and Due-on-Encumbrance Provisions	545
Subordinate Financing	545
Default Interest and Limitations on Prepayments	545
Applicability of Usury Laws	545
Americans with Disabilities Act	546
Servicemembers Civil Relief Act	546
Anti-Money Laundering, Economic Sanctions and Bribery	547
Potential Forfeiture of Assets	547
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	548
Pending Legal Proceedings Involving Transaction Parties	550
Use of Proceeds	550
Yield and Maturity Considerations	550
Yield Considerations	550
General	550
Rate and Timing of Principal Payments	551
Losses and Shortfalls	552
Certain Relevant Factors Affecting Loan Payments and Defaults	553
Delay in Payment of Distributions	554
Yield on the Certificates with Notional Amounts	554
Weighted Average Life	555
Pre-Tax Yield to Maturity Tables	559
Material Federal Income Tax Considerations	567
General	567
Qualification as a REMIC	568
Status of Offered Certificates	570
Exchangeable Certificates	570

15

Taxation of Regular Interests Underlying an Exchangeable Certificate	571
Taxation of Regular Interests	571
General	571
Original Issue Discount	571
Acquisition Premium	573
Market Discount	574
Premium	575
Election To Treat All Interest Under the Constant Yield Method	575
Treatment of Losses	576
Yield Maintenance Charges and Prepayment Premiums	576
Sale or Exchange of Regular Interests	577
Taxes That May Be Imposed on a REMIC	578
Prohibited Transactions	578
Contributions to a REMIC After the Startup Day	578
Net Income from Foreclosure Property	578
REMIC Partnership Representative	579
Taxation of Certain Foreign Investors	579
FATCA	580
Backup Withholding	580
Information Reporting	581
3.8% Medicare Tax on “Net Investment Income”	581
Reporting Requirements	581
Certain State and Local Tax Considerations	583
Method of Distribution (Conflicts of Interest)	584
Incorporation of Certain Information by Reference	587
Where You Can Find More Information	588
Financial Information	588
Certain ERISA Considerations	589
General	589
Plan Asset Regulations	590
Administrative Exemptions	590
Insurance Company General Accounts	592
Legal Investment	594
Legal Matters	595
Ratings	595
Index of Defined Terms	599

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

16

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT

17

WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex-A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate
18

percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BANK5 2023-5YR4 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE

19

OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE

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MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE

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INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

OTHER UK REGULATORY RESTRICTIONS

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE

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CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (AS AMENDED, THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (INCLUDING BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019) (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY POTENTIAL INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A

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“STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR

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SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF

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JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

The Japanese Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “Japanese Retention Requirement”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this PROSPECTUS has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this PROSPECTUS would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

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PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2023-5YR4.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202-0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.
Issuing Entity	BANK5 2023-5YR4, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company
●	Wells Fargo Bank, National Association, a national banking association
●	Bank of America, National Association, a national banking association
●	JPMorgan Chase Bank, National Association, a national banking association
These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
The originators of this transaction are:
●	Morgan Stanley Bank, N.A., a national banking association
●	Wells Fargo Bank, National Association, a national banking association
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●	Bank of America, National Association, a national banking association
●	JPMorgan Chase Bank, National Association, a national banking association
●	UBS AG, New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank
The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:
Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	11	$308,950,000	41.5%
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	5	153,390,000	20.6
Bank of America, National Association	Bank of America, National Association(2)	7	139,783,334	18.8
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	3	122,000,000	16.4
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association	(3)	1	20,000,000	2.7
Total		27	$744,123,334	100.0%

(1)	Certain of the mortgage loans were co-originated or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
(2)	UBS AG, New York Branch was the originator of a $15,000,000 portion (evidenced by notes A-2-4 and A-2-9) of the $31,333,334 cut-off date principal balance of the 11 West 42nd Street mortgage loan (4.2%), which is part of a whole loan that was co-originated by Bank of America, National Association, UBS AG, New York Branch and LMF Commercial, LLC.
(3)	The Philadelphia Marriott Downtown mortgage loan (2.7%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, and Barclays Capital Real Estate Inc. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to note A-9, with an outstanding principal balance as of the cut-off date of $10,000,000. JPMorgan Chase Bank, National Association is acting as mortgage loan seller and originator with respect to note A-11, with an outstanding principal balance as of the cut-off date of $10,000,000.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicer	Wells Fargo Bank, National Association is expected to act as the master servicer under the pooling and servicing agreement. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the

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pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-23A, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.
The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans”.
Primary Servicer	Midland Loan Services, a Division of PNC Bank, National Association, is expected to act as primary servicer and perform servicing duties delegated by the master servicer with respect to certain mortgage loans to be sold to the depositor by JPMorgan Chase Bank, National Association, pursuant to a primary servicing agreement to be entered into with the master servicer. The principal servicing office of Midland Loan Services, a Division of PNC Bank, National Association, is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Primary Servicer”.
Special Servicer	KeyBank National Association, a national banking association, is expected to act as the initial special servicer under the pooling and servicing agreement. KeyBank National Association will act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the
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non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of KeyBank National Association are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.
If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan or serviced whole loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the
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Master Servicer or Special Servicer for Cause”. Any excluded special servicer with respect to such excluded special servicer loan will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
KeyBank National Association is expected to be appointed the special servicer by LD III Sub XV, LLC or its affiliate, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder with respect to each serviced mortgage loan (other than any servicing shift mortgage loans or any excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder”.
Prior to the applicable servicing shift securitization date, each servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.
The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Trustee	Computershare Trust Company, N.A. will act as trustee. The corporate trust offices of Computershare Trust Company, N.A. are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee
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of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, N.A. will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, N.A. are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices), and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have
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certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or servicing shift whole loan or any related REO property (each of which will be serviced pursuant to the related non-serviced pooling and servicing agreement). See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer generally will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any servicing shift mortgage loan and (ii) any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or

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whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.
The controlling class will be, as of any time of determination, the most subordinate certificates among the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates that has a certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such certificates, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, at least equal to 25% of the initial certificate balance of such classes. As of the closing date, the controlling class will be the Class K-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.
It is anticipated that on the closing date, LD III Sub XV, LLC or an affiliate is expected to purchase the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates, and that LD III Sub XV, LLC or its affiliate is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any excluded loan).
With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of the related servicing shift whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications

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affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.
Each entity identified as an “Initial Directing Party” in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
As of the closing date, there will be no servicing shift whole loans. Accordingly, all references in this prospectus to any servicing shift whole loan, servicing shift mortgage loan and any related terms should be disregarded.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective payment due date for the monthly debt service payment that is due in December 2023 (or, in the case of any mortgage loan that has its first payment due date after December 2023, the date that would have been its payment due date in December 2023 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
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Closing Date	On or about December 19, 2023.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in January 2024.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Delaware, Maryland, New York, North Carolina, the District of Columbia or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the payment due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the payment due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

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Assumed Final Distribution Date;

Rated Final Distribution

Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-2-1	NAP – October 2028(1)(2)
Class A-3	November 2028 – November 2028(1)(2)
Class X-A	NAP
Class A-S	December 2028(2)
Class B	December 2028(2)
Class C	December 2028(2)

(1)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-2-1 trust component ranging from $0 to $250,000,000 and the initial certificate balance of the Class A-3 trust component ranging from $270,886,000 to $520,886,000. In the event that the Class A-3 trust component is issued with an initial certificate balance of $520,886,000, the Class A-2-1 trust component will not be issued.
(2)	Each class of Class A-2-1 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-2-1, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown in the table.
The rated final distribution date will be the distribution date in December 2056.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2023-5YR4:
●	Class A-2-1, Class A-2-1-1, Class A-2-1-2, Class A-2-1-X1, Class A-2-1-X2
●	Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2
●	Class X-A
●	Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2
●	Class B, Class B-1, Class B-2, Class B-X1, Class B-X2
●	Class C, Class C-1, Class C-2, Class C-X1, Class C-X2
The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class A-2-2, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R.

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Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-2-1	(2)(3)		(2)(3)	30.000%
Class A-3	(2)(3)		(2)(3)	30.000%
Class X-A	$587,857,000		NAP	NAP
Class A-S	$66,971,000	(2)	9.000%(2)	21.000%
Class B	$38,136,000	(2)	5.125%(2)	15.875%
Class C	$32,556,000	(2)	4.375%(2)	11.500%

(1)	The approximate initial credit support with respect to the Class A-2-1, Class A-2-2 and Class A-3 certificates are presented in the aggregate, taking into account the certificate balances of the Class A-2-1 and Class A-3 trust components. The approximate initial credit support set forth for the Class A-S certificates represents the approximate credit support for the Class A-S trust component. The approximate initial credit support set forth for the Class B certificates represents the approximate credit support for the Class B trust component. The approximate initial credit support set forth for the Class C certificates represents the approximate credit support for the Class C trust component.
(2)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates”.
(3)	The exact initial certificate balances or notional amounts of the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-2-1 Exchangeable Certificates and Class A-3 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balance of the Class A-2-1 trust component is expected to be within the range of $0 to $250,000,000 (0.00% - 33.60% of the Initial Pool Balance), and the initial certificate balance of the Class A-3 trust component is expected to be within the range of $270,886,000 to $520,886,000 (36.40% - 70.00% of the Initial Pool Balance). The aggregate initial certificate balance of the Class A-2-1 and Class A-3 trust components and the Class A-2-2 certificates is expected to be approximately $520,886,000, subject to a variance of plus or minus 5%. The Class A-2-1-X1 and Class A-2-1-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-2-1 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-3 trust component.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-2-1(2)%
Class A-3(2)%
Class X-A	%
Class A-S(2)%
Class B(2)%
Class C(2)%

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(1)	The pass-through rate for each class of the Class A-2-1, Class A-3, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-2-2 certificates and the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1, Class A-3-X2, Class A-S, Class A-S-X1 and Class A-S-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

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C. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.01500%.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee for the related month of $3,500.
Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.
The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01230%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.
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The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. The operating advisor will also be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any related companion loan) at a rate equal to 0.00162% per annum with respect to each mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.
The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00034%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the
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related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
NON-SERVICED MORTGAGE LOANS
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Westfarms	0.00125% per annum	0.25%(2)
11 West 42nd Street	0.00250% per annum	0.25%(2)
McKesson Phase 2	0.01250% per annum	0.25%(2)
Merit Hill Self Storage	0.00125% per annum	0.25%(2)
Short Pump Town Center	0.00250% per annum	0.25%(2)
1201 Third Avenue	0.00250% per annum	0.25%(3)
Philadelphia Marriott Downtown	0.00125% per annum	0.25%(3)
1825 K Street NW	0.00125% per annum	0.25%(3)

(1)	Included as part of the Servicing Fee Rate.
(2)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.
(3)	Such fee rate is subject to a minimum amount equal to $5,000 for any month in which such fee is payable.

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Distributions

A. Amount and Order

of Distributions on

Certificates	On each distribution date, funds available for distribution to the certificates (other than any yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority:
First, to the Class A-2-2, Class X-A and Class X-D certificates and the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;
Second, to the Class A-2-2 certificates and the Class A-2-1 and Class A-3 trust components, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-2-1 trust component and the Class A-2-2 certificates, pro rata, until the certificate balances of the Class A-2-1 trust component and Class A-2-2 certificates have been reduced to zero and (b) second, to principal on the Class A-3 trust component, until the certificate balance of the Class A-3 trust component has been reduced to zero, or (ii) if the certificate balance of each class of certificates and trust component other than the Class A-2-2 certificates and the Class A-2-1 and Class A-3 trust components has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates or trust components, funds available for distributions of principal will be distributed to the Class A-2-2 certificates and the Class A-2-1 and Class A-3 trust components remaining outstanding, pro rata, without regard to the distribution priorities described above;
Third, to the Class A-2-2 certificates and the Class A-2-1 and Class A-3 trust components, to reimburse the Class A-2-2 certificates and the Class A-2-1 and Class A-3 trust components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class or trust component;
Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components as follows: (a) to each such trust
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component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;
Fifth, to the Class B, Class B-X1 and Class B-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;
Sixth, to the Class C, Class C-X1 and Class C-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on

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that amount at the pass-through rate for such trust component;
Seventh, to the non-offered certificates (other than the Class A-2-2, Class X-D and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.
For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of the certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

D. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be

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senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the horizontal risk retention certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-D or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A and Class X-D certificates and any class of Exchangeable Certificates with an “X” suffix, and, therefore, the amount of interest they accrue.

(1)	The maximum certificate balances of Class A-2-1, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-2-1 and Class A-3 trust components and the initial certificate balance of the Class A-2-2 certificates discussed above under “—Certificate Balances and Notional Amounts”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distributions”.
(2)	The Class X-A and Class X-D certificates are interest-only certificates.
(3)	The Class A-2-2, Class D and Class X-D certificates and the horizontal risk retention certificates are not offered by this prospectus.

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Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.
The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-2-2 certificates and the Class A-2-1, Class A-3 and Class A-S trust components.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes
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of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.
None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.
See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real

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estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
The special servicer will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the related collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.
If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related payment due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

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With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be twenty-seven (27) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee estate of the related borrower in sixty-three (63) commercial properties. See “Description of the Mortgage Pool—General”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $744,123,334.
Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the twenty-seven (27) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

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Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(2)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(2)
Westfarms	$74,000,000	9.9%	$168,000,000	44.2%	44.2%	1.76x	1.76x
Nvidia Santa Clara	$70,000,000	9.4%	$60,000,000	41.5%	41.5%	2.01x	2.01x
11 West 42nd Street	$31,333,334	4.2%	$242,666,666	49.4%	49.4%	1.39x	1.39x
McKesson Phase 2	$30,000,000	4.0%	$46,700,000	67.4%	67.4%	1.94x	1.94x
Merit Hill Self Storage	$21,250,000	2.9%	$63,750,000	59.9%	59.9%	1.20x	1.20x
Short Pump Town Center	$20,000,000	2.7%	$160,000,000	47.6%	47.6%	1.61x	1.61x
1201 Third Avenue	$20,000,000	2.7%	$150,000,000	30.5%	30.5%	2.22x	2.22x
Philadelphia Marriott Downtown	$20,000,000	2.7%	$195,000,000	54.9%	54.9%	1.53x	1.53x
1825 K Street NW	$10,000,000	1.3%	$32,000,000	53.0%	53.0%	1.74x	1.74x

(1)	Any unsecuritized pari passu companion loan may be further split.
(2)	Calculated including any related pari passu companion loans, but excluding any related mezzanine debt.
The Nvidia Santa Clara whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. Any information regarding the servicing and administration of such “serviced whole loans”, and related “serviced mortgage loans” and “serviced companion loans” that constitute parts of such serviced whole loans, is presented solely to enhance your understanding of the servicing and administration of the non-serviced whole loans.
Each servicing shift whole loan (a “servicing shift whole loan” and the related mortgage loan, the “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling pari passu companion loan is securitized (the “servicing shift securitization date”), it is anticipated that the servicing shift whole loan will be serviced under, and by the master servicer (the “servicing shift master servicer”) and the special servicer (the “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the related servicing shift securitization date, the servicing shift whole loan will be a serviced whole loan, the related mortgage loan will be a serviced mortgage loan and the related companion loans will be serviced companion loans. On and after the related servicing shift securitization date, the servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.
As of the Closing Date, there will be no servicing shift whole loans.

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Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

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Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Westfarms	BMO 2023-5C2	9.9%	KeyBank National Association	Greystone Servicing Company LLC	Wilmington Trust, National Association
11 West 42nd Street	BANK5 2023-5YR3	4.2%	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	Computershare Trust Company, National Association
McKesson Phase 2	BANK5 2023-5YR1	4.0%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Computershare Trust Company, National Association
Merit Hill Self Storage	Benchmark 2023-V4	2.9%	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management LLC	Computershare Trust Company, National Association
Short Pump Town Center	BANK5 2023-5YR3	2.7%	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	Computershare Trust Company, National Association
1201 Third Avenue	BANK 2023-BNK46	2.7%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association
Philadelphia Marriott Downtown	BBCMS 2023-5C23(2)	2.7%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
1825 K Street NW	BANK 2023-BNK46	1.3%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party
Westfarms	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	LD III Sub XIV LLC
11 West 42nd Street	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Greystone High Yield Investments I LLC
McKesson Phase 2	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	BIG Real Estate 5YR1, LLC
Merit Hill Self Storage	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners III L.P.
Short Pump Town Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Greystone High Yield Investments I LLC
1201 Third Avenue	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Eightfold Real Estate Capital, L.P.
Philadelphia Marriott Downtown	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	LNR Securities Holdings, LLC
1825 K Street NW	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Eightfold Real Estate Capital, L.P.

(1)	As of the closing date of the related securitization.
(2)	The BBCMS 2023-5C23 securitization is expected to close on or about December 7, 2023.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payments of any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity.
In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property

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level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.
The mortgage loans will have the following approximate characteristics as of the cut-off date:
Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$744,123,334
Number of mortgage loans	27
Number of mortgaged properties	63
Range of Cut-off Date Balances	$2,550,000 to $74,000,000
Average Cut-off Date Balance per mortgage loan	$27,560,123
Range of Interest Rates	5.1400% to 8.8000%
Weighted average Interest Rate	7.5541%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	47 months to 60 months
Weighted average remaining term to maturity	58 months
Range of original amortization terms	NAP
Weighted average original amortization term	NAP
Range of remaining amortization terms	NAP
Weighted average remaining amortization term	NAP
Range of Cut-off Date LTV Ratios(2)(3)	30.5% to 72.6%
Weighted average Cut-off Date LTV Ratio(2)(3)	53.4%
Range of LTV Ratios as of the maturity date(2)(3)	30.5% to 72.6%
Weighted average LTV Ratio as of the maturity date(2)(3)	53.4%
Range of U/W NCF DSCRs(3)(4)	1.20x to 2.22x
Weighted average U/W NCF DSCR(3)(4)	1.63x
Range of U/W NOI Debt Yields(3)	8.6% to 18.7%
Weighted average U/W NOI Debt Yield(3)	13.5%
Percentage of Initial Pool Balance consisting of:
Interest Only	100.0%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using

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“as-complete”, “as-stabilized” or similar hypothetical values. Such mortgage loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(3)	In the case of mortgage loans that have one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s).
(4)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.
All of the mortgage loans accrue interest on an actual/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	With respect to the 11 West 42nd Street mortgage loan (4.2%), the prior loan secured by the mortgaged property matured on June 6, 2023 but the related borrower was granted a one-month extension and forbearance prior to the origination of the current mortgage loan. The prior loan was repaid in full on June 30, 2023, concurrently with the origination of the current mortgage loan.

As of the cut-off date, none of the other mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with, the origination of such mortgage loans.

Properties with Limited

Operating History	With respect to fifteen (15) of the mortgaged properties (9.2%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

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See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of $1,000,000 and integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with

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the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Book-Entry Registration”.
Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as retaining sponsor, see “Credit Risk Retention”.
This transaction is being structured with a “third-party purchaser” that will, on the closing date, acquire an “eligible horizontal residual interest” comprised of the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates (collectively, the “horizontal risk retention certificates”). LD III Sub XV, LLC (in satisfaction of the retention obligations of Wells Fargo Bank, National Association, as the retaining sponsor) will be contractually obligated to retain (or to cause its “majority-owned affiliate” to retain) the horizontal risk retention certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, LD III Sub XV, LLC will agree to comply with hedging, transfer and financing restrictions that are applicable to third-party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention”.

EU Securitization

Regulation and UK

Securitization Regulation	None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the
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EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates— EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record (initially expected to be Cede & Co.) a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, Thomson Reuters Corporation and CRED iQ;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.wellsfargo.com/com/comintro.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity,

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provided that (i) the aggregate certificate balance of the Class A-2-2 and Class D certificates and the Class A-2-1, Class A-3, Class A-S, Class B and Class C trust components is reduced to zero, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to each mortgage loan that is comprised of multiple promissory notes contributed to this securitization by multiple mortgage loan sellers, including the Philadelphia Marriott Downtown mortgage loan, each related mortgage loan seller will be obligated to take the above remediation actions as described under “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.

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Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder(s) (as a collective whole as if such certificateholders and, if applicable, the related companion loan holders constituted a single lender).
With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
In the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.
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Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.
The upper-tier REMIC will issue several classes of uncertificated REMIC regular interests, some of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of REMIC “regular interests” issued by the upper-tier REMIC, as further described under “Material Federal Income Tax Considerations”.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class certificates will represent regular interests issued with original issue discount and that the certificates will represent regular interests issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	Until the SEC adopts rules establishing a different creditworthiness standard, the Class A-2-1 Exchangeable Certificates, the Class A-2-2 certificates, the Class A-3 Exchangeable Certificates, the Class X-A certificates, the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by one of the rating agencies or another NRSRO, and the other classes of offered certificates will not constitute “mortgage related securities” for purposes of SMMEA.

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If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●       COVID-19: The underwriting of certain mortgage loans and the historical financial information may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, hospitality, office, mixed use, RV/boat storage, self storage, industrial, manufactured housing and multifamily) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
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●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

A global outbreak of a novel coronavirus and a related respiratory disease (“COVID-19”) spread throughout the world, causing a global pandemic. The COVID-19 pandemic was declared a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States made emergency declarations and attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. The COVID-19 pandemic and the responses thereto led to disruptions in global financial markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general.

We cannot assure you as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider the impact that one or more future surges in COVID-19 cases could have on economic conditions. We cannot assure you that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

With respect to the mortgage pool, it is unclear how many borrowers were adversely affected by the COVID-19 pandemic. To the extent borrowers were adversely affected, such borrowers may have less ability to weather future downturns in business occasioned by future surges in COVID-19 cases which may render them unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of

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interest and/or principal to the holders of the certificates, and ultimately losses on the certificates.

Investors should understand that the underwriting of mortgage loans may be based in part on pre-COVID-19 pandemic performance. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. See “Description of the Mortgage Pool—Definitions”.

In addition, the loss models used by the rating agencies to rate the certificates may not fully reflect the effects of the COVID-19 pandemic. We cannot assure you that any future decline in economic conditions precipitated by future surges in COVID-19 cases and future measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The ongoing effects of the COVID-19 pandemic, including as a result of any future surges in COVID-19 cases, may continue to heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected

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devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.

Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full, or that the recourse liability of the carveout guarantor will not apply to any action, event or condition arising after the foreclosure of the Mortgaged Property or similar action by a mortgage lender or an equity foreclosure by a mezzanine lender.

Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be

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non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.
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Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

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Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria,

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or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in

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rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”) a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

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Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
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●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by

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changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower

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operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

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If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. Anchor tenants frequently have the right to go dark (i.e. cease operating), in their spaces and shadow anchor tenants frequently do not have operating covenants, and therefore are not required to continue operating in proximity to the related mortgaged property. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on

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jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each

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other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces, pools, swimming facilities and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

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Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

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Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, the COVID-19 pandemic has resulted in lower than normal utilization levels with respect to office properties and it is uncertain how utilization levels will be impacted over time. In the event that office tenants continue to implement full or partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant time after the pandemic ends, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

In addition, WeWork, which filed for Chapter 11 bankruptcy on November 6, 2023, may cancel leases in certain locations in which they had been operating, which cancellations could in turn produce downward pressure on office rents in those locations.

Certain of the mortgaged properties contain life science laboratory and office buildings,

leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business,

financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease,

and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or

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without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”, “—Retail Properties” and “—Hospitality Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

RV/Boat Storage Properties Have Special Risks

RV/boat storage properties may be subject to seasonal fluctuations in occupancy and rents. Additionally, such properties may not be readily convertible (or convertible at all) to alternative uses if the properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. In addition, in certain cases, RV/boat storage properties may be leased to commercial tenants, which lease a large block of units or other space. In such case, expiration or termination of the commercial lease will expose the mortgaged property to a concentrated vacancy.

See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below and “—Risks of Commercial and Multifamily Lending Generally” above.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types— RV/Boat Storage Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
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●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space. In addition, in certain cases, self-storage properties may be leased to commercial tenants, which lease a large block of units or other space. In such case, expiration or termination of the commercial lease will expose the mortgaged property to a concentrated vacancy.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
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●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that

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affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Certain jurisdictions may give the related homeowner’s association or even individual homeowners a right of first refusal with respect to a proposed sale of the manufactured housing community property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month or shorter term leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of
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multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration;

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empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and
●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the mortgage loans may be subject to New York’s Section 421-a(16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a(16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other

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things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Master Leased Properties Have Special Risks

Properties subject to a master lease present special risks. In such cases, where the borrower owns the fee interest but does not operate the related improvements, such borrower will only receive the rental income from the master lease and not from the operation of any related improvements. Any default by the master lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While master leases may contain certain restrictions on the use and operation of the related mortgaged property, the master lessee often enjoys certain of the rights and privileges of a fee owner, including the right to assign and sublet the master leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such master lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the landlord would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the master lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The master lessee is commonly permitted to mortgage its master leasehold interest without restriction, and the leasehold lender will often have notice and cure rights with respect to material defaults under the master lease. In addition, master leased interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remains in place. Furthermore, master leased interests are generally subject to the same risks associated with the property type of the master lessee’s use of the premises because that use is a source of revenue for the payment of master lease rent.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial

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property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and

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warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders owners to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. Such structures often have risks similar to those of condominium structures. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and

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relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans.

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Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
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●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

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Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or

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expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Office, retail or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
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●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the

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mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

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Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements,

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regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g., LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

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Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on February 2, 2024. We cannot assure you if or when the NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability

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of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

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Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

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Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for

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inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks

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Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten cash flows for the mortgage pool may not reflect any potential impacts of the COVID-19 pandemic. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the

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related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

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Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property

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for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values other than “as-is” value will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

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Seasoned Mortgage Loans Present Additional Risk of Repayment

The McKesson Phase 2 mortgage loan (4.0%) is a seasoned mortgage loan and was originated more than 13 months prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since origination; origination standards at the time of the mortgage loans were originated may have been different than current origination standards;
●	the business circumstances of and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;
●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;
●	the physical condition of the mortgaged properties or improvements may have changed since origination; and
●	the circumstances of the mortgaged properties, the borrowers, and the tenants may have changed in other respects since the mortgage loans were originated.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

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The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In

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addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of

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the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

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Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to

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enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
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●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. However, in the case of certain Shari’ah compliant mortgage loans, including the Shari’ah compliant mortgage loans included in the mortgage pool, the related master lease payments may not match, and therefore may not fully cover, the debt service payments, or do not cover reserve payments.

By its terms, the master lease is subordinate to the related mortgage loan. However, in some cases, including in the case of the Shari’ah compliant mortgage loans included in the mortgage pool, the master lease may not provide that the lender is a beneficiary of the subordination provisions or may provide that the master tenant has no responsibility under the loan documents or to the lender. In such circumstances the master tenant may be able to assert defenses in the event that the lender seeks to terminate the master lease upon a foreclosure, which, if successful, could allow the master lease to remain in place and the master tenant to remain in control of the related property.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee.

If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property.

Shari’ah compliant loans may in some instances provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender. However, under applicable state law, including the laws of states where the mortgaged properties securing the Shari’ah compliant mortgage loans included in the mortgage pool are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender does not have a perfected security interest in the leases and rents of the underlying tenants.

The foregoing arrangements may adversely affect the ability of the lender to enforce the related mortgage loan or the amount received upon enforcement, particularly in the event of a bankruptcy of the borrower or master tenant.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not

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waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownerships”.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property. See “Description of the Mortgage Pool—Delaware Statutory Trusts”.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

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Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or another similar structure, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the

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mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”).  To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank, was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you as to whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades and that some institutions have already been the subject of downgrades, which may trigger the obligation to transfer accounts held at other institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet

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certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Payment Due Dates; Interest Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
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●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties” in this prospectus.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require

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borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example:

●	New York City Local Law 97 of 2019 (“Local Law 97”) generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to

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be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation

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and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (or at least 10 years beyond the maturity date of a mortgage loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

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Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, a sponsor, an originator, the master servicer and the retaining sponsor and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the sponsors’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the interest rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the sponsors’ exposure to the mortgage loans to purchasers of the offered certificates. The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition,

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these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees or affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees or affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each

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of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between

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its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have

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interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party (with respect to “an excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

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Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK5 2023-5YR4 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

KeyBank National Association is expected to act as the special servicer, and it or an affiliate assisted LD III Sub XV, LLC and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller and the retaining sponsor, will be the master servicer under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association serves in various capacities pursuant to the non-serviced pooling and servicing agreements as described in the chart entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or

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substitute a mortgage loan if the master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan or servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

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Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that LD III Sub XV, LLC, or its affiliate, will be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loan, any servicing shift mortgage loan and any applicable excluded loan). The special servicer may, at the direction of the directing certificateholder for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all

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of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan, non-serviced whole loan and the servicing shift mortgage loan), (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan or the controlling noteholder of a non-serviced whole loan, may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder, as applicable, for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may

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advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holders (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to each serviced whole loan other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than a servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause for so long as a control termination event does not exist and other than in respect of any applicable excluded loans. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

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The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity), if any, under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence.

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The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder (other than with respect to any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the master servicer and special servicer (other than with respect to any non-serviced mortgage loan and any excluded loan as to the directing certificateholder). In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, or if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a non-serviced whole loan, the holder of the related controlling note (or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan), under the pooling and servicing agreement for this

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securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations imposed:

(a)    in the European Union (the “EU”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (together with the EU Securitization Regulation, the “EU SR Rules”);

(b)    in the non-EU member states of the European Economic Area, pursuant to the EU SR Rules, to the extent (if at all) implemented or applicable in such member states; and

(c)    in the United Kingdom (“UK”), pursuant to Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019) (the “UK Securitization Regulation”) and

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certain related technical standards and official guidance (together with the UK Securitization Regulation, the “UK SR Rules”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain conditions and exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and management companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK SR Rules impose certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) CRR firms as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) FCA investment firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations” (and references to “each Securitization Regulation”, “either Securitization Regulation” or “the relevant Securitization Regulation” shall be construed accordingly); (b) the EU SR Rules and the UK SR Rules are referred to together as the “SR Rules”; (c) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (d) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (e) a “third country” is (i) under the EU SR Rules, a country other than an EU member state, or (ii) under the UK SR Rules, a country other than the UK. A reference to the “applicable” Securitization Regulation, SR Rules or SR Investor Requirements means, in relation to any SR Institutional Investor, as the case may be, the Securitization Regulation, the SR Rules or the SR Investor Requirements to which such SR Institutional Investor is subject.

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Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the applicable SR Rules) only if, amongst other things:

(i)                where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than 5% in the securitization determined in accordance with Article 6 of the applicable Securitization Regulation and discloses the risk retention in accordance with the applicable SR Rules;

(ii)             in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article;

(iii)          in the case of a UK Institutional Investor, it has verified that, where the originator, sponsor or securitization special purpose entity is established in a third country, the relevant entity has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(iv)           where the originator or original lender is established in a third country, the SR Institutional Investor has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting to its management body; and (d) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the applicable SR Rules.

It remains unclear, in certain respects, what is and will be required for SR Institutional Investors to demonstrate compliance with the applicable SR Investor Requirements.

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Failure to comply with one or more applicable SR Investor Requirements may result in various sanctions, including, in the case of those SR Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitization position acquired by the relevant SR Institutional Investor, or, in certain other cases, a requirement to take corrective action.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the SR Rules. In particular, no such person undertakes to take any action which may be required by any SR Institutional Investor for the purposes of its compliance with any applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any SR Institutional Investor with any SR Investor Requirements.

Consequently, the certificates may not be a suitable investment for any SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the SR Rules and their compliance with any applicable SR Investor Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued
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CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally

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recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the

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certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade.  Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings.  Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings.  See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement.  In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement were downgraded below the applicable eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria.  Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases,

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casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
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●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different from the formulas for calculating the entitlements of the Class X-A certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A certificates and any other certificates purchased at a premium might not fully

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recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust component, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-2-2 certificates and Class A-2-1, Class A-3 and Class A-S trust components
Class A-2-1-X1	Class A-2-1-1 certificates
Class A-2-1-X2	Class A-2-1-2 certificates
Class A-3-X1	Class A-3-1 certificates
Class A-3-X2	Class A-3-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class

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will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates (other than the Class R Certificates) as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates (other than the Class R Certificates) on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class K-RR certificates, then the Class J-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D certificates, then the Class C trust component, then the Class B trust component, then the Class A-S trust component and, then, pro rata, the Class A-2-2 certificates and the Class A-2-1 and Class A-3 trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component. Any portion of such amount applied to the Class A-2-1, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-2-2 certificates or the Class A-2-1, Class A-3 or Class A-S trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

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Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates to receive payments of principal and interest in respect of the certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the certificates will generally be subordinated to those of the holders of the Class A-2-2, Class X-A and Class X-D certificates, the Class A-2-1 Exchangeable Certificates and the Class A-3 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of any directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases

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voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loan and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

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Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the controlling note holder (or the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note) for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the controlling noteholder (or the directing certificateholder (or the equivalent) of the related securitization trust) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the controlling noteholder or the directing certificateholder (or the equivalent), if any, under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, the controlling noteholder with respect to any non-serviced whole loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)        may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)       may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling noteholder may act solely in its own best interest;

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(iii)      does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling noteholder does not have any duties to any other person;

(iv)      may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or the related controlling noteholder over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)        will have no liability whatsoever (other than, with respect to the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, the controlling noteholder, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of horizontal risk retention certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) are 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”.

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Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced whole loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, other than with respect to any servicing shift whole loan, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), or with respect to any servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the

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special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan), will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

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In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent), if any, of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent), if any, of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the interest rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other

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amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, absent a material

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breach of a representation or warranty, the applicable mortgage loan seller will have no obligation to repurchase a mortgage loan if the related borrower is or has been adversely affected by the COVID-19 pandemic. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to the Philadelphia Marriott Downtown mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory notes sold by it to the depositor as if the notes contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. It is also possible, that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

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Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency, conservatorship or receivership of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors to the depositor in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its repudiation powers for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are

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competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy law and bank insolvency matters unavoidably have inherent limitations primarily because of the pervasive equity powers of the bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. As a result, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal

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reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect any master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another

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method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions of the Code. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

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You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 165 of the Code.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

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The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States have experienced steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the

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mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

Except as regards the status of certain Classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes

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in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

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●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	Until the SEC adopts rules establishing a different creditworthiness standard, the Class A-2-1 Exchangeable Certificates, the Class A-2-2 certificates, Class A-3 Exchangeable Certificates, the Class X-A certificates, the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates will constitute “mortgage related securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by at least one NRSRO, and the other classes of offered certificates will not constitute “mortgage related securities” for purposes of SMMEA.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of twenty-seven (27) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $744,123,334 (the “Initial Pool Balance”). The “Cut-off Date” means the respective payment due dates for such Mortgage Loans in December 2023 (or, in the case of any Mortgage Loan that has its first payment due date after December 2023, the date that would have been its payment due date in December 2023 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Nine (9) Mortgage Loans (39.9%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”). The Pari Passu Companion Loans are also referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	11	11	$ 308,950,000	41.5%
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	5	17	153,390,000	20.6
Bank of America, National Association	Bank of America, National Association(2)	7	31	139,783,334	18.8
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	3	3	122,000,000	16.4
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association	(3)	1	1	20,000,000	2.7
Total		27	63	$ 744,123,334	100.0%

(1)	Certain of the Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.

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(2)	UBS AG, New York Branch was the originator of a $15,000,000 portion (evidenced by Notes A-2-4 and A-2-9) of the $31,333,334 Cut-off Date Balance of the 11 West 42nd Street Mortgage Loan (4.2%), which is part of a Whole Loan that was co-originated by Bank of America, National Association, UBS AG, New York Branch and LMF Commercial, LLC.
(3)	The Philadelphia Marriott Downtown Mortgage Loan (2.7%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, and Barclays Capital Real Estate Inc. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-9, with an outstanding principal balance as of the cut-off date of $10,000,000. JPMorgan Chase Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-11, with an outstanding principal balance as of the cut-off date of $10,000,000.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The Westfarms Mortgage Loan (9.9%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and Goldman Sachs Bank USA.
●	The 11 West 42nd Street Mortgage Loan (4.2%) is part of a Whole Loan that was co-originated by Bank of America, National Association, UBS AG, New York Branch and LMF Commercial, LLC. Bank of America, National Association is expected to purchase from UBS AG, New York Branch prior to the Closing Date a $15,000,000 portion (evidenced by promissory notes A-2-4 and A-2-9) of the $31,333,334 Cut-off Date Balance of the 11 West 42nd Street Mortgage Loan.
●	The Merit Hill Self Storage Mortgage Loan (2.9%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and Goldman Sachs Bank USA.
●	The Short Pump Town Center Mortgage Loan (2.7%) is part of a Whole Loan that was co-originated by Bank of America, National Association and Goldman Sachs Bank USA.
●	The 1201 Third Avenue Mortgage Loan (2.7%) is part of a Whole Loan that was co-originated by JPMorgan Chase Bank, National Association and Morgan Stanley Bank, N.A.
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●	The Philadelphia Marriott Downtown Mortgage Loan (2.7%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, J.P. Morgan Chase Bank, National Association, and Barclays Capital Real Estate Inc.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on December 19, 2023 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Westfarms Mortgage Loan or the Westfarms Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, a Westfarms Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Westfarms Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

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“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Payment Due Date following the Cut-off Date and the 11 Payment Due Dates thereafter for such Mortgage Loan; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. In certain other cases, the Appraised Value includes property that does not qualify as real property. For more information, see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

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In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity or ARD (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity or ARD (“As-Is”)	“As-Is” Appraised Value
Nvidia Santa Clara(1)	9.4%	41.5%	41.5%	$313,247,393	42.6%	42.6%	$305,100,000
Merit Hill Self Storage(2)	2.9%	59.9%	59.9%	$142,000,000	62.7%	62.7%	$135,490,000
Short Pump Town Center(3)	2.7%	47.6%	47.6%	$378,000,000	45.9%	45.9%	$392,000,000

(1)       The Other Than “As-Is” Appraised Value represents the “as-if-funded” appraised value based on the hypothetical assumption that the cost of the outstanding tenant improvement allowances have been fully escrowed and will be available to fund such tenant improvements. Upon origination of the Nvidia Santa Clara Whole Loan, $8,146,892.50 was reserved to fund all outstanding tenant improvements.

(2)       The Other Than “As-Is” Appraised Value represents the “as-is” portfolio value of $142,000,000.

(3)       The Other Than “As-Is” Appraised Value represents the “Market Value excluding Dick’s Parcel”, which is the value of the Mortgaged Property excluding the value attributed to the Dick’s Sporting Goods and Texas de Brazil parcels, including their related parking spaces (collectively, the “Dick’s Parcel”). After the closing of the loan, on July 31, 2023, the Dick’s Parcel was released from the lien of the mortgage in accordance with the terms of the loan documents. See “—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear

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in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as-portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as-portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date, assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date Balloon Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a

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declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at Maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans was calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be

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generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan.

“Loan-to-Value Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s).

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“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy As Of Date” means the date of determination of the Underwritten Economic Occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
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●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Economic Occupancy” means (i) in the case of multifamily rental properties, the percentage of rental units that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of

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the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Underwritten Economic Occupancy for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily properties space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied

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and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Lastly, notwithstanding the foregoing, the vacancy assumption used in determining the revenue component of Underwritten Net Cash Flow may have used vacancy information for the subject Mortgaged Property and the related markets that pre-dates the impact of the COVID-19 pandemic.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); and (c) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the

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mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan,

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unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Cash Flow” above.

“Units” or “Rooms” or “Beds” means in the case of a Mortgaged Property operated as a hospitality, the number of guest rooms.

“Weighted Average Interest Rate” means the weighted average of the Interest Rates as of the Cut-off Date.

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You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-3 for certain information regarding each of the 15 largest Mortgage Loans that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$744,123,334
Number of Mortgage Loans	27
Number of Mortgaged Properties	63
Range of Cut-off Date Balances	$2,550,000 to $74,000,000
Average Cut-off Date Balance per Mortgage Loan	$27,560,123
Range of Interest Rates	5.1400% to 8.8000%
Weighted average Interest Rate	7.5541%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	47 months to 60 months
Weighted average remaining term to maturity	58 months
Range of original amortization terms	NAP
Weighted average original amortization term	NAP
Range of remaining amortization terms	NAP
Weighted average remaining amortization term	NAP
Range of Cut-off Date LTV Ratios(2)(3)	30.5% to 72.6%
Weighted average Cut-off Date LTV Ratio(2)(3)	53.4%
Range of LTV Ratios as of the maturity date(2)(3)	30.5% to 72.6%
Weighted average LTV Ratio as of the maturity date(2)(3)	53.4%
Range of U/W NCF DSCRs(3)(4)	1.20x to 2.22x
Weighted average U/W NCF DSCR(3)(4)	1.63x
Range of U/W NOI Debt Yields(3)	8.6% to 18.7%
Weighted average U/W NOI Debt Yield(3)	13.5%
Percentage of Initial Pool Balance consisting of:
Interest Only	100.0%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such Mortgage Loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(3)	In the case of Mortgage Loans that have one or more Pari Passu Companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s).
(4)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Definitions”.

The issuing entity will include five (5) Mortgage Loans (13.0%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail	23	$310,765,498	41.8%
Anchored	7	141,350,000	19.0
Super Regional Mall	1	74,000,000	9.9
Power Center	1	55,000,000	7.4
Single Tenant	13	20,415,498	2.7
Lifestyle Center	1	20,000,000	2.7
Hospitality	8	$186,400,000	25.0%
Full Service	3	142,000,000	19.1
Limited Service	3	28,700,000	3.9
Extended Stay	2	15,700,000	2.1
Office	4	$91,333,334	12.3%
CBD	4	91,333,334	12.3
Mixed Use	1	$70,000,000	9.4%
Office/Lab	1	70,000,000	9.4
Other	1	$28,000,000	3.8%
RV/Boat Storage	1	28,000,000	3.8
Self Storage	14	$23,800,000	3.2%
Self Storage	14	23,800,000	3.2
Industrial	1	$17,724,502	2.4%
Warehouse/Distribution	1	17,724,502	2.4
Manufactured Housing	10	$13,000,000	1.7%
Manufactured Housing	10	13,000,000	1.7
Multifamily	1	$3,100,000	0.4%
Garden	1	3,100,000	0.4
Total	63	$744,123,334	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” below.

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Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Shops at La Palmera Mortgage Loan (4.0%), the largest tenant, Dick’s Sporting Goods, indicated that the borrower was in default under its lease as to two matters: (i) ongoing moisture issues with the floor slab due to a large plumbing issue affecting several tenant spaces (as to which the tenant stated repairs have commenced but additional work will be needed next year due to approaching year end) and (ii) the tenant not having received 2022 common area maintenance and insurance billings.
●	With respect to the TJ Maxx Centre Mortgage Loan (1.7%), a co-tenancy provision has been triggered with respect to the fifth largest tenant, Shoe Carnival, which leases 7.2% of the net rentable area, due to Bed, Bath and Beyond vacating the Mortgaged Property following its bankruptcy. The co-tenancy clause permits the tenant to pay alternative rent equal to 3.0% of gross receipts, and to terminate its lease if the co-tenancy requirements remain unsatisfied for 24 months. However, as of the origination date, the tenant was paying full rent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	With respect to the Renaissance Dallas Addison Hotel Mortgage Loan (9.7%), approximately 45.9% of effective gross income is from food and beverage revenues.
●	With respect to The Westin Rancho Mirage Mortgage Loan (6.7%), approximately 35.7% of underwritten income is from food and beverage revenues and 8.5% of underwritten income is from other facility revenues.
●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (2.7%), 35.1% of the underwritten effective gross income at the Philadelphia Marriott Downtown Mortgaged Property is comprised of food and beverage (30.2% of underwritten revenue), other operated departments (2.0% of underwritten revenue) and miscellaneous income (2.9% of underwritten revenue).
●	With respect to the Springhill Suites Chattanooga Mortgage Loan (1.9%), pursuant to a ground lease agreement (the “Restaurant Lease”) between the related borrower, as ground lessor, and Bowman Enterprise, LLC d/b/a Scottie’s on the River (the “Restaurant Tenant”), as ground lessee, the related borrower has ground leased 7,822 SF to the Restaurant Tenant for its restaurant operations through November 5, 2048, which may be extended for an additional period of time equal to the period of time remaining under the City Ground Lease (as defined under Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases), so long as the City Ground Lease (which provides additional parking for the Mortgaged Property) remains in effect. Pursuant to the Restaurant Lease, the Restaurant Tenant pays annual rent to the related borrower equal to $1.00 plus its
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pro rata share of taxes, insurance, maintenance and utility expenses. The Restaurant Tenant’s leasehold interest is encumbered by a senior deed of trust (the “Leasehold Deed of Trust”) that secures a note in the original amount of $1,500,000 from the Restaurant Tenant to a bank lender. The Leasehold Deed of Trust is senior (as to the Restaurant Tenant’s leasehold interest) to the lien of the fee mortgage. There can be no assurance what effect a default by the Restaurant Tenant under the Leasehold Deed of Trust and/or an enforcement of remedies by the Restaurant Tenant’s lender would have on the performance of the Springhill Suites Chattanooga Mortgaged Property.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance ($)(1)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Renaissance Dallas Addison Hotel	$72,000,000	9.7%	3/15/2039	10/1/2028
The Westin Rancho Mirage	$50,000,000	6.7%	4/10/2026	11/11/2028
Philadelphia Marriott Downtown	$20,000,000	2.7%	NAP(2)	11/6/2028
Springhill Suites Chattanooga	$14,200,000	1.9%	5/24/2037	11/1/2028
Hampton Inn Buford	$10,000,000	1.3%	2/28/2035	12/1/2028
Residence Inn Jacksonville Butler Boulevard	$8,000,000	1.1%	11/30/2028	12/1/2028
Residence Inn Hartford Manchester	$7,700,000	1.0%	9/30/2024(3)	12/1/2028
SpringHill Suites Buford	$4,500,000	0.6%	10/22/2034	12/1/2028

(1)	With respect to any Mortgaged Property that is part of a Mortgage Loan secured by multiple Mortgaged Properties, the Cut-off Date Balance shown in the table above represents the allocated loan amount as of the Cut-Off Date.
(2)	There is no franchise agreement with respect to the Mortgaged Property. Each of the two related borrowers has entered into a hotel management agreement with Marriott Hotel Services, Inc., an affiliate of the national hotel brand, Marriott International, Inc. Each hotel management agreement is scheduled to expire on December 31, 2033. In connection with each of the foregoing hotel management agreements, each applicable borrower has delivered a subordination, non-disturbance, and attornment agreement.
(3)	Upon satisfactory completion of the property improvement plan at the Residence Inn Hartford Manchester Mortgaged Property by the completion deadline of June 30, 2024, the franchise agreement will be automatically renewed through November 19, 2031. The loan will become full recourse to the borrowers and guarantor if the franchise agreement expires and is not replaced with a replacement franchise agreement meeting the qualifications set forth in the loan documents within 60 days.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below as well as “—Insurance Considerations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

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Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the 11 West 42nd Street Mortgage Loan (4.2%), according to the borrower sponsors, the largest tenant, Michael Kors (USA), Inc. is currently renovating its space at the tenant’s sole cost and is in discussions with the borrower sponsor to renew and modify its lease (the “Pre-Approved Lease Amendment”). If the Pre-Approved Lease Amendment is executed, Michael Kors (USA), Inc. would renew 204,481 square feet of its space that is set to expire March 31, 2026 (which consists of 202,068 square feet of office and 2,413 square feet of storage), terminate the non-subleased portion of its lease on the 22nd floor (19,238 square feet), vacate 14,924 square feet on the third floor in March 2026, vacate 6,436 square feet on the 19th floor in March 2025 and vacate 9,406 square feet of subleased space on the 22nd floor, effective March 31, 2026. If the Pre-Approved Lease Amendment is executed, the tenant will have 12 months of free rent commencing April 1, 2026 and will receive a $5 per square foot annual rent reduction on 202,649 square feet until the Pre-Approved Lease Amendment takes effect on April 1, 2026. We cannot assure you that the Pre-Approved Lease Amendment will be signed as expected or at all. Due to the Pre-Approved Lease Amendment not being signed on or before July 30, 2023, the Mortgage Loan agreement requires that all excess cash in the lockbox account (after funds are applied to payments due under the Mortgage Loan and the related mezzanine loan and certain property-level expenses as set forth in the Mortgage Loan agreement) be trapped in the lockbox account and prohibits such funds from being distributed to the borrower’s direct or indirect equity owners, which cash trap will continue until the earlier of (A) the execution of the Pre-Approved Lease Amendment or (B) the borrower entering into one or more replacement leases in accordance with the terms of the Mortgage Loan documents covering at least 200,000 square feet on lease terms (determined in the aggregate) at least as favorable as those set forth in the Pre-Approved Lease Amendment.
●	With respect to the 1201 Third Avenue Mortgage Loan (2.7%), the largest tenant, Perkins Coie (26.3% of net rentable area), has announced that it plans to move from the Mortgaged Property to another building in mid-2025. The Perkins Coie lease permits Perkins Coie to terminate such lease at the end of any month occurring during the last two years of its term (which expires on December 31, 2026) with 15 months’ prior written notice and payment of a termination fee. Accordingly, Perkins Coie is expected to exercise its termination option and vacate its space at the Mortgaged Property. In addition, one tenant (which leases 10.2% of net rentable area) is an affiliate of WeWork. WeWork filed for Chapter 11 bankruptcy on November 6, 2023. The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor in possession may, with respect to an unexpired lease of nonresidential real property under which the debtor is a tenant, within specified time frames, either (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor in possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. Accordingly, the WeWork affiliate’s lease at the Mortgaged Property may be rejected in the WeWork bankruptcy, and the tenant may vacate. See “Certain Legal Aspects of Mortgage Loans—Foreclosures—Bankruptcy Laws.” WeWork has been underwritten as vacant. In addition, the lease for the
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second largest tenant, Kimley-Horn (4.1% of net rentable area) has not yet commenced (with expected commencement in January 2024), and the third largest tenant, Accolade, Inc., may terminate its lease as of October 31, 2027, with notice by July 31, 2026.

●	With respect to the 1825 K Street NW Mortgage Loan (1.3%), pursuant to the related zoning report obtained in connection with the origination of the Mortgage Loan, some, but not all, certificates of occupancy were received. Failure to obtain a certificate of occupancy is a violation. It is a post-closing obligation that the borrower provides evidence that certificates of occupancy have been issued for all tenants within 30 days after the origination date of the Mortgage Loan; provided that, if no enforcement action has been taken by the applicable governmental authority and the borrower is diligently pursuing such certificates of occupancy, such time will be automatically extended for consecutive 30-day time periods.
●	With respect to the Chase Bank Mortgage Loan (0.7%), the mortgaged property is one of two commercial units in an 11-story building condominium regime that also includes 21 residential units. There is currently a single temporary certificate of occupancy for the entire building. Issuance of a permanent certificate of occupancy requires completion of the tenant finish-out in the commercial unit as well as completion of the residential units that are being marketed for sale. Under the terms of its lease with JPMorgan Chase Bank, National Association, the borrower is required to obtain the permanent certificate of occupancy, but there is no time limit and no termination remedy for its failure to do so. The loan documents provide for springing full recourse to the borrower and guarantor if the temporary certificate of occupancy expires without having been renewed or replaced by a permanent certificate of occupancy.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, each of the mixed use Mortgaged Properties has one or more retail or office, we note the following:

●	With respect to the Nvidia Santa Clara Mortgage Loan (9.4%), the related borrower entered into a certain post-closing letter (the “Post-Closing Letter”) pursuant to which the borrower is required to deliver (i) within 30 days following the loan origination date of November 9, 2023 (but subject to reasonable extension if the borrower is diligently pursuing and continues to use commercially reasonable efforts to obtain the same) an original, fully executed, and notarized subordination, non-disturbance and attornment agreement (the “SNDA”) in the form attached to the Post-Closing Letter (providing for a customary set of lender protections) from the sole tenant at the Mortgaged Property, Nvidia Corporation (”Nvidia”), with respect to each direct lease between Nvidia and the Mortgagor (each of which leases, notwithstanding the foregoing, contains self-operative subordination provisions) and (ii) within 30 days following the loan origination date of November 9, 2023, a fully executed and complete Deposit Account Agreement (the “DACA”) in the form attached to the Post-Closing Letter (providing for a set of provisions customary to deposit account agreements), together with the related deposit bank’s confirmation that the deposit account is active and eligible to receive payments. We cannot
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assure you that the SNDA or DACA will be delivered as required under the Post-Closing Letter or at all.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

RV/Boat Storage Properties

In the case of the RV/boat storage use property set forth in the above chart, we note the following:

●	With respect to the RV Storage Depot Mortgage Loan (3.8%), the Mortgaged Property provides storage for boats, recreational vehicles, trailers, automobiles and equipment. Approximately 34.8% of underwritten effective gross income is from a commercial lease with Jingoli Power, LLC (“Jingoli”), which leases 19 acres that it uses as staging space and a laydown yard (for telephone poles, transformers and other products related to the tenant’s work), as well as truck and vehicle storage. Jingoli’s lease expires March 31, 2028, and Jingoli has termination options as of March 31, 2025, 2026 and 2027, in each case upon prior notice and payment of a termination fee.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	With respect to the My Place Communities MHC Portfolio Mortgage Loan (1.7%), four of the portfolio’s Mortgaged Properties (Thorn Hollow, Riverside Estates, North Hill and Pearl Beach) are restricted to residents age 55-years and older. The Olde Towne Village Mortgaged Property, which primarily consists of 25 modular homes that are wood framed and are not moveable, operates and is managed like a standard apartment community, with tenants paying one monthly payment for their unit. The lender has underwritten income attributable to both the pads and the homes. Such modular homes are collateral for the Mortgage Loan and, to the extent the lien on such modular homes can only be perfected by noting such lien on the certificate of title to such modular homes, the loan documents require that the borrowers, within 90 days following securitization of the Mortgage Loan, take all actions and steps necessary to perfect such first priority lien and security interest, including without limitation, to cause the State of Tennessee Department of Revenue (or such other appropriate instrumentality of the State of Tennessee) to list the lender as the first priority secured lender and lienholder on the certificate of title to all mobile homes then owned by the
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applicable borrower. Any breach of such obligation will trigger an event of default and any losses related thereto will be recourse to the guarantor. At loan origination, the lender held the original certificates of title to such modular homes.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Laboratory space	1	9.4%
Gym, fitness center, spa or health club	3	7.6%
Movie Theater	1	7.4%
Restaurant	2	6.4%
School, educational facility and/or beauty and cosmetology school	1	4.2%
Grocery store	1	0.8%
Bank branch	1	0.7%

The Locust Grove Village Mortgaged Property (0.8%) includes one or more tenants that operate an on-site gas station or automobile repair and servicing company.

In addition, the Locust Grove Village Mortgaged Property (0.8%) includes one tenant that operates an on-site dry cleaner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per SF/Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Westfarms	$74,000,000	9.9%	$482	1.76x	44.2%	Retail
Renaissance Dallas Addison Hotel	$72,000,000	9.7%	$136,364	1.60x	63.4%	Hospitality
Nvidia Santa Clara	$70,000,000	9.4%	$236	2.01x	41.5%	Mixed Use
Market Heights	$55,000,000	7.4%	$131	1.35x	62.9%	Retail
The Westin Rancho Mirage	$50,000,000	6.7%	$97,656	1.68x	56.1%	Hospitality
The Prado	$42,000,000	5.6%	$139	1.36x	62.6%	Retail
Market Center at Aliana	$37,000,000	5.0%	$209	1.33x	60.5%	Retail
ExchangeRight Net Leased Portfolio #65	$33,100,000	4.4%	$80	2.01x	45.0%	Various
11 West 42nd Street	$31,333,334	4.2%	$285	1.39x	49.4%	Office
Stirling Hotel Portfolio	$30,200,000	4.1%	$74,568	1.73x	45.6%	Hospitality
McKesson Phase 2	$30,000,000	4.0%	$388	1.94x	67.4%	Office
Shops at La Palmera	$29,500,000	4.0%	$135	1.41x	61.2%	Retail
RV Storage Depot	$28,000,000	3.8%	$19	1.31x	43.8%	Other
Merit Hill Self Storage	$21,250,000	2.9%	$102	1.20x	59.9%	Self Storage
Short Pump Town Center	$20,000,000	2.7%	$283	1.61x	47.6%	Retail
Top 3 Total/Weighted Average	$ 216,000,000	29.0%		1.79x	49.7%
Top 5 Total/Weighted Average	$ 321,000,000	43.1%		1.70x	53.0%
Top 15 Total/Weighted Average	$ 623,383,334	83.8%		1.62x	53.8%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per SF/Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.7% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” (13.1%) are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

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The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
ExchangeRight Net Leased Portfolio #65	$33,100,000	4.4%
Stirling Hotel Portfolio	30,200,000	4.1
Merit Hill Self Storage	21,250,000	2.9
My Place Communities MHC Portfolio	13,000,000	1.7
Total	$97,550,000	13.1%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers. For example:

●	With respect to the RV Storage Depot Mortgage Loan (3.8%), the Mortgaged Property is comprised of two non-contiguous parcels, which are on different sides of a road.
●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (2.7%), the mortgaged property consists of a fee interest in the 1,198-room Main Tower building owned by the Philadelphia Market Street HMC Hotel Limited Partnership co-borrower, and, with respect to the Philadelphia Market Street Marriott Hotel II Limited Partnership co-borrower, a fee interest in the 210-room Headhouse building and sub-leasehold interests for a connecting skybridge between the Main Tower building and the Pennsylvania Convention Center and certain driveway/plaza/overhang areas.

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans” (20.8%) are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Market Heights	1	$55,000,000	7.4%
Shops at La Palmera	1	29,500,000	4.0
Total	2	$84,500,000	11.4%
Group 2
The Westin Rancho Mirage	1	$50,000,000	6.7%
Philadelphia Marriott Downtown	1	20,000,000	2.7
Total	2	$70,000,000	9.4%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

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Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Texas	12	$203,378,963	27.3%
California	3	$124,525,000	16.7%
Connecticut	2	$81,700,000	11.0%
Georgia	6	$63,564,809	8.5%
New York	3	$38,923,334	5.2%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout seventeen (17) other states and the District of Columbia with no more than 4.8% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Seventeen (17) Mortgaged Properties (48.9%) located in California, Texas and Florida among others, are more susceptible to wildfires than properties in other parts of the country.
●	Five (5) Mortgaged Properties (19.8%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 14.0%.
●	Eight (8) Mortgaged Properties (2.0%) are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty no. 18 and 26 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties with Limited Prior Operating History

Fifteen (15) of the Mortgaged Properties (9.2%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged

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Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Shari’ah Compliant Loans

The McKesson Phase 2 Mortgage Loan (4.0%) was structured as a Shari’ah compliant loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit transactions involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan).

Pursuant to the master lease for the McKesson Phase 2 Mortgage Loan (4.0%), the master tenant is required to pay monthly rent in an amount equal to the interest due under the Mortgage Loan for the period ending immediately prior to the payment date plus $10,000 (the estimated cost to the borrower to obtain insurance for the Mortgaged Property, fund property tax payments and perform structural maintenance at the Mortgaged Property), plus an additional $1,000 for each payment date immediately following the last day of each calendar quarter. The master lease provides that it is subject and subordinate to the Mortgage Loan.

Tenancies-in-Common or Diversified Ownership

With respect to the Two Rivers Plaza Mortgage Loan (0.7%) and the Chase Bank Mortgage Loan (0.7%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

A borrower that is a Delaware statutory trust (“DST”) is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. In order to accommodate this structure (and address the DST restrictions), a DST borrower typically enters into a master lease with a master tenant (which entity is

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controlled by the borrower sponsor or an affiliate). The master tenant enters into leases with the tenants at the Mortgaged Property. In the case of a Mortgaged Property that is owned by a DST, there is also a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Properties.

With respect to the ExchangeRight Net Leased Portfolio #65 Mortgage Loan (4.4%), the related borrower is a DST. The related loan documents limit the number of ultimate owners of the related borrower to 400 persons. The related borrower has master leased the Mortgaged Properties to a newly formed, single-purpose entity that is wholly owned by an entity that is, in turn, wholly-owned by the non-recourse carveout guarantors. The master lease has been collaterally assigned to the lender and has been subordinated to the related loan documents. The loan documents provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender, but do not provide for a mortgage on the master lease. However, under applicable state law, including the laws of states where the Mortgaged Properties securing the ExchangeRight Net Leased Portfolio #65 Mortgage Loan are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. The rents under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant.

See “Risk Factors—Risks Relating to the Mortgage Loans— Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The Philadelphia Marriott Downtown Mortgaged Property (2.7%) and Chase Bank Mortgaged Property (0.7%) are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

With respect to the Philadelphia Marriott Downtown Mortgage Loan (2.7%), the Headhouse building is included within a condominium regime that includes three units: the Headhouse building is the hotel unit, a retail component, and a public access space unit. The hotel unit has 82% of voting rights in the owners’ association, and the ability to affirmatively control material operational decisions of the owners’ association. Each unit owner is responsible for maintenance of its own unit, and the hotel unit owner is responsible for maintenance of the upper roof.

With respect to the Chase Bank Mortgage Loan (0.7%), the mortgaged property is one of two ground floor commercial units in an 11-story building condominium regime that also

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includes 21 residential units. The subject retail unit has a 7.0359% voting rights interest in the related owners’ association. Each unit owner is responsible for maintenance of its unit and its allocable percentage of maintenance costs for the building’s shell and core elements. The building was originally constructed in 1899 and converted to a condominium in 2023. While the borrower’s voting rights are insufficient to exercise a unilateral ability to block material association decisions or certain amendments, the condominium documents do provide that the borrower’s consent is required for any amendments that would adversely affect its non-residential unit, that no changes can alter the borrower’s percentage interest without the borrower’s consent, and that any actions relating solely to the commercial units require the consent of both commercial unit holders. The loan documents provide for springing full recourse to the borrower and guarantors if the condominium regime is amended without the lender’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	62	$729,923,334	98.1%
Fee/Leasehold	1	14,200,000	1.9
Total	63	$744,123,334	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. See Annex A-3 for more information on the Mortgaged Properties secured by ground leases relating to the largest 15 Mortgage Loans.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

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As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions thereto on Annex D-2.

With respect to the Philadelphia Marriott Downtown Mortgage Loan (2.7%), the Mortgaged Property is substantially owned in fee by the borrowers. However, (i) a skybridge (the “Bridge”) connecting the main building of the Philadelphia Marriott Downtown Mortgaged Property and the Pennsylvania Convention Center and (ii) a parcel of land, which allows for an overhang and partial driveway at one of the entrances to the Mortgaged Property (the “Tunnel”) are subject to certain sub-ground leases, each with a nominal annual rent due. The sub-ground leases are between one of the two related borrowers, Philadelphia Market Street HMC Hotel Limited Partnership, as the subtenant, and the Redevelopment Authority of the City of Philadelphia (“Sublandlord”), which in turn leases the same premises from the City of Philadelphia, as the landlord. The Bridge sublease is also subject to a reciprocal easement agreement with the Pennsylvania Convention Center Authority with respect to maintenance of the Bridge. The sub-ground lease agreements extend to 2042 (which is less than 20 years beyond the stated maturity date of the related Mortgage Loan) for the Bridge and 2091 for the Tunnel.

With respect to the Springhill Suites Chattanooga Mortgage Loan (1.9%), the borrower has a ground leasehold interest in a portion of the Mortgaged Property consisting of a 2.61-acre parking lot adjacent and contiguous to the improvements comprising the hotel building. Such portion of the Mortgaged Property is ground leased by the borrower under a ground lease agreement (the “City Ground Lease”) between the City of Chattanooga, as ground lessor, and the related borrower, as ground lessee, pursuant to which the related borrower pays rent to the City of Chattanooga equal to 75% of net revenues from parking fees generated at such parking lot. The City Ground Lease expires March 31, 2048, less than twenty years after the Maturity Date of the Springhill Suites Chattanooga Mortgage Loan (November 1, 2028).

Environmental Considerations

An environmental report was prepared for each Mortgaged Property no more than thirteen (13) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Nvidia Santa Clara Mortgage Loan (9.4%), the related ESA indicated that one of the six buildings comprising the Mortgaged Property, 2300 Central Expressway, was used in part for computer disk drive manufacturing and coating purposes, which involved the use of solvents and volatile organic compounds from 1970 to the 1980s. The ESA indicated that, after years of investigation and remedial actions, a No Further Action letter was issued in 2012 by the Regional Water Quality Control Board, and that, though trichloroethylene remains detectable, it is below screening levels. Based on the foregoing, the ESA identified the existing conditions as a CREC and did not recommend any further investigation. In addition, the Mortgage Loan documents require the borrower to maintain a pollution liability insurance (a “PLL Policy”) for a period of 36 months beyond the maturity date of the Mortgage Loan with, among other requirements, a minimum limit of liability of $5,000,000 for each incident and in the aggregate. Accordingly, the borrower obtained a PLL Policy covering the Mortgaged Property, issued by AXA XL, with a limit of $10,000,000 for each incident, $20,000,000 aggregate limit, and a $50,000 deductible per claim.
●	With respect to the McKesson Phase 2 Mortgage Loan (4.0%), the ESA indicated that, as part of the Mortgaged Property’s historical use, petroleum and hazardous substances were used and stored onsite in numerous underground storage tanks. The use of these substances resulted in impacts to soil, soil gas, and groundwater. The Phase 1 environmental report identified several remedial actions that had been taken, and identified the above circumstance as a CREC.
●	With respect to the Springhill Suites Chattanooga Mortgage Loan (1.9%), the related ESA indicated that the related Mortgaged Property is subject to a Notice of Land Use Restrictions for the benefit of the Tennessee Department of Environment and Conservation (“TDEC”) dated January 28, 2005, and an Amended Notice of Land Use Restrictions dated May 6, 2011, both recorded in the Hamilton County, Tennessee Register of Deeds (collectively, the “Land Use Restrictions”). The Land Use Restrictions state that the soil and groundwater at the Mortgaged Property contain paint constituents, including typical paint solvents, and that the groundwater does not meet drinking water standards due to the presence of multiple contaminants in amounts exceeding the established risk based cleanup levels. The 2005 Land Use Restrictions prohibited any disturbance of soil and any access to or use of groundwater on the Mortgaged Property without advance approval from TDEC. The 2011 Amended Land Use Restrictions lifted the restriction on disturbance of the soil and authorized the use of the Mortgaged Property for residences, but retained the limitations on the access to or use of groundwater other than use of groundwater for groundwater monitoring purposes. Groundwater monitoring wells were located on the Mortgaged Property prior to the construction of the current improvements, but were closed during construction of the current improvements with the approval of TDEC. A Brownfield Agreement governing the Mortgaged Property was entered into with TDEC in July 2016, which included a continuance of the Land Use Restrictions. A "No Further Action" letter covering the Mortgaged Property was issued by TDEC on May 9, 2019. Based on the regulatory case closure and the presence of a land use restriction, the soil and groundwater contaminants at the Springhill Suites Chattanooga Mortgaged Property are considered to be a CREC.
●	With respect to the 1825 K Street NW Mortgage Loan (1.3%), the related ESA identified a REC at the Mortgaged Property in connection with the presence of a
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12,000-gallon heating oil UST that has a "permanently out of use" status. According the ESA, the current UST, which passed tightness testing in 2007, was reportedly installed in 1989 and replaced another UST, reportedly installed in 1969, at the same location. The ESA noted that, while no documented releases were identified for either UST, the absence of tank closure documentation and sampling results represents a continuing REC at the Mortgaged Property. The related environmental consultant recommends that tank closure documentation and sampling results for the former USTs be obtained and reviewed to confirm that the USTs have been properly removed or decommissioned in accordance with governmental regulations and to rule out a release. In addition, while not required under the related Mortgage Loan agreement, the related borrower sponsor obtained a premises environmental liability insurance policy covering the Mortgaged Property. The policy was issued by SiriusPoint Specialty Insurance Corporation, has a $2,000,000 aggregate limit, a 8-year term ending in June 2031 (the Whole Loan has a maturity date of July 5, 2028), and a $25,000 deductible per claim.

●	With respect to the Spring Park Plaza Mortgage Loan (1.3%), the related ESA identified a REC as a result of significant data gaps related to a 1,000-gallon waste oil underground storage tank (“UST”) that was installed at the related Mortgaged Property in May 1978 and removed on May 1, 1992. An earlier ESA and regulatory database report noted the historical existence of the UST at the Mortgaged Property, however, no further pertinent information was provided within the regulatory database. Such earlier ESA noted that, in the course of investigating the Mortgaged Property, the consultant spoke with a representative from the Louisiana Department of Environmental Quality who indicated that no releases or spills were on file for the former UST, but the representative stated that the file for such UST was not available for review. Based on the lack of documentation of soil sampling for the presence of petroleum hydrocarbon contamination following the UST removal, lack of closure documentation and shallow depth to groundwater (less than five feet below ground surface), the ESA could not rule out the potential that the former UST has impacted the subsurface of the Mortgaged Property, which represents a REC. The ESA recommends a limited subsurface investigation be conducted to assess the presence or absence of soil, soil vapor, and/or groundwater contamination. The insurance consultant provided a cost estimate range of between $53,150 and $406,560 to investigate and remediate the UST site. There is no current regulatory requirement to investigate and/or remediate the site. The lender obtained a Site Lender Environmental Asset Protection insurance policy from Beazley, Lloyd’s Syndicate 2623 (82.21%) and Lloyd’s Syndicate 623 (17.19%), which are rated “A” by S&P and “A+:XV” by A.M. Best, respectively, with a limit of liability of $2,000,000 for each claim, subject to an aggregate limit of $2,000,000 and a $25,000 self-insured retention. The policy term extends three years beyond the loan term.
●	With respect to the Two Rivers Plaza Mortgage Loan (0.7%), the related ESA indicated that the Mortgaged Property was formerly occupied by a dry cleaner from approximately 1996 to 2004. The chlorinated solvents, which were typically used during the dry-cleaning process, are highly mobile chemicals that can easily accumulate in the soil and migrate to the groundwater. Based on the duration of the dry-cleaning operations onsite, the lack of thorough subsurface investigations across the entire dry-cleaning space and the nature of dry cleaning chemicals, the Phase I environmental report identified the former dry-cleaning use as a REC. On September 25, 2023, a followup Phase II limited subsurface investigation was conducted on the Mortgaged Property. Soil and groundwater samples were collected for chlorinated volatile organic compounds (“CVOCs”) analysis. According to the analytical results,
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CVOCs were not present at detectable concentrations in the analyzed soil and groundwater samples. Based on the results of such limited subsurface investigation, the environmental consultant concluded that the former dry cleaner represents a CREC.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including, executing property required improvement plans. Below are descriptions of certain of such Mortgaged Properties related to (i) the 15 largest Mortgage Loans and (ii) Mortgage Loans with property improvement plan amounts exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan:

●	With respect to the Nvidia Santa Clara Mortgage Loan (9.4%), two of the six buildings comprising the related Mortgaged Property, 2300 Central Expressway and 2330 Central Expressway, are currently undergoing a tenant build-out. The tenant is expected to complete its build-out and begin physically occupying the spaces in the first quarter of 2024. At loan origination, the borrower deposited into a TI/LC reserve approximately $9,144,397, a substantial portion of which is reserved for the build-out of 2300 Central Expressway and 2330 Central Expressway.
●	With respect to the Stirling Hotel Portfolio Mortgage Loan (4.1%), the Residence Inn Hartford Manchester Mortgaged Property is currently undergoing a comprehensive property improvement plan (“PIP”), with a budget of approximately $7.4 million ($77,083 per room). The PIP is focused on guestroom renovations (approximately $5.9 million), and also includes exterior work, lobby renovation and pool and fitness center renovations. According to the borrower sponsor, approximately $1 million of the budgeted renovations had been completed as of the origination date, and 115% of the remaining PIP budget was deposited into a reserve held by the lender. The related franchise agreement expires on September 30, 2024 and will be automatically renewed through November 19, 2031 provided the PIP is completed before the completion deadline of June 30, 2024.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In

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general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than thirteen (13) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation.

●	With respect to the City Line Albany Post Mortgage Loan (0.3%), Lawrence Charles Kaplan, one of the four non-recourse carveout guarantors with respect to the Mortgage Loan and a founder and managing partner of CSG BSH Partners III LLC (“CSG BSH”), is a defendant in a lawsuit filed in the United States District Court for the Southern District of New York. The claims brought in the suit arise out of advisory services provided by CSG BSH, one of the defendants, to the plaintiffs in connection with the sale of the plaintiffs’ interests in a closely-held corporation, Strategic Financial Solutions, to an Employee Stock Ownership Plan (“ESOP”) to achieve beneficial tax treatment for gains on such interests. CSG BSH advised the plaintiffs in the successful implementation of the Internal Revenue Code §1042 ESOP rollover program, however, the plaintiffs claim that the defendants failed to disclose that the defendants had an ownership or financial interest in companies related to the rollover program, presenting a conflict of interest. The defendants have brought counter-claims and demanded payment for amounts they are owed for their advisory services. All claims and counter-claims are expected to be resolved by arbitration. A final hearing occurred in September 2023, and a decision is expected from the arbitration panel in the first quarter of 2024. According to the borrower, in May 2022, the parties executed an agreement pursuant to which the plaintiffs escrowed all disputed amounts (approximately $1.3 million) pending a decision by the arbitration panel.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-two (22) Mortgage Loans (89.8%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	Five (5) Mortgage Loans (10.2%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the Renaissance Dallas Addison Hotel Mortgage Loan, The Westin Rancho Mirage Mortgage Loan, the Market Center at Aliana Mortgage Loan, the 11 West 42nd Street Mortgage Loan, the Stirling Hotel Portfolio Mortgage Loan, the Short Pump Town Center Mortgage Loan, the 1201 Third Avenue Mortgage Loan, the Philadelphia Marriott Downtown Mortgage Loan, the TJ Maxx Centre Mortgage Loan, the Two Rivers Plaza Mortgage Loan and the Addison Apartments III Mortgage Loan (collectively, 40.5%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.
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In particular, with respect to the 15 largest Mortgage Loans or groups of Mortgage Loans with related borrowers, we note the following:

●	With respect to the Renaissance Dallas Addison Hotel Mortgage Loan (9.7%), Columbia Sussex Corporation, the borrower sponsor, and CSC Holdings, LLC, the nonrecourse carveout guarantor, have been involved in various mortgage defaults, including (A) the maturity default of a 14 property Wyndham branded portfolio in 2010 that resulted in a deed-in-lieu, (B) the Chapter 11 bankruptcy filing of an affiliate, Tropicana Entertainment, in 2008, following the denial of a gaming license for a New Jersey casino property, and (C) since 2009, 16 foreclosures, eight deeds-in-lieu, and four discounted payoffs, including seven properties severely impacted by COVID that were subject to foreclosure or deeds-in-lieu within the last 3 years.
●	With respect to The Westin Rancho Mirage Mortgage Loan (6.7%) and the Philadelphia Marriott Downtown Mortgage Loan (2.7%), a sponsor affiliate (Kline Hotel Holdings, LLC) was involved as a 10% minority partner in mortgage delinquencies related to Houston, Texas and New Orleans, Louisiana hotels. The properties were the subject of foreclosures in 2021 and 2023, respectively.
●	With respect to the Market Center at Aliana Mortgage Loan (5.0%), the borrower sponsor was involved in three prior foreclosures of commercial mortgage loans in 2011 and 2012.
●	With respect to the 11 West 42nd Street Mortgage Loan (4.2%), the prior loan secured by the Mortgaged Property matured on June 6, 2023 but the related borrower was granted a one-month extension and forbearance prior to the origination of the current Mortgage Loan. The prior loan was repaid in full on June 30, 2023, concurrently with the origination of the current Mortgage Loan.
●	With respect to the Stirling Hotel Portfolio Mortgage Loan (4.1%), COVID-19 pandemic related difficulties impacted hotel cash flows of the borrower sponsor’s hotel portfolio, which led to loan defaults, modifications (including short term relief such as interest forbearance, FF&E suspension and deposit relief, and waiver of extension tests), and consensual foreclosures or deeds-in-lieu of foreclosure.
●	With respect to the Short Pump Town Center Mortgage Loan (2.7%), affiliates of the borrower sponsors have experienced prior defaults, including a default in February 2023 on commercial mortgage loans secured by two office properties in downtown Los Angeles having existing debt of approximately $784 million. In addition, an affiliate of the borrower sponsor recently defaulted on a securitized commercial mortgage loan in the amount of approximately $161 million secured by multiple office buildings located mostly in the Washington, D.C., area.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 and the exceptions to representation and warranty no. 42 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Sixteen (16)Mortgaged Properties (18.6%) are each leased entirely to a single tenant.
●	Three (3) Mortgaged Properties (5.2%) are leased (or marketed to be leased) to multiple tenants; however, one such tenant occupies 50% or more of the NRA of such Mortgaged Property.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

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See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations with respect to all or a portion of their space as set forth below:

●	With respect to the Market Center at Aliana Mortgage Loan (5.0%), the fourth largest tenant, Old Navy, which leases 7.0% of the net rentable area at the Mortgaged Property, has the right to terminate its lease if gross sales in the calendar year 2025 do not equal or exceed $4,500,000. Such termination right must be exercised during the first three calendar months of 2026, and upon six months’ prior notice. Gross sales for the trailing twelve months ended July 2023 were $3,100,000.

In addition, with respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Underwritten Economic Occupancy may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Nvidia Santa Clara Mortgage Loan (9.4%), Nvidia Corporation (“Nvidia”), underwritten as the sole tenant at the related Mortgaged Property, is a sublessee with respect to three buildings collectively accounting for approximately 31.1% of the net rentable area at the Mortgaged Property (the “Subleased Buildings”) pursuant to three separate subleases, with Futurewei Technologies, Inc.
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(“Futurewei”) as the sublessor under each sublease. Nvidia directly leases from the related borrower with respect to the remaining three buildings comprising the Mortgaged Property, collectively accounting for approximately 68.9% of the net rentable area at the Mortgaged Property. Pursuant to a certain consent to sublease encompassing all of the Subleased Buildings, Nvidia is required to assume all of Futurewei’s obligations under Futurewei’s prime lease with the borrower for the Subleased Buildings and enter into a direct lease with the borrower on the same terms and conditions as the terminated prime lease (including with respect to prime rent payments) if any event occurs causing or permitting the applicable prime lease to be terminated (including, but not limited to, in the event that Futurewei defaults on its prime lease obligations) (a “Prime Lease Termination Event”). With respect to one of the Subleased Buildings, 2220 Central Expressway, the sublease between Futurewei and Nvidia (the “2220 Central Expressway Sublease”) has been fully executed, but Futurewei currently remains in physical occupancy. Nvidia is expected to take occupancy in June 2024, and notwithstanding any proposed work or alterations to be constructed pursuant to the 2220 Central Expressway Sublease, Nvidia’s obligations under the 2220 Central Expressway Sublease will commence upon the earlier of (i) August 1, 2024, (ii) a Prime Lease Termination Event, or (iii) written notice to borrower from Nvidia or Futurewei of such commencement (which pursuant to the 2220 Central Expressway Sublease may occur on or prior to June 1, 2024).

●	With respect to the Nvidia Santa Clara Mortgage Loan (9.4%), Nvidia Corporation’s lease with respect to (a) the 2770-2800 Scott Boulevard building is subject to a free rent period for the months of April 2026 and May 2026 and (b) the 2001 Walsh Avenue building is subject to a free rent period for the months of March 2027 and April 2027. The borrower was required at loan origination to reserve a total of approximately $997,505 for free rent, which includes approximately $566,908 reserved for 2770-2800 Scott Boulevard and approximately $430,597 reserved for 2001 Walsh Avenue.
●	With respect to The Prado Mortgage Loan (5.6%), the largest tenant at the Mortgaged Property, Lifetime Fitness (42.0% of the net rentable area), is a sublessee under a sublease (the “Sublease”) with Home Depot U.S.A., Inc. (“Home Depot”) as the sublessor. The Sublease and the prime lease between the borrower and Home Depot expire in January 2029 (which is after the Mortgage Loan’s maturity in December 2028), at which point the Sublease will convert to a direct lease between the borrower and Lifetime Fitness.
●	With respect to The Prado Mortgage Loan (5.6%), the fourth largest tenant at the Mortgaged Property, Edge Design (3.2% of the net rentable area), has executed its lease but is not yet in occupancy or paying rent. Edge Design is currently building out its space, with an expected occupancy date in mid-2024, and will benefit from a free rent period through June 2025. At loan origination, the borrower deposited (a) a total of $1,116,199 into an outstanding TI reserve with $1,062,984 earmarked for Edge Design and (b) $632,768 into a free rent reserve for Edge Design.
●	With respect to the ExchangeRight Net Leased Portfolio #65 Mortgage Loan (4.4%), investment grade tenants (Tractor Supply, Dollar General, Dollar Tree and Family Dollar) have been underwritten on a straight-lined basis over the loan term (representing $1,411,797 of underwritten revenue). In addition, the single tenants at the Tractor Supply - Clarksville, VA and Dollar Tree - Oklahoma City, OK Mortgaged Properties have rent commencement dates of December 15, 2023 and December 14, 2023, respectively. Both tenants are open and operating.
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●	With respect to the 11 West 42nd Street Mortgage Loan (4.2%), Michael Kors (USA), Inc., the largest tenant at the Mortgaged Property, subleases (i) a portion of its space on the 19th floor (4,888 square feet) to National Public Radio, Inc., (ii) its third-floor space (approximately 14,924 square feet) to ExpandEd Schools, Inc., and (iii) part of the 22nd floor (approximately 8,295 square feet) to Aston Martin Lagonda of North America, Inc. New York University, the third largest tenant, is entitled free rent in December 2023 and December 2024 in the aggregate amount of $1,125,423; and Kohn Pedersen Fox Associates P.C., the fourth largest tenant, is entitled to free rent from May 2027 to March 2028 in the aggregate amount of $2,199,560. All outstanding free rent was reserved at origination. In addition, straight-lined rent of $291,133 was underwritten for investment-grade tenants or their affiliates averaged to the earlier of lease expiration or loan maturity.
●	With respect to the McKesson Phase 2 Mortgage Loan (4.0%), the Mortgaged Property is 100% leased to McKesson Corporation (“McKesson”). The Mortgage Loan was underwritten based on the straight-line rent of McKesson, and underwritten rent includes approximately $398,608 of straight-lined rent. In addition, McKesson is also the sole tenant at an adjacent (non-collateral) property, that was Phase 1 of a two building project of which the Mortgaged Property is Phase 2. McKesson is offering the first floor (approximately 51,000 square feet) at the adjacent Phase 1 property for sublease.
●	With respect to the Chase Bank Mortgage Loan (0.7%), the sole tenant, JPMorgan Chase Bank, is expected to take occupancy by the end of November 2023. Rent was underwritten on a straight-line rent averaging basis. In addition, tenant has one-month free rent (January 2024). An up-front rent concession reserve for related amounts was obtained at origination.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

For more information related to tenants not yet in occupancy or in a free rent period at a Mortgaged Property or portfolio of Mortgaged Properties, see Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Renaissance Dallas Addison Hotel, ExchangeRight Net Leased Portfolio #65, Stirling Hotel Portfolio, McKesson Phase 2, Springhill Suites Chattanooga, TJ Maxx Centre and Locust Grove Village (collectively, 26.5%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).
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In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Renaissance Dallas Addison Hotel Mortgage Loan (9.7%), the franchisor of the Mortgaged Property, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property if the Mortgaged Property, or an ownership interest in the franchisee or an affiliate that controls the franchisee, is proposed to be transferred to a competitor of the franchisor. As more fully defined in the franchise agreement, a competitor of the franchisor is any person or entity with an ownership interest in a hotel brand, trade name, trademark, system or chain of hotels (a “Brand”), or an affiliate of such a person or entity, or any person or entity that is a master franchisee of a Brand (i.e., that has the exclusive rights to develop, operate or sub-license a Brand) or any officer or director of such person or entity, but only if the Brand is comprised of at least (i) 10 luxury hotels, (ii) 20-full service hotels or (iii) 50 limited service hotels. Such right would apply to a foreclosure or deed in lieu thereof as well as to transfers thereafter.
●	With respect to the ExchangeRight Net Leased Portfolio #65 Mortgage Loan (4.4%), the related single tenant at each of the following Mortgaged Properties has a ROFR to purchase the related Mortgaged Property if the related borrower receives a bona fide offer to purchase the applicable Mortgaged Property from a third party unaffiliated with such borrower which such borrower intends to accept: (i) Tractor Supply - St. Charles, IL, (ii) Tractor Supply - Fordyce, AR, (iii) Tractor Supply- Searcy, AR, (iv) Tractor Supply - Clarksville, VA, (v) Dollar Tree - Oklahoma City, OK, and (vi) Family Dollar - Leland, NC. Such ROFRs will not apply to a foreclosure or deed-in-lieu of foreclosure, but they will apply to any subsequent transfers.
●	With respect to the Stirling Hotel Portfolio Mortgage Loan (4.1%), Marriott International, Inc., the franchisor for the SpringHill Suites Buford, Residence Inn Jacksonville Butler Boulevard and Residence Inn Hartford Manchester Mortgaged Properties, has a ROFR to purchase the related Mortgaged Property in the event of a proposed transfer to a competitor of the Mortgaged Property or an ownership interest in the franchisee or a controlling affiliate of the franchisee. The related comfort letters provide that such ROFRs are subordinate to the lender's rights under the related mortgages.
●	With respect to the McKesson Phase 2 Mortgage Loan (4.0%), the borrower master leases the Mortgaged Property to a master tenant (the “McKesson Phase 2 Master Tenant”) in connection with a Shari’ah compliant loan structure. The McKesson Phase 2 Master Tenant has a purchase option to purchase the Mortgaged Property on and after the monthly payment date in February 2027. Exercise of such purchase option is conditioned on payment of the unpaid Acquisition Cost (as defined in the related master lease), all unpaid rent due under the master lease, and a yield maintenance premium, if then applicable. The Acquisition Cost is defined as $76,700,000, which is equal to the original principal amount of the McKesson Phase 2 Whole Loan. The McKesson Phase 2 Master Tenant also has a purchase option to purchase the Mortgaged Property if the Mortgaged Property is damaged or destroyed in a casualty or condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium. In addition, an owner of the McKesson Phase 2 Master Tenant has the right to purchase 100% of the shares of an indirect owner of the borrower at any time at a purchase price of $100. The McKesson Phase 2 Mortgage Loan documents provide that the borrower and McKesson Phase 2 Master Tenant may not permit any purchase option in the master lease to be exercised except with the prior written
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consent of the lender, other than in connection with a permitted prepayment, payment in full or defeasance of the related Whole Loan. The McKesson Phase 2 Master Tenant is not a party to the loan documents; however, the master lease provides that the master lease (including the above purchase options) is subject and subordinate to the loan documents. The borrower also has the right to require the McKesson Phase 2 Master Tenant to purchase the Mortgaged Property in certain circumstances.

●	In addition, with respect to the McKesson Phase 2 Mortgage Loan (4.0%), McKesson Corporation, the sole tenant of the Mortgaged Property, has the right to purchase the Mortgaged Property, provided no event of default exists under the lease, at a price equal to its fair market value (but not less than the total capital investment, which must include the most recent purchase price of the Mortgaged Property and all amounts invested in the Mortgaged Property since that purchase), by delivery of written notice at least 90 days and no more than 150 days prior to one of the following milestones (A) expiration of the fifth lease year of the lease for the Phase 1 Building (as defined below) (which occurs on March 31, 2026) or (B) expiration of the 9th lease year of the lease for the Phase 1 Building (which occurs on March 31, 2030). If the parties cannot agree on the fair market value, such value is required to be determined by an appraisal process. In connection with the origination of the McKesson Phase 2 Whole Loan, the tenant executed a subordination, nondisturbance and attornment agreement (the “McKesson SNDA”) in which it agreed that it must give the lender 30 days’ notice prior to exercising the purchase option, and that title will not pass to the tenant upon an exercise of the purchase option until the obligations secured by the deed of trust for the McKesson Phase 2 Whole Loan have been fully satisfied, or if the Mortgage Loan documents so provide, fully defeased. In addition, the McKesson SNDA provides to the extent the tenant has or hereafter acquires any option to purchase the Mortgaged Property, such option will be subject and subordinate to the deed of trust for the Whole Loan and is waived and released as against the lender and the purchaser at foreclosure or transferee in lieu of foreclosure. The Mortgaged Property is part of a two building project, both buildings of which are leased to McKesson Corporation; “Phase 1 Building” means the other building in the project.
●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (2.7%), one of the related borrowers, as a sub-ground lessee under a certain sub-ground lease (the “Sub-Ground Lease”) with the Redevelopment Authority of the City of Philadelphia, as sublandlord, has a right of first refusal to purchase a parcel of land, which allows for an overhang and partial driveway at one of the entrances to the Mortgaged Property (the “Sub-Ground Leased Property”), that is subject to the Sub-Ground Lease. Under the Sub-Ground Lease documents, if the landlord receives a third party offer to acquire the Sub-Ground Leased Property, or any portion thereof, the landlord must first offer the same to the sublandlord who must offer the same to the sub-ground lessee, which will have a right of first refusal for 30 days to acquire the Sub-Ground Leased Property upon the same terms as proposed by such third party. Additionally, the borrower is entitled to purchase the Sub-Ground Leased Property at any time once in every 10-year period with a notice and the payment in the amount equal to the “Unimproved Land Fair Market Value,” which is the fair market value as of the date that is 60 days before closing of the Sub-Ground Leased Property as if the same existed in a “raw,” vacant and unimproved condition.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases

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That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (2.7%), each of the two related borrowers has entered into an operating lease (each, an “Operating Lease”) with CCMH Philadelphia Mkt. LLC (the “Operating Lessee”), an affiliate of the borrowers. The Operating Lessee (i) is a party to the related mortgage and grants the lender a first priority security interest in the leasehold interest created by each Operating Lease, and (ii) has caused both of its members to pledge their respective membership interests in the Operating Lessee in favor of the lender. All cash generated at the Mortgaged Property will flow from the manager (the “Manager”) under the related management agreement between the Manager and the borrowers, to the Operating Lessee, who will deposit all revenue into a restricted account pledged to the lender. Each Operating Lease expires in December 2034 if all renewal periods are exercised.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the McKesson Phase 2 Mortgage Loan (4.0%), the Mortgaged Property is Phase 2 of a two phase project. Phase 1 is owned by an affiliate of the related borrower and both phases are 100% leased to McKesson Corporation and are connected by a riser which sits on top of covered parking. The Mortgaged Property has provided a parking easement to the Phase 1 property, in order to provide the Phase 1 property with sufficient parking to comply with zoning requirements.
●	With respect to the Short Pump Town Center Mortgage Loan (2.7%), the competitive set presented in the appraisal includes Chesterfield Towne Center, a 1,038,263 SF retail center anchored by At Home, JC Penney and Macy’s, which is located approximately 10.0 miles from the Short Pump Town Center Mortgaged Property and is also owned by an affiliate of the related borrower sponsor.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

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Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California, Washington and Tennessee) do not require earthquake insurance. Five (5) of the Mortgaged Properties (19.8%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 14.0%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

●	With respect to The Prado Mortgage Loan (5.6%), (a) to the extent the largest tenant at the Mortgaged Property, Lifetime Fitness, under its lease maintains business interruption insurance pertaining to the lease for certain perils required pursuant to the Mortgage Loan documents, including, without limitation, loss caused by windstorm, hail, earthquake, flood, and terrorism, and the borrower has provided evidence satisfactory to the lender that the lease maintains in full force and effect the insurance described herein (the “LTF Tenant Insurance Conditions”), then the borrower will be deemed in compliance with the requirements of the Mortgage Loan documents with respect to the Lifetime Fitness parcel and will not be required to maintain the coverage required pursuant to the Mortgage Loan documents with respect to the Lifetime Fitness parcel; (b) the lender will permit the business interruption coverage required under the Mortgage Loan documents for the rental obligations specific to the Home Depot U.S.A., Inc. (the prime tenant for the premises occupied by Lifetime Fitness under a sublease between Lifetime Fitness, as the subtenant, and Home Depot U.S.A., Inc., as the prime tenant) under its lease to be provided by the Home Depot U.S.A., Inc. through a program of self-insurance, provided that (i) the lease is in full force and effect following a casualty, (ii) no
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monetary default or material non-monetary default beyond any applicable notice and cure period has occurred and is continuing under such lease, and (iii) Home Depot U.S.A., Inc. under such lease (or the guarantor, if any, of Home Depot U.S.A., Inc.'s obligations under such lease) maintains a claims-paying ability ratings from S&P of “A” or better; and (c) as an alternative to the insurance policies required to be maintained pursuant to the Mortgage Loan documents (the “Policies”), the borrower will not be in default if the borrower maintains (or causes to be maintained) the Policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such Policy, a “Non-Conforming Policy”), provided that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the borrower will have (1) received the lender’s prior written consent thereto and (2) confirmed that the lender has received a Rating Agency Confirmation with respect to any such Non-Conforming Policy to the extent required pursuant to a securitization of the Mortgage Loan.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for

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loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property. For example:

●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (2.7%), one of the two buildings comprising the related Mortgaged Property (representing approximately 210 out of 1408 rooms) has been designated a historic building by the Philadelphia Historical Commission. Any alterations to such structure may require the approval of the Philadelphia Historical Commission.
●	With respect to the Chase Bank Mortgage Loan (0.7%), the mortgaged property is a ground floor commercial unit in an 11-story retail-residential condominium building located within New York City’s Expanded Carnegie Hill Historic District. Although the building itself is not a registered landmark site, the Landmark Preservation Commission requires permits for (A) any restoration, alteration, reconstruction, demolition, or new construction that affects the exterior of an individual landmark or a building in a historic district, and (B) any project that affects the exterior envelope of the building, even at parts of the building that are not visible from the street.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values.

In addition, the “as-is” Appraised Value may be based on certain assumptions or “extraordinary” assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy, the payment of tenant improvement or leasing commissions allowances, free or abated rent periods, increased tenant occupancies, or that certain renovations or property improvement plans have been completed.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the 11 West 42nd Street Mortgage Loan (4.2%), the loan documents do not provide for a separate carveout guarantor or environmental indemnitor that is distinct from the borrower. Further, there is no recourse for any recourse provision where the circumstance, event or condition that could otherwise give rise thereto is attributable to certain enumerated circumstances set forth in the Mortgage Loan documents, including, without limitation, insufficient revenue from the Mortgaged Property and the related borrower’s lack of access to revenue from the Mortgaged Property as a result of Mortgage lender’s exercise of its remedies with respect to Mortgaged Property cash flow. However, with respect to the environmental indemnity, the borrower is required to maintain at all times during the term of the Mortgage Loan and for three years after the maturity date a pollution legal liability insurance policy against claims for pollution remediation legal liability resulting from existing conditions and new pollution events related to the Mortgaged Property in form and substance acceptable to the lender (a “PLL Policy”) with a minimum limit of $25 million for each incident and $25 million in the aggregate. The borrower is insured under the PLL Policy from Ironshore Specialty Insurance Co. (rated “A XV” by A.M. Best) and such policy satisfies the conditions above. The policy expires May 31, 2029, which is approximately one year past the maturity date of the Mortgage Loan. Pursuant to the loan agreement, the borrower may not terminate the PLL Policy without the prior written consent of lender, unless the borrower delivers to the lender a new environmental indemnity executed by an approved guarantor in accordance with the terms of the Mortgage Loan documents. Additionally, the loan agreement requires that in the event that the sponsor control parties no longer own in the aggregate at least 25% of the indirect equity interests in the borrower, a new guarantor will be required and such guarantor will be required to be liable under a guaranty of recourse obligations and the environmental indemnity agreement from and after the date of such transfer.
●	With respect to the Merit Hill Self Storage Mortgage Loan (2.9%), the loan documents provide that the guarantors’ aggregate liability for bankruptcy-related full recourse events is capped at the greater of (A) 15% of the then-outstanding principal balance and (B) $20 million, together with third party costs and expenses.
●	With respect to the Short Pump Town Center Mortgage Loan (2.7%), so long as either Forest City Realty Trust LLC (“Named Guarantor”) or an affiliate of Named Guarantor is the guarantor under the related guaranty of recourse obligations of borrower, the non-recourse carveout guarantor’s aggregate liability with respect to full recourse events only (not loss carveouts) is limited to 20% of the Whole Loan
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amount, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

●	With respect to the 1201 Third Avenue Mortgage Loan (2.7%), there is no non-recourse carveout guarantor or separate environmental indemnitor.

A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the McKesson Phase 2 Mortgage Loan (4.0%), effective February 6, 2019, pursuant to a City of Columbus Enterprise Zone Agreement (the “Enterprise Zone Agreement”) among the prior owner of the Mortgaged Property, McKesson Corporation, the sole tenant of the Mortgaged Property, and CoverMyMeds LLC, a subsidiary of McKesson Corporation, which occupies the Mortgaged Property (McKesson Corporation and CoverMyMeds LLC, together, the “Enterprise”), and the City of Columbus, Ohio (the “City of Columbus”), the Mortgaged Property received a one-hundred percent 15-year tax abatement from the City of Columbus in consideration of a proposed $225 million investment in real property improvements, the retention and relocation of approximately 592 existing full-time permanent positions with an associated annual payroll of approximately $43,162,000 and the creation of approximately 1,032 new full–time positions with an associated annual payroll of approximately $75,000,000 related to the construction of a 200,000 square foot Class A office building, ancillary campus amenities and surface parking (“Phase 1”) and subject to market conditions, the construction of another Class A office building of up to approximately 200,000 square feet along with one or more
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associated parking structures containing up to approximately 1,150 parking spaces at a later date (“Phase 2”).

The Enterprise Zone Agreement for the McKesson Phase 2 Mortgaged Property provides that if (i) the Enterprise fails to maintain substantial operations at the project site in any year in which the exemption is in effect; (ii) the Enterprise repeatedly fails, after applicable notice and cure periods, to provide to the City of Columbus the annual reporting information required pursuant to the Enterprise Zone Agreement; or (iii) the Enterprise or the property owner engages in willful misconduct or deliberate disregard pertaining to the provision in the Enterprise Zone Agreement concerning environmental matters; and in each case such event remains uncured for 90 days after written notice to the property owner and the Enterprise from the City of Columbus, or if the City of Columbus determines that the certification as to delinquent taxes is fraudulent, the City of Columbus may modify the exemption from taxation and may require the repayment of some or all of the amount of taxes that would have been payable had the real property improvements not been exempted from taxation granted under the Enterprise Zone Agreement. In addition, if in any consecutive three-year period starting January 1, 2021 for which there is a job creation commitment and the Enterprise Zone Agreement is in effect, the actual number of employee positions created or retained by the Enterprise is not equal to or greater than 75% of the number of employee positions estimated to be created or retained under the Enterprise Zone Agreement during that three year period, the Enterprise is required to repay the amount of taxes on real property improvements that would have been payable absent the exemption, and the City of Columbus may terminate or modify the tax exemptions under the Enterprise Zone Agreement. The Mortgaged Property is intended to constitute the Phase 2 required by the Enterprise Zone Agreement. However, any transfer of the Enterprise Zone Agreement (and therefore of the right to the tax exemption) requires the written consent of the City of Columbus. Such written consent has been obtained in connection with the transfer of the Enterprise Zone Agreement from the prior owner to the borrower. However, as a result of the requirement for the City of Columbus to consent to transfer of the Enterprise Zone Agreement, such agreement (and the right to the tax exemption) will not automatically be transferred to the lender upon a foreclosure or deed-in-lieu thereof; instead, the lender will be required to seek to obtain such consent.

The McKesson Phase 2 Mortgage Loan was underwritten assuming that the tenant is responsible to pay taxes and will receive the benefit of the 100% tax exemption. We cannot assure you that the Enterprise and the borrower will comply with the requirements to maintain such exemption, that the exemption will not be revoked pursuant to the provisions above, or that the lender would be able to obtain the City of Columbus’s consent to transfer of the Enterprise Zone Agreement if it were to take title to the Mortgaged Property.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a

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payment due date is not received from the related borrower by the immediately following payment due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-seven (27) Mortgage Loans (100.0%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Amortization Type(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	27	$ 744,123,334	100.0%
Total	27	$ 744,123,334	100.0%

(1)       The information in this table and on Annex A-1 regarding amortization is based on the express terms of the Mortgage Loans.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Payment Due Dates; Interest Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have payment due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Payment Due Date”) that occur as described in the following table:

Overview of Payment Due Dates

Payment Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	16	$437,400,000	58.8%
5	3	82,000,000	11.0
6	4	146,583,334	19.7
9	1	20,000,000	2.7
11	3	58,140,000	7.8
Total	27	$744,123,334	100.0%

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The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	15	$458,023,334	61.6%
3	1	30,000,000	4.0
4	3	25,150,000	3.4
5	8	230,950,000	31.0
Total	27	$744,123,334	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

The Mortgaged Properties are secured by first liens on, or security interests in a fee simple or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 4 to 10 months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application

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of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

In addition, certain of the Mortgage Loans may permit the related borrower to paydown a Mortgage Loan in the event that the related loan fails to satisfy a minimum debt service requirement.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Twenty-two (22) Mortgage Loans (85.9%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permits the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Three (3) Mortgage Loans (9.8%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and following such period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.

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●	One (1) Mortgage Loan (2.7%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (1.7%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium and the lender is not entitled to require a defeasance in lieu of prepayment, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
4	4	4.8%
6	1	5.6
7	21	85.5
10	1	4.0
Total	27	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons

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specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents (for example, with respect to the Nvidia Santa Clara Mortgage Loan (9.4%), with respect to which the Mortgage Loan documents permit an equity transfer which causes a change of control in the related borrower from two of the three non-recourse carveout guarantors of the Mortgage Loan to the third non-recourse carveout guarantor of the Mortgage Loan, so long as certain customary conditions set forth in the Mortgage Loan documents are satisfied). Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of twenty-six (26) Mortgage Loans (the “Defeasance Loans”) (collectively, 98.3%) permit the applicable borrower at any time (generally, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal

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balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled payment due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such payment due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the related Balloon Payment (provided that in certain cases the related borrower is obligated to purchase the foregoing securities directly, rather than to provide a Defeasance Deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See representation and warranty no. 34 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance in connection with a partial release or substitution, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the release of improved or otherwise material portions of the Mortgaged Property without additional monetary consideration, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the ExchangeRight Net Leased Portfolio #65 Mortgage Loan (4.4%), the loan documents provide that, following the defeasance lockout period, the borrower may obtain the release of any of the 13 individual Mortgaged Properties in
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connection with a bona fide sale to an unaffiliated third party, subject to certain conditions, including: (i) no event of default exists, (ii) the borrower partially defeases the Mortgage Loan in an amount equal to the greatest of (a) 90% of the net proceeds of the sale of the applicable Mortgaged Property, (b) 115% of the allocated loan amount for the applicable Mortgaged Property, and (c) if immediately following the release, the ratio of the unpaid principal balance of the Mortgage Loan to the value of the remaining real property securing the Mortgage Loan would be greater than 125%, the amount necessary to satisfy REMIC requirements in connection with such individual Mortgaged Property release; (iii) the post-release debt service coverage ratio is not less than the greater of the pre-release debt service coverage ratio and 2.00x, (iv) the post-release debt yield is not less than the greater of the pre-release debt yield and 11.84%; (v) the lender obtains rating agency confirmation from each applicable rating agency; and (vi) delivery of an opinion of counsel to the borrower that the partial release complies with REMIC requirements.
●	With respect to the Stirling Hotel Portfolio Mortgage Loan (4.1%), the loan documents permit the release of an individual Mortgaged Property in the event the related franchise agreement expires or is terminated and is not replaced with a replacement franchise agreement meeting the qualifications set forth in the loan documents within 60 days, subject to certain conditions, including: (i) no event of default exists, (ii)(a) if the release occurs before the second anniversary of the Closing Date, the borrowers make a prepayment and pay a yield maintenance premium and (b) thereafter, the borrowers partially defease the Mortgage Loan, and (iii) such prepayment or defeasance is in an amount equal 120% of the allocated loan amount for the applicable Mortgaged Property. See the table under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties” for the applicable franchise agreement expiration dates.
●	With respect to the Merit Hill Self Storage Mortgage Loan (2.9%), the loan documents provide that, following the prepayment lockout period (in the case of prepayment) or the defeasance lockout period (in the case of defeasance), the borrower may obtain the release of any of the 13 mortgaged properties in connection with a partial prepayment or partial defeasance, subject to certain conditions, including: (i) no event of default has occurred or is continuing, (ii) prepayment, together with any applicable yield maintenance premium therefor, or partial defeasance of the loan in an amount equal to 110% of the allocated release price of the for the release property until the loan’s outstanding principal balance is $68 million, and 115% of such allocated release price thereafter; (iii) the post-release debt yield is the greater of the pre-release debt yield or 8.55%; (iv) a rating agency confirmation; and (v) an opinion of counsel that the partial release complies with REMIC requirements. In connection with a partial defeasance, the loan documents provide that related attorneys’ fees for lender/ servicer do not exceed $10,000 for the coordinated release of up to 4 properties, or $20,000 of 5 or more properties.
●	With respect to the Short Pump Town Center Mortgage Loan (2.7%), the borrower may obtain the release of (A) one or more vacant, non-income producing and unimproved (or improved only by landscaping, surface parking or utility facilities that are either readily re-locatable or will continue to serve the Mortgaged Property) parcels (including “air rights” parcels) or outlots, or (B) any Short Pump Town Center Acquired Parcels (as defined below) or Short Pump Town Center Expansion Parcels (as defined below), including, if applicable, any Anchor Parcel (as defined in the loan documents), upon satisfaction of specified conditions including, among other things,
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that (i) there is no event of default, (ii) the borrower delivers evidence that the parcel subject to release is not necessary for the borrower’s operation or use of the remaining Mortgaged Property and may be readily separated from the Mortgaged Property without a material diminution in value, (iii) the parcel subject to release has been legally subdivided and after giving effect to such transfer, the release parcel and the remaining Mortgaged Property conform to legal requirements and constitutes separate tax lots, (iv) the parcel subject to the release is not necessary for the remaining portion of the Mortgaged Property to comply with zoning or legal requirements, (v) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of a Short Pump Town Center Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation), and (vi) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may prepay the Short Pump Town Center Whole Loan to meet such condition, with payment of a yield maintenance premium calculated based upon the amount prepaid.

In addition, the borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins, the Mortgaged Property, including any anchor tenant premises, which land was not owned by the borrower on the origination date (such acquired land, a “Short Pump Town Center Expansion Parcel”), to become additional collateral for the Short Pump Town Center Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Short Pump Town Center Expansion Parcel, and (iii) the borrower delivers, among other things (a) an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Short Pump Town Center Expansion Parcel, and title insurance, (c) if the Short Pump Town Center Expansion Parcel is improved, subject to certain exceptions, a property condition report indicating that the Short Pump Town Center Expansion Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Short Pump Town Center Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed 10% of the original principal balance of the Short Pump Town Center Whole Loan, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

The borrower is also permitted to obtain the release of collateral parcels (each, a “Short Pump Town Center Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest (each, a “Short Pump Town Center Acquired Parcel”) as collateral for the Short Pump Town Center Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Short Pump Town Center Exchange Parcel (unless it is a Short Pump Town Center Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are readily re-locatable or that will continue to serve the Mortgaged Property (and the borrower is able to make certain zoning representations as to the Short Pump Town Center Acquired Parcel to the same extent as made with respect to the Short Pump Town Center Exchange Parcel), (ii) the Short Pump Town Center Acquired Parcel is reasonably equivalent in
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value to the Short Pump Town Center Exchange Parcel, as established by a letter of value from the appraiser which appraised the Short Pump Town Center Mortgaged Property or an appraiser of comparable experience selected by the borrower, (iii) with respect to the Short Pump Town Center Acquired Parcel, the borrower has delivered, among other things (a) an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Short Pump Town Center Acquired Parcel, and title insurance, (c) if the Short Pump Town Center Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Short Pump Town Center Acquired Parcel is in good condition, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Short Pump Town Center Acquired Parcel, and the cost of such repairs or remediation is likely to exceed 10% of the original principal balance of the Short Pump Town Center Whole Loan, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the Short Pump Town Center Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the Short Pump Town Center Whole Loan in order to meet such condition, with payment of a yield maintenance premium calculated based upon the amount prepaid, and (f) the lender has received a rating agency confirmation from the applicable rating agencies, unless the applicable rating agency declines or fails to respond to the request for such confirmation.

Finally, the loan documents provided for the release of the Dick’s Parcel upon the satisfaction of certain conditions. On July 31, 2023, the Dick’s Parcel was released from the lien of the mortgage in accordance with the terms of the loan documents. The lender did not underwrite any cash flow from or attribute any value to the Dick’s Parcel in underwriting the Short Pump Town Center Mortgage Loan.

Furthermore, some of the Mortgage Loans permit the release of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twelve (12) Mortgage Loans (79.0%) that are secured in whole or in part by office, retail, industrial, mixed use and other properties, provide for upfront or monthly escrows (or

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credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for mixed use, office, retail, industrial and other properties only.

Eighteen (18) Mortgage Loans (62.3%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Seventeen (17) Mortgage Loans (59.5%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Eight (8) Mortgage Loans (16.7%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

●	With respect to the Nvidia Santa Clara Mortgage Loan (9.4%), the related borrower’s obligations to make monthly deposits into the tax reserve is waived if the following conditions are satisfied (the “Tax Reserve Waiver Conditions”): (a) no event of default has occurred or is continuing, (b) the entire Mortgaged Property is demised to a single major tenant under the Nvidia Corporation lease in accordance with the Mortgage Loan documents, (c) the applicable tenant is currently paying all real estate taxes pursuant to its lease or all real estate taxes as additional rent directly to the borrower, (d) all applicable leases are not in default of any of its lease obligations beyond applicable notice and cure periods, if any, and (e) no more than 30 days after the same have been paid, the borrower delivers to lender evidence that all real estate taxes have been paid for the corresponding period. For the avoidance of doubt, the Tax Reserve Waiver Conditions are not satisfied as of the loan origination date pursuant to the Mortgage Loan documents and, consequently, the borrower is required to make monthly tax deposits under the Nvidia Santa Clara Whole Loan documents until such time as the Tax Reserve Waiver Conditions are satisfied.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

With respect to the My Place Communities MHC Portfolio Mortgage Loan (1.7%), at loan origination, $1,360,000 of the total $13,000,000 in loan proceeds was deposited into a lender controlled earnout reserve account (the “Earnout Reserve”). On or before the 24th loan payment date, upon the borrowers’ request and so long as no event of default exists, the lender is required to disburse funds from the Earnout Reserve in an amount such that (i) the trailing twelve month underwritten net cash flow debt yield is at least 10.84% and (ii) the debt service coverage ratio is at least 1.27x (for purposes of the calculations in clauses (i) and (ii), the principal amount of the Mortgage Loan then outstanding will not include any amount remaining in the Earnout Reserve following such disbursement). Such released funds will be released to the borrowers if no cash sweep event exists and, otherwise, into the lockbox account. The borrowers may obtain only one disbursement from the Earnout Reserve and following the 24th loan payment date, the lender will have the option to either (i) hold any remaining funds in the Earnout Reserve as additional collateral for the Mortgage

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Loan or (ii) apply such remaining funds to the payment of the Mortgage Loan (net of the prepayment premium, as applicable).

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard/Springing Cash Management	17	$576,623,334	77.5%
Springing	6	66,050,000	8.9
Soft/Springing Cash Management	2	41,250,000	5.5
Soft/In Place Cash Management	1	30,200,000	4.1
Hard/In Place Cash Management	1	30,000,000	4.0
Total	27	$744,123,334	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
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●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
With respect to the Philadelphia Marriott Downtown Mortgage Loan (2.7%), the Mortgage Loan Documents are structured with a soft lockbox, pursuant to which all cash generated at the Philadelphia Marriott Downtown Mortgaged Property which the borrowers and operating lessee are entitled to receive pursuant to the related management agreement is required to be deposited to the lockbox account by the related property manager within one business day after the borrowers or operating lessee are entitled to distributions thereto so long as the following conditions are satisfied: (i) the related Mortgaged Property is managed by the hotel manager under the management agreement as in effect as of the origination of the Mortgage Loan; (ii) such management agreement remains in full force and effect; and (iii) such hotel manager is maintaining the cash management system and FF&E reserves as set forth in the management agreement (collectively, the “Qualified Hotel Management Condition”). However, if the Qualified Hotel Management Condition is not satisfied, the borrowers and operating lessee are required to, or cause the property manager to, (i) deposit all gross revenue and all forfeited security deposits into the lockbox account within one business day of receipt thereof, and (ii) send direction letters to (x) all tenants then occupying space at the Mortgaged Property instructing them to pay all rent and other sums due under the related leases directly into the lockbox account and (y) each applicable credit card company and credit card clearing bank instructing them to deliver all receipts payable with respect to the Mortgaged Property directly to the lockbox account.
●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all
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rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hospitality Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans. See also “Risk Factors—Risks Relating to the Mortgage Loans—Cash Management Operations Entail Certain Risks that Could Adversely Affect Distributions on Your Certificates.”

Exceptions to Underwriting Guidelines

Certain of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”.

●	With respect to the Westfarms Mortgage Loan (9.9%), (a) the underwritten management fee is 2.0% of effective gross income, which is below 3.0% of effective gross income and (b) the underwritten vacancy is 3.6% of gross potential rent, which is below 5.0% of gross potential revenue, each of which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions is supported by the following: (i) the loan metrics for the Westfarms Mortgage Loan are 44.2% loan to value ratio, 1.76x net cash flow debt service coverage ratio, and 14.5% net operating income debt yield; (ii) the Westfarms Property performance has been stable with leased occupancy above 96.1% since 2020; (iii) if the management fee were increased to 3.0%, the net operating income debt yield would be 14.2%, and (iv) if the underwritten vacancy were increased to 5.0%, the net operating income debt yield would be 14.2%. In
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addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.
●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (2.7%), the underwritten total revenue ($111,076,788) is greater than the September 2023 trailing twelve-month total revenue ($106,555,128), which represents an exception to the Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding the exception was supported by the following: (a) the Philadelphia Marriott Downtown Property was closed from April 10, 2020 through May 27, 2021 and underwent extensive renovations including renovations of the 1,408 guestrooms; (b) the Mortgage Loan was underwritten to the borrowers Forecast 2023, which represents actuals through September 2023 and the forecast for the remaining three months of the year; (c) the Mortgage Loan has seen strong recovery after reopening with occupancy increasing from 20.6% in 2021 to 46.4% in 2022 to 57.1% as of the September 2023 trailing twelve months; (d) the Mortgage Loan has strong metrics with an U/W NOI Debt Yield, U/W NCF DSCR and Cut-off Date LTV Ratio of 16.0%, 1.53x and 54.9%, respectively; and (d) if the mortgaged Loan was underwritten to the actual September 2023 trailing twelve-month revenue, the resulting U/W NOI Debt Yield and U/W NCF DSCR would be 15.9% and 1.51x, respectively. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a
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borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Under-written NCF DSCR	Cut-off Date Total Debt Under-written NCF DSCR(1)
Nvidia Santa Clara	$70,000,000	9.4%	$50,500,000	$60,000,000	NAP	7.8900%	41.5%	57.6%	2.01x	1.26x
11 West 42nd Street	$31,333,334	4.2%	$56,000,000	$242,666,666	NAP	8.5532%	49.4%	59.5%	1.39x	1.00x

(1)       Calculated including the mezzanine debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than

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the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default (or in some cases any default) occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums. The related mezzanine loan agreement provides, among other things, that an event of default under the related Mortgage Loan will be an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

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Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan Cut-off % of Initial Pool Balance	Maximum Principal Amount (if specified)	Maximum Combined LTV(1)	Minimum Combined DSCR(1)	Minimum Combined DY(1)	Intercreditor Agreement Required(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(2)
The Westin Rancho Mirage	$50,000,000	6.7%	N/A	56.1%	1.53x	13.8%	Yes	Yes
Philadelphia Marriott Downtown	$20,000,000	2.7%	N/A	54.9%	1.50x	13.2%	Yes	Yes

(1) Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(2) Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be on the lender’s then current form (subject to commercially reasonable changes), or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to a lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

General

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

●	With respect to the 11 West 42nd Street Mortgage Loan (4.2%), the related loan documents permit the borrower to enter into a single “Property-Assessed Clean Energy” loan (or any other indebtedness which is incurred for improvements to the Mortgaged Property for the purpose of (among other things) increasing energy efficiency and increasing the use of renewable energy) in an amount not to exceed $10,000,000, subject to the lender’s written approval of the terms and structure and subject to the delivery of a rating agency confirmation. Additionally, the related Mortgage Loan documents permit upper-tier equity pledges, subject to the satisfaction of the following conditions (among others): (a) such pledge is part of a financing made by an institutional lender secured by, in addition to such upper tier entity’s indirect interest in the borrower, other direct or indirect interests in substantial assets, (b) such financing is not intended to be repaid solely by cash flow from the Mortgaged Property, and (c) the realization on such pledge is not permitted without the lender’s consent if such realization would result in a change in control of the borrower not otherwise permitted under the Mortgage Loan documents.
●	With respect to each of the Mortgaged Properties located in Florida (collectively, 4.8%), Florida statutes render unenforceable any provision in the loan documents that prohibits the borrower from incurring Property Assessed Clean Energy (“PACE”) loans in connection with the related Mortgaged Property.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (2.7%), certain affiliates of the related borrower sponsors (collectively, the “Preferred Equity Investor”), hold a preferred equity interest in one of the related borrowers, Philadelphia Market Street HMC Hotel Limited Partnership, in connection with an original $23.0 million capital contribution in such borrower. The Preferred Equity Investor is entitled to an amount of preferred return as set forth in the related operating agreement at the annual rate of return of 12%, payable when any distributions are made under the related operating agreement. The preferred rate of return is payable from distributions after all amounts payable under the Mortgage Loan documents (provided that to the extent distributions are insufficient to pay the
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Preferred Equity Investor on a current basis, distributions to the Preferred Equity Investor will accrue without interest). The preferred equity investment does not have a fixed redemption period, and the related operating agreement does not provide the Preferred Equity Investor with any remedies in the event of a default under the preferred equity arrangement.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents. Certain Mortgage Loans permit the borrower to incur certain other unsecured subordinate indebtedness as described below:

●	With respect to the ExchangeRight Net Leased Portfolio #65 Mortgage Loan (4.4%), the related borrower sponsor, Exchange Right Real Estate, LLC, maintains a $15 million revolving credit facility with Pacific Western Bank. Historically, the facility has been used by the borrower sponsor to acquire new properties and the facility was paid down as the borrower sponsor syndicates its recently closed deal portfolios. The credit facility is secured by, among other collateral unrelated to such Mortgage Loan, all assets of (i) ExchangeRight Real Estate, LLC (which owns 100% of the borrower prior to the syndication of the DST interests, the master tenant and the entity through which the guarantors control the borrowers) and (ii) ExchangeRight Income Fund (a permitted transferee that can acquire control and ownership in the borrowers and the master tenant during the loan term and can serve as replacement guarantor). Any enforcement action under the credit facility against any ownership interests of ExchangeRight Real Estate, LLC or ExchangeRight Income Fund that are direct or indirect interests in the borrower or the master tenant would result in an event of default under the related loan documents unless such enforcement action complied with permitted transfer provisions of the related loan agreement.
●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (2.7%), there currently exist seven intercompany loans (collectively, the “Intercompany Loans”) among one of the related borrowers, Philadelphia Market Street HMC Hotel Limited Partnership (“Downtown Borrower”), and various affiliates of the related borrowers, as follows: (i) a loan from Philadelphia Hotel Project Owner, LLC to Philadelphia Hotel Project Mezz LLC (“Project Mezz”) in the amount of $93,956,182, (ii) a loan from Project Mezz to Downtown Borrower in the amount of $89,303,566, (iii) a loan from Project Mezz to CCMH Philadelphia Mkt. LLC (the “Operating Lessee”) in the amount of $4,552,163, (iv) a loan from Host Hotels & Resorts, L.P. to Downtown Borrower in the amount of $11,049,934, (v) a loan from HMT Lessee Sub II LLC to Operating Lessee in the amount of $562,627, (vi) a loan from Philadelphia Hotel Project GP, LLC (“Downtown SPC Party”) to Downtown Borrower in the amount of $100,454, and (vii) a loan from Project Mezz to Downtown SPC Party in the amount of $100,454. Each of the Intercompany Loans is subordinate to the Mortgage Loan. None of the Intercompany Loans is secured by any collateral and all enforcement actions require the prior written consent of the lender (or the Mortgage Loan must be indefeasibly paid in full) pursuant to a subordination and standstill agreement.
Also, with respect to the Philadelphia Marriott Downtown Mortgage Loan (2.7%), as of origination, a working capital loan in the amount of $2,939,385 (the “Working Capital Loan”) is outstanding between the related borrowers, as lender, and the related operating lessee (an affiliate of the borrowers), as debtor, that is secured by, among other things, all of the operating lessee’s interest in and to the “Working
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Capital” at the Mortgaged Property. The Working Capital Loan (i) is subordinate to any amounts due and payable under the Mortgage Loan documents pursuant to a subordination and standstill agreement and (ii) is payable only with excess cash flow generated by the Mortgaged Property after all amounts that are then due and payable under the Mortgage Loan documents have been paid in full, and the borrowers may not exercise any remedies in connection with the Working Capital Loan (other than terminating the operating lease) until the Mortgage Loan has been satisfied in full. Working Capital means: (a) funds held for use in day-to-day operations at the Mortgaged Property, including amounts held in change or petty cash, deposit accounts, and payroll accounts, (b) prepaid expenses, (c) inventories and fixed asset supplies, (d) net receivables due from the related manager, less (e) accounts payable, accrued payroll expenses and other accrued expenses and current liabilities related to the Mortgaged Property.

Further, certain sponsors may have applied for and received so-called PPP loans from the U.S. government that, while related to the mortgaged property, are not direct obligations of the related borrower. If the sponsor does not satisfy eligibility criteria for the forgiveness of such loans, the sponsor’s wherewithal to provide support to the mortgaged property could be impaired, and increase the risk of a borrower default.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Westfarms, Nvidia Santa Clara, 11 West 42nd Street, McKesson Phase 2, Merit Hill Self Storage, Short Pump Town Center, 1201 Third Avenue, Philadelphia Marriott Downtown and 1825 K Street NW is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“BANK 2023-BNK46 PSA” means the pooling and servicing agreement that governs the servicing of the 1201 Third Avenue Whole Loan and the 1825 K Street NW Whole Loan.

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“BANK5 2023-5YR1 PSA” means the pooling and servicing agreement that governs the servicing of the McKesson Phase 2 Whole Loan.

“BANK5 2023-5YR3 PSA” means the pooling and servicing agreement that governs the servicing of the 11 West 42nd Street Whole Loan and the Short Pump Town Center Whole Loan.

“BBCMS 2023-5C23 PSA” means the pooling and servicing agreement that is expected to govern the servicing of the Philadelphia Marriott Downtown Whole Loan.

“Benchmark 2023-V4 PSA” means the pooling and servicing agreement that governs the servicing of the Merit Hill Self Storage Whole Loan.

“BMO 2023-5C2 PSA” means the pooling and servicing agreement that governs the servicing of the Westfarms Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means, with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

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“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means (i) each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) each Servicing Shift Mortgage Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means (i) each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced PSA” means, with respect to any Non-Serviced Whole Loan, the related pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the applicable master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

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“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes”.

“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) each Servicing Shift Mortgage Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan that is part of a Serviced Whole Loan and includes each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, there are no Servicing Shift Mortgage Loans related to the Trust.

“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, there are no Servicing Shift Whole Loans related to the Trust.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
Westfarms	Non-Serviced	Note A-1	Control	$40,000,000	BMO 2023-5C2
		Note A-2-1	Non-Control	$45,000,000	BANK5 2023-5YR3
		Note A-2-2	Non-Control	$50,000,000	BANK5 2023-5YR4
		Note A-2-3-1	Non-Control	$24,000,000	BANK5 2023-5YR4
		Note A-2-3-2	Non-Control	$2,000,000	Wells Fargo Bank, National Association
		Note A-3	Non-Control	$20,000,000	BMO 2023-5C2
		Note A-4	Non-Control	$30,000,000	UBS AG, New York Branch
		Note A-5	Non-Control	$16,000,000	Goldman Sachs Bank USA
		Note A-6	Non-Control	$10,000,000	UBS AG, New York Branch
		Note A-7	Non-Control	$5,000,000	BMO 2023-5C2
Nvidia Santa Clara	Serviced(2)	Note A-1	Control	$50,000,000	BANK5 2023-5YR4
		Note A-2	Non-Control	$35,000,000	JPMorgan Chase Bank, National Association
		Note A-3	Non-Control	$20,000,000	BANK5 2023-5YR4
		Note A-4	Non-Control	$15,000,000	JPMorgan Chase Bank, National Association
		Note A-5	Non-Control	$10,000,000	JPMorgan Chase Bank, National Association
11 West 42nd Street	Non-Serviced	Note A-1-1	Control	$30,000,000	BANK5 2023-5YR3
		Note A-1-2	Non-Control	$25,000,000	BANK5 2023-5YR3
		Note A-1-3	Non-Control	$20,000,000	BANK5 2023-5YR3
		Note A-1-4	Non-Control	$11,333,334	BANK5 2023-5YR4
		Note A-1-5	Non-Control	$5,000,000	BANK5 2023-5YR4
		Note A-2-1	Non-Control	$6,333,333	UBS AG, New York Branch
		Note A-2-2	Non-Control	$20,000,000	BMO 2023-C6
		Note A-2-3	Non-Control	$10,000,000	BBCMS 2023-C21
		Note A-2-4	Non-Control	$10,000,000	BANK5 2023-5YR4
		Note A-2-5	Non-Control	$10,000,000	UBS AG, New York Branch
		Note A-2-6	Non-Control	$10,000,000	UBS AG, New York Branch
		Note A-2-7	Non-Control	$5,000,000	BBCMS 2023-C21
		Note A-2-8	Non-Control	$5,000,000	UBS AG, New York Branch
		Note A-2-9	Non-Control	$5,000,000	BANK5 2023-5YR4
		Note A-2-10	Non-Control	$5,000,000	UBS AG, New York Branch
		Note A-2-11	Non-Control	$5,000,000	UBS AG, New York Branch
		Note A-3-1	Non-Control	$25,000,000	BMO 2023-5C1
		Note A-3-2	Non-Control	$27,500,000	BMO 2023-5C1
		Note A-3-3	Non-Control	$10,000,000	BMO 2023-5C1
		Note A-3-4	Non-Control	$7,500,000	BMO 2023-5C2
		Note A-3-5	Non-Control	$5,000,000	BMO 2023-C6
		Note A-3-6	Non-Control	$5,000,000	Bank of Montreal
		Note A-3-7	Non-Control	$5,666,667	BMO 2023-5C2
		Note A-3-8	Non-Control	$5,666,666	BMO 2023-5C2
McKesson Phase 2	Non-Serviced	Note A-1	Control	$46,700,000	BANK5 2023-5YR1
		Note A-2	Non-Control	$30,000,000	BANK5 2023-5YR4
Merit Hill Self Storage	Non-Serviced	Note A-1	Control	$30,000,000	Benchmark 2023-V4
		Note A-2	Non-Control	$20,000,000	BMO 2023-5C2
		Note A-3	Non-Control	$13,750,000	Benchmark 2023-V4
		Note A-4	Non-Control	$21,250,000	BANK5 2023-5YR4
Short Pump Town Center	Non-Serviced	Note A-1	Control	$65,000,000	BANK5 2023-5YR3
		Note A-2	Non-Control	$15,000,000	BANK5 2023-5YR3
		Note A-3	Non-Control	$10,000,000	BANK5 2023-5YR4
		Note A-4	Non-Control	$10,000,000	BANK5 2023-5YR4
		Note A-5	Non-Control	$30,000,000	BMO 2023-5C1
		Note A-6	Non-Control	$25,000,000	BMO 2023-5C1
		Note A-7-1	Non-Control	$7,500,000	BMO 2023-5C1
		Note A-7-2	Non-Control	$17,500,000	BMO 2023-5C2
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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
1201 Third Avenue	Non-Serviced	Note A-1-1	Non-Control	$30,000,000	BANK5 2023-5YR1
		Note A-1-2	Non-Control	$20,000,000	BANK5 2023-5YR4
		Note A-1-3	Non-Control	$10,000,000	BANK5 2023-5YR2
		Note A-2	Control	$42,000,000	BANK 2023-BNK46
		Note A-3	Non-Control	$40,000,000	Benchmark 2023-B38
		Note A-4-1	Non-Control	$20,000,000	Benchmark 2023-B38
		Note A-4-2	Non-Control	$8,000,000	Benchmark 2023-V2
Philadelphia Marriott Downtown	Non-Serviced	Note A-1	Control	$55,000,000	Barclays Capital Real Estate Inc.(3)
		Note A-2	Non-Control	$25,000,000	Benchmark 2023-V4
		Note A-3	Non-Control	$20,000,000	Wells Fargo Bank, National Association
		Note A-4	Non-Control	$10,000,000	Barclays Capital Real Estate Inc.(3)
		Note A-5	Non-Control	$15,000,000	Benchmark 2023-V4
		Note A-6	Non-Control	$15,000,000	Wells Fargo Bank, National Association
		Note A-7	Non-Control	$6,666,667	Barclays Capital Real Estate Inc.
		Note A-8	Non-Control	$10,000,000	Benchmark 2023-V4
		Note A-9	Non-Control	$10,000,000	BANK5 2023-5YR4
		Note A-10	Non-Control	$26,666,666	Wells Fargo Bank, National Association
		Note A-11	Non-Control	$10,000,000	BANK5 2023-5YR4
		Note A-12	Non-Control	$11,666,667	JPMorgan Chase Bank, National Association
1825 K Street NW	Non-Serviced	Note A-1	Control	$32,000,000	BANK 2023-BNK46
		Note A-2	Non-Control	$10,000,000	BANK5 2023-5YR4

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Control Note and/or Non-Control Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Control Notes or Non-Control Notes, as the case may be, subject to the terms of the related Intercreditor Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Control Note or Non-Control Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.
(2)	Midland Loan Services, a Division of PNC Bank, National Association, is expected to act as the primary servicer of the Nvidia Santa Clara Mortgage Loan. See “Transaction Parties—The Primary Servicer” for additional information.
(3)	Barclays Capital Real Estate Inc. is expected to contribute the Note A-1 and Note A-4 to the BBCMS 2023-5C23 securitization, which is expected to close on or about December 7, 2023.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

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Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

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Control Rights with respect to Servicing Shift Whole Loans.

With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or a designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult with each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire between five (5) and ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the

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special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned time period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights the special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a

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nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

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Control Rights

With respect to each Non-Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” holder under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan), one or more related Non-Control Notes will be included in the Trust, and pursuant to the PSA, the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consent (solely in the case of the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing) or consultation (in the case of the Directing Certificateholder or the special servicer, as applicable) rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to

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consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If the special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the securitization governed by the related Non-Serviced PSA).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related note contributed to the securitization governed by the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan.

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Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Interest Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in November 2023 and ending on the hypothetical Determination Date in December 2023. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

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Transaction Parties

The Sponsors and Mortgage Loan Sellers

Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association, Bank of America, National Association, JPMorgan Chase Bank, National Association and UBS AG, New York Branch are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association, Bank of America, National Association and JPMorgan Chase Bank, National Association on or about December 19, 2023 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (41.5%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including

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Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2022.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2022	12.3	2.7	3.8	6.5
Year ending December 31, 2021	16.8	6.9	4.8	11.7
Year ending December 31, 2020	6.4	2.2	2.6	4.9
Year ending December 31, 2019	18.4	6.3	3.4	9.8
Year ending December 31, 2018	11.6	3.5	2.4	5.8

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.
(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to September 30, 2023, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $115,336,176,613.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in

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retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the

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collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a

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calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing
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certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.
●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

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Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.
●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent

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typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental site assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.
●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.
●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be

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reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to the Morgan Stanley Group’s underwriting guidelines described above in respect of the MSMCH Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

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MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;
●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

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Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to the 1201 Third Avenue Whole Loan, co-originated by JPMorgan Chase Bank, National Association and Morgan Stanley Bank, N.A.) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to the 1201 Third Avenue Whole Loan, co-originated by JPMorgan Chase Bank, National Association and Morgan Stanley Bank, N.A.) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing October 1, 2020 and ending September 30, 2023, the information required by Rule 15Ga-1 under the Exchange Act

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concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from July 1, 2023 through September 30, 2023 was set forth in a Form ABS-15G filed by MSMCH on November 13, 2023. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements(1)
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)(5)			Demand in Dispute(6)			Demand Withdrawn(7)			Demand Rejected(8)
			#	$	%	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)
Morgan Stanley Capital I Trust 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,139,689	(11)	0	-	(11)	0	-	(11)	0	-	(11)	1	11,139,689	(11)	0	-	(11)
		IXIS Real Estate Capital Inc.	29	394,907,946	24.4%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		NCB, FSB	76	186,437,861	11.5%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		Massachusetts Mutual Life Insurance Company	23	106,224,406	6.6%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		SunTrust Bank	13	84,420,011	5.2%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		Union Central Mortgage Funding, Inc.	23	48,313,591	3.0%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		National Consumer Cooperative Bank	1	23,491,609	1.5%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
Issuing Entity Subtotal			232	1,616,114,632	100%	1	11,139,689	(11)	0	-	(11)	0	-	(11)	0	-	(11)	1	11,139,689	(11)	0	-	(11)
BANK 2021- BNK31 (0001840121)	X	Wells Fargo Bank, N.A.	16	311,413,202	34.4%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		Morgan Stanley Bank, N.A.	17	274,568,000	30.3%	1	4,500,000	0.5%	0	-	0%	1(12)	4,500,000(12)	0.5%(12)	0	-	0%	0	-	0%	0	-	0%
		Bank of America, N.A.	11	259,652,948	28.7%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		National Cooperative Bank, N.A.	17	59,552,254	6.6%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
Issuing Entity Subtotal			61	905,186,404	100%	1	4,500,000	0.5%	0	-	0%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%
Aggregate Total						1	15,639,689		0	-		1	4,500,000		0	-		1	11,139,689		0	-

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(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.
(3)	Reflects aggregate numbers for all demand activity shown in this table.
(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from October 1, 2020 through September 30, 2023. The demand related to loans reported in this column may have been received prior to such reporting period.
(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from October 1, 2020 through September 30, 2023.
(6)	Includes demands received during and prior to the reporting period from October 1, 2020 through September 30, 2023 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.
(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from October 1, 2020 through September 30, 2023. The demand related to loans reported in this column may have been received prior to such reporting period.
(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from October 1, 2020 through September 30, 2023. The demand related to loans reported in this column may have been received prior to such reporting period.
(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the September 2023 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool or the relevant securitization was paid off entirely. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.
(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the September 2023 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.
(11)	The Morgan Stanley Capital I Trust 2006-IQ11 securitization was paid off entirely on August 16, 2021 and, as a result, the outstanding principal balance of such securitization as of September 30, 2023 was zero.
(12)	A repurchase demand was received on August 28, 2023 with respect to the 1049 Fifth Avenue mortgage loan. As of September 30, 2023, the relevant cure period had not expired, and Morgan Stanley Mortgage Capital Holdings LLC was in discussions with the special servicer regarding the repurchase request.

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Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and

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multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2022, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $5.3 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,796 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $63.3 billion, which were included in 207 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be

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considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

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Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an

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environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
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●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be
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required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Westfarms Mortgage Loan (9.9%) and Merit Hill Self Storage Mortgage Loan (2.9%) are part of Whole Loans that were co-originated by Wells Fargo Bank and Goldman Sachs Bank USA. The Philadelphia Marriott Downtown Mortgage Loan (2.7%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, JPMorgan Chase Bank, National Association and Barclays Capital Real Estate Inc.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and

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conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

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Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

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Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from October 1, 2020 to September 30, 2023 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	x	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC (12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92

Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK# 1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass- Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass- Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC (16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			487	3,807,416,145.00		7	96,296,303.00		3	21,988,416.00		2	36,600,000.00		2	37,519,939.92		0	0.00		2	37,519,939.92

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate. The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
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(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)
In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.
(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
(12)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the "General Special Servicer") for Mortgage Loan number 5 (with respect to the property known as "Aloft Houston by the Galleria," located at 5415 Westheimer Road, Houston, TX 77056) (the "Aloft Houston Loan"), in a letter dated September 11, 2020 (the "Repurchase Request"), requested that Argentic Real Estate Finance, LLC (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, Argentic rejected the Repurchase Request because a Material Document Defect can be addressed by curing (as set forth in Section 5(a) of the applicable Mortgage Loan Purchase Agreement), and even if the deficiency described in the Repurchase Request were a Material Document Defect, it has already been cured, by virtue of the existence and effectiveness of an Interim Franchise Agreement that was executed on July 13, 2020. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that Argentic repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic plans to appeal this judgement.
(13)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the "Loan") claimed in a letter dated February 25, 2022, that Barclays Bank PLC ("Barclays", as the mortgage loan seller) breached certain representations and warranties (the "RWs") made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(14)	KeyBank National Association ("KeyBank"), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the "Loans") claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation ("Freddie Mac", as the mortgage loan seller) breached certain representations and warranties (the "RWs") made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer's communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(15)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation ("Freddie Mac") is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.
(16)	KeyBank National Association ("KeyBank"), as special servicer for Loan No. 38 (1049 5th Avenue, the "Loan") claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC ("Morgan Stanley", as the Mortgage Loan Seller) breached certain representations and warranties (the "RWs") made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.
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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from July 1, 2023 through September 30, 2023 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on November 9, 2023, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 9, 2023, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Bank of America, National Association

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

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Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2019	2020	2021	2022	As of 9/30/2023
Multifamily	$865,834,000	$412,820,000	$1,576,830,000	$232,015,000	$0
Office	3,219,527,500	805,375,000	2,238,206,667	591,310,000	789,100,000
Retail	1,434,905,387	1,055,850,000	529,055,000	859,459,375	705,950,000
Industrial	2,670,170,250	292,725,000	4,255,654,000	2,053,524,502	0
Manufactured Housing	62,075,000	12,950,000	197,260,000	70,735,000	6,000,000
Self Storage	185,248,500	210,841,250	303,825,400	762,467,500	11,700,000
Lodging	2,387,905,000	270,500,000	970,000,000	1,780,143,333	312,210,000
Mixed Use	123,515,000	219,725,000	139,610,000	0	0
Other	0	7,500,000	402,510,992	0	0
Total	$10,949,180,637	$3,288,286,250	$10,612,952,059	$6,349,654,710	$1,824,960,000

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and

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creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;
●	existing mortgage verification;
●	credit references;
●	certified financial statements for mortgagor and borrower principals;
●	tenant/resident leases;
●	ground leases;
●	property operating statements;
●	real estate tax bills;
●	purchase contract (if applicable);
●	appraisal;
●	engineering report;
●	seismic report (if applicable);
●	environmental report;
●	site plan;
●	certificate of occupancy;
●	evidence of zoning compliance;
●	insurance policies;
●	borrower structure/authority documents; and
●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be

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examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee

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may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

In addition, Bank of America may in some instances have reduced the term interest rate that Bank of America would otherwise charge on a Bank of America mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Bank of America mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Bank of America mortgage loan satisfied Bank of America’s minimum debt service coverage ratio underwriting requirements for such Bank of America mortgage loan.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

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●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.
●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1.

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Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

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●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.
●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

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●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The 11 West 42nd Street Mortgage Loan (4.2%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with UBS AG, New York Branch and LMF Commercial, LLC and was underwritten pursuant to the Bank of America underwriting guidelines; Bank of America is expected to purchase from UBS AG, New York Branch prior to the Closing Date a $15,000,000 portion of the 11 West 42nd Street Mortgage Loan. The Short Pump Town Center Mortgage Loan (2.7%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with Goldman Sachs Bank USA and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated (or, with respect to the 11 West 42nd Street Mortgage Loan (4.2%), the Short Pump Town Center Mortgage Loan (2.7%), originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The

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procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;
●	comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a

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standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

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Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America mortgage loan that it elects to substitute for a Bank of America mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing October 1, 2020, and ending September 30, 2023 (the “Reporting Period”), the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the quarterly period July 1, 2023 through September 30, 2023 was set forth in a Form ABS-15G filed by Bank of America on November 13, 2023. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements
Asset Class: Commercial Mortgages1

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[5]			Demand Withdrawn[6]			Demand Rejected[7]
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bank of America, N.A.	55	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bridger Commercial Funding LLC	55	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	47,935,972.42	81.98	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	6,813,170.99	11.65	0	0	0.00	0	0	0.00	0	0	0.00	1	6,813,170.99	9.39	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	PNC Bank, National Association	52	3,725,720.73	6.37	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[5]			Demand Withdrawn[6]			Demand Rejected[7]
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	287,974,857.01	47.87	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	Bank of America, N.A.	20	203,478,097.20	33.82	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	CIBC Inc.	16	110,145,496.60	18.31	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass-Through Certificates 2015-HBFL(9)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co- originated	1	742,154,939.05	100.00	0	0	0	0	0	0.00	0	0	0.00	1	45,924,967.05	5.84	0	0	0.00	0	0	0.00
Commercial Mortgages Total			514	1,402,228,254.00		0	0		0	0		0	0		4	52,738,138.04		0	0		0	0

(1)	Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that

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occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(3)	Reflects assets subject to new demands to repurchase or replace that were received during the Reporting Period. Activity appearing in the other applicable columns of this table (“Assets That Were Repurchased or Replaced”, “Assets Pending Repurchase or Replacement (within cure period)”, “Demand in Dispute”, “Demand Withdrawn” and “Demand Rejected”) may relate to demands received during or prior to the Reporting Period. If an asset was subject to a new demand and additional activity during the Reporting Period, information regarding the asset will appear in this column and the other applicable column in this table.
(4)	Reflects assets that were repurchased or replaced during the Reporting Period.
(5)	Includes assets for which any of the following situations apply as of the end of the Reporting Period:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by the end of the Reporting Period;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.
Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the Reporting Period.
(6)	Includes assets for which the party demanding the repurchase or replacement of such asset agreed during the Reporting Period to rescind its demand.
(7)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Reporting Period.
(8)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and June 30, 2022, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.
(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on November 13, 2023. The Central Index Key Number of Bank of America is 0001102113.
(10)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on November 13, 2023. The Central Index Key Number of BAMLCM is 0001005007.

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Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates is expected to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2022, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2022 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMC files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB’s Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing community and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2022, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $181 billion. Of that amount, approximately $145 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2022, JPMCB originated approximately $6 billion of commercial mortgage loans, of which approximately $4 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of

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November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

Pursuant to certain interim servicing arrangements between Midland and JPMCB, a sponsor and a mortgage loan seller, or Midland and certain affiliates of JPMCB, Midland acts as primary servicer with respect to certain mortgage loans owned by JPMCB and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the JPMCB Mortgage Loans. There are currently no outstanding servicing advances made by Midland in regard to any JPMCB Mortgage Loan that is serviced by Midland prior to its inclusion in the trust fund.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans it is selling to the depositor (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were

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relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

With respect to the Philadelphia Marriott Downtown Mortgage Loan, which is part of a Whole Loan that was co-originated by Wells Fargo Bank, JPMCB and Barclays Capital Real Estate Inc., and portions of which are being sold by Wells Fargo Bank and JPMCB, the Wells Fargo Bank Data Tape was used to provide the numerical information regarding such Mortgage Loan in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan

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agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Standards and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

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JPMCB’s Underwriting Standards and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

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The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis. The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of

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reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

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Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and

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maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Standards and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

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Exceptions. Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage Loans were originated with variances from the underwriting guidelines disclosed above.

Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G that includes information related to JPMCB was filed with the SEC on February 9, 2023, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. With respect to the three-year period ending September 30, 2023, JPMCB has no activity to report as required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization and is expected to purchase the Class A-2-2 certificates. However, JPMCB or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by

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the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BANK5 2023-5YR4 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Certificate Administrator and Trustee”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as

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described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Certificate Administrator and Trustee

Computershare Trust Company, N.A. (“Computershare Trust Company”) will act as certificate administrator, certificate registrar, trustee and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.1 billion (USD) in assets as of June 30, 2023. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC” and collectively with Wells Fargo Bank and Wells Fargo & Company, “Wells Fargo”) entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank, since November 1, 2021, has been transferring, and intends to continue to transfer, such roles, duties, rights, and liabilities to Computershare Trust Company, in stages. WFDTC also intends to transfer its roles, duties, rights, and liabilities to CDTC in stages. For any transaction where the roles of Wells Fargo Bank or WFDTC, as applicable, have not already transferred to Computershare Trust Company or CDTC, Computershare Trust Company or CDTC performs all or virtually all of the obligations of Wells Fargo Bank or WFDTC, respectively, as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2023, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 473 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $259 billion (USD).

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In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2023, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,207 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $697 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the certificate administrator is required to maintain pursuant to the PSA will be established and maintained with one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2023, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 404,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsor or their affiliates and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For twenty CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2022

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Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2022 Computershare CMBS Annual Statement of Compliance”).

For seventeen different CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the April 18, 2022 distribution was made one business day late due to an administrative error relating to the calculation of the payment date in an internal system due to Good Friday.

For two other CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that certain payment errors occurred. In one case, a class of certificates was overpaid and another class was underpaid in three consecutive months. The payment error was caused by an administrative error relating to the reimbursement to a servicer of prior advances subsequently deemed non-recoverable. Computershare Trust Company corrected the payment errors in the third month. In the other case, an administrative error during the processing of the transfer of a certificate caused the wrong beneficial holder to receive payment. The resulting payment error was corrected in the same month the error occurred.

For one additional CMBS transaction, the related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the Form 10-D (including the ABS Asset Data File and ABS Asset Related Document filed as exhibits 102 and 103 respectively to the registrant’s Form ABS-EE and incorporated by reference into the Form 10-D filing) for the initial distribution date was filed three calendar days late. The late filing resulted from a gap in Computershare Trust Company’s process for reviewing and capturing the Exchange Act reporting obligations in newly closed transactions.

For each of the twenty CMBS transactions, the related Subject 2022 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The current long-term issuer ratings of Computershare are “BBB” by DBRS Morningstar, “BBB” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P.

The information set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator and the trustee’s removal, replacement or resignation are

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described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Wells Fargo Bank is expected to act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-23A, 550 South Tryon Street, 23rd Floor, Charlotte, North Carolina 28202.

Wells Fargo Bank is also (i) the Retaining Sponsor, (ii) a sponsor, an originator and a mortgage loan seller, (iii) an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter, (iv) the master servicer under the BANK5 2023-5YR3 PSA, pursuant to which each of the 11 West 42nd Street Whole Loan and the Short Pump Town Center Whole Loan is serviced, (v) the general master servicer under the BANK 2023-BNK46 PSA, pursuant to which each of the 1201 Third Avenue Whole Loan and the 1825 K Street NW Whole Loan is serviced, (vi) the master servicer under the BANK5 2023-5YR1 PSA, pursuant to which the McKesson Phase 2 Whole Loan is serviced, and (vii) the holder of one or more Companion Loans related to each of the Westfarms Whole Loan and the Philadelphia Marriott Downtown Whole Loan.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2020	As of 12/31/2021	As of 12/31/2022	As of 9/30/2023
By Approximate Number:	30,536	29,704	27,480	25,723
By Approximate Aggregate Unpaid Principal Balance (in billions):	$601.82	$619.35	$599.96	$575.50

Within this portfolio, as of September 30, 2023, are approximately 20,004 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $455.0 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of September 30, 2023, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but

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not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2020	$454,151,591,750	$795,573,185	0.18%
Calendar Year 2021	$461,645,275,707	$1,395,817,923	0.30%
Calendar Year 2022	$447,783,265,998	$1,178,103,154	0.26%
YTD Q3 2023	$421,472,566,715	$973,665,958	0.23%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and DBRS, Inc. (“DBRS Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	DBRS Morningstar
Primary Servicer:	CPS1	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo Bank are “A+” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

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Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo Bank instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing until March 14, 2022. Personnel returned to their offices on March 14 on a hybrid flexible model that allows for some remote work. This remote-working capability is part of Wells Fargo Bank’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo Bank does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing & tracking;
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●	credit investigation & background checks; and
●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans and Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, Serviced Companion Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and Bank of America, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by Bank of America that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of

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MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any MSMCH Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transaction. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Primary Servicer

Midland Loan Services, a division of PNC Bank, National Association ("Midland"), is expected to act as the primary servicer with respect to the Nvidia Santa Clara Mortgage Loan (9.4%) and The Prado Mortgage Loan (5.6%), each to be sold to the Depositor by

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JPMorgan Chase Bank, National Association) (such Mortgage Loans, the “Midland Serviced Mortgage Loans”). Midland is expected to be initially responsible for the primary servicing and administration of such Midland Serviced Mortgage Loans pursuant to a certain primary servicing agreement expected to be entered into between Midland, as primary servicer, and Wells Fargo Bank, National Association, as master servicer (the “Midland Primary Servicing Agreement”). Certain servicing and administrative functions may also be provided by one or more subservicers that previously serviced the mortgage loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“DBRS Morningstar”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Strong”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland's policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland's personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the PSA, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
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●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Midland Serviced Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Midland Serviced Mortgage Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

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Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland's website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of September 30, 2023, Midland was master and primary servicing approximately 21,302 commercial and multifamily mortgage loans with a principal balance of approximately $498 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,609 of such loans, with a total principal balance of approximately $331 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2020 to 2022.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2020	2021	2022
CMBS	$256	$302	$328
Other	$317	$301	$315
Total	$573	$603	$642

As of September 30, 2023, Midland was named the special servicer in approximately 321 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $120 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 198 assets with an outstanding principal balance of approximately $5.1 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2020 to 2022.

Portfolio Size –Special Servicing	Calendar Year End (Approximate amounts in billions)
	2020	2021	2022
Total	$170	$163	$162

From time to time, Midland and/or its affiliates may purchase or sell securities, including, CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or

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more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Midland is also (i) the master servicer of the Benchmark 2023-V4 PSA pursuant to which the Merit Hill Self Storage Whole Loan is serviced, (ii) the master servicer of the Benchmark 2023-V4 PSA pursuant to which the Philadelphia Marriott Downtown Whole Loan is initially being serviced until the securitization of the related control note, after which it is expected to be serviced by Midland pursuant to the BBCMS 2023-5C23 PSA and (iii) the primary servicer of the 1825 K Street NW Whole Loan.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the JPMCB Mortgage Loans.

PNC Bank, National Association (“PNC Bank”), and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the trust fund as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The foregoing information concerning the Primary Servicer has been provided by Midland.

Summary of the Midland Primary Servicing Agreements

Midland has acquired the right to be appointed as the primary servicer of the Midland Serviced Mortgage Loans and any related Companion Loans (together with the Midland Serviced Mortgage Loans, the “Midland Serviced Loans”). Accordingly, Wells Fargo Bank, National Association, as master servicer, and Midland, as primary servicer, will be required to enter into the Midland Primary Servicing Agreement to be dated as of December 1, 2023. The primary servicing of the Midland Serviced Loans will be governed by the Midland Primary Servicing Agreement. The following summary describes certain provisions of the Midland Primary Servicing Agreement relating to the primary servicing and administration of the Midland Serviced Loans. Any reference to Mortgage Loans (or related defined terms) in this section is intended to only apply to the Midland Serviced Mortgage Loans.

Pursuant to the Midland Primary Servicing Agreement, Midland, as primary servicer, on behalf of the Master Servicer, will be responsible for certain of the obligations of the Master Servicer with respect to the Midland Serviced Mortgage Loans described in “Pooling and Servicing Agreement”, including, but not limited to: collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the PSA) to hold such collections; remitting to the Master Servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments, funds allocated for payment to any related Serviced Companion Loan Holder and payments in the nature of additional servicing compensation due to Midland, as primary servicer; collecting borrower reports, budgets, operating statements, income statements, and rent rolls; preparing reports

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(including, but not limited to, collection reports, monthly remittance reports, and various CREFC® reports) and performing annual inspections of the related Mortgaged Property; promptly notifying Master Servicer of any defaults under the Midland Serviced Mortgage Loans, collection issues or customer issues; provided that Midland will not take any action with respect to enforcing such loans without the prior written approval of the Master Servicer; monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance; maintaining an appropriate fidelity bond and errors and omissions insurance (or self-insurance). Midland will be responsible for performing the primary servicing of the Midland Serviced Loans in a manner consistent with the Servicing Standard under the PSA.

Midland may hold certain original letters of credit on behalf of the Master Servicer and Trustee for the benefit of the Certificateholders, but will not hold any other portion of the Mortgage File; provided that from time to time, Midland may temporarily have possession of certain other documents in the Mortgage File in connection with certain servicing duties. Additionally, Midland will be responsible for maintaining the servicing file (or any portion thereof) and releasing files in accordance with the PSA and the Midland Primary Servicing Agreement. Any portion of the servicing file or the Mortgage File in Midland’s possession will be required to be held by Midland, on behalf of the Master Servicer for the benefit of the Certificateholders and will be identified in accordance with Midland’s customary procedures by assigning a loan number that will reflect the ownership of the related Mortgage Loan by the trustee.

Midland will have no obligation to make, or be permitted to make, any principal and interest advance or any servicing advances except as described in the following sentence. With respect to any servicing advance required to be made on an urgent or emergency basis such that Midland is unable to provide the Master Servicer with sufficient notice to enable the Master Servicer to make such servicing advance, Midland may, in Midland’s sole discretion, make such servicing advance with prior notice to the Master Servicer if reasonably practicable and the Master Servicer will be required to reimburse Midland for such servicing advance and interest thereon within 5 Business Days of receipt of written request therefor.

Midland will not communicate directly with any Rating Agency regarding the Midland Serviced Mortgage Loans or the Midland Primary Servicing Agreement except in limited circumstances set forth in the Midland Primary Servicing Agreement.

For so long as Midland is not the Special Servicer under the PSA, Midland may not take any action with respect to any Major Decision or certain other actions as set forth in the Midland Primary Servicing Agreement unless Midland has confirmed with the Master Servicer that the Master Servicer is either obligated to process or that the Master Servicer and the special servicer have mutually agreed that the Master Servicer shall process such request pursuant to the PSA. Following such confirmation, Midland may not permit or consent to any Major Decision or take any other action requiring the approval of the Master Servicer under the Midland Primary Servicing Agreement without the prior written approval of the Master Servicer. Such consent will be subject to the consent of the Special Servicer to the extent set forth in the PSA. Midland will process and close any defeasance and obtain any required consent of the Master Servicer to such defeasance. The Master Servicer will be required to request any such approvals or any Rating Agency Confirmation, if applicable.

During any such time that Midland is acting as the Special Servicer under the PSA (if Midland were to be appointed as a successor to the Special Servicer), and subject to the following paragraph, if pursuant to the PSA the Master Servicer is responsible for processing any Major Decision or certain other actions as set forth in the Midland Primary Servicing

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Agreement, then Midland will be required to perform the obligations of the Master Servicer with respect to such transaction (including dealing directly with, and obtaining the consent of, the special servicer on matters for which the PSA requires the Master Servicer to deal with, or obtain the consent of, the Special Servicer) without the approval of the Master Servicer, but subject to all requirements and restrictions set forth in the relevant provisions of the PSA and the paragraph below; provided, however, that the Midland will be required to copy the Master Servicer on all correspondence to the Special Servicer and the related mortgagor regarding such matters and Midland will be required to prepare any package and analysis necessary to obtain any required Rating Agency Confirmation and forward such package to the Master Servicer. Midland will process and close any defeasance and obtain any required consent of the Master Servicer to such defeasance. The Master Servicer (not Midland) will deal with the 17g-5 Information Provider and the Rating Agencies to the extent required by the PSA with respect to such matters. Notwithstanding the foregoing, with respect to any assumption, transfer, defeasance, or certain other actions as set forth in the Midland Primary Servicing Agreement for which the PSA does not require the Master Servicer to obtain the consent or approval of the Special Servicer, Midland will not be permitted to consent to any such action without the prior written consent of the Master Servicer. With respect to any such proposed action requiring the consent of the Master Servicer, Midland will be required to perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer and, if the Master Servicer consents to any such modification, extension, waiver, consent or other action, Midland shall close such transaction or grant such consent. Midland will not be permitted to permit any principal prepayment or defeasance with respect to any Mortgage Loan or Serviced Companion Loan without the written consent of the Master Servicer.

In the event that Midland, in the good faith and reasonable judgment of the Master Servicer, violates the Servicing Standard or otherwise commits a “Servicer Termination Event” under the PSA in connection with the granting or withholding of any approval as described in the prior paragraph, Midland thereafter will no longer be permitted to exercise the approval rights described in the prior paragraph and will thereafter be required to seek the approval of the Master Servicer. Midland, in processing each of these transactions, will be required to apprise the Master Servicer of its actions from time to time, to the extent and as further set forth in the Midland Primary Servicing Agreement. Midland will also be required to provide all reasonable cooperation to the Master Servicer in connection with the Master Servicer’s duties under the PSA to oversee Midland as a sub-servicer.

Midland will also timely provide such certifications, reports and registered public accountant attestations required by the Midland Primary Servicing Agreement or by the Master Servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

With respect to all servicing responsibilities of the Master Servicer under the PSA which are not being performed by Midland under the Midland Primary Servicing Agreement, Midland will be required to reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities.

As compensation for its activities under the Midland Primary Servicing Agreement, Midland will be paid a primary servicing fee with respect to the Midland Serviced Loans only to the extent that the Master Servicer receives the servicing fee with respect to such Midland Serviced Loans under the PSA. Midland will be entitled to certain additional servicing compensation as further set forth in the Midland Primary Servicing Agreement with respect to the Midland Serviced Loans, including, but not limited to, a portion of Modification

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Fees, assumption fees and defeasance fees, but only from amounts to which the Master Servicer is entitled under the PSA.

Neither Midland nor any partners, directors, officers, shareholders, members, managers, employees or agents of Midland (the “Midland Parties”) will be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Midland Primary Servicing Agreement, or for errors in judgment. However, this will not protect the Midland Parties against any breach of warranties or representations made in the Midland Primary Servicing Agreement, or against any liability that would otherwise be imposed on Midland by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Midland Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties under the Midland Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the Midland Primary Servicing Agreement. The Midland Parties will be indemnified by the Master Servicer against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) (collectively, the “Losses”) incurred by Midland in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement, the Midland Serviced Loans or the certificates resulting from the Master Servicer’s willful misconduct, bad faith, fraud, or negligence in the performance of duties under the Midland Primary Servicing Agreement or negligent disregard of its obligations under the Midland Primary Servicing Agreement. The Midland Parties will be indemnified by the Issuing Entity, to the extent provided in the PSA, against any Losses incurred by Midland in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement, the Midland Serviced Loans, the certificates, other than any Losses (i) that are specifically required to be borne by Midland without right of reimbursement pursuant to the terms of the Midland Primary Servicing Agreement, (ii) that are incurred in connection with any breach of representation or warranty made by Midland in the Midland Primary Servicing Agreement, (iii) that are incurred by reason of by reason of willful misconduct, bad faith, or negligence of Midland in the performance of its obligations or duties under the Midland Primary Servicing Agreement or negligent disregard of obligations and duties under the Midland Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the Master Servicer under the PSA as a result of pursuing the Issuing Entity on behalf of Midland for such indemnification.

Midland will indemnify and hold harmless the Master Servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the Master Servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Midland Primary Servicing Agreement, the PSA, the certificates by reason of (1) any breach by Midland of a representation or warranty made by Midland in the Midland Primary Servicing Agreement or (2) any willful misconduct, bad faith, or negligence by Midland in the performance of its obligations or duties under the Midland Primary Servicing Agreement or under the PSA or by reason of negligent disregard of such obligations and duties.

The Midland Primary Servicing Agreement may be terminated with respect to Midland if any of the following occurs:

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●	the Master Servicer (or the depositor to the extent the depositor has the right to terminate Midland under the PSA) elects to terminate Midland following an event of default under the Midland Primary Servicing Agreement (which will generally be similar in nature and scope to the Servicer Termination Events described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”);
●	upon resignation by Midland in accordance with the terms of the Midland Primary Servicing Agreement;
●	Midland becomes an “affiliate of” the Third Party Purchaser, as defined in 12 C.F.R. 43.2 of the Credit Risk Retention Rules, and Midland is a servicer as contemplated by Item 1108(a)(2) of Regulation AB;
●	at the option of the purchaser of any Midland Serviced Loans pursuant to the terms of the PSA; provided that any such termination pursuant to this clause will only be effective with respect to the purchased Midland Serviced Loans and not with respect to the entire agreement;
●	upon the later of the final payment or other liquidation of the last Midland Serviced Loans and disposition of all REO Property and remittance of all funds thereunder;
●	upon termination of the PSA; or
●	by mutual consent of Midland and the Master Servicer in writing.

Notwithstanding the foregoing, upon any termination of Midland, Midland will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and is required to cooperate fully with the Master Servicer to transition primary servicing of the Midland Serviced Loans to the Master Servicer or its designee.

Additionally, in connection with the BANK 2023-BNK46 transaction, Wells Fargo entered into a primary servicing agreement (the “BNK46 Midland Primary Servicing Agreement”) with Midland that governs the primary servicing of the 1825 K Street NW Whole Loan. Midland is required to primary service the 1825 K Street NW Whole Loan in accordance with the BNK46 Midland Primary Servicing Agreement and the BANK 2023-BNK46 PSA. The BNK46 Midland Primary Servicing Agreement has terms substantially similar to the Midland Primary Servicing Agreement described above, however, certain terms, such as events of default and termination triggers, correspond to the terms of the BANK 2023-BNK46 PSA rather than those contained in the PSA.

The foregoing information under this section titled “—Summary of the Midland Primary Servicing Agreements” has been provided by Wells Fargo. None of the depositor, the underwriters, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer

KeyBank National Association, a national banking association (“KeyBank”), will be the special servicer. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank is not an affiliate of the issuing entity, the depositor, the Mortgage Loan Sellers, the master servicer, the trustee, the certificate administrator, the operating advisor, or the asset representations

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reviewer. The principal servicing offices of KeyBank are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2020	12/31/2021	12/31/2022	9/30/2023
By Approximate Number	17,008	18,122	18,346	18,522
By Approximate Aggregate Unpaid Principal Balance (in billions)	$308.5	$379.3	$426.9	$441.2

Within this servicing portfolio are, as of September 30, 2023, approximately 11,489 loans with a total principal balance of approximately $296.01 billion that are included in approximately 927 CMBS transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2022, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in commercial mortgage backed securities transactions since 1998. As of September 30, 2023, KeyBank was named as special servicer with respect to commercial mortgage loans in 369 commercial mortgage backed securities transactions totaling approximately $191.4 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 232 commercial mortgage loans with an aggregate outstanding principal balance of approximately $5.78 billion, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	As of 12/31/2020	As of 12/31/2021	As of 12/31/2022	As of 9/30/2023
By Approximate Number of Transactions	363	357	359	369
By Approximate Aggregate Principal Balance (in billions)	$148.3	$178.9	$196.3	$191.4

KeyBank has resolved over $12.0 billion of U.S. commercial mortgage loans over the past 10 years. The following table sets forth information on the amount of U.S. commercial mortgage loans that KeyBank resolved in each of the past 10 calendar years (in billions):

2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
$2.69	$0.63	$1.40	$0.27	$0.23	$0.12	$0.32	$3.20	$2.00	$1.15

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KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P Global Ratings (“S&P”), Fitch, and DBRS Morningstar. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer. DBRS Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and DBRS Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer or the special servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Debt Obligations	BBB+	BBB+	Baa1
Short-Term Debt Obligations	A-2	F2	P-2
Long Term Deposits	N/A	A-	A2
Short Term Deposits	N/A	F2	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the underlying Mortgage Loans or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrowers.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank

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has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

As the special servicer, KeyBank is generally responsible for the special servicing functions with respect to the Mortgage Loans and any REO Property. Additionally, KeyBank may from time to time perform some of its servicing obligations under the PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the PSA as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying Mortgage Loans are to be maintained is described in “Pooling and Servicing Agreement – Realization Upon Mortgage Loans”. Generally, all amounts received by KeyBank in connection with any REO Property held by the issuing entity are deposited into an REO account.

KeyBank will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the underlying Mortgage Loans pursuant to the PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

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The foregoing information regarding KeyBank under this heading “Transaction Parties—The Special Servicer” has been provided by KeyBank.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of September 30, 2023, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial unpaid principal balance of $371.5 billion issued in 427 transactions.

As of September 30, 2023, Park Bridge Lender Services was acting as asset representations reviewer for 177 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial unpaid principal balance of $158.5 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of the Rating Agencies and none of those Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) can and will make the representations and warranties as operating advisor set forth in the PSA; (c) is not (and is neither affiliated nor Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates or Risk Retention Affiliates; (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its

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obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

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Credit Risk Retention

General

This transaction is required to comply with the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) as they relate to commercial mortgage-backed securities. Wells Fargo Bank will act as the “retaining sponsor” (as defined in the Credit Risk Retention Rules, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement initially through the purchase by LD III Sub XV, LLC, a Delaware limited liability company, the “third-party purchaser” (as defined in the Credit Risk Retention Rules, the “Third Party Purchaser”) of the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates (collectively, the “Horizontal Risk Retention Certificates”), with an estimated aggregate initial Certificate Balance of $68,869,334 and representing approximately 5.02% of the aggregate fair value of the certificates (other than the Class R certificates) as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). The Horizontal Risk Retention Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates— EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

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Third Party Purchaser

LD III Sub XV, LLC, a Delaware limited liability company, is expected, to (i) act as the initial Third Party Purchaser and (ii) retain the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates.

LD III Sub XV, LLC is directly or indirectly owned by Prime Finance Long Duration (B-Piece) III, L.P. and by Prime Finance Long Duration (B-Piece) III (Parallel Entity), L.P., each a Delaware limited partnership (collectively, the “Fund”). The Fund was formed primarily to acquire or invest in unrated or below investment-grade commercial mortgage backed securities and certain other investments.  The Fund commenced operations on September 28, 2021, and has total investor capital commitments of $517 million to date.  This is anticipated to represent the Fund’s thirteenth purchase of junior tranches of commercial mortgaged-backed securities (“CMBS B-Piece Securities”).

The Fund is advised by Prime Finance Advisor, L.P. (“Prime Finance”).  Prime Finance is an experienced commercial real estate debt investor.  The six members of the investment committee responsible for the Fund had an average of 31 years of real estate experience as of June 30, 2023.  Funds advised by Prime Finance have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities.  As of June 30, 2023, funds advised by Prime Finance own approximately 289 separate real estate credit investments, including seventy-one (71) CMBS B-Piece Securities.

As of June 30, 2023, Prime Finance affiliates have originated or acquired over $24 billion of commercial real estate debt investments.  Prime Finance is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

Horizontal Risk Retention Certificates

General

The Third Party Purchaser is expected to purchase the Horizontal Risk Retention Certificates, consisting of the classes of certificates identified in the table below.

Class of Horizontal Risk Retention Certificates	Expected Initial Certificate Balance		Estimated Fair Values (in $) and Estimated Range of Fair Values (in %) of the Horizontal Risk Retention Certificates(1)	Expected Purchase Price(2)
Class E-RR	$9,339,000	(3)	$5,067,324 / 0.58% - 0.75%(3)	54.2598%
Class F-RR	$7,441,000		$4,037,473 / 0.53% - 0.55%	54.2598%
Class G-RR	$11,162,000		$6,056,481 / 0.80% - 0.83%	54.2598%
Class J-RR	$11,162,000		$6,056,481 / 0.80% - 0.83%	54.2598%
Class K-RR	$29,765,334		$16,150,615 / 2.13% - 2.22%	54.2598%

(1)	The estimated fair value (expressed as a dollar amount) and estimated range of fair values (expressed as a percentage of the aggregate fair value of all of the certificates (other than the Class R certificates)) of the Horizontal Risk Retention Certificates. The fair value of the Horizontal Risk Retention Certificates have been determined as described under “—Yield-Priced Principal Balance Certificates”. The fair value of the other certificates is unknown and has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
(2)	Expressed as a percentage of the expected initial Certificate Balance of each class of the Horizontal Risk Retention Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Horizontal Risk Retention Certificates to be acquired by the Third Party Purchaser is approximately $37,368,373, excluding accrued interest.
(3)	The approximate initial Certificate Balance of the Class E-RR certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described herein under “Credit Risk
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Retention”. The Class E-RR certificates are expected to have an initial Certificate Balance that falls within a range of $7,821,000 and $10,500,000. The Class E-RR certificates are expected to have an estimated fair value that falls within a range of approximately $4,243,660 and $5,697,281.

The aggregate fair value of the Horizontal Risk Retention Certificates is expected to be equal to or above 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates). The Retaining Sponsor estimates that, relying solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it is required to retain an eligible horizontal residual interest with an aggregate fair value dollar amount of between approximately $36,386,879 and $37,830,220, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Third Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates and Trust Components in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-2-2, Class X-A and Class X-D certificates and the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1 and Class A-3-X-2 Trust Components), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class K-RR certificates, second, to the Class J-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E-RR certificates, sixth, to the Class D certificates, seventh, to the Class C Trust Component, eighth, to the Class B Trust Component, ninth, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-2-2 certificates and the Class A-2-1 and Class A-3 Trust Components, in each case until the Certificate Balance of that class or Trust Component has been reduced to zero. Any Realized Loss applied to the Class A-2-1, Class A-3, Class A-S, Class B or Class C Trust Component will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein. See “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

For a description of other material payment terms of the Classes of Yield-Priced Principal Balance Certificates identified in the table above in “—General”, see “Description of the Certificates”.

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Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-2-1, Class A-2-2, Class A-3, Class A-S, Class B, Class C and Class D certificates (collectively, the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates (the “Yield-Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury-Priced Principal Balance Certificates and each class of Yield Priced Principal Balance Certificates as described below. CMBS such as the Class X-A and Class X-D certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Treasury-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads may tighten in the direction of the low estimate provided.

Treasury-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% CPR prepayment rate, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of this securitization based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Treasury-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity

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reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
3YR	4.251%	4.583%	5.234%
5YR	4.009%	4.424%	4.982%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using the treasury yield curve with 3 and 5 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-2-1(1)	1.47%	1.52%	1.57%
Class A-2-2(1)	1.47%	1.52%	1.57%
Class A-3(1)	1.50%	1.55%	1.60%
Class A-S(1)	2.30%	2.45%	2.60%
Class B(1)	2.85%	3.05%	3.25%
Class C(1)	4.85%	5.10%	5.35%
Class D	7.75%	8.25%	8.75%

(1)	The maximum Certificate Balances of Class A-2-1, Class A-2-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-2-1 and Class A-3 Trust Components and the initial Certificate Balance of the Class A-2-2 certificates discussed in “Description of the Certificates—General”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Treasury-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of

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Treasury-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of Treasury-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-2-1(1)	5.5368%	5.9820%	6.6122%
Class A-2-2(1)	5.5368%	5.9820%	6.6122%
Class A-3(1)	5.5247%	5.9843%	6.5984%
Class A-S(1)	6.3154%	6.8782%	7.5886%
Class B(1)	6.8603%	7.4749%	8.2334%
Class C(1)	8.8603%	9.5249%	10.3334%
Class D	11.7603%	12.6749%	13.7334%

(1)	The maximum Certificate Balances of Class A-2-1, Class A-2-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-2-1 and Class A-3 Trust Components and the initial Certificate Balance of the Class A-2-2 certificates discussed in “Description of the Certificates—General”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Determination of Class Sizes

The Retaining Sponsor was provided credit support levels for each class of Treasury-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Treasury-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate Certificate Balance of Principal Balance Certificates that would be required to be subordinate to that class of Treasury-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, or a stipulation by the b-piece buyer, if applicable, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Treasury-Priced Principal Balance Certificates, or of the b-piece buyer, if applicable (the “Constraining Level”). In certain circumstances the Retaining Sponsor may have elected not to engage an NRSRO for particular Classes of Principal Balance Certificates, based in part on the credit support levels provided by that NRSRO. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The aggregate Certificate Balance for the Class A-2-2 certificates and the Class A-2-1 Exchangeable Certificates and Class A-3 Exchangeable Certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus 0.3. The Certificate Balance for the Class A-S Exchangeable Certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus such class’s Constraining Level, minus the percentage of the Initial Pool Balance represented by the aggregate Certificate Balance of the Class A-2-2 certificates and the Class A-2-1 Exchangeable Certificates and Class A-3 Exchangeable Certificates. For each other subordinate class of Treasury-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference between the credit support level for the immediately senior class of Treasury-

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Priced Principal Balance Certificates and such subordinate class’s Constraining Level, except in the case of the Class D certificates, in which case the Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference between the credit support level for the immediately senior class and a percentage determined such that the fair value of the Horizontal Risk Retention Certificates equals at least 5% of the aggregate fair value of the certificates.

Target Price Determination

The Retaining Sponsor determined a target price (the “Target Price”) for each class of Treasury-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, similar average lives, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Target Price utilized for each class of Treasury-Priced Principal Balance Certificates (other than the Class D certificates) is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Class of Certificates	Target Price(1)
Class A-2-1(2)	101%
Class A-2-2(2)	101%
Class A-3(2)	103%
Class A-S(2)	103%
Class B(2)	103%
Class C(2)	103%

(1)	The Target Price with respect to a Class of certificates may not be achieved if such Class accrues interest at the WAC Rate.
(2)	The maximum Certificate Balances of Class A-2-1, Class A-2-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-2-1 and Class A-3 Trust Components and the initial Certificate Balance of the Class A-2-2 certificates discussed in “Description of the Certificates—General”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates (other than the Class D certificates), the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Treasury-Priced Principal Balance Certificates (other than the Class D certificates) in order to achieve the related Target Price for that class of Treasury-Priced Principal Balance Certificates (other than the Class D certificates) when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon for each class of Treasury-Priced Principal Balance Certificates (other than the Class D certificates) and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

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Range of Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-2-1(1)	5.780%	6.222%	6.847%
Class A-2-2(1)	5.780%	6.222%	6.847%
Class A-3(1)	6.221%	6.683%	7.298%
Class A-S(1)	7.004%	7.678%(2)	7.785%(3)
Class B(1)	7.654%(2)	7.785%(3)	7.785%(3)
Class C(1)	7.785%(3)	7.785%(3)	7.785%(3)
Class D(4)	4.000%	4.000%	4.000%

(1)	The maximum Certificate Balances of Class A-2-1, Class A-2-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-2-1 and Class A-3 Trust Components and the initial Certificate Balance of the Class A-2-2 certificates discussed in “Description of the Certificates—General”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.
(2)	WAC Rate minus a specified percentage.
(3)	WAC Rate.
(4)	Assumed Certificate Coupon is set to a fixed rate of 4.000% and not based on a Target Price or Discount Yield.

Determination of Treasury-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Interest-Only Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents and the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values

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at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yield Curve Values”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
3YR	4.251%	4.583%	5.234%
5YR	4.009%	4.424%	4.982%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 3 and 5 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Retaining Sponsor’s experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.25%	1.50%	2.00%
Class X-D	2.50%	3.00%	3.50%

Discount Yield Determination

Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Interest-Only Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

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Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	5.3475%	5.9833%	7.0760%
Class X-D	6.5708%	7.4646%	8.5462%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Principal Balance Certificates

The Yield-Priced Principal Balance Certificates are anticipated to be acquired by the Third Party Purchaser based on a targeted discount yield of 24.2181% (inclusive of agreed upon price adjustments, if applicable) for each class of Yield-Priced Principal Balance Certificates, an Assumed Certificate Coupon equal to the WAC Rate for each class of Yield-Priced Principal Balance Certificates, the Structuring Assumptions and 0% CPY, each as agreed to among the sponsors and the Third Party Purchaser.

Determination of Class Size

The Retaining Sponsor determined the Certificate Balance of each class of Yield-Priced Principal Balance Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Treasury-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net

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present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value

Based on the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of certificates (other than the Class R certificates) by multiplying the range of the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of expected prices.

Range of Estimated Fair Values for the Certificates
(Other than the Class R Certificates)

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Estimate of Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-2-1 + Class A-2-2(1)(2)	$201,997,994	$201,995,117	$201,995,521
Class A-3(1)(2)	$330,510,905	$330,511,515	$330,500,530
Class X-A	$10,156,032	$22,564,930	$33,423,295
Class A-S(1)	$67,329,416	$68,979,020	$68,979,398
Class B(1)	$37,362,826	$38,518,788	$39,278,841
Class C(1)	$29,349,579	$30,298,864	$31,107,909
Class X-D(3)	$2,476,545	$2,321,889	$2,202,197
Class D(3)	$12,009,572	$11,501,810	$11,118,384
Class E-RR(4)	$4,243,660	$5,067,324	$5,697,281
Class F-RR	$4,037,473	$4,037,473	$4,037,473
Class G-RR	$6,056,481	$6,056,481	$6,056,481
Class J-RR	$6,056,481	$6,056,481	$6,056,481
Class K-RR	$16,150,615	$16,150,615	$16,150,615
Total:	$727,737,578	$744,060,306	$756,604,406

(1)	The maximum Certificate Balances of Class A-2-1, Class A-2-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-2-1 and Class A-3 Trust Components and the initial Certificate Balance of the Class A-2-2 certificates discussed in “Description of the Certificates—General”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.
(2)	The exact initial Certificate Balances or Notional Amounts of the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components (and consequently, the exact initial Certificate Balance or Notional Amount of each class of Class A-2-1 Exchangeable Certificates and Class A-3 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. The exact initial Certificate Balance of the Class A-2-2 certificates is also unknown and will be determined based on the final pricing of the certificates. However, the initial Certificate Balance of the Class A-2-1 Trust Component is expected to be within the range of $0 and $250,000,000, the initial Certificate Balance of the Class A-2-2 Certificates is expected to be within a range of $0 and $250,000,000, and the initial Certificate Balance of the Class A-3 Trust Component is expected to be within the range of $270,886,000 and $520,886,000. The aggregate initial Certificate Balance of the Class A-2-1 and Class A-3 Trust Components and Class A-2-2 certificates is expected to be approximately $520,886,000, subject to a variance of plus or minus 5%. The Class A-2-1-X1 and Class A-2-1-X2 Trust Components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-2-1 Trust Component. The Class A-3-X1 and Class A-3-X2 Trust Components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-3 Trust Component. For purposes of providing the range of estimated fair values for the certificates in the table above, the aggregate Certificate Balance of the Class A-2-1 and Class A-2-2 certificates is assumed to be $200,000,000, and the Certificate Balance of the Class A-3 certificates is assumed to be $320,886,000.
(3)	The approximate initial Certificate Balance of the Class D certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The initial Certificate Balance of the Class D certificates is expected to fall within a range of $15,544,000 and $18,223,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the certificates (other than the Class R certificates). Any variation in the initial Certificate Balance of the Class D certificates would affect the initial Notional Amount of the Class X-D certificates.
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(4)	The approximate initial Certificate Balance of the Class E-RR Certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The initial Certificate Balance of the Class E-RR certificates is expected to fall within a range of $7,821,000 and $10,500,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the certificates (other than the Class R certificates).

The estimated range of fair values for all the certificates (other than the Class R certificates) is approximately $727,737,578 to $756,604,406.

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the Horizontal Risk Retention Certificates (except to a majority-owned affiliate) until December 19, 2028. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third party purchaser and the successor third party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and their affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date or (B) the date on which all of the Mortgage Loans have been defeased in accordance with 12 C.F.R. §43.7(b)(8)(i) of the Credit Risk Retention Rules.

Operating Advisor

The operating advisor for the transaction is Park Bridge Lender Services LLC, a New York limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating
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advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the classes of Horizontal Risk Retention Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Park Bridge Lender Services LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Park Bridge Lender Services LLC under the PSA and satisfaction that no payments have been paid by any special servicer to Park Bridge Lender Services LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Park Bridge Lender Services LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description

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of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of MSMCH, Wells Fargo Bank, Bank of America and JPMCB and will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2.

At the time of MSMCH’s decision to include each of its Mortgage Loans in this transaction, MSMCH determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by MSMCH that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by MSMCH that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which MSMCH based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of Wells Fargo Bank’s decision to include each of its Mortgage Loans in this transaction, Wells Fargo Bank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency

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confirmation prior to taking an action related to such exception, a determination by Wells Fargo Bank that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Wells Fargo Bank that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Wells Fargo Bank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of Bank of America’s decision to include each of its Mortgage Loans in this transaction, Bank of America determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Bank of America that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Bank of America that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Bank of America based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of JPMCB’s decision to include each of its Mortgage Loans in this transaction, JPMCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by JPMCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by

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JPMCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which JPMCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

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Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2023-5YR4 will consist of the following classes: the Class A-2-2 certificates, the Class A-2-1 Exchangeable Certificates and the Class A-3 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), Class X-A and Class X-D certificates (collectively, the “Class X Certificates”), and the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R certificates.

The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates, the Subordinate Certificates and the Class R certificates are collectively referred to in this prospectus as the “Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class A-2-1, Class A-2-1-1, Class A-2-1-2, Class A-2-1-X1 and Class A-2-1-X2 certificates (collectively, the “Class A-2-1 Exchangeable Certificates”), (ii) the Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1 and Class A-3-X2 certificates (collectively, the “Class A-3 Exchangeable Certificates”), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates (collectively, the “Class B Exchangeable Certificates”) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates”). The Class A-2-1-X1, Class A-2-1-X2, Class A-3-X1, Class A-3-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates”.

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The Certificates (other than the Class X Certificates, the Class R certificates and the Exchangeable IO Certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates (other than the Class A-2-2 certificates) and the Class X-A certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”. The Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates are also referred to in this prospectus as the “Horizontal Risk Retention Certificates” and are expected to be purchased and retained by LD III Sub XV, LLC.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts shown under “Summary of Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-2-2 certificates and the Class A-2-1, Class A-3 and Class A-S Trust Components outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $587,857,000.

The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Certificate Balance of the Class D certificates is expected to fall within a range of $15,544,000 and $18,223,000, with the ultimate initial Certificate Balance determined such that the aggregate fair value of the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the classes of certificates (other than the Class R certificates) issued by the issuing entity. Accordingly, the initial Notional Amount of the Class X-D certificates is expected to fall within a range of $15,544,000 and $18,223,000.

The Notional Amounts of the Class A-2-1-X1 and Class A-2-1-X2 Trust Components will equal the Certificate Balance of the Class A-2-1 Trust Component. The Notional Amounts of the Class A-2-1-X1 and Class A-2-1-X2 Certificates will equal the Certificate Balances of the Class A-2-1-1 and Class A-2-1-2 Certificates, respectively.

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The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Trust Components will equal the Certificate Balance of the Class A-3 Trust Component. The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Certificates will equal the Certificate Balances of the Class A-3-1 and Class A-3-2 Certificates, respectively.

The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Exchangeable Certificates) and the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1, Class A-3-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Grantor Trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in January 2024.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

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The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and any Companion Distribution Account maintained by it, in Permitted Investments. The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)    the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Payment Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Payment Due Date occurring after the related Determination Date, subsequent to the related Payment Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in the Collection Account in error; and

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●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Interest Rate for the related Mortgage Loan;

(b)    if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date if received by the master servicer on or prior to the related Determination Date;

(c)    all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)  the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates and Trust Components that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Payment Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Payment Due Date if such Mortgage Loan (including any Companion Loan) had a Payment Due Date in such preceding month and ending on and including the Payment Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Payment Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

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The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates and the Trust Components have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-2-2, Class X-A and Class X-D certificates and the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-2-2 certificates and the Class A-2-1 and Class A-3 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i)                      prior to the Cross-Over Date:

(a)    to the Class A-2-1 Trust Component and the Class A-2-2 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-2-1 Trust Component and the Class A-2-2 certificates are reduced to zero; and

(b)     to the Class A-3 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) has been made) for such Distribution Date, until the Certificate Balance of the Class A-3 Trust Component is reduced to zero;

(ii)                   on or after the Cross-Over Date, to the Class A-2-2 certificates and the Class A-2-1 and Class A-3 Trust Components remaining outstanding, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-2-2 certificates and the Class A-2-1 and Class A-3 Trust Components, as applicable, are reduced to zero;

Third, to the Class A-2-2 certificates and the Class A-2-1 and Class A-3 Trust Components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class or Trust Component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Realized Loss was allocated to such class or Trust Component until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fifth, after the Certificate Balances of the Class A-2-2 certificates and the Class A-2-1 and Class A-3 Trust Components have been reduced to zero, to the Class A-S Trust

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Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B Trust Component have been reduced to zero, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C Trust Components have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

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Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D and Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E-RR and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

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Twenty-fifth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E-RR, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class J-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-eighth, to the Class K-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates have been reduced to zero, to the Class K-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class K-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates”.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO

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Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates (other than the Class R certificates) or Trust Components for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates or Trust Components will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates for any Distribution Date will equal one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-2-2 certificates and the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1, Class A-3-X2, Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rates on the Class D certificates for the related Distribution Date.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Interest Rate then in effect, minus the related Administrative Fee Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether

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agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Payment Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Payment Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Payment Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Interest Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Exchangeable Certificates

Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

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Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2-1	Class A-2-1-1, Class A-2-1-X1
Class A-2-1	Class A-2-1-2, Class A-2-1-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the Closing Date, the issuing entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component.” Each Trust Component will be a REMIC “regular interest” issued by the Upper-Tier REMIC. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-2-1	See footnote (7) to the table under “Summary of Certificates”	Class A-2-1 Certificate Pass-Through Rate minus 1.00%
Class A-2-1-X1	Equal to Class A-2-1 Trust Component Certificate Balance	0.50%
Class A-2-1-X2	Equal to Class A-2-1 Trust Component Certificate Balance	0.50%
Class A-3	See footnote (7) to the table under “Summary of Certificates”	Class A-3 Certificate Pass-Through Rate minus 1.00%
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-S	$66,971,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$38,136,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$32,556,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

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Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the Certificate Balance of the Class A-2-1 Trust Component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 Trust Component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B” designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
Class A-2-1 Exchangeable Certificates	Class A-2-1	Class A-2-1, Class A-2-1-X1, Class A-2-1-X2
	Class A-2-1-1	Class A-2-1, Class A-2-1-X2
	Class A-2-1-2	Class A-2-1
	Class A-2-1-X1	Class A-2-1-X1
	Class A-2-1-X2	Class A-2-1-X1, Class A-2-1-X2
Class A-3 Exchangeable Certificates	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
Class A-S Exchangeable Certificates	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
Class B Exchangeable Certificates	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
Class C Exchangeable Certificates	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-2-1 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-2-1 Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class A-3 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-3 Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-S Trust Component, the maximum Certificate Balance or Notional Amount of each

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class of Class B Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class B Trust Component, and the maximum Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class C Trust Component. The aggregate Certificate Balance of the Offered Certificates set forth on the cover page of this prospectus assumes that only the maximum Certificate Balances of Class A-2-1, Class A-2-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial Certificate Balance of the Class A-2-1 and Class A-3 Trust Components and the initial Certificate Balance of the Class A-2-2 certificates discussed in footnote (7) to the table under “Summary of Certificates”) are issued on the Closing Date and that the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates is equal to zero.

Each class of Class A-2-1 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-2-1 Trust Component, Class A-3 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-2-1 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support, Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-2-1 certificates, Class A-3 certificates, Class A-S certificates, Class B certificates or Class C certificates, respectively, shown above in the “Summary of Certificates” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class A-2-1, Class A-3, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates”. The Trust Components will not be withdrawn from the Grantor Trust in connection with any exchange.

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Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to CCTCMBSBondAdmin@computershare.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of

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the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Scheduled Principal Distribution Amount for that Distribution Date,

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)    the Principal Shortfall for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day

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preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account as of the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Payment Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Interest Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Interest Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)                  the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the

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Payment Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)               all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution);

(iii)             the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution); and

(iv)             any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)                   the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)               the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan

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held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Interest Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the

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accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

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Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

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Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(1) to each of the Class A-2-1, Class A-2-1-1, Class A-2-1-2, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2 and Class D certificates, the product of (a)  such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

(2) to the Class A-2-1-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1-1 certificates for that Distribution

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Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-1-1 certificates and the applicable principal prepayment,

(3) to the Class A-2-1-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-1-2 certificates and the applicable principal prepayment,

(4) to the Class A-3-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(5) to the Class A-3-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(6) to the Class A-S-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable

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principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the Class B-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the Class B-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the Class C-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the Class C-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the

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denominator of which is the total amount of principal distributed to the Class A-2-2, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-2-2 certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-2-2 certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates and the Class A-S Exchangeable Certificates as described above, and

(13) to the Class X-D certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

Notwithstanding any of the foregoing to the contrary, if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will pay to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

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“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as shown (or, with respect to each class of Class A-2-1 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-2-1 certificates, Class A-3 certificates, Class A-S certificates, Class

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B certificates or Class C certificates, respectively) in the table under “Summary of Certificates”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in December 2056. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the payment due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such payment due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a payment due date occurring after the related Determination Date, the related Payment Due Date) in any calendar month and does not pay interest on such prepayment through the following Payment Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)                   the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a

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Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Payment Due Date) for the related Distribution Date, and

(ii)                the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer with respect to the related Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and, any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date,

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any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Certificates (other than the Class R Certificates) will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates and the Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise be protected by the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates. The Class B Exchangeable Certificates will likewise be protected by the subordination of the Class C Exchangeable Certificates and the Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates. The Class C Exchangeable Certificates will likewise be protected by the subordination of the Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Certificates (other than the Class R certificates) that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Certificates that are Principal Balance Certificates on any Distribution Date will be made first, to the Class A-2-1 Trust Component and Class A-2-2 certificates, pro rata (based upon their respective Certificate Balances), until their Certificate Balances have been reduced to zero, and second, to the Class A-3 Trust Component, until its Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-2-2 certificates and the Class A-2-1 and Class A-3 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances) until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-2-2 certificates and the Class A-2-1 and Class A-3 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-2-2 certificates and the Class A-2-1 and Class A-3 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-2-2 certificates and the Class A-2-1 and Class A-3 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-2-2 certificates and the

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Class A-2-1 and Class A-3 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-2-2 certificates and the Class A-2-1 and Class A-3 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-2-2 certificates and the Class A-2-1 and Class A-3 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class K-RR certificates) and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the related Determination Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class K-RR certificates;

second, to the Class J-RR certificates;

third, to the Class G-RR certificates;

fourth, to the Class F-RR certificates;

fifth, to the Class E-RR certificates;

sixth, to the Class D certificates;

seventh, to the Class C Trust Component;

eighth, to the Class B Trust Component; and

ninth, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-2-2 certificates and the Class A-2-1 and Class A-3 Trust Components,

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pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class A-2-1, Class A-3, Class A-S, Class B or Class C Trust Component will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates or a Trust Component will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of

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the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

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(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file;
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer).

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2024, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO
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Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2024, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s

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employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the

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Controlling Class is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will be deemed not to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons

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unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to Non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the

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Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files; and
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by the special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
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o	any CREFC® appraisal reduction template received by the certificate administrator;
o	any annual reports as provided by the operating advisor; and
o	any notice or documents provided to the certificate administrator by the depositor, master servicer or the special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
o	any notice of resignation or termination of the master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	any notice of termination of a sub-servicer by a successor master servicer or trustee;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event
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deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);
o	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;
o	any Attestation Reports delivered to the certificate administrator; and
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders, Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to (A) ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules and (B) any noncompliance by the Third Party Purchaser or a successor third party purchaser with the applicable provisions of the Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide e-mail notification to any Privileged Person (other than certain financial market information providers under the PSA) that has registered to receive access to the Certificate Administrator’s Website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab. In the event that the Retaining Sponsor determines that the Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the Certificate Administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

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Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

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The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity, the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The

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parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

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(2)      in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of $1,000,000 and integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for

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purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In

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addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream

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interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.
Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of

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the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

The Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of a Class E-RR, Class F-RR, Class G-RR, Class J-RR or Class K-RR certificate is subject to any additional requirements pursuant to the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

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Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, N.A.

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK5 2023-5YR4

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders, Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s or Certificate Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

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Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, the Philadelphia Marriott Downtown Mortgage Loan will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                   the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                   the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)                an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                  the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                    an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                  the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

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(vii)              originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)            the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)               any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                  an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)             the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)          the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)          the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)              the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)           the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)        the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)     the original or a copy of all related environmental insurance policies;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in

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clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA) and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Notwithstanding anything to the contrary contained herein, with respect to the Philadelphia Marriott Downtown Mortgage Loan Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver Mortgage Notes as part of the related Mortgage File will be limited to delivery of only the Mortgage Notes held by such party. In addition, with respect to such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

“Diligence File” means, with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)    A copy of each of the following documents:

(i)                       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                    the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)               any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                     the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions

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executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)               any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)             any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)          any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)              any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                 any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)              any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)           any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)         all related environmental reports; and

(xiv)          all related environmental insurance policies;

(b)         a copy of any engineering reports or property condition reports;

(c)         other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), a copy of any rent roll;

(d)          for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)         a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)             a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)         a copy of the appraisal for the related Mortgaged Property(ies);

(h)          for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

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(i)             a copy of the applicable mortgage loan seller’s asset summary;

(j)             a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)          a copy of all zoning reports;

(l)             a copy of financial statements of the related mortgagor;

(m)     a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)         a copy of all UCC searches;

(o)         a copy of all litigation searches;

(p)         a copy of all bankruptcy searches;

(q)         a copy of any origination settlement statement;

(r)            a copy of the insurance summary report;

(s)         a copy of organizational documents of the related mortgagor and any guarantor;

(t)            a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)         a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)           a copy of any closure letter (environmental); and

(w)       a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty,

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subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)	such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or
(y)	in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,
(A)	cure such Material Defect in all material respects, at its own expense,
(B)	repurchase the affected Mortgage Loan (or, in the case of the Philadelphia Marriott Downtown Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or
(C)	substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, in the case of the Philadelphia Marriott Downtown Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of

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such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to promptly provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of the Philadelphia Marriott Downtown Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to

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compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Interest Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the payment due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to the Philadelphia Marriott Downtown Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)    have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed

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Mortgage Loan as of the payment due date in the calendar month during which the substitution occurs;

(b)    have a fixed Interest Rate not less than the Interest Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)    have the same payment due date and a grace period no longer than that of the removed Mortgage Loan;

(d)    accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)    have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)     have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)    comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)     have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)     constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)    not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)     have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)   have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)    prohibit defeasance within two years of the Closing Date;

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(p)    not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)    have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Interest Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the applicable mortgage loan seller’s remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

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As stated above, with respect to a Material Defect related to the Philadelphia Marriott Downtown Mortgage Loan (2.7%), each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor (in the case of the Philadelphia Marriott Downtown Mortgage Loan, 50.0% with respect to Wells Fargo Bank, National Association and 50.0% with respect to JPMorgan Chase Bank, National Association). It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by such mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

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Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. On and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the

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trustee for the benefit of the Certificateholders. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the Certificateholders. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing

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community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Interest Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to

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any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

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Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

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Neither the master servicer nor the trustee will be required to make a P&I Advance for a Balloon Payment in excess of the regular periodic payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection

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advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

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With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

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In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Payment Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

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See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the

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holders of the Regular Certificates and Trust Components as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Payment Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates and Trust Components (including to reimburse for Realized Losses previously allocated to such certificates or components). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates and the Trust Components have been made.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts

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maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds, as provided in the PSA.

In the event that any loss is incurred in respect of any Permitted Investment (as to which the master servicer or special servicer, as the case may be, would have been entitled to any net investment earnings) directed to be made by the master servicer or the special servicer, as the case may be, and on deposit in any of the Collection Account, the Companion Distribution Account, the Servicing Account, Loss of Value Reserve Fund or the REO Account (each an “Investment Account”), the master servicer or the special servicer, as applicable, will be required to deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of net investment loss, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to the current Distribution Date; provided that neither the master servicer nor the special servicer will be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account (as such term is defined in the PSA) at the time such investment was made (and such federal or state chartered depository institution or trust company is not an affiliate of the master servicer or the special servicer, as applicable, unless such depository institution or trust company satisfied the qualification set forth in the definition of Eligible Account both (x) at the time the investment was made and (y) thirty (30) days prior to such insolvency).

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                       to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges on the related Distribution Date;

(ii)                    to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                 to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                  to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of

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Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                     to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                  to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)               to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)            to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                   to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)                 to recoup any amounts deposited in the Collection Account in error;

(xii)              to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)          to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)           to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)              to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)           to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

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(xvii)         to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)     to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)         to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)            to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

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Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Master Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan and a Specially Serviced Loan) and the related Serviced Companion Loan with respect	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	to which the master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects.	(and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.
Liquidation Fee /Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer for which the special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable), or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but not any Companion Loan) and REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan the sum of: (i) $20,500 multiplied by the number of Subject Loans, plus (ii) $2,050 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,700 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

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Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.01500%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then the master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by such the servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demand charges are prepared by the master servicer;

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●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and
●	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges allocated to additional servicing compensation will be shared pro rata by the master servicer and special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

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See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to the master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which the master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of

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representations and warranties or material document defects, as described in the pooling and servicing agreement.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater (i) of a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by the special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the

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payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable) or (iii) Loss of Value Payments.

A “Liquidation Fee”, with respect to a Mortgage Loan (and each related Serviced Companion Loan) or an REO Property, will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.00% and (ii) such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan

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(including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer or the master servicer, as applicable, as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                      (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)                   the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)                 the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)                  with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                     the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)                  if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

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Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer in the form of:

(i)                      100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)                  100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction,

(iii)                100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)                100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)                     50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision,

(vi)                 100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by the special servicer, and

(vii)              100% of any charges collected for checks intended for deposit in the applicable REO account maintained by the special servicer and returned for insufficient funds.

The special servicer will also be entitled to penalty charges paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or

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other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges allocated to additional servicing compensation will be shared pro rata by the master servicer and special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, neither special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided

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that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01230% (1.230 basis points) per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 on the Closing Date (the “Operating Advisor Upfront Fee”). An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Loan, and will accrue at a rate (the “Operating Advisor Fee Rate”) payable on the Stated Principal Balance of such Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans. The Operating

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Advisor Fee Rate will be equal to 0.00162% (0.162 basis points) per annum with respect to each Mortgage Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00034% (0.034 basis points) per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

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In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $20,500 multiplied by the number of Subject Loans, plus (ii) $2,050 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,700 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

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Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with

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information requested by the special servicer from the master servicer in accordance with the PSA that is in possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)    the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)    the excess of

1.    the sum of

a)    90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)    all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Payment Due Date occurring in the month of the date of determination of

a)    to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Interest Rate,

b)    all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)    all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

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The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file.

Each such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the special servicer from the master servicer in accordance with the PSA) or performed by the special servicer and the Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the master servicer in the master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for

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such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent any related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage

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Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class K-RR certificates, second, to the Class J-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E-RR certificates, sixth, to the Class D certificates, seventh, pro rata based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, eighth, pro rata based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, ninth, pro rata based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-2-2 certificates and the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components). See “—Advances” and “Description of the Certificates—Distributions—Exchangeable Certificates” in this prospectus.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s

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calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to any Serviced Mortgage Loan. The operating advisor, the certificate administrator and the special servicer will be entitled to conclusively rely on the master servicer’s calculation of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class K-RR certificates, second, to the Class J-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E-RR certificates, sixth, to the Class D certificates, seventh, to the Class C Trust Component, eighth, to the Class B Trust Component, ninth, to the Class A-S Trust Component, and

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finally, pro rata based on their respective Certificate Balances, to the Class A-2-2 certificates and the Class A-2-1 and Class A-3 Trust Components).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class K-RR certificates, second, to the Class J-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, and fifth, to the Class E-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the master servicer or the special servicer, as the case may be, and the master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the non-serviced special servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided

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for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an

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insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

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Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer or the special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the master servicer (with respect to a Non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The master servicer (at its own expense) and the special servicer (at the expense of the trust fund) may rely on insurance consultants in making the determinations described above.

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During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) (in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or the special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not

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determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and all such matters that involve a Major Decision for all Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans that are Non-Specially Serviced Loans, and the master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan and does not involve a Major Decision; provided that, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or cause the Grantor Trust or any Trust REMIC to be subject to tax. With respect to any Major Decision that the master servicer and the special servicer have mutually agreed will be processed by the master servicer, the master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the special servicer having obtained the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the special servicer) within 10 business days, plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s or the master servicer’s, as applicable, recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will be required to consult with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request as described above, the

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special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and the master servicer will have no further obligation with respect to such request or the Major Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the special servicer:

(i)                      grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except, that, other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)                    consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)               approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)                 grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)                    consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the

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use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)                 consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, (a) the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000 and (b) the master servicer will be required to deliver notice to the Directing Certificateholder of any such replacement referenced in the preceding clause (a) promptly after completion of such replacement);

(vii)              approve annual operating budgets for Mortgage Loans;

(viii)           consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)               grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)                 any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) shall be required for any such modification to an intercreditor, co-lender or similar agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness;

(xi)               any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

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(xii)           approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan documents do not otherwise permit such principal prepayment;

(xiii)         any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the lender but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; and

(xiv)          grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Interest Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder), as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect

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to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)      extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)      provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Interest Rate.

If the special servicer closes any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has

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occurred and is continuing), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold the lender’s consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights; provided, however, that if such matter is a Major Decision (i) the special servicer, (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the master servicer or the special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its

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then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold the lender’s consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder if and to the extent required, and pursuant to the process described under the heading “—The Directing Certificateholder—Major Decisions” below (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the master servicer will be required to promptly provide the special servicer with written notice of any such request for such matter and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance except as provided in the next sentence. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the master servicer and special servicer mutually agree that the master servicer is to process such request, the master servicer will be required to provide the special servicer with the master servicer’s written recommendation and analysis, to the extent the master servicer is recommending approval, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written

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recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such matter will be deemed granted.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. Neither the master servicer nor the special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than that which is provided in the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than an REO Property, an REO Loan or a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2025 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2026) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any

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adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2024 and the calendar year ending on December 31, 2024. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing if:

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable, and the special servicer will be required to promptly forward such documentation to the Directing Certificateholder) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is

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required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is

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continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)      there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only for so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably

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foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);
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●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
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●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will act upon the direction of the Directing Certificateholder, if consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the final iteration of the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may

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issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final.

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Asset Status Report Approval Process. See “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative

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courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to receive any Asset Status Report or otherwise consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)    such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)    there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the

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Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the

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service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and, with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner

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as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing, with respect to any Mortgage Loan (other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a Specially Serviced Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or special servicer, as applicable (and the master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest

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offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known

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affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

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The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer as to all Major Decisions with respect to Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and (2) the master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause and have certain other rights under the Pooling and Servicing Agreement as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The PSA may provide that, with respect to certain matters in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than any Excluded Loan or the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be LD III Sub XV, LLC or its affiliate.

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As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to the Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class K-RR certificates.

The “Control Eligible Certificates” will be any of the Class E-RR, Class F-RR, Class G-RR, Class J-RR or Class K-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

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Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take (or consent to the master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the special servicer’s written recommendation, which may be in the form of an Asset Status Report, and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”) (provided that if such written consent has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the master servicer and the special servicer have mutually agreed that the master servicer will process any Major Decision, the master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or holder of the majority of the Controlling Class.

“Major Decision” means, with respect to any Mortgage Loan or Serviced Whole Loan, each of the following:

(i)                        any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)                     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decisions;

(iii)                  any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

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(iv)                   any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)                      any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clauses (xiii) or (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vi)                   (a) any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)                 releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(viii)             any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)                  other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)                     other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet or (b) such transaction is not a routine leasing matter;

(xi)                  other than in the case of a Non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder

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related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xii)               any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents;

(xiii)             requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xiv)             other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)               agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)             determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)          other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xviii)       following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xix)           other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of

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the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xx)              the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is a Non-Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with reasonable requests of the special servicer by delivering any additional information in the master servicer’s possession to the special servicer reasonably requested by the special servicer relating to such Major Decision. The master servicer will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the master servicer is required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the master servicer as a Servicing Advance.

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder (other than with respect to any Excluded Loan as to such party) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to any

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Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to receive any Asset Status Reports or consult with the special servicer with respect to Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any Non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

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With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

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A “Control Termination Event” will occur when the Class E-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans.

The certificate administrator will notify the operating advisor, the master servicer and the special servicer within 10 business days of the existence or cessation of (i) any Control Termination Event or (ii) any Consultation Termination Event.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred during such time as the applicable Mortgage Loan is an Excluded Loan.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event will be deemed to have occurred and be continuing and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan as to such party.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision or Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interests of the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special

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servicer or master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans or Servicing Shift Mortgage Loan has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

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Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class);

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)    will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan, a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third-party. The operating advisor is not the

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special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. In addition, the operating advisors or equivalent parties (if any) under the Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)  reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)  reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)  recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)  preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made

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available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)       after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information that is either in the special servicer’s possession or reasonably obtainable by the special servicer and reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)     if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)   if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for

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the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the operating advisor’s annual report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision

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Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

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To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                         that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been the special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)                      that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)                   that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Third Party Purchaser, or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)                    that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)                       that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)                    that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the

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PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 43.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information (including any such information contained within any Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the special servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for

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any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

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Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

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The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information

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provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to

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have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2014, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between October 2018 and September 2023 was 31.9%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v)), the master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will

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be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                        a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)                     a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)                  a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)                    copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)                      a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)                   a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)                 copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or

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privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

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The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to Non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to Non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan

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seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Third Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Third Party Purchaser, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

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Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information labeled as Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                        any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of

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30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)                     any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)                  any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)                   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)                       the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)                    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the

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asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

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Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

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Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the

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operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has the special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as the special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loans. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of a

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quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer on the recommendation of an operating advisor will not apply with respect to any Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loans: (i) prior to the related Servicing Shift Date, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and

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appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by the master servicer to make any deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)    any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

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(c)    any failure on the part of the master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)    any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)     KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with the master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

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(g)    the master servicer or special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and the master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)   the master servicer or the special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer”, as applicable, and is not restored to such status on such list within sixty (60) days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade,

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withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) (g), or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Serviced Pari Passu Companion Loan Security. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

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Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master

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servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust, any Trust REMIC or the Grantor Trust under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind

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whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that the master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and

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special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, any depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA.

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However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and the master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

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Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of Non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the

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applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will, within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate

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Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the

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issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

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Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within sixty (60) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or

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arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

The Non-Serviced Mortgage Loans will be serviced pursuant to the related Non-Serviced PSAs and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Pari Passu Whole Loans will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK5 2023-5YR4 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are

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calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder, if any, under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the related Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
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●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK5 2023-5YR4 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful

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misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The operating advisor under the Non-Serviced PSA may only be entitled to consult with the related Non-Serviced Special Servicer and recommend the termination of the Non-Serviced Special Servicer after a consultation termination event.
●	The Non-Serviced PSA may provide certain non-binding consultation rights in respect of the Non-Serviced Mortgage Loan (if such Non-Serviced Mortgage Loan is specially serviced) to a representative of the holders of the vertical credit risk retention interests.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the Westfarms Mortgage Loan

The Westfarms Mortgage Loan is expected to be serviced pursuant to the BMO 2023-5C2 PSA. The servicing terms of the BMO 2023-5C2 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the Westfarms Mortgage Loan that is to be calculated at 0.00125% per annum.
●	Upon the Westfarms Whole Loan becoming a specially serviced loan under the BMO 2023-5C2 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $3,500.
●	In connection with a workout of the Westfarms Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to such Whole Loan.

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Prospective investors are encouraged to review the full provisions of the BMO 2023-5C2 PSA, which is available via request from the underwriters.

Servicing of the McKesson Phase 2 Mortgage Loan

The McKesson Phase 2 Mortgage Loan is being serviced pursuant to the BANK5 2023-5YR1 PSA. The servicing terms of the BANK5 2023-5YR1 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the McKesson Phase 2 Mortgage Loan that is to be calculated at 0.01250% per annum.
●	Upon the McKesson Phase 2 Whole Loan becoming a specially serviced loan under the BANK5 2023-5YR1 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $3,500.
●	In connection with a workout of the McKesson Phase 2 Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 with respect to such Whole Loan.

Prospective investors are encouraged to review the full provisions of the BANK5 2023-5YR1 PSA, which is available via request from the underwriters.

Servicing of the Merit Hill Self Storage Mortgage Loan

The Merit Hill Self Storage Mortgage Loan is being serviced pursuant to the Benchmark 2023-V4 PSA. The servicing terms of the Benchmark 2023-V4 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the related Mortgage Loan that is to be calculated at 0.00125% per annum.
●	Upon the related Whole Loan becoming a specially serviced loan under the Benchmark 2023-V4 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $3,500.

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●	In connection with a workout of the related Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to such Whole Loan.

Prospective investors are encouraged to review the full provisions of the Benchmark 2023-V4 PSA, which is available via request from the underwriters.

Servicing of the 11 West 42nd Street Mortgage Loan and the Short Pump Town Center Mortgage Loan

Each of the 11 West 42nd Street Mortgage Loan and the Short Pump Town Center Mortgage Loan is being serviced pursuant to the BANK5 2023-5YR3 PSA. The servicing terms of the BANK5 2023-5YR3 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to each of the 11 West 42nd Street Mortgage Loan and the Short Pump Town Center Mortgage Loan that is to be calculated at 0.0025% per annum.
●	Upon either of the 11 West 42nd Street Whole Loan or the Short Pump Town Center Whole Loan becoming a specially serviced loan under the BANK5 2023-5YR3 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $3,500.
●	In connection with a workout of either of the 11 West 42nd Street Whole Loan or the Short Pump Town Center Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to (i) in the case of the 11 West 42nd Street Whole Loan, 0.50% and (ii) in the case of the Short Pump Town Center Whole Loan, 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 with respect to any particular workout of either such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to (i) in the case of the 11 West 42nd Street Whole Loan, 0.50% and (ii) in the case of the Short Pump Town Center Whole Loan, 1.00% of the related payments or proceeds received in connection with any liquidation of the 11 West 42nd Street Whole Loan or the Short Pump Town Center Whole Loan or any related REO Property. Such fee is subject to a floor of $25,000 with respect to each such Whole Loan.

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Prospective investors are encouraged to review the full provisions of the BANK5 2023-5YR3 PSA, which is available via request from the underwriters.

Servicing of the 1201 Third Avenue Mortgage Loan and the 1825 K Street NW Mortgage Loan

The 1201 Third Avenue Mortgage Loan and the 1825 K Street NW Mortgage Loan are each being serviced pursuant to the BANK 2023-BNK46 PSA. The servicing terms of the BANK 2023-BNK46 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

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The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the 1201 Third Avenue Mortgage Loan and the 1825 K Street NW Mortgage Loan that is to be calculated at 0.00250% per annum and 0.00125% per annum, respectively.

●	Upon the 1201 Third Avenue Whole Loan or the 1825 K Street NW Whole Loan becoming a specially serviced loan under the BANK 2023-BNK46 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $5,000.
●	In connection with a workout of the 1201 Third Avenue Whole Loan or the 1825 K Street NW Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 with respect to such Whole Loan.

Prospective investors are encouraged to review the full provisions of the BANK 2023-BNK46 PSA, which is available via request from the underwriters.

Servicing of the Philadelphia Marriott Downtown Mortgage Loan

The Philadelphia Marriott Downtown Mortgage Loan is expected to be serviced pursuant to the BBCMS 2023-5C23 PSA. The servicing terms of the BBCMS 2023-5C23 are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements are expected to differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the Philadelphia Marriott Downtown Whole Loan that is to be calculated at 0.00125% per annum.
●	Upon the Philadelphia Marriott Downtown Whole Loan Whole Loan becoming a specially serviced loan under the BBCMS 2023-5C23 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such

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Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $5,000.

●	In connection with a workout of the Philadelphia Marriott Downtown Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 with respect to such Whole Loan.
●	The related Non-Serviced Directing Certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer under the BBCMS 2023-5C23 PSA without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance of the then controlling class of certificates.

Prospective investors are encouraged to review the full provisions of the BBCMS 2023-5C23 PSA, which is available via request from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would

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still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or the special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer”, as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean S&P, Fitch and KBRA.

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party

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summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate

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administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the Certificateholder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the

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holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other holders of certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA, the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-2-2 and Class D certificates and the Class A-2-1, Class A-3, Class A-S, Class B and Class C Trust Components is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of then-outstanding Certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

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The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or special servicer, as applicable, is the purchaser and less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)    to correct any defect or ambiguity in the PSA;

(b)    to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)    to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)    to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any

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certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)    to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)     to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)    to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing), the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered

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satisfied with respect to the certificates as described in this prospectus) has been received;

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)     to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)    to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate, or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by

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the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) in the case of the trustee, an institution whose long-term senior unsecured debt rating or issuer credit rating is at least (A) “BBB” by S&P, (B) “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of “BBB-” by Fitch if the master servicer maintains a long-term senior unsecured debt rating of at least “A” by Fitch or a short-term rating of “F1” by Fitch) and (C) if rated by KBRA, a long term senior unsecured debt rating or an issuer credit rating of “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include S&P and Fitch) or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

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If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

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Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor's last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one

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year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

Connecticut. Foreclosure of a mortgage is accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having interests in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court issues a judgment of foreclosure. In Connecticut, there are two forms of foreclosure, strict foreclosure and foreclosure by sale. In a strict foreclosure, the borrower and the holder of any junior encumbrance on the property may redeem the property that is being foreclosed (subject to existing senior liens and encumbrances), by paying the entire outstanding principal balance of the debt, plus interest, fees and costs, on the “law day,” one of which is established by the court for the mortgagor and for each holder of a junior encumbrance. If no such party redeems on its law day, title to the property becomes absolute in the foreclosing party following the last law day. In a foreclosure by sale, a right of redemption may be exercised up until the time a sale is judicially confirmed. If a foreclosure by sale is ordered, the purchaser at such sale will acquire the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser at the foreclosure sale will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained therein.

Connecticut has imposed certain limitations and statutory prohibitions on the remedies of a mortgagee under a mortgage. For example, the appointment of a receiver requires a showing of waste, and if a plaintiff moves for foreclosure by sale and the ensuing sale proceeds are insufficient to pay the entire outstanding principal balance of the debt, plus interest, fees and costs, the plaintiff’s deficiency may be reduced by up to one-half. The mortgage loans are generally non-recourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property securing the mortgage loans and not against the borrower’s other assets. The limitations described below may restrict the ability of the mortgagee, to realize on the mortgage loan and may adversely affect the amount and timing if receipts on the mortgage loan.

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Under Connecticut law, a foreclosure may proceed only judicially. Upon default of a mortgage, a mortgagee is generally presented with the choice of either proceeding in equity to foreclose upon the mortgaged property or to proceed at law and sue on the note. Connecticut law does not require that the mortgagee must bring a foreclosure action before being entitled to sue on the note. However, once having begun a foreclosure action or an action to sue on the note or guaranty, a mortgagee is not permitted to pursue both matters to judgment and the court may exercise its discretion to stay one of the proceedings. Connecticut does not restrict a mortgagee from seeking a deficiency judgment, except in the instance where the foreclosing mortgagee has moved for a foreclosure by sale and the foreclosure sale proceeds are insufficient, as described above. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied. However, the availability of a deficiency judgment is limited in the case of the mortgage loans because of the limited nature of its recourse liabilities. In Connecticut, liens for unpaid real estate taxes and certain assessments take priority over the lien of a previously recorded mortgage. While Connecticut foreclosure proceedings are intended to proceed quickly on the court docket, defenses, appeals and claims to jury trials can impede the speed at which judicial foreclosure matters are brought to conclusion.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the

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express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

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Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require

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that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for

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an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

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The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground

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lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens

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would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other reasons, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the

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commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the

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time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such

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assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the nondebtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

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Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

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In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. A lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy

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proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the

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claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing such claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the

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lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

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Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans

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covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the

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certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

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Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator, the Retaining Sponsor, a mortgage loan seller, is also the master servicer under this securitization and the current holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (i) the master servicer under the BANK5 2023-5YR3 PSA, which governs the servicing and administration of each of the 11 West 42nd Street Whole Loan and the Short Pump Town Center Whole Loan, (ii) the general master servicer under the BANK 2023-BNK46 PSA, which governs the servicing and administration of each of the 1201 Third Avenue Whole Loan and the 1825 K Street NW Whole Loan, and (iii) the master servicer under the BANK5 2023-5YR1 PSA, which governs the servicing and administration of the McKesson Phase 2 Whole Loan.

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator and the current holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Bank of America, a mortgage loan seller, an originator and a sponsor, is an affiliate of BofA Securities, Inc., one of the underwriters.

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Securities LLC, an underwriter, is an affiliate of JPMCB, a mortgage loan seller, a sponsor, an originator, an expected holder of the Class A-2-2 certificates and the holder of the companion loans for which the noteholder is identified as “JPMCB” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred to this securitization transaction by Wells Fargo Bank.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

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KeyBank National Association is expected to act as the special servicer, and it or an affiliate assisted LD III Sub XV, LLC and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Midland, the primary servicer with respect to certain Mortgage Loans sold to the depositor by JPMCB, is also (i) the master servicer of the Benchmark 2023-V4 PSA pursuant to which the Merit Hill Self Storage Whole Loan is serviced, (ii) the master servicer of the Benchmark 2023-V4 PSA pursuant to which the Philadelphia Marriott Downtown Whole Loan is initially being serviced until the securitization of the related control note, after which it is expected to be serviced by Midland pursuant to the BBCMS 2023-5C23 PSA and (iii) the primary servicer of the 1825 K Street NW Whole Loan.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the Mortgage Loans.

In the case of certain Mortgage Loans, pari passu loan and/or a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Computershare Trust Company, as successor to Wells Fargo Bank, is the interim custodian of the loan files for all of the mortgage loans to be serviced under the PSA that Bank of America and MSMCH will transfer to the depositor.

Computershare Trust Company, the certificate administrator and custodian, is the certificate administrator and custodian under (i) the BMO 2023-5C2 PSA, which governs the servicing and administration of the Westfarms Whole Loan, (ii) the BANK5 2023-5YR3 PSA, which governs the servicing and administration of the 11 West 42nd Street Whole Loan and the Short Pump Town Center Whole Loan, (iii) the BANK5 2023-5YR1 PSA, which governs the servicing and administration of the McKesson Phase 2 Whole Loan, (iv) the Benchmark 2023-V4 PSA, which governs the servicing and administration of the Merit Hill Self Storage Whole Loan, (v) the BANK 2023-BNK46 PSA, which governs the servicing and administration of the 1201 Third Avenue Whole Loan and the 1825 K Street NW Whole Loan and (vi) the BBCMS 2023-5C23 PSA, which is expected to govern the servicing and administration of the Philadelphia Marriott Downtown Whole Loan.

Computershare Trust Company, National Association, the trustee, is the trustee under (i) the BANK5 2023-5YR3 PSA, which governs the servicing and administration of the 11 West 42nd Street Whole Loan and the Short Pump Town Center Whole Loan, (ii) the BANK5 2023-5YR1 PSA, which governs the servicing and administration of the McKesson Phase 2 Whole Loan, (iii) the Benchmark 2023-V4 PSA, which governs the servicing and

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administration of the Merit Hill Self Storage Whole Loan and (iv) the BBCMS 2023-5C23 PSA, which is expected to govern the servicing and administration of the Philadelphia Marriott Downtown Whole Loan.

Park Bridge Lender Services LLC is (i) the operating advisor under the Benchmark 2023-V4 PSA, which governs the servicing and administration of the Merit Hill Self Storage Whole Loan, (ii) the operating advisor under the BANK 2023-BNK46 PSA, which governs the servicing and administration of the 1201 Third Avenue Whole Loan and the 1825 K Street NW Whole Loan, (iii) the operating advisor under the Benchmark 2023-V4 PSA, which initially governs the servicing and administration of the Philadelphia Marriott Downtown Whole Loan until the securitization of the related control note and (iv) is expected to be the operating advisor under the BBCMS 2023-5C23 PSA, which is expected to govern the servicing and administration of the Philadelphia Marriott Downtown Whole Loan after the securitization of the related control note.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or

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Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are

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purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Interest Rates prepay faster than Mortgage Loans with lower Interest Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates or Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

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Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$587,857,000	Class A-2-2 certificates and Class A-2-1, Class A-3, Class A-S Trust Components
Class A-2-1-X1	Equal to Class A-2-1 Trust Component Certificate Balance	Class A-2-1-1 certificates
Class A-2-1-X2	Equal to Class A-2-1 Trust Component Certificate Balance	Class A-2-1-2 certificates
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-1 certificates
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-2 certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 certificates
Class B-X1	Equal to Class B Trust Component Certificate Balance	Class B-1 certificates
Class B-X2	Equal to Class B Trust Component Certificate Balance	Class B-2 certificates
Class C-X1	Equal to Class C Trust Component Certificate Balance	Class C-1 certificates
Class C-X2	Equal to Class C Trust Component Certificate Balance	Class C-2 certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the payment due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In

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addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Certificates and other factors described above.

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Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$587,857,000	Class A-2-2 certificates and Class A-2-1, Class A-3 and Class A-S Trust Components
Class A-2-1-X1	Equal to Class A-2-1 Trust Component Certificate Balance	Class A-2-1-1 certificates
Class A-2-1-X2	Equal to Class A-2-1 Trust Component Certificate Balance	Class A-2-1-2 certificates
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-1 certificates
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-2 certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 certificates
Class B-X1	Equal to Class B Trust Component Certificate Balance	Class B-1 certificates
Class B-X2	Equal to Class B Trust Component Certificate Balance	Class B-2 certificates
Class C-X1	Equal to Class C Trust Component Certificate Balance	Class C-1 certificates
Class C-X2	Equal to Class C Trust Component Certificate Balance	Class C-2 certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed

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penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-2-1 and Class A-3 Certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-2-1, Class A-3, Class A-S, Class B and Class C certificates apply equally to each class of Class A-2-1 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates, respectively that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance, notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

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●	except as described in the next two succeeding bullet points, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullet points, voluntary prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in January 2024; and
●	the Offered Certificates are settled with investors on December 19, 2023.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

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Percent of the Maximum Initial Certificate Balance ($250,000,000)(1)
of the Class A-2-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	88%	87%	86%	85%	80%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.58	4.49	4.40	4.30	4.06

(1)	The exact initial Certificate Balance of the Class A-2-1 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-2-1 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Life may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($270,886,000)(1)
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.88	4.86	4.82	4.73	4.38

(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Life may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($520,886,000)(1)
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	94%	94%	93%	93%	90%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.74	4.68	4.62	4.52	4.23

(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Life may be different than those shown above.
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Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.95	4.92	4.91	4.91	4.46
Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.99	4.99	4.95	4.91	4.49

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.99	4.99	4.99	4.94	4.49

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from December 1, 2023 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

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The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Tables indicating the approximate pre-tax yield to maturity on the Exchangeable Certificates will be presented in the final prospectus.

Pre-Tax Yield to Maturity for the Class A-2-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-2-1-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2-1-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-2-1-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-2-1-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Assumed Purchase Price (% of Initial Notional Amount of Class A-2-1-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-2-1-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2-1-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-2-1-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-2-1-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Pre-Tax Yield to Maturity for the Class A-3-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S. Department of the Treasury and the IRS (together, the “REMIC Provisions”). Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-2-2, Class X-A, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates, the Class A-2-1, Class A-2-1-X1, Class A-2-1-X2, Class A-3, Class A-3-X1, Class A-3-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the arrangement for holding the Trust Components will be classified as a trust under Section 301.7701-4(c) of the Treasury Regulations (the “Grantor Trust”). The Grantor Trust will issue the Exchangeable Certificates. Under Section 671 of the Code, the holders of the Exchangeable Certificates will be treated as the beneficial owners of the specific Trust Components underlying their particular Exchangeable Certificates.

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Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Provisions provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such

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a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief

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may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, one (1) of the Mortgaged Properties securing one (1) Mortgage Loan representing 0.4% of the Initial Pool Balance, is a multifamily property. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Exchangeable Certificates

Whether or not a Certificate represents one, or more than one, Regular Interest, each Regular Interest represented by a Certificate will be treated as a separately taxable interest: the basis of each such Regular Interest and the income, deduction, loss and gain of each such Regular Interest should be accounted for separately.

Upon acquiring a Certificate for cash, the Certificateholder must establish a separate basis in each of the Regular Interests. The Certificateholder can do so by allocating the cost of the Certificate among the Regular Interest(s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of a Certificate for cash, the Certificateholder must establish a separate gain or loss for each Regular Interest. The Certificateholder can do so by allocating the amount realized for the Certificate among the Regular Interests based on their relative fair market values at the time of disposition.

Because each of the one or more Regular Interests will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Certificate representing one group of Regular Interests in exchange for two or more Certificates representing the same group of components in different combinations. Regardless of the value of the Certificates received, immediately after the exchange, each of the Regular Interests represented by the Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

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Similarly, no gain or loss will be realized upon surrendering two or more Certificates representing one group of Regular Interests in exchange for one or more Certificates representing the same group of Regular Interests in different combinations. Regardless of the value of the Certificate or Certificates received, immediately after the exchange, each of the Regular Interests underlying the Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Regular Interest generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by a Certificate.

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular

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Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A certificates and the Exchangeable IO Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A certificate or an Exchangeable IO Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPP (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated

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that the Class certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A certificate or an Exchangeable IO Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A certificates or the Exchangeable IO Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

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Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. The election, is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the market discount election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount

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rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election, is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held, and for all market discount bonds acquired, by the holder as of the first day of the taxable year for which the election is made and for all bond premium bonds and market discount bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

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Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or Exchangeable IO Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and

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Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller increased by any original issue discount or market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an Exchangeable Certificate, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

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Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Provisions indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

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The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) (“partnership representative”) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the Securities Administrator as the partnership representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year, may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will utilize any election or other exception available to make any REMIC’s residual interest holders (that is, the holders of the Class R certificates) rather than the REMIC itself, liable for any taxes arising from audit adjustments to the REMIC’s taxable income. It is unclear how that may affect a REMIC residual interest holder’s ability to challenge any audit adjustment that might otherwise be available in the absence of any such election or exception. Holders of Class R certificates should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer

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identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the information reporting requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the

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Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; or (ii) is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which can include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

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Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

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Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from such nonresident holders. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

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Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-2-1	Class A-2-1-1	Class A-2-1-2	Class A-2-1-X1
Wells Fargo Securities, LLC	$	$	$	$
Morgan Stanley & Co. LLC	$	$	$	$
BofA Securities, Inc.	$	$	$	$
J.P. Morgan Securities LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class A-2-1-X2	Class A-3	Class A-3-1	Class A-3-2
Wells Fargo Securities, LLC	$	$	$	$
Morgan Stanley & Co. LLC	$	$	$	$
BofA Securities, Inc.	$	$	$	$
J.P. Morgan Securities LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$
Underwriter	Class A-3-X1	Class A-3-X2	Class X-A	Class A-S
Wells Fargo Securities, LLC	$	$	$	$
Morgan Stanley & Co. LLC	$	$	$	$
BofA Securities, Inc.	$	$	$	$
J.P. Morgan Securities LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$
Underwriter	Class A-S-1	Class A-S-2	Class A-S-X1	Class A-S-X2
Wells Fargo Securities, LLC	$	$	$	$
Morgan Stanley & Co. LLC	$	$	$	$
BofA Securities, Inc.	$	$	$	$
J.P. Morgan Securities LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$
Underwriter	Class B	Class B-1
Wells Fargo Securities, LLC	$	$
Morgan Stanley & Co. LLC	$	$
BofA Securities, Inc.	$	$
J.P. Morgan Securities LLC	$	$
Academy Securities, Inc.	$	$
Drexel Hamilton, LLC	$	$
Siebert Williams Shank & Co., LLC	$	$
Total	$	$

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Underwriter	Class B-2	Class B-X1	Class B-X2	Class C
Wells Fargo Securities, LLC	$	$	$	$
Morgan Stanley & Co. LLC	$	$	$	$
BofA Securities, Inc.	$	$	$	$
J.P. Morgan Securities LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$
Underwriter	Class C-1	Class C-2	Class C-X1	Class C-X2
Wells Fargo Securities, LLC	$	$	$	$
Morgan Stanley & Co. LLC	$	$	$	$
BofA Securities, Inc.	$	$	$	$
J.P. Morgan Securities LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately         % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2023, before deducting expenses payable by the depositor (estimated at $                 , excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the Underwriters to make a market in the Offered

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Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller, the master servicer and the Retaining Sponsor under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor, a mortgage loan seller under this securitization, and Morgan Stanley Bank, which is an originator. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator and a mortgage loan seller. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMCB, which is a sponsor, an originator, a mortgage loan seller and expected purchaser of the Class A-2-2 certificates. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of BofA Securities, Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, and affiliates of J.P. Morgan Securities LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)      the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo

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Bank; (or, with respect to the Philadelphia Marriott Downtown Mortgage Loan, the portion thereof allocable to Wells Fargo Bank);

(2)      the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH;

(3)      the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America; and

(4)      the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by JPMCB (or, with respect to the Philadelphia Marriott Downtown Mortgage Loan, the portion thereof allocable to JPMCB).

As a result of the circumstances described above in the prior two paragraphs, each of Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-257991-08)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

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The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-257991) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

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Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

●	Prospective investors should note that the Common Retirement Fund of the State of New York (“NY Common Retirement Fund”), a governmental plan, owns a 50% equity interest in the borrower under the 1201 Third Avenue Mortgage Loan. Persons who have an ongoing relationship with the NY Common Retirement Fund should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

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Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), and to J.P. Morgan Securities LLC, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate

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of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered

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Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan will be deemed to have represented by its acquisition of such Offered Certificates that (i) none of the depositor, any underwriter, the trustee, the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates (except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and the Transaction Parties are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates, and (ii) the Plan fiduciary is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance

592

company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

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Legal Investment

Based on interpretive guidance provided by the SEC (as further described below), the Class A-2-1 Exchangeable Certificates, the Class A-2-2 certificates, Class A-3 Exchangeable Certificates, the Class X-A certificates, the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by one of the Rating Agencies or another NRSRO, and the other classes of Offered Certificates will not constitute “mortgage related securities.” While Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, the various classes of Offered Certificates may or may not qualify as “mortgage related securities” for purposes of SMMEA at the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. Except as regards the status of certain Classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

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Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-A certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-A certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates receive investment grade credit ratings from two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in December 2056. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in

595

connection with a Mortgage Loan modification, waiver or amendment, (i) excess interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five

596

NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

597

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598

Index of Defined Terms

@
@%(#)	179
1
17g-5 Information Provider	383
1986 Act	569
1996 Act	543
3
30/360 Basis	422
4
401(c) Regulations	593
A
AB Modified Loan	436
Accelerated Mezzanine Loan Lender	375
Acceptable Insurance Default	440
Acting General Counsel’s Letter	163
Actual/360 Basis	221
Actual/360 Loans	411
ADA	546
Additional Exclusions	440
Administrative Fee Rate	351
ADR	174
Advances	406
Affirmative Asset Review Vote	484
Annual Debt Service	174
Appraisal Institute	269
Appraisal Reduction Amount	431
Appraisal Reduction Event	431
Appraised Value	174
Appraised-Out Class	437
ASR Consultation Process	456
Assessment of Compliance	520
Asset Representations Reviewer Asset Review Fee	430
Asset Representations Reviewer Fee	429
Asset Representations Reviewer Fee Rate	429
Asset Representations Reviewer Termination Event	489
Asset Representations Reviewer Upfront Fee	429

Asset Review	486
Asset Review Notice	484
Asset Review Quorum	484
Asset Review Report	487
Asset Review Report Summary	487
Asset Review Standard	486
Asset Review Trigger	483
Asset Review Vote Election	484
Asset Status Report	453
Assumed Certificate Coupon	331
Assumed Final Distribution Date	366
Assumed Scheduled Payment	357
Attestation Report	520
Available Funds	344
B
Balloon LTV Ratio	178
Balloon Payment	179
BAMLCM	292
BANA Qualification Criteria	289
BANK 2023-BNK46 PSA	239
Bank of America	278
Bank of America Data File	287
Bank of America Guidelines	279
Bank of America Securitization Database	287
BANK5 2023-5YR1 PSA	240
BANK5 2023-5YR3 PSA	240
Bankruptcy Code	76, 535
Base Interest Fraction	365
BBCMS 2023-5C23 PSA	240
Benchmark 2023-V4 PSA	240
BMO 2023-5C2 PSA	240
Borrower Party	375
Borrower Party Affiliate	375
Brand	21, 22
Breach Notice	395
Bridge Bank	124
BSCMI	293
C
C(WUMP)O	24
Cash Flow Analysis	175
CDTC	304
CERCLA	543
Certificate Administrator/Trustee Fee	428

599

Certificate Administrator/Trustee Fee Rate	428
Certificate Balance	342
Certificate Owners	386
Certificateholder	376
Certificateholder Quorum	492
Certificateholder Repurchase Request	505
Certificates	341
Certifying Certificateholder	388
Class A Certificates	341
Class A-2-1 Exchangeable Certificates	341
Class A-3 Exchangeable Certificates	341
Class A-S Exchangeable Certificates	341
Class B Exchangeable Certificates	341
Class C Exchangeable Certificates	341
Class Percentage Interest	353
Class X Certificates	341
Clearstream	384
Clearstream Participants	386
Closing Date	173, 252
CMBS	167, 312
CMBS B-Piece Securities	326
Code	166
Collateral Deficiency Amount	436
Collection Account	410
Collection Period	345
Communication Request	389
Companion Distribution Account	410
Companion Holder	239
Companion Holders	239
Companion Loan	52
Companion Loan Rating Agency	240
Companion Loans	171
Compensating Interest Payment	367
Computershare	304
Computershare Limited	304
Computershare Trust Company	304
Constant Prepayment Rate	555
Constraining Level	330
Consultation Termination Event	471
Control Eligible Certificates	464
Control Note	240
Control Termination Event	471
Controlling Class	464
Controlling Class Certificateholder	464
Controlling Holder	240
Corrected Loan	453
Corresponding Trust Components	353
COVID-19	69

CPP	555
CPR	555
CPY	555
CRE Loans	262, 275
Credit Risk Retention Rules	325
CREFC®	372
CREFC® Intellectual Property Royalty License Fee	430
CREFC® Intellectual Property Royalty License Fee Rate	430
CREFC® Reports	372
Cross-Over Date	349
CTS	304
Cumulative Appraisal Reduction Amount	435, 437
Cure/Contest Period	487
Cut-off Date	171
Cut-off Date Balance	176
Cut-off Date Loan-to-Value Ratio	177
Cut-off Date LTV Ratio	177
D
D or @%(#)	180
D or YM(#)	180
D or YM@(#)	180
D(#)	179
DBRS Morningstar	308, 312, 488
Debt Service Coverage Ratio	177
Defaulted Loan	460
Defeasance Deposit	225
Defeasance Loans	224
Defeasance Lock-Out Period	224
Defeasance Option	224
Definitive Certificate	384
Delegated Directive	20
Delinquent Loan	484
Demand Entities	265, 291
Depositories	385
Determination Date	343
Dick’s Parcel	175
Diligence File	392
Directing Certificateholder	463
Directing Certificateholder Asset Status Report Approval Process	455
Disclosable Special Servicer Fees	428
Discount Rate	366
Discount Yield	329
Dispute Resolution Consultation	507
Dispute Resolution Cut-off Date	507
Distribution Accounts	410
Distribution Date	343
Distribution Date Statement	372

600

Dodd-Frank Act	169
DOL	590
Downtown Borrower	238
Downtown SPC Party	238
DSCR	177
DST	197
DTC	384
DTC Participants	385
DTC Rules	386
E
EDGAR	588
EEA	19
Effective Gross Income	175
Eligible Asset Representations Reviewer	488
Eligible Operating Advisor	478
Enforcing Party	505
Enforcing Servicer	505
ESA	200, 298
Escrow/Reserve Mitigating Circumstances	301
EU	142
EU Institutional Investor	143
EU Investor Requirements	143
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	19
EU Securitization Regulation	142
EU SR Rules	142
Euroclear	384
Euroclear Operator	387
Euroclear Participants	387
EUWA	20, 142
Excess Modification Fee Amount	423
Excess Modification Fees	422
Excess Prepayment Interest Shortfall	368
Exchange Act	251
Exchangeable Certificates	3, 341
Exchangeable IO Certificates	341
Exchangeable IO Trust Component	352
Exchangeable P&I Trust Component	352
Excluded Controlling Class Holder	374
Excluded Controlling Class Loan	375
Excluded Information	375
Excluded Loan	375
Excluded Plan	592
Excluded Special Servicer	493
Excluded Special Servicer Loan	493

Exemption	590
Exemption Rating Agency	590
F
FATCA	580
FDIA	162
FDIC	124, 162
FIEL	25
Final Asset Status Report	455
Final Dispute Resolution Election Notice	507
Financial Promotion Order	21
FINRA	587
FIRREA	163, 298
Fitch	488
Flagstar	124
FPO Persons	21
FSMA	20, 143
Fund	326
G
GAAP	325
Gain-on-Sale Entitlement Amount	345
Gain-on-Sale Remittance Amount	346
Gain-on-Sale Reserve Account	411
Garn Act	545
GLA	178
Government Securities	222
Grantor Trust	567
H
Horizontal Risk Retention Certificates	325, 342
HSTP Act	92
I
Impermissible Risk Retention Affiliate	496
Impermissible TPP Affiliate	496
In Place Cash Management	178
Indirect Participants	385
Initial Delivery Date	453
Initial Pool Balance	171
Initial Requesting Certificateholder	505
Institutional Investor	24
Insurance and Condemnation Proceeds	410
Intercompany Loans	238
Intercreditor Agreement	239
Interest Accrual Amount	355

601

Interest Accrual Period	356
Interest Distribution Amount	355
Interest Rate	351
Interest Reserve Account	411
Interest Shortfall	355
Interested Person	461
Interest-Only Certificates	328
Interest-Only Expected Price	334
Interpolated Yield	329, 333
Investment Account	412
Investor Certification	376
IRS	165
J
Japanese Retention Requirement	26
JFSA	26
JPMC	293
JPMCB	293
JPMCB Data Tape	295
JPMCB Deal Team	294
JPMCB Mortgage Loans	294
JPMCB’s Qualification Criteria	296
JPMCCMSC	293
JRR Rule	26
K
KBRA	488
KeyBank	319
L
L(#)	179
Liquidation Fee	424
Liquidation Fee Rate	424
Liquidation Proceeds	410
Loan Per Unit	178
Loan-to-Value Ratio at Maturity	178
Local Law 97	127
Lock-out Period	222
Loss of Value Payment	397
Losses	318
Lower-Tier Regular Interests	567
Lower-Tier REMIC	343, 567
LTV Ratio	176
LTV Ratio at Maturity	178
M
MAI	398
Major Decision	465
Major Decision Reporting Package	465
MAS	24

Master Servicer	307
Master Servicer Decision	443
Material Defect	395
Maturity Date Balloon Payment	179
McKesson	21
McKesson Phase 1 Lease	21
McKesson Phase 2 Master Tenant	21
McKesson SNDA	21
Midland	311
Midland Parties	318
Midland Primary Servicing Agreement	312
Midland Serviced Loans	315
Midland Serviced Mortgage Loans	312
MIFID II	19
MLPA	390
Modification Fees	422
Moody’s	308, 488
Morgan Stanley Bank	252
Morgan Stanley Group	252
Morgan Stanley Origination Entity	254
Mortgage	172
Mortgage File	390
Mortgage Loan	52
Mortgage Note	172
Mortgage Pool	171
Mortgaged Property	172
MSMCH	252
MSMCH Data File	261
MSMCH Mortgage Loans	252
MSMCH Qualification Criteria	262
MSMCH Securitization Database	260
N
Net Mortgage Rate	350
Net Operating Income	179
NFA	587
NFIP	105
NI 33-105	27
Non-Control Note	240
Non-Controlling Holder	240
Nonrecoverable Advance	407
Non-Serviced Certificate Administrator	240
Non-Serviced Companion Loan	54, 240
Non-Serviced Companion Loans	54
Non-Serviced Custodian	240
Non-Serviced Directing Certificateholder	240
Non-Serviced Master Servicer	241
non-serviced mortgage loan	53
Non-Serviced Mortgage Loan	54, 241

602

Non-Serviced Pari Passu Companion Loan	241
Non-Serviced Pari Passu Mortgage Loan	241
Non-Serviced Pari Passu Whole Loan	241
Non-Serviced PSA	241
Non-Serviced Special Servicer	241
Non-Serviced Trustee	241
non-serviced whole loan	53, 54
Non-Serviced Whole Loan	241
Non-Specially Serviced Loan	468
Non-U.S. Person	580
Notional Amount	342
NRA	179
NRSRO	374
NRSRO Certification	377
NY Common Retirement Fund	589
O
O(#)	179
OCC	266, 278
Occupancy As Of Date	179
Offer	20
Offered Certificates	342
OID Regulations	571
OLA	163
Operating Advisor Annual Report	476
Operating Advisor Consultation Event	337
Operating Advisor Consulting Fee	429
Operating Advisor Expenses	429
Operating Advisor Fee	428
Operating Advisor Fee Rate	428
Operating Advisor Standard	475
Operating Advisor Termination Event	480
Operating Advisor Upfront Fee	428
Operating Lessee	238
Other Master Servicer	241
Other PSA	241
Other Special Servicer	241
P
P&I Advance	405
P&I Advance Date	405
PACE	124, 237
Pads	184
PAR	299
Par Purchase Price	460
Pari Passu Companion Loans	171

Pari Passu Mortgage Loan	241
Park Bridge Financial	323
Park Bridge Lender Services	323
Participants	384
Parties in Interest	589
partnership representative	579
Pass-Through Rate	350
Patriot Act	547
Payment Due Date	220, 345
Percentage Interest	344
Periodic Payments	344
Permitted Investments	411
Permitted Special Servicer/Affiliate Fees	428
PL	270
Plans	589
PML	270
PRC	23
Preliminary Dispute Resolution Election Notice	507
Prepayment Assumption	572
Prepayment Interest Excess	367
Prepayment Interest Shortfall	367
Prepayment Premium	366
Prepayment Provisions	179
Prime Finance	326
Prime Rate	409
Principal Balance Certificates	342
Principal Distribution Amount	356
Principal Shortfall	357
Privileged Information	479
Privileged Information Exception	479
Privileged Person	374
Professional Investors	24
Prohibited Prepayment	368
Project Mezz	238
Promotion of Collective Investment Schemes Exemptions Order	22
Proposed Course of Action	506
Proposed Course of Action Notice	506
Prospectus	24
PSA	341
PSA Party Repurchase Request	505
PTCE	592
PTE	590
Purchase Price	397
Q
Qualification Criteria	274
Qualified Replacement Special Servicer	493
Qualified Substitute Mortgage Loan	397

603

Qualifying CRE Loan Percentage	325
R
RAC No-Response Scenario	517
Rated Final Distribution Date	367
Rating Agencies	518
Rating Agency Confirmation	518
REA	81
Realized Loss	370
REC	200
Received Classes	351
Record Date	343
Registration Statement	588
Regular Certificates	341
Regular Interestholder	571
Regular Interests	567
Regulation AB	520
Reimbursement Rate	409
Related Proceeds	408
Release Date	224
Relevant Investor	24
Relevant Persons	22
Relief Act	546
Remaining Term to Maturity	180
REMIC	567
REMIC Provisions	567
REO Account	411
REO Loan	359
REO Property	453
Reporting Period	289
Repurchase Request	505
Requesting Certificateholder	507
Requesting Holders	437
Requesting Investor	389
Requesting Party	517
Required Credit Risk Retention Percentage	325
Requirements	547
Residual Certificates	341
Resolution Failure	505
Resolved	505
Restaurant Lease	22
Restaurant Tenant	22
Restaurant Tenant Deed of Trust	22
Restricted Group	591
Restricted Party	479
Retaining Sponsor	325
Review Materials	485
RevPAR	180
Risk Retention Affiliate	479
Risk Retention Affiliated	479
ROFO	210

ROFR	210, 22
Rule 15Ga-1	302
Rule 15Ga-1 Reporting Period	275
Rule 17g-5	377
S
S&P	312, 321, 488
Scheduled Certificate Interest Payments	332
Scheduled Certificate Principal Payments	328
Scheduled Principal Distribution Amount	356
SEC	251
Securities Act	520
Securitization Accounts	341, 411
Securitization Regulations	143
SEL	270
Senior Certificates	341
Serviced Companion Loan	241
Serviced Companion Loans	53
Serviced Mortgage Loan	242
Serviced Mortgage Loans	53
Serviced Pari Passu Companion Loan	242
Serviced Pari Passu Companion Loan Securities	498
Serviced Pari Passu Mortgage Loan	242
Serviced Pari Passu Whole Loan	242
Serviced Whole Loan	242
Serviced Whole Loans	53
Servicer Termination Event	496
Servicing Advances	406
Servicing Fee	420
Servicing Fee Rate	420
servicing shift master servicer	53
servicing shift mortgage loan	53
Servicing Shift Mortgage Loan	242
servicing shift pooling and servicing agreement	53
Servicing Shift PSA	242
servicing shift securitization date	53
Servicing Shift Securitization Date	242
servicing shift special servicer	53
servicing shift whole loan	53
Servicing Shift Whole Loan	242
Servicing Standard	403
SF	180
SFA	24
SFO	24
Similar Law	589
SIPC	587

604

SMMEA	64, 594
Special Servicing Fee	423
Special Servicing Fee Rate	423
Specially Serviced Loans	450
Sq. Ft.	180
Square Feet	180
SR Institutional Investors	143
SR Investor Requirements	143
SR Rules	143
Startup Day	568
Stated Principal Balance	357
Structured Product	24
Structuring Assumptions	556
Subject 2022 Computershare CMBS Annual Statement of Compliance	306
Subject Loan	430
Subordinate Certificates	341
Subsequent Asset Status Report	453
Sub-Servicing Agreement	404
Surrendered Classes	351
SVB	124
T
T-12	180
Target Price	331
Term to Maturity	180
Termination Purchase Amount	521
Terms and Conditions	387
Tests	486
third country	143
Third Party Purchaser	325
Title V	545
Total Operating Expenses	175
Transaction Parties	592
Treasury-Priced Expected Price	332
Treasury-Priced Principal Balance Certificates	328
TRIPRA	106, 10
Trust	303
Trust Components	352
Trust REMICs	343, 567
TTM	180
U
U.S. Person	580
U/W DSCR	177
U/W Expenses	181
U/W NCF	181
U/W NCF Debt Yield	183
U/W NCF DSCR	177

U/W Net Cash Flow	181
U/W Net Operating Income	184
U/W NOI	184
U/W NOI Debt Yield	184
U/W NOI DSCR	184
U/W Revenues	184
UCC	530
UK	20, 142
UK CRR	143
UK Institutional Investor	143
UK Investor Requirements	143
UK MIFIR Product Governance Rules	21
UK PRIIPS Regulation	20
UK Prospectus Regulation	20
UK Qualified Investor	20
UK Retail Investor	20
UK Securitization Regulation	142
UK SR Rules	143
Underwriter Entities	132
Underwriting Agreement	584
Underwritten Debt Service Coverage Ratio	177
Underwritten Economic Occupancy	180
Underwritten Expenses	181
Underwritten NCF	181
Underwritten NCF Debt Yield	183
Underwritten Net Cash Flow	181
Underwritten Net Cash Flow Debt Service Coverage Ratio	177
Underwritten Net Operating Income	184
Underwritten Net Operating Income Debt Service Coverage Ratio	184
Underwritten NOI	184
Underwritten NOI Debt Yield	184
Underwritten Revenues	184
Units	184
Unscheduled Principal Distribution Amount	357
Unsolicited Information	486
Upper-Tier REMIC	343, 567
V
Volcker Rule	169
Voting Rights	383
W
WAC Rate	350
Wachovia Bank	266

605

Weighted Average Interest Rate	184
Weighted Averages	185
Wells Fargo	304
Wells Fargo Bank	266, 304
Wells Fargo Bank Data Tape	273
Wells Fargo Bank Deal Team	272
WFDTC	304
Whole Loan	52, 171
Withheld Amounts	411
Working Capital Loan	238
Workout Fee	423
Workout Fee Rate	423

Workout-Delayed Reimbursement Amount	409
Y
Yield Maintenance Charge	366
Yield-Priced Expected Price	334
Yield-Priced Principal Balance Certificates	328
YM(#)	180
YM@%(#)	180

606

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

A-1-1

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type	Detailed Property Type
1.00	Loan	5	1	Westfarms	9.9%	100.0%	WFB	WFB	NAP	NAP	1500 New Britain Avenue	West Hartford	Hartford	CT	06110	Retail	Super Regional Mall
2.00	Loan	6	1	Renaissance Dallas Addison Hotel	9.7%	100.0%	MSBNA	MSMCH	NAP	NAP	15201 Dallas Parkway	Addison	Dallas	TX	75001	Hospitality	Full Service
3.00	Loan	5, 7, 8	1	Nvidia Santa Clara	9.4%	100.0%	JPMCB	JPMCB	NAP	NAP	2220, 2300, 2330 Central Expressway, 2770-2800, 2880 Scott Boulevard, 2001 Walsh Avenue	Santa Clara	Santa Clara	CA	95050	Mixed Use	Office/Lab
4.00	Loan	9	1	Market Heights	7.4%	100.0%	MSBNA	MSMCH	Group 1	NAP	201 East Central Texas Expressway	Harker Heights	Bell	TX	76548	Retail	Power Center
5.00	Loan	6, 10, 11	1	The Westin Rancho Mirage	6.7%	100.0%	WFB	WFB	Group 2	NAP	71333 Dinah Shore Drive	Rancho Mirage	Riverside	CA	92270	Hospitality	Full Service
6.00	Loan	12	1	The Prado	5.6%	100.0%	JPMCB	JPMCB	NAP	NAP	5600 Roswell Road	Sandy Springs	Fulton	GA	30342	Retail	Anchored
7.00	Loan		1	Market Center at Aliana	5.0%	100.0%	MSBNA	MSMCH	NAP	NAP	10241 West Grand Parkway South	Richmond	Fort Bend	TX	77406	Retail	Anchored
8.00	Loan		13	ExchangeRight Net Leased Portfolio #65	4.4%		BANA	BANA	NAP	NAP	Various	Various	Various	Various	Various	Various	Various
8.01	Property		1	FedEx Ground - Mills River, NC	2.4%	53.5%					620 Ferncliff Park Drive	Mills River	Henderson County	NC	28732	Industrial	Warehouse/Distribution
8.02	Property		1	Tractor Supply - St. Charles, IL	0.3%	7.6%					3000 West Main Street	St. Charles	Kane	IL	60175	Retail	Single Tenant
8.03	Property		1	Tractor Supply - Searcy, AR	0.3%	7.3%					215 East Line Road	Searcy	White	AR	72143	Retail	Single Tenant
8.04	Property		1	Tractor Supply - Fordyce, AR	0.3%	7.3%					756 West 4th Street	Fordyce	Dallas	AR	71742	Retail	Single Tenant
8.05	Property		1	Tractor Supply - Clarksville, VA	0.3%	6.9%					67 Gateway Lane	Clarksville	Mecklenburg	VA	23927	Retail	Single Tenant
8.06	Property		1	Dollar Tree - Oklahoma City, OK	0.1%	2.6%					3109 Southwest 89th Street	Oklahoma City	Oklahoma County	OK	73159	Retail	Single Tenant
8.07	Property		1	Dollar General - Waycross, GA	0.1%	2.4%					2999 State Street	Waycross	Ware	GA	31503	Retail	Single Tenant
8.08	Property		1	Dollar General - Baton Rouge, LA	0.1%	2.3%					12703 Greenwell Springs Road	Baton Rouge	East Baton Rouge Parish	LA	70814	Retail	Single Tenant
8.09	Property		1	Dollar General - Lexington Park, MD	0.1%	2.3%					21411 Great Mills Road	Lexington Park	St. Mary's	MD	20653	Retail	Single Tenant
8.10	Property		1	Dollar General - Victoria, TX	0.1%	2.2%					3205 North Ben Jordan Street	Victoria	Victoria	TX	77901	Retail	Single Tenant
8.11	Property		1	Dollar General - South Bend, IN	0.1%	2.0%					603 North Hickory Road	South Bend	St. Joseph	IN	46615	Retail	Single Tenant
8.12	Property		1	Dollar General - Stockbridge, GA	0.1%	1.8%					4945 Highway 155 North	Stockbridge	Henry	GA	30281	Retail	Single Tenant
8.13	Property		1	Family Dollar - Leland, NC	0.1%	1.7%					1411 Lanvale Road Northeast	Leland	Brunswick	NC	28451	Retail	Single Tenant
9.00	Loan	5	1	11 West 42nd Street	4.2%	100.0%	BANA/UBS AG	BANA	NAP	NAP	11 West 42nd Street	New York	New York	NY	10036	Office	CBD
10.00	Loan	13	4	Stirling Hotel Portfolio	4.1%		BANA	BANA	NAP	NAP	Various	Various	Various	Various	Various	Hospitality	Various
10.01	Property		1	Hampton Inn Buford	1.3%	33.1%					3240 Buford Drive	Buford	Gwinnett	GA	30519	Hospitality	Limited Service
10.02	Property		1	Residence Inn Jacksonville Butler Boulevard	1.1%	26.5%					10551 Deerwood Park Boulevard	Jacksonville	Duval	FL	32256	Hospitality	Extended Stay
10.03	Property		1	Residence Inn Hartford Manchester	1.0%	25.5%					201 Hale Road	Manchester	Hartford	CT	06042	Hospitality	Extended Stay
10.04	Property		1	SpringHill Suites Buford	0.6%	14.9%					3250 Buford Drive	Buford	Gwinnett	GA	30519	Hospitality	Limited Service
11.00	Loan	5	1	McKesson Phase 2	4.0%	100.0%	MSBNA	MSMCH	NAP	NAP	911 John Street	Columbus	Franklin	OH	43222	Office	CBD
12.00	Loan		1	Shops at La Palmera	4.0%	100.0%	MSBNA	MSMCH	Group 1	NAP	4938, 4954 and 4902 Staples Street South	Corpus Christi	Nueces	TX	78412	Retail	Anchored
13.00	Loan		1	RV Storage Depot	3.8%	100.0%	MSBNA	MSMCH	NAP	NAP	601 Hillview Drive	Altamonte Springs	Seminole	FL	32714	Other	RV/Boat Storage
14.00	Loan	5, 14	13	Merit Hill Self Storage	2.9%		WFB	WFB	NAP	NAP	Various	Various	Various	Various	Various	Self Storage	Self Storage
14.01	Property		1	2615 East 12th Street	0.6%	21%					2615 East 12th Street	Oakland	Alameda	CA	94606	Self Storage	Self Storage
14.02	Property		1	Parkglenn Self-Storage	0.3%	11%					10144 Parkglenn Way	Parker	Douglas	CO	80134	Self Storage	Self Storage
14.03	Property		1	630 Macarthur Boulevard & 59 Jonathan Bourne Drive	0.3%	10%					630 MacArthur Boulevard & 59 Jonathan Bourne Drive	Bourne	Barnstable	MA	02559	Self Storage	Self Storage
14.04	Property		1	30690 Aldine Westfield Rd	0.3%	10%					30690 Aldine Westfield Road	Spring	Montgomery	TX	77386	Self Storage	Self Storage
14.05	Property		1	13404 E Broncos Pkwy	0.2%	8%					13404 East Broncos Parkway	Englewood	Arapahoe	CO	80112	Self Storage	Self Storage
14.06	Property		1	3803 N Navarro St	0.2%	7%					3803 North Navarro Street	Victoria	Victoria	TX	77901	Self Storage	Self Storage
14.07	Property		1	2102 NW Stallings Dr	0.2%	6%					2102 Northwest Stallings Drive	Nacogdoches	Nacogdoches	TX	75964	Self Storage	Self Storage
14.08	Property		1	2005 W Wheeler Ave	0.2%	6%					2005 West Wheeler Avenue	Aransas Pass	San Patricio	TX	78336	Self Storage	Self Storage
14.09	Property		1	3817 Gulf Freeway	0.1%	5%					3817 Gulf Freeway	Dickinson	Galveston	TX	77539	Self Storage	Self Storage
14.10	Property		1	1600 E General Cavazos Blvd	0.1%	5%					1600 East General Cavazos Boulevard	Kingsville	Kleberg	TX	78363	Self Storage	Self Storage
14.11	Property		1	11615 Rubina Pl	0.1%	4%					11615 Rubina Place	Waldorf	Charles	MD	20602	Self Storage	Self Storage
14.12	Property		1	4222 N Main St	0.1%	4%					4222 North Main Street	Baytown	Harris	TX	77521	Self Storage	Self Storage
14.13	Property		1	12 Irongate Drive	0.1%	3%					12 Irongate Drive	Waldorf	Charles	MD	20602	Self Storage	Self Storage
15.00	Loan	5, 15, 16	1	Short Pump Town Center	2.7%	100%	BANA	BANA	NAP	NAP	11800 West Broad Street	Richmond	Henrico	VA	23233	Retail	Lifestyle Center
16.00	Loan	5, 17	1	1201 Third Avenue	2.7%	100%	MSBNA	MSMCH	NAP	NAP	1201 Third Avenue	Seattle	King	WA	98101	Office	CBD
17.00	Loan	5, 18, 19, 20, 21, 22	1	Philadelphia Marriott Downtown	2.7%	100%	WFB/JPMCB	WFB/JPMCB	Group 2	NAP	1201 and 1113 Market Street	Philadelphia	Philadelphia	PA	19107	Hospitality	Full Service
18.00	Loan		1	Springhill Suites Chattanooga	1.9%	100%	MSBNA	MSMCH	NAP	NAP	495 Riverfront Parkway	Chattanooga	Hamilton	TN	37402	Hospitality	Limited Service
19.00	Loan	23	10	My Place Communities MHC Portfolio	1.7%		BANA	BANA	NAP	NAP	Various	Various	Various	Various	Various	Manufactured Housing	Manufactured Housing
19.01	Property		1	Olde Towne Village	0.4%	24%					205 Hazelwood Drive	Smyrna	Rutherford	TN	37167	Manufactured Housing	Manufactured Housing
19.02	Property		1	Thorn Hollow	0.3%	15%					9600 Nook Road	Algonac	St. Clair	MI	48001	Manufactured Housing	Manufactured Housing
19.03	Property		1	Heritage Estates	0.2%	11%					5182 South Dort Highway	Flint	Genesee	MI	48507	Manufactured Housing	Manufactured Housing
19.04	Property		1	Riverside Estates	0.2%	9%					1090 West Richey Road	Port Clinton	Ottawa	OH	43452	Manufactured Housing	Manufactured Housing
19.05	Property		1	North Hill	0.1%	8%					504 North Main Street	Yale	St. Clair	MI	48097	Manufactured Housing	Manufactured Housing
19.06	Property		1	Twin Valley	0.1%	8%					16555 F-Drive South	Marshall	Calhoun	MI	49068	Manufactured Housing	Manufactured Housing
19.07	Property		1	Pleasant Lake	0.1%	7%					11711 Bunkerhill Road	Pleasant Lake	Jackson	MI	49272	Manufactured Housing	Manufactured Housing
19.08	Property		1	Pearl Beach	0.1%	7%					3812 Pointe Tremble Road	Algonac	St. Clair	MI	48001	Manufactured Housing	Manufactured Housing
19.09	Property		1	Woodmont	0.1%	6%					21395 Inkster Road	Farmington Hills	Oakland	MI	48336	Manufactured Housing	Manufactured Housing
19.10	Property		1	Cattail Estates	0.1%	4%					4000 East South Street	Jackson	Jackson	MI	49201	Manufactured Housing	Manufactured Housing
20.00	Loan	24, 25	1	TJ Maxx Centre	1.7%	100%	MSBNA	MSMCH	NAP	NAP	4330, 4340 & 4360 13th Avenue South	Fargo	Cass	ND	58103	Retail	Anchored
21.00	Loan	5, 26	1	1825 K Street NW	1.3%	100%	JPMCB	JPMCB	NAP	NAP	1825 K Street Northwest	Washington	District of Columbia	DC	20006	Office	CBD
22.00	Loan		1	Spring Park Plaza	1.3%	100%	BANA	BANA	NAP	NAP	2308-2364 South Range Avenue	Denham Springs	Livingston Parish	LA	70726	Retail	Anchored
23.00	Loan		1	Locust Grove Village	0.8%	100%	MSBNA	MSMCH	NAP	NAP	4914-4960 Bill Gardner Parkway	Locust Grove	Henry	GA	30248	Retail	Anchored
24.00	Loan		1	Two Rivers Plaza	0.7%	100%	MSBNA	MSMCH	NAP	NAP	1108-1128 West Boughton Road	Bolingbrook	Will	IL	60440	Retail	Anchored
25.00	Loan		1	Chase Bank	0.7%	100%	WFB	WFB	NAP	NAP	1295 Madison Avenue	New York	New York	NY	10128	Retail	Single Tenant
26.00	Loan		1	Addison Apartments III	0.4%	100%	WFB	WFB	NAP	NAP	3267 Southern Avenue	Memphis	Shelby	TN	38111	Multifamily	Garden
27.00	Loan		1	City Line Albany Post	0.3%	100%	BANA	BANA	NAP	NAP	2377 Albany Post Road	Walden	Orange	NY	12586	Self Storage	Self Storage

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)
1.00	Loan	5	1	Westfarms	1974	2013	501,990	SF	482.08	74,000,000	74,000,000	74,000,000	7.79500%	0.01851%	7.77649%	NAP	487,367.94	NAP	5,848,415.28
2.00	Loan	6	1	Renaissance Dallas Addison Hotel	1983	2018-2021	528	Rooms	136,363.64	72,000,000	72,000,000	72,000,000	7.82500%	0.01976%	7.80524%	NAP	476,020.83	NAP	5,712,249.96
3.00	Loan	5, 7, 8	1	Nvidia Santa Clara	1996-1999; 2013	2015-2023	551,233	SF	235.83	70,000,000	70,000,000	70,000,000	6.876115385%	0.01851%	6.85761%	NAP	406,677.66	NAP	4,880,131.92
4.00	Loan	9	1	Market Heights	2008	NAP	418,693	SF	131.36	55,000,000	55,000,000	55,000,000	7.96000%	0.01976%	7.94024%	NAP	369,900.46	NAP	4,438,805.52
5.00	Loan	6, 10, 11	1	The Westin Rancho Mirage	1991	2020-2022	512	Rooms	97,656.25	50,000,000	50,000,000	50,000,000	8.23000%	0.01976%	8.21024%	NAP	347,679.40	NAP	4,172,152.80
6.00	Loan	12	1	The Prado	1973	2008	302,541	SF	138.82	42,000,000	42,000,000	42,000,000	8.80000%	0.01851%	8.78149%	NAP	312,277.78	NAP	3,747,333.36
7.00	Loan		1	Market Center at Aliana	2017-2019	NAP	176,933	SF	209.12	37,000,000	37,000,000	37,000,000	7.03000%	0.01976%	7.01024%	NAP	219,768.87	NAP	2,637,226.44
8.00	Loan		13	ExchangeRight Net Leased Portfolio #65	Various	NAP	412,363	SF	80.27	33,100,000	33,100,000	33,100,000	5.82000%	0.01976%	5.80024%	NAP	162,764.65	NAP	1,953,175.80
8.01	Property		1	FedEx Ground - Mills River, NC	2022	NAP	250,955	SF		17,724,502	17,724,502	17,724,502
8.02	Property		1	Tractor Supply - St. Charles, IL	2022	NAP	19,100	SF		2,513,411	2,513,411	2,513,411
8.03	Property		1	Tractor Supply - Searcy, AR	2022	NAP	23,957	SF		2,432,333	2,432,333	2,432,333
8.04	Property		1	Tractor Supply - Fordyce, AR	2022	NAP	19,097	SF		2,432,333	2,432,333	2,432,333
8.05	Property		1	Tractor Supply - Clarksville, VA	2023	NAP	21,930	SF		2,297,204	2,297,204	2,297,204
8.06	Property		1	Dollar Tree - Oklahoma City, OK	2023	NAP	9,950	SF		855,821	855,821	855,821
8.07	Property		1	Dollar General - Waycross, GA	2011	NAP	10,640	SF		779,247	779,247	779,247
8.08	Property		1	Dollar General - Baton Rouge, LA	2022	NAP	10,640	SF		765,734	765,734	765,734
8.09	Property		1	Dollar General - Lexington Park, MD	2017	NAP	9,026	SF		754,474	754,474	754,474
8.10	Property		1	Dollar General - Victoria, TX	2023	NAP	10,640	SF		743,213	743,213	743,213
8.11	Property		1	Dollar General - South Bend, IN	2011	NAP	9,002	SF		653,126	653,126	653,126
8.12	Property		1	Dollar General - Stockbridge, GA	2011	NAP	9,026	SF		585,562	585,562	585,562
8.13	Property		1	Family Dollar - Leland, NC	2015	NAP	8,400	SF		563,040	563,040	563,040
9.00	Loan	5	1	11 West 42nd Street	1927	2018	960,568	SF	285.25	31,333,334	31,333,334	31,333,334	7.44000%	0.01976%	7.42024%	NAP	196,964.82	NAP	2,363,577.84
10.00	Loan	13	4	Stirling Hotel Portfolio	Various	Various	405	Rooms	74,567.90	30,200,000	30,200,000	30,200,000	8.50600%	0.01976%	8.48624%	NAP	217,040.83	NAP	2,604,489.96
10.01	Property		1	Hampton Inn Buford	2000	2019	92	Rooms		10,000,000	10,000,000	10,000,000
10.02	Property		1	Residence Inn Jacksonville Butler Boulevard	1997	2018	120	Rooms		8,000,000	8,000,000	8,000,000
10.03	Property		1	Residence Inn Hartford Manchester	2000	2015	96	Rooms		7,700,000	7,700,000	7,700,000
10.04	Property		1	SpringHill Suites Buford	2001	2023	97	Rooms		4,500,000	4,500,000	4,500,000
11.00	Loan	5	1	McKesson Phase 2	2022	NAP	197,671	SF	388.02	30,000,000	30,000,000	30,000,000	5.14000%	0.02976%	5.11024%	NAP	130,284.72	NAP	1,563,416.64
12.00	Loan		1	Shops at La Palmera	1985	2022	218,444	SF	135.05	29,500,000	29,500,000	29,500,000	7.60500%	0.01976%	7.58524%	NAP	189,552.86	NAP	2,274,634.32
13.00	Loan		1	RV Storage Depot	1978	2021	1,489,149	SF	18.80	28,000,000	28,000,000	28,000,000	8.55000%	0.01976%	8.53024%	NAP	202,270.83	NAP	2,427,249.96
14.00	Loan	5, 14	13	Merit Hill Self Storage	Various	Various	832,976	SF	102.04	21,250,000	21,250,000	21,250,000	7.03000%	0.01851%	7.01149%	NAP	126,218.61	NAP	1,514,623.32
14.01	Property		1	2615 East 12th Street	1975	2004	88,480	SF		4,525,000	4,525,000	4,525,000
14.02	Property		1	Parkglenn Self-Storage	2008	NAP	75,527	SF		2,266,250	2,266,250	2,266,250
14.03	Property		1	630 Macarthur Boulevard & 59 Jonathan Bourne Drive	1984; 2002	NAP	51,157	SF		2,164,250	2,164,250	2,164,250
14.04	Property		1	30690 Aldine Westfield Rd	2017	NAP	109,300	SF		2,133,000	2,133,000	2,133,000
14.05	Property		1	13404 E Broncos Pkwy	2016	NAP	64,460	SF		1,762,750	1,762,750	1,762,750
14.06	Property		1	3803 N Navarro St	1998	NAP	81,250	SF		1,568,500	1,568,500	1,568,500
14.07	Property		1	2102 NW Stallings Dr	1998	NAP	57,100	SF		1,254,750	1,254,750	1,254,750
14.08	Property		1	2005 W Wheeler Ave	1998	NAP	56,950	SF		1,199,750	1,199,750	1,199,750
14.09	Property		1	3817 Gulf Freeway	2003	NAP	71,925	SF		1,113,500	1,113,500	1,113,500
14.10	Property		1	1600 E General Cavazos Blvd	2000	NAP	56,550	SF		1,066,500	1,066,500	1,066,500
14.11	Property		1	11615 Rubina Pl	2011	NAP	32,700	SF		847,000	847,000	847,000
14.12	Property		1	4222 N Main St	1986	2022	66,250	SF		799,750	799,750	799,750
14.13	Property		1	12 Irongate Drive	1984	NAP	21,327	SF		549,000	549,000	549,000
15.00	Loan	5, 15, 16	1	Short Pump Town Center	2003	2014	635,494	SF	283.24	20,000,000	20,000,000	20,000,000	8.30300%	0.01976%	8.28324%	NAP	140,305.32	NAP	1,683,663.84
16.00	Loan	5, 17	1	1201 Third Avenue	1988	NAP	1,129,710	SF	150.48	20,000,000	20,000,000	20,000,000	5.58500%	0.01976%	5.56524%	NAP	94,376.16	NAP	1,132,513.92
17.00	Loan	5, 18, 19, 20, 21, 22	1	Philadelphia Marriott Downtown	1990; 1995	2023	1,408	Rooms	152,698.86	20,000,000	20,000,000	20,000,000	8.70500%	0.01851%	8.68649%	NAP	147,098.38	NAP	1,765,180.56
18.00	Loan		1	Springhill Suites Chattanooga	2012	2019; 2020	116	Rooms	122,413.79	14,200,000	14,200,000	14,200,000	8.02000%	0.01976%	8.00024%	NAP	96,221.44	NAP	1,154,657.28
19.00	Loan	23	10	My Place Communities MHC Portfolio	Various	NAP	422	Pads	30,805.69	13,000,000	13,000,000	13,000,000	7.66900%	0.01976%	7.64924%	NAP	84,234.73	NAP	1,010,816.76
19.01	Property		1	Olde Towne Village	2005	NAP	26	Pads		3,154,000	3,154,000	3,154,000
19.02	Property		1	Thorn Hollow	1970	NAP	46	Pads		1,929,750	1,929,750	1,929,750
19.03	Property		1	Heritage Estates	1946	NAP	58	Pads		1,466,173	1,466,173	1,466,173
19.04	Property		1	Riverside Estates	1959	NAP	71	Pads		1,190,483	1,190,483	1,190,483
19.05	Property		1	North Hill	1964	NAP	43	Pads		1,099,750	1,099,750	1,099,750
19.06	Property		1	Twin Valley	1975	NAP	36	Pads		1,079,000	1,079,000	1,079,000
19.07	Property		1	Pleasant Lake	1969	NAP	56	Pads		971,183	971,183	971,183
19.08	Property		1	Pearl Beach	1970	NAP	29	Pads		914,792	914,792	914,792
19.09	Property		1	Woodmont	1939	NAP	33	Pads		731,207	731,207	731,207
19.10	Property		1	Cattail Estates	1965	NAP	24	Pads		463,662	463,662	463,662
20.00	Loan	24, 25	1	TJ Maxx Centre	1987; 1991	2002	166,165	SF	74.32	12,350,000	12,350,000	12,350,000	7.62000%	0.01976%	7.60024%	NAP	79,511.70	NAP	954,140.40
21.00	Loan	5, 26	1	1825 K Street NW	1966	2019	260,419	SF	161.28	10,000,000	10,000,000	10,000,000	7.54700%	0.01851%	7.52849%	NAP	63,765.16	NAP	765,181.92
22.00	Loan		1	Spring Park Plaza	1975	2006	137,541	SF	69.80	9,600,000	9,600,000	9,600,000	8.09330%	0.01976%	8.07354%	NAP	65,645.66	NAP	787,747.92
23.00	Loan		1	Locust Grove Village	2002	2012	111,250	SF	51.24	5,700,000	5,700,000	5,700,000	7.62000%	0.01976%	7.60024%	NAP	36,697.71	NAP	440,372.52
24.00	Loan		1	Two Rivers Plaza	1994	NAP	57,900	SF	89.81	5,200,000	5,200,000	5,200,000	6.73500%	0.01976%	6.71524%	NAP	29,590.35	NAP	355,084.20
25.00	Loan		1	Chase Bank	1899	2023	3,002	SF	1,678.88	5,040,000	5,040,000	5,040,000	6.62000%	0.01976%	6.60024%	NAP	28,190.17	NAP	338,282.04
26.00	Loan		1	Addison Apartments III	1967	2022	30	Units	103,333.33	3,100,000	3,100,000	3,100,000	8.24400%	0.01976%	8.22424%	NAP	21,592.79	NAP	259,113.48
27.00	Loan		1	City Line Albany Post	2001-2019	NAP	23,700	SF	107.59	2,550,000	2,550,000	2,550,000	8.07100%	0.01976%	8.05124%	NAP	17,389.08	NAP	208,668.96

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date
1.00	Loan	5	1	Westfarms	Interest Only	No	Actual/360	60	57	60	57	0	0	8/31/2023	3	6	10/6/2023	NAP	9/6/2028	NAP
2.00	Loan	6	1	Renaissance Dallas Addison Hotel	Interest Only	No	Actual/360	60	58	60	58	0	0	9/21/2023	2	1	11/1/2023	NAP	10/1/2028	NAP
3.00	Loan	5, 7, 8	1	Nvidia Santa Clara	Interest Only	No	Actual/360	60	60	60	60	0	0	11/9/2023	0	1	1/1/2024	NAP	12/1/2028	NAP
4.00	Loan	9	1	Market Heights	Interest Only	No	Actual/360	60	59	60	59	0	0	10/12/2023	1	1	12/1/2023	NAP	11/1/2028	NAP
5.00	Loan	6, 10, 11	1	The Westin Rancho Mirage	Interest Only	No	Actual/360	60	59	60	59	0	0	10/19/2023	1	11	12/11/2023	NAP	11/11/2028	NAP
6.00	Loan	12	1	The Prado	Interest Only	No	Actual/360	60	60	60	60	0	0	11/10/2023	0	5	1/5/2024	NAP	12/5/2028	NAP
7.00	Loan		1	Market Center at Aliana	Interest Only	No	Actual/360	60	58	60	58	0	0	9/7/2023	2	1	11/1/2023	NAP	10/1/2028	NAP
8.00	Loan		13	ExchangeRight Net Leased Portfolio #65	Interest Only	No	Actual/360	60	59	60	59	0	0	10/30/2023	1	1	12/1/2023	NAP	11/1/2028	NAP
8.01	Property		1	FedEx Ground - Mills River, NC
8.02	Property		1	Tractor Supply - St. Charles, IL
8.03	Property		1	Tractor Supply - Searcy, AR
8.04	Property		1	Tractor Supply - Fordyce, AR
8.05	Property		1	Tractor Supply - Clarksville, VA
8.06	Property		1	Dollar Tree - Oklahoma City, OK
8.07	Property		1	Dollar General - Waycross, GA
8.08	Property		1	Dollar General - Baton Rouge, LA
8.09	Property		1	Dollar General - Lexington Park, MD
8.10	Property		1	Dollar General - Victoria, TX
8.11	Property		1	Dollar General - South Bend, IN
8.12	Property		1	Dollar General - Stockbridge, GA
8.13	Property		1	Family Dollar - Leland, NC
9.00	Loan	5	1	11 West 42nd Street	Interest Only	No	Actual/360	60	55	60	55	0	0	6/30/2023	5	6	8/6/2023	NAP	7/6/2028	NAP
10.00	Loan	13	4	Stirling Hotel Portfolio	Interest Only	No	Actual/360	60	60	60	60	0	0	11/16/2023	0	1	1/1/2024	NAP	12/1/2028	NAP
10.01	Property		1	Hampton Inn Buford
10.02	Property		1	Residence Inn Jacksonville Butler Boulevard
10.03	Property		1	Residence Inn Hartford Manchester
10.04	Property		1	SpringHill Suites Buford
11.00	Loan	5	1	McKesson Phase 2	Interest Only	No	Actual/360	60	47	60	47	0	0	10/27/2022	13	5	12/5/2022	NAP	11/5/2027	NAP
12.00	Loan		1	Shops at La Palmera	Interest Only	No	Actual/360	60	60	60	60	0	0	11/15/2023	0	1	1/1/2024	NAP	12/1/2028	NAP
13.00	Loan		1	RV Storage Depot	Interest Only	No	Actual/360	60	59	60	59	0	0	10/26/2023	1	1	12/1/2023	NAP	11/1/2028	NAP
14.00	Loan	5, 14	13	Merit Hill Self Storage	Interest Only	No	Actual/360	60	58	60	58	0	0	9/22/2023	2	6	11/6/2023	NAP	10/6/2028	NAP
14.01	Property		1	2615 East 12th Street
14.02	Property		1	Parkglenn Self-Storage
14.03	Property		1	630 Macarthur Boulevard & 59 Jonathan Bourne Drive
14.04	Property		1	30690 Aldine Westfield Rd
14.05	Property		1	13404 E Broncos Pkwy
14.06	Property		1	3803 N Navarro St
14.07	Property		1	2102 NW Stallings Dr
14.08	Property		1	2005 W Wheeler Ave
14.09	Property		1	3817 Gulf Freeway
14.10	Property		1	1600 E General Cavazos Blvd
14.11	Property		1	11615 Rubina Pl
14.12	Property		1	4222 N Main St
14.13	Property		1	12 Irongate Drive
15.00	Loan	5, 15, 16	1	Short Pump Town Center	Interest Only	No	Actual/360	60	56	60	56	0	0	7/6/2023	4	1	9/1/2023	NAP	8/1/2028	NAP
16.00	Loan	5, 17	1	1201 Third Avenue	Interest Only	No	Actual/360	60	51	60	51	0	0	2/10/2023	9	9	4/9/2023	NAP	3/9/2028	NAP
17.00	Loan	5, 18, 19, 20, 21, 22	1	Philadelphia Marriott Downtown	Interest Only	No	Actual/360	60	59	60	59	0	0	10/25/2023	1	6	12/6/2023	NAP	11/6/2028	NAP
18.00	Loan		1	Springhill Suites Chattanooga	Interest Only	No	Actual/360	60	59	60	59	0	0	10/19/2023	1	1	12/1/2023	NAP	11/1/2028	NAP
19.00	Loan	23	10	My Place Communities MHC Portfolio	Interest Only	No	Actual/360	60	60	60	60	0	0	11/3/2023	0	1	1/1/2024	NAP	12/1/2028	NAP
19.01	Property		1	Olde Towne Village
19.02	Property		1	Thorn Hollow
19.03	Property		1	Heritage Estates
19.04	Property		1	Riverside Estates
19.05	Property		1	North Hill
19.06	Property		1	Twin Valley
19.07	Property		1	Pleasant Lake
19.08	Property		1	Pearl Beach
19.09	Property		1	Woodmont
19.10	Property		1	Cattail Estates
20.00	Loan	24, 25	1	TJ Maxx Centre	Interest Only	No	Actual/360	60	57	60	57	0	0	8/29/2023	3	1	10/1/2023	NAP	9/1/2028	NAP
21.00	Loan	5, 26	1	1825 K Street NW	Interest Only	No	Actual/360	60	55	60	55	0	0	6/26/2023	5	5	8/5/2023	NAP	7/5/2028	NAP
22.00	Loan		1	Spring Park Plaza	Interest Only	No	Actual/360	60	59	60	59	0	0	10/27/2023	1	1	12/1/2023	NAP	11/1/2028	NAP
23.00	Loan		1	Locust Grove Village	Interest Only	No	Actual/360	60	58	60	58	0	0	9/29/2023	2	1	11/1/2023	NAP	10/1/2028	NAP
24.00	Loan		1	Two Rivers Plaza	Interest Only	No	Actual/360	60	60	60	60	0	0	11/7/2023	0	1	1/1/2024	NAP	12/1/2028	NAP
25.00	Loan		1	Chase Bank	Interest Only	No	Actual/360	60	59	60	59	0	0	11/9/2023	1	11	12/11/2023	NAP	11/11/2028	NAP
26.00	Loan		1	Addison Apartments III	Interest Only	No	Actual/360	60	58	60	58	0	0	9/28/2023	2	11	11/11/2023	NAP	10/11/2028	NAP
27.00	Loan		1	City Line Albany Post	Interest Only	No	Actual/360	60	59	60	59	0	0	10/16/2023	1	1	12/1/2023	NAP	11/1/2028	NAP

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)
1.00	Loan	5	1	Westfarms	0	0	L(27),D(26),O(7)	48,528,897	17,617,481	30,911,416	6/30/2023	T-12	47,139,850	18,215,282	28,924,568	12/31/2022	T-12	47,635,108
2.00	Loan	6	1	Renaissance Dallas Addison Hotel	5	5	L(26),D(27),O(7)	28,306,100	17,376,251	10,929,849	8/31/2023	T-12	22,651,995	14,573,928	8,078,067	12/31/2022	T-12	8,761,812
3.00	Loan	5, 7, 8	1	Nvidia Santa Clara	0	0	L(24),D(29),O(7)	20,525,326	3,611,603	16,913,723	12/31/2022	T-12	21,443,985	4,189,315	17,254,670	12/31/2021	T-12	19,730,863
4.00	Loan	9	1	Market Heights	5	5	L(25),D(28),O(7)	8,602,831	3,204,152	5,398,679	7/31/2023	T-12	8,514,274	3,148,251	5,366,023	12/31/2022	T-12	8,325,122
5.00	Loan	6, 10, 11	1	The Westin Rancho Mirage	0	0	L(25),D(28),O(7)	49,870,270	40,557,309	9,312,961	9/30/2023	T-12	47,791,068	37,705,223	10,085,845	12/31/2022	T-12	22,497,389
6.00	Loan	12	1	The Prado	0	0	L(24),D(30),O(6)	6,527,393	2,410,165	4,117,228	12/31/2022	T-12	6,910,003	2,193,621	4,716,382	12/31/2021	T-12	NAV
7.00	Loan		1	Market Center at Aliana	0	5	L(26),D(27),O(7)	4,754,662	1,516,760	3,237,901	5/31/2023	T-12	4,615,397	1,412,424	3,202,973	12/31/2022	T-12	4,607,116
8.00	Loan		13	ExchangeRight Net Leased Portfolio #65	0	0	L(25),D(28),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.01	Property		1	FedEx Ground - Mills River, NC				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.02	Property		1	Tractor Supply - St. Charles, IL				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.03	Property		1	Tractor Supply - Searcy, AR				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.04	Property		1	Tractor Supply - Fordyce, AR				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.05	Property		1	Tractor Supply - Clarksville, VA				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.06	Property		1	Dollar Tree - Oklahoma City, OK				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.07	Property		1	Dollar General - Waycross, GA				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.08	Property		1	Dollar General - Baton Rouge, LA				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.09	Property		1	Dollar General - Lexington Park, MD				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.10	Property		1	Dollar General - Victoria, TX				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.11	Property		1	Dollar General - South Bend, IN				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.12	Property		1	Dollar General - Stockbridge, GA				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.13	Property		1	Family Dollar - Leland, NC				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.00	Loan	5	1	11 West 42nd Street	0	0	L(23),YM1(6),DorYM1(24),O(7)	62,683,274	35,986,252	26,697,022	3/31/2023	T-12	61,168,739	34,495,528	26,673,211	12/31/2022	T-12	60,959,925
10.00	Loan	13	4	Stirling Hotel Portfolio	0	0	L(24),D(29),O(7)	16,665,353	11,552,694	5,112,659	9/30/2023	T-12	15,913,249	11,051,909	4,861,340	12/31/2022	T-12	12,861,737
10.01	Property		1	Hampton Inn Buford				4,382,933	2,661,231	1,721,702	9/30/2023	T-12	3,797,692	2,329,853	1,467,839	12/31/2022	T-12	2,928,736
10.02	Property		1	Residence Inn Jacksonville Butler Boulevard				4,566,324	3,215,960	1,350,363	9/30/2023	T-12	4,588,420	3,147,730	1,440,690	12/31/2022	T-12	4,121,328
10.03	Property		1	Residence Inn Hartford Manchester				4,485,743	3,159,098	1,326,645	9/30/2023	T-12	4,336,244	3,042,527	1,293,717	12/31/2022	T-12	3,425,963
10.04	Property		1	SpringHill Suites Buford				3,230,353	2,516,404	713,949	9/30/2023	T-12	3,190,893	2,531,799	659,094	12/31/2022	T-12	2,385,710
11.00	Loan	5	1	McKesson Phase 2	3	3	L(37),D(13),O(10)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan		1	Shops at La Palmera	5	5	L(24),D(29),O(7)	5,259,653	2,041,959	3,217,695	7/31/2023	T-12	4,999,757	1,949,617	3,050,140	12/31/2022	T-12	4,854,378
13.00	Loan		1	RV Storage Depot	5	0	L(25),D(28),O(7)	4,267,626	1,254,743	3,012,883	7/31/2023	T-12	3,440,951	1,198,874	2,242,078	12/31/2022	T-12	NAV
14.00	Loan	5, 14	13	Merit Hill Self Storage	0	0	L(23),YM1(3),DorYM1(27),O(7)	12,013,064	4,768,196	7,244,868	7/31/2023	T-12	11,420,348	4,394,178	7,026,170	12/31/2022	T-12	9,937,754
14.01	Property		1	2615 East 12th Street				2,210,647	651,574	1,559,072	7/31/2023	T-12	2,048,712	582,139	1,466,573	12/31/2022	T-12	1,899,866
14.02	Property		1	Parkglenn Self-Storage				1,215,086	497,641	717,444	7/31/2023	T-12	1,188,392	500,238	688,154	12/31/2022	T-12	989,239
14.03	Property		1	630 Macarthur Boulevard & 59 Jonathan Bourne Drive				1,055,514	308,099	747,415	7/31/2023	T-12	1,015,008	260,869	754,139	12/31/2022	T-12	1,045,680
14.04	Property		1	30690 Aldine Westfield Rd				1,159,823	440,169	719,654	7/31/2023	T-12	1,164,983	431,728	733,254	12/31/2022	T-12	1,105,092
14.05	Property		1	13404 E Broncos Pkwy				973,511	536,701	436,810	7/31/2023	T-12	921,192	434,523	486,670	12/31/2022	T-12	704,303
14.06	Property		1	3803 N Navarro St				916,169	304,898	611,271	7/31/2023	T-12	902,247	305,100	597,147	12/31/2022	T-12	782,857
14.07	Property		1	2102 NW Stallings Dr				723,214	267,772	455,442	7/31/2023	T-12	675,338	245,232	430,106	12/31/2022	T-12	567,698
14.08	Property		1	2005 W Wheeler Ave				782,739	311,524	471,215	7/31/2023	T-12	755,758	299,322	456,436	12/31/2022	T-12	672,275
14.09	Property		1	3817 Gulf Freeway				820,163	517,867	302,296	7/31/2023	T-12	820,225	436,176	384,049	12/31/2022	T-12	703,232
14.10	Property		1	1600 E General Cavazos Blvd				723,991	273,345	450,646	7/31/2023	T-12	704,274	277,426	426,848	12/31/2022	T-12	641,035
14.11	Property		1	11615 Rubina Pl				515,616	233,168	282,448	7/31/2023	T-12	411,326	244,714	166,612	12/31/2022	T-12	184,388
14.12	Property		1	4222 N Main St				590,114	338,200	251,913	7/31/2023	T-12	516,525	292,413	224,112	12/31/2022	T-12	394,977
14.13	Property		1	12 Irongate Drive				326,479	87,238	239,241	7/31/2023	T-12	296,368	84,299	212,069	12/31/2022	T-12	247,113
15.00	Loan	5, 15, 16	1	Short Pump Town Center	0	0	L(28),D(25),O(7)	36,340,397	8,399,562	27,940,835	5/31/2023	T-12	33,508,680	7,507,842	26,000,838	12/31/2022	T-12	29,668,166
16.00	Loan	5, 17	1	1201 Third Avenue	0	0	L(24),YM1(9),DorYM1(20),O(7)	51,796,212	20,401,758	31,394,453	12/31/2022	T-12	52,866,426	19,817,047	33,049,379	12/31/2021	T-12	55,173,622
17.00	Loan	5, 18, 19, 20, 21, 22	1	Philadelphia Marriott Downtown	0	0	L(25),DorYM0.5(28),O(7)	106,555,128	72,995,206	33,559,922	9/30/2023	T-12	85,149,141	59,158,454	25,990,687	12/31/2022	T-12	26,916,192
18.00	Loan		1	Springhill Suites Chattanooga	5	5	L(25),D(28),O(7)	6,052,629	3,471,418	2,581,211	8/31/2023	T-12	5,544,660	3,232,162	2,312,498	12/31/2022	T-12	4,689,013
19.00	Loan	23	10	My Place Communities MHC Portfolio	5	4	L(24),D(32),O(4)	2,022,776	789,283	1,233,493	8/31/2023	T-12	1,872,038	847,147	1,024,890	12/31/2022	T-12	1,578,874
19.01	Property		1	Olde Towne Village				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.02	Property		1	Thorn Hollow				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.03	Property		1	Heritage Estates				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.04	Property		1	Riverside Estates				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.05	Property		1	North Hill				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.06	Property		1	Twin Valley				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.07	Property		1	Pleasant Lake				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.08	Property		1	Pearl Beach				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.09	Property		1	Woodmont				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.10	Property		1	Cattail Estates				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.00	Loan	24, 25	1	TJ Maxx Centre	0	5	L(24),YM1(29),O(7)	2,802,836	1,043,733	1,759,103	6/30/2023	T-12	2,721,156	961,036	1,760,120	12/31/2022	T-12	2,529,087
21.00	Loan	5, 26	1	1825 K Street NW	0	0	L(29),D(27),O(4)	12,134,530	4,096,510	8,038,020	2/28/2023	T-12	12,167,157	3,970,309	8,196,848	12/31/2022	T-12	11,429,022
22.00	Loan		1	Spring Park Plaza	5	4	L(25),D(31),O(4)	1,640,665	354,308	1,286,357	7/31/2023	T-12	1,495,264	329,772	1,165,492	12/31/2022	T-12	1,256,477
23.00	Loan		1	Locust Grove Village	0	5	L(26),D(27),O(7)	1,391,823	415,151	976,672	7/31/2023	T-12	1,316,048	414,654	901,394	12/31/2022	T-12	1,286,510
24.00	Loan		1	Two Rivers Plaza	5	5	L(24),D(29),O(7)	951,500	263,996	687,504	6/30/2023	T-12	981,608	388,978	592,630	12/31/2022	T-12	862,252
25.00	Loan		1	Chase Bank	0	0	L(25),D(28),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
26.00	Loan		1	Addison Apartments III	0	0	L(26),D(30),O(4)	423,740	109,611	314,129	10/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	NAV
27.00	Loan		1	City Line Albany Post	5	4	L(25),D(28),O(7)	360,159	66,102	294,057	9/30/2023	T-12	354,223	69,676	284,547	12/31/2022	T-12	291,353

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)
1.00	Loan	5	1	Westfarms	17,859,759	29,775,349	12/31/2021	T-12	96.4%	51,139,577	16,217,012	34,922,565	306,214	968,038	33,648,313	1.83	1.76	14.4%	13.9%
2.00	Loan	6	1	Renaissance Dallas Addison Hotel	7,643,094	1,118,718	12/31/2021	T-12	50.2%	28,306,100	17,733,770	10,572,330	1,415,305	0	9,157,025	1.85	1.60	14.7%	12.7%
3.00	Loan	5, 7, 8	1	Nvidia Santa Clara	4,074,227	15,656,636	12/31/2020	T-12	97.0%	23,069,532	4,731,195	18,338,337	110,247	0	18,228,091	2.02	2.01	14.1%	14.0%
4.00	Loan	9	1	Market Heights	3,191,146	5,133,976	12/31/2021	T-12	95.9%	9,809,645	3,310,574	6,499,071	62,804	424,015	6,012,252	1.46	1.35	11.8%	10.9%
5.00	Loan	6, 10, 11	1	The Westin Rancho Mirage	21,811,701	685,688	12/31/2021	T-12	55.2%	49,870,270	40,521,162	9,349,108	2,321,124	0	7,027,984	2.24	1.68	18.7%	14.1%
6.00	Loan	12	1	The Prado	NAV	NAV	NAV	NAV	86.1%	7,891,692	2,391,755	5,499,937	60,508	348,013	5,091,416	1.47	1.36	13.1%	12.1%
7.00	Loan		1	Market Center at Aliana	1,182,274	3,424,842	12/31/2021	T-12	94.7%	5,625,070	1,832,376	3,792,694	26,540	249,513	3,516,641	1.44	1.33	10.3%	9.5%
8.00	Loan		13	ExchangeRight Net Leased Portfolio #65	NAV	NAV	NAV	NAV	95.0%	4,264,713	127,941	4,136,772	53,099	166,134	3,917,539	2.12	2.01	12.5%	11.8%
8.01	Property		1	FedEx Ground - Mills River, NC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.02	Property		1	Tractor Supply - St. Charles, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.03	Property		1	Tractor Supply - Searcy, AR	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.04	Property		1	Tractor Supply - Fordyce, AR	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.05	Property		1	Tractor Supply - Clarksville, VA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.06	Property		1	Dollar Tree - Oklahoma City, OK	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.07	Property		1	Dollar General - Waycross, GA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.08	Property		1	Dollar General - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.09	Property		1	Dollar General - Lexington Park, MD	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.10	Property		1	Dollar General - Victoria, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.11	Property		1	Dollar General - South Bend, IN	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.12	Property		1	Dollar General - Stockbridge, GA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.13	Property		1	Family Dollar - Leland, NC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.00	Loan	5	1	11 West 42nd Street	34,523,645	26,436,280	12/31/2021	T-12	95.0%	70,904,055	39,203,449	31,700,606	192,114	2,881,704	28,626,789	1.53	1.39	11.6%	10.4%
10.00	Loan	13	4	Stirling Hotel Portfolio	8,863,839	3,997,898	12/31/2021	T-12	76.8%	16,665,353	11,405,359	5,259,994	757,135	0	4,502,859	2.02	1.73	17.4%	14.9%
10.01	Property		1	Hampton Inn Buford	1,789,701	1,139,035	12/31/2021	T-12	85.8%	4,382,933	2,646,063	1,736,870	175,317	0	1,561,552
10.02	Property		1	Residence Inn Jacksonville Butler Boulevard	2,675,864	1,445,464	12/31/2021	T-12	74.0%	4,566,324	3,183,480	1,382,843	228,316	0	1,154,527
10.03	Property		1	Residence Inn Hartford Manchester	2,497,442	928,521	12/31/2021	T-12	82.5%	4,485,743	3,150,223	1,335,520	224,287	0	1,111,233
10.04	Property		1	SpringHill Suites Buford	1,900,832	484,878	12/31/2021	T-12	66.0%	3,230,353	2,425,592	804,761	129,214	0	675,547
11.00	Loan	5	1	McKesson Phase 2	NAP	NAP	NAP	NAP	94.9%	8,073,883	292,217	7,781,667	29,651	0	7,752,016	1.95	1.94	10.1%	10.1%
12.00	Loan		1	Shops at La Palmera	2,070,822	2,783,556	12/31/2021	T-12	96.4%	5,809,223	2,333,197	3,476,025	33,429	242,524	3,200,072	1.53	1.41	11.8%	10.8%
13.00	Loan		1	RV Storage Depot	NAV	NAV	NAV	NAV	91.5%	4,583,070	1,339,696	3,243,374	74,457	0	3,168,916	1.34	1.31	11.6%	11.3%
14.00	Loan	5, 14	13	Merit Hill Self Storage	4,247,197	5,690,557	12/31/2021	T-12	100.0%	12,172,844	4,830,213	7,342,631	83,298	0	7,259,334	1.21	1.20	8.6%	8.5%
14.01	Property		1	2615 East 12th Street	565,068	1,334,798	12/31/2021	T-12	100.0%	2,261,971	757,955	1,504,016	8,848	0	1,495,168
14.02	Property		1	Parkglenn Self-Storage	445,531	543,708	12/31/2021	T-12	100.0%	1,224,766	494,452	730,314	7,553	0	722,761
14.03	Property		1	630 Macarthur Boulevard & 59 Jonathan Bourne Drive	236,797	808,883	12/31/2021	T-12	100.0%	1,041,903	295,259	746,645	5,116	0	741,529
14.04	Property		1	30690 Aldine Westfield Rd	482,107	622,984	12/31/2021	T-12	100.0%	1,149,418	399,536	749,882	10,930	0	738,952
14.05	Property		1	13404 E Broncos Pkwy	408,593	295,710	12/31/2021	T-12	100.0%	988,719	502,306	486,413	6,446	0	479,967
14.06	Property		1	3803 N Navarro St	315,045	467,812	12/31/2021	T-12	100.0%	902,552	335,655	566,897	8,125	0	558,772
14.07	Property		1	2102 NW Stallings Dr	230,467	337,231	12/31/2021	T-12	100.0%	760,156	266,361	493,795	5,710	0	488,085
14.08	Property		1	2005 W Wheeler Ave	292,723	379,552	12/31/2021	T-12	100.0%	817,348	350,294	467,054	5,695	0	461,359
14.09	Property		1	3817 Gulf Freeway	363,771	339,461	12/31/2021	T-12	100.0%	823,488	445,949	377,539	7,193	0	370,346
14.10	Property		1	1600 E General Cavazos Blvd	249,813	391,222	12/31/2021	T-12	100.0%	743,656	335,322	408,334	5,655	0	402,679
14.11	Property		1	11615 Rubina Pl	234,628	(50,240)	12/31/2021	T-12	100.0%	534,620	229,219	305,401	3,270	0	302,131
14.12	Property		1	4222 N Main St	304,839	90,138	12/31/2021	T-12	100.0%	591,772	329,773	261,999	6,625	0	255,374
14.13	Property		1	12 Irongate Drive	117,815	129,298	12/31/2021	T-12	100.0%	332,474	88,132	244,342	2,133	0	242,209
15.00	Loan	5, 15, 16	1	Short Pump Town Center	7,798,544	21,869,622	12/31/2021	T-12	94.2%	34,231,796	8,446,932	25,784,865	127,099	1,270,988	24,386,778	1.70	1.61	14.3%	13.5%
16.00	Loan	5, 17	1	1201 Third Avenue	18,678,980	36,494,642	12/31/2020	T-12	71.0%	45,609,813	21,283,998	24,325,815	225,942	2,770,117	21,329,755	2.53	2.22	14.3%	12.5%
17.00	Loan	5, 18, 19, 20, 21, 22	1	Philadelphia Marriott Downtown	29,338,995	(2,422,803)	12/31/2021	T-12	60.2%	111,076,788	76,576,225	34,500,562	5,424,586	0	29,075,976	1.82	1.53	16.0%	13.5%
18.00	Loan		1	Springhill Suites Chattanooga	2,673,606	2,015,408	12/31/2021	T-12	74.3%	6,052,629	3,584,190	2,468,439	242,105	0	2,226,334	2.14	1.93	17.4%	15.7%
19.00	Loan	23	10	My Place Communities MHC Portfolio	1,061,472	517,402	12/31/2021	T-12	80.9%	2,160,045	879,279	1,280,765	18,650	0	1,262,115	1.27	1.25	9.9%	9.7%
19.01	Property		1	Olde Towne Village	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.02	Property		1	Thorn Hollow	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.03	Property		1	Heritage Estates	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.04	Property		1	Riverside Estates	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.05	Property		1	North Hill	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.06	Property		1	Twin Valley	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.07	Property		1	Pleasant Lake	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.08	Property		1	Pearl Beach	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.09	Property		1	Woodmont	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.10	Property		1	Cattail Estates	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.00	Loan	24, 25	1	TJ Maxx Centre	898,364	1,630,724	12/31/2021	T-12	84.2%	2,540,075	1,025,881	1,514,194	24,925	129,627	1,359,642	1.59	1.42	12.3%	11.0%
21.00	Loan	5, 26	1	1825 K Street NW	4,076,932	7,352,090	12/31/2021	T-12	76.1%	9,767,529	4,124,341	5,643,188	52,084	0	5,591,105	1.76	1.74	13.4%	13.3%
22.00	Loan		1	Spring Park Plaza	420,423	836,054	12/31/2021	T-12	95.0%	1,784,034	415,180	1,368,854	55,016	136,990	1,176,848	1.74	1.49	14.3%	12.3%
23.00	Loan		1	Locust Grove Village	383,608	902,902	12/31/2021	T-12	95.0%	1,352,872	408,846	944,026	16,688	62,703	864,635	2.14	1.96	16.6%	15.2%
24.00	Loan		1	Two Rivers Plaza	371,327	490,925	12/31/2021	T-12	96.6%	1,086,638	402,299	684,339	8,685	41,544	634,110	1.93	1.79	13.2%	12.2%
25.00	Loan		1	Chase Bank	NAV	NAV	NAV	NAV	97.0%	752,985	172,807	580,178	300	0	579,878	1.72	1.71	11.5%	11.5%
26.00	Loan		1	Addison Apartments III	NAV	NAV	NAV	NAV	89.5%	425,479	103,039	322,440	7,500	0	314,940	1.24	1.22	10.4%	10.2%
27.00	Loan		1	City Line Albany Post	65,226	226,127	12/31/2021	T-12	88.4%	369,466	85,385	284,081	2,370	0	281,711	1.36	1.35	11.1%	11.0%

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
1.00	Loan	5	1	Westfarms	547,800,000	As Is	7/6/2023	44.2%	44.2%	95.9%	8/25/2023	No	Forever 21	22,512	4.5%
2.00	Loan	6	1	Renaissance Dallas Addison Hotel	113,500,000	As Is	7/21/2023	63.4%	63.4%	50.2%	8/31/2023	NAP	NAP	NAP	NAP
3.00	Loan	5, 7, 8	1	Nvidia Santa Clara	313,247,393	As If Funded	4/20/2023	41.5%	41.5%	100.0%	12/1/2023	Yes	Nvidia Corporation	551,233	100.0%
4.00	Loan	9	1	Market Heights	87,500,000	As Is	8/6/2023	62.9%	62.9%	99.2%	8/9/2023	No	Cinemark	53,491	12.8%
5.00	Loan	6, 10, 11	1	The Westin Rancho Mirage	89,200,000	As Is	9/15/2023	56.1%	56.1%	55.2%	9/30/2023	NAP	NAP	NAP	NAP
6.00	Loan	12	1	The Prado	67,100,000	As Is	7/16/2023	62.6%	62.6%	88.6%	11/1/2023	No	Life Time Fitness	127,066	42.0%
7.00	Loan		1	Market Center at Aliana	61,200,000	As Is	6/30/2023	60.5%	60.5%	94.4%	7/13/2023	No	Hobby Lobby Stores, Inc.	55,085	31.1%
8.00	Loan		13	ExchangeRight Net Leased Portfolio #65	73,485,000	As Is	Various	45.0%	45.0%	100.0%	12/1/2023
8.01	Property		1	FedEx Ground - Mills River, NC	39,350,000	As Is	9/20/2023			100.0%	12/1/2023	Yes	FedEx Ground	250,955	100.0%
8.02	Property		1	Tractor Supply - St. Charles, IL	5,580,000	As Is	9/14/2023			100.0%	12/1/2023	Yes	Tractor Supply	19,100	100.0%
8.03	Property		1	Tractor Supply - Searcy, AR	5,400,000	As Is	9/23/2023			100.0%	12/1/2023	Yes	Tractor Supply	23,957	100.0%
8.04	Property		1	Tractor Supply - Fordyce, AR	5,400,000	As Is	9/23/2023			100.0%	12/1/2023	Yes	Tractor Supply	19,097	100.0%
8.05	Property		1	Tractor Supply - Clarksville, VA	5,100,000	As Is	10/11/2023			100.0%	12/1/2023	Yes	Tractor Supply	21,930	100.0%
8.06	Property		1	Dollar Tree - Oklahoma City, OK	1,900,000	As Is	9/23/2023			100.0%	12/1/2023	Yes	Dollar Tree	9,950	100.0%
8.07	Property		1	Dollar General - Waycross, GA	1,730,000	As Is	9/20/2023			100.0%	12/1/2023	Yes	Dollar General	10,640	100.0%
8.08	Property		1	Dollar General - Baton Rouge, LA	1,700,000	As Is	9/15/2023			100.0%	12/1/2023	Yes	Dollar General	10,640	100.0%
8.09	Property		1	Dollar General - Lexington Park, MD	1,675,000	As Is	9/19/2023			100.0%	12/1/2023	Yes	Dollar General	9,026	100.0%
8.10	Property		1	Dollar General - Victoria, TX	1,650,000	As Is	9/16/2023			100.0%	12/1/2023	Yes	Dollar General	10,640	100.0%
8.11	Property		1	Dollar General - South Bend, IN	1,450,000	As Is	9/19/2023			100.0%	12/1/2023	Yes	Dollar General	9,002	100.0%
8.12	Property		1	Dollar General - Stockbridge, GA	1,300,000	As Is	9/20/2023			100.0%	12/1/2023	Yes	Dollar General	9,026	100.0%
8.13	Property		1	Family Dollar - Leland, NC	1,250,000	As Is	9/22/2023			100.0%	12/1/2023	Yes	Family Dollar	8,400	100.0%
9.00	Loan	5	1	11 West 42nd Street	555,000,000	As Is	4/19/2023	49.4%	49.4%	98.6%	5/1/2023	No	Michael Kors (USA), Inc	254,485	26.5%
10.00	Loan	13	4	Stirling Hotel Portfolio	66,200,000	As Is	Various	45.6%	45.6%	76.8%	9/30/2023
10.01	Property		1	Hampton Inn Buford	17,000,000	As Is	9/20/2023			85.8%	9/30/2023	NAP	NAP	NAP	NAP
10.02	Property		1	Residence Inn Jacksonville Butler Boulevard	17,200,000	As Is	9/26/2023			74.0%	9/30/2023	NAP	NAP	NAP	NAP
10.03	Property		1	Residence Inn Hartford Manchester	14,500,000	As Is	9/20/2023			82.5%	9/30/2023	NAP	NAP	NAP	NAP
10.04	Property		1	SpringHill Suites Buford	17,500,000	As Is	9/20/2023			66.0%	9/30/2023	NAP	NAP	NAP	NAP
11.00	Loan	5	1	McKesson Phase 2	113,800,000	As Is	10/4/2023	67.4%	67.4%	100.0%	12/1/2023	Yes	McKesson Corporation	197,671	100.0%
12.00	Loan		1	Shops at La Palmera	48,200,000	As Is	9/1/2023	61.2%	61.2%	97.0%	9/11/2023	No	Dick's Sporting Goods	61,233	28.0%
13.00	Loan		1	RV Storage Depot	64,000,000	As Is	8/25/2023	43.8%	43.8%	80.7%	9/23/2023	No	Jingoli	827,640	55.6%
14.00	Loan	5, 14	13	Merit Hill Self Storage	142,000,000	As Portfolio	Various	59.9%	59.9%	92.6%	7/31/2023
14.01	Property		1	2615 East 12th Street	28,850,000	As Is	8/5/2023			96.2%	7/31/2023	NAP	NAP	NAP	NAP
14.02	Property		1	Parkglenn Self-Storage	14,450,000	As Is	8/8/2023			95.5%	7/31/2023	NAP	NAP	NAP	NAP
14.03	Property		1	630 Macarthur Boulevard & 59 Jonathan Bourne Drive	13,800,000	As Is	8/3/2023			86.9%	7/31/2023	NAP	NAP	NAP	NAP
14.04	Property		1	30690 Aldine Westfield Rd	13,600,000	As Is	8/10/2023			89.5%	7/31/2023	NAP	NAP	NAP	NAP
14.05	Property		1	13404 E Broncos Pkwy	11,240,000	As Is	8/8/2023			98.2%	7/31/2023	NAP	NAP	NAP	NAP
14.06	Property		1	3803 N Navarro St	10,000,000	As Is	8/11/2023			85.8%	7/31/2023	NAP	NAP	NAP	NAP
14.07	Property		1	2102 NW Stallings Dr	8,000,000	As Is	8/9/2023			97.0%	7/31/2023	NAP	NAP	NAP	NAP
14.08	Property		1	2005 W Wheeler Ave	7,650,000	As Is	8/10/2023			95.3%	7/31/2023	NAP	NAP	NAP	NAP
14.09	Property		1	3817 Gulf Freeway	7,100,000	As Is	8/10/2023			91.8%	7/31/2023	NAP	NAP	NAP	NAP
14.10	Property		1	1600 E General Cavazos Blvd	6,800,000	As Is	8/10/2023			93.5%	7/31/2023	NAP	NAP	NAP	NAP
14.11	Property		1	11615 Rubina Pl	5,400,000	As Is	8/9/2023			91.4%	7/31/2023	NAP	NAP	NAP	NAP
14.12	Property		1	4222 N Main St	5,100,000	As Is	8/10/2023			94.0%	7/31/2023	NAP	NAP	NAP	NAP
14.13	Property		1	12 Irongate Drive	3,500,000	As Is	8/9/2023			84.3%	7/31/2023	NAP	NAP	NAP	NAP
15.00	Loan	5, 15, 16	1	Short Pump Town Center	378,000,000	Market Value excluding Dick's Parcel	6/7/2023	47.6%	47.6%	94.4%	6/20/2023	No	Crate & Barrel	34,597	5.4%
16.00	Loan	5, 17	1	1201 Third Avenue	556,500,000	As Is	12/1/2022	30.5%	30.5%	71.0%	1/1/2023	No	Perkins Coie	296,843	26.3%
17.00	Loan	5, 18, 19, 20, 21, 22	1	Philadelphia Marriott Downtown	391,300,000	As Is	9/7/2023	54.9%	54.9%	57.1%	9/30/2023	NAP	NAP	NAP	NAP
18.00	Loan		1	Springhill Suites Chattanooga	29,000,000	As Is	8/31/2023	49.0%	49.0%	74.3%	8/31/2023	NAP	NAP	NAP	NAP
19.00	Loan	23	10	My Place Communities MHC Portfolio	17,907,000	As Is	Various	72.6%	72.6%	82.0%	9/30/2023
19.01	Property		1	Olde Towne Village	3,800,000	As Is	8/3/2023			96.2%	9/30/2023	NAP	NAP	NAP	NAP
19.02	Property		1	Thorn Hollow	2,325,000	As Is	8/4/2023			100.0%	9/30/2023	NAP	NAP	NAP	NAP
19.03	Property		1	Heritage Estates	2,340,000	As Is	7/27/2023			58.6%	9/30/2023	NAP	NAP	NAP	NAP
19.04	Property		1	Riverside Estates	1,900,000	As Is	8/11/2023			97.2%	9/30/2023	NAP	NAP	NAP	NAP
19.05	Property		1	North Hill	1,325,000	As Is	8/4/2023			83.7%	9/30/2023	NAP	NAP	NAP	NAP
19.06	Property		1	Twin Valley	1,300,000	As Is	8/4/2023			80.6%	9/30/2023	NAP	NAP	NAP	NAP
19.07	Property		1	Pleasant Lake	1,550,000	As Is	8/4/2023			67.9%	9/30/2023	NAP	NAP	NAP	NAP
19.08	Property		1	Pearl Beach	1,460,000	As Is	8/4/2023			89.7%	9/30/2023	NAP	NAP	NAP	NAP
19.09	Property		1	Woodmont	1,167,000	As Is	8/8/2023			72.7%	9/30/2023	NAP	NAP	NAP	NAP
19.10	Property		1	Cattail Estates	740,000	As Is	8/4/2023			79.2%	9/30/2023	NAP	NAP	NAP	NAP
20.00	Loan	24, 25	1	TJ Maxx Centre	24,000,000	As Is	4/13/2023	51.5%	51.5%	78.2%	8/1/2023	No	TJ Maxx	31,614	19.0%
21.00	Loan	5, 26	1	1825 K Street NW	79,200,000	As Is	3/30/2023	53.0%	53.0%	73.3%	6/1/2023	No	Union of Concerned Scientists	27,007	10.4%
22.00	Loan		1	Spring Park Plaza	17,000,000	As Is	8/30/2023	56.5%	56.5%	100.0%	8/31/2023	No	Big Lots	27,094	19.7%
23.00	Loan		1	Locust Grove Village	15,000,000	As Is	7/30/2023	38.0%	38.0%	98.1%	7/31/2023	No	Ingles	80,000	71.9%
24.00	Loan		1	Two Rivers Plaza	8,370,000	As Is	8/16/2023	62.1%	62.1%	97.5%	8/22/2023	No	Marshalls	30,600	52.8%
25.00	Loan		1	Chase Bank	11,000,000	As Is	9/26/2023	45.8%	45.8%	100.0%	12/1/2023	Yes	JP Morgan Chase Bank	3,002	100.0%
26.00	Loan		1	Addison Apartments III	5,400,000	As Is	8/17/2023	57.4%	57.4%	90.0%	10/31/2023	No	NAP	NAP	NAP
27.00	Loan		1	City Line Albany Post	3,870,000	As Is	8/22/2023	65.9%	65.9%	90.4%	9/30/2023	NAP	NAP	NAP	NAP

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF
1.00	Loan	5	1	Westfarms	MTM	H&M	15,121	3.0%	1/31/2032	Pottery Barn	14,187
2.00	Loan	6	1	Renaissance Dallas Addison Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 7, 8	1	Nvidia Santa Clara	7/31/2027 (171,382 SF); 5/31/2028 (99,800); 4/30/2029 (80,051 SF); 9/30/2030 (200,000 SF)	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	9	1	Market Heights	5/31/2028	Dick's Sporting Goods	50,137	12.0%	1/31/2029	Barnes & Noble	28,500
5.00	Loan	6, 10, 11	1	The Westin Rancho Mirage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	12	1	The Prado	1/31/2038	Life Time Work	28,800	9.5%	9/30/2037	Peach Pit	10,486
7.00	Loan		1	Market Center at Aliana	2/28/2033	Marshall's	21,084	11.9%	11/30/2027	PetSmart	18,227
8.00	Loan		13	ExchangeRight Net Leased Portfolio #65
8.01	Property		1	FedEx Ground - Mills River, NC	7/31/2037	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Tractor Supply - St. Charles, IL	10/31/2037	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	Tractor Supply - Searcy, AR	1/31/2039	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	Tractor Supply - Fordyce, AR	5/31/2044	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	Tractor Supply - Clarksville, VA	6/30/2039	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	Dollar Tree - Oklahoma City, OK	2/28/2034	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	Dollar General - Waycross, GA	8/31/2033	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	Dollar General - Baton Rouge, LA	9/30/2037	NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	Dollar General - Lexington Park, MD	5/31/2032	NAP	NAP	NAP	NAP	NAP	NAP
8.10	Property		1	Dollar General - Victoria, TX	8/31/2038	NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	Dollar General - South Bend, IN	9/30/2031	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	Dollar General - Stockbridge, GA	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	Family Dollar - Leland, NC	6/30/2031	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5	1	11 West 42nd Street	11/30/2023 (330 SF), 3/31/2025 (6,436 SF), 3/31/2026 (236,974 SF), 9/30/2029 (10,745 SF)	First-Citizens Bank & Trust Company	153,680	16.0%	5/31/2034	New York University	117,382
10.00	Loan	13	4	Stirling Hotel Portfolio
10.01	Property		1	Hampton Inn Buford	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Residence Inn Jacksonville Butler Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Residence Inn Hartford Manchester	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	SpringHill Suites Buford	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	5	1	McKesson Phase 2	10/31/2032	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan		1	Shops at La Palmera	1/31/2029	TJ Maxx / HomeGoods	44,750	20.5%	11/30/2028	Big Lots	29,465
13.00	Loan		1	RV Storage Depot	3/31/2028	Orlando RV	71,775	4.8%	MTM	NAP	NAP
14.00	Loan	5, 14	13	Merit Hill Self Storage
14.01	Property		1	2615 East 12th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Parkglenn Self-Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	630 Macarthur Boulevard & 59 Jonathan Bourne Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	30690 Aldine Westfield Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	13404 E Broncos Pkwy	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.06	Property		1	3803 N Navarro St	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.07	Property		1	2102 NW Stallings Dr	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.08	Property		1	2005 W Wheeler Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.09	Property		1	3817 Gulf Freeway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.10	Property		1	1600 E General Cavazos Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.11	Property		1	11615 Rubina Pl	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.12	Property		1	4222 N Main St	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.13	Property		1	12 Irongate Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	5, 15, 16	1	Short Pump Town Center	1/31/2024	H&M	21,334	3.4%	4/30/2026	Saxon Shoes & Accessories	21,178
16.00	Loan	5, 17	1	1201 Third Avenue	12/31/2026	Kimley-Horn	46,058	4.1%	12/31/2034	Accolade, Inc.	45,083
17.00	Loan	5, 18, 19, 20, 21, 22	1	Philadelphia Marriott Downtown	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan		1	Springhill Suites Chattanooga	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	23	10	My Place Communities MHC Portfolio
19.01	Property		1	Olde Towne Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Thorn Hollow	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.03	Property		1	Heritage Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.04	Property		1	Riverside Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.05	Property		1	North Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.06	Property		1	Twin Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.07	Property		1	Pleasant Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.08	Property		1	Pearl Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.09	Property		1	Woodmont	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.10	Property		1	Cattail Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	24, 25	1	TJ Maxx Centre	1/31/2025	Jo Ann Fabrics	19,952	12.0%	1/31/2029	Office Max	16,853
21.00	Loan	5, 26	1	1825 K Street NW	4/30/2026	TD International, LLC	13,731	5.3%	12/31/2029	Local Initiatives Support Corp	11,742
22.00	Loan		1	Spring Park Plaza	1/31/2033	Office Depot	21,944	16.0%	2/28/2027	Planet Fitness	21,383
23.00	Loan		1	Locust Grove Village	9/30/2028	Koji Restaurant	5,600	5.0%	5/31/2024	QC Nail Spa	4,200
24.00	Loan		1	Two Rivers Plaza	1/31/2030	PopShelf	11,400	19.7%	8/31/2033	Anytime Fitness	6,500
25.00	Loan		1	Chase Bank	1/31/2039	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Addison Apartments III	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	City Line Albany Post	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA
1.00	Loan	5	1	Westfarms	2.8%	1/31/2027	Gap Gap Kids	13,093	2.6%	1/31/2025	Anthropologie	11,673	2.3%
2.00	Loan	6	1	Renaissance Dallas Addison Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 7, 8	1	Nvidia Santa Clara	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	9	1	Market Heights	6.8%	1/31/2029	Ross Dress for Less	28,312	6.8%	1/31/2028	Burlington	23,400	5.6%
5.00	Loan	6, 10, 11	1	The Westin Rancho Mirage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	12	1	The Prado	3.5%	5/31/2030	Edge Design	9,570	3.2%	7/31/2034	Taco Mac	8,797	2.9%
7.00	Loan		1	Market Center at Aliana	10.3%	11/30/2027	Old Navy	12,420	7.0%	6/30/2029	Rack Room Shoes	6,000	3.4%
8.00	Loan		13	ExchangeRight Net Leased Portfolio #65
8.01	Property		1	FedEx Ground - Mills River, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Tractor Supply - St. Charles, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	Tractor Supply - Searcy, AR	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	Tractor Supply - Fordyce, AR	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	Tractor Supply - Clarksville, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	Dollar Tree - Oklahoma City, OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	Dollar General - Waycross, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	Dollar General - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	Dollar General - Lexington Park, MD	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.10	Property		1	Dollar General - Victoria, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	Dollar General - South Bend, IN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	Dollar General - Stockbridge, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	Family Dollar - Leland, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5	1	11 West 42nd Street	12.2%	6/30/2027	Kohn Pedersen Fox Associates, P.C.	92,788	9.7%	4/30/2027 (15,400 SF), 5/31/2038 (77,388 SF)	Burberry (Wholesale) Limited	45,509	4.7%
10.00	Loan	13	4	Stirling Hotel Portfolio
10.01	Property		1	Hampton Inn Buford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Residence Inn Jacksonville Butler Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Residence Inn Hartford Manchester	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	SpringHill Suites Buford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	5	1	McKesson Phase 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan		1	Shops at La Palmera	13.5%	1/31/2029	DSW Shoe Warehouse	18,000	8.2%	3/31/2029	Salons by JC	7,842	3.6%
13.00	Loan		1	RV Storage Depot	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	5, 14	13	Merit Hill Self Storage
14.01	Property		1	2615 East 12th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Parkglenn Self-Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	630 Macarthur Boulevard & 59 Jonathan Bourne Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	30690 Aldine Westfield Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	13404 E Broncos Pkwy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.06	Property		1	3803 N Navarro St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.07	Property		1	2102 NW Stallings Dr	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.08	Property		1	2005 W Wheeler Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.09	Property		1	3817 Gulf Freeway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.10	Property		1	1600 E General Cavazos Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.11	Property		1	11615 Rubina Pl	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.12	Property		1	4222 N Main St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.13	Property		1	12 Irongate Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	5, 15, 16	1	Short Pump Town Center	3.3%	3/31/2026	The Container Store	18,942	3.0%	2/29/2032	LL Bean	15,553	2.4%
16.00	Loan	5, 17	1	1201 Third Avenue	4.0%	3/31/2030	Hargis Engineering	44,609	3.9%	12/31/2024	Boston Consulting Group	42,644	3.8%
17.00	Loan	5, 18, 19, 20, 21, 22	1	Philadelphia Marriott Downtown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan		1	Springhill Suites Chattanooga	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	23	10	My Place Communities MHC Portfolio
19.01	Property		1	Olde Towne Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Thorn Hollow	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.03	Property		1	Heritage Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.04	Property		1	Riverside Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.05	Property		1	North Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.06	Property		1	Twin Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.07	Property		1	Pleasant Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.08	Property		1	Pearl Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.09	Property		1	Woodmont	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.10	Property		1	Cattail Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	24, 25	1	TJ Maxx Centre	10.1%	5/31/2027	Party City	12,021	7.2%	1/31/2028	Shoe Carnival	12,000	7.2%
21.00	Loan	5, 26	1	1825 K Street NW	4.5%	2/29/2032	The Morris & Gwendolyn Cafritz Foundation	11,329	4.4%	6/30/2037	BBGM/Architects & Interiors	10,555	4.1%
22.00	Loan		1	Spring Park Plaza	15.5%	12/31/2027	Petco Animal Supplies	15,536	11.3%	9/30/2024	Purple Cow	15,000	10.9%
23.00	Loan		1	Locust Grove Village	3.8%	12/31/2024	Ingles Gas Express	2,500	2.2%	9/30/2028	Great Clips	1,400	1.3%
24.00	Loan		1	Two Rivers Plaza	11.2%	6/30/2027	Xfinity Store by Comcast	5,000	8.6%	2/28/2025	Sally Beauty Supply	1,600	2.8%
25.00	Loan		1	Chase Bank	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Addison Apartments III	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	City Line Albany Post	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)
1.00	Loan	5	1	Westfarms	1/31/2027	7/17/2023	NAP	7/17/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
2.00	Loan	6	1	Renaissance Dallas Addison Hotel	NAP	8/8/2023	NAP	8/8/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
3.00	Loan	5, 7, 8	1	Nvidia Santa Clara	NAP	5/3/2023	NAP	5/11/2023	7/28/2023	12%	No	Fee	NAP	NAP	NAP
4.00	Loan	9	1	Market Heights	2/28/2034	8/9/2023	NAP	8/9/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
5.00	Loan	6, 10, 11	1	The Westin Rancho Mirage	NAP	9/22/2023	NAP	9/22/2023	9/22/2023	10%	No	Fee	NAP	NAP	NAP
6.00	Loan	12	1	The Prado	9/30/2026	8/2/2023	NAP	8/2/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
7.00	Loan		1	Market Center at Aliana	12/31/2028	7/11/2023	NAP	7/11/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
8.00	Loan		13	ExchangeRight Net Leased Portfolio #65
8.01	Property		1	FedEx Ground - Mills River, NC	NAP	9/20/2023	NAP	9/20/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
8.02	Property		1	Tractor Supply - St. Charles, IL	NAP	9/27/2023	NAP	9/27/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
8.03	Property		1	Tractor Supply - Searcy, AR	NAP	9/5/2023	NAP	9/5/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
8.04	Property		1	Tractor Supply - Fordyce, AR	NAP	9/5/2023	NAP	9/5/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
8.05	Property		1	Tractor Supply - Clarksville, VA	NAP	10/17/2023	NAP	10/17/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
8.06	Property		1	Dollar Tree - Oklahoma City, OK	NAP	8/1/2023	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
8.07	Property		1	Dollar General - Waycross, GA	NAP	9/26/2023	NAP	9/26/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
8.08	Property		1	Dollar General - Baton Rouge, LA	NAP	8/24/2023	NAP	8/24/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
8.09	Property		1	Dollar General - Lexington Park, MD	NAP	7/26/2023	NAP	7/26/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
8.10	Property		1	Dollar General - Victoria, TX	NAP	8/7/2023	NAP	9/15/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
8.11	Property		1	Dollar General - South Bend, IN	NAP	9/5/2023	NAP	9/5/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
8.12	Property		1	Dollar General - Stockbridge, GA	NAP	9/28/2023	NAP	9/28/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
8.13	Property		1	Family Dollar - Leland, NC	NAP	9/27/2023	NAP	9/27/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
9.00	Loan	5	1	11 West 42nd Street	8/31/2037	4/24/2023	NAP	5/19/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
10.00	Loan	13	4	Stirling Hotel Portfolio
10.01	Property		1	Hampton Inn Buford	NAP	9/25/2023	NAP	9/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
10.02	Property		1	Residence Inn Jacksonville Butler Boulevard	NAP	9/25/2023	NAP	9/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
10.03	Property		1	Residence Inn Hartford Manchester	NAP	9/25/2023	NAP	9/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
10.04	Property		1	SpringHill Suites Buford	NAP	9/25/2023	NAP	9/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
11.00	Loan	5	1	McKesson Phase 2	NAP	11/10/2023	NAP	11/10/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
12.00	Loan		1	Shops at La Palmera	1/31/2027	9/15/2023	NAP	9/15/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
13.00	Loan		1	RV Storage Depot	NAP	9/28/2023	NAP	9/29/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
14.00	Loan	5, 14	13	Merit Hill Self Storage
14.01	Property		1	2615 East 12th Street	NAP	8/25/2023	NAP	8/25/2023	8/25/2023	13%	No	Fee	NAP	NAP	NAP
14.02	Property		1	Parkglenn Self-Storage	NAP	8/25/2023	NAP	8/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
14.03	Property		1	630 Macarthur Boulevard & 59 Jonathan Bourne Drive	NAP	8/20/2023	NAP	8/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
14.04	Property		1	30690 Aldine Westfield Rd	NAP	8/22/2023	NAP	8/27/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
14.05	Property		1	13404 E Broncos Pkwy	NAP	8/25/2023	NAP	8/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
14.06	Property		1	3803 N Navarro St	NAP	8/25/2023	NAP	8/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
14.07	Property		1	2102 NW Stallings Dr	NAP	8/25/2023	NAP	8/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
14.08	Property		1	2005 W Wheeler Ave	NAP	8/25/2023	NAP	8/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
14.09	Property		1	3817 Gulf Freeway	NAP	8/25/2023	NAP	8/25/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
14.10	Property		1	1600 E General Cavazos Blvd	NAP	8/25/2023	NAP	8/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
14.11	Property		1	11615 Rubina Pl	NAP	8/28/2023	NAP	8/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
14.12	Property		1	4222 N Main St	NAP	8/25/2023	NAP	8/27/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
14.13	Property		1	12 Irongate Drive	NAP	8/28/2023	NAP	8/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
15.00	Loan	5, 15, 16	1	Short Pump Town Center	1/31/2026	5/15/2023	NAP	5/14/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
16.00	Loan	5, 17	1	1201 Third Avenue	12/31/2026 (25,239 SF); 1/31/2027 (17,405 SF)	12/8/2022	NAP	12/8/2022	12/8/2022	14%	No	Fee	NAP	NAP	NAP
17.00	Loan	5, 18, 19, 20, 21, 22	1	Philadelphia Marriott Downtown	NAP	9/20/2023	NAP	9/15/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
18.00	Loan		1	Springhill Suites Chattanooga	NAP	9/5/2023	NAP	9/5/2023	NAP	NAP	No	Fee/Leasehold	3/31/2048	NAP	$1 + 75% of Net Rental Revenue from the City Property
19.00	Loan	23	10	My Place Communities MHC Portfolio
19.01	Property		1	Olde Towne Village	NAP	8/7/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
19.02	Property		1	Thorn Hollow	NAP	9/7/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
19.03	Property		1	Heritage Estates	NAP	8/7/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
19.04	Property		1	Riverside Estates	NAP	8/7/2023	NAP	8/7/2023	NAP	NAP	Yes - VE	Fee	NAP	NAP	NAP
19.05	Property		1	North Hill	NAP	8/7/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
19.06	Property		1	Twin Valley	NAP	8/7/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
19.07	Property		1	Pleasant Lake	NAP	8/11/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
19.08	Property		1	Pearl Beach	NAP	8/7/2023	NAP	8/7/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
19.09	Property		1	Woodmont	NAP	8/7/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
19.10	Property		1	Cattail Estates	NAP	8/7/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
20.00	Loan	24, 25	1	TJ Maxx Centre	10/31/2025	4/14/2023	NAP	4/14/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
21.00	Loan	5, 26	1	1825 K Street NW	1/31/2030	4/12/2023	NAP	4/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
22.00	Loan		1	Spring Park Plaza	7/31/2027	8/30/2023	NAP	8/30/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
23.00	Loan		1	Locust Grove Village	9/30/2028	8/8/2023	NAP	8/8/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
24.00	Loan		1	Two Rivers Plaza	4/30/2025	8/23/2023	10/5/2023	8/23/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
25.00	Loan		1	Chase Bank	NAP	10/3/2023	NAP	10/2/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
26.00	Loan		1	Addison Apartments III	NAP	8/23/2023	NAP	8/23/2023	9/19/2023	11%	No	Fee	NAP	NAP	NAP
27.00	Loan		1	City Line Albany Post	NAP	8/4/2023	NAP	8/4/2023	NAP	NAP	No	Fee	NAP	NAP	NAP

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)
1.00	Loan	5	1	Westfarms	NAP	0	Springing	0	Springing	0	20,916	0
2.00	Loan	6	1	Renaissance Dallas Addison Hotel	NAP	578,761	64,307	0	Springing	0	117,942	0
3.00	Loan	5, 7, 8	1	Nvidia Santa Clara	NAP	439,564	226,510	0	Springing	0	Springing	0
4.00	Loan	9	1	Market Heights	NAP	1,193,322	119,332	0	Springing	0	5,909	0
5.00	Loan	6, 10, 11	1	The Westin Rancho Mirage	NAP	80,374	40,187	0	Springing	0	Ongoing monthly deposits in an amount to the greater of (i) 4% of the monthly gross operating revenue generated in the immediately preceding calendar month and (ii) the reserves for FF&E required by the related franchise agreement to fund the costs of the required FF&E work, which is currently 5% of total revenues excluding golf revenue.	0
6.00	Loan	12	1	The Prado	NAP	0	Springing	0	Springing	0	Springing	0
7.00	Loan		1	Market Center at Aliana	NAP	502,330	50,233	0	Springing	0	2,212	0
8.00	Loan		13	ExchangeRight Net Leased Portfolio #65		36,217	15,227	0	Springing	0	Springing	0
8.01	Property		1	FedEx Ground - Mills River, NC	NAP
8.02	Property		1	Tractor Supply - St. Charles, IL	NAP
8.03	Property		1	Tractor Supply - Searcy, AR	NAP
8.04	Property		1	Tractor Supply - Fordyce, AR	NAP
8.05	Property		1	Tractor Supply - Clarksville, VA	NAP
8.06	Property		1	Dollar Tree - Oklahoma City, OK	NAP
8.07	Property		1	Dollar General - Waycross, GA	NAP
8.08	Property		1	Dollar General - Baton Rouge, LA	NAP
8.09	Property		1	Dollar General - Lexington Park, MD	NAP
8.10	Property		1	Dollar General - Victoria, TX	NAP
8.11	Property		1	Dollar General - South Bend, IN	NAP
8.12	Property		1	Dollar General - Stockbridge, GA	NAP
8.13	Property		1	Family Dollar - Leland, NC	NAP
9.00	Loan	5	1	11 West 42nd Street	NAP	0	Springing	0	Springing	0	Springing	288,170
10.00	Loan	13	4	Stirling Hotel Portfolio		0	Springing	0	Springing	0	Greater of (i) 4% of Gross Revenues, (ii) amount required under Franchise/Management agreement	0
10.01	Property		1	Hampton Inn Buford	NAP
10.02	Property		1	Residence Inn Jacksonville Butler Boulevard	NAP
10.03	Property		1	Residence Inn Hartford Manchester	NAP
10.04	Property		1	SpringHill Suites Buford	NAP
11.00	Loan	5	1	McKesson Phase 2	NAP	0	Springing	21,268	10,634	0	Springing	0
12.00	Loan		1	Shops at La Palmera	NAP	0	54,962	350,592	58,432	0	2,806	0
13.00	Loan		1	RV Storage Depot	NAP	24,042	24,042	13,980	13,379	0	6,205	148,915
14.00	Loan	5, 14	13	Merit Hill Self Storage		0	Springing	0	Springing	0	6,941	249,893
14.01	Property		1	2615 East 12th Street	NAP
14.02	Property		1	Parkglenn Self-Storage	NAP
14.03	Property		1	630 Macarthur Boulevard & 59 Jonathan Bourne Drive	NAP
14.04	Property		1	30690 Aldine Westfield Rd	NAP
14.05	Property		1	13404 E Broncos Pkwy	NAP
14.06	Property		1	3803 N Navarro St	NAP
14.07	Property		1	2102 NW Stallings Dr	NAP
14.08	Property		1	2005 W Wheeler Ave	NAP
14.09	Property		1	3817 Gulf Freeway	NAP
14.10	Property		1	1600 E General Cavazos Blvd	NAP
14.11	Property		1	11615 Rubina Pl	NAP
14.12	Property		1	4222 N Main St	NAP
14.13	Property		1	12 Irongate Drive	NAP
15.00	Loan	5, 15, 16	1	Short Pump Town Center	NAP	0	Springing	0	Springing	0	Springing	254,198
16.00	Loan	5, 17	1	1201 Third Avenue	NAP	0	Springing	0	Springing	0	0	0
17.00	Loan	5, 18, 19, 20, 21, 22	1	Philadelphia Marriott Downtown	NAP	0	Springing	0	Springing	0	Springing	0
18.00	Loan		1	Springhill Suites Chattanooga	No	0	14,188	0	Springing	0	Springing	0
19.00	Loan	23	10	My Place Communities MHC Portfolio		79,080	10,266	18,541	5,326	349,665	1,554	0
19.01	Property		1	Olde Towne Village	NAP
19.02	Property		1	Thorn Hollow	NAP
19.03	Property		1	Heritage Estates	NAP
19.04	Property		1	Riverside Estates	NAP
19.05	Property		1	North Hill	NAP
19.06	Property		1	Twin Valley	NAP
19.07	Property		1	Pleasant Lake	NAP
19.08	Property		1	Pearl Beach	NAP
19.09	Property		1	Woodmont	NAP
19.10	Property		1	Cattail Estates	NAP
20.00	Loan	24, 25	1	TJ Maxx Centre	NAP	0	Springing	0	Springing	24,925	2,077	0
21.00	Loan	5, 26	1	1825 K Street NW	NAP	672,650	143,193	0	Springing	4,341	4,341	0
22.00	Loan		1	Spring Park Plaza	NAP	86,946	7,246	121,000	15,767	0	4,585	0
23.00	Loan		1	Locust Grove Village	NAP	13,552	13,552	9,030	3,010	34,488	Springing	0
24.00	Loan		1	Two Rivers Plaza	NAP	46,092	11,523	0	Springing	0	1,882	67,902
25.00	Loan		1	Chase Bank	NAP	12,284	12,284	418	418	40,000	0	0
26.00	Loan		1	Addison Apartments III	NAP	0	933	8,328	1,041	0	625	0
27.00	Loan		1	City Line Albany Post	NAP	13,806	2,311	0	Springing	0	198	0

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
1.00	Loan	5	1	Westfarms	0	41,833	0	0	0	0	0	3,402,016	0	Gap Rent/Free Rent Reserve ($298,225.34); Outstanding TI/LC ($3,103,791)
2.00	Loan	6	1	Renaissance Dallas Addison Hotel	0	0	0	0	0	0	6,215	0	Springing	PIP Reserve
3.00	Loan	5, 7, 8	1	Nvidia Santa Clara	5,000,000	Springing	0	0	0	0	0	9,144,397	0	Outstanding TI Reserve ($8,146,892.50); Free Rent Reserve ($997,504.94)
4.00	Loan	9	1	Market Heights	1,000,000	Springing	1,000,000	0	0	0	8,438	1,372,087	0	Outstanding TI/LC: ($1,245,416.00); Free Rent and Gap Rent ($126,670.66)
5.00	Loan	6, 10, 11	1	The Westin Rancho Mirage	0	0	0	0	0	0	0	0	Springing	PIP Reserve
6.00	Loan	12	1	The Prado	0	25,218	0	0	0	0	0	1,748,967	41,667	Upfront Outstanding TI Reserve ($1,116,199); Upfront Free Rent Reserve ($632,768), Additional Rent Reserve (Monthly: $41,666.67)
7.00	Loan		1	Market Center at Aliana	0	22,117	500,000	0	0	0	3,750	437,831	0	Outstanding Leasing Obligations: ($312,161.84); Gap Rent Reserve: ($102,543.94); Free Rent Reserve: ($23,125)
8.00	Loan		13	ExchangeRight Net Leased Portfolio #65	500,000	Springing	0	0	0	0	72,835	0	0	NAP
8.01	Property		1	FedEx Ground - Mills River, NC
8.02	Property		1	Tractor Supply - St. Charles, IL
8.03	Property		1	Tractor Supply - Searcy, AR
8.04	Property		1	Tractor Supply - Fordyce, AR
8.05	Property		1	Tractor Supply - Clarksville, VA
8.06	Property		1	Dollar Tree - Oklahoma City, OK
8.07	Property		1	Dollar General - Waycross, GA
8.08	Property		1	Dollar General - Baton Rouge, LA
8.09	Property		1	Dollar General - Lexington Park, MD
8.10	Property		1	Dollar General - Victoria, TX
8.11	Property		1	Dollar General - South Bend, IN
8.12	Property		1	Dollar General - Stockbridge, GA
8.13	Property		1	Family Dollar - Leland, NC
9.00	Loan	5	1	11 West 42nd Street	10,000,000	240,142	0	0	0	0	0	19,165,251	0	Landlord Obligation Reserve ($13,479,707.20), Free Rent Reserve ($5,685,543.94)
10.00	Loan	13	4	Stirling Hotel Portfolio	0	0	0	0	0	0	70,200	7,437,050	Springing	PIP Reserve
10.01	Property		1	Hampton Inn Buford
10.02	Property		1	Residence Inn Jacksonville Butler Boulevard
10.03	Property		1	Residence Inn Hartford Manchester
10.04	Property		1	SpringHill Suites Buford
11.00	Loan	5	1	McKesson Phase 2	0	Springing	0	0	0	0	0	0	0	NAP
12.00	Loan		1	Shops at La Palmera	500,000	23,386	1,000,000	0	0	0	7,775	0	0	NAP
13.00	Loan		1	RV Storage Depot	0	0	0	237,326	0	0	20,438	0	0	NAP
14.00	Loan	5, 14	13	Merit Hill Self Storage	0	0	0	0	0	0	61,270	0	0	NAP
14.01	Property		1	2615 East 12th Street
14.02	Property		1	Parkglenn Self-Storage
14.03	Property		1	630 Macarthur Boulevard & 59 Jonathan Bourne Drive
14.04	Property		1	30690 Aldine Westfield Rd
14.05	Property		1	13404 E Broncos Pkwy
14.06	Property		1	3803 N Navarro St
14.07	Property		1	2102 NW Stallings Dr
14.08	Property		1	2005 W Wheeler Ave
14.09	Property		1	3817 Gulf Freeway
14.10	Property		1	1600 E General Cavazos Blvd
14.11	Property		1	11615 Rubina Pl
14.12	Property		1	4222 N Main St
14.13	Property		1	12 Irongate Drive
15.00	Loan	5, 15, 16	1	Short Pump Town Center	0	Springing	2,541,976	0	0	0	0	6,881,215	0	Outstanding Landlord Obligations
16.00	Loan	5, 17	1	1201 Third Avenue	0	0	0	0	0	0	0	21,322,779	0	Upfront Rollover Deposit ($17,567,429.00); Free Rent ($3,755,350.00)
17.00	Loan	5, 18, 19, 20, 21, 22	1	Philadelphia Marriott Downtown	0	0	0	0	0	0	0	0	Springing	Condominium Funds
18.00	Loan		1	Springhill Suites Chattanooga	0	0	0	0	0	0	0	0	0	NAP
19.00	Loan	23	10	My Place Communities MHC Portfolio	0	0	0	0	0	0	195,213	0	0	NAP
19.01	Property		1	Olde Towne Village
19.02	Property		1	Thorn Hollow
19.03	Property		1	Heritage Estates
19.04	Property		1	Riverside Estates
19.05	Property		1	North Hill
19.06	Property		1	Twin Valley
19.07	Property		1	Pleasant Lake
19.08	Property		1	Pearl Beach
19.09	Property		1	Woodmont
19.10	Property		1	Cattail Estates
20.00	Loan	24, 25	1	TJ Maxx Centre	150,000	17,309	207,706	0	0	0	22,938	0	0	NAP
21.00	Loan	5, 26	1	1825 K Street NW	3,000,000	37,978	0	0	0	0	0	810,650	0	Free Rent Reserve ($619,462); Outstanding TI Reserve ($191,188)
22.00	Loan		1	Spring Park Plaza	500,000	Springing	500,000	0	0	0	112,445	0	0	NAP
23.00	Loan		1	Locust Grove Village	0	Springing	222,500	0	0	0	15,000	0	0	NAP
24.00	Loan		1	Two Rivers Plaza	150,000	4,825	150,000	0	0	0	6,250	409,000	0	Popshelf TI Obligations Reserve Funds
25.00	Loan		1	Chase Bank	0	Springing	0	0	0	0	0	62,542	0	Rent Concession Reserve
26.00	Loan		1	Addison Apartments III	0	0	0	64,956	0	0	0	0	0	NAP
27.00	Loan		1	City Line Albany Post	0	0	0	0	0	0	0	0	0	NAP

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management
1.00	Loan	5	1	Westfarms	0	0	NAP	Hard	Springing
2.00	Loan	6	1	Renaissance Dallas Addison Hotel	0	0	NAP	Hard	Springing
3.00	Loan	5, 7, 8	1	Nvidia Santa Clara	0	0	NAP	Hard	Springing
4.00	Loan	9	1	Market Heights	0	0	NAP	Hard	Springing
5.00	Loan	6, 10, 11	1	The Westin Rancho Mirage	0	0	NAP	Hard	Springing
6.00	Loan	12	1	The Prado	0	0	NAP	Hard	Springing
7.00	Loan		1	Market Center at Aliana	0	0	NAP	Hard	Springing
8.00	Loan		13	ExchangeRight Net Leased Portfolio #65	0	0	NAP	Hard	Springing
8.01	Property		1	FedEx Ground - Mills River, NC
8.02	Property		1	Tractor Supply - St. Charles, IL
8.03	Property		1	Tractor Supply - Searcy, AR
8.04	Property		1	Tractor Supply - Fordyce, AR
8.05	Property		1	Tractor Supply - Clarksville, VA
8.06	Property		1	Dollar Tree - Oklahoma City, OK
8.07	Property		1	Dollar General - Waycross, GA
8.08	Property		1	Dollar General - Baton Rouge, LA
8.09	Property		1	Dollar General - Lexington Park, MD
8.10	Property		1	Dollar General - Victoria, TX
8.11	Property		1	Dollar General - South Bend, IN
8.12	Property		1	Dollar General - Stockbridge, GA
8.13	Property		1	Family Dollar - Leland, NC
9.00	Loan	5	1	11 West 42nd Street	0	0	NAP	Hard	Springing
10.00	Loan	13	4	Stirling Hotel Portfolio	0	0	NAP	Soft	In Place
10.01	Property		1	Hampton Inn Buford
10.02	Property		1	Residence Inn Jacksonville Butler Boulevard
10.03	Property		1	Residence Inn Hartford Manchester
10.04	Property		1	SpringHill Suites Buford
11.00	Loan	5	1	McKesson Phase 2	0	0	NAP	Hard	In Place
12.00	Loan		1	Shops at La Palmera	0	0	NAP	Hard	Springing
13.00	Loan		1	RV Storage Depot	0	0	NAP	Springing	Springing
14.00	Loan	5, 14	13	Merit Hill Self Storage	0	0	NAP	Soft	Springing
14.01	Property		1	2615 East 12th Street
14.02	Property		1	Parkglenn Self-Storage
14.03	Property		1	630 Macarthur Boulevard & 59 Jonathan Bourne Drive
14.04	Property		1	30690 Aldine Westfield Rd
14.05	Property		1	13404 E Broncos Pkwy
14.06	Property		1	3803 N Navarro St
14.07	Property		1	2102 NW Stallings Dr
14.08	Property		1	2005 W Wheeler Ave
14.09	Property		1	3817 Gulf Freeway
14.10	Property		1	1600 E General Cavazos Blvd
14.11	Property		1	11615 Rubina Pl
14.12	Property		1	4222 N Main St
14.13	Property		1	12 Irongate Drive
15.00	Loan	5, 15, 16	1	Short Pump Town Center	0	0	NAP	Hard	Springing
16.00	Loan	5, 17	1	1201 Third Avenue	0	0	NAP	Hard	Springing
17.00	Loan	5, 18, 19, 20, 21, 22	1	Philadelphia Marriott Downtown	0	0	NAP	Soft	Springing
18.00	Loan		1	Springhill Suites Chattanooga	0	0	NAP	Springing	Springing
19.00	Loan	23	10	My Place Communities MHC Portfolio	0	1,360,000	Earnout Reserve - On or before the 24th Payment Date, upon Borrower's request, the Lender shall disburse an amount such that (1) the DY is equal to or greater than 10.84% and (2) the DSCR is equal to or greater than 1.27x. Following
							the 24th Payment Date, Lender shall have the option, to hold any remaining Earnout Reserve Funds as additional collateral for the Debt or apply such remaining earnout reserve funds to the payment of the Debt.	Springing	Springing
19.01	Property		1	Olde Towne Village
19.02	Property		1	Thorn Hollow
19.03	Property		1	Heritage Estates
19.04	Property		1	Riverside Estates
19.05	Property		1	North Hill
19.06	Property		1	Twin Valley
19.07	Property		1	Pleasant Lake
19.08	Property		1	Pearl Beach
19.09	Property		1	Woodmont
19.10	Property		1	Cattail Estates
20.00	Loan	24, 25	1	TJ Maxx Centre	0	0	NAP	Hard	Springing
21.00	Loan	5, 26	1	1825 K Street NW	0	0	NAP	Hard	Springing
22.00	Loan		1	Spring Park Plaza	0	0	NAP	Hard	Springing
23.00	Loan		1	Locust Grove Village	0	0	NAP	Hard	Springing
24.00	Loan		1	Two Rivers Plaza	0	0	NAP	Springing	Springing
25.00	Loan		1	Chase Bank	0	0	NAP	Hard	Springing
26.00	Loan		1	Addison Apartments III	0	0	NAP	Springing	Springing
27.00	Loan		1	City Line Albany Post	0	0	NAP	Springing	Springing

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)
1.00	Loan	5	1	Westfarms	Yes	No	Yes	No	74,000,000	168,000,000	1,106,456.94	1,593,824.88	NAP
2.00	Loan	6	1	Renaissance Dallas Addison Hotel	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 7, 8	1	Nvidia Santa Clara	Yes	Yes	Yes	No	70,000,000	60,000,000	348,580.85	755,258.51	NAP
4.00	Loan	9	1	Market Heights	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	6, 10, 11	1	The Westin Rancho Mirage	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	12	1	The Prado	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan		1	Market Center at Aliana	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan		13	ExchangeRight Net Leased Portfolio #65	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	FedEx Ground - Mills River, NC
8.02	Property		1	Tractor Supply - St. Charles, IL
8.03	Property		1	Tractor Supply - Searcy, AR
8.04	Property		1	Tractor Supply - Fordyce, AR
8.05	Property		1	Tractor Supply - Clarksville, VA
8.06	Property		1	Dollar Tree - Oklahoma City, OK
8.07	Property		1	Dollar General - Waycross, GA
8.08	Property		1	Dollar General - Baton Rouge, LA
8.09	Property		1	Dollar General - Lexington Park, MD
8.10	Property		1	Dollar General - Victoria, TX
8.11	Property		1	Dollar General - South Bend, IN
8.12	Property		1	Dollar General - Stockbridge, GA
8.13	Property		1	Family Dollar - Leland, NC
9.00	Loan	5	1	11 West 42nd Street	Yes	Yes	Yes	No	31,333,334	242,666,666	1,525,429.62	1,722,394.44	NAP
10.00	Loan	13	4	Stirling Hotel Portfolio	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Hampton Inn Buford
10.02	Property		1	Residence Inn Jacksonville Butler Boulevard
10.03	Property		1	Residence Inn Hartford Manchester
10.04	Property		1	SpringHill Suites Buford
11.00	Loan	5	1	McKesson Phase 2	Yes	Yes	Yes	No	30,000,000	46,700,000	202,809.89	333,094.61	NAP
12.00	Loan		1	Shops at La Palmera	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan		1	RV Storage Depot	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	5, 14	13	Merit Hill Self Storage	Yes	No	Yes	No	21,250,000	63,750,000	378,655.81	504,874.42	NAP
14.01	Property		1	2615 East 12th Street
14.02	Property		1	Parkglenn Self-Storage
14.03	Property		1	630 Macarthur Boulevard & 59 Jonathan Bourne Drive
14.04	Property		1	30690 Aldine Westfield Rd
14.05	Property		1	13404 E Broncos Pkwy
14.06	Property		1	3803 N Navarro St
14.07	Property		1	2102 NW Stallings Dr
14.08	Property		1	2005 W Wheeler Ave
14.09	Property		1	3817 Gulf Freeway
14.10	Property		1	1600 E General Cavazos Blvd
14.11	Property		1	11615 Rubina Pl
14.12	Property		1	4222 N Main St
14.13	Property		1	12 Irongate Drive
15.00	Loan	5, 15, 16	1	Short Pump Town Center	Yes	Yes	Yes	No	20,000,000	160,000,000	1,122,442.60	1,262,747.92	NAP
16.00	Loan	5, 17	1	1201 Third Avenue	Yes	Yes	Yes	No	20,000,000	150,000,000	707,821.18	802,197.34	NAP
17.00	Loan	5, 18, 19, 20, 21, 22	1	Philadelphia Marriott Downtown	Yes	No	Yes	No	20,000,000	195,000,000	1,434,209.20	1,581,307.58	NAP
18.00	Loan		1	Springhill Suites Chattanooga	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	23	10	My Place Communities MHC Portfolio	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Property		1	Olde Towne Village
19.02	Property		1	Thorn Hollow
19.03	Property		1	Heritage Estates
19.04	Property		1	Riverside Estates
19.05	Property		1	North Hill
19.06	Property		1	Twin Valley
19.07	Property		1	Pleasant Lake
19.08	Property		1	Pearl Beach
19.09	Property		1	Woodmont
19.10	Property		1	Cattail Estates
20.00	Loan	24, 25	1	TJ Maxx Centre	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	5, 26	1	1825 K Street NW	Yes	No	Yes	No	10,000,000	32,000,000	204,048.52	267,813.68	NAP
22.00	Loan		1	Spring Park Plaza	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	Locust Grove Village	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	Two Rivers Plaza	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	Chase Bank	No	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Addison Apartments III	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	City Line Albany Post	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)
1.00	Loan	5	1	Westfarms	NAP	242,000,000	1,593,824.88	44.2%	1.76	14.4%	NAP	NAP	NAP	NAP	NAP
2.00	Loan	6	1	Renaissance Dallas Addison Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 7, 8	1	Nvidia Santa Clara	NAP	130,000,000	755,259	41.5%	2.01	14.1%	50,500,000	10.50000%	180,500,000	1,203,271	57.6%
4.00	Loan	9	1	Market Heights	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	6, 10, 11	1	The Westin Rancho Mirage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	12	1	The Prado	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan		1	Market Center at Aliana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan		13	ExchangeRight Net Leased Portfolio #65	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	FedEx Ground - Mills River, NC
8.02	Property		1	Tractor Supply - St. Charles, IL
8.03	Property		1	Tractor Supply - Searcy, AR
8.04	Property		1	Tractor Supply - Fordyce, AR
8.05	Property		1	Tractor Supply - Clarksville, VA
8.06	Property		1	Dollar Tree - Oklahoma City, OK
8.07	Property		1	Dollar General - Waycross, GA
8.08	Property		1	Dollar General - Baton Rouge, LA
8.09	Property		1	Dollar General - Lexington Park, MD
8.10	Property		1	Dollar General - Victoria, TX
8.11	Property		1	Dollar General - South Bend, IN
8.12	Property		1	Dollar General - Stockbridge, GA
8.13	Property		1	Family Dollar - Leland, NC
9.00	Loan	5	1	11 West 42nd Street	NAP	274,000,000	1,722,394.44	49.4%	1.39	11.6%	56,000,000	14.00000%	330,000,000	2,384,801.85	59.5%
10.00	Loan	13	4	Stirling Hotel Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Hampton Inn Buford
10.02	Property		1	Residence Inn Jacksonville Butler Boulevard
10.03	Property		1	Residence Inn Hartford Manchester
10.04	Property		1	SpringHill Suites Buford
11.00	Loan	5	1	McKesson Phase 2	NAP	76,700,000	333,094.61	67.4%	1.94	10.1%	NAP	NAP	NAP	NAP	NAP
12.00	Loan		1	Shops at La Palmera	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan		1	RV Storage Depot	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	5, 14	13	Merit Hill Self Storage	NAP	85,000,000	504,874.42	59.9%	1.20	8.6%	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	2615 East 12th Street
14.02	Property		1	Parkglenn Self-Storage
14.03	Property		1	630 Macarthur Boulevard & 59 Jonathan Bourne Drive
14.04	Property		1	30690 Aldine Westfield Rd
14.05	Property		1	13404 E Broncos Pkwy
14.06	Property		1	3803 N Navarro St
14.07	Property		1	2102 NW Stallings Dr
14.08	Property		1	2005 W Wheeler Ave
14.09	Property		1	3817 Gulf Freeway
14.10	Property		1	1600 E General Cavazos Blvd
14.11	Property		1	11615 Rubina Pl
14.12	Property		1	4222 N Main St
14.13	Property		1	12 Irongate Drive
15.00	Loan	5, 15, 16	1	Short Pump Town Center	NAP	180,000,000	1,262,748	0	2	0	NAP	NAP	NAP	NAP	NAP
16.00	Loan	5, 17	1	1201 Third Avenue	NAP	170,000,000	802,197.34	30.5%	2.22	14.3%	NAP	NAP	NAP	NAP	NAP
17.00	Loan	5, 18, 19, 20, 21, 22	1	Philadelphia Marriott Downtown	NAP	215,000,000	1,581,307.58	54.9%	1.53	16.0%	NAP	NAP	NAP	NAP	NAP
18.00	Loan		1	Springhill Suites Chattanooga	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	23	10	My Place Communities MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Property		1	Olde Towne Village
19.02	Property		1	Thorn Hollow
19.03	Property		1	Heritage Estates
19.04	Property		1	Riverside Estates
19.05	Property		1	North Hill
19.06	Property		1	Twin Valley
19.07	Property		1	Pleasant Lake
19.08	Property		1	Pearl Beach
19.09	Property		1	Woodmont
19.10	Property		1	Cattail Estates
20.00	Loan	24, 25	1	TJ Maxx Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	5, 26	1	1825 K Street NW	NAP	42,000,000	267,813.68	53.0%	1.74	13.4%	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Spring Park Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	Locust Grove Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	Two Rivers Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	Chase Bank	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Addison Apartments III	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	City Line Albany Post	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor	Non-Recourse Carveout Guarantor
1.00	Loan	5	1	Westfarms	NAP	NAP	No	NAP	The Taubman Realty Group LLC	The Taubman Realty Group LLC
2.00	Loan	6	1	Renaissance Dallas Addison Hotel	NAP	NAP	No	NAP	Columbia Sussex Corporation	CSC Holdings, LLC
3.00	Loan	5, 7, 8	1	Nvidia Santa Clara	126.0%	10.2%	No	NAP	Preylock Real Estate Holdings, LLC (DE)	Farshid Steve Shokouhi, Brett Michael Lipman and Reitman 1994 Gift Trust U/A/D 9/27/1994
4.00	Loan	9	1	Market Heights	NAP	NAP	No	NAP	David Watson and James T. Furr	David Watson and James T. Furr
5.00	Loan	6, 10, 11	1	The Westin Rancho Mirage	NAP	NAP	Yes	Mezzanine	Kline Hotel Holdings, LLC and Oaktree Real Estate Opportunities Fund VII, L.P.	Kline Hotel Holdings, LLC and Oaktree Real Estate Opportunities Fund VII, L.P.
6.00	Loan	12	1	The Prado	NAP	NAP	No	NAP	NADG (US), Inc. and Public Sector Pension Investment Board	NADG U.S. Core Plus Acquisition Fund (U.S.) LP and NADG U.S. Core Plus Acquisition Fund (Canadian) LP
7.00	Loan		1	Market Center at Aliana	NAP	NAP	No	NAP	Stanley Jay Williams, Jr.	Stanley Jay Williams, Jr.
8.00	Loan		13	ExchangeRight Net Leased Portfolio #65	NAP	NAP	No	NAP	David Fisher, Joshua Ungerecht and Warren Thomas	David Fisher, Joshua Ungerecht and Warren Thomas
8.01	Property		1	FedEx Ground - Mills River, NC
8.02	Property		1	Tractor Supply - St. Charles, IL
8.03	Property		1	Tractor Supply - Searcy, AR
8.04	Property		1	Tractor Supply - Fordyce, AR
8.05	Property		1	Tractor Supply - Clarksville, VA
8.06	Property		1	Dollar Tree - Oklahoma City, OK
8.07	Property		1	Dollar General - Waycross, GA
8.08	Property		1	Dollar General - Baton Rouge, LA
8.09	Property		1	Dollar General - Lexington Park, MD
8.10	Property		1	Dollar General - Victoria, TX
8.11	Property		1	Dollar General - South Bend, IN
8.12	Property		1	Dollar General - Stockbridge, GA
8.13	Property		1	Family Dollar - Leland, NC
9.00	Loan	5	1	11 West 42nd Street	1	9.6%	No	NAP	Tishman Speyer Properties, L.P. and Silverstein Properties, LLC	11 West 42 Realty Investors, L.L.C.
10.00	Loan	13	4	Stirling Hotel Portfolio	NAP	NAP	No	NAP	Ashford Hospitality Trust, Inc.	Ashford Hospitality Limited Partnership and Stirling REIT OP, LP
10.01	Property		1	Hampton Inn Buford
10.02	Property		1	Residence Inn Jacksonville Butler Boulevard
10.03	Property		1	Residence Inn Hartford Manchester
10.04	Property		1	SpringHill Suites Buford
11.00	Loan	5	1	McKesson Phase 2	NAP	NAP	No	NAP	Golden Eagle Group Inc.	GEG Investments LLC and Golden Eagle Group Inc.
12.00	Loan		1	Shops at La Palmera	NAP	NAP	No	NAP	David Watson	Alder Wood Partners, L.P.
13.00	Loan		1	RV Storage Depot	NAP	NAP	No	NAP	John Saunders and Philip Scott Ramser, Jr.	John Saunders and Philip Scott Ramser, Jr.
14.00	Loan	5, 14	13	Merit Hill Self Storage	NAP	NAP	No	NAP	Centerbridge Partners Real Estate Fund, L.P. and CCP III AIV III, L.P.	Merit Hill Holdings REIT LLC and Merit Hill Holdings REIT II LLC
14.01	Property		1	2615 East 12th Street
14.02	Property		1	Parkglenn Self-Storage
14.03	Property		1	630 Macarthur Boulevard & 59 Jonathan Bourne Drive
14.04	Property		1	30690 Aldine Westfield Rd
14.05	Property		1	13404 E Broncos Pkwy
14.06	Property		1	3803 N Navarro St
14.07	Property		1	2102 NW Stallings Dr
14.08	Property		1	2005 W Wheeler Ave
14.09	Property		1	3817 Gulf Freeway
14.10	Property		1	1600 E General Cavazos Blvd
14.11	Property		1	11615 Rubina Pl
14.12	Property		1	4222 N Main St
14.13	Property		1	12 Irongate Drive
15.00	Loan	5, 15, 16	1	Short Pump Town Center	NAP	NAP	No	NAP	Forest City Realty Trust, LLC, MJGT Associates, LLC, and Queensland Investment Corporation	Forest City Realty Trust LLC
16.00	Loan	5, 17	1	1201 Third Avenue	NAP	NAP	No	NAP	MetLife, Inc. and New York Common Retirement Fund	NAP
17.00	Loan	5, 18, 19, 20, 21, 22	1	Philadelphia Marriott Downtown	NAP	NAP	Yes	Mezzanine	Oaktree Capital Management, LLC, Clearview Hotel Capital, LLC and Host Hotels & Resorts, L.P.	Oaktree Real Estate Opportunities Fund VI, L.P.
18.00	Loan		1	Springhill Suites Chattanooga	NAP	NAP	No	NAP	Hiren S. Desai	Hiren S. Desai
19.00	Loan	23	10	My Place Communities MHC Portfolio	NAP	NAP	No	NAP	Christopher Nortley	Christopher Nortley
19.01	Property		1	Olde Towne Village
19.02	Property		1	Thorn Hollow
19.03	Property		1	Heritage Estates
19.04	Property		1	Riverside Estates
19.05	Property		1	North Hill
19.06	Property		1	Twin Valley
19.07	Property		1	Pleasant Lake
19.08	Property		1	Pearl Beach
19.09	Property		1	Woodmont
19.10	Property		1	Cattail Estates
20.00	Loan	24, 25	1	TJ Maxx Centre	NAP	NAP	No	NAP	Schottenstein Realty LLC	Schottenstein Realty LLC
21.00	Loan	5, 26	1	1825 K Street NW	NAP	NAP	No	NAP	The Morris and Gwendolyn Cafritz Foundation	The Morris and Gwendolyn Cafritz Foundation
22.00	Loan		1	Spring Park Plaza	NAP	NAP	No	NAP	SRI, LLC	Harold Schertz
23.00	Loan		1	Locust Grove Village	NAP	NAP	No	NAP	Philip D. Healy and Joseph A. Healy	Philip D. Healy and Joseph A. Healy
24.00	Loan		1	Two Rivers Plaza	NAP	NAP	No	NAP	Mark Hamermesh and Gary Grabel	Mark Hamermesh and Gary Grabel
25.00	Loan		1	Chase Bank	NAP	NAP	No	NAP	Ryan Tedder and Keith Kantrowitz	Ryan Tedder and Keith Kantrowitz
26.00	Loan		1	Addison Apartments III	NAP	NAP	No	NAP	Nachman Y. Teren, David Yshua and Yehuda Dershowitz	Nachman Y. Teren, David Yshua and Yehuda Dershowitz
27.00	Loan		1	City Line Albany Post	NAP	NAP	No	NAP	William R. Lavidge	Richard Schontz, Lawrence Charles Kaplan, George Thacker and Peter J. Veltri

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
1.00	Loan	5	1	Westfarms	No	No	Refinance		242,000,000	3,317,606	0	0	245,317,606	240,789,383
2.00	Loan	6	1	Renaissance Dallas Addison Hotel	No	No	Refinance		72,000,000	0	0	0	72,000,000	52,348,142
3.00	Loan	5, 7, 8	1	Nvidia Santa Clara	No	No	Refinance		130,000,000	8,487,293	50,500,000	0	188,987,293	166,671,496
4.00	Loan	9	1	Market Heights	No	No	Refinance		55,000,000	0	0	0	55,000,000	49,741,657
5.00	Loan	6, 10, 11	1	The Westin Rancho Mirage	No	No	Refinance		50,000,000	0	0	0	50,000,000	26,543,051
6.00	Loan	12	1	The Prado	No	No	Refinance		42,000,000	0	0	0	42,000,000	39,068,417
7.00	Loan		1	Market Center at Aliana	No	No	Refinance		37,000,000	0	0	0	37,000,000	24,706,518
8.00	Loan		13	ExchangeRight Net Leased Portfolio #65	Yes	No	Acquisition		33,100,000	42,438,226	0	0	75,538,226	0
8.01	Property		1	FedEx Ground - Mills River, NC
8.02	Property		1	Tractor Supply - St. Charles, IL
8.03	Property		1	Tractor Supply - Searcy, AR
8.04	Property		1	Tractor Supply - Fordyce, AR
8.05	Property		1	Tractor Supply - Clarksville, VA
8.06	Property		1	Dollar Tree - Oklahoma City, OK
8.07	Property		1	Dollar General - Waycross, GA
8.08	Property		1	Dollar General - Baton Rouge, LA
8.09	Property		1	Dollar General - Lexington Park, MD
8.10	Property		1	Dollar General - Victoria, TX
8.11	Property		1	Dollar General - South Bend, IN
8.12	Property		1	Dollar General - Stockbridge, GA
8.13	Property		1	Family Dollar - Leland, NC
9.00	Loan	5	1	11 West 42nd Street	No	No	Refinance		274,000,000	13,988,916	56,000,000	0	343,988,916	301,013,950
10.00	Loan	13	4	Stirling Hotel Portfolio	No	No	Refinance		30,200,000	16,635,843	0	0	46,835,843	37,352,113
10.01	Property		1	Hampton Inn Buford
10.02	Property		1	Residence Inn Jacksonville Butler Boulevard
10.03	Property		1	Residence Inn Hartford Manchester
10.04	Property		1	SpringHill Suites Buford
11.00	Loan	5	1	McKesson Phase 2	No	No	Acquisition		76,700,000	52,153,299	0	0	128,853,299	0
12.00	Loan		1	Shops at La Palmera	No	No	Refinance		29,500,000	257,241	0	0	29,757,241	27,368,280
13.00	Loan		1	RV Storage Depot	No	No	Refinance		28,000,000	0	0	0	28,000,000	25,834,881
14.00	Loan	5, 14	13	Merit Hill Self Storage	No	No	Refinance		85,000,000	0	0	0	85,000,000	67,545,410
14.01	Property		1	2615 East 12th Street
14.02	Property		1	Parkglenn Self-Storage
14.03	Property		1	630 Macarthur Boulevard & 59 Jonathan Bourne Drive
14.04	Property		1	30690 Aldine Westfield Rd
14.05	Property		1	13404 E Broncos Pkwy
14.06	Property		1	3803 N Navarro St
14.07	Property		1	2102 NW Stallings Dr
14.08	Property		1	2005 W Wheeler Ave
14.09	Property		1	3817 Gulf Freeway
14.10	Property		1	1600 E General Cavazos Blvd
14.11	Property		1	11615 Rubina Pl
14.12	Property		1	4222 N Main St
14.13	Property		1	12 Irongate Drive
15.00	Loan	5, 15, 16	1	Short Pump Town Center	No	No	Refinance		180,000,000	320,557	0	0	180,320,557	171,903,023
16.00	Loan	5, 17	1	1201 Third Avenue	No	No	Refinance
17.00	Loan	5, 18, 19, 20, 21, 22	1	Philadelphia Marriott Downtown	No	No	Refinance
18.00	Loan		1	Springhill Suites Chattanooga	No	No	Refinance
19.00	Loan	23	10	My Place Communities MHC Portfolio	No	No	Refinance
19.01	Property		1	Olde Towne Village
19.02	Property		1	Thorn Hollow
19.03	Property		1	Heritage Estates
19.04	Property		1	Riverside Estates
19.05	Property		1	North Hill
19.06	Property		1	Twin Valley
19.07	Property		1	Pleasant Lake
19.08	Property		1	Pearl Beach
19.09	Property		1	Woodmont
19.10	Property		1	Cattail Estates
20.00	Loan	24, 25	1	TJ Maxx Centre	No	No	Refinance
21.00	Loan	5, 26	1	1825 K Street NW	No	No	Refinance
22.00	Loan		1	Spring Park Plaza	No	No	Refinance
23.00	Loan		1	Locust Grove Village	No	No	Refinance
24.00	Loan		1	Two Rivers Plaza	No	Yes	Acquisition
25.00	Loan		1	Chase Bank	No	Yes	Acquisition
26.00	Loan		1	Addison Apartments III	No	No	Refinance
27.00	Loan		1	City Line Albany Post	No	No	Acquisition

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)
1.00	Loan	5	1	Westfarms	0	1,126,207	3,402,016	0	0	245,317,606	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	6	1	Renaissance Dallas Addison Hotel	0	393,916	584,976	18,672,967	0	72,000,000	3/15/2039	$149.50	$75.05	50.2%	$149.50	$75.05	50.2%	$150.72	$60.40
3.00	Loan	5, 7, 8	1	Nvidia Santa Clara	0	7,731,836	14,583,961	0	0	188,987,293	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	9	1	Market Heights	0	988,807	3,573,847	695,689	0	55,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	6, 10, 11	1	The Westin Rancho Mirage	0	1,156,295	80,374	22,220,280	0	50,000,000	4/10/2026	$231.12	$127.54	55.2%	$231.12	$127.54	55.2%	$226.61	$120.20
6.00	Loan	12	1	The Prado	0	841,837	1,748,967	340,779	0	42,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan		1	Market Center at Aliana	0	1,771,769	943,911	9,577,802	0	37,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan		13	ExchangeRight Net Leased Portfolio #65	72,195,945	2,733,229	609,052	0	0	75,538,226	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	FedEx Ground - Mills River, NC							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Tractor Supply - St. Charles, IL							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	Tractor Supply - Searcy, AR							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	Tractor Supply - Fordyce, AR							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	Tractor Supply - Clarksville, VA							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	Dollar Tree - Oklahoma City, OK							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	Dollar General - Waycross, GA							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	Dollar General - Baton Rouge, LA							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	Dollar General - Lexington Park, MD							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.10	Property		1	Dollar General - Victoria, TX							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	Dollar General - South Bend, IN							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	Dollar General - Stockbridge, GA							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	Family Dollar - Leland, NC							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5	1	11 West 42nd Street	0	13,809,715	29,165,251	0	0	343,988,916	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	13	4	Stirling Hotel Portfolio	0	1,976,480	7,507,250	0	0	46,835,843	Various	$144.51	$110.95	76.8%	$144.51	$110.95	76.8%	$135.15	$106.10
10.01	Property		1	Hampton Inn Buford							2/28/2035	$150.41	$129.05	85.8%	$150.41	$129.05	85.8%	$139.15	$111.92
10.02	Property		1	Residence Inn Jacksonville Butler Boulevard							11/30/2028	$138.31	$102.30	74.0%	$138.31	$102.30	74.0%	$131.61	$103.09
10.03	Property		1	Residence Inn Hartford Manchester							9/30/2024	$152.85	$126.10	82.5%	$152.85	$126.10	82.5%	$145.74	$122.31
10.04	Property		1	SpringHill Suites Buford							10/22/2034	$135.53	$89.50	66.0%	$135.53	$89.50	66.0%	$123.38	$88.28
11.00	Loan	5	1	McKesson Phase 2	118,000,000	10,832,031	21,268	0	0	128,853,299	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan		1	Shops at La Palmera	0	1,530,594	858,367	0	0	29,757,241	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan		1	RV Storage Depot	0	1,125,943	295,786	743,390	0	28,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	5, 14	13	Merit Hill Self Storage	0	4,733,993	61,270	12,659,327	0	85,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	2615 East 12th Street							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Parkglenn Self-Storage							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	630 Macarthur Boulevard & 59 Jonathan Bourne Drive							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	30690 Aldine Westfield Rd							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	13404 E Broncos Pkwy							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.06	Property		1	3803 N Navarro St							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.07	Property		1	2102 NW Stallings Dr							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.08	Property		1	2005 W Wheeler Ave							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.09	Property		1	3817 Gulf Freeway							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.10	Property		1	1600 E General Cavazos Blvd							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.11	Property		1	11615 Rubina Pl							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.12	Property		1	4222 N Main St							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.13	Property		1	12 Irongate Drive							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	5, 15, 16	1	Short Pump Town Center	0	1,536,319	6,881,215	0	0	180,320,557	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	5, 17	1	1201 Third Avenue							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	5, 18, 19, 20, 21, 22	1	Philadelphia Marriott Downtown							NAP	$233.09	$140.33	60.2%	$230.42	$131.55	57.1%	$221.64	$102.75
18.00	Loan		1	Springhill Suites Chattanooga							5/24/2037	$166.60	$123.82	74.3%	$166.60	$123.82	74.3%	$163.75	$115.15
19.00	Loan	23	10	My Place Communities MHC Portfolio							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Property		1	Olde Towne Village							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Thorn Hollow							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.03	Property		1	Heritage Estates							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.04	Property		1	Riverside Estates							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.05	Property		1	North Hill							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.06	Property		1	Twin Valley							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.07	Property		1	Pleasant Lake							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.08	Property		1	Pearl Beach							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.09	Property		1	Woodmont							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.10	Property		1	Cattail Estates							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	24, 25	1	TJ Maxx Centre							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	5, 26	1	1825 K Street NW							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Spring Park Plaza							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	Locust Grove Village							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	Two Rivers Plaza							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	Chase Bank							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Addison Apartments III							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	City Line Albany Post							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1.00	Loan	5	1	Westfarms	NAP	NAP	NAP	NAP
2.00	Loan	6	1	Renaissance Dallas Addison Hotel	40.1%	$139.47	$26.13	18.7%
3.00	Loan	5, 7, 8	1	Nvidia Santa Clara	NAP	NAP	NAP	NAP
4.00	Loan	9	1	Market Heights	NAP	NAP	NAP	NAP
5.00	Loan	6, 10, 11	1	The Westin Rancho Mirage	53.0%	$191.24	$57.13	29.9%
6.00	Loan	12	1	The Prado	NAP	NAP	NAP	NAP
7.00	Loan		1	Market Center at Aliana	NAP	NAP	NAP	NAP
8.00	Loan		13	ExchangeRight Net Leased Portfolio #65	NAP	NAP	NAP	NAP
8.01	Property		1	FedEx Ground - Mills River, NC	NAP	NAP	NAP	NAP
8.02	Property		1	Tractor Supply - St. Charles, IL	NAP	NAP	NAP	NAP
8.03	Property		1	Tractor Supply - Searcy, AR	NAP	NAP	NAP	NAP
8.04	Property		1	Tractor Supply - Fordyce, AR	NAP	NAP	NAP	NAP
8.05	Property		1	Tractor Supply - Clarksville, VA	NAP	NAP	NAP	NAP
8.06	Property		1	Dollar Tree - Oklahoma City, OK	NAP	NAP	NAP	NAP
8.07	Property		1	Dollar General - Waycross, GA	NAP	NAP	NAP	NAP
8.08	Property		1	Dollar General - Baton Rouge, LA	NAP	NAP	NAP	NAP
8.09	Property		1	Dollar General - Lexington Park, MD	NAP	NAP	NAP	NAP
8.10	Property		1	Dollar General - Victoria, TX	NAP	NAP	NAP	NAP
8.11	Property		1	Dollar General - South Bend, IN	NAP	NAP	NAP	NAP
8.12	Property		1	Dollar General - Stockbridge, GA	NAP	NAP	NAP	NAP
8.13	Property		1	Family Dollar - Leland, NC	NAP	NAP	NAP	NAP
9.00	Loan	5	1	11 West 42nd Street	NAP	NAP	NAP	NAP
10.00	Loan	13	4	Stirling Hotel Portfolio	78.5%	$118.77	$85.63	72.1%
10.01	Property		1	Hampton Inn Buford	80.4%	$119.31	$86.08	72.2%
10.02	Property		1	Residence Inn Jacksonville Butler Boulevard	78.3%	$123.95	$92.81	74.9%
10.03	Property		1	Residence Inn Hartford Manchester	83.9%	$124.51	$96.48	77.5%
10.04	Property		1	SpringHill Suites Buford	71.5%	$103.66	$65.58	63.3%
11.00	Loan	5	1	McKesson Phase 2	NAP	NAP	NAP	NAP
12.00	Loan		1	Shops at La Palmera	NAP	NAP	NAP	NAP
13.00	Loan		1	RV Storage Depot	NAP	NAP	NAP	NAP
14.00	Loan	5, 14	13	Merit Hill Self Storage	NAP	NAP	NAP	NAP
14.01	Property		1	2615 East 12th Street	NAP	NAP	NAP	NAP
14.02	Property		1	Parkglenn Self-Storage	NAP	NAP	NAP	NAP
14.03	Property		1	630 Macarthur Boulevard & 59 Jonathan Bourne Drive	NAP	NAP	NAP	NAP
14.04	Property		1	30690 Aldine Westfield Rd	NAP	NAP	NAP	NAP
14.05	Property		1	13404 E Broncos Pkwy	NAP	NAP	NAP	NAP
14.06	Property		1	3803 N Navarro St	NAP	NAP	NAP	NAP
14.07	Property		1	2102 NW Stallings Dr	NAP	NAP	NAP	NAP
14.08	Property		1	2005 W Wheeler Ave	NAP	NAP	NAP	NAP
14.09	Property		1	3817 Gulf Freeway	NAP	NAP	NAP	NAP
14.10	Property		1	1600 E General Cavazos Blvd	NAP	NAP	NAP	NAP
14.11	Property		1	11615 Rubina Pl	NAP	NAP	NAP	NAP
14.12	Property		1	4222 N Main St	NAP	NAP	NAP	NAP
14.13	Property		1	12 Irongate Drive	NAP	NAP	NAP	NAP
15.00	Loan	5, 15, 16	1	Short Pump Town Center	NAP	NAP	NAP	NAP
16.00	Loan	5, 17	1	1201 Third Avenue	NAP	NAP	NAP	NAP
17.00	Loan	5, 18, 19, 20, 21, 22	1	Philadelphia Marriott Downtown	46.4%	$181.77	$37.37	20.6%
18.00	Loan		1	Springhill Suites Chattanooga	70.3%	$149.06	$98.70	66.2%
19.00	Loan	23	10	My Place Communities MHC Portfolio	NAP	NAP	NAP	NAP
19.01	Property		1	Olde Towne Village	NAP	NAP	NAP	NAP
19.02	Property		1	Thorn Hollow	NAP	NAP	NAP	NAP
19.03	Property		1	Heritage Estates	NAP	NAP	NAP	NAP
19.04	Property		1	Riverside Estates	NAP	NAP	NAP	NAP
19.05	Property		1	North Hill	NAP	NAP	NAP	NAP
19.06	Property		1	Twin Valley	NAP	NAP	NAP	NAP
19.07	Property		1	Pleasant Lake	NAP	NAP	NAP	NAP
19.08	Property		1	Pearl Beach	NAP	NAP	NAP	NAP
19.09	Property		1	Woodmont	NAP	NAP	NAP	NAP
19.10	Property		1	Cattail Estates	NAP	NAP	NAP	NAP
20.00	Loan	24, 25	1	TJ Maxx Centre	NAP	NAP	NAP	NAP
21.00	Loan	5, 26	1	1825 K Street NW	NAP	NAP	NAP	NAP
22.00	Loan		1	Spring Park Plaza	NAP	NAP	NAP	NAP
23.00	Loan		1	Locust Grove Village	NAP	NAP	NAP	NAP
24.00	Loan		1	Two Rivers Plaza	NAP	NAP	NAP	NAP
25.00	Loan		1	Chase Bank	NAP	NAP	NAP	NAP
26.00	Loan		1	Addison Apartments III	NAP	NAP	NAP	NAP
27.00	Loan		1	City Line Albany Post	NAP	NAP	NAP	NAP

A-1-18

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “BANA” denotes Bank of America, National Association, “MSBNA” denotes Morgan Stanley Bank, N.A., “MSMCH” denotes Morgan Stanley Mortgage Capital Holdings LLC, “JPMCB” denotes JPMorgan Chase Bank, National Association, “UBS AG” denotes UBS AG, New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank.

(2)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(3)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, which, in each case, are not in occupancy or are in free rent periods.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties.

(5)	With respect to Mortgage Loan No. 1 (Westfarms), Mortgage Loan No. 3 (Nvidia Santa Clara), Mortgage Loan No. 9 (11 West 42nd Street), Mortgage Loan No. 11 (McKesson Phase 2), Mortgage Loan No. 14 (Merit Hill Self Storage), Mortgage Loan No. 15 (Short Pump Town Center), Mortgage Loan No. 16 (1201 Third Avenue), Mortgage Loan No. 17 (Philadelphia Marriott Downtown) and Mortgage Loan No. 21 (1825 K Street NW), such Mortgage Loans are part of a whole loan related to the Issuing Entity. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”, “—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 2 (Renaissance Dallas Addison Hotel), underwritten food & beverage revenue make up of 45.9% of total revenue. With respect to Mortgage Loan No. 5 (The Westin Rancho Mirage), underwritten food & beverage revenue, golf course revenue, parking revenue and other revenue collectively make up 52.2% of the total revenue.

(7)	With respect to Mortgage Loan No. 3 (Nvidia Santa Clara), the Appraised Value of $313,247,393 represents the “as-if-funded” appraised value based on the hypothetical assumption that the cost of the outstanding tenant improvement allowances have been fully escrowed and will be available to fund such tenant improvements. Upon origination of the Nvidia Santa Clara Whole Loan, $8,146,892.50 was reserved to fund all outstanding tenant improvements. Based on the “as-is” appraised value of $305,100,000, the Nvidia Santa Clara Whole Loan results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 42.6%.

(8)	With respect to Mortgage Loan No. 3 (Nvidia Santa Clara), the Loan Payoff amount is shown net of existing debt attributable to 2890 Scott Boulevard, a 75,000 square foot, non-collateral office

A-1-19

building. The total Loan Payoff amount, including amounts attributable to 2890 Scott Boulevard, is $189,348,589. The existing debt was allocated amongst the Nvidia Santa Clara Properties and 2890 Scott Boulevard (non-collateral) based on net rentable area, and the assumed Loan Payoff amount for 2890 Scott Boulevard was excluded from the Loan Payoff amount as presented. In connection with the origination of the Nvidia Santa Clara Whole Loan, the borrower sponsors invested a total of $17,912,200 of fresh equity to retire the existing loan (inclusive of the non-collateral 2890 Scott Boulevard parcel), fund upfront reserves and pay closing costs.

(9)	With respect to Mortgage Loan No. 4 (Market Heights), the related loan documents permit an outparcel or other release without prepayment or defeasance. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Releases; Partial Releases; Property Additions” in this prospectus.

(10)	With respect to Mortgage Loan No. 5 (The Westin Rancho Mirage), a grace period- late fee (days), of two days is permitted once during every 12 month period.

(11)	With respect to Mortgage Loan No. 5 (The Westin Rancho Mirage), the FF&E reserve will be equal to the greater of (i) 4% of the monthly gross operating revenue for hotel related operations at the Mortgaged Property for the immediately preceding calendar month and (ii) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement, which is currently 5% of total revenues excluding golf revenue. The first payment will be calculated at the first payment date in December 2023.

(12)	With respect to Mortgage Loan No. 6 (The Prado), the borrower is required to deposit any lease termination fees or other payments received in connection with the termination of any lease at the Mortgaged Property but only to the extent the foregoing exceeds $50,000 (provided, however, during a cash trigger period under the Mortgage Loan documents, all lease termination fees or other payments received by the borrower are required to be paid to the lender).

(13)	With respect to Mortgage Loan No. 10 (Stirling Hotel Portfolio), the Residence Inn Hartford Manchester Property is subject to a franchise agreement with Marriott International, Inc. that is currently scheduled to expire on September 30, 2024. Upon satisfactory completion of the PIP by the completion deadline of June 30, 2024, the franchise agreement will be automatically renewed through November 19, 2031.

(14)	With respect to Mortgage Loan No. 14 (Merit Hill Self Storage), the Appraised Value represents the “as-is” portfolio value of $142,000,000. The aggregate of the individual “as-is” appraised value is $135,490,000, as of dates between August 3, 2023 and August 11, 2023, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 62.7%.

(15)	With respect to Mortgage Loan No. 15 (Short Pump Town Center), the Dick’s Sporting Goods and Texas de Brazil parcels (collectively, the “Dick's Parcel”), including their related parking spaces, were permitted to be freely released by the borrower, therefore, all square feet and any rent for those tenants have been excluded in the lender’s underwriting and no value has been given to the Dick’s Parcel in the appraised value. The information relating to the Short Pump Town Center Mortgaged Property in this Annex does not include the Dick’s Parcel, other than the historical financials. After the origination of the Short Pump Town Center Whole Loan, on July 31, 2023, the Dick’s Parcel was released from the lien of the mortgage in accordance with the terms of the Short Pump Town Center Whole Loan documents.

(16)	With respect to Mortgage Loan No. 15 (Short Pump Town Center), the Appraised Value of $378,000,000 represents the “Hypothetical As Is” value of the Mortgaged Property excluding the value attributed to the Dick's Parcel, which was in fact released post-closing on July 31, 2023 pursuant to the related loan agreement.

(17)	With respect to Mortgage Loan No. 16 (1201 Third Avenue), the largest tenant, Perkins Coie, which leases 26.3% of net rentable area, has announced that it plans to move from the Mortgaged Property to another building in mid-2025. The Perkins Coie lease permits Perkins Coie to terminate such lease

A-1-20

at the end of any month occurring during the last two years of its term (which expires on December 31, 2026) with 15 months’ prior written notice and payment of a termination fee. Accordingly, Perkins Coie is expected to exercise its termination option and vacate its space at the Mortgaged Property. See “Description of the Mortgage Pool—Property Types—Retail Properties” in this prospectus.

(18)	With respect to Mortgage Loan No. 17 (Philadelphia Marriott Downtown), the Mortgage Loan is part of a Whole Loan that was co-originated by JPMCB, Barclays Capital Real Estate Inc. ("BCREI") and WFB. JPMCB will be contributing Note A-11 with a Cut-off Date Balance of $10,000,000 to the BANK5 2023-5YR4 securitization. WFB will be contributing Note A-9 with an aggregate Cut-off Date Balance of $10,000,000 to the BANK5 2023-5YR4 securitization.

(19)	With respect to Mortgage Loan No. 17 (Philadelphia Marriott Downtown), certain affiliates of the related borrower sponsors (collectively, the “Preferred Equity Investor”) hold a preferred equity interest in one of the related borrowers, Philadelphia Market Street HMC Hotel Limited Partnership, in connection with an original $23.0 million capital contribution in such borrower. The Preferred Equity Investor is entitled to an amount of preferred return as set forth in the related operating agreement at the annual rate of return of 12%, payable when any distributions are made under the related operating agreement. The preferred equity investment does not have a fixed redemption period, and the related operating agreement does not provide the Preferred Equity Investor with any remedies in the event of a default under the preferred equity arrangement. See “Description of the Mortgage Pool–Additional Indebtedness–Preferred Equity” in this prospectus.

(20)	With respect to Mortgage Loan No. 17 (Philadelphia Marriott Downtown), the Mortgaged Property is substantially owned in fee by the borrowers. However, (i) a skybridge (the “Bridge”) connecting the main building of the Mortgaged Property and the Pennsylvania Convention Center and (ii) a parcel of land which allows for an overhang and partial driveway at one of the entrances to the Mortgaged Property (the “Tunnel”), are subject to certain sub-ground leases, each with a nominal annual rent due. The sub-ground leases are between one of the two related borrowers, Philadelphia Market Street HMC Hotel Limited Partnership, as the subtenant, and the Redevelopment Authority of the City of Philadelphia (“Sublandlord”), which in turn leases the same premises from the City of Philadelphia, as the landlord. The Bridge sublease is also subject to a reciprocal easement agreement with the Pennsylvania Convention Center Authority with respect to maintenance of such Bridge. See “Description of the Mortgage Pool–Mortgage Pool Characteristics of the Mortgage Loans– Fee & Leasehold Estates; Ground Leases” in this prospectus.

(21)	With respect to Mortgage Loan No. 17 (Philadelphia Marriott Downtown), the Philadelphia Marriott Downtown Whole Loan documents provide that, in the event that a cash sweep period is continuing solely as a result of the debt service coverage ratio for the Philadelphia Marriott Downtown Whole Loan being less than 1.20x, the related borrowers may prepay the Philadelphia Marriott Downtown Whole Loan in an amount sufficient such that the debt service coverage ratio for the Philadelphia Marriott Downtown Whole Loan is equal to or greater than 1.20x, in which case, such cash sweep period will immediately cease.

(22)	With respect to Mortgage Loan No. 17 (Philadelphia Marriott Downtown), the Philadelphia Marriott Downtown Whole Loan documents are structured with a soft lockbox, pursuant to which all cash generated at the related Mortgaged Property, which the borrowers and operating lessee are entitled to receive pursuant to the related management agreement, is required to be deposited to the lockbox account by the related property manager within one business day after the borrowers or operating lessee are entitled to distributions thereto so long as the following conditions are satisfied: (i) the related Mortgaged Property is managed by the hotel manager under the management agreement as in effect as of the origination of the Mortgage Loan; (ii) such management agreement remains in full force and effect and (iii) such hotel manager is maintaining the cash management system and FF&E reserves as set forth in the management agreement (collectively, the “Qualified Hotel Management Condition”). However, if the Qualified Hotel Management Condition is not satisfied, the borrowers and operating lessee are required to, or cause the property manager to, (i) deposit all gross revenue and all forfeited security deposits into the lockbox account within one business day of receipt thereof and (ii) send direction letters to (x) all tenants then occupying space at the Mortgaged Property instructing them to pay all rent and other sums due under the related leases directly into the lockbox

A-1-21

account and (y) each applicable credit card company and credit card clearing bank instructing them to deliver all receipts payable with respect to the Mortgaged Property directly to the lockbox account.

(23)	With respect to Mortgage Loan No. 19 (My Place Communities MHC Portfolio), the related loan documents include a holdback of $1,360,000. On or before the 24th payment date, upon borrower's request, the lender is required to disburse an amount such that (1) the DY is equal to or greater than 10.84% and (2) the DSCR is equal to or greater than 1.27x. Following the 24th payment date, the lender will have the option to hold any remaining earnout reserve funds as additional collateral for the debt or apply such remaining earnout reserve funds to the payment of the debt. Excluding the holdback results in a loan to value ratio of 65.0%, UW NCF DSCR of 1.39x and UW NOI DY of 11.00%.

(24)	With respect to Mortgage Loan No. 20 (TJ Maxx Centre), a co-tenancy provision has been triggered with respect to the fifth largest tenant, Shoe Carnival, which leases 7.2% of the net rentable area, due to Bed, Bath and Beyond vacating the Mortgaged Property following its bankruptcy. The co-tenancy clause permits the tenant to pay alternative rent equal to 3.0% of gross receipts and to terminate its lease if the co-tenancy requirements remain unsatisfied for 24 months. However, as of the origination date, the tenant was paying full rent.

(25)	With respect to Mortgage Loan No. 20 (TJ Maxx Centre), a grace period fee (days) of 3 days is permitted three times during the loan term and not more than once per a 12-month period. This grace period does not limit default interest due but limits late charges.

(26)	With respect to Mortgage Loan No. 21 (1825 K Street NW), the 4th Largest Tenant at the Mortgaged Property, The Morris & Gwendolyn Cafritz Foundation, representing approximately 4.4% of the net rentable area at the Mortgaged Property, is the borrower sponsor and the Non-Recourse Carve-out Guarantor.
A-1-22

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

A-2-1

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BANK5 2023-5YR4

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Morgan Stanley Mortgage Capital Holdings LLC	11	$308,950,000	41.5%	7.3714%	57	NAP	1.57	x	12.7%	11.5%	57.6%	57.6%
Wells Fargo Bank, National Association	5	153,390,000	20.6	7.8013	58	NAP	1.64		14.8	13.1	50.6	50.6
Bank of America, National Association	7	139,783,334	18.8	7.4879	58	NAP	1.63		13.5	12.2	50.2	50.2
JPMorgan Chase Bank, National Association	3	122,000,000	16.4	7.5934	60	NAP	1.76		13.7	13.3	49.7	49.7
Wells Fargo Bank, National Association/JPMorgan Chase Bank, National Association	1	20,000,000	2.7	8.7050	59	NAP	1.53		16.0	13.5	54.9	54.9
Total/Weighted Average:	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%

Mortgaged Properties by Property Type(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Retail	23	$310,765,498	41.8%	7.7481%	58	NAP	1.53	x	12.8%	12.0%	54.7%	54.7%
Anchored	7	141,350,000	19.0	7.8126	59	NAP	1.42		12.3	11.2	59.4	59.4
Super Regional Mall	1	74,000,000	9.9	7.7950	57	NAP	1.76		14.4	13.9	44.2	44.2
Power Center	1	55,000,000	7.4	7.9600	59	NAP	1.35		11.8	10.9	62.9	62.9
Single Tenant	13	20,415,498	2.7	6.0175	59	NAP	1.94		12.3	11.7	45.2	45.2
Lifestyle Center	1	20,000,000	2.7	8.3030	56	NAP	1.61		14.3	13.5	47.6	47.6
Hospitality	8	186,400,000	25.0	8.1532	59	NAP	1.66		16.6	13.7	56.5	56.5
Full Service	3	142,000,000	19.1	8.0915	58	NAP	1.62		16.3	13.3	59.6	59.6
Limited Service	3	28,700,000	3.9	8.2655	60	NAP	1.83		17.4	15.3	47.3	47.3
Extended Stay	2	15,700,000	2.1	8.5060	60	NAP	1.73		17.4	14.9	45.6	45.6
Office	4	91,333,334	12.3	6.2900	51	NAP	1.79		11.9	11.1	51.6	51.6
CBD	4	91,333,334	12.3	6.2900	51	NAP	1.79		11.9	11.1	51.6	51.6
Mixed Use	1	70,000,000	9.4	6.8761	60	NAP	2.01		14.1	14.0	41.5	41.5
Office/Lab	1	70,000,000	9.4	6.8761	60	NAP	2.01		14.1	14.0	41.5	41.5
Other	1	28,000,000	3.8	8.5500	59	NAP	1.31		11.6	11.3	43.8	43.8
RV/Boat Storage	1	28,000,000	3.8	8.5500	59	NAP	1.31		11.6	11.3	43.8	43.8
Self Storage	14	23,800,000	3.2	7.1415	58	NAP	1.22		8.9	8.8	60.5	60.5
Self Storage	14	23,800,000	3.2	7.1415	58	NAP	1.22		8.9	8.8	60.5	60.5
Industrial	1	17,724,502	2.4	5.8200	59	NAP	2.01		12.5	11.8	45.0	45.0
Warehouse/Distribution	1	17,724,502	2.4	5.8200	59	NAP	2.01		12.5	11.8	45.0	45.0
Manufactured Housing	10	13,000,000	1.7	7.6690	60	NAP	1.25		9.9	9.7	72.6	72.6
Manufactured Housing	10	13,000,000	1.7	7.6690	60	NAP	1.25		9.9	9.7	72.6	72.6
Multifamily	1	3,100,000	0.4	8.2440	58	NAP	1.22		10.4	10.2	57.4	57.4
Garden	1	3,100,000	0.4	8.2440	58	NAP	1.22		10.4	10.2	57.4	57.4
Total/Weighted Average:	63	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property  is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

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BANK5 2023-5YR4

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Texas	12	$203,378,963	27.3%	7.6419%	59	NAP	1.44	x	12.4%	11.2%	62.2%	62.2%
California	3	124,525,000	16.7	7.4253	60	NAP	1.85		15.7	13.8	48.0	48.0
Northern California	2	74,525,000	10.0	6.8855	60	NAP	1.96		13.8	13.7	42.6	42.6
Southern California	1	50,000,000	6.7	8.2300	59	NAP	1.68		18.7	14.1	56.1	56.1
Connecticut	2	81,700,000	11.0	7.8620	57	NAP	1.76		14.7	14.0	44.3	44.3
Georgia	6	63,564,809	8.5	8.5631	60	NAP	1.51		14.4	13.0	56.1	56.1
New York	3	38,923,334	5.2	7.3752	56	NAP	1.43		11.6	10.6	50.0	50.0
Florida	2	36,000,000	4.8	8.5402	59	NAP	1.40		12.9	12.1	44.2	44.2
Ohio	2	31,190,483	4.2	5.2365	47	NAP	1.91		10.1	10.1	67.6	67.6
Virginia	2	22,297,204	3.0	8.0472	56	NAP	1.65		14.1	13.3	47.3	47.3
Tennessee	3	20,454,000	2.7	7.9998	59	NAP	1.72		15.2	13.9	53.9	53.9
Pennsylvania	1	20,000,000	2.7	8.7050	59	NAP	1.53		16.0	13.5	54.9	54.9
Washington	1	20,000,000	2.7	5.5850	51	NAP	2.22		14.3	12.5	30.5	30.5
North Carolina	2	18,287,542	2.5	5.8200	59	NAP	2.01		12.5	11.8	45.0	45.0
North Dakota	1	12,350,000	1.7	7.6200	57	NAP	1.42		12.3	11.0	51.5	51.5
Louisiana	2	10,365,734	1.4	7.9254	59	NAP	1.53		14.2	12.3	55.7	55.7
District of Columbia	1	10,000,000	1.3	7.5470	55	NAP	1.74		13.4	13.3	53.0	53.0
Michigan	8	8,655,517	1.2	7.6690	60	NAP	1.25		9.9	9.7	72.6	72.6
Illinois	2	7,713,411	1.0	6.4368	60	NAP	1.86		13.0	12.1	56.5	56.5
Arkansas	2	4,864,666	0.7	5.8200	59	NAP	2.01		12.5	11.8	45.0	45.0
Colorado	2	4,029,000	0.5	7.0300	58	NAP	1.20		8.6	8.5	59.9	59.9
Massachusetts	1	2,164,250	0.3	7.0300	58	NAP	1.20		8.6	8.5	59.9	59.9
Maryland	3	2,150,474	0.3	6.6055	58	NAP	1.48		10.0	9.7	54.7	54.7
Oklahoma	1	855,821	0.1	5.8200	59	NAP	2.01		12.5	11.8	45.0	45.0
Indiana	1	653,126	0.1	5.8200	59	NAP	2.01		12.5	11.8	45.0	45.0
Total/Weighted Average:	63	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.
(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
2,550,000 - 5,000,000	2	$5,650,000	0.8%	8.1659%	58	NAP	1.28	x	10.7%	10.6%	61.2%	61.2%
5,000,001 - 15,000,000	8	75,090,000	10.1	7.6265	58	NAP	1.62		13.6	12.6	54.8	54.8
15,000,001 - 20,000,000	3	60,000,000	8.1	7.5310	55	NAP	1.79		14.9	13.2	44.3	44.3
20,000,001 - 30,000,000	4	108,750,000	14.6	7.0560	56	NAP	1.49		10.7	10.3	58.2	58.2
30,000,001 - 50,000,000	6	223,633,334	30.1	7.7084	59	NAP	1.58		14.2	12.2	54.0	54.0
50,000,001 - 70,000,000	2	125,000,000	16.8	7.3530	60	NAP	1.72		13.1	12.6	50.9	50.9
70,000,001 - 74,000,000	2	146,000,000	19.62	7.8098	57	NAP	1.68		14.5	13.3	53.7	53.7
Total/Weighted Average:	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.20 - 1.50	12	$284,683,334	38.3%	7.8382%	59	NAP	1.35	x	11.5%	10.7%	58.5%	58.5%
1.51 - 2.00	12	336,340,000	45.2	7.7426	57	NAP	1.71		15.2	13.4	53.8	53.8
2.01 - 2.22	3	123,100,000	16.5	6.3824	58	NAP	2.04		13.7	13.2	40.7	40.7
Total/Weighted Average:	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%

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BANK5 2023-5YR4

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.6 - 12.0	11	$255,773,334	34.4%	7.3407%	57	NAP	1.41	x	10.9%	10.3%	59.0%	59.0%
12.1 - 16.0	12	388,250,000	52.2	7.5157	58	NAP	1.74		14.1	13.0	50.4	50.4
16.1 - 18.7	4	100,100,000	13.5	8.2487	59	NAP	1.75		18.0	14.6	50.9	50.9
Total/Weighted Average:	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.5 - 12.0	13	$301,223,334	40.5%	7.1851%	57	NAP	1.48	x	11.2%	10.5%	57.2%	57.2%
12.1 - 15.7	14	442,900,000	59.5	7.8052	58	NAP	1.73		15.1	13.5	50.8	50.8
Total/Weighted Average:	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
30.5 - 40.0	2	$25,700,000	3.5%	6.0363%	53	NAP	2.16	x	14.8%	13.1%	32.2%	32.2%
40.1 - 50.0	9	305,873,334	41.1	7.4982	58	NAP	1.76		14.0	13.2	44.8	44.8
50.1 - 60.0	7	126,300,000	17.0	7.9795	58	NAP	1.53		15.0	12.5	55.9	55.9
60.1 - 70.0	8	273,250,000	36.7	7.5574	58	NAP	1.49		12.4	11.3	63.0	63.0
70.1 - 72.6	1	13,000,000	1.7	7.6690	60	NAP	1.25		9.9	9.7	72.6	72.6
Total/Weighted Average:	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
30.5 - 40.0	2	$25,700,000	3.5%	6.0363%	53	NAP	2.16	x	14.8%	13.1%	32.2%	32.2%
40.1 - 50.0	9	305,873,334	41.1	7.4982	58	NAP	1.76		14.0	13.2	44.8	44.8
50.1 - 60.0	7	126,300,000	17.0	7.9795	58	NAP	1.53		15.0	12.5	55.9	55.9
60.1 - 70.0	8	273,250,000	36.7	7.5574	58	NAP	1.49		12.4	11.3	63.0	63.0
70.1 - 72.6	1	13,000,000	1.7	7.6690	60	NAP	1.25		9.9	9.7	72.6	72.6
Total/Weighted Average:	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%

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BANK5 2023-5YR4

Annex A-2: Mortgage Pool Information

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
5.1400 - 5.5000	1	$30,000,000	4.0%	5.1400%	47	NAP	1.94	x	10.1%	10.1%	67.4%	67.4%
5.5001 - 6.0000	2	53,100,000	7.1	5.7315	56	NAP	2.09		13.2	12.1	39.5	39.5
6.0001 - 7.0000	3	80,240,000	10.8	6.8509	60	NAP	1.98		13.9	13.7	43.1	43.1
7.0001 - 7.5000	3	89,583,334	12.0	7.1734	57	NAP	1.32		10.4	9.6	56.5	56.5
7.5001 - 8.0000	8	271,550,000	36.5	7.7889	58	NAP	1.56		13.4	12.3	56.8	56.8
8.0001 - 8.2500	5	79,450,000	10.7	8.1714	59	NAP	1.67		17.4	13.9	55.2	55.2
8.2501 - 8.8000	5	140,200,000	18.8	8.6023	59	NAP	1.49		14.3	12.9	51.9	51.9
Total/Weighted Average:	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%

Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%
Total/Weighted Average:	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
47 - 60	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%
Total/Weighted Average:	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%
Total/Weighted Average:	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%

Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%
Total/Weighted Average:	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-4

BANK5 2023-5YR4

Annex A-2: Mortgage Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%
Total/Weighted Average:	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	22	$668,233,334	89.8%	7.7599%	58	NAP	1.59	x	13.8%	12.5%	53.1%	53.1%
Acquisition	5	75,890,000	10.2	5.7427	54	NAP	1.93		11.5	11.1	55.8	55.8
Total/Weighted Average:	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard/ Springing Cash Management	17	$576,623,334	77.5%	7.5483%	58	NAP	1.64	x	13.7%	12.4%	52.8%	52.8%
Springing	6	66,050,000	8.9	8.0869	59	NAP	1.47		12.6	11.9	53.5	53.5
Soft/ Springing Cash Management	2	41,250,000	5.5	7.8421	58	NAP	1.36		12.2	10.9	57.5	57.5
Soft/ In Place Cash Management	1	30,200,000	4.1	8.5060	60	NAP	1.73		17.4	14.9	45.6	45.6
Hard/ In Place Cash Management	1	30,000,000	4.0	5.1400	47	NAP	1.94		10.1	10.1	67.4	67.4
Total/Weighted Average:	27	$744,123,334	100.0%	7.5541%	58	NAP	1.63	x	13.5%	12.3%	53.4%	53.4%

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing

	Number of			Number of			Number of
	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	Cut-off
Type of Escrow	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance ($)
Tax Escrow	14	$396,190,000	53.2%	17	$442,990,000	59.5%	10	$301,133,334	40.5%
Insurance Escrow	8	123,940,000	16.7	8	123,940,000	16.7	19	620,183,334	83.3
Replacement Reserve	5	46,090,000	6.2	16	452,750,000	60.8	9	266,333,334	35.8
TI/LC Reserve(1)	9	256,083,334	49.5	8	241,383,334	46.6	8	228,440,000	44.1

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans  secured in whole or in part by office, retail, industrial, mixed-use and RV/boat storage properties.

A-2-5

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

A-3-1

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

A-3-2

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

A-3-3

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

Westfarms
1500 New Britain Avenue
West Hartford, CT 06110
Bloomfield
Windsor
Bradley Intl. Airport 10 miles
HARTFORD
East Hartford
West Hartford
Farmington
Newington
Wethersfield
New Britain
Plainville
Rocky Hill
Berlin
BERLIN
Northeast
South Green
South West
South End
HARTFORD COUNTY
MIDDLESEX COUNTY
Cottage Grove Rd
Simsbury Rd
Albany Ave
Farmington Ave
Sedgwick Rd
White St
Mountain Rd
Granby St
Blue Hills Ave
Waterville Rd
Newington Rd
Main St
Hartford Ave
Berlin Tpke
Fenn Rd
E. Cedar St
Prospect St
Allen St
Slater Rd
Corbin Ave
Myrtle St
New Britain Ave
Two Rod Hwy
Hayes Rd
Kelsey St
Berlin Tpk
Corbin Ave
AMTRAK
Connecticut River
Tumble Brook CC
Copaco Shopping Center
University of Hartford
Wampanoag Country Club
The Children's Museum
Hartford Golf Club
Meadows Park
Keney Park GC
Mount Sinai Rehabilitation Hospital
Keney Park
Crossroads Plaza
Bishops Corner
Univ. of St. Joseph
Xfinity Theatre
Connecticut Museum of Culture and History
St. Francis Hospital
HARTFORD UNION
XL Center
DOWNTOWN HARTFORD
The Mark Twain House & Museum
Blue Back Square
State Capitol
Hartford Hospital
Trinity College
Charter Oak Marketplace
Hartford-Brainard Airport
Winding Trails Camp
MDC Reservoir Park
Tunxis Plantation CC
Rockledge Golf Club
UConn Health
UConn School of Medicine
Corbin's Corner
Batterson Park Pond
Stanley GC
Stanley Park
Newington VA Medical Center
Hartford HealthCare
Mill Woods Park
Wethersfield CC
Hospital for Special Care
Central Connecticut State Univ.
Indian Hill CC
Connecticut Commons
New Britain Museum of American Art
Hospital of Central Conn.
New Britain Stadium
Brickyard Plaza
Veterans Home Hospital
Crescent Pond
Shuttle Meadow Reservoir
Shuttle Meadow CC
Ragged Mtn. Memorial Preserve
Hudson
Northampton
MASSACHUSETTS
WORCESTER
Chicopee
Westfield
SPRINGFIELD
CONNECTICUT
Bradley Intl. Airport
NEW YORK
Torrington
HARTFORD
Manchester
RHODE ISLAND
West Hartford
Bristol
Newington
New Britain
Glastonbury
Warwick
New Milford
Waterbury
Meriden
Norwich
Brookfield
Cheshire
Pawcatuck
Danbury
New London
Groton
Shelton
NEW HAVEN
Block Island Sound
BRIDGEPORT
Block Island
Norwalk
Long Island Sound
STAMFORD
East Hampton
Huntington
Long Island
Riverhead
Atlantic Ocean
Melville
Southampton
Patchogue

A-3-4

No. 1 – Westfarms

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Retail – Super Regional Mall
	Original Principal Balance(1):	$74,000,000		Location:	West Hartford, CT
	Cut-off Date Balance(1):	$74,000,000		Size(4):	501,990 SF
	% of Initial Pool Balance:	9.9%		Cut-off Date Balance Per SF(1):	$482.08
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$482.08
	Borrower Sponsor:	The Taubman Realty Group LLC		Year Built/Renovated:	1974/2013
	Guarantor:	The Taubman Realty Group LLC		Title Vesting:	Fee
	Mortgage Rate:	7.7950%		Property Manager:	The Taubman Company LLC (borrower-related)
	Note Date:	August 31, 2023		Current Occupancy (As of)(5):	95.9% (8/25/2023)
	Seasoning:	3 months		YE 2022 Occupancy(5):	93.0%
	Maturity Date:	September 6, 2028		YE 2021 Occupancy(5):	92.6%
	IO Period:	60 months		YE 2020 Occupancy:	91.7%
	Loan Term (Original):	60 months		YE 2019 Occupancy:	92.4%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$547,800,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$1,091.26
	Call Protection:	L(27),D(26),O(7)		As-Is Appraisal Valuation Date:	July 6, 2023

	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1)(2):	Yes		TTM NOI (6/30/2023)(6):	$30,911,416
	Additional Debt Type (Balance)(1)(2):	Pari Passu ($168,000,000)		YE 2022 NOI:	$28,924,568
				YE 2021 NOI:	$29,775,349
				YE 2020 NOI:	$26,506,171
Escrows and Reserves(3)				U/W Revenues:	$51,139,577
	Initial	Monthly	Cap	U/W Expenses:	$16,217,012
Taxes:	$0	Springing	NAP	U/W NOI(6):	$34,922,565
Insurance:	$0	Springing	NAP	U/W NCF:	$33,648,313
Replacement Reserve:	$0	$20,916	NAP	U/W DSCR based on NOI/NCF(1):	1.83x / 1.76x
TI/LC Reserve:	$0	$41,833	NAP	U/W Debt Yield based on NOI/NCF(1):	14.4% /13.9%
Gap Rent/Free Rent Reserve:	$298,225	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.4% /13.9%
Outstanding TI/LC Reserve:	$3,103,791	$0	NAP	Cut-off Date LTV Ratio(1):	44.2%
				LTV Ratio at Maturity(1):	44.2%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$242,000,000	98.6%	Loan Payoff	$240,789,383	98.2%
Borrower Sponsor Equity	3,317,606	1.4	Upfront reserves	3,402,016	1.4
			Closing costs	1,126,207	0.5

Total Sources	$245,317,606	100.0%	Total Uses	$245,317,606	100.0%
(1)	The Westfarms Mortgage Loan (as defined below) is part of the Westfarms Whole Loan (as defined below), which is comprised of ten pari passu senior promissory notes with an aggregate original principal balance of $242,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the Westfarms Whole Loan.
(2)	See “The Mortgage Loan” section below for further discussion of additional mortgage debt.
(3)	See “Escrows” section below for further discussion of reserve requirements.
(4)	The Westfarms Property (as defined below) is part of a larger mall which consists of 501,990 SF of owned improvements, 560,820 SF of leased fee improvements, and a 208,790 SF non-collateral Macys.
(5)	Occupancy represents the occupancy based on the owned SF totaling 501,990. Occupancy based on total SF of 1,062,810, which includes the four leased fee anchor tenant’s square footage, is 98.0%, 96.7%, and 96.5% for the Most Recent, 2nd Most Recent and 3rd Most Recent periods, respectively.
(6)	The increase from the TTM NOI to the U/W NOI is driven by 11 leases being signed in 2023 totaling 29,630 SF (5.9% of owned SF), and 6.8% of underwritten rent. Additional drivers include rent steps of $506,056, and a decrease in both the management fee and real estate taxes.

A-3-5

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

The Mortgage Loan. The largest mortgage loan (the “Westfarms Mortgage Loan”) is part of a whole loan (the “Westfarms Whole Loan”) evidenced by ten pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $242,000,000. The Westfarms Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a 501,990 SF portion of a 1,271,600 SF super regional mall anchored by a JC Penney, Lord & Taylor (subleased by Jordan’s Furniture), Macys (non-collateral), Macys Men and Furniture Gallery, and Nordstrom located in West Hartford, Connecticut (the “Westfarms Property”). The Westfarms Mortgage Loan is evidenced by the non-controlling Notes A-2-2 and A-2-3-1 with an aggregate outstanding principal balance as of the Cut-off Date of $74,000,000. The Westfarms Whole Loan was co-originated by Goldman Sachs Bank USA (“GS”) and Wells Fargo Bank, National Association (“WFB”) on August 31, 2023. The Westfarms Whole Loan pari passu notes other than those evidencing the Westfarms Mortgage Loan are referred to herein as the “Westfarms Pari Passu Companion Loans.” The Westfarms Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BMO 2023-5C2 securitization trust. The relationship between the holders of the Westfarms Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2023-5C2	Yes
A-2-1	$45,000,000	$45,000,000	BANK5 2023-5YR3	No
A-2-2	$50,000,000	$50,000,000	BANK5 2023-5YR4	No
A-2-3-1	$24,000,000	$24,000,000	BANK5 2023-5YR4	No
A-2-3-2	$2,000,000	$2,000,000	WFB(1)	No
A-3	$20,000,000	$20,000,000	BMO 2023-5C2	No
A-4	$30,000,000	$30,000,000	UBS AG(1)	No
A-5	$16,000,000	$16,000,000	GS(1)	No
A-6	$10,000,000	$10,000,000	UBS AG(1)	No
A-7	$5,000,000	$5,000,000	BMO 2023-5C2	No
Total	$242,000,000	$242,000,000
(1)	The notes held by the lenders are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and Borrower Sponsor. The borrower is West Farms Mall, LLC, a Delaware limited liability company with two independent managers. The borrower is a joint venture between The Taubman Realty Group LLC (78.9%) and Victor J. Dowling Jr. (20.9%). The borrower sponsor and non-recourse carveout guarantor of the Westfarms Whole Loan is The Taubman Realty Group LLC (“The Taubman Company”).

The Taubman Company was founded in 1950 and has developed enclosed regional malls across the United States and Asia and the company has a portfolio of 24 regional, super-regional, and outlet shopping malls located in major markets.

The Property. The Westfarms Property is part of a two-story, Class A super regional mall. The Westfarms Property portion of the super-regional mall totals 501,990 owned SF, and is located in West Hartford, Connecticut. The mall as a whole, which includes the Westfarms Property, totals 1,271,600 SF, and is anchored by JC Penney, Lord & Taylor (subleased by Jordan’s Furniture), Macys, Macys Men’s and Furniture, and Nordstrom. Macys owns its own store (208,790 SF) and underlying land and is not part of the collateral. The remaining anchors own their stores and ground lease the land from the borrower. The Westfarms Property is an enclosed mall with multiple wings and entrances, containing a food court and the leased fee department store anchors. Built in 1974 and most recently renovated in 2013, the entire mall is situated on a 111.0-acre parcel and contains 6,555 parking spaces (5.2/1,000 SF). The collateral tenancy, outside of the anchors, is granular with no tenant making up more than 4.5% of the owned SF. Notable tenants include Talbots, The North Face, Apple Inc., lululemon athletica, Pottery Barn, Victoria’s Secret, and Louis Vuitton. As of August 25, 2023, the Westfarms Property was 95.9% leased based on the owned improvements, and 98.0% leased including the four leased fee anchors.

The Westfarms Property is rated A+ by Greenstreet. Year-end 2022 in-line sales PSF are $888 PSF, representing a 13.1% and 19.1% increase since 2021 and 2019, respectively. Excluding Apple, 2022 in-line sales PSF are $713 PSF, representing a 11.7% and 19.8% increase since 2021 and 2019, respectively. As of year-end 2022, the in-line occupancy cost ratio is 11.5% including Apple and 14.2% excluding Apple. The table below provides an overview of the sales by tenancy type.

Sales by Tenancy Type(1)
Tenancy Type	2019 Sales	2019 PSF	2020 Sales	2020 PSF	2021 Sales	2021 PSF	2022 Sales	2022 PSF
Inline (< 10,000 SF)	$247,469,700	$746	$161,469,160	$509	$250,393,896	$786	$265,663,994	$888
Occupancy Cost	14.9%		18.6%		12.2%		11.5%
Inline (< 10,000 SF) excluding Apple	$193,280,891	$595	$128,259,329	$413	$199,111,246	$638	$208,344,455	$713
Occupancy Cost	18.7%		22.7%		14.9%		14.2%
(1)	Based on the underwritten rent roll dated August 25, 2023.

A-3-6

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

Major Tenants.

Forever 21 (Fitch/Moody’s/S&P: NR/NR/NR; 22,512 square feet; 4.5% of net rentable area; 2.5% of underwritten base rent; MTM). Forever 21 is a fast fashion retailer specializing in the latest trends. Today, the company operates in more than 540 locations globally. Forever 21 has been a tenant since August 2013. Its lease expired in January 31, 2023 and they are currently operating on a month to month basis. Forever 21 is currently in negotiations to execute a new lease. However, we cannot assure you when or if Forever 21 will enter into a new lease. Additionally, the tenant is paying percentage in lieu of base rent of 13.5% of its trailing twelve month sales, which equates to $31.13 PSF in rent.

H&M (Fitch/Moody’s/S&P: NR/NR/BBB; 15,121 square feet; 3.0% of net rentable area; 1.6% of underwritten base rent; 1/31/2032 lease expiration). H&M is part of the H&M Group, which is a family of brands and businesses offering fashion, design and services. Today, the company operates approximately 4,399 stores in 77 markets and 60 online markets. H&M has been a tenant at the Westfarms Property since 2008 and most recently renewed its lease for 10 years in February 2022. The tenant has no remaining extension options and no termination options.

Pottery Barn (Fitch/Moody’s/S&P: NR/NR/NR; 14,187 square feet; 2.8% of net rentable area; 0.8% of underwritten base rent; 1/31/2027 lease expiration). Pottery Barn is a member of the Williams-Sonoma Inc. (NYSE: WSM), family of brands, headquartered in San Francisco, California. Pottery Barn offers home décor including furniture, bedding, bath, lighting art and mirrors and rugs. Pottery Barn has been a tenant at the Westfarms Property since 2005 and has no remaining extension options and no termination options.

The following table presents a summary regarding the major tenants at the Westfarms Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Rent(2)(3)	% of Total Annual U/W Rent	Annual U/W Rent PSF(2)(3)	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Anchor Tenants(leased fee)(4)
JC Penney	NR/NR/NR	190,713	NAP	$125,000	NAP	$0.66	9/30/2032	5 x 5 Yr	N
Nordstrom	BB+/Ba1/BB+	175,415	NAP	$140,000	NAP	$0.80	2/1/2025	7 x 10 Yr	N
Lord & Taylor(5)	NR/NR/NR	114,700	NAP	$202,735	NAP	$1.77	2/3/2034	6 x 5 Yr	N
Macys Mens and Furniture Gallery	BBB-/Ba1/BB+	79,992	NAP	$0	NAP	$0.00	5/31/2025	7 x 10 Yr	N
Total/Wtd. Avg.		560,820	NAP	$467,735	NAP	$0.83

Major Tenants
Forever 21(6)	NR/NR/NR	22,512	4.5%	$700,785	2.5%	$31.13	MTM	None	N
H&M	NRNR/BBB	15,121	3.0%	$450,000	1.6%	$29.76	1/31/2032	None	N
Pottery Barn	NR/NR/NR	14,187	2.8%	$223,440	0.8%	$15.75	1/31/2027	None	N
Gap Gap Kids	NR/NR/NR	13,093	2.6%	$321,174	1.2%	$24.53	1/31/2025	None	N
Anthropologie(6)	NR/NR/NR	11,673	2.3%	$255,200	0.9%	$21.86	1/31/2027	1 x 5 Yr	N
Arhaus(7)	NR/NR/NR	11,155	2.2%	$624,680	2.2%	$56.00	9/30/2033	1 x 5 Yr	N
Foot Locker	NR/Ba1/BB+	11,122	2.2%	$591,690	2.1%	$53.20	6/30/2025	None	N
Urban Outfitters	NR/NR/NR	10,958	2.2%	$650,000	2.3%	$59.32	1/31/2027	None	N
Brooks Brothers(6)	NR/NR/NR	10,644	2.1%	$311,760	1.1%	$29.29	1/31/2024	None	N
Total/Wtd. Avg.		120,465	24.0%	$4,128,729	14.9%	$34.27

Non-Major Tenants(8)		360,737	71.9%	$23,673,122	85.1%	$65.62

Occupied Collateral Total(9)		481,202	95.9%	$27,801,851	100.0%	$57.78
Vacant Space		20,788	4.1%
Total/Wtd. Avg.		501,990	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Rent and Annual U/W Rent PSF includes percentage in-lieu of rents totaling $1,536,455.
(3)	Annual U/W Rent and Annual U/W Rent PSF includes $506,056 of rent steps through September 2024.
(4)	The anchor tenants own their own improvements and ground lease the land from the borrower. The SF of leased fee improvements is not included in the owned SF total.
(5)	Jordan’s Furniture is subleasing the former Lord & Taylor box and is expected to open in February 2024. Gap rent for the tenant was reserved upfront.
(6)	Forever 21, Anthropologie, and Brooks Brothers Annual U/W Rent and Annual U/W Rent PSF represent percentage in-lieu of rent based on the tenants’ TTM sales.

A-3-7

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%
(7)	Arhaus has a lease start date of October 1, 2023.
(8)	Non-Major Tenants includes two tenants, Francesca’s Collection and Alo Yoga, totaling 6,998 SF (1.4% of owned SF) with lease start dates in November 2023 and September 2023, respectively.
(9)	Occupied Collateral Total does not include the SF or underwritten rent from the leased fee anchor tenants.

The following table presents a summary of sales and occupancy costs for certain tenants at the Westfarms Property:

Sales and Occupancy Cost Summary(1)

	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	2022 Occupancy Cost
Forever 21	$170	$317	$255	13.9%
H&M	$227	$372	$365	8.5%
Pottery Barn	$252	$375	$442	17.5%
Gap Gap Kids	$69	$192	$191	35.8%
Anthropologie	$76	$225	$257	9.4%
Arhaus(2)	NAV	NAV	NAV	NAV
Foot Locker	$512	$620	$677	16.6%
Urban Outfitters	$207	$335	$306	19.4%
Brooks Brothers	$47	$187	$239	12.0%
(1)	Information obtained from the borrower.
(2)	Arhaus lease began on October 1, 2023.

The following table presents certain information relating to the lease rollover schedule at the Westfarms Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	5	35,656	7.1%	35,656	7.1%	$1,328,478	4.8%	$37.26
2023	2	5,957	1.2%	41,613	8.3%	$293,500	1.1%	$49.27
2024	50	119,908	23.9%	161,521	32.2%	$7,758,635	27.9%	$64.70
2025	20	77,670	15.5%	239,191	47.6%	$4,436,677	16.0%	$57.12
2026	12	31,740	6.3%	270,931	54.0%	$2,526,862	9.1%	$79.61
2027	13	68,411	13.6%	339,342	67.6%	$3,473,652	12.5%	$50.78
2028	12	45,166	9.0%	384,508	76.6%	$2,576,028	9.3%	$57.03
2029	11	40,569	8.1%	425,077	84.7%	$2,555,772	9.2%	$63.00
2030	10	23,348	4.7%	448,425	89.3%	$1,365,972	4.9%	$58.50
2031	1	1,626	0.3%	450,051	89.7%	$123,202	0.4%	$75.77
2032	2	16,296	3.2%	466,347	92.9%	$528,000	1.9%	$32.40
2033	2	11,826	2.4%	478,173	95.3%	$682,769	2.5%	$57.73
2034 & Beyond	2	3,029	0.6%	481,202	95.9%	$152,303	0.5%	$50.28
Vacant	0	20,788	4.1%	501,990	100.0%	$0	0.0%	$0.00
Total/Weighted Average(4)	142	501,990	100.0%			$27,801,851	100.0%	$57.78
(1)	Information is based on the underwritten rent roll as of August 25, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Expiration Schedule.
(3)	The Lease Expiration Schedule excludes the square footage and underwritten rent from the leased fee anchor tenants.
(4)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Westfarms Property:

Historical Occupancy(1)

12/31/2019(2)	12/31/2020(2)	12/31/2021(2)	12/31/2022(2)	8/25/2023(3)
92.4%	91.7%	92.6%	93.0%	95.9%
(1)	Occupancy represents the occupancy based on the owned SF totaling 501,990.
(2)	Information obtained from the Westfarms Borrower.
(3)	Information obtained from the underwritten rent roll.

A-3-8

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Westfarms Property:

Cash Flow Analysis

	2019	2020	2021	2022	TTM 6/30/2023	U/W	%(1)	U/W $ per SF(2)
Base Rent	$27,282,519	$22,983,686	$23,234,186	$24,713,923	$25,823,273	$28,269,586(3)(4)	53.3%	$26.60
Grossed Up Vacant Space	0	0	0	0	0	1,902,406	3.6	1.79
Gross Potential Rent	$27,282,519	$22,983,686	$23,234,186	$24,713,923	$25,823,273	$30,171,992	56.9%	$28.39
Overage/Percentage Rent	570,349	394,858	2,874,076	2,662,752	2,728,906	2,365,780	4.5	2.23
Other Rental Revenue(5)	2,239,692	1,644,375	1,977,439	2,000,578	1,994,711	2,088,324	3.9	1.96
Reimbursement Revenue	18,019,080	15,510,718	12,847,320	12,464,487	12,128,300	11,891,421	22.4	11.19
Promotion Revenue	1,434,317	1,161,019	814,395	789,287	757,717	710,484	1.3	0.67
Electric/Central Plan/Tenant Services	3,897,946	3,291,931	3,047,835	3,439,866	3,985,459	4,791,051	9.0	4.51
Other Revenue	1,083,628	879,228	749,294	1,089,098	1,118,917	1,022,931	1.9	0.96
Net Rental Income	$54,527,531	$45,865,814	$45,544,545	$47,159,991	$48,537,283	$53,041,983	100.0%	$49.91
Less Free Rent & Credit Loss	(226,548)	(3,406,378)	2,090,563	(20,141)	(8,386)	0	0.0	0.00
Less Vacancy	0	0	0	0	0	(1,902,406)	(3.6)	(1.79)
Effective Gross Income	$54,300,983	$42,459,436	$47,635,108	$47,139,850	$48,528,897	$51,139,577	96.4%	$48.12

Real Estate Taxes	$6,626,200	$6,617,128	$6,773,226	$6,493,587	$6,310,496	$5,365,568	10.5%	$5.05
Insurance	302,092	301,031	321,564	395,847	382,436	304,114	0.6	0.29
Management Fee	1,853,841	1,467,975	1,893,556	1,935,175	2,025,709	1,000,000	2.0	0.94
Other Expenses	7,699,981	7,567,131	8,871,413	9,390,673	8,898,840	9,547,330	18.7	8.98
Total Expenses	$16,482,114	$15,953,265	$17,859,759	$18,215,282	$17,617,481	$16,217,012	31.7%	$15.26

Net Operating Income	$37,818,869	$26,506,171	$29,775,349	$28,924,568	$30,911,416(6)	$34,922,565(6)	68.3%	$32.86
TI/LC	0	0	0	0	0	968,038	1.9	0.91
Capital Expenditures	0	0	0	0	0	306,214	0.6	0.29
Net Cash Flow	$37,818,869	$26,506,171	$29,775,349	$28,924,568	$30,911,416	$33,648,313	65.8%	$31.66

NOI DSCR(7)	1.98x	1.39x	1.56x	1.51x	1.62x	1.83x
NCF DSCR(7)	1.98x	1.39x	1.56x	1.51x	1.62x	1.76x
NOI Debt Yield(7)	15.6%	11.0%	12.3%	12.0%	12.8%	14.4%
NCF Debt Yield(7)	15.6%	11.0%	12.3%	12.0%	12.8%	13.9%
(1)	Represents (i) percent of Net Rental Income for all revenue fields and Vacancy, (ii) percent of Gross Potential Rent for Free Rent & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W per SF is based on the total collateral SF of 1,062,810.
(3)	Base Rent includes percentage in-lieu of rents totaling $1,536,455 and includes $506,056 of rent steps through September 2024.
(4)	Base Rent includes $467,735 of underwritten rent attributed to the four leased fee tenants.
(5)	Other Rental Revenue includes kiosks/temporary/specialty and temporary tenant revenue.
(6)	The increase from the TTM 6/30/2023 NOI to the U/W NOI is driven by 11 leases being signed in 2023 totaling 29,630 SF (5.9% of owned SF), and 6.8% of underwritten rent. Additional drivers include rent steps of $506,056, and a decrease in both the management fee and real estate taxes.
(7)	Debt service coverage ratios and debt yields are based on the Westfarms Whole Loan.

A-3-9

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

Appraisal. The appraiser concluded to an “As-is” value for the Westfarms Property of $547,800,000 as of July 6, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated July 17, 2023, there was no evidence of any recognized environmental conditions at the Westfarms Property.

Market Overview and Competition. The Westfarms Property is located in West Hartford, Connecticut, approximately 6.8 miles southwest of the Hartford central business district. The Westfarms Property is located at the intersection of New Britain Avenue (Route 71) and South Road. The Westfarms Property is located in an area that benefits from a convergence of highway infrastructure that includes Route 71, Route 4, Route 173/218 and Interstate 84, which provides access to the center of West Hartford. According to the appraisal, the area is seen as one of the main focuses of retail development on the west side of the Hartford CBSA, and the Westfarms Property was the catalyst for significant commercial development in the area. According to the appraisal, the top five employers in the surrounding area are Arch Parent, Inc., Mount Sinai Rehabilitation Hospital, Inc., Pratt & Whitney Engine Services, Inc., Hartford Healthcare Corporation and the City of Hartford.

Within a five-, ten- and fifteen-mile radius of the Westfarms Property, the 2022 average household income was approximately $90,496, $99,948, and $103,767, respectively; and within the same radii, the 2022 estimated population was 252,943, 606,771, and 944,379, respectively.

According to a third-party market research report, the Westfarms Property is situated within the Farmington retail submarket. As of August 2023, the submarket reported total inventory of approximately 2.29 million SF with a 1.0% vacancy rate and average rents of $20.31 PSF.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Westfarms Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF
Shops/Inline 0-1,000 SF	$115.00	7	2.5%	$35.00
Shops/Inline 1,001-2,000 SF	$62.00	7	2.5%	$35.00
Shops/Inline 2,001-3,500 SF	$70.00	7	2.5%	$35.00
Shops/Inline 3,501-5,000 SF	$54.00	7	2.5%	$35.00
Shops/Inline 5,001-10,000SF	$53.00	7	2.5%	$35.00
10,000 SF+	$25.00	7	2.5%	$35.00
Restaurant	$33.00	7	2.5%	$50.00
Jewelry	$120.00	7	2.5%	$35.00
Kiosk	$600.00	5	Flat	$0.00
(1)	Information obtained from the appraisal.

A-3-10

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

The table below presents certain information relating to comparable retail centers pertaining to the Westfarms Property identified by the appraiser:

Competitive Set(1)

Property Name	Year Built/Renovated	Total NRA	Total Occupancy(2)	Anchor / Major Tenants	Distance to Westfarms Property
Westfarms	1974/2013	1,062,810(3)	98.0%(3)	JC Penney, Jordan’s Furniture, Macys Men’s and Furniture Gallery, Macys, Nordstrom
The Shoppes at Buckland Hills	1990/2003	1,048,198	96%	JC Penney, Macy’s	12.0 miles
Meriden Mall	1971/1999	893,052	70%	Best Buy, Dick’s Sporting Goods, Boscov’s	12.0 miles
Brass Mill Center	1997/NAP	1,179,405	86%	JC Penney, Burlington	18.0 miles
Holyoke Mall at Ingleside	1979/1995	1,557,138	92%	JC Penney, Macy’s, Target, Best Buy, Burlington, Christmas Tree Shop	31.0 miles
Blue Back Square	2006/NAP	448,211	96%	Barnes & Noble, Cinepolis Cinema, Crate & Barrel	2.5 miles
The Shoppes at Farmington Valley	1990/NAP	426,925	95%	Barnes & Noble, Dick’s Sporting Goods, Kohl’s, Old Navy, Shop Rite	9.3 miles
The Promenade Shops at Evergreen Walk	2004/NAP	374,979	93%	Old Navy, LL Bean	12.3 miles
Weighted Average			91%
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on a third party market research report, unless otherwise specified.
(3)	Based on the underwritten rent roll as of August 25, 2023, and includes the leased fee anchor tenants improved square footage.

Escrows.

Real Estate Taxes – During a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrower prior to the assessment of a penalty, or (y) upon request of the lender the borrower fails to promptly provide evidence that property taxes have been paid prior to a penalty, the loan documents require the borrower to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.

Insurance – During the Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that the property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policy in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

Replacement Reserve – The loan documents require ongoing monthly deposits of $20,916 for replacement reserves.

TI/LC Reserve – The loan documents require ongoing monthly deposits of $41,833 for tenant improvements and leasing commissions reserves.

Gap Rent/Free Rent Reserve – The loan documents require an upfront deposit of $298,225 for gap and free rent related to Lord & Taylor(subleased by Jordan’s Furniture), Francesca’s Collection, Alo Yoga, and Arhaus.

Outstanding TI/LC Reserve – The loan documents require an upfront deposit of $3,103,791 for outstanding tenant improvements and leasing commissions related to 11 tenants.

Lockbox and Cash Management. The Westfarms Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower. During the continuance of a Lockbox Event Period, all funds in the lockbox will be transferred to a lender controlled cash management account to be disbursed in accordance with the cash management waterfall set forth in the loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

A-3-11

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

A “Lockbox Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action of the borrower;
(iii)	a bankruptcy action of the manager if the manager is an affiliate of the borrower, and provided the manager is not replaced within 60 days; or
(iv)	the net operating income debt yield, based on the trailing four calendar quarter period, is below 10.5%, for two consecutive quarters.

A Lockbox Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii) and (iii), the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days, or the bankruptcy proceeding is discharged or dismissed within 90 days without any adverse consequences to the Westfarms Property or Westfarms Whole Loan; or
●	with regard to clause (iv), the net operating income debt yield, based on the trailing four calendar quarter period, is 10.5% or greater, for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). The Westfarms Property also secures the Westfarms Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $168,000,000. The Westfarms Serviced Pari Passu Companion Loans accrue interest at the same rate as the Westfarms Mortgage Loan. The Westfarms Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Westfarms Serviced Pari Passu Companion Loans. The holders of the Westfarms Mortgage Loan and the Westfarms Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Westfarms Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Real Estate Substitution. Not permitted.

Property Management. The Westfarms Property is managed by The Taubman Company LLC, an affiliate of the borrower.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Rights of First Offer / Rights of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-12

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$72,000,000
15201 Dallas Parkway	Renaissance Dallas Addison Hotel	Cut-off Date LTV:	63.4%
Addison, TX 75001		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	14.7%

A-3-13

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$72,000,000
15201 Dallas Parkway	Renaissance Dallas Addison Hotel	Cut-off Date LTV:	63.4%
Addison, TX 75001		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	14.7%

Renaissance Dallas Addison Hotel
15201 Dallas Parkway
Addison, TX 75001
President George Bush Tpke.
Baylor Scott & White - The Heart Hospital - Plano
PLANO
COLLIN COUNTY
DALLAS COUNTY
Katie Jackson Park
The Arbors on Preston Road
Frankford Rd
Far North Dallas
Dallas North Tollway
McCallum Blvd
Preston Trail Golf Club
Bent Tree Country Club
Campbell Rd
Campbell Green Park
Westgrove Dr
Cavanaugh Flight Museum
Keller Springs Rd
Carrollton
Addison Airport
Addison Circle
Millennium Tower
The Clubs of Prestonwood The Creek
Arapaho Rd
Columbian Country Club of Dallas
The Colonnade
Spectrum Centre
Belt Line Rd
Addison
Addison Town Center
Addison Walk
Village on the Parkway
Pepper Square
Spring Creek Village
Fretz Park
Oakbrook Pkwy
Alfred J. Loos Stadium and Sports Complex
International Plaza
Bert Fields Park
Brookhaven Country Club
Spring Valley Rd
Brookhaven
Farmers Branch
Copart Tower
Galleria North
2 Galleria Tower
Alpha Rd
Northwood Country Club
Dallas College Brookhaven Campus
Dallas Galleria
Dallas Midtown (Under Construction)
Pinnacle Tower
Valley View Ln
LBJ Frwy
DALLAS
Lincoln Centre
Preston Valley Shopping Ctr.
North Dallas
Anderson Bonner Park
Dallas-Ft. Worth Intl. Airport 12 miles
Dallas Medical Center
Medical City Dallas Hospital
Preston Forest Square
Market at Preston Forest
Forest Ln
Preston Forest Village
Preston Forest Shopping Ctr.
Northaven Rd
Preston Hollow
Preston Royal
Royal Ln
Central Expwy
Downtown Dallas 8 miles
Webb Chapel Rd
Marsh Ln
Midway Rd
Inwood Rd
Noel Rd
Montfort Dr
Preston Rd
Hillcrest Rd
Coit Rd
Kelly Blvd
Club Dr
Quorum Dr
Knoll Trail Dr
Addison Rd
Campbell Rd
Allen
Lucas
Plano
Lewisville
Carrollton
Flower Mound
Coppell
Richardson
Sachse
Garland
Rowlett
Farmers Branch
Irving
DALLAS
Mesquite
Grand Prairie
Balch Springs
Duncanville
Seagoville
Cedar Hill
DeSoto
Lancaster
Wilmer
Combine
Midlothian
Ovilla
Red Oak

A-3-14

No. 2 – Renaissance Dallas Addison Hotel

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Hospitality – Full Service
				Location:	Addison, TX
	Original Principal Balance:	$72,000,000		Size:	528 Rooms
	Cut-off Date Balance:	$72,000,000		Cut-off Date Balance Per Room:	$136,364
	% of Initial Pool Balance:	9.7%		Maturity Date Balance Per Room:	$136,364
	Loan Purpose:	Refinance		Year Built/Renovated:	1983 / 2018-2021
	Borrower Sponsor:	Columbia Sussex Corporation		Title Vesting:	Fee
	Guarantor:	CSC Holdings, LLC		Property Manager:	Crestview Management, LLC
	Mortgage Rate:	7.8250%			(borrower-related)
	Note Date:	September 21, 2023		Current Occupancy (As of)(2):	50.2% (8/31/2023)
	Seasoning:	2 months		YE 2022 Occupancy(2)	40.1%
	Maturity Date:	October 1, 2028		YE 2021 Occupancy(2):	18.7%
	IO Period:	60 months		YE 2020 Occupancy(2):	10.8%
	Loan Term (Original):	60 months		YE 2019 Occupancy(2):	40.7%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$113,500,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per Room:	$214,962
	Call Protection:	L(26),D(27),O(7)		As-Is Appraisal Valuation Date:	July 21, 2023
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type	NAP		TTM NOI (8/31/2023)(2):	$10,929,849
	(Balance):			YE 2022 NOI(2):	$8,078,067
				YE 2021 NOI(2):	$1,118,718
Escrows and Reserves(1)				YE 2020 NOI(2):	($470,360)
	Initial	Monthly	Cap	YE 2019 NOI(2):	$7,104,094
Taxes:	$578,761	$64,307	NAP	U/W Revenues:	$28,306,100
Insurance:	$0	Springing	NAP	U/W Expenses:	$17,733,770
Deferred Maintenance:	$6,215	$0	NAP	U/W NOI:	$10,572,330
FF&E Reserve:	$0	$117,942	NAP	U/W NCF:	$9,157,025
PIP Reserve:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	1.85x / 1.60x
				U/W Debt Yield based on NOI/NCF:	14.7% / 12.7%
				U/W Debt Yield at Maturity based on
				NOI/NCF:	14.7% / 12.7%
				Cut-off Date LTV Ratio:	63.4%
				LTV Ratio at Maturity:	63.4%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$72,000,000	100.0%	Loan Payoff	$52,348,142	72.7%
			Return of Equity	18,672,967	25.9
			Reserves	584,976	0.8
			Closing Costs	393,916	0.5
Total Sources	$72,000,000	100.0%	Total Uses	$72,000,000	100.0%
(1)	See “Escrows” below for further discussion of reserve requirements.
(2)	The decrease in Occupancy and NOI from 2019 to 2020, and the increase in Occupancy and NOI from 2020 to 2021, 2021 to 2022 and from 2022 to 8/31/2023 TTM was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the continued recovery in 2021 and 2022.

The Mortgage Loan. The second largest mortgage loan (the “Renaissance Dallas Addison Hotel Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $72,000,000 and secured by a fee mortgage encumbering a full-service hospitality property located in Addison, Texas (the “Renaissance Dallas Addison Hotel Property”).

The Borrower and Borrower Sponsor. The borrower for the Renaissance Dallas Addison Hotel Mortgage Loan is CP Addison II, LLC, a single-purpose, Delaware limited liability company with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Renaissance Dallas Addison Hotel Mortgage Loan. CP Addison II, LLC is wholly owned by the non-recourse carve-out guarantor, CSC Holdings, LLC, which is 99% owned by The 1998 William J. Yung and Martha A. Yung Family Trust and 1% owned by its managing member, Columbia Sussex Corporation (the borrower sponsor), which in turn is owned 51% by William J. Yung, III, with the remainder owned by family trusts of the William J. Yung III family. Columbia Sussex Corporation is a private family-owned company based in Crestview Hills, Kentucky, with over 40 hotels in its portfolio, encompassing over 14,000 keys under various Marriott, Hilton, and Hyatt brands, all of which are managed by

A-3-15

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$72,000,000
15201 Dallas Parkway	Renaissance Dallas Addison Hotel	Cut-off Date LTV:	63.4%
Addison, TX 75001		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	14.7%

affiliates of the borrower sponsor. William J. Yung III is the founder, president, and Chief Executive Officer of Columbia Sussex Corporation. The borrower sponsor has experienced prior defaults and foreclosures. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The Renaissance Dallas Addison Hotel Property is a 528-room, full-service hospitality property built on a 10.7-acre site in Addison, Texas. The Renaissance Dallas Addison Hotel Property was constructed in 1983 as the Registry Hotel, was rebranded as a Kempinksi Hotel in 1987, and was rebranded again in 1997 as an InterContinental Hotel. A franchise agreement was executed in November 2017, and in March 2018, the Renaissance Dallas Addison Hotel Property was reflagged to the current Renaissance brand following the issuance of a $34.1 million property improvement plan (“PIP”), which was completed in 2021. The PIP renovations included reconditioning of the exterior and new signage, renovation and upgrade of all lobby and common areas, reconfiguration of restaurant spaces, expansion and refitting of the fitness center, repairs and resurfacing of pool and terrace areas, reconceptualization of retail premises, refurbishment of meeting, conference center, and ballroom areas, upgrades of all back-of-house spaces, kitchens, telecommunications, and HVAC systems, and completion of fire and life safety upgrades. The PIP also included renovation of guest rooms, including replacement of case and soft goods and finishes, and refitting and refinishing of guest bathrooms. The Renaissance Dallas Addison Hotel Property features an outdoor swimming pool, a business center, fitness center, the restaurants Noell JCT and Noell Lounge (which are both operated internally), room service, and five retail tenant spaces that are currently 100.0% occupied. The Renaissance Dallas Addison Hotel Property also has approximately 95,007 square feet of dedicated meeting and event space, and 848 parking spaces, comprised of 315 surface spaces and 533 spaces located in a three-level garage that is attached to the Renaissance Dallas Addison Hotel Property.

The guestroom mix at the Renaissance Dallas Addison Hotel Property is comprised of 351 bedrooms with two queen beds and 177 king bedrooms, including 24 suites. Guestrooms are accessible via six passenger elevators, and room amenities feature a work area, nightstand, dresser, sofa chair, 55-inch high-definition flat screen television, internet, iron and ironing board, coffee maker, and a mini refrigerator. The 84-seat Noell JCT restaurant serves breakfast and lunch and features contemporary American-style cuisine. The 98-seat Noell Lounge serves lunch and dinner, featuring the same American-style cuisine as the Noell JCT restaurant. Noell Lounge features a full-service bar including craft cocktails, draft and bottled beers, and an extensive wine list for purchase. Room service is also available for breakfast, lunch and dinner, offering items from the full Noell JCT restaurant and Noell Lounge menus.

The Renaissance Dallas Addison Hotel Property is currently subject to a franchise agreement with Marriott International, Inc., which expires on March 15, 2039.

According to the appraisal, the property segmentation at the Renaissance Dallas Addison Hotel Property is estimated at 30% commercial, 10% leisure and 60% meeting and group.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Renaissance Dallas Addison Hotel Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)

	Competitive Set			Renaissance Dallas Addison Hotel Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2020	26.6%	$109.18	$29.06	10.8%	$156.23	$16.89	40.6%	143.1%	58.1%
12/31/2021	36.1%	$102.16	$36.84	18.7%	$149.09	$27.93	52.0%	145.9%	75.8%
12/31/2022	63.6%	$112.50	$71.57	40.1%	$154.94	$62.09	63.0%	137.7%	86.8%
7/31/2023 TTM	62.3%	$121.15	$75.46	46.9%	$150.19	$70.51	75.4%	124.0%	93.4%

Source: Industry Report.

(1)	The competitive set for 7/31/2023 TTM and 12/31/2022 includes Marriott Dallas Addison Quorum by the Galleria, Hyatt House Dallas Addison, Radisson Hotel Dallas North – Addison, and Home2 Suites by Hilton Dallas Addison. The competitive set for 12/31/2021 includes Marriott Dallas Addison Quorum by the Galleria, Hilton Dallas Lincoln Centre, Crowne Plaza Dallas Near Galleria Addison and Hilton Richardson Dallas. The competitive set for 12/31/2020 includes Marriott Dallas Addison Quorum by the Galleria, Hilton Dallas Lincoln Centre, Crowne Plaza Dallas Near Galleria Addison and Hyatt Regency North Dallas Richardson.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Renaissance Dallas Addison Hotel Property are attributable to variances in reporting methodologies and/or timing differences.

A-3-16

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$72,000,000
15201 Dallas Parkway	Renaissance Dallas Addison Hotel	Cut-off Date LTV:	63.4%
Addison, TX 75001		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	14.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Renaissance Dallas Addison Hotel Property:

Cash Flow Analysis

	2019(1)	2020(1)	2021(1)	2022(1)	TTM 8/31/2023(1)	U/W(1)	%(2)	U/W $ per Room
Occupancy(3)	40.7%	10.8%	18.7%	40.1%	50.2%	50.2%
ADR(3)	$141.36	$149.73	$139.47	$150.72	$149.50	$149.50
RevPAR(3)	$57.58	$16.19	$26.13	$60.40	$75.05	$75.05

Room Revenue	$11,097,332	$3,127,838	$5,035,848	$11,640,970	$14,462,794	$14,462,794	51.1%	$27,392
Food & Beverage Revenue	11,508,934	2,865,106	3,208,780	10,098,841	12,994,384	12,994,384	45.9	24,611
Other Departmental Income(4)	933,862	545,525	517,184	912,184	848,922	848,922	3.0	1,608
Total Revenue	$23,540,128	$6,538,469	$8,761,812	$22,651,995	$28,306,100	$28,306,100	100.0%	$53,610

Room Expense	$3,852,279	$1,205,707	$1,782,802	$3,496,172	$4,169,232	$4,169,232	28.8%	$7,896
Food & Beverage Expense	5,166,311	1,222,772	1,150,002	3,832,542	4,757,514	4,757,514	36.6	9,010
Other Departmental Expenses	1,396	346	0	0	0	0	0.0	0
Gross Operating Profit	$14,520,142	$4,109,644	$5,829,008	$15,323,281	$19,379,354	$19,379,354	68.5%	$36,703

Total Fixed Charges	7,416,048	4,580,004	4,710,290	7,245,214	8,449,505	8,807,024	31.1	16,680
Total Operating Expenses	$16,436,034	$7,008,829	$7,643,094	$14,573,928	$17,376,251	$17,733,770	62.6%	$33,587

Net Operating Income	$7,104,094	($470,360)	$1,118,718	$8,078,067	$10,929,849	$10,572,330	37.4%	$20,023
FF&E	941,605	261,539	350,472	906,080	1,132,244	1,415,305	5.0	2,681
Net Cash Flow	$6,162,489	($731,899)	$768,246	$7,171,987	$9,797,605	$9,157,025	32.4%	$17,343

NOI DSCR	1.24x	(0.08)x	0.20x	1.41x	1.91x	1.85x
NCF DSCR	1.08x	(0.13)x	0.13x	1.26x	1.72x	1.60x
NOI Debt Yield	9.9%	(0.7)%	1.6%	11.2%	15.2%	14.7%
NCF Debt Yield	8.6%	(1.0)%	1.1%	10.0%	13.6%	12.7%
(1)	The decrease in Occupancy and NOI from 2019 to 2020, and the increase in Occupancy and NOI from 2020 to 2021, 2021 to 2022, and 2022 to 8/31/2023 TTM was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the continued recovery in 2021 and 2022.
(2)	% for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(3)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Renaissance Dallas Addison Hotel Property are attributable to variances in reporting methodologies and/or timing differences.
(4)	Other Departmental Income is comprised of net income for guest parking and miscellaneous income.

Appraisal. According to the appraisal, the Renaissance Dallas Addison Hotel Property had an “As-Is” appraised value of $113,500,000 as of July 21, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated August 8, 2023, there was no evidence of any recognized environmental conditions at the Renaissance Dallas Addison Hotel Property.

Market Overview and Competition. The Renaissance Dallas Addison Hotel Property is located in Addison, Texas, approximately 17.8 miles northeast of the Dallas Fort Worth International Airport and approximately 14.3 miles north of the Dallas central business district. The local Addison area is home to many corporate headquarters such as Concentra, Mary Kay, Regus Texas, Maxim Integrated Products, and Zurich America. The area is known for its festivals and has a wide variety of demand generators near the Renaissance Dallas Addison Hotel Property, including the 1.6 million square feet Dallas Galleria Mall (approximately one mile south), the 372,000 square feet residential, office, retail and entertainment mixed-use development known as Addison Circle (approximately 2 miles north), the Addison Conference and Theater Centre complex and the 10-acre Addison Circle Park. The Renaissance Dallas Addison Hotel Property also benefits from additional leisure attractions including the Fort Worth Stockyard Historic District, Six Flags Over Texas and Hurricane Harbor, Texas Motor Speedway, the Dallas Museum of Art, and the Dallas World Aquarium. The Dallas areas is home to five professional sports teams including the Dallas Cowboys (NFL), the Texas Rangers (MLB), The Dallas Mavericks (NBA), and The Dallas Stars (NHL).

The Renaissance Dallas Addison Hotel Property is located in the Dallas-Fort Worth-Arlington metropolitan statistical area (“DFW MSA”), which is one of the nation’s leading areas in light manufacturing, distribution, transportation, electronics, finance, real estate, insurance, defense contracting, and energy resources. The DFW MSA is home to 24 Fortune 500 companies, the fourth largest concentration of

A-3-17

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$72,000,000
15201 Dallas Parkway	Renaissance Dallas Addison Hotel	Cut-off Date LTV:	63.4%
Addison, TX 75001		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	14.7%

Fortune 500 companies in the United States, and includes Exxon Mobil, McKesson, AT&T, American Airlines Group, Southwest Airlines, Fluor Corporation, Tenet Healthcare, Kimberly-Clark, Texas Instruments, HollyFrontier, D.R. Horton, J.C. Penney, GameStop, Dean Foods and Celanese. According to the appraisal, there are no proposed hotels anticipated to enter the immediate area in the near future that are considered to be directly competitive with the Renaissance Dallas Addison Hotel Property.

According to the appraisal, the estimated 2023 population within a one-, three-, and five-mile radius of the Renaissance Dallas Addison Hotel Property was 19,389, 128,155 and 431,761, respectively. According to the appraisal, the 2023 average household income within the same radii was $83,552, $102,696 and $99,241, respectively.

The following table presents the primary competitive properties to the Renaissance Dallas Addison Hotel Property.

Competitive Property Summary (1)

Property Name	Year Built	Rooms	Commercial	Group	Leisure	2022 Occupancy(2)	2022 ADR(2)	2022 RevPAR(2)
Renaissance Dallas Addison Hotel Property (subject)	1983	528	30%	60%	10%	40.1%	$154.94	$62.09
Dallas/Addison Marriott Quorum by the Galleria	1982	547	40%	35%	25%	50%-55%	$115-$125	$60-$70
Hilton Dallas Lincoln Centre	1976	503	40%	45%	15%	55%-60%	$115-$125	$60-$70
The Westin Galleria Dallas	1982	448	35%	45%	20%	60%-65%	$190-$200	$115-$125
Sheraton Hotel Dallas by the Galleria	1979	317	35%	20%	45%	65%-70%	$105-$115	$70-$80
DoubleTree by Hilton Hotel Dallas Near the Galleria	1980	290	35%	30%	35%	65%-70%	$120-$130	$80-$90
Subtotal/Average		2,633	36%	41%	23%	56%	$138.99	$77.43
(1)	Information obtained from the appraisal.
(2)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.

Escrows.

Required Repairs – The Renaissance Dallas Addison Hotel Mortgage Loan documents provide for an upfront reserve of $6,215 for required repairs.

Real Estate Taxes–- The Renaissance Dallas Addison Hotel Mortgage Loan documents provide for an upfront reserve of approximately $578,761 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $64,307).

Insurance–- The Renaissance Dallas Addison Hotel Mortgage Loan documents do not require ongoing monthly reserves for insurance as long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage for the Renaissance Dallas Addison Hotel Property is included in a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewals of the insurance policies prior to the expiration of the current policies, and at the lender’s request, provides paid receipts for insurance premiums no later than 10 days prior to the expiration dates of the policies.

FF&E Reserve–- The Renaissance Dallas Addison Hotel Mortgage Loan documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) in an amount equal to the greater of (i) 1/12 of 5% of the operating income for the Renaissance Dallas Addison Hotel Property for the preceding calendar year ($117,942 for 2023) and (ii) the amount of the deposit required by the franchisor on account of FF&E under the franchise agreement. The monthly deposit is required to be adjusted annually by the lender in January of each calendar year based on the foregoing.

PIP Reserve–- On the date that any new PIP is imposed by the related franchisor, the borrower is required to deposit 110% of the sum required to pay for such new PIP into such reserve. The borrower may, at its option, provide a letter of credit in lieu of any cash deposits required to be made in connection with a PIP reserve, provided that such letter of credit meets all applicable requirements set forth in the Renaissance Dallas Addison Hotel Mortgage Loan documents.

Lockbox and Cash Management. The Renaissance Dallas Addison Hotel Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower and property manager were required to direct credit card companies and credit card banks to deposit all credit card receipts with respect to the Renaissance Dallas Addison Hotel Property into a lockbox account controlled by the lender. If notwithstanding the foregoing direction, the borrower or property manager receives any hotel rents from the Renaissance Dallas Addison Hotel Property, it is required to deposit such amounts into the lockbox account within three business days of receipt. In the absence of a Cash Sweep Event Period (as defined below), the funds in the lockbox account will be swept each business day into an account controlled by the borrower. Upon the first Cash Sweep Event Period, the lender is required to establish, and the borrower is required to cooperate to establish, a lender-controlled cash management account, and if a Cash Sweep

A-3-18

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$72,000,000
15201 Dallas Parkway	Renaissance Dallas Addison Hotel	Cut-off Date LTV:	63.4%
Addison, TX 75001		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	14.7%

Event Period is continuing, all funds in the lockbox account are required to be swept to such cash management account, and applied, provided that no event of default is continuing under the Renaissance Dallas Addison Hotel Mortgage Loan, (i) to fund the required tax and insurance reserves deposits as described above under “Escrows”, (ii) to fund the payment of debt service on the Renaissance Dallas Addison Hotel Mortgage Loan, (iii) to fund the required monthly deposit into the FF&E reserve, as described above under “Escrows”, (iv) to fund any deposit required for a new property improvement plan as described above under “Escrows”, (v) to pay monthly operating expenses referenced in the lender-approved annual budget, and extraordinary expenses approved by the lender, and (vi) to disburse the remainder into an excess cash flow sweep account to be held as additional collateral for the Renaissance Dallas Addison Hotel Mortgage Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” will commence upon:

a)	the occurrence of an event of default and continue until no event of default exists;

b)	the date that the debt service coverage ratio as of the end of the immediately preceding calendar quarter falls below 1.25x (based upon the trailing 12-month period) and continue until such time as the debt service coverage ratio has been at least 1.25x for the immediately preceding calendar quarter (based upon the trailing 12-month period);

c)	the franchisor provides notice that (x) there is a default by the borrower under the franchise agreement or (y) the Renaissance Dallas Addison Hotel Property is not being operated or maintained in accordance with the franchisor’s standards, resulting in the borrower no longer being in good standing with the franchisor, and in each case such default is not cured within 30 days of such notice, and continue until such default has been remedied to the satisfaction of the lender and the franchisor, as evidenced by an estoppel or other documentation from the franchisor reasonably satisfactory to the lender; or

d)	the date that is the earlier to occur of (x) the date either the franchisor or the borrower gives notice to terminate the franchise agreement or (y) the date the franchise agreement expires, is cancelled or terminated, and continue until a Replacement Franchise Agreement (as defined below) with a Qualified Franchisor (as defined below) has been entered into.

A “Qualified Franchisor” means a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Renaissance Dallas Addison Hotel Property and approved by the lender.

A “Replacement Franchise Agreement” means a franchise, trademark or license agreement with a Qualified Franchisor that is either substantially the same in form and substance as the franchise agreement in effect on the loan origination date, or otherwise reasonably acceptable to the lender.

Subordinate and Mezzanine Indebtedness. None.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Property Management. The property manager is Crestview Management, LLC, an affiliate of the borrower.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. The franchisor of the Renaissance Dallas Addison Hotel Property, Marriott International, Inc., has a right of first refusal to purchase the Renaissance Dallas Addison Hotel Property upon the proposed transfer of the Renaissance Dallas Addison Hotel Property (or an ownership interest in the franchisee) to a competitor of the franchisor. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

Ground Lease. None.

Terrorism Insurance. The Renaissance Dallas Addison Hotel Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Renaissance Dallas Addison Hotel Property. The Renaissance Dallas Addison Hotel Mortgage Loan documents also require business income/loss of rents insurance for a period of no less than the 18-month period commencing at the time of loss, together with a six-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-19

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

A-3-20

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

A-3-21

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

Nvidia Santa Clara
2220, 2300, 2330 Central Expressway, 2770-2800,
2880 Scott Boulevard, 2001 Walsh Avenue
Santa Clara, CA 95050
Alviso Park
VBN Solar Solution
Alviso Technology Park
McCarthy Ranch Marketplace
Milpitas
TiVo Corporate Campus
Bloom Energy
McAfee
South Bay Fwy
237
Twin Creeks Sports Complex
Sunnyvale Baylands Park
At First Shopping Center
Microchip Technologies Inc.
SanDisk
Global Foundries
Renaissance
Cogswell Polytechnical College
Cisco
Santa Clara Golf & Tennis Club
Santa Clara Convention Center
VTA LIGHT RAIL
Samsung
Maximum Integrated
Sun Power
Levi's Stadium
Lick Mill Park
River Oaks Park
River Oaks
Sunnyvale
Agnew
Broadcom
North San Jose
SK Hynix
California's Great America
Live Oak Park
Rivermark Village
Oracle
Cadence Design Systems
NETGEAR Inc. Corp. Office
101
San Francisco Intl. Airport 25 miles
Mission College
Bayshore Fwy
Intel Museum
Intel
Montague Park
Montague Expwy.
Mission College Blvd.
Agnew Rd.
Lick Mill Blvd.
AMD
Trimble Inc.
Verizon Development Center
eBay
Lumileds Corporate Office
Cambrios Technologies Corp.
Scott Blvd.
Central Expwy.
Applied Materials
Intel
Santa Clara
SAN JOSE
PayPal
Kifer Rd.
Lawrence Expwy.
Bowers Ave.
Lafayette St.
Zanker Rd.
Gold St.
Great America Pkwy.
N. 1st St.
Guadalupe River
LAWRENCE
CALTRAIN
NVIDIA Corporate Campus
Roche Diagnostics
Digital Realty Silicon Valley
87
uSens, Inc.
San Jose International Airport
Monroe St.
Ponderosa Park
SANTA CLARA COUNTY
SAE Engineering
Downtown San Jose 2 miles
USCIS Application Support Ctr.
SANTA CLARA (Planned)
BART Extension (Future Phase)
San Tomas Expwy.
Scott Blvd.
82
El Camino Real
Santa Clara Town Center
Franklin Square
Jackson University Plaza
University Stadium
Santa Clara University
Leavey Center
Benton St.
Bellomy St.
Newhall
880
Nimitz Fwy
The Alameda
Los Padres Blvd.
Saratoga Ave.
Fremont
Newark
Menlo Park
Palo Alto
Mountain View
Sunnyvale
Milpitas
Santa Clara
Cupertino
SAN JOSE
Campbell
Saratoga
Los Gatos
Alum Rock
Almaden
DIABLO RANGE

A-3-22

No. 3 – Nvidia Santa Clara

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio(5):	Single Asset
				Property Type – Subtype(5):	Mixed Use – Office/Lab
	Original Principal Balance(1):	$70,000,000		Location:	Santa Clara, CA
	Cut-off Date Balance(1):	$70,000,000		Size(4):	551,233 SF
	% of Initial Pool Balance:	9.4%		Cut-off Date Balance Per SF(1):	$235.83
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$235.83
	Borrower Sponsor:	Preylock Real Estate Holdings, LLC (DE)		Year Built/Renovated(5):	1996-1999; 2013 / 2015-2023
	Guarantors:	Farshid Steve Shokouhi, Brett		Title Vesting:	Fee
		Michael Lipman and Reitman 1994		Property Manager:	Preylock Property
		Gift Trust U/A/D 9/27/1994			Management, LLC
	Mortgage Rate:	6.876115385%			(borrower-related)
	Note Date:	November 9, 2023		Current Occupancy (As of):	100.0% (12/1/2023)
	Seasoning:	0 months		YE 2022 Occupancy:	100.0%
	Maturity Date:	December 1, 2028		YE 2021 Occupancy:	100.0%
	IO Period:	60 months		YE 2020 Occupancy:	100.0%
	Loan Term (Original):	60 months		As-Is Appraised Value(6)(7):	$313,247,393
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$568.27
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	April 20, 2023
	Call Protection(2):	L(24),D(29),O(7)
	Lockbox Type(3):	Hard/Springing Cash Management
	Additional Debt(1)(4):	Yes
	Additional Debt Type (Balance)(1)(4):	Pari Passu ($60,000,000) / Mezzanine ($50,500,000)

				Underwriting and Financial Information
				YE 2022 NOI	$16,913,723
				YE 2021 NOI:	$17,254,670
				YE 2020 NOI:	$15,656,636
				U/W Revenues:	$23,069,532
				U/W Expenses:	$4,731,195
Escrows and Reserves(8)				U/W NOI:	$18,338,337
	Initial	Monthly	Cap	U/W NCF:	$18,228,091
Taxes:	$439,564	$226,510	NAP	U/W DSCR based on NOI/NCF(1):	2.02x / 2.01x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	14.1% / 14.0%
Replacement Reserve:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.1% / 14.0%
TI/LC Reserve:	$5,000,000	Springing	NAP	Cut-off Date LTV Ratio(1)(4)(6)(7):	41.5%
Other Reserves:	$9,144,397	$0	NAP	LTV Ratio at Maturity(1)(4)(6)(7):	41.5%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$130,000,000	68.8%	Loan Payoff(9)	$166,671,496	88.2%
Mezzanine Loan Amount(4)	50,500,000	26.7	Upfront Reserves	14,583,961	7.7
Borrower Sponsor Equity	8,487,293	4.5	Closing Costs	7,731,836	4.1
Total Sources	$188,987,293	100.0%	Total Uses	$188,987,293	100.0%
(1)	The Nvidia Santa Clara Mortgage Loan (as defined below) is part of the Nvidia Santa Clara Whole Loan (as defined below), which is evidenced by five pari passu notes with an aggregate outstanding principal balance of $130.0 million. Financial Information set forth above, including U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity, is calculated based on the outstanding balance of the Nvidia Santa Clara Whole Loan.
(2)	The Nvidia Santa Clara Whole Loan is permitted to be defeased any time after the date that is the earlier to occur of (a) January 1, 2027 and (b) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Nvidia Santa Clara Whole Loan to be securitized. The assumed defeasance lockout period of 24 payments is based on the closing date of the BANK5 2023-5YR4 transaction in December 2023. The actual lockout period may be longer.
(3)	The borrower entered into a certain post-closing letter (the “Post-Closing Letter”) pursuant to which the borrower is required to, within 30 days following the Nvidia Santa Clara Whole Loan origination date of November 9, 2023, deliver a fully executed and complete Deposit Account Agreement (the “DACA”) in the form attached to the Post-Closing Letter (providing for a set of provisions customary to deposit account agreements), together with the related deposit bank’s confirmation that the deposit account is active and eligible to receive payments. We cannot assure you that the DACA will be delivered as required under the Post-Closing Letter or at all.
A-3-23

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%
(4)	Concurrently with the funding of the Nvidia Santa Clara Whole Loan, JPMorgan Chase Bank, National Association funded a mezzanine loan in the amount of $50,500,000, (the “Nvidia Santa Clara Mezzanine Loan” and, together with the Nvidia Santa Clara Whole Loan, the “Nvidia Santa Clara Total Debt”), which is expected to be sold to one or more third party investors in the future. The Nvidia Santa Clara Total Debt results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 57.6%. See “Subordinate and Mezzanine Indebtedness” below.
(5)	The Nvidia Santa Clara Property (as defined below) is comprised of a six-building campus across a contiguous 34.38-acre site. See “Building Summary” below for Year Built / Renovated and Size of the individual buildings comprising the Nvidia Santa Clara Property. There are no property releases permitted in accordance with the Nvidia Santa Clara Whole Loan documents.
(6)	The As-Is Appraised Value of $313,247,393 represents the “as-if-funded” appraised value based on the hypothetical assumption that the cost of the outstanding tenant improvement allowances have been fully escrowed and will be available to fund such tenant improvements. Upon origination of the Nvidia Santa Clara Whole Loan, $8,146,892.50 was reserved to fund all outstanding tenant improvements. Based on the “as-is” appraised value of $305,100,000, the Nvidia Santa Clara Whole Loan results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 42.6%.
(7)	The appraisal also provides for a concluded “as dark” value of $184,400,000 as of April 20, 2023. Based on the “as dark” appraised value, the Nvidia Santa Clara Whole Loan results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 70.5%. Additionally, the appraisal provides for a land value of $224,600,000. Based on the appraised land value, the Nvidia Santa Clara Whole Loan results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 57.9%.
(8)	See “Escrows” below for further discussion of reserve information.
(9)	The Loan Payoff amount is shown net of existing debt attributable to 2890 Scott Boulevard, a 75,000 square foot, non-collateral office building. The total Loan Payoff amount, including amounts attributable to 2890 Scott Boulevard, is $189,348,589. The existing debt was allocated amongst the Nvidia Santa Clara Properties and 2890 Scott Boulevard (non-collateral) based on net rentable area, and the assumed Loan Payoff amount for 2890 Scott Boulevard was excluded from the Loan Payoff amount as shown in the chart above. In connection with the origination of the Nvidia Santa Clara Whole Loan, the borrower sponsor invested a total of $17,912,200 of fresh equity to retire the existing loan (inclusive of the non-collateral 2890 Scott Boulevard parcel), fund upfront reserves and pay closing costs.

The Mortgage Loan. The third largest mortgage loan (the “Nvidia Santa Clara Mortgage Loan”) is part of a whole loan (the “Nvidia Santa Clara Whole Loan”) with an original principal balance of $130,000,000. The Nvidia Santa Clara Whole Loan is secured by a first priority fee interest encumbering a six-property, 551,233 square foot mixed-use office/lab campus located in Santa Clara, California (the “Nvidia Santa Clara Property”). The Nvidia Santa Clara Whole Loan is comprised of five pari passu promissory notes in the aggregate original principal balance of $130,000,000. The controlling note A-1, along with non-controlling note A-3, with an aggregate original principal balance of $70,000,000, represents the Nvidia Santa Clara Mortgage Loan and will be included in the BANK5 2023-5YR4 securitization trust. The remaining Nvidia Santa Clara pari passu notes are currently held by JPMorgan Chase Bank, National Association (“JPMCB”) and are expected to be contributed to one or more future securitization transactions. The Nvidia Santa Clara Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2023-5YR4 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The table below summarizes the promissory notes that comprise the Nvidia Santa Clara Whole Loan. The relationship between the holders of the Nvidia Santa Clara Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BANK5 2023-5YR4	Yes
A-2	$35,000,000	$35,000,000	JPMCB(1)	No
A-3	$20,000,000	$20,000,000	BANK5 2023-5YR4	No
A-4	$15,000,000	$15,000,000	JPMCB(1)	No
A-5	$10,000,000	$10,000,000	JPMCB(1)	No
Total	$130,000,000	$130,000,000
(1)	The Notes held by the lenders are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the Nvidia Santa Clara Whole Loan is Preylock Reitman Santa Clara II, LLC, a single purpose entity with two independent directors in its organization structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of Nvidia Santa Clara Whole Loan. The borrower sponsor is Preylock Real Estate Holdings, LLC (DE). The non-recourse carveout guarantors are Farshid Steve Shokouhi, Brett Michael Lipman and Reitman 1994 Gift Trust U/A/D 9/27/1994. Founded by Steve Shokouhi and Brett Lipman in 2016, Preylock Real Estate Holdings (“Preylock”) is a Los Angeles-based real estate acquisition and management company with over $4.0 billion of assets under management. Preylock investors range from publicly traded corporations, insurance companies and sovereign wealth funds to high net worth individuals. Preylock acquires and manages strategically located assets with a long-term value thesis (tenant credit, asset positioning and geography). Preylock’s portfolio consists of approximately 3.0 million square feet of office/lab space and 7.3 million square feet of industrial/distribution facilities.

Brett Lipman is a Managing Partner and CEO of Preylock. Prior to founding Preylock, Mr. Lipman oversaw acquisitions for J.P. Morgan’s $65 billion Global Real Assets group. Mr. Lipman previously held positions at Highbridge Capital Management and as an investment banker within J.P. Morgan’s Mergers and Acquisitions group. Steve Shokouhi is a Managing Partner, President and COO of Preylock, where he oversees the day-to-day operations of all assets, including design, construction and development. He formerly ran a real estate family office in New York. Mr. Shokouhi received his MBA from Wharton School of Business.

A-3-24

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

The Property. The Nvidia Santa Clara Property consists of a six-building, mixed-use office/lab campus totaling 551,233 square feet of net rentable area across a contiguous 34.38-acre site. The Nvidia Santa Clara Property is a mission critical facility for its sole tenant, Nvidia Corporation (NASDAQ: NVDA; Moody’s/S&P: A1/A+) (“Nvidia”), the sixth most valuable company globally, by market capitalization, as of November 2023. Although Nvidia is underwritten as the sole tenant, Futurewei Technologies, Inc. (“Futurewei”) is the prime lessee pursuant to a direct lease with the borrower sponsor with respect to three buildings comprising a portion of the Nvidia Santa Clara Property (2330 Central Expressway, 2220 Central Expressway and 2300 Central Expressway), totaling 31.1% of NRA, with respect to which Nvidia has entered into a sublease as the sublessee. Nvidia directly leases from the borrower sponsor with respect to the remaining three buildings, accounting for 68.9% of NRA. Per the consent to sublease encompassing all subleased space by Nvidia, Nvidia is required to assume all of Futurewei’s prime lease obligations and enter into a direct lease with the borrower on the same terms and conditions as the terminated prime lease (including with respect to prime rent payments) (a “Nvidia Prime Lease Guaranty”) in the event that any event occurs that might cause or permit the prime lease to be terminated (including, but not limited to, in the event that Futurewei defaults on its prime lease obligations) (a “Prime Lease Termination Event”). With respect to the 2220 Central Expressway building, the applicable sublease is fully executed by Nvidia, but Futurewei remains in possession. Nvidia is expected to take occupancy in June 2024, and not withstanding any proposed work or alterations to be constructed pursuant to the applicable sublease, Nvidia’s lease obligations with respect to 2220 Central Expressway will commence upon the earlier of (i) August 1, 2024, (ii) a Prime Lease Termination Event, or (iii) written notice to the borrower from Nvidia or Futurewei of such commencement (which pursuant to the applicable sublease may occur on or prior to June 1, 2024).

The Nvidia Santa Clara Property is strategically located in Santa Clara, California and currently contains more than 257,925 square feet of laboratory space (46.8% of NRA) which is primarily utilized for research and development (“R&D”) functions and directly supports Nvidia’s technology platform. The borrower sponsor plans to continue building out the R&D footprint at the Nvidia Santa Clara Property, providing for approximately $8.1 million in planned tenant improvements. The R&D operations at the Nvidia Santa Clara Property benefit from utilities provided by Silicon Valley Power, a non-profit energy provider owned by the city of Santa Clara, allowing for utility costs ranging from approximately 25% to 57% lower than neighboring communities. The R&D space is spread across all six buildings, varying in size, with approximately 293,308 square feet of traditional office space (53.2% of NRA) which primarily supports R&D functions at the Nvidia Santa Clara Property. The Nvidia Santa Clara Property features 1,633 parking spaces resulting in an aggregate parking ratio of approximately 2.96 spaces per 1,000 square feet.

The Nvidia Santa Clara Property, along with surrounding non-collateral buildings located along the San Thomas Expressway (known as “Nvidia Headquarters – East Campus”) are located alongside Nvidia’s newly constructed, non-collateral, Voyager and Endeavor buildings (known as “Nvidia Headquarters – West Campus” and, together with the Nvidia Headquarters – East Campus, the “Nvidia Headquarters”). The Voyager and Endeavor buildings, comprised of approximately 1.3 million square feet collectively, were completed in 2022 and 2017, respectively. Nvidia constructed the Voyager and Endeavor buildings for approximately $920 million with construction spanning approximately 4 years for the Voyager building and 2 years for the Endeavor building. The Voyager and Endeavor buildings primarily house office, meeting and key corporate functions, with less R&D specific density. The Voyager and Endeavor buildings are connected to the Nvidia Headquarters – East Campus via a Nvidia constructed footbridge connecting the R&D functions at the Nvidia Headquarters – East Campus and the Voyager and Endeavor buildings.

Building Summary(1)

Building	Lease Type	Year Built / Renovated	Building SF(2)	Office(3)	R&D(3)	Electrical Power(3)	Annual UW Base Rent(2)	Annual UW Base Rent PSF(2)	Lease Expiration	Term. Option (Y/N)	Renewal Options
2880 Scott Boulevard	Direct	2013 / 2021	200,000	70.0%	30.0%	5,000 Amps	$7,035,460	$35.18	9/30/2030	N	1 x 6 yr
2770-2800 Scott Boulevard(4)	Direct	1997 / 2021	99,800	20.0%	80.0%	4,000 Amps	$3,372,551	$33.79	5/31/2028	N	1 x 8 yr
2001 Walsh Avenue(5)	Direct	1996 / 2021	80,051	5.0%	95.0%	4,000 Amps	$2,520,678	$31.49	4/30/2029	N	1 x 8 yr
2330 Central Expressway(6)(7)(8)	Subleased	1999 / NAP	62,522	70.0%	30.0%	3,000 Amps	$2,243,614	$35.89	7/31/2027	N	2 x 5 yr
2220 Central Expressway(6)(7)(9)	Subleased	1999 / 2019 & 2020	62,522	85.0%	15.0%	3,000 Amps	$2,243,614	$35.89	7/31/2027	N	2 x 5 yr
2300 Central Expressway(6)(7)(8)	Subleased	1999 / 2015 & 2020	46,338	70.0%	30.0%	2,000 Amps	$1,662,848	$35.89	7/31/2027	N	2 x 5 yr
Total / Weighted Average			551,233	53.2%	46.8%		$19,078,765	$34.61
(1)	The named entity on all direct leases and subleases is the credit rated entity, Nvidia Corporation.
(2)	Based on the underwritten rent roll as of December 1, 2023, inclusive of straight line rent through the earlier of (i) the expiration date of the applicable lease or (ii) the maturity date of the Nvidia Santa Clara Whole Loan due to Nvidia’s investment grade rating. All underwritten metrics (inclusive of lease expiration dates) reflect the prime lease (which in certain instances, is above the applicable sublease rent) due to the Nvidia Prime Lease Guaranty. See “The Property” above.
(3)	Office and R&D percentages along with Electrical Power are according to the appraisal dated August 13, 2023 and, in certain instances, may not account for ongoing R&D build-outs.
(4)	Nvidia’s lease with respect to 2770-2800 Scott Boulevard is subject to a free rent period commencing on April 1, 2026 and expiring on May 31, 2026. The borrower was required at loan origination to reserve a total of approximately $997,505 for free rent, which includes approximately $566,908 reserved for 2770-2800 Scott Boulevard.
(5)	Nvidia’s lease with respect to 2001 Walsh Avenue is subject to a free rent period commencing on March 1, 2027 and expiring on April 30, 2027. The borrower was required at loan origination to reserve a total of approximately $997,505 for free rent, which includes approximately $430,597 reserved for 2001 Walsh Avenue.
(6)	2300 Central Expressway, 2220 Central Expressway and 2330 Central Expressway are leased to Futurewei under a single direct lease and Futurewei subleases all of its demised space to Nvidia pursuant to three separate subleases.
(7)	According to the applicable sublease agreements, Nvidia is subject to a rental rate of (i) $18.00 per square foot at 2330 Central Expressway, (ii) $34.18 per square foot at 2220 Central Expressway and (iii) $18.00 per square foot at 2300 Central Expressway, resulting in an aggregate sublease rent of $23.90 across all subleases. The Nvidia Prime Lease Guaranty applies to contractual rent payments in accordance with each applicable prime lease, including those instances where Futurewei’s direct leases call for rents in excess of the applicable sublease.
(8)	2300 Central Expressway and 2330 Central Expressway are currently in Nvidia’s possession and in the process of build-out. Nvidia is expected to complete its build-out and begin physically occupying the space in the first quarter of 2024.

A-3-25

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%
(9)	The sublease and consent to sublease for 2220 Central Expressway is fully executed, but Futurewei remains in possession. Nvidia is expected to take occupancy in June 2024, and notwithstanding any proposed work or alterations to be constructed pursuant to the applicable sublease, Nvidia’s lease obligations with respect to 2220 Central Expressway will commence upon the earlier of (i) August 1, 2024, (ii) a Prime Lease Termination Event, or (iii) written notice to the borrower from Nvidia or Futurewei of such commencement (which pursuant to the applicable sublease may occur on or prior to June 1, 2024). We cannot assure you that Nvidia will occupy the space at 2220 Central Expressway as expected or at all.

Since 2014, Nvidia has gradually expanded its footprint within the Nvidia Headquarters as space has become available, demonstrating continuous demand and ongoing investment in its overall footprint. In 2014, Nvidia signed its first, five-year, lease at 2001 Walsh Avenue for 80,051 square feet.

In 2017, Nvidia leased 99,800 square feet of space at 2770-2800 Scott Boulevard and 200,000 square feet of space at 2880 Scott Boulevard. In 2018, Nvidia subleased 75,000 square feet of office space from Futurewei at 2890 Scott Boulevard (non-collateral parcel) which is comprised of 100% office space, with no R&D component.

In 2019, Huawei (the parent company to Futurewei) was forced to wind down its operations in the United States by the United States government. Following the news, Nvidia continued to expand its presence across the Nvidia Headquarters. In 2022, Nvidia subleased the remaining space occupied by Futurewei at the Nvidia Santa Clara Property across three buildings. Nvidia subleased a total of 108,860 square feet of space across 2300 Central Expressway and 2330 Central Expressway. Nvidia subleased an additional 62,522 square feet of space at 2220 Central Expressway and is anticipated to take possession of the space at the earlier of Futurewei’s departure or June 1, 2024. We cannot assure you that Nvidia will occupy the space at 2220 Central Expressway as expected or at all.

According to the borrower sponsor, Nvidia has invested over $7.0 million to date in capital improvements and has indicated further planned capital improvements of approximately $5.0 million over the next four years across its legacy buildings (2001 Walsh Avenue, 2770-2800 Scott Boulevard and 2880 Scott Boulevard), along with approximately $11.5 million of planned capital improvements into its three most recently subleased buildings (2220, 2300 & 2330 Central Expressway). Capital expenditures are primarily targeted towards the build out of additional lab space, resulting in a total completed and planned capital investment of approximately $23.5 million by Nvidia.

Major Tenant.

Nvidia (551,233 SF, 100.0% of NRA, 100.0% of underwritten base rent), the sixth most valuable company globally, by market capitalization, as of November 2023, with a market capitalization of approximately $1.180 trillion as of November 9, 2023, is an international full-stack computing company with data-center-scale offerings focused on two operating segments: compute & networking and graphics. Nvidia was founded in California in April of 1993 and has been a pioneer in industrial digitalization since then. Originally focused on PC graphics, Nvidia has expanded to several other computationally intensive fields. Fueled by the sustained demand for 3D graphics and the scale of the gaming market, Nvidia’s invention of the graphics processing unit in 1999 sparked growth in computer design and ignited the modern era of computer graphics and architecture to create platforms for scientific computing, artificial intelligence, data science, autonomous vehicles, robotics, metaverse and 3D internet applications. Nvidia specializes in markets where its computing platforms can provide acceleration for applications. These platforms incorporate processors, interconnects, software, algorithms, systems, and services to deliver unique value.

As of the trailing-12 months ending January 29, 2023 (“January 2023”), revenue for Nvidia was approximately $26.97 billion, representing a slight increase from the trailing-twelve months ending January 30, 2022 revenue of $26.91 billion and resulting in a January 2023 net income of approximately $4.37 billion. Nvidia’s January 2023 revenue is comprised of four primary components: data center revenue (approximately $15.01 billion), gaming revenue (approximately $9.07 billion), professional visualization revenue (approximately $1.54 billion) and automotive revenue (approximately $903.0 million). Nvidia’s leases are structured with no termination options, renewal options varying between 5 and 8 years at each individual property and expire between July 2027 and September 2030 (see “Building Summary” above for a detailed description).

A-3-26

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

The following table presents certain information relating to the sole tenant at the Nvidia Santa Clara Property:

Tenant Summary(1)(2)(3)(4)(5)

Tenant Name (Property)	Credit Rating (Moody’s/S&P/ Fitch)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date(4)	Extension Options(4)	Term. Option (Y/N)
Major Tenant
Nvidia Corporation	A1/A+/NR	551,233	100.0%	$34.61	$19,078,765	100.0%	Various	Various	N
Occupied Collateral Total		551,233	100.0%	$34.61	$19,078,765	100.0%

Collateral Total		551,233	100.0%

(1)	Based on the underwritten rent roll as of December 1, 2023, inclusive of straight line rent through the earlier of (i) the expiration date of the applicable lease or (ii) the maturity date of the Nvidia Santa Clara Whole Loan due to Nvidia’s investment grade rating. All underwritten metrics (inclusive of lease expiration dates) reflect the prime lease (which in certain instances, is above the applicable sublease rent) due to the Nvidia Prime Lease Guaranty. See “The Property” above.
(2)	The named entity on all direct leases and subleases is the credit rated entity, Nvidia Corporation.
(3)	The sublease and consent to sublease for 2220 Central Expressway is fully executed, but Futurewei remains in possession. Nvidia is expected to take occupancy in June 2024, and notwithstanding any proposed work or alterations to be constructed pursuant to the applicable sublease, Nvidia’s lease obligations with respect to 2220 Central Expressway will commence upon the earlier of (i) August 1, 2024, (ii) a Prime Lease Termination Event, or (iii) written notice to the borrower from Nvidia or Futurewei of such commencement (which pursuant to the applicable sublease may occur on or prior to June 1, 2024). We cannot assure you that Nvidia will occupy the space at 2220 Central Expressway as expected or at all.
(4)	See “Building Summary” above for a detailed description.
(5)	Nvidia currently subleases a total of 171,382 square feet of space at 2330 Central Expressway, 2220 Central Expressway and 2300 Central Expressway at an aggregate sublease rent of $23.90. 2300 Central Expressway and 2330 Central Expressway are currently in Nvidia’s possession and in the process of build-out. Nvidia is expected to complete its build-out and begin physically occupying the space in the first quarter of 2024.

The following table presents certain information relating to the lease rollover schedule for the Nvidia Santa Clara Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	3	171,382	31.1%	171,382	31.1%	$6,150,076	32.2%	$35.89
2028	1	99,800	18.1%	271,182	49.2%	$3,372,551	17.7%	$33.79
2029	1	80,051	14.5%	351,233	63.7%	$2,520,678	13.2%	$31.49
2030	1	200,000	36.3%	551,233	100.0%	$7,035,460	36.9%	$35.18
2031	0	0	0.0%	551,233	100.0%	$0	0.0%	$0.00
2032	0	0	0.0%	551,233	100.0%	$0	0.0%	$0.00
2033	0	0	0.0%	551,233	100.0%	$0	0.0%	$0.00
2034 & Beyond	0	0	0.0%	551,233	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	551,233	100.0%	$0	0.0%	$0.00
Total/Weighted Average	6	551,233	100.0%			$19,078,765	100.0%	$34.61
(1)	Based on the underwritten rent roll as of December 1, 2023, inclusive of straight line rent through the earlier of (i) the expiration date of the applicable lease or (ii) the maturity date of the Nvidia Santa Clara Whole Loan due to Nvidia’s investment grade rating. All underwritten metrics (inclusive of lease expiration dates) reflect the prime lease (which in certain instances, is above the applicable sublease rent) due to the Nvidia Prime Lease Guaranty. See “The Property” above.
(2)	The named entity on all direct leases and subleases is the credit rated entity, Nvidia Corporation.
(3)	The sublease and consent to sublease for 2220 Central Expressway is fully executed, but Futurewei remains in possession. Nvidia is expected to take occupancy in June 2024, and notwithstanding any proposed work or alterations to be constructed pursuant to the applicable sublease, Nvidia’s lease obligations with respect to 2220 Central Expressway will commence upon the earlier of (i) August 1, 2024, (ii) a Prime Lease Termination Event, or (iii) written notice to the borrower from Nvidia or Futurewei of such commencement (which pursuant to the applicable sublease may occur on or prior to June 1, 2024). We cannot assure you that Nvidia will occupy the space at 2220 Central Expressway as expected or at all.

The following table presents certain information relating to historical occupancy for the Nvidia Santa Clara Property:

Historical Occupancy(1)

12/31/2020	12/31/2021	12/31/2022	As of 12/1/2023(2)
100.0%	100.0%	100.0%	100.0%
(1)	As provided by the borrower sponsor and reflects occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll as of December 1, 2023.

A-3-27

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Nvidia Santa Clara Property:

Cash Flow Analysis(1)

	2020	2021	2022	U/W(2)	%(3)	U/W $ per SF
Base Rent	$15,633,842	$17,272,330	$17,035,615	$19,078,767	82.7%	$34.61
Reimbursements	4,097,021	4,171,655	3,489,712	4,704,256	20.4	8.53
Vacancy	0	0	0	(713,491)	(3.1)	(1.29)
Effective Gross Income	$19,730,863	$21,443,985	$20,525,326	$23,069,532	100.0%	$41.85
Taxes	2,586,020	2,611,653	2,067,959	2,691,206	11.7	4.88
Insurance	520,495	591,825	621,372	631,299	2.7	1.15
Management Fee	566,553	529,158	548,546	692,086	3.0	1.26
Other Operating Expenses	401,159	456,680	373,726	716,604	3.1	1.30
Total Expenses	$4,074,227	$4,189,315	$3,611,603	$4,731,195	20.5%	$8.58
Net Operating Income	$15,656,636	$17,254,670	$16,913,723	$18,338,337	79.5%	$33.27
Capital Expenditures	0	0	0	110,247	0.5	0.20
TI/LC	0	0	0	0	0.0	0.00
Net Cash Flow	$15,656,636	$17,254,670	$16,913,723	$18,228,091	79.0%	$33.07

NOI DSCR(4)	1.73x	1.90x	1.87x	2.02x
NCF DSCR(4)	1.73x	1.90x	1.87x	2.01x
NOI Debt Yield(4)	12.0%	13.3%	13.0%	14.1%
NCF Debt Yield(4)	12.0%	13.3%	13.0%	14.0%
(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Based on the underwritten rent roll as of December 1, 2023, inclusive of straight line rent through the earlier of (i) the expiration date of the applicable lease or (ii) the maturity date of the Nvidia Santa Clara Whole Loan due to Nvidia’s investment grade rating. All underwritten metrics reflect the prime lease (which in certain instances, is above the applicable sublease rent) due to the Nvidia Prime Lease Guaranty. See “The Property” above.
(3)	Represents the percent of Effective Gross Income for all revenue and expense fields.
(4)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the Nvidia Santa Clara Whole Loan.

Appraisal. According to the appraisal, the Nvidia Santa Clara Property has an “as-if-funded” appraised value of $313,247,393, an “as-is” appraised value of $305,100,000 and a “dark” appraised value of $184,400,000 as of April 20, 2023. The “as-if-funded” appraised value is based on the hypothetical assumption that the cost of anticipated outstanding tenant improvement allowances have been fully escrowed and will be available to fund such tenant improvements. Upon origination of the Nvidia Santa Clara Whole Loan, approximately $8.1 million was reserved to fund all outstanding tenant improvements. Additionally, the appraisal provides for a land value of $224,600,000.

Environmental Matters. According to the Phase I environmental reports dated May 3, 2023 (the “ESA”), there are no recognized environmental conditions at the Nvidia Santa Clara Property. However, the ESA identified a controlled recognized environmental condition in connection with the previous operation, computer disk drive manufacturing and coating at 2300 Central Expressway. The ESA noted that the Regional Water Quality Control Board issued a No Further Action letter in 2012 and did not recommend any further investigation. In connection with the foregoing, the borrower was required to obtain, under the Nvidia Santa Clara Whole Loan documents, and did obtain a pollution liability insurance. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Market Overview and Competition. The Nvidia Santa Clara Property is located in Santa Clara, California within the San Jose-Sunnyvale-Santa Clara metro area (“San Jose MSA”) approximately 1.2 miles east of the San Jose Mineta International Airport. The Nvidia Santa Clara Property is accessible from Highway 101, State Route 82, Lawrence Expressway and San Tomas Expressway. The immediate area surrounding the Nvidia Santa Clara Property is served by additional transportation facilities including an existing light rail line and the Guadalupe River and Coyote Creek trail systems. According to the appraisal, the San Jose MSA had a November 2022 population of approximately 2,019,900 and gross metropolitan product of approximately $305.4 billion, representing a 0.6% and 2.9% increase, respectively, over year-end 2021. Additionally, the appraisal indicates that employment within the San Jose MSA surpassed pre COVID-19 pandemic levels in 2022, with a total employment of approximately 1,159,700 and an unemployment rate of 2.7%. Furthermore, employment in the San Jose MSA predominantly consists of white collar jobs (73.9%), which is broken out between professional (36.3%), management/business/financial (22.1%), administrative support (7.9%) and sales and sales related (7.5%). According to the appraisal the San Jose MSA is expected to outperform comparable national region metro areas in six of eight key economic indicators including gross metro product, total employment and population, among others.

The Nvidia Santa Clara Property is located within the San Jose industrial market, which is driven by the growth of Silicon Valley’s technology-based economy. The growth of Silicon Valley’s technology-based economy over the past 30 years has supported increased demand for specific types of industrial real estate, such as data centers and flex properties catering to high-tech firms conducting R&D. Overall vacancy rates in the San Jose industrial market remain low compared to historical levels at 6.0%, which, according to the

A-3-28

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

appraisal, is primarily due to low levels of new construction and the continuation of the long-term trend to re-purpose industrial sites for housing and other uses, resulting in a net reduction in industrial supply. Strong demand and tight supply have allowed rents in the San Jose industrial market to remain among the highest in the nation, second to only San Francisco. Competition from new supply is limited with approximately 3.2 million square feet of industrial product under construction in the market.

Additionally, the Nvidia Santa Clara Property is located within the Central Santa Clara Flex/R&D submarket (the “Central Santa Clara R&D Submarket”). The Central Santa Clara R&D Submarket is a hub for data centers, given its proximity to many established technology based companies such as Alphabet/Google, Apple Inc., Tesla Motors Inc. and Meta Platforms Inc. The Central Santa Clara R&D Submarket is attractive to technology based companies in part due to lower utility costs provided by Silicon Valley Power, a non-profit energy provider owned by the city of Santa Clara, allowing for utility costs 25% to 57% below neighboring communities. According to the appraisal, the Central Santa Clara R&D Submarket has a current vacancy rate of 11.7% and triple net lease (“NNN”) Flex/R&D market rents of $29.07 per square foot. Currently, average asking rent is $34.64 per square foot for NNN R&D centric space in the Central Santa Clara R&D Submarket. From 2004 through year-end 2022, the Central Santa Clara R&D Submarket had a stagnate inventory of 3,950,584 square feet.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Nvidia Santa Clara Property:

Market Rent Summary(1)

	2001 Walsh Avenue	2220-2330 Central Expressway	2770-2800 Scott Boulevard	2880 Scott Boulevard
Market Rent (PSF)	$34.20	$36.60	$34.20	$34.20
Lease Term (Years)	7.5	7.5	7.5	7.5
Lease Type	NNN	NNN	NNN	NNN
Rent Increase Projection	3.0% / Year	3.0% / Year	3.0% / Year	3.0% / Year
(1)	Information obtained from the appraisal.

The following table summarizes the comparable office leases in the surrounding market:

Comparable Lease Summary(1)

Property	Year Built	Tenant Name	Lease Start Date	Electrical Power	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF
Nvidia Santa Clara(2)	1996-1999; 2013	Nvidia Corporation	Various	Various	Various	NNN	551,233(2)	$34.61(2)
3050 Coronado Drive	1977	Keysight Technologies	22-Jul	NAV	10.0	NNN	23,100	$36.00
541 East Trimble Road	1985	Comet Technologies	22-Jul	2,800 Amps	10.5	NNN	90,974	$31.20
455 Trimble Road	1985	XP Power	23-Jun	2,800 Amps	12.5	NNN	80,125	$30.60
3300 Olcott Street	1979	Gigamon, Inc.	23-Jun	3,000 Amps	8.0	NNN	105,664	$40.20
2740 Zanker Road	2001	Skyworks Solutions	23-Jul	2,000 Amps	10.4	NNN	67,000	$37.20
3151 Zanker Road	2001	NIO	23-Oct	4,000 Amps	10.0	NNN	201,500	$31.80
3410 Central Expressway	1980	Intuitive Surgical	24-Jan	4,000 Amps	3.3	NNN	104,179	$35.40
2811 Orchard Parkway	1981	Zebra Technologies	25-Aug	2,000 Amps	3.5	NNN	84,560	$36.96
Weighted Average(3)					8.4		94,638	$34.45
(1)	Information obtained from the appraisal unless otherwise stated.
(2)	Based on the underwritten rent roll as of December 1, 2023, inclusive of straight line rent through the earlier of (i) the expiration date of the applicable lease or (ii) the maturity date of the Nvidia Santa Clara Whole Loan due to Nvidia’s investment grade rating. All underwritten metrics reflect the prime lease (which in certain instances, is above the applicable sublease rent) due to the Nvidia Prime Lease Guaranty. See “The Property” above.
(3)	Weighted Average is calculated exclusive of the Nvidia Santa Clara Property.

Escrows. At origination, the borrower deposited (i) $5,000,000 into a leasing reserve to cover any expenses incurred by the borrower in leasing space at the Nvidia Santa Clara Property, (ii) $8,146,892.50 into an outstanding TI reserve to cover outstanding tenant improvement and allowance obligations, landlord’s work and/or leasing commissions for tenants, (iii) $997,504.94 into a free rent reserve to cover outstanding free rent obligations and (iv) $439,563.72 into a tax reserve.

Tax Reserve – The borrower is required to deposit 1/12th of the annual estimated tax payments payable on a monthly basis, currently estimated to be approximately $226,510, into a tax reserve unless the following conditions are satisfied, (the “Tax Reserve Waiver Conditions”): (i) no event of default has occurred or is continuing, (ii) the entire Nvidia Santa Clara Property is demised to a single Major Tenant (as defined below), in accordance with the Nvidia Santa Clara Whole Loan documents, (iii) the applicable tenant is currently paying all real estate taxes pursuant to its lease or all real estate taxes as additional rent directly to the borrower, (iv) all applicable leases are not in default of any of its lease obligations beyond applicable notice and cure periods, if any, and (v) no more than 30 days after the same have been paid, the borrower delivers to lender evidence that all real estate taxes have been paid for the corresponding period. For the avoidance of doubt, the Tax Reserve Waiver Conditions are not satisfied as of the loan origination date pursuant to the Nvidia Santa Clara Whole Loan documents and, consequently, the borrower is required to make monthly tax deposits under the Nvidia Santa Clara Whole Loan Documents until such time as the Tax Reserve Waiver Conditions are satisfied.

A-3-29

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

Insurance Reserve – The borrower is required to deposit 1/12th of the annual estimated insurance payments on a monthly basis, provided that the foregoing may be waived if, among other conditions set forth in the Nvidia Santa Clara Whole Loan documents, the Nvidia Santa Clara Property is insured under a blanket policy meeting the requirements set forth in the Nvidia Santa Clara Whole Loan documents.

Replacement Reserves – During a Cash Trap Event Period (as defined below), the borrower is required to deposit an amount equal to $14,699.55 on a monthly basis.

TI/LC Reserves – During a Cash Trap Event Period, the borrower is required to deposit an amount equal to $45,936.08 on a monthly basis.

A “Cash Trap Event Period” will commence upon the occurrence of (i) an event of default under the Nvidia Santa Clara Whole Loan documents, (ii) the debt service coverage ratio for the Nvidia Santa Clara Total Debt and Nvidia Santa Clara Whole Loan is less than 1.20x or 1.87x, respectively, based on the previous calendar quarter (“DSCR Trigger Period”), (iii) any bankruptcy action of a borrower, (iv) any bankruptcy action of an affiliated manager, (v) a Major Tenant Event Period (as defined below) or (vi) the occurrence or continuance of an event of default with respect to the mezzanine loan under the Nvidia Santa Clara Whole Loan documents, and will expire upon the occurrence of the following: (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default in accordance with the Nvidia Santa Clara Whole Loan documents; (b) with respect to clause (ii) above, upon the date on which the DSCR Trigger Period has been cured, or otherwise terminated; (c) with respect to clause (iii) above, upon the earlier to occur of dismissal or discharge of the applicable bankruptcy action pursuant to a final order of a court of competent jurisdiction, provided the applicable timeframe for any appeal of such order has expired and no appeal has been filed (provided such bankruptcy action was involuntary and there was no evidence of collusion related thereto); (d) with respect to clause (iv) above, upon the earlier to occur of (x) dismissal or discharge of the applicable bankruptcy action pursuant to a final order of a court of competent jurisdiction, (y) the lender’s receipt evidence that all rental income at the Nvidia Santa Clara Property is being directly deposited by tenant’s into the deposit account and no portion of the revenue generated by the Nvidia Santa Clara Property is being paid to the applicable affiliated manager, and (z) the replacement of such affiliated manager with a qualified manager in accordance with the Nvidia Santa Clara Whole Loan documents; (e) with respect to clause (v) above, a Major Tenant Event Period Cure (as defined below) or (f) with respect to clause (vi) above, the applicable mezzanine loan event of default has been waived or cured and no other mezzanine loan event of default is ongoing.

A “Major Lease” means (i) any Nvidia Lease (as defined below) (including, without limitation, any new or replacement lease with Nvidia or any affiliate of Nvidia), (ii) any lease which, individually or when aggregated with all other leases with the same tenant or its affiliate, either (A) accounts for 20% or more of the total rental income for the Nvidia Santa Clara Property, or (B) demises 20% or more of the Nvidia Santa Clara Property's gross leasable area, and (iii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Nvidia Santa Clara Property. For the avoidance of doubt, any representation, warranties and/or covenants in accordance with the Nvidia Santa Clara Whole Loan documents relating to any “Major Lease” is be deemed to include all documentation constituting the applicable lease (including, without limitation, any guaranty thereof).

A “Major Tenant” means, individually or collectively, any tenant pursuant to the Nvidia lease, its successors and assigns, and any replacement tenant that enters into a Major Lease.

A “Nvidia Lease” means, individually or collectively, each Nvidia prime lease, the Futurewei prime lease, each Nvidia sublease and any instrument guaranteeing or providing credit support for any party thereto.

A “Major Tenant Event Period” means the occurrence of (i) a monetary default or material non-monetary default (including, without limitation, any non-monetary default that, pursuant to the terms of any Major Lease, gives rise to the right of a Major Tenant to terminate any Major Lease, abate rent, exercise self-help or take any other material remedial measure) by the borrower, as landlord, under any Major Lease to a Major Tenant, beyond any applicable notice and/or cure period, (ii) a Major Tenant “goes dark,” vacates or otherwise fails to occupy 50% or more of the aggregate of all Major Tenant space demised to the applicable Major Tenant or gives notice of its intent to commence any of the foregoing (other than in connection with or as a result of a permitted dark event in accordance with the Nvidia Santa Clara Whole Loan documents), (iii) a Major Tenant files, as a debtor, a voluntary petition under the bankruptcy code or any other creditors rights laws, or otherwise becomes involved, as a debtor, in a bankruptcy proceeding or other proceeding under creditors rights laws (iv) a Major Tenant fails to renew or extend the term of any Major Lease, pursuant to the terms set forth in such Major Lease or otherwise on terms and conditions reasonably acceptable to the lender on or prior to the date that is 12 months prior to the date the Major Lease is scheduled to expire, (v) a downgrade, withdrawal or qualification of the long-term debt rating for any Major Tenant below “BBB-” by Fitch, “BBB-” by S&P or “Baa3” by Moody’s, (vi) a Major Tenant terminates or cancels any Major Lease, (vii) a Major Tenant gives written notice of an intent to terminate any Major Lease and lender has a good faith commercially reasonable basis for determining that either (x) such Major Tenant actually intends to consummate the applicable termination, cancellation or surrender or (y) the borrower (or its affiliates) are negotiating an early termination of the applicable Major Lease with the applicable Major Tenant; or (viii) solely with respect to Nvidia, the occurrence of a Nvidia Public Relocation Announcement (as defined below) and will end upon the occurrence of the applicable cure events set forth in the Nvidia Santa Clara Whole Loan documents.

A “Major Tenant Event Period Cure” means any of the following: (1) with respect to clause (i) above, the lender’s receipt of reasonably satisfactory evidence that the subject default has been cured to such Major Tenant’s satisfaction, in accordance with the Nvidia Santa Clara Whole Loan documents; (2) with respect to clause (ii) above, the space demised under such Major Lease has been leased to replacement tenants (a “Major Tenant Re-Tenanting Event”) or such Major Tenant has resumed occupancy of such space or revoked its notice to go dark, in accordance with the Nvidia Santa Clara Whole Loan documents; (3) with respect to clause (iii) above, either a

A-3-30

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

Major Tenant Re-Tenanting Event has occurred or the applicable bankruptcy or similar proceeding has terminated in accordance with the Nvidia Santa Clara Whole Loan documents; (4) with respect to clause (iv) above, either a Major Tenant Re-Tenanting Event has occurred or such Major Tenant renews or extends the term of such Major Lease pursuant to the terms set forth in such Major Lease in accordance with the Nvidia Santa Clara Whole Loan documents; (5) with respect to clause (v) above, either a Major Tenant Re-Tenanting Event has occurred or the long-term debt rating for the applicable Major Tenant is upgraded to “BBB-” or higher by Fitch, “BBB-” or higher by S&P and “Baa3” or higher by Moody’s; (6) with respect to clauses (vi) above, a Major Tenant Re-Tenanting Event has occurred; (7) with respect to clause (vii) above, either a Major Tenant Re-Tenanting Event has occurred or the lender receives evidence (in a form reasonably acceptable to the lender) that the applicable Major Tenant no longer intends to terminate, cancel or surrender such Major Lease; (8) with respect to clauses (i), (iii), (vi) or (vii) above, which: (A) solely relates to the tenant pursuant to Futurewei’s prime lease in full force and effect and is fully subleased to Nvidia and (B) ultimately results in the termination, cancellation or surrender of Futurewei’s prime lease, such Major Tenant Event Period will be cured if the tenant under such Nvidia sublease(s) has entered into a direct lease with the borrower for the full space demised pursuant to Futurewei’s prime lease on the same terms as the terminated Futurewei prime lease or (9) with regard to clause (viii) above, either (A) Nvidia publicly rescinds the applicable Nvidia Public Relocation Announcement, (B) a Major Tenant Re-Tenanting Event occurs with respect to all Major Tenant space demised to Nvidia in accordance with the Nvidia Santa Clara Whole Loan documents or (C) (x) the entire Nvidia Santa Clara Property is leased or subleased to Nvidia pursuant to one or more lease(s) in accordance with the terms of the Nvidia Santa Clara Whole Loan documents and (y) each such lease has an expiration date that occurs at least five years after the maturity date of the Nvidia Santa Clara Whole Loan and does not have any early termination rights occurring on or before the date that is five years after the maturity date of the Nvidia Santa Clara Whole Loan.

A “Nvidia Public Relocation Announcement” means Nvidia publicly announcing its intention to consummate either of the following (i) abandon or discontinue operations at the Voyager and Endeavor buildings or (ii) to relocate its corporate headquarters outside of the Santa Clara market.

Lockbox and Cash Management. The Nvidia Santa Clara Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Nvidia Santa Clara Mortgage Loan; provided, that, if a Cash Trap Event Period is continuing solely due to the continuance of an event of default with respect to the mezzanine loan under the Nvidia Santa Clara Whole Loan documents, such excess funds will be transferred to a mezzanine collateral account to pay any other amount then due and payable under the related mezzanine loan, or (ii) if no Cash Trap Event Period is continuing, disbursed to the borrower.

Property Management. The Nvidia Santa Clara Property is managed by Preylock Property Management, LLC, a Delaware limited liability company.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the funding of the Nvidia Santa Clara Whole Loan, JPMorgan Chase Bank, National Association funded a mezzanine loan in the amount of $50,500,000 to be secured by the mezzanine borrowers’ interests in the borrowers as collateral for the Nvidia Santa Clara Mezzanine Loan, which is expected to be sold by JPMorgan Chase Bank, National Association to one or more third party investors in the future. The Nvidia Santa Clara Mezzanine Loan is coterminous with the Nvidia Santa Clara Whole Loan. The Nvidia Santa Clara Mezzanine Loan accrues interest at a rate of 10.5000% per annum to be paid as part of each monthly debt service payment amount and is interest-only through the loan term. A mezzanine intercreditor agreement was executed at loan origination.

	Mezzanine Original Principal Balance	Mezzanine Interest Rate	Loan Term (Original)	Amortization Term (Original)	IO Period	Total Debt U/W DSCR based on NOI/NCF	Total Debt U/W Debt Yield based on NOI/NCF	Total Debt Cut-off Date LTV Ratio(1)(2)(3)	Total Debt LTV Ratio at Maturity(1)(2)(3)
Nvidia Santa Clara Mezzanine Loan	$50,500,000	10.5000%	60	0	60	1.27x / 1.26x	10.2% / 10.1%	57.6%	57.6%
(1)	Based on the “as-is” appraised value of $305,100,000, the Nvidia Santa Clara Total Debt results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 59.2%.
(2)	Based on the “as dark” appraised value of $184,400,000, the Nvidia Santa Clara Total Debt results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 97.9%.
(3)	Based on the land appraised value of $224,600,000, the Nvidia Santa Clara Total Debt results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 80.4%.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

A-3-31

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect, the borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the Nvidia Santa Clara Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-32

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

A-3-33

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

A-3-34

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

CORYELL COUNTY
Jackson Knob
Fort Hood
Post Oak Mountain
Nolan Rd
Range Rd
North Ave
Battalion Ave
Hood Army Airfield
Rancier Ave
Young Dr
Eastlake Shopping Center
Long Branch Park
Westcliff Rd
Fort Hood
Hallmark Ave
440 Plaza
Killeen Community Center
38th St
Veterans Memorial Blvd
Tele-performance
Twin Creek Dr
Roy Reynolds Dr
Quarry Rd
KILLEEN
Jasper Dr
Zephyr Rd
Bermuda Dr
Old FM 440 Rd
Killeen Mall
Killeen Marketplace
Baylor Scott & White Clinic - Killeen
Skylark Field Airpark
Stonetree Golf Club
Veterans Memorial Blvd
Gametime Indoor Soccer Arena
Pleasant Hill Rd
Nolanville
Killeen - Ft. Hood Regional Airport 5 miles
Walmart Supercenter
East Central Texas Expwy
Elms Rd
Young Dr
Ann Blvd
Nola Ruth Blvd
Temple 17 miles
Stan Schlueter Loop
Ft. Hood St
Trimmier Rd
Killeen Family Recr. Center
Cunningham Rd
Seton Medical Center Harker Heights
Harker Heights
Indian Trail
Stagecoach Rd
Stagecoach Rd
Market Heights
201 East Central Texas Expressway
Harker Heights, TX 76548
E. Trimmier Rd
W. Trimmier Rd
BELL COUNTY
Chaparral Rd
Chaparral Rd
Stillhouse Lake Rd
Dana Peak Park
Stillhouse Hollow Lake
Union Grove Park
COLO.
KANSAS
Wichita
Springfield
MO
Santa Fe
TULSA
Amarillo
OKLAHOMA CITY
ALBUQUERQUE
Norman
Ft. Smith
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Lubbock
Denton
Las Cruces
FT. WORTH
DALLAS
Shreveport
EL PASO
Abilene
Tyler
CIUDAD JUAREZ
Midland
TEXAS
Odessa
Killeen
Waco
Harker Heights
LA
San Angelo
AUSTIN
College Station
HOUSTON
Beaumont
Galveston
CHIHUAHUA
SAN ANTONIO
MEXICO
Gulf of Mexico
Laredo
Corpus Christi
Harlingen
MONTERREY
McAllen
Brownsville

A-3-35

No. 4 – Market Heights

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Retail – Power Center
				Location:	Harker Heights, TX
	Original Principal Balance:	$55,000,000		Size:	418,693 SF
	Cut-off Date Balance:	$55,000,000		Cut-off Date Balance Per SF:	$131.36
	% of Initial Pool Balance:	7.4%		Maturity Date Balance Per SF:	$131.36
	Loan Purpose:	Refinance		Year Built/Renovated:	2008/NAP
	Borrower Sponsors:	David Watson and James T. Furr		Title Vesting:	Fee
	Guarantors:	David Watson and James T. Furr		Property Manager:	Direct Holdings, LLC
	Mortgage Rate:	7.9600%			(borrower-related)
	Note Date:	October 12, 2023		Current Occupancy (As of):	99.2% (8/9/2023)
	Seasoning:	1 month		YE 2022 Occupancy:	92.0%
	Maturity Date:	November 1, 2028		YE 2021 Occupancy:	90.0%
	IO Period:	60 months		YE 2020 Occupancy:	87.0%
	Loan Term (Original):	60 months		YE 2019 Occupancy:	85.0%
	Amortization Term (Original):	NAP		Appraised Value:	$87,500,000
	Loan Amortization Type:	Interest Only		Appraised Value Per SF:	$208.98
	Call Protection:	L(25),D(28),O(7)		Appraisal Valuation Date:	August 6, 2023
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type	NAP		TTM NOI (7/31/2023):	$5,398,679
	(Balance):			YE 2022 NOI:	$5,366,023
				YE 2021 NOI:	$5,133,976
Escrows and Reserves(1)				YE 2020 NOI:	$4,139,039
	Initial	Monthly	Cap	U/W Revenues:	$9,809,645
Taxes:	$1,193,322	$119,332	NAP	U/W Expenses:	$3,310,574
Insurance:	$0	Springing	NAP	U/W NOI:	$6,499,071
Deferred Maintenance:	$8,438	$0	NAP	U/W NCF:	$6,012,252
Replacement Reserve:	$0	$5,909	NAP	U/W DSCR based on NOI/NCF:	1.46x / 1.35x
TI/LC:	$1,000,000	$43,451	$1,000,000	U/W Debt Yield based on NOI/NCF:	11.8% / 10.9%
Outstanding TI/LC:	$1,245,416	$0	NAP	U/W Debt Yield at Maturity based on
Free and Gap Rent:	$126,671	$0	NAP	NOI/NCF:	11.8% / 10.9%
				Cut-off Date LTV Ratio:	62.9%
				LTV Ratio at Maturity:	62.9%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$55,000,000	100.0%	Loan payoff	$49,741,657	90.4%
			Return of Equity	695,689	1.3
			Reserves	3,573,847	6.5
			Closing Costs	988,807	1.8
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%
(1)	See “Escrows” below for further discussion of reserve requirements.

The Mortgage Loan. The fourth largest mortgage loan (the “Market Heights Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $55,000,000 and secured by a first priority fee mortgage encumbering a retail power center property totaling 418,693 square feet and located in Harker Heights, Texas (the “Market Heights Property”).

The Borrower and Borrower Sponsors. The borrower for the Market Heights Mortgage Loan is DRP Market Heights Property Owner, LLC, a single-purpose Delaware limited liability company, with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Market Heights Mortgage Loan.

The non-recourse carve-out guarantors and borrower sponsors for the Market Heights Mortgage Loan are David Watson and James T. Furr. David Watson and James T. Furr are the Chief Executive Officer and Chief Investment Officer of Direct Retail Partners, respectively. Direct Retail Partners is a privately held and operated commercial retail real estate firm that was founded in 1997. Based in Dallas Texas, Direct Retail Partners has developed, acquired, and managed over 5 million square feet of shopping center assets. Direct Retail Partners’ leadership team combines for more than 100 years of commercial real estate experience. The borrower sponsors of the Market Heights Mortgage Loan are affiliated with the borrower sponsor of the Shops at La Palmera Mortgage Loan.

A-3-36

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

The Property. The Market Heights Property is a 418,693 square foot retail power center located in Harker Heights, Texas. Originally built in 2008, the Market Heights Property is comprised of twelve single-story buildings, situated on a 63.4-acre site and contains 2,701 surface parking spaces (6.5 spaces per 1,000 square feet). The Market Heights Property is also inclusive of site with 53,230 square feet of land along East Central Texas Expressway which is ground leased by First National Bank of Texas (5,000 square feet of improvements, which constitute 1.2% of net rentable area, and 2.2% of underwritten rent). The borrower sponsor acquired the Market Heights Property in January 2020 for $64.5 million. The Market Heights Property is anchored by Cinemark, Dick’s Sporting Goods, Planet Fitness, Burlington, Barnes & Noble and Ross Dress for Less, with other major tenants including Petco, Old Navy, Five Below and Dollar Tree. The Market Heights Property is also shadow anchored by a corporate-owned Target. As of August 9, 2023, the Market Heights Property was 99.2% occupied by 53 tenants.

Major Tenants.

Cinemark (53,491 square feet, 12.8% of net rentable area, 10.7% of underwritten rent). Cinemark Holdings, Inc. (“Cinemark”) is an American movie theater chain, and is the third largest movie theater operator in the United States, with 315 theatres and 4,370 screens across 42 states. Founded in 1984, Cinemark is headquartered in Plano, Texas, and as of June 30, 2023, operates 5,812 screens out of 514 theaters in the United States and Latin America. The Cinemark at the Market Heights Property has 2,600 seats across 16 screens, with luxury seating and a bar. Cinemark is an original tenant of the Market Heights Property, having been in occupancy since May 2008, has a lease expiration date of May 31, 2028, and has three, 5-year renewal options remaining.

Dick’s Sporting Goods (50,137 square feet, 12.0% of net rentable area, 7.6% of underwritten rent). Dick’s Sporting Goods (NYSE: DKS) is an omnichannel sporting goods retailer, offering products including athletic apparel, outerwear, sportswear, athletic shoes, casual footwear, drinkware, health and wellness, fitness equipment, golf products, scooters, and skateboards. Founded in 1948, and headquartered in Coraopolis, Pennsylvania, Dick’s Sporting Goods has more than 850 locations across the United States, Hong Kong, China, and Canada, and owns and operates a distribution center in New York, Arizona, and Pennsylvania. Dick’s Sporting Goods has 50,800 employees. Dick’s Sporting Goods is an original tenant of the Market Heights Property, having been in occupancy since August 2008, has a lease expiration date of January 31, 2029, and has two, 5-year renewal options remaining. Dick’s Sporting Goods is required to pay $7.00 PSF in base rent, along with additional percentage rent of 6.0% of any gross sales that exceed $6,500,000. Commencing on February 1, 2024, Dick’s Sporting Goods will be required to pay $12.00 PSF in base rent, and will no longer be required to pay additional percentage rent. Dick’s Sporting Goods was underwritten based on the $12.00 PSF of base rent that commences February 1, 2024; additionally, Dick’s Sporting Goods’ percentage rent was included in total percentage rent underwritten ($22,496).

Planet Fitness (22,629 square feet, 5.4% of net rentable area, 5.2% of underwritten rent). Planet Fitness is an American franchisor and operator of over 2,400 fitness centers across the United States, Canada, Dominican Republic, Panama, Mexico and Australia. Planet Fitness was founded by Michael Grondahl and Marc Grondahl in 1992, and is headquartered in Hampton, New Hampshire. Planet Fitness has anchored the Market Heights Property since September 2023, has a lease expiration date of August 31, 2038, and has two, 5-year renewal options remaining.

A-3-37

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

The following table presents a summary regarding the major tenants at the Market Heights Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Cinemark	Ba2/B+/B+	53,491	12.8%	$15.75	$842,483	10.7%	5/31/2028	3, 5-Year	N
Dick’s Sporting Goods	Baa3/NR/BB	50,137	12.0%	$12.00	$601,644(3)	7.6%	1/31/2029	2, 5-Year	N
Planet Fitness	NR/NR/NR	22,629	5.4%	$18.00	$407,322	5.2%	8/31/2038	2, 5-Year	N
Medcom	NR/NR/NR	13,349	3.2%	$28.10	$375,107	4.8%	3/31/2034	8, 1-Year	N
Barnes & Noble	NR/NR/NR	28,500	6.8%	$12.92	$368,220	4.7%	1/31/2029	2, 5-Year	N
Petco	B2/NR/B+	15,000	3.6%	$19.25	$288,750	3.7%	1/31/2029	1, 5-Year	N
Burlington	NR/NR/BB+	23,400	5.6%	$12.17	$284,852	3.6%	2/28/2034	4, 5-Year(4)	N
Total Major Tenants		206,506	49.3%	$15.34	$3,168,378	40.1%

Non-Major Tenants		208,787	49.9%	$22.63	$4,724,569	59.9%
Occupied Collateral Total		415,293	99.2%	$19.01	$7,892,947	100.0%

Vacant Space		3,400	0.8%

Collateral Total		418,693	100.0%

(1)	Information is based on the underwritten rent roll as of August 9, 2023.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Dick’s Sporting Goods currently is required to pay $7.00 PSF in base rent, along with additional percentage rent of 6.0% of any gross sales that exceed $6,500,000. Commencing on February 1, 2024, Dick’s Sporting Goods will be required to pay $12.00 PSF in base rent, and will no longer be required to pay additional percentage rent. Dick’s Sporting Goods was underwritten based on the $12.00 PSF of base rent that commences February 1, 2024; additionally, Dick’s Sporting Goods’ percentage rent was included in total percentage rent underwritten ($22,496).
(4)	Burlington has four, 5-year automatic renewal options.

The following table presents certain information relating to the lease rollover schedule at the Market Heights Property:

Lease Expiration Schedule(1)(2)

Year Ending March 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Annual U/W Gross Rent PSF
MTM	1	705	0.2%	705	0.2%	$7,800	0.1%	$11.06
2023	1	1,595	0.4%	2300	0.5%	$47,742	0.6%	$29.93
2024	6	19,290	4.6%	21,590	5.2%	$483,347	6.1%	$25.06
2025	3	17,697	4.2%	39,287	9.4%	$500,471	6.3%	$28.28
2026	6	12,834	3.1%	52,121	12.4%	$326,056	4.1%	$25.41
2027	6	20,268	4.8%	72,389	17.3%	$618,563	7.8%	$30.52
2028	14	144,007	34.4%	216,396	51.7%	$2,441,380	30.9%	$16.95
2029	9	122,049	29.1%	338,445	80.8%	$1,963,024	24.9%	$16.08
2030	1	4,506	1.1%	342,951	81.9%	$130,674	1.7%	$29.00
2031	1	4,889	1.2%	347,840	83.1%	$112,447	1.4%	$23.00
2032	1	2,200	0.5%	350,040	83.6%	$56,100	0.7%	$25.50
2033	1	5,875	1.4%	355,915	85.0%	$138,063	1.7%	$23.50
Thereafter	3	59,378	14.2%	415,293	99.2%	$1,067,281	13.5%	$17.97
Vacant	0	3,400	0.8%	418,693	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(3)	53	418,693	100.0%			$7,892,947	100.0%	$19.01
(1)	Information obtained from the underwritten rent roll as of August 9, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.
(3)	Total/Wtd. Avg. Annual U/W Gross Rent PSF excludes vacant space.
A-3-38

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

The following table presents historical occupancy percentages at the Market Heights Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	8/9/2023(2)
85.0%	87.0%	90.0%	92.0%	99.2%
(1)	Provided by the borrower sponsor.
(2)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Market Heights Property:

Cash Flow Analysis

	2020	2021	2022	TTM 7/31/2023(1)	U/W(1)	%(2)	U/W $ per SF
Gross Potential Rent(3)	$5,634,110	$6,234,382	$6,573,157	$6,696,925	$7,991,547	77.6%	$19.09
Reimbursements	1,363,924	2,068,525	1,898,562	1,883,411	2,310,715	22.4	5.52
Net Rental Income	$6,998,034	$8,302,907	$8,471,719	$8,580,335	$10,302,262	100.0%	$24.61
Other Income(4)	5,734	22,215	42,555	22,496	22,496	0.2	0.05
(Vacancy & Concessions)	$0	$0	$0	$0	($515,113)	(6.4)	(1.23)
Effective Gross Income	$7,003,768	$8,325,122	$8,514,274	$8,602,831	$9,809,645	95.2%	$23.43

Real Estate Taxes	$1,426,038	$1,371,643	$1,371,643	$1,371,643	$1,407,805	14.4%	$3.36
Insurance	247,469	299,267	311,739	312,819	325,502	3.3	0.78
Management Fee	286,687	368,342	340,275	334,809	392,386	4.0	0.94
Other Operating Expenses	904,535	1,151,895	1,124,595	1,184,881	1,184,881	12.1	2.83
Total Operating Expenses	$2,864,729	$3,191,146	$3,148,251	$3,204,152	$3,310,574	33.7%	$7.91

Net Operating Income	$4,139,039	$5,133,976	$5,366,023	$5,398,679	$6,499,071	66.3%	$15.52
Replacement Reserves	0	0	0	0	62,804	0.6	0.15
TI/LC	0	0	0	0	424,015	4.3	1.01
Net Cash Flow	$4,139,039	$5,133,976	$5,366,023	$5,398,679	$6,012,252	61.3%	$14.36

NOI DSCR	0.93x	1.16x	1.21x	1.22x	1.46x
NCF DSCR	0.93x	1.16x	1.21x	1.22x	1.35x
NOI Debt Yield	7.5%	9.3%	9.8%	9.8%	11.8%
NCF Debt Yield	7.5%	9.3%	9.8%	9.8%	10.9%
(1)	The increase in Gross Potential Rent and Net Operating Income from TTM 7/31/2023 to UW is primarily due to new leases with Men’s Wearhouse, Burlington and Planet Fitness representing $836,051 of underwritten rent.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Concessions and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Gross Potential Rent includes rent steps through October 2024 totaling $432,010.
(4)	Other Income represents percentage rent paid by Dick’s Sporting Goods, Lane Bryant, Old Navy Great Clips, Yo-Yo- Berry and Razzo’s Cajun Café, all of which pay in addition to Base Rent. $22,496 of percentage rent was underwritten for all applicable tenants.

Appraisal. According to the appraisal dated September 7, 2023, the Market Heights Property had an “As-is” appraised value of $87,500,000 as of August 6, 2023.

Environmental Matters. According to the Phase I environmental report dated August 9, 2023, there was no evidence of any recognized environmental conditions at the Market Heights Property.

Market Overview and Competition. The Market Heights Property is located in Harker Heights, Texas, in the Outlying Bell County retail submarket within the Killeen/Temple/Fort Hood retail market. The Market Heights Property is well situated within the Killeen-Temple metropolitan statistical area, with direct access to I-35, the main north-south interstate that extends through Texas, from Mexico to Canada. The Market Heights Property is located on the heavily trafficked East Central Texas Expressway, which has a traffic count of 56,000 vehicles per day. The Market Heights Property sits in the center of the local retail corridor, with a Walmart Supercenter and Sam’s Club anchored center located less than one mile to the west. The Texas A&M University -Central Texas, which is a 662-acre campus with more than 3,470 students, is located approximately 7.9 miles west of the Market Heights Property. The Market Heights Property is also located approximately 8.4 miles southeast of the Carl R. Darnall Army Medical Center, which is a nearly 100 building medical campus that serves approximately 100,000 patients, and approximately 9.0 miles southeast of Fort Hood, the largest active military base in the United States. Fort Hood is the largest single-site employer in Texas and has an estimated 45,000 assigned service

A-3-39

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

members with 9,000 employees. Fort Hood has also recently partnered with Lendlease to invest $430 million to build 600 new homes and renovate 1,300 existing homes.

According to the appraisal, as of the second quarter of 2023, the Outlying Bell County retail submarket had approximately 4.7 million square feet of retail space inventory, overall vacancy in the submarket was approximately 2.8% and asking rent was $20.71 PSF. According to the appraisal, as of the second quarter of 2023, the Killeen/Temple/Fort Hood retail market had approximately 24.0 million square feet of retail space inventory, overall vacancy in the market was 3.3% and asking rent was $16.17 PSF. According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Market Heights Property is 9,395, 63,989 and 129,929, respectively. The 2023 average household income within a one-, three- and five-mile radius of the Market Heights Property is $77,896, $87,867 and $78,363, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Market Heights Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs)	Tenant Allowance PSF (New/Renewal)	Leasing Commissions (New/Renewal)	Rent Increase Projection	Reimbursements
Movie Theater	$16.00	20	$10.00 / $3.00	6.0% / 4.0%	10% year 5	NNN
Anchor	$12.00	20	$5.00 / $2.50	6.0% / 4.0%	5% year 5	NNN
Junior Anchor	$17.50	7	$15.00 / $5.00	6.0% / 4.0%	10% year 5	NNN
Inline	$29.00	5	$15.00 / $5.00	6.0% / 4.0%	3.0% per year	NNN
Ground Lease	$3.15	20	$0.00 / $0.00	6.0% / 4.0%	10% year 5	Absolute Net
(1)	Information obtained from the appraisal.

The table below presents movie theater leasing data at comparable retail properties with respect to the Market Heights Property:

Comparable Leases(1)

Property Name	Year Built	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Market Heights(2) Harker Heights, TX	2008	418,693	Cinemark	53,491	Jun. 2023	5	$15.75	NNN
EVO Entertainment Kyle, TX	2014	70,000	EVO Entertainment	70,000	Jan. 2023	10	$21.09	Absolute Net
Cinemark Waco, TX	2021	47,500	Cinemark	47,500	May 2021	15	$19.50	NNN
Webster Town Center Movie Theatre Webster, TX	1999	83,876	Cinemark	83,862	Apr. 2021	15	$15.00	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built is obtained from the underwritten rent roll as of August 9, 2023.

A-3-40

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

The table below presents anchor leasing data at comparable retail properties with respect to the Market Heights Property:

Comparable Leases(1)

Property Name	Year Built / Renovated	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Market Heights(2) Harker Heights, TX	2008 / NAP	418,693	Dick’s Sporting Goods	50,137	Jan. 2024	5	$12.00	NNN
San Pedro Towne Center San Antonio, TX	1962 / 2004	102,028	Crunch Fitness	44,100	Oct. 2023	10.1	$12.50	NNN
Life Time Fitness Mansfield, TX	2008 / NAP	129,155	Healthy Way of Life II, LLC	129,155	Jun. 2022	20	$14.95	Net
The Shops at Tech Ridge Austin, TX	2003 / NAP	143,991	Fresh International Market	49,130	May 2022	7	$14.00	NNN
Former Gander Mountain Killeen, TX	2015 / NAP	52,000	Murdoch’s Ranch and Home	52,000	Feb. 2022	12	$10.50	Net
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built / Renovated is obtained from the underwritten rent roll as of August 9, 2023.

The table below presents junior anchor leasing data at comparable retail properties with respect to the Market Heights Property:

Comparable Leases(1)

Property Name	Year Built	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Market Heights(2) Harker Heights, TX	2008	418,693	Planet Fitness Medcom	22,629 13,349	Sep. 2023 Apr. 2022	15 11	$18.00 $28.10	NNN Gross
Parkdale Commons Waco, TX	1973	201,392	True Value	12,000	Aug. 2022	5	$13.00	NNN
711 North 8th Street Killeen, TX	1972	7,200	Learn and Play Center	7,200	Jul. 2022	5	$12.00	NNN
400 East Central Texas Express Harker Heights, TX	2002	9,194	Confidential	9,194	Jun. 2022	10	$19.80	NNN
Lago Vista Village Lago Vista, TX	2007	66,296	Brookshire Brothers	43,000	Apr. 2022	15.8	$17.60	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built / Renovated is obtained from the underwritten rent roll as of August 9, 2023.

A-3-41

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

The table below presents inline leasing data at comparable retail properties with respect to the Market Heights Property:

Comparable Leases(1)

Property Name	Year Built	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Market Heights(2) Harker Heights, TX	2008	418,693	Palmeras Tex-Mex Spectrum Gulf Coase	4,550 3,882	Aug. 2018 Aug. 2020	10 7	$28.00 $36.06	NNN NNN
1100 Lowes Boulevard Killeen, TX	2010	10,375	Relaxing House	1,200	Aug. 2023	5	$30.00	NNN
Killeen Mall Retail Center Killeen, TX	1988	19,960	State Farm	1,696	Jul. 2023	5	$25.00	NNN
300 West Stan Schlueter Loop Killeen, TX	2021	32,000	Nail Shop	1,800	May 2023	3	$24.00	NNN
1st Cavalry Plaza Killeen, TX	2022	9,310	Tune Up Manly Salon	1,500	Mar. 2022	5	$28.00	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built is obtained from the underwritten rent roll as of August 9, 2023.

The table below presents ground lease leasing data at comparable retail properties with respect to the Market Heights Property:

Comparable Leases(1)

Property Name	Tenant	Tenant Size	Lease Start Date	Lease Term (months)	Annual Base Rent PSF	Lease Type
Market Heights(2) Harker Heights, TX	First National Bank of Texas	5,000(3)	Aug. 2008	20	$34.89(3)	NNN
54th Street Bar and Grill Cedar Park, TX	Kellen Restaurant Mgmt.	120,661	Mar. 2024	21.3	$2.49	NNN
Proposed Popeye’s Ground Marble Falls, TX	ZNH Texas RE Ltd.	32,539	Oct. 2023	20	$2.92	NNN
University Federal Credit Cedar Park, TX	University Federal Credit	46,261	May 2022	20	$2.92	NNN
Starbucks Ground Lease Austin, TX	Starbucks	32,892	Feb. 2020	20	$4.41	Absolute Net
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built is obtained from the underwritten rent roll as of August 9, 2023.
(3)	First National Bank of Texas ground leases a 53,579 square foot site, for $3.26 Annual Base Rent PSF. The net rentable area on the building First National Bank of Texas occupies is 5,000 square feet, for an Annual Base Rent PSF of $34.89.

Escrows.

Required Repairs – The Market Heights Mortgage Loan documents provide for an upfront reserve of $8,438 for required repairs.

Real Estate Taxes – The Market Heights Mortgage Loan documents provide for an upfront reserve of $1,193,322 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $119,332).

Insurance – The Market Heights Mortgage Loan documents do not require ongoing monthly reserves for insurance as long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage for the Market Heights Property is included in a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewals of the insurance policies and paid receipts for insurance premiums no later than 10 days prior to the expiration dates of the policies.

Replacement Reserve – The Market Heights Mortgage Loan documents provide for ongoing monthly reserves for capital expenditures in the amount of $5,909.

TI/LC Reserve – The Market Heights Mortgage Loan documents provide for an upfront reserve of $1,000,000 for future tenant improvements and leasing commissions. In addition, during any period that the amount of funds in such reserve is less than $1,000,000, the Market Heights Mortgage Loan documents provide for ongoing monthly reserves for tenant improvements and leasing commissions in the amount of $43,451, until the amount in such reserve is equal to $1,000,000.

A-3-42

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

Outstanding TI/LC Reserve - $1,245,416 for outstanding tenant improvements and leasing commissions as of the origination date for the tenants Planet Fitness, Men’s Wearhouse and Burlington.

Free and Gap Rent Reserve – The Market Heights Mortgage Loan documents provide for an upfront reserve of approximately $126,671 for outstanding free rent and gap rent as of the origination date for the tenants Planet Fitness, Men’s Wearhouse, Burlington and Ulta.

Lockbox and Cash Management. The Market Heights Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower and property manager were required to direct tenants to deposit all rents with respect to the Market Heights Property into a lockbox account controlled by the lender. If notwithstanding the foregoing direction, the borrower or property manager receives any rents from the Market Heights Property, it is required to deposit such amounts into the lockbox account within one business day of receipt. In the absence of a Cash Sweep Event Period (as defined below), the funds in the lockbox account will be swept into an account controlled by the borrower. Upon the first Cash Sweep Event Period, the borrower is required to establish a lender-controlled cash management account, and if a Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be swept to such cash management account, and applied, provided that no event of default is continuing under the Market Heights Mortgage Loan, (i) to fund the required tax and insurance reserves deposits, if any, as described above under “Escrows,” (ii) to fund the payment of debt service on the Market Heights Mortgage Loan, (iii) to fund the required monthly deposits into the replacement and TI/LC reserves, if any, as described above under “Escrows,” (iv) to pay monthly operating expenses referenced in the lender-approved annual budget, and extraordinary expenses approved by the lender, and (v) to disburse the remainder into an excess cash flow sweep account to be held as additional collateral for the Market Heights Mortgage Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” will commence upon:

a)	the occurrence of an event of default and continue until the cure (if applicable) of such event of default; or
b)	the debt service coverage ratio as of the end of any calendar quarter falling below 1.10x and continues until such time as the debt service coverage ratio has been at least 1.10x for the immediately preceding two calendar quarters.

Subordinate and Mezzanine Indebtedness. None.

Partial Release. The borrower has the right to obtain the free release (without prepayment or defeasance) of either or both of two vacant release parcels identified in the Market Heights Mortgage Loan agreement, provided that the following conditions, among others, are satisfied: (i) delivery of evidence that the release parcel is vacant, non-income producing and improved only by landscaping, readily relocatable utility facilities and/or surface parking areas, is legally subdivided from the remaining property, and is not necessary for the remaining property to comply with legal requirements, including but not limited to access, driveways, parking, utilities and drainage (or if necessary, a reciprocal easement or other agreement has been recorded that would allow the owner of the remaining property to use the release parcel for such purpose), (ii) delivery of evidence that the remaining property is in compliance in all material respects with applicable legal requirements, constitutes a separate tax lot, and contains a number of paved and striped parking spaces not less than the greater of (x) the parking spaces required by applicable law or (y) the parking spaces required to be provided by or leased pursuant to any lease, (iii) delivery of an officer’s certificate that any such release will not result in a default by the borrower under any leases or reciprocal easement agreements applicable to the remaining property, and (iv) satisfaction of REMIC related conditions.

Real Estate Substitution. Not permitted.

Property Management. The property manager is Direct Holdings, LLC, an affiliate of the borrower.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The Market Heights Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for perils and acts of terrorism in an amount not less than 100% of the full replacement cost of the Market Heights Property. The Market Heights Mortgage Loan documents also require business income/loss of rents insurance covering perils and acts of terrorism for a period of no less than the 18-month period commencing at the time of loss, together with a six-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-43

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$50,000,000
71333 Dinah Shore Drive	The Westin Rancho Mirage	Cut-off Date LTV:	56.1%
Rancho Mirage, CA 92270		U/W NCF DSCR:	1.68x
		U/W NOI Debt Yield:	18.7%

A-3-44

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$50,000,000
71333 Dinah Shore Drive	The Westin Rancho Mirage	Cut-off Date LTV:	56.1%
Rancho Mirage, CA 92270		U/W NCF DSCR:	1.68x
		U/W NOI Debt Yield:	18.7%

Los Angeles 108 miles
10
PALM SPRINGS
Desert Park Estates
Plaza Rio Vista
E. Vista Chino
111
N. Gene Autry Trail
Desert Princess CC
Landau Blvd
Date Palm Dr
Sonny Bono Memorial Frwy
Varner Rd
RIVERSIDE COUNTY
28th Ave
COACHELLA VALLEY
30th Ave
Palm Springs International Airport
Cimarron Golf Club
The Westin Rancho Mirage
71333 Dinah Shore Drive
Rancho Mirage, CA 92270
Thousand Palms
Cathedral City
E. Ramon Rd
Gene Autry Plaza
Agua Caliente Casino
E. Mesquite Ave
Demuth Park
Da Vall Dr
Mission Hills Golf Course
Tri Palm Golf Club
Dinah Shore Dr
Tahquitz Creek Golf Resort
Cathedral Canyon Golf Club
Cathedral Canyon Dr
Cathedral City Marketplace
Mission Hills Country Club
Monterey Marketplace Shopping Center
Ivey Ranch Country Club
Canyon Sands
E. Palm Canyon Dr
Gerald Ford Dr
74
Acrisure Arena
Canyon Plaza Shopping Center
Cathedral Gateway Plaza
Rancho Mirage
Cantino a Storyliving by Disney
Shadow Ridge Golf Resort
Spanish Walk
Frank Sinatra Dr
Bighorn Sheep Preserve
The Club at Morningside
Eisenhower Health
Desert Willow Golf Resort
SANTA ROSA MOUNTAINS
Country Club Dr
Bob Hope Dr
Monterey Ave
Portola Ave
Desert Springs Golf Club
Cook St
The Lakes Country Club
Hovley Ln E.
PALM DESERT
The River at Rancho Mirage
Sensei Porcupine Creek
College of the Desert
Fred Waring Dr
Desert Crossing Shopping Center
The Shops at Palm Desert
Desert Horizons Golf and Country Club
EL PASEO SHOPPING DISTRICT
The Village at Indian Wells
Indian Wells
The Vintage Club
The Living Desert Zoo & Gardens
The Living Desert Nature Preserve
San Diego 118 miles
FRESNO
Visalia
NEVADA
CALIFORNIA
Paso Robles
Bakersfield
MOJAVE DESERT
San Luis Obispo
Santa Maria
Barstow
Lancaster
Palmdale
Victorville
Santa Barbara
Lompoc
Santa Clarita
Ventura
Simi Valley
San Bernardino
Glendale
LOS ANGELES
Riverside
Palm Springs
LONG BEACH
Anaheim
Rancho Mirage
Indio
Pacific Ocean
Oceanside
Poway
SAN DIEGO
MEXICO

A-3-45

No. 5 – The Westin Rancho Mirage

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Hospitality – Full Service
	Original Principal Balance:	$50,000,000		Location:	Rancho Mirage, CA
	Cut-off Date Balance:	$50,000,000		Size:	512 Rooms
	% of Initial Pool Balance:	6.7%		Cut-off Date Balance Per Room:	$97,656
	Loan Purpose:	Refinance		Maturity Date Balance Per Room:	$97,656
	Borrower Sponsors:	Kline Hotel Holdings, LLC and Oaktree Real Estate Opportunities Fund VII, L.P.		Year Built/Renovated:	1991/2020-2022
	Guarantors:	Kline Hotel Holdings, LLC and Oaktree Real Estate Opportunities Fund VII, L.P.		Title Vesting:	Fee
	Mortgage Rate:	8.2300%		Property Manager:	Dolphin California Management, LLC (borrower affiliate)
	Note Date:	October 19, 2023		Current Occupancy (As of):	55.2% (9/30/2023)
	Seasoning:	1 month		YE 2022 Occupancy(4):	53.0%
	Maturity Date:	November 11, 2028		YE 2021 Occupancy(4):	29.9%
	IO Period:	60 months		YE 2020 Occupancy(4):	18.6%
	Loan Term (Original):	60 months		YE 2019 Occupancy(4):	53.7%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$89,200,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per Room:	$174,219
	Call Protection:	L(25),D(28),O(7)		As-Is Appraisal Valuation Date:	September 15, 2023

	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (9/30/2023)(4):	$9,312,961
	Additional Debt Type (Balance)(1):	Future Mezzanine		YE 2022 NOI(4):	$10,085,845
				YE 2021 NOI(4):	$685,688
				YE 2020 NOI(4):	$(2,798,158)
				U/W Revenues:	$49,870,270
				U/W Expenses:	$40,521,162
				U/W NOI:	$9,349,108
Escrows and Reserves(2)				U/W NCF:	$7,027,984
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	2.24x / 1.68x
Taxes:	$80,374	$40,187	NAP	U/W Debt Yield based on NOI/NCF:	18.7% / 14.1%
Insurance:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	18.7% / 14.1%
FF&E Reserve:	$0	(3)	NAP	Cut-off Date LTV Ratio:	56.1%
PIP Reserve:	$0	Springing	NAP	LTV Ratio at Maturity:	56.1%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$50,000,000	100.0%	Loan Payoff	$26,543,051	53.1%
			Closing Costs	1,156,295	2.3
			Upfront Tax Reserve	80,374	0.2
			Return of Equity	22,220,280	44.4
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%
(1)	See “Subordinate and Mezzanine Indebtedness” section for more detail.
(2)	See “Escrows” section.
(3)	The monthly FF&E Reserve is calculated monthly, based on the prior calendar month’s operating revenue. See “Escrows” section for further detail.
(4)	The decrease in Occupancy and NOI from 2019 to 2020 and subsequent increase from 2020 to 2021 and 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. Additionally, The Westin Rancho Mirage Property (as defined below) underwent an approximately $17.6 million renovation ($34,316/room) between July 2020 and February 2022.

A-3-46

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$50,000,000
71333 Dinah Shore Drive	The Westin Rancho Mirage	Cut-off Date LTV:	56.1%
Rancho Mirage, CA 92270		U/W NCF DSCR:	1.68x
		U/W NOI Debt Yield:	18.7%

The Mortgage Loan. The fifth largest mortgage loan (“The Westin Rancho Mirage Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $50,000,000 and secured by the fee interest in a 512-room full-service hotel with an 18-hole golf course located in Rancho Mirage, California (“The Westin Rancho Mirage Property”).

The Borrower and Borrower Sponsors. The borrower is OC Mission Hills Project Owner, LLC, a single-purpose, Delaware limited liability company with one independent director. The borrower is a joint venture between affiliates of Oaktree Capital Management, L.P. (90.0%) and Clearview Hotel Capital (10.0%), which is owned by Kline Hotel Holdings, LLC. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Westin Rancho Mirage Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are Kline Hotel Holdings, LLC and Oaktree Real Estate Opportunities Fund VII, L.P.

Oaktree Capital Management, L.P. is an experienced global investment management firm that was founded in 1995 with a primary focus on real assets. As of September 2023, Oaktree Capital Management, L.P. had $183 billion in assets under management, with over 1,200 employees across 21 offices across the world. Kline Hotel Holdings, LLC is wholly-owned by Kline Family Trust which is owned by Jon Kline and Heather Kline. Jon Kline is the founder and CEO of Clearview Hotel Capital, LLC, which is a privately-held hotel investment and advisory company focused on acquiring, renovating, and managing hotels in urban and unique locations. Oaktree Capital Management, LLC is also the borrower sponsor for the Philadelphia Marriott Downtown Mortgage Loan, which is also included in the BANK5 2023-5YR4 securitization trust

The Property. The Westin Rancho Mirage Property is a 512-room, full-service hotel located in Rancho Mirage, California. Built in 1991, property amenities include six food and beverage outlets, a tennis/pickleball facility, a bowling alley, three outdoor pools, a fitness center, a full-service spa with 13 treatment rooms, 66,134 square feet of indoor meeting space, 63,142 square feet of outdoor meeting space, and an 18-hole golf course. Guestrooms are situated across 16 two-story exterior-corridor buildings and located on the east and west sides of the main resort building. The Westin Rancho Mirage Property operates under a license agreement with Marriott International, Inc., which expires in April 2026.

The Westin Rancho Mirage Property guestroom configuration consists of 228 king rooms, 244 double queen rooms, 22 executive standard suites, eight deluxe suites, eight presidential suites and two chairman suites. The guestrooms feature flat-screen televisions, high-speed internet, desk with a chair, dresser, nightstands, lamps and a lounge chair.

The Westin Rancho Mirage Property underwent a $17,570,000 ($34,316/room) renovation between 2020 and 2022. Renovations included upgrading guestrooms, backyard and pools, updating meeting space and the lobby, and improvements to two food and beverage outlets, the bowling alley, and the golf pro shop.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of The Westin Rancho Mirage Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			The Westin Rancho Mirage Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2021 TTM(3)	38.7%	$295.02	$114.31	29.9%	$191.92	$57.33	77.1%	65.1%	50.2%
12/31/2022 TTM(3)	57.5%	$314.28	$180.58	53.0%	$224.52	$119.10	92.3%	71.4%	66.0%
8/31/2023 TTM	60.9%	$311.08	$189.58	55.4%	$231.18	$128.09	90.9%	74.3%	67.6%
(1)	Information obtained from a third-party research report.
(2)	According to a third-party research report, the competitive set includes JW Marriott Desert Springs Resort & Spa, Omni Rancho Las Palmas Resort & Spa, Margaritaville Resort Palm Springs, La Quinta Resort & Club, Curio Collection by Hilton, Renaissance Esmeralda Resort & Spa, Indian Wells and Hyatt Regency Indian Wells Resort & Spa.
(3)	The increase in Occupancy and RevPAR from 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021 and 2022. Additionally, The Westin Rancho Mirage Property underwent an approximately $17.6 million renovation ($34,316/room) between July 2020 and February 2022.

The following table presents historical occupancy percentages at The Westin Rancho Mirage Property:

Historical Occupancy(1)

12/31/2019(2)	12/31/2020(2)	12/31/2021(2)	12/31/2022(2)	9/30/2023
53.7%	18.6%	29.9%	53.0%	55.2%
(1)	Information obtained from the borrower.
(2)	The decrease in occupancy from 2019 to 2020 and subsequent increase from 2020 to 2021 and 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. Additionally, The Westin Rancho Mirage Property underwent an approximately $17.6 million renovation ($34,316/room) between July 2020 and February 2022.

A-3-47

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$50,000,000
71333 Dinah Shore Drive	The Westin Rancho Mirage	Cut-off Date LTV:	56.1%
Rancho Mirage, CA 92270		U/W NCF DSCR:	1.68x
		U/W NOI Debt Yield:	18.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Westin Rancho Mirage Property:

Cash Flow Analysis

	2020	2021	2022	TTM 9/30/2023	U/W	% of U/W Total Revenue(1)	U/W $ per Room
Occupancy	18.6%	29.9%	53.0%	55.2%	55.2%
ADR	$208.06	$191.24	$226.61	$231.12	$231.12
RevPAR	$38.60	$57.13	$120.20	$127.54	$127.54

Room Revenue	$7,233,616	$10,676,057	$22,463,076	$23,833,939	$23,833,939	47.8%	$46,551
Food & Beverage Revenue	5,786,299	6,553,170	17,108,921	17,792,186	17,792,186	35.7	34,750
Golf Course Revenue	3,103,394	2,686,557	3,533,336	3,447,795	3,447,795	6.9	6,734
Parking Revenue Other Revenue(2)	141,971 1,779,448	407,348 2,174,257	557,592 4,128,143	565,133 4,231,217	565,133 4,231,217	1.1 8.5	1,104 8,264
Total Revenue	$18,044,728	$22,497,389	$47,791,068	$49,870,270	$49,870,270	100.0%	$97,403

Room Expense	$2,584,204	$3,124,987	$6,938,987	$7,756,647	$7,756,647	32.5%	$15,150
Food & Beverage Expense	4,921,765	5,129,723	11,610,747	12,727,163	12,727,163	71.5	24,858
Golf Course Expense(1)	2,910,018	2,608,965	3,117,151	3,356,838	3,356,838	97.4	6,556
Other Department Expense	571,488	809,669	1,576,804	1,704,718	1,704,718	35.5	3,330
Total Department Expenses	$10,987,475	$11,673,344	$23,243,689	$25,545,366	$25,545,366	51.2%	$49,893
Gross Operating Income	$7,057,253	$10,824,045	$24,547,379	$24,324,904	$24,324,904	48.8%	$47,510

Total Undistributed Expenses	7,956,467	8,750,386	12,977,867	13,521,880	13,504,083	27.1	26,375
Gross Operating Profit	$(899,214)	$2,073,659	$11,569,512	$10,803,024	$10,820,821	21.7%	$21,134

Property Taxes	1,025,119	723,359	672,111	517,949	773,606	1.6	1,511
Insurance	873,825	664,612	811,556	972,114	698,108	1.4	1,363
Total Operating Expenses	$20,842,886	$21,811,701	$37,705,223	$40,557,309	$40,521,162	81.3%	$79,143

Net Operating Income	$(2,798,158)(3)	$685,688(3)	$10,085,845(3)	$9,312,961	$9,349,108	18.7%	$18,260
FF&E	0	0	0	0	2,321,124	4.7	4,533
Net Cash Flow	$(2,798,158)	$685,688	$10,085,845	$9,312,961	$7,027,984	14.1%	$13,727

NOI DSCR	(0.67)x	0.16x	2.42x	2.23x	2.24x
NCF DSCR	(0.67)x	0.16x	2.42x	2.23x	1.68x
NOI DY	(5.6)%	1.4%	20.2%	18.6%	18.7%
NCF DY	(5.6)%	1.4%	20.2%	18.6%	14.1%
(1)	% of U/W Total Revenue for Room Expense, Food & Beverage Expense, Golf Course Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(2)	Other Revenue includes resort fees, spa revenue, recreation and tennis revenue and other miscellaneous items.
(3)	The increase in Net Operating Income from 2020 to 2021 and 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. Additionally, The Westin Rancho Mirage Property underwent an approximately $17.6 million renovation ($34,316/room) between July 2020 and February 2022.

Appraisal. The appraised value of $89,200,000 is as of September 15, 2023 and represents the as-is value of The Westin Rancho Mirage Property.

Environmental Matters. According to the Phase I environmental site assessment dated September 22, 2023, there was no evidence of any recognized environmental conditions at The Westin Rancho Mirage Property.

Market Overview and Competition. The Westin Rancho Mirage Property is located in Rancho Mirage, California, approximately 5 miles north of the Rancho Mirage city center, approximately 9 miles southeast of Palm Springs, and approximately 7 miles east of the Palm Springs International Airport, which serviced 2,981,844 passengers in 2022, an increase of 42.5% over 2021 and an increase of 16.3% from pre-covid 2019 travel. The Westin Rancho Mirage Property is within 10 miles of numerous regional recreational venues including Coachella Valley National Wildlife Refuge, City of Palm Desert Freedom Park, The Living Desert Zoo and Gardens, the Palm Springs Convention Center and several country clubs and golf courses. Primary access to the area is provided by Interstate 10 and CA 111, which are located approximately 2 miles and 4 miles away from The Westin Rancho Mirage Property, respectively. The property’s demand segmentation is 53% group and 47% leisure.

According to the appraisal, the 2022 estimated population within a three- and five-mile radius of The Westin Rancho Mirage Property was 47,041 and 97,069, respectively. The 2022 estimated average household income within the same three- and five-mile radius was $106,550 and $100,131, respectively.

The appraisal did not identify any directly competitive properties either proposed or under construction.

A-3-48

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$50,000,000
71333 Dinah Shore Drive	The Westin Rancho Mirage	Cut-off Date LTV:	56.1%
Rancho Mirage, CA 92270		U/W NCF DSCR:	1.68x
		U/W NOI Debt Yield:	18.7%

The table below presents certain information relating to comparable sales pertaining to The Westin Rancho Mirage Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built/Renovated	Rooms	Sale Date	Sale Price / Room
JW Marriott Tucson Starr Pass	3800 W. Starr Pass Boulevard Tucson, CA	2004/2017-2019	575	4/2023	$194,783
Ace Hotel & Swim Club Palm Springs (Leasehold)	701 E. Palm Canyon Drive Palm Springs, CA	1965/2009	179	10/2022	$335,196
Hyatt Regency Indian Wells Resort & Spa	44600 Indian Wells Lane Indian Wells, CA	1986/2020	530	4/2022	$273,585
La Quinta Resort & Club	49499 Eisenhower Drive La Quinta, CA	1926/2015	785	12/2021	$324,841
Embassy Suites Palm Desert	74700 Highway 111 Palm Desert, CA	1982/NAV	198	6/2021	$95,960

Source: Appraisal

Escrows.

Real Estate Taxes – The loan documents require an upfront deposit of $80,374 and ongoing monthly deposits of $40,187 for real estate taxes.

Insurance – The loan documents require an ongoing monthly insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than 10 days after to the expiration dates of said policies.

FF&E Reserve - The loan documents require ongoing monthly deposits in an amount equal to the greater of (i) 4% of the monthly gross operating revenue generated in the immediately preceding calendar month and (ii) the reserves for FF&E required by the related franchise agreement to fund the costs of the required FF&E work, which is currently 5% of total revenues excluding golf revenue. The borrowers may reduce monthly deposits dollar for dollar into the FF&E account by amounts deposited into an account for a substantially similar purpose as amounts on deposit in the FF&E reserve funds established under the franchise agreement if: (i) the franchise FF&E deposit account is an eligible account, (ii) a control account agreement (or other similarly named agreement) has been entered into among the borrower, lender, franchisor, and applicable bank or other financial institution with respect to such franchise FF&E deposit account, and (iii) the borrower delivers evidence reasonably satisfactory to the lender that such deposits have been made.

PIP Reserve - The loan documents require that if, at any time, PIP work is required under the franchise agreement, the borrower is required to deposit, an amount equal to 105% of the estimated cost to complete the PIP work.

Lockbox and Cash Management. The Westin Rancho Mirage Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and manager are required to direct all credit card companies to deposit all amounts due directly into the lockbox account, which will be transferred to the borrower’s operating account on a daily basis when there is no Cash Sweep Event (as defined below) in place. During a Cash Sweep Event Period, any excess cash flow remaining after satisfaction of the payment priorities outlined in The Westin Rancho Mirage Mortgage Loan documents is required to be swept to an excess cash flow subaccount to be held as additional collateral for The Westin Rancho Mirage Mortgage Loan.

A “Cash Sweep Event Period” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the amortizing net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.20x, at the end of any calendar quarter.

A Cash Sweep Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or
●	with regard to clause (ii), upon the amortizing NCF DSCR being equal to or greater than 1.20x for one calendar quarter, or
●	with regard to clause (ii), delivering a Letter of Credit or posting a reserve in an amount which, applied to the outstanding principal balance, causes the amortizing NCF DSCR to be equal to or greater than 1.20x.

Property Management. The Westin Rancho Mirage Property is managed by Dolphin California Management, LLC, an affiliate of the borrower.

Franchise Negotiation Period. The loan documents require that The Westin Rancho Mirage Property operate under a franchise agreement approved by the lender, however, the borrower will not be in default for a six-month period (the “Franchise Negotiation Period”) from the expiration of the existing franchise agreement so long as the borrower is making reasonable efforts to enter into a satisfactory replacement agreement. The loan will become full recourse to the borrower when (i) there is a termination of any franchise

A-3-49

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$50,000,000
71333 Dinah Shore Drive	The Westin Rancho Mirage	Cut-off Date LTV:	56.1%
Rancho Mirage, CA 92270		U/W NCF DSCR:	1.68x
		U/W NOI Debt Yield:	18.7%

agreement, due to any action or failure to perform of the borrower or (ii) any franchise agreement terminates or expires and the borrower does not enter into a replacement franchise agreement following the Franchise Negotiation Period.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The loan documents permit future mezzanine financing, subject to certain conditions including: (i) the aggregate loan-to-value ratio of The Westin Rancho Mirage Mortgage Loan and the mezzanine financing does not exceed 56.1%, (ii) the combined NCF DY is not below 13.8%, (iii) the NCF DSCR is not less than 1.53x, (iv) the financing is co-terminus with The Westin Rancho Mirage Mortgage Loan, and (v) no event of default has occurred.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Westin Rancho Mirage Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-50

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

A-3-51

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

A-3-52

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

The Prado
5600 Roswell Road
Sandy Springs, GA 30342
COBB COUNTY
Chattahoochee River
Wynterhall
Dunwoody Village
The Shops of Dunwoody
Dunwoody
Spalding Dr
Peachtree Dunwoody Rd
UPS World Headquarters
North Springs
Roswell Rd
Brandon Mill Rd
Sandy Springs Crossing
Kaiser Permanente Glenlake
The Art Institute of Atlanta
Mt. Vernon Hwy
Ashford Dunwoody Rd
Abernathy Rd
Abernathy Square
Ten Glenlake
Sandy Springs Innovation Center
Johnson Ferry Rd
River Valley
Sandy Springs
One Glenlake
Perimeter Pointe
Crown Pt Pkwy
MARTA
Mercedes-Benz USA
Terraces North & South
IBM
Perimeter Center
Sandy Springs Plaza
Glenridge Dr
Barfield Rd
Perimeter Mall
ARLINGTON CEMETERY
CityWalk Sandy Springs
RED LINE
Dunwoody
State Farm at Park Center
Hammond Dr
Hammond Exchange
Hammond Springs Shopping Center
Concourse
Palisades Office Park
The Perimeter
Glenridge Medical Center
Autotrader Corporate Office
Medical Center
Emory St. Joseph's Hospital
Northside Hospital Atlanta
Children's Healthcare of Atlanta-Scottish Rite Hospital
DEKALB COUNTY
FULTON COUNTY
Ridgeview Park
High Point Rd
MARTA RED LINE
Lynwood Park
Silver Lake
Brookhaven
Windsor Pkwy
Oglethorpe University
ATLANTA
Town Brookhaven
Capital City Country Club
Downtown Atlanta 10 miles
285
400
19
9
Alpharetta
Roswell
Johns Creek
Kennesaw
Marietta
Sandy Springs
Dunwoody
Smyrna
Mableton
ATLANTA
Decatur
Douglasville
East Point
Redan

A-3-53

No. 6 – The Prado

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Retail - Anchored
	Original Principal Balance:	$42,000,000		Location:	Sandy Springs, GA
	Cut-off Date Balance:	$42,000,000		Size:	302,541 SF
	% of Initial Pool Balance:	5.6%		Cut-off Date Balance Per SF:	$138.82
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$138.82
	Borrower Sponsors:	NADG (US), Inc. and Public Sector Pension Investment Board		Year Built/Renovated:	1973 / 2008
	Guarantors:	NADG U.S. Core Plus Acquisition		Title Vesting:	Fee
		Fund (U.S.) LP and NADG U.S.		Property Manager:	Centrecorp Management
		Core Plus Acquisition Fund			Services LLLP (borrower-
		(Canadian) LP			related)
	Mortgage Rate:	8.8000%		Current Occupancy (As of)(2):	88.6% (11/1/2023)
	Note Date:	November 10, 2023		YE 2022 Occupancy(2):	85.4%
	Seasoning:	0 months		YE 2021 Occupancy(2):	89.3%
	Maturity Date:	December 5, 2028		YE 2020 Occupancy(2):	80.7%
	IO Period:	60 months		As-Is Appraised Value:	$67,100,000
	Loan Term (Original):	60 months		As-Is Appraised Value Per SF:	$221.79
	Amortization Term (Original):	NAP		As-Is Appraisal Valuation Date:	July 16, 2023
	Loan Amortization Type:	Interest Only
	Call Protection:	L(24),D(30),O(6)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		YE 2022 NOI(3):	$4,117,228
				YE 2021 NOI:	$4,716,382
				YE 2020 NOI:	NAV
				YE 2019 NOI:	NAV
				U/W Revenues:	$7,891,692
Escrows and Reserves(1)				U/W Expenses:	$2,391,755
	Initial	Monthly	Cap	U/W NOI(3):	$5,499,937
Taxes:	$0	Springing	NAP	U/W NCF:	$5,091,416
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	1.47x / 1.36x
Replacement Reserves:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	13.1% / 12.1%
TI/LC Reserve:	$0	$25,218	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.1% / 12.1%
Other Reserves:	$1,748,967	$41,667	NAP	Cut-off Date LTV Ratio:	62.6%
				LTV Ratio at Maturity:	62.6%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$42,000,000	100.0%	Loan Payoff	$39,068,417	93.0%
			Upfront Reserves	1,748,967	4.2
			Closing Costs	841,837	2.0
			Return of Equity	340,779	0.8
Total Sources	$42,000,000	100.0%	Total Uses	$42,000,000	100.0%
(1)	See “Escrows” below for further discussion of reserve information.
(2)	The increase in Current Occupancy from YE 2020 Occupancy is primarily attributable to (i) Publix (28,800 square feet) vacating in December of 2018 (since 2020, the borrower sponsors have executed 13 leases, for a total of 72,955 square feet (24.1% of NRA), including re-tenanting the former Publix space with Life Time Work) and (ii) the borrower sponsors intentionally holding a unit previously occupied by Five Seasons (9,570 square feet) vacant in order to explore a vertical residential development; however, it was ultimately concluded that receiving necessary residential approvals would be challenging. Consequently, the borrower sponsors shifted focus to traditional retail/restaurant service and executed a lease with Edge Design, a floral and event design production company, to revitalize this section of the premises. Edge Design has executed its lease but is not yet in occupancy or paying rent. Edge Design is currently building out its space, with an expected occupancy date in mid-2024 and will benefit from a free rent period through June 2025. At loan origination, the borrower deposited (a) a total of $1,116,199 into an outstanding TI reserve with $1,062,984 earmarked for Edge Design and (b) $632,768 into a free rent reserve for Edge Design.
(3)	The increase in U/W NOI from YE 2022 NOI is primarily attributable to (i) the commencement of Life Time Work lease in September 2022 (comprising 10.2% of U/W Base Rent) and (ii) positive in-line re-leasing spreads, see “The Property” herein.

A-3-54

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

The Mortgage Loan. The sixth largest mortgage loan (“The Prado Mortgage Loan”) is secured by the borrower’s fee interest in The Prado, a 302,541 square foot anchored retail center located in Sandy Springs, Georgia (“The Prado Property”). The Prado Mortgage Loan has an original principal balance and outstanding principal balance as of the Cut-off Date of $42,000,000. The Prado Mortgage Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on November 10, 2023. The Prado Mortgage Loan proceeds were used to pay off approximately $39.1 million of existing debt, fund upfront reserves, pay closing costs and return equity to the borrower sponsors. The Prado Mortgage Loan has an initial term of 60 months and a remaining term of 60 months as of the Cut-off Date.

The Borrower and the Borrower Sponsors. The Prado, LLC, the borrower for The Prado Mortgage Loan, is a joint venture between NADG (US) Inc. (“NADG”) and Public Sector Pension Investment Board (“PSP”). The Prado LLC is a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Prado Mortgage Loan. The non-recourse carveout guarantors for The Prado Mortgage Loan are NADG U.S. Core Plus Acquisition Fund (U.S.) LP and NADG U.S. Core Plus Acquisition Fund (Canadian) LP.

NADG is a real estate investment and asset management fund with over $5.7 billion in assets under management, which includes over 35 million square feet of retail and mixed-use space in the United States and Canada. NADG was founded by John W.S. Preston in 1977 and has sponsored various investment vehicles since inception, including seven private equity funds totaling over $2 billion of equity focused on real estate. NADG’s team features over 300 professionals across 14 offices in North America. NADG offers four primary real estate platforms: retail, residential, NADG NNN and CentreCorp. NADG’s retail platform includes 65 properties, ranging from outparcel pads to 1.8 million square foot mixed-use developments. Additionally, NADG set up a leasing and property management company, CentreCorp, in 1991 as a fully integrated and diversified standalone real estate services company. CentreCorp currently manages over 110 properties in excess of 18 million square feet. NNN REIT is a nationally diversified portfolio of NNN properties, which completed an ABS bond raise at the end of 2019 and was given an Investment Grade rating of “A” by S&P.

PSP is one of the largest Canada-based pension investment managers with approximately $243.7 billion CAD in net assets under management as of March 31, 2023. PSP manages funds transferred to it from the Government of Canada for the benefit of members of the public sector pension plans of the federal Public Service, the Canadian Forces, the Royal Canadian Mounted Police and, since March 1, 2007, the Reserve Force. PSP operates a variety of investment segments such as capital markets (approximately $98.5 billion CAD), private equity (approximately $37.2 billion CAD), credit investments (approximately $26.1 billion CAD), real estate (approximately $32.0 billion CAD) and infrastructure (approximately $29.4 billion CAD), among others. Approximately 50.1% of PSP’s real estate portfolio is located in the United States and is comprised of asset classes such as residential, office, industrial and retail.

The Property. The Prado Property is a 302,541 square foot anchored retail center located in Sandy Springs, Georgia, along Roswell Road, which carries a traffic count of over 56,000 vehicles per day and provides for immediate access to Interstate 285, Atlanta’s perimeter interstate highway. The Prado Property is comprised of 10 standalone buildings anchored by a “Diamond” category Life Time Fitness (the highest level categorization for a Life Time Fitness facility) and Life Time Work. Additionally, The Prado Property is shadow anchored by a corporate-owned Target location that includes a fresh grocer component. The Prado Property, along with the non-collateral Target, is constructed around a central four-story parking structure, which, together with surface parking, provides for 1,847 parking spaces, resulting in a parking ratio of 6.10 per 1,000 square feet. The Prado Property was originally constructed in 1973 and most recently renovated in 2008. The borrower sponsors have demonstrated an ongoing commitment to The Prado Property having invested approximately $7.2 million since 2018 in capital expenditures and leasing costs.

The Prado Property is currently 88.6% leased to a diverse tenant roster with no tenant, outside of Life Time Fitness (42.0% of NRA; lease expiration January 2038) and Life Time Work (9.5% of NRA; lease expiration September 2037), accounting for greater than 3.5% of net rentable area. The Prado Property features 34 unique tenants with in-line tenants including a mix of national (Dunkin Donuts, T-Mobile and Panda Express) and local retailers. The Prado Property has also experienced committed long-term tenancy, with a weighted average occupancy term of 19 years. Historically, The Prado Property has achieved an average occupancy of 88.8% dating back to 2018. In 2020, occupancy dipped to 80.7%, which was primarily attributable to (i) Publix (28,800 square feet) vacating in December of 2018 (since 2020, the borrower sponsors have executed 13 leases, for a total of 72,955 square feet (24.1% of NRA), including re-tenanting the former Publix space with Life Time Work) and (ii) the borrower sponsors intentionally holding a unit previously occupied by Five Seasons (9,570 square feet) vacant in order to explore a vertical residential development; however, it was ultimately concluded that receiving necessary residential approvals would be challenging. Consequently, the borrower sponsors shifted focus to traditional retail/restaurant service and executed a lease with Edge Design, a floral and event design production company, to revitalize this section of the premises. Edge Design has executed its lease but is not yet in occupancy or paying rent. Edge Design is currently building out its space, with an expected occupancy date in mid-2024. At origination, the borrower deposited $632,768 into a free rent reserve earmarked for Edge Design and $1,116,199 into an outstanding TI reserve with $957,000 earmarked for Edge Design.

Since acquiring The Prado Property in 2013, the borrower sponsors have re-leased 14 tenant spaces (of which, 11 were signed since 2022), accounting for 80,866 square feet of space (26.7% of square feet and 39.7% of UW base rent). Further, The Prado Property has generated positive re-leasing spreads with underwritten rental rates approximately 19.3% higher than the rates achieved by prior tenants. Prior to vacating in December of 2018, Publix occupied 28,800 square feet at The Prado Property. The Publix box was not conducive for a grocer given the lack of direct access to the parking structure, which was located across the road adjacent to The Prado Property and redundancy with the Target fresh grocer. The former Publix box was backfilled by Life Time Work in 2021, Life Time Fitness’s co-working concept, designed to offer a working environment near its high performing Life Time Fitness centers, demonstrating Life Time Fitness’s broader commitment to the asset. Additionally, Staples vacated a 20,060 square foot box, which the

A-3-55

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

borrower sponsors re-fitted and demised to facilitate four distinct in-line tenant leases. Overall, underwritten in-line rents per square foot at The Prado Property are approximately 3.8% below the appraisers concluded market rent per square foot of $35.00.

Life Time Fitness currently occupies its space (127,066 square feet) via sublease with Home Depot. The original developer ground leased the site to Home Depot in November 2006 at an annual rent of $1,905,990 with an initial expiration in January 2029 (the “Home Depot Prime Lease”). Home Depot ultimately chose not to build on the site and subsequently subleased its space to Life Time Fitness in 2010. Home Depot U.S.A., Inc. (M/F/S: A2/A/A) remains contractually obligated for all rent payments in accordance with the Home Depot Prime Lease through January 2029, beyond the term of The Prado Mortgage Loan. Life Time Fitness constructed its 127,066 square foot, 3-story facility and opened for business in March 2012. The sublease currently requires an annual rent of $900,000 through January 31, 2031. Upon expiration of the Home Depot Prime Lease in January 2029, the sublease converts to a direct lease between the borrower sponsors and Life Time Fitness, at which point overall rent will be reduced from $1,905,990 (current in-place rent per the terms of the Home Depot Prime Lease) to $900,000 (current in-place rent under the Life Time Fitness sublease). In February 2031, base rent under the Life Time Fitness direct lease will increase to $1.1 million through expiration of the Life Time Fitness lease in January 2038. For the avoidance of doubt, the Life Time Work tenant operates under a direct lease with the borrower sponsors, which is not subject to any sublease or ground lease. The Life Time Fitness and Life Time Work leases are each guaranteed by the Life Time, Inc. parent company. The borrower is required to deposit approximately $41,667 per month (approximately $500,000 annually) into an additional rent reserve in conjunction with the surplus rent paid by Home Depot in excess of the Life Time Fitness sublease rent to be held by the lender as additional security for The Prado Mortgage Loan. If at any time the TI/LC reserve is insufficient to pay for leasing items at The Prado Property, the additional rent reserve will be disbursed to the borrower to pay for leasing items in accordance with The Prado Mortgage Loan documents.

Major Tenants.

Life Time Fitness (127,066 square feet; 42.0% of NRA; 17.3% of underwritten base rent): Life Time Fitness (Moody’s/S&P/Fitch: Caa1/B/B+) was founded in 1990, operates a chain of premier health clubs in the United States and Canada. Life Time Fitness operates over 150 clubs in 29 states and Canada under the Life Time Fitness and Life Time Athletic brands. Most clubs feature indoor or outdoor swimming pools, basketball and racquetball courts, personal training, cafes, spas, childcare centers and group fitness programs. Life Time Fitness was acquired by a joint venture between TPG Capital and Leonard Green & Partners in 2015 and went public in October 2021. Life Time, Inc. (the parent company to Life Time Fitness) has a current market cap of approximately $3.0 billion. According to information provided by the borrower sponsors, the Life Time Fitness tenant at The Prado Property is considered to be a “Diamond” category location (the highest level categorization for a Life Time Fitness location). Life Time Fitness occupies its space at The Prado Property via sublease from Home Depot, see “The Property” above for further information. The estimated average total cost to construct a similarly positioned Life Time Fitness center is approximately $47 million. Life Time Fitness is subject to an annual rent of $900,000 ($7.08 per square foot), less than 2% of the investment required to bring a comparable location to market. The Life Time Fitness lease expires in January 2038 and is structured with no termination options, 1, 5-year renewal option followed by 4, 10-year renewal options.

Life Time Work (28,800 square feet; 9.5% of NRA; 10.2% of underwritten base rent): Life Time Work (Moody’s/S&P/Fitch: Caa1/B/B+) is an asset-light branded co-working model launched in 2018 by Life Time, Inc. Life Time Work is designed to offer a working environment near its Life Time Fitness centers and integrates ergonomic furnishings to promote a healthy working environment. Life Time Work members receive complimentary access to all of their companion Life Time Fitness athletic facilities across the United States and Canada. Currently there are thirteen Life Time Work locations with further expansion plans in process. The Life Time Work lease is further supported by a guaranty from Life Time, Inc. parent company. In addition to base rent, the Life Time Work lease provides for a percentage rent component, calculated based on membership revenue (excluding any revenue attributable to the athletic club membership dues) for the lease year in excess of $2.5 million multiplied by 15%. The Life Time Work lease expires in September 2037 and is structured with no termination options and 2, 10-year renewal options. Upon commencement of the Life Time Work lease, the borrower sponsors modified the existing Life Time Fitness lease, extending it by 5-years and accelerating the Life Time Fitness base rent by two years.

PNC Bank (4,128 square feet; 1.4% of NRA; 6.9% of underwritten base rent): PNC Bank (Moody’s/S&P/Fitch: A3/A-/NR) was founded in 1852, is an American bank holding company and financial services corporation based in Pittsburgh, Pennsylvania. PNC Bank operates in 28 states and the District of Columbia. PNC Bank is one of the largest banks in the United States by assets as well as by number of branches, deposits and number of ATMs. PNC Bank has been at The Prado Property since January 2009 and its lease is structured with no termination options, 2, 5-year renewal options and expires in January 2029.

A-3-56

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

The following table presents certain information relating to the tenant sales at The Prado Property.

In-Line Tenant Sales(1)

	2019	2020	2021	2022
Occupancy Cost	12.4%	16.5%	11.1%	10.8%
Sales PSF	$289	$207	$308	$324
(1)	Based on information provided by the borrower sponsors reflecting in-line tenants subject to contractually obligated sales reporting. In many instances, tenant leases do not require ongoing sales reporting.

The following table presents certain information relating to the major tenants at The Prado Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF (3)	Occ. Costs(3)	Lease Expiration Date	Renewal	Term. Option (Y/N)
Life Time Fitness(4)	Caa1/B/B+	127,066	42.0%	$7.08	$900,000	17.3%	NAP	NAP	1/31/2038	Various(5)	N
Life Time Work(6)	Caa1/B/B+	28,800	9.5%	$18.50	$532,800	10.2%	NAP	NAP	9/30/2037	2 x 10 yr	N
PNC Bank	A3/A-/NR	4,128	1.4%	$86.89	$358,682	6.9%	NAP	NAP	1/31/2029	2 x 5 yr	N
Taco Mac	NR/NR/NR	8,797	2.9%	$40.49	$356,147	6.8%	NAP	NAP	9/30/2026	1 x 5 yr	N
Edge Design(7)	NR/NR/NR	9,570	3.2%	$33.00	$315,810	6.1%	NAP	NAP	7/31/2034	NAP	N
Iron Age	NR/NR/NR	8,154	2.7%	$32.24	$262,885	5.0%	$436	9.5%	3/31/2028	2 x 5 yr	N
Dentistry for Children	NR/NR/NR	5,396	1.8%	$32.33	$174,453	3.3%	NAP	NAP	5/31/2025	1 x 5 yr	N
Advanced Tech Group	NR/NR/NR	7,170	2.4%	$21.58	$154,729	3.0%	NAP	NAP	6/30/2026	NAP	N
Haute Spot & Nail Boutique	NR/NR/NR	3,680	1.2%	$41.25	$151,800	2.9%	$300	15.8%	9/30/2029	NAP	N
Peach Pit	NR/NR/NR	10,486	3.5%	$14.25	$149,426	2.9%	$157	12.0%	5/31/2030	2 x 5 yr	N
Largest Tenants / Wtd. Avg.		213,247	70.5%	$15.74	$3,356,732	64.4%

Remaining Occupied		54,726	18.1%	$33.85	$1,852,525	35.6%
Occupied Collateral Total/ Wtd. Avg.		267,973	88.6%	$19.44	$5,209,257	100.0%

Vacant Space		34,568	11.4%

Collateral Total		302,541	100.0%

(1)	Based on the underwritten rent roll dated November 1, 2023, inclusive of contractual rent steps through November 2024.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Sales PSF and Occ. Costs are based on the sales reported as of December 31, 2022, provided by the borrower sponsors. In certain instances, tenant leases do not require ongoing sales reporting.
(4)	Life Time Fitness metrics are based on the applicable Life Time Fitness sublease, see “The Property” above for additional information.
(5)	Life Time Fitness lease is subject to 1, 5-year renewal option followed by 4, 10-year renewal options.
(6)	In addition to Annual U/W Base Rent, Life Time Work is subject to an annual percentage rent amount obtained when the amount of membership revenue (excluding any revenue attributable to the athletic club membership dues) generated for the lease year (if any) exceeds the breakthrough amount (currently $2.5 million) multiplied by 15%.
(7)	Edge Design has executed its lease but is not yet in occupancy or paying rent. Edge Design is currently building out its space, with an expected occupancy date in mid-2024, and will benefit from a free rent period through June 2025. At loan origination, the borrower deposited (a) a total of $1,116,199 into an outstanding TI reserve with $1,062,984 earmarked for Edge Design and (b) $632,768 into a free rent reserve for Edge Design.

A-3-57

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

The following table presents certain information relating to the lease rollover schedule at The Prado Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Expiring Leases	Expiring NRSF	% of Total NSRF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	3	5,000	1.7%	5,000	1.7%	$202,564	3.9%	$40.51
2025	3	8,406	2.8%	13,406	4.4%	$257,304	4.9%	$30.61
2026	6	27,621	9.1%	41,027	13.6%	$747,278	14.3%	$27.05
2027	4	7,723	2.6%	48,750	16.1%	$257,932	5.0%	$33.40
2028	5	18,837	6.2%	67,587	22.3%	$672,597	12.9%	$35.71
2029	4	11,009	3.6%	78,596	26.0%	$630,927	12.1%	$57.31
2030	2	14,568	4.8%	93,164	30.8%	$269,355	5.2%	$18.49
2031	0	0	0.0%	93,164	30.8%	$0	0.0%	$0.00
2032	3	7,523	2.5%	100,687	33.3%	$302,440	5.8%	$40.20
2033	0	0	0.0%	100,687	33.3%	$0	0.0%	$0.00
2034 & Thereafter	4	167,286	55.3%	267,973	88.6%	$1,868,860	35.9%	$11.17
Vacant	0	34,568	11.4%	302,541	100.0%	$0	0%	$0.00
Total / Weighted Average	34	302,541	100.0%			$5,209,257	100.0%	$19.44
(1)	Based on the underwritten rent roll dated November 1, 2023 inclusive of contractual rent steps through November 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at The Prado Property:

Historical Occupancy(1)(2)

12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/31/2022	11/1/2023(3)
97.1%	91.8%	80.7%	89.3%	85.4%	88.6%
(1)	Historical Occupancy is as of December 31 for each respective year, unless otherwise indicated.
(2)	The decline in occupancy from 2019 to 2020 is primarily attributable to (i) Publix (28,800 square feet) vacating (since 2020, the borrower sponsors have executed 13 leases, for a total of 72,955 square feet (24.1% of NRA), including re-tenanting the former Publix space with Life Time Work) and (ii) the borrower sponsors intentionally holding a unit previously occupied by Five Seasons (9,570 square feet) vacant in order to explore a vertical residential development; however, it was ultimately concluded that receiving necessary residential approvals would be challenging. Consequently, the borrower sponsors shifted focus to traditional retail/restaurant service and executed a lease with Edge Design, a floral and event design production company, to revitalize this section of the premises. Edge Design has executed its lease but is not yet in occupancy or paying rent. Edge Design is currently building out its space, with an expected occupancy date in mid-2024 and will benefit from a free rent period through June 2025. At loan origination, the borrower deposited (a) a total of $1,116,199 into an outstanding TI reserve with $1,062,984 earmarked for Edge Design and (b) $632,768 into a free rent reserve for Edge Design..
(3)	Base on the underwritten rent roll dated November 1, 2023.

A-3-58

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Prado Property:

Cash Flow Analysis(1)(2)

	2021	2022	U/W	%(3)	U/W $ per SF
Base Rent(4)	$5,690,590	$5,159,053	$5,209,254	87.7%	$17.22
Vacant Income	0	0	728,603	12.3	2.41
Gross Potential Rent	$5,690,590	$5,159,053	$5,937,857	100.0%	$19.63
Reimbursements	1,219,413	1,368,340	2,052,429	34.6	6.78
Other Income(5)	0	0	1,013,022	17.1	3.35
Vacancy	0	0	(1,111,616)	(18.7)	(3.67)
Effective Gross Income	$6,910,003	$6,527,393	$7,891,692	132.9%	$26.08

Real Estate Taxes	$593,845	$598,623	$596,309	7.6%	$1.97
Insurance	165,648	156,449	163,633	2.1	0.54
Management Fee	230,226	216,709	276,210	3.5	0.91
Other Operating Expenses	1,203,901	1,438,384	1,355,602	17.2	4.48
Total Expenses	$2,193,621	$2,410,165	$2,391,755	30.3%	$7.91
Net Operating Income(6)	$4,716,382	$4,117,228	$5,499,937	69.7%	$18.18
Replacement Reserves	0	0	60,508	0.8	0.20
TI/LC	0	0	348,013	4.4	1.15
Net Cash Flow(6)	$4,716,382	$4,117,228	$5,091,416	64.5%	$16.83

NOI DSCR	1.26x	1.10x	1.47x
NCF DSCR	1.26x	1.10x	1.36x
NOI Debt Yield	11.2%	9.8%	13.1%
NCF Debt Yield	11.2%	9.8%	12.1%
(1)	Based on the underwritten rent roll dated November 1, 2023, inclusive of contractual rent steps through November 2024.
(2)	Certain items such as bad debt write-offs, legal fees, appraisal fees, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	Represents (i) percent of Gross Potential Rent for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and (iii) percent of Effective Gross Income for all other fields.
(4)	Base Rent is inclusive of the Life Time Fitness sublease rent in the amount of $900,000 annually.
(5)	Other Income is inclusive of (i) the Home Depot ground rent of $1,905,990 annually, paid through January 2029, less the Life Time Fitness rent of $900,000 and (ii) ancillary income of approximately $7,000.
(6)	The increase in U/W Net Operating Income and Net Cash Flow from 2022 is primarily attributable to (i) the commencement of Life Time Work lease in September 2022 (comprising 10.2% of U/W Base Rent) and (ii) positive in-line re-leasing spreads, see “The Property” above.

Appraisal. According to the appraisal, The Prado Property has a “as-is” appraised value of $67,100,000 as of July 16, 2023.

Environmental Matters. According to the Phase I environmental site assessments dated August 2, 2023, there was no evidence of any recognized environmental conditions at The Prado Property.

Market Overview and Competition. The Prado Property is located in Sandy Springs, Georgia, at the southwestern corner of Roswell Road and Lake Placid Drive, which provides access directly into Interstate 285, Atlanta’s perimeter interstate highway connecting all other major interstates (Interstate 20, Interstate 75 and Interstate 85). The Prado Property is also located near the Atlanta downtown central business district and within the Atlanta-Sandy Springs-Marietta core based statistical area (“Atlanta CBSA”). The Atlanta CBSA, which as of 2022 contains an average household income of approximately $104,807, approximately 8.1% above the United States average household income of approximately $96,357, is the ninth largest CBSA in the United States, featuring the fourth largest concentration of Fortune 500 companies (behind New York, Houston and Dallas) and the presence of 75% of Fortune 100 companies. According to the appraisal, over 34.7% of households in the Atlanta CBSA have annual incomes of $100,000 or more. According to the appraisal, the Atlanta CBSA is one of the fastest growing metropolitan areas in the United States with an unemployment rate below 3% as of year-end 2022. Furthermore, population growth in the Atlanta CBSA has outpaced the United States average, growing at a rate of 1.3% annually from 2012 through 2022. The largest employers in the Atlanta CBSA include Delta Air Lines Inc. (34,500 employees), Emory University & Emory Healthcare (32,091 employees), The Home Depot Inc. (16,510 employees), Northside Hospital (16,000+ employees) and Piedmont Healthcare (15,900 employees).

The Prado Property is also located within the Sandy Springs/North Fulton retail submarket (the “Sandy Springs Retail Submarket”), the largest submarket within the overall Atlanta retail market, encompassing 15.7% of the area’s total inventory. As of first quarter

A-3-59

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

2023, the Sandy Springs Retail Submarket had a vacancy rate of 10.3%, average asking rents per square foot of $21.83 and a total inventory of approximately 13.1 million square feet. According to the appraisal, rents per square foot in the Sandy Springs Retail Submarket are expected to reach $25.77 in 2027, representing an approximately 4.2% compound annual growth rate from the first quarter of 2023. In 2022, the Sandy Springs Retail Submarket had a total absorption of negative 64,000 square feet; however, according to the appraisal, absorption is expected to turn positive in 2023 and reach 88,000 square feet in 2027. Since 2018, there has been no new construction in the Sandy Springs Retail Submarket, though an additional 187,000 square feet is expected to be completed over the next five years, representing 1.4% of current inventory.

The following table presents comparable retail centers with respect to The Prado Property:

Comparable Anchor Retail Lease Summary(1)

Property Name/Address	Year Built	Total NRA (SF)	Lease Sign Date	Base Rent PSF	Lease Term (years)	Tenant Name
The Prado	1973	155,866	Various	$9.19(2)(3)	24(4)	Life Time Fitness / Life Time Work
3585 North Commerce Drive	2003	115,396	21-Feb	$11.36	10	BJ’s Wholesale Club
1800 Dogwood Drive Southeast	2002	115,396	21-Feb	$9.36	11	BJ’s Wholesale Club
614 West Crossville Road	2001	87,442	22-Feb	$8.00	10	Kohl’s
5530 Windward Parkway	2005	45,000	20-Nov	$18.67	15	LA Fitness
5450 Peachtree Parkway	1985	35,928	22-Feb	$15.00	15	Goodwill
3964 Peachtree Road Northeast	1993	28,000	22-Sep	$17.00	10	Planet Fitness
5805 State Bridge Road	1994	26,180	21-Oct	$12.26	10	Local Vine
4600 Roswell Road Northeast	2015	25,826	23-Jul	$25.00	NAV	Former Sprouts
(1)	Information obtained from the appraisal unless otherwise stated.
(2)	Based on the underwritten rent roll dated November 1, 2023, inclusive of contractual rent steps through November 2024.
(3)	Base Rent PSF is based solely on Life Time Fitness and Life Time Work underwritten rent of $7.08 and $18.50, respectively. Life Time Fitness underwritten rent is based on its sublease rent, see “The Property” for additional information.
(4)	Lease Term (years) is reflective of the weighted average occupancy term for Life Time Fitness and Life Time Work. The weighted average occupancy term for all tenants at The Prado Property is 19 years.

The following table presents certain information relating to the appraiser’s market rent conclusions for The Prado Property:

Market Rent Summary(1)

Tenant Category	Market Rent (PSF)	Lease Term (Years)	Lease Type	Rent Increase Projection
Fitness	$10.00	15	Taxes	10% every 5 years
Anchor	$17.50	10	NNN	10% in year 6
Major	$15.00	10	NNN	10% in year 6
Freestanding/End Cap	$60.00	10	NNN	10% in year 6
Restaurant >2,500 SF	$32.50	10	NNN	3% per annum
Restaurant <2,500 SF	$42.50	10	NNN	3% per annum
Inline	$35.00	5	NNN	3% per annum
Rear Shops	$22.50	5	NNN	3% per annum
2nd-Story	$25.00	5	NNN	3% per annum
Office	$22.50	5	Gross	3% per annum
Bank Branch	$70.00	15	Modified	10% every 5 years
(1)	Information obtained from the appraisal unless otherwise stated.

Escrows. At origination, the borrower deposited (i) $632,768 into a free rent reserve to cover free rent, gap rent or rent abatements for Edge Design who is currently building out its space and (ii) $1,116,199 into an outstanding TI reserve to cover outstanding tenant improvement and allowance obligations, landlord’s work and/or leasing commissions for Collective, Delava and Edge Design.

Tax Escrows – During the continuance of an event of default or a Reserve Trigger Event (as defined below), the borrower is required to deposit 1/12th of the annual estimated tax payments payable during the next ensuing 12 months on a monthly basis into a tax reserve.

A-3-60

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

Insurance Escrows – During the continuance of an event of default or a Reserve Trigger Event, the borrower is required to deposit 1/12th of the annual estimated insurance payments on a monthly basis, except if The Prado Property is insured under a blanket policy meeting the requirements set forth in The Prado Mortgage Loan documents (in which case, no insurance deposit will be required, notwithstanding the occurrence of a Reserve Trigger Event).

Replacement Reserves – On a monthly basis, during the continuance of an event of default or a Reserve Trigger Event the borrower is required to deposit $2,855.38 into a replacement reserve.

TI/LC Reserve – On a monthly basis, the borrower is required to deposit $25,218.42 into a TI/LC reserve, along with any lease termination fees or other payments received by the borrower in connection with the termination of any lease at The Prado Property to the extent the foregoing exceeds $50,000 (provided, however, during a Trigger Period (as defined below), all lease termination fees or other payments received by the borrower are required to be paid to the lender).

Additional Rent Reserve - On a monthly basis, the borrower is required to deposit $41,666.67 (approximately $500,000 annually) into an additional rent reserve, in conjunction with the surplus rent paid by Home Depot, in excess of the Life Time Fitness sublease rent to be held by the lender as additional security for The Prado Mortgage Loan. If at any time the TI/LC reserve is insufficient to pay for leasing items at The Prado Property, the additional rent reserve will be disbursed to the borrower to pay for leasing items in accordance with The Prado Mortgage Loan documents.

A “Reserve Trigger Event” means the debt service coverage ratio (assuming a 30-year amortization schedule) for The Prado Mortgage Loan based on the underwritten net cash flow being less than 1.25x.

Lockbox and Cash Management. The Prado Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for The Prado Mortgage Loan, or (ii) if no Trigger Period is continuing, disbursed to the borrower.

A “Trigger Period” means the occurrence of (a) an event of default under The Prado Mortgage Loan documents; (b) any bankruptcy action or insolvency of the borrower or, unless the property manager is replaced with a “Qualfied Manager” (as defined in The Prado Mortgage Loan documents) within 30 days of such action, the property manager; (c) the debt service coverage ratio (assuming a 30-year amortization schedule) for The Prado Mortgage Loan based on the underwritten net cash flow being less than 1.20x or (d) a Tenant Trigger Event (as defined below).

A Trigger Period may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lenders of a cure of such event of default in accordance with The Prado Mortgage Loan documents; (ii) with respect to clause (b) above solely with respect to the property manager, if the borrower replaces the property manager with a “Qualified Manager” (as defined in The Prado Mortgage Loan documents) under a replacement management agreement; (iii) with respect to clause (c) above, the achievement of a debt service coverage ratio for The Prado Mortgage Loan of 1.25x or greater for two consecutive quarters; or (iv) with respect to clause (d) above, if a Tenant Trigger Event is caused due to (1) any bankruptcy action of a Trigger Tenant (as defined below) (or lease guarantor or corporate parent, as applicable), the Trigger Tenant has assumed its lease (without alteration of any material terms of its lease that have not otherwise been approved by the lender) and the assumption has been approved by the appropriate bankruptcy court having jurisdiction over such matter, is occupying its Trigger Tenant Space (as defined below) and has resumed its normal business operations and is paying full contractual rent in accordance with The Prado Mortgage Loan documents; (2) a Trigger Tenant “going dark”, failing to occupy all of its Trigger Tenant Space or vacates or gives notice to vacate, the Trigger Tenant is occupying their Trigger Tenant Space and has resumed its normal business operations and is paying full contractual rent in accordance with The Prado Mortgage Loan documents without offset, free rent, abatement, tenant improvement allowance or leasing commission (unless escrowed with the lender (which tenant improvement escrow amount will be reduced by available and unallocated amounts then on deposit in a TI/LC reserve)) and (3) a Trigger Tenant Space being identified on a store closure list or otherwise announced for closure, the Trigger Tenant ceases to be identified on a store closure list or the applicable closure announcement is reversed and such Trigger Tenant is occupying its Trigger Tenant Space and has resumed its normal business operation; provided, however, that the Replacement Tenant Conditions (as defined below) have been satisfied; further provided, however, that any such Trigger Period cure is subject to the following conditions: (A) no event of default has occurred and is continuing under The Prado Mortgage Loan documents, (B) a Trigger Period cure may occur no more than a total of two times in the aggregate during the term of The Prado Mortgage Loan (unless such Trigger Period is caused by clause (c) or (d) above, in which case the borrower will be allowed unlimited Trigger Period cures); and (C) the borrower has paid all of the lender’s reasonable expenses incurred in connection with such Trigger Period cure, including reasonable attorney’s fees and expenses.

“Tenant Trigger Event” means, (a) any bankruptcy action of a Trigger Tenant (or any lease guarantor of any Trigger Tenant); (b) a Trigger Tenant either (i) “goes dark” or otherwise fails to occupy all of its Trigger Tenant Space (as defined below) except for a period not to exceed 90 days resulting from casualty, condemnation, or remodeling, or (ii) vacates (or gives notice of its intention to vacate or not renew) a majority of its Trigger Tenant Space, except for a period not to exceed 90 days resulting from casualty, condemnation, or remodeling or (c) a Trigger Tenant Space is identified on a store closure list or otherwise announced for closure.

A-3-61

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

“Trigger Tenant” means Life Time Fitness, Life Time Work or any replacement tenant occupying at least 20,000 square feet within the Trigger Tenant Space.

“Trigger Tenant Space” means the premises currently leased by Life Time Fitness or Life Time Work.

“Replacement Tenant Conditions” means (a) at least 80% of the Trigger Tenant Space is occupied with one or more replacement tenants, reasonably acceptable to the lender, pursuant to a replacement lease, approved by the lender (as applicable), each being open for business in the Trigger Tenant Space and paying full contractual rent (without offset, free rent, abatement, or tenant improvement allowance unless escrowed with lender which tenant improvement escrow amount will be reduced by amounts then on deposit in the rollover reserve account), and (b) delivery of an estoppel executed by each replacement tenant confirming the foregoing clause (a) and otherwise in a form reasonably acceptable to lender.

Property Management. The Prado Property is managed by Centrecorp Management Services LLLP, an affiliate of NADG, one of the borrower sponsors.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-62

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%

A-3-63

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%

A-3-64

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%

Market Center at Aliana
10241 West Grand Parkway South
Richmond, TX 77406
HOUSTON
George Bush Park
Westheimer Rd
West Oaks Mall
Westheimer Pkwy
HARRIS COUNTY
Clodine
Westpark Tollway
Howellville
Downtown Houston 16 miles
Mission Bend
Alief
Beechnut St
Grand Pkwy
Providence Plaza
Four Corners
Eldridge Pkwy
Synott Rd
W. Bellfort Blvd
Richmond
Sugar Grove
W. Bellfort Ave
W. Airport Blvd
The Grand at Harvest Green
FORT BEND COUNTY
Harlem Rd
Safari Texas Ranch
Old Richmond Rd
Kempner Stadium
Sugar Land Business Park
Dairy Ashford St
Shadow Hawk Golf Club
Cullinan Park
Pecan Grove Plantation Country Club
Schlumberger Technology Center
GlobalSelect at Sugar Land Regional Airport
Constellation Field
Sugar Point Mall
Plaza 359 At Pecan Grove
Pecan Grove
Lake Pointe
Sugar Land
St. Luke's Health Sugar Land Hospital
First Colony Commons
George Park
Kindred Hospital Sugar Land
Town Center Square
Sugar Land Town Square
First Colony Marketplace
New Territory Blvd
New Territory
Houston Methodist Sugar Land Hospital
Cumings
Southwest Frwy
Texas Instruments Inc.
Sweetwater Blvd
Univ. of Houston Sugar Land
Sweetwater Country Club
Commonwealth Blvd
University Blvd
Rosenberg
Greatwood Plaza
Greatwood
Brazos River
Brazos Town Center I
Brazos Town Center II
Conroe
The Woodlands
Spring
Atascocita
Katy
Channelview
Baytown
Pasadena
Pearland
Missouri City
Friendswood
League City
Texas City
Rosenberg

A-3-65

No. 7 – Market Center at Aliana

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Retail – Anchored
				Location:	Richmond, TX
	Original Principal Balance:	$37,000,000		Size:	176,933 SF
	Cut-off Date Balance:	$37,000,000		Cut-off Date Balance Per SF:	$209.12
	% of Initial Pool Balance:	5.0%		Maturity Date Balance Per SF:	$209.12
	Loan Purpose:	Refinance		Year Built/Renovated:	2017-2019/NAP
	Borrower Sponsor:	Stanley Jay Williams, Jr.		Title Vesting:	Fee
	Guarantor:	Stanley Jay Williams, Jr.		Property Manager:	Property Commerce
					Management Company
	Mortgage Rate:	7.0300%			(borrower-related)
	Note Date:	September 7, 2023		Current Occupancy (As of):	94.4% (7/13/2023)
	Seasoning:	2 months		YE 2022 Occupancy	89.6%
	Maturity Date:	October 1, 2028		YE 2021 Occupancy:	88.8%
	IO Period:	60 months		YE 2020 Occupancy:	87.2%
	Loan Term (Original):	60 months		YE 2019 Occupancy:	83.6%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$61,200,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$345.89
	Call Protection:	L(26),D(27),O(7)		As-Is Appraisal Valuation Date:	June 30, 2023
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type	NAP		TTM NOI (5/31/2023):	$3,237,901
	(Balance):			YE 2022 NOI:	$3,202,973
				YE 2021 NOI:	$3,424,842
Escrows and Reserves(1)				YE 2020 NOI:	NAP
	Initial	Monthly	Cap	U/W Revenues:	$5,625,070
Taxes:	$502,330	$50,233	NAP	U/W Expenses:	$1,832,376
Insurance:	$0	Springing	NAP	U/W NOI:	$3,792,694
Deferred Maintenance:	$3,750	$0	NAP	U/W NCF:	$3,516,641
Replacement Reserve:	$0	$2,212	NAP	U/W DSCR based on NOI/NCF:	1.44x / 1.33x
TI/LC Reserve:	$0	$22,117	$500,000	U/W Debt Yield based on NOI/NCF:	10.3% / 9.5%
Unfunded Obligations:	$312,162	$0	NAP	U/W Debt Yield at Maturity based on
Gap Rent Reserve:	$102,544	$0	NAP	NOI/NCF:	10.3% / 9.5%
Free Rent Reserve:	$23,125	$0	NAP	Cut-off Date LTV Ratio:	60.5%
				LTV Ratio at Maturity:	60.5%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$37,000,000	100.0%	Loan payoff	$24,706,518	66.8%
			Return of Equity	9,577,802	25.9
			Reserves	943,911	2.6
			Closing Costs	1,771,769	4.8
Total Sources	$37,000,000	100.0%	Total Uses	$37,000,000	100.0%
(1)	See “Escrows” below for further discussion of reserve requirements.

The Mortgage Loan. The seventh largest mortgage loan (the “Market Center at Aliana Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $37,000,000 and secured by a first priority fee mortgage encumbering an anchored retail property totaling 176,933 square feet and located in Richmond, Texas (the “Market Center at Aliana Property”).

The Borrower and Borrower Sponsor. The borrower for the Market Center at Aliana Mortgage Loan is Market Center at Aliana Owner, LLC, a single-purpose Delaware limited liability company, with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Market Center at Aliana Mortgage Loan. The borrower is wholly owned by Market Center at Aliana, LP, which is 71.67% owned by Barnes Asset Management, LLC, which is owned and controlled by Doug Barnes, Jr. The remaining 28.33% is owned by members of the Barnes family and affiliated investors.

The borrower sponsor and non-recourse carve-out guarantor for the Market Center at Aliana Mortgage Loan is Stanley Jay Williams, Jr. Stanley Jay Williams Jr. has been the owner and President of Property Commerce since 1989. Mr. Williams owns 25.7% of the 0% general partner of the direct owner of the borrower, and family members of Mr. Williams own an additional 52.0% interest in such 0% general partner. Property Commerce is a Houston-based developer and operator of real estate. Since 1976, Property Commerce has

A-3-66

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%

developed 41 Target and 50 Home Depot stores and has a current portfolio of more than 140 shopping centers. The borrower sponsor has experienced prior defaults and foreclosures. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The Market Center at Aliana Property is a 176,933 square foot anchored retail center located in Richmond, Texas, approximately 22 miles southwest of Houston, Texas. Originally built between 2017 and 2019, the Market Center at Aliana Property is comprised of thirteen single-story buildings, situated on a 28.3-acre site and contains 1,215 surface parking spaces (6.9 spaces per 1,000 square feet). The borrower sponsor acquired the Market Center at Aliana Property land for $7.4 million in 2016, and developed the Market Center at Aliana Property between 2017 and 2019 at a cost of $32.8 million. The Market Center at Aliana Property is anchored by Hobby Lobby, PetSmart, Marshall’s, and Old Navy and shadow anchored by a corporate owned Target and corporate owned HEB grocery store (neither of which has operating covenants). As of July 13, 2023, the Market Center at Aliana Property was 94.4% occupied by 33 tenants.

Major Tenants.

Hobby Lobby Stores, Inc. (55,085 square feet, 31.1% of net rentable area, 13.9% of underwritten rent). Hobby Lobby Stores, Inc. (“Hobby Lobby”) is an American company founded in 1972 that operates a chain of arts and crafts stores throughout the United States. The company provides products under various categories that include home decors and frames, crafts and hobbies, scrapbook and paper crafts, fabric and sewing products, yarn and needle art products, beads and jewelry, baking and party supplies, floral and wedding supplies, wearable arts, seasonal and novelty products, and gift cards. Hobby Lobby has more than 900 locations nationwide and 43,000 employees operating in 48 states. Hobby Lobby has anchored the Market Center at Aliana Property since 2018, has a lease expiration date of February 28, 2033, and has four, 5-year extension options remaining.

PetSmart (18,227 square feet, 10.3% of net rentable area, 8.2% of underwritten rent). PetSmart, Inc. (“PetSmart”) owns and operates retail pet product stores. PetSmart provides pet products and in-store services including pet adoption, boarding, grooming and training. PetSmart also provides boarding for dogs and cats, which include 24-hour supervision by trained caregivers to provide personalized pet care, an on-call veterinarian and temperature-controlled rooms and suites, daily specialty treats and play time and day camp for dogs. PetSmart was founded in 1986 by Jim Dougherty and Janice Dougherty, and is headquartered in Phoenix, Arizona. PetSmart has anchored the Market Center at Aliana Property since 2017, has a lease expiration date of November 30, 2027, and has four, 5-year extension options remaining.

Marshall’s (21,084 square feet, 11.9% of net rentable area, 6.0% of underwritten rent). Marshall’s is an American department store chain, and one of the main subsidiaries of the TJX Companies Inc., an off-price apparel and home fashions retailer in the United States and worldwide. At the end of fiscal year 2023, the TJX Companies, Inc. reported nearly 4,800 stores across nine countries and three continents, and seven branded e-commerce sites, with approximately 329,000 associates. Along with Marshall’s, The TJX Companies Inc. operates as TJ Maxx, HomeGoods, Sierra, and HomeSense. Marshall’s has anchored the Market Center at Aliana Property since 2017, has a lease expiration date of November 30, 2027, and has four, 5-year extension options remaining.

Old Navy (12,420 square feet, 7.0% of net rentable area, 5.2% of underwritten rent). Old Navy is a family clothing store offering items under its own brand name at discounted prices. Founded in 1994, Old Navy has grown to more than 1,200 stores throughout the United States and Canada. Old Navy is owned by The Gap Inc. (NYSE: GPS). The Gap Inc. operates under four primary brands: Gap, Banana Republic, Old Navy and Athleta. Founded in 1969, The Gap Inc. is headquartered in San Francisco, California, and has business operations across the United States, Asia, the Middle East, Europe, and Africa. The Gap Inc. has approximately 95,000 employees and operates approximately 3,000 company-operated stores, over 500 franchise stores and 35 e-commerce sites. Old Navy has anchored the Market Center at Aliana Property since 2019, has a lease expiration date of June 30, 2029, and has two, 5-year extension options remaining. Old Navy has the right to terminate its lease during the first three calendar months of 2026, if its gross sales during the calendar year 2025 do not equal or exceed $4,500,000, upon six months’ notice. Gross sales for the trailing twelve months ended July 2023 were $3,100,000.

A-3-67

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%

The following table presents a summary regarding the major tenants at the Market Center at Aliana Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Hobby Lobby	NR/NR/NR	55,085	31.1%	$9.98	$550,000	13.9%	2/28/2033	4, 5-Year	N
PetSmart	B1/NR/BB	18,227	10.3%	$17.82	$324,805	8.2%	11/30/2027	4, 5-Year	N
Marshall’s	A2/NR/A	21,084	11.9%	$11.25	$237,195	6.0%	11/30/2027	4, 5-Year	N
Old Navy	Ba3/NR/BB	12,420	7.0%	$16.50	$204,930	5.2%	6/30/2029	2, 5-Year	Y(3)
Nails of America	NR/NR/NR	4,217	2.4%	$41.09	$173,277	4.4%	4/30/2028	2, 5-Year	N
Total Major Tenants		111,033	62.8%	$13.42	$1,490,207	37.5%

Non-Major Tenants		55,914	31.6%	$44.33	$2,478,494	62.5%
Occupied Collateral Total		166,947	94.4%	$23.77	$3,968,701	100.0%

Vacant Space		9,986	5.6%

Collateral Total		176,933	100.0%

(1)	Information is based on the underwritten rent roll as of July 13, 2023.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Old Navy has the right to terminate its lease during the first three calendar months of 2026 if its gross sales during the calendar year 2025 do not equal or exceed $4,500,000, upon six months’ notice. Gross sales for the trailing twelve months ended July 2023 were $3,100,000.

The following table presents certain information relating to the lease rollover schedule at the Market Center at Aliana Property:

Lease Expiration Schedule(1)(2)

Year Ending March 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Annual U/W Gross Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	5	8,300	4.7%	8,300	4.7%	$290,025	7.3%	$34.94
2025	3	5,571	3.1%	13,871	7.8%	$204,040	5.1%	$36.63
2026	0	0	0.0%	13,871	7.8%	$0	0.0%	$0.00
2027	2	39,311	22.2%	53,182	30.1%	$562,000	14.2%	$14.30
2028	8	26,342	14.9%	79,524	44.9%	$857,713	21.6%	$32.56
2029	4	16,093	9.1%	95,617	54.0%	$511,412	12.9%	$31.78
2030	1	3200	1.8%	98,817	55.8%	$107,520	2.7%	$33.60
2031	2	2800	1.6%	101,617	57.4%	$103,835	2.6%	$37.08
2032	1	1500	0.8%	103,117	58.3%	$52,500	1.3%	$35.00
2033	3	58,633	33.1%	161,750	91.4%	$821,545	20.7%	$14.01
Thereafter	4	5197	2.9%	166,947	94.4%	$458,111	11.5%	$88.15
Vacant	0	9,986	5.6%	176,933	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(3)	33	176,933	100.0%			$3,968,701	100.0%	$23.77
(1)	Information obtained from the underwritten rent roll as of July 13, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.
(3)	Total/Wtd. Avg. Annual U/W Gross Rent PSF excludes vacant space.

A-3-68

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%

The following table presents historical occupancy percentages at the Market Center at Aliana Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	7/13/2023(2)
83.6%	87.2%	88.8%	89.6%	94.4%
(1)	Provided by the borrower sponsor.
(2)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Market Center at Aliana Property:

Cash Flow Analysis

	2021	2022	TTM 5/31/2023(1)	U/W(1)	%(2)	U/W $ per SF
Gross Potential Rent(3)	$4,130,364	$4,098,991	$4,094,475	$4,191,435	70.6%	$23.69
Reimbursements	921,581	1,071,638	1,160,125	1,743,895	29.4	9.86
Net Rental Income	$5,051,945	$5,170,629	$5,254,600	$5,935,330	100.0%	$33.55
Other Income	0	(409)	0	0	0.0	0.00
Vacancy & Concessions(4)	(444,830)	(554,822)	(499,939)	(310,260)	(7.4)	(1.75)
Effective Gross Income	$4,607,116	$4,615,397	$4,754,662	$5,625,070	94.8%	$31.79

Real Estate Taxes	595,942	738,008	789,937	1,072,898	19.1	6.06
Insurance	109,732	130,935	138,357	149,626	2.7	0.85
Management Fee	144,459	146,346	147,367	168,752	3.0	0.95
Other Operating Expenses	332,141	397,134	441,100	441,100	7.8	2.49
Total Operating Expenses	$1,182,274	$1,412,424	$1,516,760	$1,832,376	32.6%	$10.36

Net Operating Income	$3,424,842	$3,202,973	$3,237,901	$3,792,694	67.4%	$21.44
Replacement Reserves	0	0	0	26,540	0.5	0.15
TI/LC	0	0	0	249,513	4.4	1.41
Net Cash Flow	$3,424,842	$3,202,973	$3,237,901	$3,516,641	62.5%	$19.88

NOI DSCR	1.30x	1.21x	1.23x	1.44x
NCF DSCR	1.30x	1.21x	1.23x	1.33x
NOI Debt Yield	9.3%	8.7%	8.8%	10.3%
NCF Debt Yield	9.3%	8.7%	8.8%	9.5%
(1)	Increases in Reimbursements and Net Operating Income from TTM 5/31/2023 to U/W are primarily due to newly executed leases for Pho Saigon and Nothing Bundt Cake.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Concessions and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Gross Potential Rent includes rent steps through September 2024 totaling $231,994.
(4)	Vacancy & Concessions for historical cashflows represent vacant rent (with the exception of $22,284 of concessions in 2021), as the Market Center at Aliana Property was built between 2017-2019, and was in the process of being leased up to its underwritten occupancy of 94.4%.

Appraisal. According to the appraisal, the Market Center at Aliana Property had an “As Is” appraised value of $61,200,000 as of June 30, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated July 11, 2023, there was no evidence of any recognized environmental conditions at the Market Center at Aliana Property.

Market Overview and Competition. The Market Center at Aliana Property is located in Richmond, Texas, in the Far Southwest retail submarket within the Houston retail market, approximately 22 miles southwest from Houston, Texas, and approximately six miles northwest of Sugar Land, Texas. The Market Center at Aliana Property is well situated along Grand Parkway 99 and West Bellfort Avenue, which combine for a traffic count of more than 63,000 vehicles per day. The Market Center at Aliana Property sits at the center of a local retail corridor, with adjacent retailers including Burlington, Michael’s, Ross Dress for Less and Academy Sports & Outdoors.

According to the appraisal, as of the second quarter of 2023, the Far Southwest retail submarket had approximately 13.2 million square feet of retail space inventory, overall vacancy in the submarket was approximately 4.9% and asking rent was $21.83 PSF. According to the appraisal, as of the second quarter of 2023, the Houston retail market had approximately 430.1 million square feet of retail space inventory, overall vacancy in the market was 4.9% and asking rent was $19.90 PSF. According to the appraisal, the 2022 population within a one-, three-, and five-mile radius of the Market Center at Aliana Property was 8,588, 105,534 and 235,993,

A-3-69

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%

respectively. The 2022 average household income within a one-, three- and five-mile radius of the Market Center at Aliana Property was $141,712, $145,686 and $136,538, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Market Center at Aliana Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs)	Tenant Allowance PSF (New/Renewal)	Leasing Commissions (New/Renewal)	Rent Increase Projection	Reimbursements
Jr. Anchor	$13.00	10	$15.00 / $5.00	6.0% / 4.0%	Varies	NNN
In-line	$36.00	5	$25.00 / $10.00	6.0% / 4.0%	3.0% annually	NNN
In-line Premium	$43.00	5	$45.00 / $20.00	6.0% / 4.0%	3.0% annually	NNN
Large In-line	$22.00	10	$15.00 / $5.00	6.0% / 4.0%	Varies	NNN
(1)	Information obtained from the appraisal.

The table below presents junior anchor leasing data at comparable retail properties with respect to the Market Center at Aliana Property:

Comparable Leases(1)

Property Name	Year Built / Renovated	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Market Center at Aliana(2) Richmond, TX	2017-2019 / NAP	176,933	PetSmart Marshall’s	18,227 21,084	Nov. 2017 Nov. 2017	10.1 10.1	$17.82 $11.25	NNN NNN
Deerbrook Crossing Humble, TX	1980 / 1983	177,443	Cosmic Air	20,880	Sep. 2022	10	$10.00	NNN
Sienna Crossing Missouri City, TX	2018 / NAP	59,322	Ace Hardware	12,500	Nov. 2023	10	$12.00	NNN
Northwest Crossing Houston, TX	1993 / 2010	161,292	Burlington Coat Factory	31,000	Jun. 2022	11	$11.50	NNN
Montgomery Plaza Conroe, TX	1981 / NAP	315,340	Octopharma Plasma	10,017	Jan. 2022	10	$15.00	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built / Renovated is obtained from the underwritten rent roll as of July 13, 2023.

The table below presents large in-line leasing data at comparable retail properties with respect to the Market Center at Aliana Property:

Comparable Leases(1)

Property Name	Year Built	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (months)	Annual Base Rent PSF	Lease Type
Market Center at Aliana(2) Richmond, TX	2017-2019	176,933	Rack Room Shoes Carter’s Retail, Inc.	6,000 4,959	Mar. 2018 Oct. 2018	10.8 10	$24.20 $24.20	NNN NNN
10-Federal Shopping Center Houston, TX	1976	130,963	Undisclosed	7,560	Mar. 2023	7	$15.50	NNN
Aldine Town Center Houston, TX	2021	24,600	LunaMed Holdings, LLC	15,000	Oct. 2022	10	$18.00	NNN
The Shops at Reflection Bay Pearland, TX	2022	15,550	Retail Tenant	7,000	Sep. 2022	5	$28.00	NNN
The Plazas at Barker Cypress Houston, TX	2005	25,200	Action Behavior Centers	7,350	Jul. 2022	3	$21.00	NNN
Children of America League City, TX	2015	25,481	Children of America Educational Childcare	10,000	Jan. 2022	15	$22.00	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built is obtained from the underwritten rent roll as of July 13, 2023.

A-3-70

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%

The table below presents in-line leasing data at comparable retail properties with respect to the Market Center at Aliana Property:

Comparable Leases(1)

Property Name	Year Built	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Market Center at Aliana(2) Richmond, TX	2017-2019	176,933	Nails of America PDS Texas Dental Services	4,217 4,500	Apr. 2018 Feb. 2018	10 10	$41.09 $37.40	NNN NNN
Shops at Harvest Green Richmond, TX	2018	14,333	Mochinut	2,000	Apr. 2023	10	$27.00	NNN
Grand Mission Retail II Richmond, TX	2023	14,895	Action Behavior Centers	8,000	Sep. 2023	10.3	$32.00	NNN
Long Meadows Retail Center Richmond, TX	2019	10,000	Gracie Barra Jiu Jitsu	6,200	Jan. 2023	5	$26.00	NNN
Commons at Harvest Green Richmond, TX	2022	16,077	Retail Tenant	3,250	Sep. 2022	5	$32.00	NNN
The Grand at Aliana Richmond, TX	2020	227,895	Hand & Stone Foot Massage	2,800	Feb. 2023	10	$34.00	NNN
19320 West Belfort Boulevard Richmond, TX	2022	13,563	Cinnaholic	1,156	Jan. 2023	10	$35.50	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built is obtained from the underwritten rent roll as of July 13, 2023.

The table below presents premium in-line leasing data at comparable retail properties with respect to the Market Center at Aliana Property:

Comparable Leases(1)

Property Name	Year Built	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Market Center at Aliana(2) Richmond, TX	2017-2019	176,933	Starbucks Corp Verizon Global Real Estate	2,100 2,621	Dec. 2018 Jan. 2019	10.2 6	$55.00 $40.00	NNN NNN
Cinco Ranch at Market Center Katy, TX	2023	7,000	Cup Bopi	1,945	Jun. 2023	10	$45.00	NNN
The Crossing at Telfair Reserve I Sugar Land, TX	2019	14,475	Eggholic	2,000	Apr. 2023	10	$35.00	NNN
Peek Plaza Katy, TX	2023	20,188	Retail Tenant	5,068	Mar. 2023	3	$35.00	NNN
Cypress Marketplace Cypress, TX	2023	29,356	Spartan Nails	5,380	May 2023	10	$40.00	NNN
Sienna Crossing Missouri City, TX	2018	59,322	Chicken Salad Chick	3,000	Nov. 2023	10	$40.00	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built is obtained from the underwritten rent roll as of July 13, 2023.

Escrows.

Required Repairs – The Market Center at Aliana Mortgage Loan documents provide for an upfront reserve of $3,750 for required repairs.

Real Estate Taxes - The Market Center at Aliana Mortgage Loan documents provide for an upfront reserve of $ $502,330 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $50,233). However, the borrower is not required to make monthly deposits for real estate taxes which are solely the obligation of, and are paid directly to the taxing authority by, the tenants doing business as Taco Cabana, Raising Cane, Hobby Lobby, Regions Bank and Chili's (each, a "Direct Payment Tenant"), so long as, in relation to an individual Direct Payment Tenant, (w) no event of default is continuing, (x) the borrower provides proof of payment by the applicable Direct Payment Tenant (or borrower) directly to the taxing authority on or before the delinquency date of such taxes, (y) the applicable Direct Payment Tenant’s lease is in full force and effect and not subject to any default by either party beyond any applicable grace or notice and cure period and (z) no material adverse change, in the lender's reasonable determination, has occurred such that the ability of the Direct Payment Tenant to timely pay such taxes has been materially jeopardized.

Insurance - The Market Center at Aliana Mortgage Loan documents do not require ongoing monthly reserves for insurance as long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage for the Market Center at Aliana

A-3-71

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%

Property is included in a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewals of the insurance policies and paid receipts for insurance premiums no later than 10 days prior to the expiration dates of the policies.

Replacement Reserve - The Market Center at Aliana Mortgage Loan documents provide for ongoing monthly reserves for capital expenditures in the amount of $2,212.

TI/LC Reserve - The Market Center at Aliana Mortgage Loan documents provide for a tenant improvements and leasing commissions reserve, into which, during any period that the amount in such reserve is less than $500,000, ongoing monthly reserves in the amount of $22,117 must be deposited, until the amount in such reserve is at least equal to $500,000.

Unfunded Obligations Reserve – The Market Center at Aliana Mortgage Loan documents provide for an upfront reserve of $437,831 for unfunded obligations to tenants, including approximately $125,669 for gap and/or free rent for the tenants Nothing Bundt Cakes and Pho Saigon, and the remainder of such reserve for tenant improvements and leasing commissions for such two tenants.

Lockbox and Cash Management. The Market Center at Aliana Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower and property manager were required to direct tenants to deposit all rents with respect to the Market Center at Aliana Property into a lockbox account controlled by the lender. If notwithstanding the foregoing direction, the borrower or property manager receives any rents from the Market Center at Aliana Property, it is required to deposit such amounts into the lockbox account within one business day of receipt. In the absence of a Cash Sweep Event Period (as defined below), the funds in the lockbox account will be swept into an account controlled by the borrower. Upon the first Cash Sweep Event Period, the borrower is required to establish a lender-controlled cash management account, and if a Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be swept to such cash management account, and applied, provided that no event of default is continuing under the Market Center at Aliana Mortgage Loan, (i) to fund the required tax and insurance reserves deposits, if any, as described above under “Escrows,” (ii) to fund the payment of debt service on the Market Center at Aliana Mortgage Loan, (iii) to pay monthly operating expenses referenced in the lender-approved annual budget, and other operation and maintenance expenses approved by the lender, (iv) to fund the required monthly deposits into the TI/LC and replacement reserves, if any, as described above under “Escrows,” and (v) to disburse the remainder into an excess cash flow sweep account to be held as additional collateral for the Market Center at Aliana Mortgage Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” will commence upon:

a)	the occurrence of an event of default and continue until the cure (if applicable) of such event of default; or
b)	the debt service coverage ratio as of the end of any calendar quarter falling below 1.10x and continue until such time as the debt service coverage ratio has been at least 1.10x for the immediately preceding two calendar quarters; or
c)	the commencement of a Material Tenant Cash Sweep Event Period (as defined below) and continue until such Material Tenant Cash Sweep Event Period is cured.

A "Material Tenant Cash Sweep Event Period" means a period (A) commencing upon the first to occur of (i) Hobby Lobby or any other tenant of any of the space leased by Hobby Lobby as of the loan origination date (“Material Tenant”) failing to be in actual, physical possession of its space and/or "going dark," (ii) a Material Tenant giving notice that it is terminating its lease for all or any portion of its space, (iii) any termination or cancellation of any Material Tenant’s lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Material Tenant’s lease failing to otherwise be in full force and effect or (iv) any bankruptcy or similar insolvency of a Material Tenant; and (B) expiring upon the first to occur of the lender's receipt of evidence reasonably acceptable to it (including, without limitation, a duly executed estoppel certificate from the applicable Material Tenant reasonably acceptable to the lender) of (1) the satisfaction of the Material Tenant Cure Conditions (as defined below) or (2) the borrower leasing the Material Tenant’s space in accordance with the applicable terms and conditions of the Market Center at Aliana Mortgage Loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, its space and paying full rent (or for any free rent period, free rent is reserved with the lender).

"Material Tenant Cure Conditions" means each of the following, as applicable: (i) the applicable Material Tenant is in actual, physical possession of its space, open to the public for business and not "dark" in its space, (ii) the applicable Material Tenant has revoked or rescinded all termination or cancellation notices with respect to its lease and has re-affirmed its lease as being in full force and effect or (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Material Tenant and/or its lease, the applicable Material Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction.

Subordinate and Mezzanine Indebtedness None.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Property Management. The property manager is Property Commerce Management Company an affiliate of the borrower.

A-3-72

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%
Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The Market Center at Aliana Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for perils and acts of terrorism in an amount not less than 100% of the full replacement cost of the Market Center at Aliana Property. The Market Center at Aliana Mortgage Loan documents also require business income/loss of rents insurance covering perils and acts of terrorism for a period of no less than the 18-month period commencing at the time of loss, together with a six-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-73

Property Type: Various	Loan #8	Cut-off Date Balance:	$33,100,000
Street Address: Various	ExchangeRight Net Leased Portfolio #65	Cut-off Date LTV:	45.0%
City/State: Various		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	12.5%

A-3-74

Property Type: Various	Loan #8	Cut-off Date Balance:	$33,100,000
Street Address: Various	ExchangeRight Net Leased Portfolio #65	Cut-off Date LTV:	45.0%
City/State: Various		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	12.5%

WISCONSIN
Lake Michigan
Rockford
Elgin
Schaumburg
CHICAGO
Aurora
Naperville
Bolingbrook
Joliet
ILLINOIS
INDIANA
Hammond
Gary

PITTSBURGH
PENNSYLVANIA
OHIO
BALTIMORE
WASHINGTON, DC
WEST VIRGINIA
MARYLAND
VIRGINIA
Richmond
Lynchburg
Roanoke
NORFOLK
VIRGINIA BEACH
NORTH CAROLINA
WINSTON-SALEM
GREENSBORO
DURHAM
RALEIGH

Lake Michigan
Kalamazoo
MICHIGAN
CHICAGO
South Bend
Elkhart
INDIANA
FORT WAYNE
IL

ExchangeRight Net Leased Portfolio #65		
1	Fed Ex Ground - Mills River, NC	Mills River, NC
2	Tractor Supply - St. Charles, IL	St. Charles, IL
3	Tractor Supply - Searcy, AR	Searcy, AR
4	Tractor Supply - Fordyce, AR	Fordyce, AR
5	Tractor Supply - Clarksville, VA	Clarksville, VA
6	Dollar Tree - Oklahoma City, OK	Oklahoma City, OK
7	Dollar General - Waycross, GA	Waycross, GA
8	Dollar General - Baton Rouge, LA	Baton Rouge, LA
9	Dollar General - Lexington Park, MD	Lexington Park, MD
10	Dollar General - Victoria, TX	Victoria, TX
11	Dollar General - South Bend, IN	South Bend, IN
12	Dollar General - Stockbridge, GA	Stockbridge, GA
13	Family Dollar - Leland, NC	Leland, NC

MISSOURI
OKLAHOMA CITY
ARKANSAS
MEMPHIS
FORT WORTH
DALLAS
TEXAS
LOUISIANA
AUSTIN
SAN ANTONIO
HOUSTON
NEW ORLEANS
Gulf of Mexico
MEXICO

KENTUCKY
VIRGINIA
TENNESSEE
CHARLOTTE
NORTH CAROLINA
ATLANTA
SOUTH CAROLINA
GEORGIA
Atlantic Ocean
JACKSONVILLE
FLORIDA

A-3-75

No. 8 – ExchangeRight Net Leased Portfolio #65

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Portfolio
				Property Type – Subtype:	Various – Various
	Original Principal Balance:	$33,100,000		Location(2):	Various
	Cut-off Date Balance:	$33,100,000		Size(2):	412,363 SF
	% of Initial Pool Balance:	4.4%		Cut-off Date Balance Per SF:	$80.27
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$80.27
	Borrower Sponsors:	David Fisher, Joshua Ungerecht and		Year Built/Renovated(2):	Various / NAP
		Warren Thomas		Title Vesting:	Fee
	Guarantors:	David Fisher, Joshua Ungerecht and		Property Manager:	NLP Management, LLC
		Warren Thomas			(borrower-related)
	Mortgage Rate:	5.8200%		Current Occupancy (As of):	100.0% (12/1/2023)
	Note Date:	October 30, 2023		YE 2022 Occupancy(3):	NAV
	Seasoning:	1 month		YE 2021 Occupancy(3):	NAV
	Maturity Date:	November 1, 2028		YE 2020 Occupancy(3):	NAV
	IO Period:	60 months		YE 2019 Occupancy(3):	NAV
	Loan Term (Original):	60 months		As-Is Appraised Value:	$73,485,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$178.20
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date(4):	Various
	Call Protection:	L(25),D(28),O(7)		Underwriting and Financial Information
	Lockbox Type:	Hard/Springing Cash Management		YE 2022 NOI(3):	NAV
	Additional Debt:	None		YE 2021 NOI(3):	NAV
	Additional Debt Type (Balance):	NAP		YE 2020 NOI(3):	NAV
				YE 2019 NOI(3):	NAV
				U/W Revenues:	$4,264,713
				U/W Expenses:	$127,941
Escrows and Reserves(1)				U/W NOI:	$4,136,772
	Initial	Monthly	Cap	U/W NCF:	$3,917,539
Taxes:	$36,217	$15,227	NAP	U/W DSCR based on NOI/NCF:	2.12x / 2.01x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	12.5% / 11.8%
Replacement Reserve:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.5% / 11.8%
TI/LC Reserve:	$500,000	Springing	NAP	Cut-off Date LTV Ratio:	45.0%
Deferred Maintenance:	$72,835	$0	NAP	LTV Ratio at Maturity:	45.0%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$33,100,000	43.8%	Purchase price	$72,195,945	95.6%
Borrower Equity	42,438,226	56.2	Closing Costs	2,733,229	3.6
			Reserves	609,052	0.8
Total Sources	$75,538,226	100.0%	Total Uses	$75,538,226	100.0%
(1)	See “Escrows” section below.
(2)	See “The Properties” section below.
(3)	Historical occupancy and NOI information is unavailable because the ExchangeRight Properties (as defined below) were acquired by the ExchangeRight Net Leased Portfolio #65 Borrower (as defined below) between April 12, 2023 and October 10, 2023.
(4)	The valuation dates for the individual property appraised values are between September 14, 2023 and October 11, 2023.

The Mortgage Loan. The eighth largest mortgage loan (the “ExchangeRight Net Leased Portfolio #65 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $33,100,000 and secured by the fee interests in 13 net leased industrial and retail properties located in ten states (the “ExchangeRight Properties”).

The Borrower and the Borrower Sponsors. The borrower for the ExchangeRight Net Leased Portfolio #65 Mortgage Loan is ExchangeRight Net-Leased Portfolio 65 DST (the “ExchangeRight Net Leased Portfolio #65 Borrower”), a Delaware statutory trust with at least one independent trustee. Legal counsel to the ExchangeRight Net Leased Portfolio #65 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #65 Mortgage Loan. The borrower sponsors are David Fisher, Joshua Ungerecht and Warren Thomas, all of whom are 33 1/3% owners and managing members of ExchangeRight Real Estate, LLC.

ExchangeRight Real Estate, LLC has more than 23 million square feet of commercial properties under management and owns more than 1,200 investment-grade retail and multifamily properties located across 47 states. David Fisher, Joshua Ungerecht and Warren Thomas (collectively, the “Individual Guarantors”) are also the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #65 Mortgage Loan.

A-3-76

Property Type: Various	Loan #8	Cut-off Date Balance:	$33,100,000
Street Address: Various	ExchangeRight Net Leased Portfolio #65	Cut-off Date LTV:	45.0%
City/State: Various		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	12.5%

The ExchangeRight Net Leased Portfolio #65 Borrower has master leased the ExchangeRight Properties to ExchangeRight NLP 65 Master Lessee, LLC, a master tenant (the “ExchangeRight Net Leased Portfolio #65 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #65 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #65 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #65 Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight Net Leased Portfolio #65 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #65 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #65 Mortgage Loan, the lender has the right to cause the ExchangeRight Net Leased Portfolio #65 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #65 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #65 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight Net Leased Portfolio #65 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #65 Mortgage Loan, (ii) the lender’s good faith determination that the ExchangeRight Net Leased Portfolio #65 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #65 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #65 Mortgage Loan is not delivered to the lender.

The Properties. The ExchangeRight Properties are comprised of 12 single-tenant retail properties and one single-tenant industrial property totaling 412,363 square feet and located across ten states. The ExchangeRight Properties are located in the following states: North Carolina (two properties, 62.9% of net rentable area), Arkansas (two properties, 10.4% of net rentable area), Virginia (one property, 5.3% of net rentable area), Georgia (two properties, 4.8% of net rentable area), Illinois (one property, 4.6% of net rentable area), Louisiana (one property, 2.6% of net rentable area), Texas (one property, 2.6% of net rentable area), Oklahoma (one property, 2.4% of net rentable area), Maryland (one property, 2.2% of net rentable area) and Indiana (one property, 2.2% of net rentable area). Built between 2011 and 2023, the ExchangeRight Properties range in size from 8,400 square feet to 250,955 square feet.

The ExchangeRight Properties are leased to the following five nationally recognized tenants: FedEx Ground, Tractor Supply, Dollar General, Dollar Tree and Family Dollar. Leases representing 100.0% of net rentable area and 100.0% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #65 Mortgage Loan.

A-3-77

Property Type: Various	Loan #8	Cut-off Date Balance:	$33,100,000
Street Address: Various	ExchangeRight Net Leased Portfolio #65	Cut-off Date LTV:	45.0%
City/State: Various		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	12.5%

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values.

ExchangeRight Properties Summary(1)

	Year Built	Tenant NRSF(2)	% of Portfolio NRSF	Lease Expiration Date(2)	Allocated Loan Amount	Appraised Value	% of Portfolio Appraised Value	Annual U/W Base Rent(2)	Annual U/W Base Rent PSF	% of Annual U/W Base Rent	Renewal Options(2)
Tenant Name City, State
FedEx Ground	2022	250,955	60.9%	7/31/2037	$17,724,502	$39,350,000	53.5%	$2,314,846	$9.22	51.6%	2, 5 years
Mills River, NC
Tractor Supply	2022	19,100	4.6%	10/31/2037	$2,513,411	$5,580,000	7.6%	$338,350	$17.71	7.5%	4, 5 years
St. Charles, IL
Tractor Supply	2022	19,097	4.6%	5/31/2044	$2,432,333	$5,400,000	7.3%	$331,650	$17.37	7.4%	4, 5 years
Fordyce, AR
Tractor Supply	2022	23,957	5.8%	1/31/2039	$2,432,333	$5,400,000	7.3%	$331,875	$13.85	7.4%	4, 5 years
Searcy, AR
Tractor Supply(3)	2023	21,930	5.3%	6/30/2039	$2,297,204	$5,100,000	6.9%	$318,000	$14.50	7.1%	4, 5 years
Clarksville, VA
Dollar Tree(3)	2023	9,950	2.4%	2/28/2034	$855,821	$1,900,000	2.6%	$124,375	$12.50	2.8%	4, 5 years
Oklahoma City, OK
Dollar General	2011	10,640	2.6%	8/31/2033	$779,247	$1,730,000	2.4%	$116,520	$10.95	2.6%	6, 5 years
Waycross, GA
Dollar General	2022	10,640	2.6%	9/30/2037	$765,734	$1,700,000	2.3%	$110,008	$10.34	2.5%	3, 5 years
Baton Rouge, LA
Dollar General	2017	9,026	2.2%	5/31/2032	$754,474	$1,675,000	2.3%	$113,094	$12.53	2.5%	5, 5 years
Lexington Park, MD
Dollar General	2023	10,640	2.6%	8/31/2038	$743,213	$1,650,000	2.2%	$107,000	$10.06	2.4%	5, 5 years
Victoria, TX
Dollar General	2011	9,002	2.2%	9/30/2031	$653,126	$1,450,000	2.0%	$103,463	$11.49	2.3%	5, 5 years
South Bend, IN
Dollar General	2011	9,026	2.2%	11/30/2031	$585,562	$1,300,000	1.8%	$88,069	$9.76	2.0%	3, 5 years
Stockbridge, GA
Family Dollar	2015	8,400	2.0%	6/30/2031	$563,040	$1,250,000	1.7%	$91,921	$10.94	2.0%	6, 5 years
Leland, NC
Total/Weighted Average		412,363	100.0%		$33,100,000	$73,485,000	100.0%	$4,489,172	$10.89	100.0%
(1)	Information obtained from the appraisals, unless otherwise indicated.
(2)	Based on underwritten rent roll.
(3)	Tractor Supply - Clarksville, VA has a rent commencement date of December 15, 2023, and Dollar Tree – Oklahoma City, OK has a rent commencement date of December 14, 2023.

A-3-78

Property Type: Various	Loan #8	Cut-off Date Balance:	$33,100,000
Street Address: Various	ExchangeRight Net Leased Portfolio #65	Cut-off Date LTV:	45.0%
City/State: Various		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	12.5%

The following table presents certain information relating to the tenants at the ExchangeRight Properties:

Tenant Summary(1)

Tenant Name	Credit Rating (S&P/ Moody’s/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent
FedEx Ground	BBB / Baa2 / NR	250,955	60.9%	$9.22	$2,314,846	51.6%
Tractor Supply	BBB / Baa1 / NR	84,084	20.4%	$15.70	$1,319,875	29.4%
Dollar General	BBB / Baa2 / NR	58,974	14.3%	$10.82	$638,154	14.2%
Dollar Tree	BBB / Baa2 / NR	9,950	2.4%	$12.50	$124,375	2.8%
Family Dollar	NR / Baa2 / NR	8,400	2.0%	$10.94	$91,921	2.0%
Subtotal		412,363	100.0%	$10.89	$4,489,172	100.0%

Vacant Space		0	0.0%

Collateral Total		412,363	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	3	26,428	6.4%	26,428	6.4%	$283,453	6.3%	$10.73
2032	1	9,026	2.2%	35,454	8.6%	$113,094	2.5%	$12.53
2033	1	10,640	2.6%	46,094	11.2%	$116,520	2.6%	$10.95
Thereafter	8	366,269	88.8%	412,363	100.0%	$3,976,104	88.6%	$10.86
Vacant	0	0	0.0%	412,363	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	13	412,363	100.0%			$4,489,172	100.0%	$10.89
(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

A-3-79

Property Type: Various	Loan #8	Cut-off Date Balance:	$33,100,000
Street Address: Various	ExchangeRight Net Leased Portfolio #65	Cut-off Date LTV:	45.0%
City/State: Various		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	12.5%

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	12/1/2023(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancies are unavailable because the ExchangeRight Properties were acquired by the ExchangeRight Net Leased Portfolio #65 Borrower between April 12, 2023 and October 10, 2023.
(2)	Information based on the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Gross Potential Rent	$4,489,172	100.0%	$10.89
Recoveries	0	0.0	0.00
Other Income	0	0.0	0.00
Net Rental Income	$4,489,172	100.0%	$10.89
Less Vacancy & Credit Loss	(224,459)	(5.0)	(0.54)
Effective Gross Income	$4,264,713	95.0%	$10.34

Real Estate Taxes	$0	0.0%	$0.00
Insurance	0	0.0	0.00
Other Operating Expenses(3)	127,941	3.0	0.31
Total Operating Expenses	$127,941	3.0%	$0.31

Net Operating Income	$4,136,772	97.0%	$10.03
Replacement Reserves	53,099	1.2	0.13
TI/LC	166,134	3.9	0.40
Net Cash Flow	$3,917,539	91.9%	$9.50

NOI DSCR	2.12x
NCF DSCR	2.01x
NOI Debt Yield	12.5%
NCF Debt Yield	11.8%
(1)	Historical financials are unavailable because the ExchangeRight Properties were acquired by the ExchangeRight Net Leased Portfolio #65 Borrower between April 12, 2023 and October 10, 2023.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Other Operating Expenses represents management fees.

Appraisal. According to the individual appraisals with valuation as-of dates between September 14, 2023 and October 11, 2023, the ExchangeRight Properties had an aggregate “As-is” value of $73,485,000.

Environmental Matters. According to the Phase I environmental site assessments dated between July 26, 2023 and October 17, 2023, there was no evidence of any recognized environmental conditions at the ExchangeRight Properties.

Escrows. At origination of the ExchangeRight Net Leased Portfolio #65 Mortgage Loan, the borrower deposited approximately (i) $36,217 into a real estate tax reserve account, (ii) $72,835 into a deferred maintenance reserve account and (iii) $500,000 into a TI/LC reserve account.

Real Estate Taxes – The ExchangeRight Net Leased Portfolio #65 Borrower is required to deposit monthly 1/12th of the estimated annual real estate taxes for the ExchangeRight Properties (currently $15,227). For the ExchangeRight Properties where the tenant is responsible for paying taxes directly, no such monthly deposit is required initially. However, commencing upon any of (i) an event of default under the ExchangeRight Net Leased Portfolio #65 Mortgage Loan, (ii) an event of default under a tenant lease with respect to the applicable individual property, (iii) the ExchangeRight Net Leased Portfolio #65 Borrower failing to provide evidence that such property taxes have been paid in full on or prior to the date when due or (iv) a material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the insurance premiums has been materially

A-3-80

Property Type: Various	Loan #8	Cut-off Date Balance:	$33,100,000
Street Address: Various	ExchangeRight Net Leased Portfolio #65	Cut-off Date LTV:	45.0%
City/State: Various		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	12.5%

jeopardized, the ExchangeRight Net Leased Portfolio #65 Borrower will be required to make monthly deposits for real estate taxes with respect to the applicable individual property (or, in the case of clause (i), all of the ExchangeRight Properties) in an amount equal to 1/12th of the estimated annual amount of real estate taxes due for the applicable ExchangeRight Properties. The foregoing conditions were satisfied with respect to the following ExchangeRight Properties at origination (i) Dollar General - Baton Rouge, LA, (ii) Dollar General - Lexington Park, MD, (iii) Dollar General - Stockbridge, GA, (iv) Dollar General - Victoria, TX, (v) Dollar General - Waycross, GA and (vi) Family Dollar - Leland, NC ExchangeRight Properties. The foregoing conditions were satisfied with respect to the following properties at origination (i) Tractor Supply – St. Charles, IL, (ii) Tractor Supply – Fordyce, AR, (iii) Tractor Supply – Searcy, AR, (iv) Tractor Supply – Clarksville, VA, and (v) Family Dollar – Leland, NC.

Insurance – The ExchangeRight Net Leased Portfolio #65 Borrower will not be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums for so long as an acceptable blanket policy is in place. An acceptable blanket policy was in place at the origination of the ExchangeRight Net Leased Portfolio #65 Mortgage Loan.

Replacement Reserve – The ExchangeRight Net Leased Portfolio #65 Borrower is required on each monthly payment date, during a Cash Trap Event Period (as defined below) or upon the failure to adequately maintain the ExchangeRight Properties, to deposit approximately $4,425 into a replacement reserve account. No deposit will be required to be made with respect to the aggregate number of rentable square feet at the ExchangeRight Properties for which tenants are obligated under their applicable leases to pay capital expenses for their respective premises so long as the following conditions are satisfied (i) no event of default under the ExchangeRight Net Leased Portfolio #65 Mortgage Loan exists, (ii) the ExchangeRight Net Leased Portfolio #65 Borrower provides proof of payment by the applicable tenant of all capital expenses promptly following request by the lender, (iii) the tenant’s lease is in full force and effect and is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the capital expenses has been materially jeopardized. The foregoing conditions were satisfied with respect to the following properties at origination (i) Dollar General - Baton Rouge, LA, (ii) Dollar General - Lexington Park, MD, (iii) Dollar General - Stockbridge, GA, (iv) Dollar General - Victoria, TX, (v) Dollar General - Waycross, GA and (vi) Family Dollar - Leland, NC ExchangeRight Properties.

TI/LC Reserve –During a Cash Trap Event Period, the ExchangeRight Net Leased Portfolio #65 Borrower will be required to make monthly deposits in the amount of $13,845 for tenant improvements and leasing commissions.

Deferred Maintenance – The ExchangeRight Net Leased Portfolio #65 Borrower deposited $72,835 at loan origination (representing 125% of the estimated cost of repairs) for specified repairs at the (i) Tractor Supply - Clarksville, VA, (ii) Dollar General - South Bend, IN, (iii) FedEx Ground - Mills River, NC, (iv) Tractor Supply - Searcy, AR, (v) Tractor Supply - St. Charles, IL and (vi) Dollar General - Waycross, GA ExchangeRight Properties.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #65 Mortgage Loan is structured with a hard lockbox and springing cash management. The ExchangeRight Net Leased Portfolio #65 Borrower is required to (or to cause the ExchangeRight Net Leased Portfolio #65 Master Tenant or property manager to) cause all rents relating to the ExchangeRight Properties to be transmitted directly by the tenants of each ExchangeRight Property into the lockbox account and, to the extent that such rents are received by the ExchangeRight Net Leased Portfolio #65 Borrower (or ExchangeRight Net Leased Portfolio #65 Master Tenant or property manager), cause such amounts to be deposited into the lockbox account within one business day following receipt. The lockbox account bank is required to sweep such funds into the ExchangeRight Net Leased Portfolio #65 Master Tenant’s operating account on each business day other than during a Cash Trap Event Period. During a Cash Trap Event Period, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make the next monthly deposits (to the extent required) into the real estate taxes and insurance reserves as described above under “Escrows”, (ii) to reserve the next monthly debt service payment due on the ExchangeRight Net Leased Portfolio #65 Mortgage Loan, (iii) to make the next monthly deposits into the replacement reserve and the TI/LC reserve (to the extent required) as described above under “Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Trap Event Period) and additional operating expenses reasonably approved by the lender and (v) to deposit any remainder into an excess cash flow account to be held as additional security for the ExchangeRight Net Leased Portfolio #65 Mortgage Loan during such Cash Trap Event Period. Upon cessation of a Cash Trap Event Period, all available amounts on deposit in the cash management account must be released to the ExchangeRight Net Leased Portfolio #65 Borrower or ExchangeRight Net Leased Portfolio #65 Master Tenant.

A “Cash Trap Event Period” means a period:

(i)	commencing upon the occurrence of an event of default under the ExchangeRight Net Leased Portfolio #65 Mortgage Loan and ending when such event of default has been cured or waived in writing by the lender, or
(ii)	commencing when the debt service coverage ratio (based on adjusted net operating income for the trailing 12 months) as of the end of any calendar quarter is less than 1.35x and ending when the debt service coverage ratio (based on adjusted net operating income for the trailing 12 months) is at least 1.35x as of the end of each of two consecutive calendar quarters, or
(iii)	commencing on the payment date that occurs in August 2028, unless a Qualified Transfer (as defined below) has occurred as of such date, and ending when a Qualified Transfer occurs.

Qualified Transfer. Any time following October 30, 2024, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight Net Leased Portfolio #65 Borrower and the ExchangeRight Net Leased Portfolio #65 Master Tenant to an Approved Transferee (as defined below) and to replace the non-recourse carveout

A-3-81

Property Type: Various	Loan #8	Cut-off Date Balance:	$33,100,000
Street Address: Various	ExchangeRight Net Leased Portfolio #65	Cut-off Date LTV:	45.0%
City/State: Various		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	12.5%

guarantors as the person who controls the borrower with such Approved Transferee (or other acceptable replacement guarantor); provided that certain conditions are satisfied (any such transfer, a “Qualified Transfer”), including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #65 Mortgage Loan, (ii) the ExchangeRight Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee (or other acceptable replacement guarantor) executes a full guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the ExchangeRight Net Leased Portfolio #65 Borrower and ExchangeRight Net Leased Portfolio #65 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender and (vi) if required by the lender, receipt of a rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower and (6) is not a Delaware statutory trust.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to, a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

In addition, at any time following October 30, 2024, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #65 Master Tenant to an Approved REIT (as defined below) or a subsidiary thereof that meets the requirements of a Qualified Transferee and to replace the non-recourse carveout guarantors as the person who controls the borrower with such Approved REIT.

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the Individual Guarantors in an amount that is equal to either (x) 0.5% of all equity interests or (y) equity interests valued at not less than $15,000,000 and (b) under the management control of one or more persons that (x) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (y) is at all times under management control by the Individual Guarantors (provided such management control is not required if the Approved REIT has acquired a controlling interest in ExchangeRight Real Estate, LLC and has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors); and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, each of (x) ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income REIT), a Maryland statutory trust, (y) ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership, and (z) any real estate investment trust or the operating partnership that is under the management control of such real estate investment trust, will be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors.

Property Management. The ExchangeRight Properties are managed by NLP Management, LLC, an affiliate of the ExchangeRight Net Leased Portfolio #65 Borrower.

Partial Release. On any payment date after the expiration of the defeasance lockout period, the borrower has the right to obtain the release of any individual ExchangeRight Property in connection with a bona fide third party sale of such ExchangeRight Property, upon defeasance of a release price equal to the greater of (x) 115% of the allocated loan amount of such ExchangeRight Property and (y) 90% of the net sales proceeds of such ExchangeRight Property, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio of the remaining ExchangeRight Properties is not less than the greater of the debt service coverage ratio immediately preceding the release and 2.00x, (ii) after giving effect to such release, the debt yield of the remaining ExchangeRight Properties is not less than the greater of the debt yield immediately preceding the release and 11.84% and (iii) satisfaction of REMIC related conditions.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Right of First Offer / Right of First Refusal. The related single tenant at each of the following ExchangeRight Properties has a right of first refusal (“ROFR”) to purchase the related ExchangeRight Property: (i) Tractor Supply - St. Charles, IL, (ii) Tractor Supply - Fordyce, AR, (iii) Tractor Supply- Searcy, AR, (iv) Tractor Supply - Clarksville, VA, (v) Dollar Tree - Oklahoma City, OK, and (vi) Family Dollar - Leland, NC. Such ROFRs will not apply to a foreclosure or deed-in-lieu thereof, however, such ROFRs will apply to any

A-3-82

Property Type: Various	Loan #8	Cut-off Date Balance:	$33,100,000
Street Address: Various	ExchangeRight Net Leased Portfolio #65	Cut-off Date LTV:	45.0%
City/State: Various		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	12.5%

subsequent transfers. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

Terrorism Insurance. The ExchangeRight Net Leased Portfolio #65 Mortgage Loan documents require the ExchangeRight Net Leased Portfolio #65 Borrower to obtain and maintain property insurance and business interruption insurance for 18 months plus a 6-month extended period of indemnity, which insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-83

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

A-3-84

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

Roof
Valentino U.S.A., Inc.
2,027 SF 12/2026
32
Valentino U.S.A., Inc.
2,618 SF 12/2026
31
30
Databricks | 10,751 SF | 9/2023
29
Michael Kors (USA), Inc. | 10,735 SF | 3/2026
28
Michael Kors (USA), Inc. | 10,745 SF | 3/2026
27
Michael Kors (USA), Inc. | 10,745 SF | 9/2029
26
Valentino U.S.A., Inc. | 23,358 SF | 12/2026
25
Oscar De La Renta LLC | 26,589 SF | 1/2029
24
Oscar De La Renta LLC
10,447 SF 1/2027
American Airlines, Inc.
5,991 SF 5/2032
23
Michael Kors (USA), Inc. | 28,477 SF | 3/2026
22
Michael Kors (USA), Inc. | 28,644 SF | 3/2026
21
Michael Kors (USA), Inc. | 30,343 SF | 3/2026
20
Michael Kors (USA), Inc. | 31,198 SF | 3/2026
19
Michael Kors (USA), Inc.
1,482 SF 3/2026
Michael Kors (USA), Inc.
6,436 SF 3/2025
Michael Kors (USA), Inc.
4,773 SF 3/2026
National Public Radio
18
Burberry (Wholesale) Limited | 35,486 SF | 8/2037
17
Michael Kors (USA), Inc. | 36,781 SF | 3/2026
16
Michael Kors (USA), Inc. | 36,789 SF | 3/2026
15
Capitols, Inc. | 14,479 SF | 12/2032
14
Capitols, Inc. | 22,511 SF | 12/2032
First-Citizens Bank & Trust Company | 37,536 SF | 5/2034
13
First-Citizens Bank & Trust Company | 37,501 SF | 5/2034
12
First-Citizens Bank & Trust Company | 38,218 SF | 5/2034
11
First-Citizens Bank & Trust Company | 38,282 SF | 5/2034
10
New York University | 38,218 SF | 6/2027
9
Avenue Capital Management II, LP | 38,483 SF | 2/2030
8
Kohn Pedersen Fox Associates, P.C.
10,170 SF 4/2027
Kohn Pedersen Fox Associates, P.C.
5,280 SF 4/2027
7
The City University Of New York
21,500 SF 6/2027
Kohn Pedersen Fox Associates, P.C. | 38,686 SF | 5/2038
6
Kohn Pedersen Fox Associates, P.C. | 38,702 SF | 5/2038
5
New York University | 38,644 SF | 6/2027
4
New York University | 38,723 SF | 6/2027
3
Michael Kors (USA), Inc.
14,924 SF 3/2026
CBRE, Inc. | 23,951 SF | 6/2026
2
TSP Co Working (Studio) | 39,490 SF | 12/2040
Ground
M & T Bank
Vacant
5,823 SF
Basement Storage
Michael Kors (USA), Inc.
PLNT Burger
Amazon Go
Chop't Creative Salad Company LLC
The Botaniste BP Inc
4,453 SF 7/2035
Burberry (Wholesale) Limited
1,728 SF 8/2037
Michael Kors (USA), Inc.
1,897 SF 3/2026
Michael Kors (USA), Inc.
330 SF 11/2023
Valentino USA, Inc.
427 SF
12/2023
Vacant
919 SF
Vacant
2023 – 2024
2025 – 2026
2027 – 2028
2029+

A-3-85

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

11 West 42nd Street
11 West 42nd Street
New York, NY 10036
Midtown
MANHATTAN
Theater District
Diamond District
Garment District
Broadway
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Vanderbilt Ave.
Park Ave.
Lexington Ave.
METRO NORTH
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
9 West 57th
Le Méridien New York
Theodore Roosevelt Home
57TH ST/7TH AVE
Carnegie Hall
57TH ST
Moderne Hotel NYC
Park Central Hotel NY
New York City Center
Hilton Garden Inn Central Park South
Conrad New York Midtown
Warwick New York
Ed Sullivan Theater
New York Hilton Midtown
Museum of Modern Art
Broadway Theatre
7TH AVE/53RD ST
Baccarat Hotel
666 Fifth Avenue
Hampton Inn Manhattan-Times Sq North
AXA Equitable Building
75 Rockefeller Plaza
Gershwin Theatre
50TH ST/BROADWAY
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
50TH ST
Nomura Securities
1251 Ave. of the Americas
ROCKEFELLER CENTER
Ice Rink
Saks Fifth Avenue
Lotte NY Palace
ITT-American Building
Waldorf Astoria
Eugene O'Neill Theater
GE Building
1 Rockefeller Plaza
Tower 49
Inter Continental NY Barclay
49TH ST
ROCKEFELLER CTR.
Longacre Theatre
Morgan Stanley Building
James Earl Jones Theatre
News Corp. Building
JPMorgan Chase Tower
The Lexington Hotel
The Muse New York
Gemological Institute of America
383 Madison
245 Park Avenue
Roger Smith Hotel
Riu Plaza
Imperial Theatre
NY Marriott Marquis
Lyceum Theatre
AKA Times Square
The Roosevelt Hotel
Club Quarters Grand Central
Al Hirschfeld Theatre
Jacobs Theatre
Viacom Intl.
TIMES SQUARE
Hotel St. James
Cassa Hotel
Sofitel New York
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
Majestic Theatre
Belasco Theatre
Fitzpatrick Grand Central
Inter Continental Times Sq.
Bank of America Tower
The Chatwal
Grand Central Terminal
The Westin Times Square
4 Times Square
1 Vanderbilt
42ND ST/PORT AUTHORITY
Paramount Building
TIMES SQ.
GRAND CENTRAL
GRAND CENTRAL/42ND ST
Port Authority Bus Terminal
Hilton Times Sq.
The Knickerbocker
5TH AVE
Bryant Park
New York Public Library
Consulate General of Australia
42ND ST/TIMES SQ.
BRYANT PARK
New York Times Building
Park Terrace Hotel
Bryant Park Hotel
HSBC Tower
425 Fifth Ave.
260 Madison Ave.
Hotel NH Collection New York
Refinery Hotel
Archer Hotel NY
450 Fifth Ave.
Hotel Hendricks
Consulate General of Poland
The Kitano Hotel New York
The Shelburne Sonesta New York
The Langham, New York, Fifth Avenue
The Morgan Library & Museum
Consulate General of El Salvador
Kixby Hotel
Executive Hotel Le Soleil New York
Macy's
The Gregory Hotel
Yeshiva Univ. Stern College for Women
34TH ST/PENN STA.
PENN 1
HERALD SQUARE
Empire State Building
180 Madison Ave.
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Long Island City
Weehawken
West Side
East Side
Midtown
Union City
Chelsea
MANHATTAN
East River
Greenpoint
Williamsburg
HUDSON COUNTY
Greenwich Village
Hoboken
Hudson River
SoHo
Little Italy
NEW JERSEY
Tribeca
Lower East Side
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope
Prospect Park

A-3-86

No. 9 – 11 West 42nd Street

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office - CBD
	Original Principal Balance(1):	$31,333,334		Location:	New York, NY
	Cut-off Date Balance(1):	$31,333,334		Size:	960,568 SF
	% of Initial Pool Balance:	4.2%		Cut-off Date Balance Per SF(1):	$285.25
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$285.25
	Borrower Sponsors:	Tishman Speyer Properties, L.P. and Silverstein Properties, LLC		Year Built/Renovated:	1927/2018
	Guarantor(2):	11 West 42 Realty Investors, L.L.C.		Title Vesting:	Fee
	Mortgage Rate:	7.4400%		Property Manager:	Tishman Speyer Properties, L.L.C. (borrower-related)
	Note Date:	June 30, 2023		Current Occupancy (As of):	98.6% (5/1/2023)
	Seasoning:	5 months		YE 2022 Occupancy:	98.9%
	Maturity Date:	July 6, 2028		YE 2021 Occupancy:	89.6%
	IO Period:	60 months		YE 2020 Occupancy:	88.0%
	Loan Term (Original):	60 months		As-Is Appraised Value:	$555,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$577.78
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	April 19, 2023
	Call Protection:	L(23),YM1(6),DorYM1(24),O(7)		Underwriting and Financial Information
	Lockbox Type:	Hard/Springing Cash Management		TTM NOI (3/31/2023):	$26,697,022
	Additional Debt(1)(3):	Yes		YE 2022 NOI:	$26,673,211
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($242,666,666);		YE 2021 NOI:	$26,436,280
		Mezzanine ($56,000,000)		YE 2020 NOI:	$27,010,956
				U/W Revenues:	$70,904,055
				U/W Expenses:	$39,203,449
Escrows and Reserves(4)				U/W NOI:	$31,700,606
	Initial	Monthly	Cap	U/W NCF:	$28,626,789
Taxes:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.53x / 1.39x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	11.6% / 10.4%
Replacement Reserve:	$0	Springing	$288,170	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.6% / 10.4%
TI/LC Reserve:	$10,000,000	$240,142	NAP	Cut-off Date LTV Ratio(1):	49.4%
Other Reserves(5):	$19,165,251	$0	NAP	LTV Ratio at Maturity(1):	49.4%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$274,000,000	79.7%	Loan Payoff	$301,013,950	87.5%
Mezzanine Loan(3)	56,000,000	16.3	Upfront Reserves	29,165,251	8.5
Borrower Equity	13,988,916	4.1	Closing Costs	13,809,715	4.0
Total Sources	$343,988,916	100.0%	Total Uses	$343,988,916	100.0%
(1)	The 11 West 42nd Street Mortgage Loan (as defined below) is part of the 11 West 42nd Street Whole Loan (as defined below), which is evidenced by 24 pari passu promissory notes with an aggregate principal balance of $274,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 11 West 42nd Street Whole Loan. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers based on the combined balance of the 11 West 42nd Street Whole Loan and the 11 West 42nd Street Mezzanine Loan (as defined below) are $344, $344, 1.11x/1.00x, 9.6%/8.7%, 9.6%/8.7%, 59.5%, and 59.5%, respectively.
(2)	There is no non-recourse carveout guarantor or environmental indemnitor for the 11 West 42nd Street Whole Loan separate from the borrower. The entity identified above under “Guarantor” is the borrower.
(3)	See “Subordinate and Mezzanine Indebtedness” section below for further discussion.
(4)	See “Escrows” section for further discussion.
(5)	Other Reserves consist of a specified tenant reserve to be used to pay for rent concessions and qualified leasing expenses.

A-3-87

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

The Mortgage Loan. The ninth largest mortgage loan (the “11 West 42nd Street Mortgage Loan”) is part of a whole loan (the “11 West 42nd Street Whole Loan”) that is evidenced by 24 pari passu promissory notes in the aggregate original principal amount of $274,000,000 and secured by a first priority fee mortgage encumbering a 960,568 square foot Class A- office tower located in New York, New York (the “11 West 42nd Street Property”). The 11 West 42nd Street Whole Loan was co-originated by Bank of America, N.A. (“BANA”), UBS AG (“UBS”) and LMF Commercial, LLC (“LMF”). In addition to the 11 West 42nd Street Whole Loan, BANA provided a $56,000,000 mezzanine loan to the sole member of the borrower, which is secured by such sole member’s equity interest in the borrower. The 11 West 42nd Street Mortgage Loan is evidenced by the non-controlling Notes A-1-4 and A-1-5, which were originated by BANA and non-controlling Notes A-2-4 and A-2-9, which were originated by UBS and are expected to be purchased by BANA prior to the closing of the BANK5 2023-5YR4 transaction, with an aggregate original principal amount of $31,333,334. The remaining promissory notes comprising the 11 West 42nd Street Whole Loan (the “11 West 42nd Street Pari Passu Companion Loans”) are summarized in the below table. The 11 West 42nd Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2023-5YR3 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$30,000,000	$30,000,000	BANK5 2023-5YR3	Yes
A-1-2	$25,000,000	$25,000,000	BANK5 2023-5YR3	No
A-1-3	$20,000,000	$20,000,000	BANK5 2023-5YR3	No
A-1-4	$11,333,334	$11,333,334	BANK5 2023-5YR4	No
A-1-5	$5,000,000	$5,000,000	BANK5 2023-5YR4	No
A-2-1	$6,333,333	$6,333,333	UBS	No
A-2-2	$20,000,000	$20,000,000	BMO 2023-C6	No
A-2-3	$10,000,000	$10,000,000	BBCMS 2023-C21	No
A-2-4	$10,000,000	$10,000,000	BANK5 2023-5YR4	No
A-2-5	$10,000,000	$10,000,000	UBS	No
A-2-6	$10,000,000	$10,000,000	UBS	No
A-2-7	$5,000,000	$5,000,000	BBCMS 2023-C21	No
A-2-8	$5,000,000	$5,000,000	UBS	No
A-2-9	$5,000,000	$5,000,000	BANK5 2023-5YR4	No
A-2-10	$5,000,000	$5,000,000	UBS	No
A-2-11	$5,000,000	$5,000,000	UBS	No
A-3-1	$25,000,000	$25,000,000	BMO 2023-5C1	No
A-3-2	$27,500,000	$27,500,000	BMO 2023-5C1	No
A-3-3	$10,000,000	$10,000,000	BMO 2023-5C1	No
A-3-4	$7,500,000	$7,500,000	BMO 2023-5C2	No
A-3-5	$5,000,000	$5,000,000	BMO 2023-C6	No
A-3-6	$5,000,000	$5,000,000	BMO	No
A-3-7	$5,666,667	$5,666,667	BMO 2023-5C2	No
A-3-8	$5,666,666	$5,666,666	BMO 2023-5C2	No
Total	$274,000,000	$274,000,000

The Borrower and Borrower Sponsors. The borrower is 11 West 42 Realty Investors, L.L.C., a Delaware limited liability company and single purpose entity with two independent directors. There is no non-recourse carveout guarantor or environmental indemnitor for the 11 West 42nd Street Whole Loan separate from the borrower. The borrower sponsors are a joint venture between Tishman Speyer Properties, L.P. (“Tishman”) and Silverstein Properties, LLC (“Silverstein”). The borrower sponsors have owned the 11 West 42nd Street Property since 1978.

Tishman is a leading owner, developer, operator and fund manager of real estate around the world. Founded in 1978, Tishman is active across the United States, Europe, Latin America and Asia, building and managing office, residential, life science and retail space in 33 key global markets. Tishman’s signature assets include New York City's Rockefeller Center, São Paulo's Torre Norte, The Springs in Shanghai, Paris Bourse in Paris and Frankfurt’s OpernTurm and TaunusTurm. Tishman operates and owns a portfolio of over 82 million square feet.

Silverstein, founded in 1957, is a privately held, vertically integrated, full-service real estate development, investment and management firm based in New York City. Silverstein has developed, owned and managed over 40 million square feet of office, residential, hotel, retail and mixed-use properties. Silverstein owns and operates a portfolio of assets with nearly ten million square feet of commercial, residential and retail space across ten office towers, a luxury hotel and two luxury rental buildings.

The Property. The 11 West 42nd Street Property is a 32-story, LEED Silver certified, Class A- office tower located in New York, New York totaling 960,568 square feet. Originally constructed in 1927, the 11 West 42nd Street Property is located two blocks west of

A-3-88

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

Grand Central Station and overlooks the New York Public Library and Bryant Park. The 11 West 42nd Street Property features a unique H-shaped layout which allows for eight corner offices per floor and an abundance of natural light. Since 2018, the borrower sponsors have spent approximately $38.2 million in renovations which include improvements to the lobby, elevators, entrances, windows and electrical infrastructure. Since 2021, the borrower sponsors have executed a total of 321,255 square feet in lease renewals, extensions and new leases. The 11 West 42nd Street Property was 98.6% leased, as of May 1, 2023, to a diverse roster of tenants, with a weighted average remaining lease term of over seven years.

The 11 West 42nd Street Property consists of 886,125 square feet of office space, 39,498 square feet of Studio by Tishman co-working space (“Studio”), 26,011 square feet of ground floor retail space fronting 42nd and 43rd Streets and 8,934 square feet of storage space. The retail tenants include Amazon Go and fast casual food chains such as Chop’t, The Botaniste and Cava, which serve as amenities to the office tenants. Studio is a flexible and modern co-working space that caters to both individual professionals and corporate clients. Studio is owned and operated by Tishman and was introduced at the 11 West 42nd Street Property in May 2021. Studio offers a wide range of options for its members, including private offices, customized suites and hot desks. Across Tishman’s 15 different Studio locations, there are approximately 400 desks, which were 87.7% occupied as of April 2023, with 98% of occupied desks belonging to corporate clients.

The 11 West 42nd Street Property has maintained strong occupancy levels over the past five years, averaging 91.9% occupancy. Investment-grade rated tenants or their affiliates occupy 64.3% of the net rentable area at the 11 West 42nd Street Property and contribute 65.5% of underwritten base rent. Major tenants at the 11 West 42nd Street Property include Michael Kors (USA), Inc. (“Michael Kors”), First-Citizens Bank & Trust Company (“First-Citizens Bank”) and New York University (“NYU”). In addition, several tenants use the 11 West 42nd Street Property as headquarters space and have made significant investments in their spaces. The 11 West 42nd Street Property is the corporate headquarters for Michael Kors, Kohn Pedersen Fox Associates, P.C., Avenue Capital Management II, LP, Oscar De La Renta LLC and Capitolis, Inc.

Major Tenants.

Michael Kors (USA), Inc. (254,485 square feet, 26.5% of NRA, 27.4% of underwritten base rent) (NYSE: CPRI; Fitch/Moody’s/S&P: BBB-/Ba1/BBB-) is a luxury fashion brand founded by designer Michael Kors in 1981. The Michael Kors brand has a global reach, with a strong presence in major fashion markets around the world, and is popular among celebrities and fashion-conscious consumers. The 11 West 42nd Street Property serves as the worldwide headquarters for Michael Kors. The Michael Kors lease is guaranteed by the publicly traded parent company, Capri Holdings Limited (“Capri Holdings”), which also manages other brands such as Versace and Jimmy Choo. As of October 2023, Capri Holdings had an equity market capitalization of approximately $5.9 billion. On August 10, 2023, Tapestry, Inc. (NYSE: TPR), the parent company of lifestyle brands Coach, Kate Spade, and Stuart Weitzman, and Capri Holdings announced that they have entered into a definitive agreement under which Tapestry, Inc. will acquire Capri Holdings. The transaction is anticipated to close in 2024, subject to approval by the Capri Holdings shareholders, as well as the receipt of required regulatory approvals, and other customary closing conditions. As of August 2023, Tapestry, Inc. had an equity market capitalization of approximately $7.7 billion.

Michael Kors currently occupies 252,072 square feet of office space and 2,413 square feet of storage space. Michael Kors first leased space at the 11 West 42nd Street Property in 2003 and since has expanded into 16 suites (13 office suites and 3 storage suites). The tenant has no non-standard termination options, outstanding allowances or free rent. Michael Kors has 236,974 square feet expiring on March 31, 2026, 10,745 square feet expiring on September 30, 2029, 6,436 square feet expiring on March 31, 2025 and 330 square feet expiring on November 30, 2023. The tenant has one 10-year renewal option on all non-basement suites, with a 15-24 month notice varying across suites. Michael Kors currently subleases three spaces (totaling 28,107 square feet) to ExpandEd Schools, Inc. (14,924 square feet through March 30, 2025), Aston Martin Lagonda of North America, Inc. (8,295 square feet through March 31, 2026) and National Public Radio, Inc. (“NPR”) (4,888 square feet through March 31, 2025). Following the expiration of its sublease, NPR will convert to a direct lease co-terminous with their existing lease at the 11 West 42nd Street Property.

Michael Kors is currently renovating its space at the tenant’s sole cost and is in discussions with the borrower sponsors for an early renewal of its lease (the “Michael Kors Pre-Approved Lease Agreement”). We cannot assure you that this amendment will be signed as expected or at all.

First-Citizens Bank & Trust Company (153,680 square feet, 16.0% of NRA, 16.0% of underwritten base rent) (NASDAQ: FCNCA; Fitch/Moody’s/S&P: NR/Baa2/BBB) is a financial institution that provides a wide range of banking and financial services to individuals, businesses and organizations. Founded in 1898, First-Citizens Bank has a strong presence in the southeastern United States, with branches located in North Carolina, South Carolina, Virginia, Tennessee and Georgia. As of October 2023, First-Citizens Bank had an equity market capitalization of $19.4 billion.

First-Citizens Bank currently occupies 151,537 square feet of office space and 2,143 square feet of storage space, with a lease expiration date of May 31, 2034 and two, 5-year renewal options (or one, 10-year renewal option) on all of its suites with a 16-month notice period. First-Citizens Bank first leased space at the 11 West 42nd Street Property in 2006 and since has expanded into five suites. The tenant has no non-standard termination options, outstanding allowances or free rent.

New York University (117,382 square feet, 12.2% of NRA, 11.4% of underwritten base rent) (Fitch/Moody’s/S&P: NR/Aa2/AA-) was established in 1831 and is one of the largest and most prestigious universities in the United States, with a student body of over 65,000 students and an endowment of over $5.3 billion as of August 2022. The Jack Brause Library, located at the NYU Midtown Center at the

A-3-89

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

11 West 42nd Street Property, is home to many graduate programs within the School of Professional Studies. The 11 West 42nd Street Property provides access for NYU students, faculty and staff to access one of NYU’s most coveted libraries and a computer science lab, design labs and classrooms for its students.

NYU currently occupies 115,785 square feet of office space and 1,597 square feet of retail space, with a lease expiration of June 30, 2027 and one, five-year renewal option on all of its suites with a 22-month notice period at 2% rent increases per annum. NYU first leased space at the 11 West 42nd Street Property in the 1970s and has renewed multiple times. NYU is currently occupying four suites, and recently added its own entrance on the 43rd Street side of the 11 West 42nd Street Property to help regulate ingress and egress of the student base. NYU most recently renewed its lease in August 2021 through June 30, 2027 and has one five-year renewal option. The tenant has no non-standard termination options. NYU is entitled to approximately $1.65 million in outstanding landlord obligations and two months of free rent totaling approximately $1,125,423 ($557,140 in December 2023 and $568,283 in December 2024). All outstanding landlord obligations and free rent were reserved at loan closing.

The following table presents certain information relating to the tenancy at the 11 West 42nd Street Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF	Lease Exp. Date	Renewal Options	Term. Options
Michael Kors(3)	BBB-/Ba1/BBB-	254,485	26.5%	$16,003,389	27.4%	$62.89	Various(3)	1 x 10 yr(3)	N
First-Citizens Bank	NR/Baa2/BBB	153,680	16.0%	$9,343,789	16.0%	$60.80	5/31/2034	2 x 5 yr(4)	N
NYU	NR/Aa2/AA-	117,382	12.2%	$6,685,426	11.4%	$56.95	6/30/2027	1 x 5 yr	N
Kohn Pedersen Fox Associates, P.C.	NR/NR/NR	92,788	9.7%	$5,672,095	9.7%	$61.13	Various(5)	1 x 5 yr	N
Burberry (Wholesale) Limited	NR/Baa2/NR	45,509	4.7%	$2,857,280	4.9%	$62.78	8/31/2037	2 x 5 yr(4)	Y(6)
Subtotal/Wtd. Avg.		663,844	69.1%	$40,561,979	69.3%	$61.10

Other Tenants(7)		283,752	29.5%	$17,932,301	30.7%	$63.20
Vacant Space(8)		12,972	1.4%	$0	0.0%	$0.00
Total/Wtd. Avg.(9)		960,568	100.0%	$58,494,280	100.0%	$61.73
(1)	Information is based on the underwritten rent roll dated May 1, 2023 and is inclusive of rent steps through August 2024 and straight lined rent for investment-grade tenants or their affiliates averaged to earlier of lease expiration or loan maturity.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Michael Kors leases 236,974 square feet expiring on of March 31, 2026, 10,745 square feet expiring on September 30, 2029, 6,436 square feet expiring on March 31, 2025 and 330 square feet expiring on November 30, 2023. Michael Kors currently subleases three spaces (totaling 28,107 square feet) to Aston Martin Lagonda of North America, Inc., ExpandED Schools, Inc. and National Public Radio, Inc. Michael Kors is currently in discussions with the borrower sponsors for an early renewal of a portion of its lease. See “Major Tenants” above.
(4)	The tenant has either two five-year options or one ten-year option.
(5)	Kohn Pedersen Fox Associates, P.C. leases 77,388 square feet expiring on May 31, 2038 and 15,400 square feet expiring on April 30, 2027.
(6)	Burberry (Wholesale) Limited has the option to terminate its lease on December 31, 2033, upon 20 months’ notice and payment of a termination fee.
(7)	Other Tenants is inclusive of 39,498 square feet of space operated by Tishman as Studio, 2,223 square feet of building storage space and 437 square feet of ground level retail and office space for which no rent is associated.
(8)	Vacant Space includes 6,742 square feet of retail space.
(9)	Total/Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.
A-3-90

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

The following table presents certain information relating to the lease rollover schedule at the 11 West 42nd Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
2023 & MTM	3	11,508	1.2%	11,508	1.2%	$980,400	1.7%	$85.19
2024	0	0	0.0%	11,508	1.2%	$0	0.0%	$0.00
2025	2	6,696	0.7%	18,204	1.9%	$434,430	0.7%	$64.88
2026	18	290,728	30.3%	308,932	32.2%	$19,008,777	32.5%	$65.38
2027	9	169,812	17.7%	478,744	49.8%	$9,621,168	16.4%	$56.66
2028	1	5,389	0.6%	484,133	50.4%	$1,141,927	2.0%	$211.90
2029	2	37,334	3.9%	521,467	54.3%	$2,268,817	3.9%	$60.77
2030	3	43,621	4.5%	565,088	58.8%	$4,016,068	6.9%	$92.07
2031	1	13,580	1.4%	578,668	60.2%	$570,360	1.0%	$42.00
2032	4	43,771	4.6%	622,439	64.8%	$2,556,130	4.4%	$58.40
2033	1	2,279	0.2%	624,718	65.0%	$414,299	0.7%	$181.79
Thereafter(3)	18	322,878	33.6%	947,596	98.6%	$17,481,904	29.9%	$54.14
Vacant(4)	0	12,972	1.4%	960,568	100%	$0	0.0%	$0.00
Total/Wtd. Avg.	62	960,568	100.0%			$58,494,280	100.0%	$61.73	(5)
(1)	Information is based on the underwritten rent roll dated May 1, 2023 and is inclusive of rent steps through August 2024 and straight lined rent for investment-grade tenants or their affiliates averaged to earlier of lease expiration or loan maturity.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Includes 39,498 square feet of space operated by Tishman as Studio, 2,223 square feet of building storage space and 437 square feet of ground level retail and office space for which no rent is associated.
(4)	Vacant space includes 6,742 square feet of retail space.
(5)	Total/Wtd. Avg. Annual U/W Base Rent PSF Expiring excludes vacant space.

The following table presents historical occupancy percentages at the 11 West 42nd Street Property:

Historical Occupancy(1)

2019	2020	2021	2022	5/1/2023(2)
94.0%	88.0%	89.6%	98.9%	98.6%

(1)	As provided by the borrower sponsors as of December 31 for each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of May 1, 2023.
A-3-91

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the 11 West 42nd Street Property:

Cash Flow Analysis(1)

	2019	2020	2021	2022	TTM 3/31/2023	U/W	%(2)	U/W $ per SF
Gross Potential Rent(3)	$45,151,694	$51,735,865	$49,799,980	$50,036,067	$50,306,549	$59,422,845	87.6%	$61.86
Straight-lined rent(4)	0	0	0	0	0	291,133	0.4	0.30
Percentage Rent	0	0	0	0	1,202	12,675	0.0	0.01
Expense Reimbursements	6,811,606	9,169,515	7,612,544	5,612,853	6,247,574	8,092,259	11.9	8.42
Net Rental Income	$51,963,300	$60,905,380	$57,412,524	$55,648,921	$56,555,325	$67,818,913	100.0%	$70.60
(Vacancy & Credit Loss)	0	0	0	0	0	(3,390,946)	(5.0)	(3.53)
Studio Income(5)	0	0	1,097,826	2,951,651	3,257,662	3,424,954	5.1	3.57
Other Income(6)	4,035,185	2,906,507	2,449,574	2,568,167	2,870,287	3,051,134	4.5	3.18
Effective Gross Income	$55,998,485	$63,811,888	$60,959,925	$61,168,739	$62,683,273	$70,904,055	104.5%	$73.81

Real Estate Taxes	14,167,413	15,151,465	14,242,270	13,961,284	14,690,355	15,677,544	22.1	16.32
Insurance	602,311	786,898	854,015	885,306	885,627	969,165	1.4	1.01
Other operating expenses	17,271,766	20,862,570	19,427,360	19,648,938	20,410,269	22,556,740	31.8	23.48
Total Operating Expenses	$32,041,490	$36,800,932	$34,523,645	$34,495,528	$35,986,251	$39,203,449	55.3%	$40.81

Net Operating Income	$23,956,994	$27,010,956	$26,436,280	$26,673,211	$26,697,022	$31,700,606	44.7%	$33.00
Replacement Reserves	0	0	0	0	0	192,114	0.3	0.20
TI/LC	0	0	0	0	0	2,881,704	4.1	3.00
Net Cash Flow	$23,956,994	$27,010,956	$26,436,280	$26,673,211	$26,697,022	$28,626,789	40.4%	$29.80

NOI DSCR(7)	1.16x	1.31x	1.28x	1.29x	1.29x	1.53x
NCF DSCR(7)	1.16x	1.31x	1.28x	1.29x	1.29x	1.39x
NOI Debt Yield(7)	8.7%	9.9%	9.6%	9.7%	9.7%	11.6%
NCF Debt Yield(7)	8.7%	9.9%	9.6%	9.7%	9.7%	10.4%
(1)	Based on the underwritten rent roll dated May 1, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	U/W Gross Potential Rent includes rent steps through August 1, 2024, rent for leases signed but not occupied and income from grossed up vacant space.
(4)	Includes straight-lined rent for investment-grade tenants or their affiliates averaged to earlier of lease expiration or loan maturity.
(5)	U/W Studio Income is based on the borrower sponsors’ budget. Studio is a Tishman-owned co-working space that was added to the 11 West 42nd Street Property in 2021.
(6)	Other Income includes income and fees from various sources such as concierge, licensing, HVAC, amenity space, cleaning, special events, tenant water and condenser, etc.
(7)	Debt service coverage ratios and debt yields are based on the 11 West 42nd Street Whole Loan and exclude the 11 West 42nd Street Mezzanine Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the 11 West 42nd Street Property of $555,000,000 as of April 19, 2023.

Environmental Matters. According to the Phase I environmental report dated April 24, 2023, there was no evidence of any recognized environmental conditions at the 11 West 42nd Street Property.

Market Overview and Competition. The 11 West 42nd Street Property is situated on the north side of West 42nd Street between Fifth Avenue and Avenue of the Americas, in the Grand Central office submarket of Midtown Manhattan. The 11 West 42nd Street Property is located across from the New York Public Library and Bryant Park and has accessibility to a large transportation network comprised of subways, railroads and buses. Nearby subway stations include the Bryant Park station that provides access to five different subway lines (7, B, D, F, and M trains); the Times Square/42nd Street/Eighth Avenue station that provides access to 12 different subway lines (1, 2, 3, 7, A, C, E, N, Q, R, S and W trains); and Grand Central Terminal that provides access to five different subway lines (4, 5, 6, 7 and S trains) and Metro-North and Long Island Railroad trains, providing for accessible commutes from all five boroughs and Westchester and New Jersey suburbs.

According to the appraisal, leasing activity has been strong in the Grand Central office submarket and properties near regional transportation nodes have experienced an increase in demand and positive leasing. The 11 West 42nd Street Property presents a lower-cost alternative to other Class A space in the Grand Central office submarket. As of the first quarter of 2023, the Grand Central office submarket had 81.7% of Class A space, with an inventory of 37,423,446 square feet, a vacancy rate of 17.6% and an average rental rate of $75.87 PSF.

A-3-92

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

The following table presents certain information relating to comparable office properties to the 11 West 42nd Street Property:

Property Name	Year Built / Renovated	Rentable Area (SF)	Stories	Occupancy	Asking Rent Low PSF	Asking Rent High PSF
11 West 42nd Street	1927 / 2018	960,568(1)	32	98.6%(1)	$42.00(1)(2)	$90.00(1)(2)
4 Bryant Park	1920 / NAP	150,000	12	100.0%	NAV	NAV
1065 Avenue of the Americas	1958 / NAP	536,524	34	75.2%	$72.00	$105.00
1120 Avenue of the Americas	1951 / 2005	400,000	21	98.1%	NAV	NAV
500 Fifth Avenue	1938 / NAP	721,702	59	85.8%	$79.00	$92.00
125 Park Avenue	1923 / 2004	445,437	26	99.2%	NAV	NAV
420 Lexington Avenue	1927 / 1999	1,112,424	31	78.5%	$62.00	$65.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated May 1, 2023.
(2)	Asking Rent Low PSF and Asking Rent High PSF is based on the UW Rent PSF range for normal office tenants at the 11 West 42nd Street Property.

The following table presents certain information relating to the most recent comparable leases to the 11 West 42nd Street Property tenants:

Property Name	Year Built / Renovated	Rentable Area (SF)	Tenant	Lease Date	Lease Term (Years)	Lease SF	Rent PSF (Mod Gross)	TIs (PSF) / Free Rent (mos.)	Escalations
11 West 42nd Street(1)	1927 / 2018	960,568(1)	Burberry (Wholesale) Limited	September 2022	15.0	45,509	$62.78	$140 PSF / 15	$5 PSF every 5 years
10 East 40th Street	1929 / 2008	347,000	Alpha Square Group	April 2023	7.0	8,770	$71.00	$0 PSF / 8.5	Flat
10 East 40th Street	1929 / 2008	347,000	Hart Howerton	February 2023	13.5	27,211	$70.00	$120 PSF / 18	$75 PSF in year 7
60 East 42nd Street	1929 / NAP	1,110,005	Morici & Morici LLP	July 2022	6.4	5,717	$71.00	$135 PSF / 5	Flat
530 Fifth Avenue	1957 / NAP	484,152	APFM, Inc.	January 2023	5.5	7,803	$79.00	$150 PSF / 6	NAV
535 Fifth Avenue	1926 / 2014	255,455	Prima Gems USA	January 2023	5.3	4,848	$60.00	$40 PSF / 6	$1.50 / year
340 Madison Avenue	1920 / NAP	714,869	Carlyle Group	September 2022	10.8	40,542	$66.00	$152 PSF / 9	$71 PSF in year 6
521 Fifth Avenue	1929 / NAP	339,901	Genpact	September 2022	10.7	17,796	$74.00	$150 PSF / 8	$79 PSF in year 7
292 Madison Avenue	1923 / NAP	178,097	Lightbox OOH Video Network	July 2022	7.1	11,113	$65.00	$110 PSF / 1	$70 PSF in year 5

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated May 1, 2023.

A-3-93

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

The following table presents certain information relating to the appraisal’s market rent conclusion for the 11 West 42nd Street Property:

Type (Floors)	Market Rent PSF (Mod Gross)	Lease Term (Years)	Rent Increase Projection
Major Office (2-7):	$59.00	15	10.0% every 5 years
Minor Office (2-7):	$59.00	10	10.0% every 5 years
Major Office (8-12):	$61.00	15	10.0% every 5 years
Minor Office (8-12):	$61.00	10	10.0% every 5 years
Major Office (13-19):	$65.00	15	10.0% every 5 years
Minor Office (13-19):	$65.00	10	10.0% every 5 years
Major Office (20-26):	$69.00	15	10.0% every 5 years
Minor Office (20-26):	$69.00	10	10.0% every 5 years
Major Office (27-30):	$72.00	15	10.0% every 5 years
Minor Office (27-30):	$72.00	10	10.0% every 5 years
Major Office (31-32):	$62.00	15	10.0% every 5 years
Minor Office (31-32):	$62.00	10	10.0% every 5 years
Average	$64.67	12.5	10.0% every 5 years

Escrows.

Real Estate Taxes – During a Cash Sweep Period (as defined below) or upon the borrower’s failure to provide the lender evidence of timely payment of taxes, the borrower is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes due.

Insurance – During a Cash Sweep Period or upon the borrower’s failure to provide the lender evidence of the renewal of a blanket policy to the extent the borrower maintains insurance pursuant to a blanket policy, the borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve.

Replacement Reserve – During a Cash Sweep Period, the borrower is required to deposit monthly amounts of approximately $16,009 into a reserve for replacements for the 11 West 42nd Street Property, subject to a cap of approximately $288,170.

TI/LC Reserve – At loan origination, the borrower deposited $10,000,000 into a general TI/LC reserve. The borrower is required to deposit monthly amounts of approximately $240,142 into the TI/LC reserve, and, during a Leasing True-Up Period (as defined below), the borrower is required to deposit monthly all excess cash flows into the TI/LC reserve.

Specified Tenant Reserve – At loan origination, the borrower deposited approximately $19,165,251 into a specified tenant reserve. Funds in the specified tenant reserve are to be used to pay for free rent and rent abatements of approximately $5,685,544 relating to eight tenants, outstanding tenant improvements owed of approximately $12,478,243 relating to seven tenants and outstanding leasing commissions of approximately $1,001,464 relating to six tenants.

Lockbox and Cash Management. The 11 West 42nd Street Whole Loan is structured with a hard lockbox and springing cash management. All rents from the 11 West 42nd Street Property are required to be deposited directly to the lockbox account and, so long as a Cash Sweep Period is not continuing, the borrower is permitted to use the lockbox account as the borrower’s operating account. However, due to the Michael Kors Pre-Approved Lease Agreement not being signed by July 30, 2023, until the earlier of (A) the execution of the Michael Kors Pre-Approved Lease Agreement or (B) the borrower entering into one or more replacement leases covering at least 200,000 square feet on lease terms (determined in the aggregate) at least as favorable as those set forth in the Michael Kors Pre-Approved Lease Agreement, the funds in the lockbox account are prohibited from being distributed to the borrower’s direct or indirect equity owners.

During a Cash Sweep Period, the borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the 11 West 42nd Street Whole Loan documents. During a Cash Sweep Period, all excess cash is required to be (a) if a Leasing True-Up Period is continuing, deposited into the leasing reserve or (b) otherwise, held by the lender as additional security for the 11 West 42nd Street Whole Loan; provided that so long as no event of default exists, excess cash will be available to the borrower to fund shortfalls in debt service on the 11 West 42nd Street Whole Loan or 11 West 42nd Street Mezzanine Loan, shortfalls in required reserve deposits, qualified leasing expenses, operating expenses and capital expenditures set forth in the annual budget, extraordinary expenses, payment of default interest or late fees and certain other amounts as set forth in the 11 West 42nd Street Whole Loan documents. During a Cash Sweep Period, the borrower may post cash or an acceptable letter of credit or utilize excess cash in an amount necessary to achieve the applicable debt yield or debt service coverage ratio if drawn and hypothetically applied to reduce principal. Such cash or letter of credit will be released to the borrower following the discontinuance of a Cash Sweep Period.

A “Cash Sweep Period” will commence upon the earlier to occur of (i) an event of default under the loan documents or mezzanine loan documents, (ii) the debt yield for the combined 11 West 42nd Street Whole Loan and the 11 West 42nd Street Mezzanine Loan falling

A-3-94

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

below 9.25% on a trailing 12 month basis (tested quarterly), (iii) after July 6, 2024, the debt service coverage ratio for the combined 11 West 42nd Street Whole Loan and the 11 West 42nd Street Mezzanine Loan falling below 1.10x on a trailing 12 month basis (tested quarterly), (iv) the commencement of a Lease Sweep Period (as defined below) or (v) the commencement of a Leasing True-Up Period. A Cash Sweep Period will terminate upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii), the debt yield for the combined 11 West 42nd Street Whole Loan and the 11 West 42nd Street Mezzanine Loan being at least 9.25% on a trailing 12 month basis (tested quarterly for two consecutive quarters), (c) with respect to clause (iii), the debt service coverage ratio for the combined 11 West 42nd Street Whole Loan and the 11 West 42nd Street Mezzanine Loan being at least 1.10x on a trailing 12 month basis (tested quarterly for two consecutive quarters), (d) with respect to clause (iv), the occurrence of a Lease Sweep Trigger Cure Event (as defined below) and (e) with respect to clause (v), the cessation of the Leasing True-Up Period.

A “Lease Sweep Period” will occur upon the earliest to occur of:

(i)	unless notice of extension or renewal has been given in accordance with the Lease Sweep Lease, the date that is the earlier of (a) 12 months prior to the expiration of the applicable Lease Sweep Lease (as defined below), (b) the expiration date of any extension option contained within any such Lease Sweep Lease and (c) the date the subject Lease Sweep Tenant (as defined below) gives notice, in accordance with the applicable Lease Sweep Lease, of its intention not to extend the applicable Lease Sweep Lease as to more than 50% of the total rentable square feet of the subject Lease Sweep Lease;
(ii)	the date on which a Lease Sweep Tenant terminates or gives a valid notice to terminate as to more than 50% of the total rentable square feet of the subject Lease Sweep Lease and such termination is to occur within 12 months thereafter; provided, however, that no Lease Sweep Period will occur if the borrower simultaneously or theretofore enters into one or more replacement leases in accordance with the 11 West 42nd Street Whole Loan documents covering all or substantially all of the terminated space (or an equivalent amount of space elsewhere in the building);
(iii)	the date on which a Lease Sweep Tenant goes dark (unless such Lease Sweep Tenant or any replacement tenant is investment grade rated) as to more than 50% of its total rentable square footage;
(iv)	a monetary default or material non-monetary default by a Lease Sweep Tenant under its lease; or
(v)	a Lease Sweep Tenant or guarantor becomes subject to insolvency proceedings.

“Lease Sweep Lease” means any lease which, individually or when aggregated with all other leases with the same tenant or its affiliates, demises more than 115,000 square feet of the 11 West 42nd Street Property’s net rentable area (excluding any unexercised expansion rights or unexercised preferential rights to lease additional space contained in such lease).

“Lease Sweep Tenant” means each tenant under a Lease Sweep Lease. As of the date of loan origination, Lease Sweep Tenants include Michael Kors, First-Citizens Bank and NYU.

A “Lease Sweep Trigger Cure Event” will occur upon the earliest of, (a) with respect to clauses (i),(ii), (iii), (iv) and (v) of the definition of Lease Sweep Period, entry into one or more replacement leases in accordance with the 11 West 42nd Street Whole Loan documents covering substantially all of the applicable square feet (or an equivalent amount of space elsewhere in the building); (b) with respect to clause (iii) of the definition of Lease Sweep Period, the date on which the Lease Sweep Tenant re-opens within at least 50% of its total rentable square feet, (c) with respect to clause (iv) of the definition of Lease Sweep Period, the date on which the event of default has been cured; or (d) with respect to clause (v) of the definition of Lease Sweep Period, the Lease Sweep Tenant or guarantor insolvency proceedings have terminated and the Lease Sweep Lease or the applicable guaranty has been affirmed, assumed or assigned in a manner satisfactory to the lender. The amounts collected during a Cash Sweep Period for a Lease Sweep Period will be capped at $75 PSF of affected space (and upon first achieving the same, the applicable Cash Sweep Period will cease assuming no other Cash Sweep Period is continuing).

A “Leasing True-Up Period” means a period commencing if, at any point after July 6, 2026, the anticipated amount of qualified leasing expenses to be incurred by the borrower during the remainder of the 11 West 42nd Street Whole Loan term (tested on July 6, 2026, and every 12th month anniversary thereafter, as determined by the borrower in the exercise of commercially reasonable judgment and approved by the lender, such approval not to be unreasonably withheld, so long as such determination is supported by market data) (such anticipated amount, the “Remaining Leasing Expense Amount”) is in excess of the sum of (i) the amount of funds then on deposit in the TI/LC Reserve plus (ii) the aggregate amount of scheduled monthly deposits remaining to be made to the TI/LC Reserve during the remainder of the 11 West 42nd Street Whole Loan term (the sum of the foregoing (i) and (ii) as of any given date, the “Available Leasing Reserve Funds”). A Leasing True-Up Period will terminate when the amount of Available Leasing Reserve Funds equals the Remaining Leasing Expense Amount.

Property Management. The 11 West 42nd Street Property is managed by Tishman Speyer Properties, L.L.C., an affiliate of the 11 West 42nd Street borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. In addition to the 11 West 42nd Street Whole Loan, BANA made a mezzanine loan in the amount of $56,000,000 (the “11 West 42nd Street Mezzanine Loan”) to the sole member of the borrower, which is secured by such sole member’s equity interest in the mortgage borrower. The 11 West 42nd Street Mezzanine Loan is coterminous with the 11 West 42nd Street Whole Loan, has an interest rate of 14.0000% per annum and requires interest-only payments until its maturity

A-3-95

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

date. A mezzanine intercreditor agreement was executed at loan origination. Subsequent to loan origination, the 11 West 42nd Street Mezzanine Loan was sold by BANA to an affiliate of Taconic Capital.

11 West 42nd Street Mezzanine Loan Summary
	Original Principal Balance	Interest Rate	Original Term (mos)	Original Amortization Term (mos)	Original IO Term (mos)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
11 West 42nd Street Mezzanine Loan	$56,000,000	14.0000%	60	0	60	1.00x	9.6%	59.5%

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage (excluding the terrorism components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-96

Hospitality – Various	Loan #10	Cut-off Date Balance:	$30,200,000
Various	Stirling Hotel Portfolio	Cut-off Date LTV:	45.6%
Various		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	17.4%

A-3-97

Hospitality – Various	Loan #10	Cut-off Date Balance:	$30,200,000
Various	Stirling Hotel Portfolio	Cut-off Date LTV:	45.6%
Various		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	17.4%

FORSYTH COUNTY
Chattahoochee River National Recreation Area
Lake Lanier
Flowery Branch
HALL COUNTY
Buford
Sugar Hill
Laurel Manor
Braselton
Abbey Hill
Suwanee
GWINNETT COUNTY
The Hills
Ridgewood
Allendale
Dacula
Lawrenceville
Gwinnett County Airport
Mall of Georgia
AMTRAK

Bradley Intl. Airport 8 miles
Windsor
TOLLAND COUNTY
South Windsor
Vernon
HARTFORD COUNTY
North End
East Hartford
Manchester
HARTFORD
Glastonbury
Wethersfield
New Haven 37 miles
Connecticut River

Holiday Hill
Southside Estates
Jacksonville Intl. Airport 19 miles
Sandalwood
Greenfield Manor
Downtown Jacksonville 6 miles
JACKSONVILLE
Windy Hill
University of North Florida
J. Turner Butler Blvd
Deerwood
Baymeadows
Southside
DUVAL COUNTY
Sunbeam

Stirling Hotel Portfolio

1	Hampton Inn Buford	Buford, GA
2	Residence Inn Jacksonville Butler Boulevard	Jacksonville, FL
3	Residence Inn Hartford Manchester	Manchester, CT
4	SpringHill Suites Buford	Buford, GA

A-3-98

No. 10 – Stirling Hotel Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Portfolio
				Property Type – Subtype(3):	Hospitality – Various
	Original Principal Balance:	$30,200,000		Location(3):	Various
	Cut-off Date Balance:	$30,200,000		Size(3):	405 Rooms
	% of Initial Pool Balance:	4.1%		Cut-off Date Balance Per Room:	$74,568
	Loan Purpose:	Refinance		Maturity Date Balance Per Room:	$74,568
	Borrower Sponsor:	Ashford Hospitality Trust, Inc.		Year Built/Renovated(3):	Various / Various
	Guarantors:	Ashford Hospitality Limited		Title Vesting:	Fee
		Partnership and Stirling REIT OP, LP		Property Manager(4):	Various
	Mortgage Rate:	8.5060%
	Note Date:	November 16, 2023		Current Occupancy (As of):	76.8% (9/30/2023)
	Seasoning:	0 months		YE 2022 Occupancy(5):	78.5%
	Maturity Date:	December 1, 2028		YE 2021 Occupancy(5):	72.1%
	IO Period:	60 months		YE 2020 Occupancy(5):	53.7%
	Loan Term (Original):	60 months		As-Is Appraised Value:	$66,200,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per Room:	$163,457
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date(6):	Various
	Call Protection:	L(24),D(29),O(7)
	Lockbox Type:	Soft/In Place Cash Management
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information
				TTM NOI (9/30/2023):	$5,112,659
				YE 2022 NOI(5):	$4,861,340
				YE 2021 NOI(5):	$3,997,898
				YE 2020 NOI(5):	$1,742,976
				U/W Revenues:	$16,665,353
				U/W Expenses:	$11,405,359
Escrows and Reserves(1)				U/W NOI:	$5,259,994
	Initial	Monthly	Cap	U/W NCF:	$4,502,859
Taxes:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.02x / 1.73x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	17.4% / 14.9%
FF&E Reserve:	$0	(2)	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	17.4% / 14.9%
Deferred Maintenance:	$70,200	$0	NAP	Cut-off Date LTV Ratio:	45.6%
PIP Reserve:	$7,437,050	Springing	NAP	LTV Ratio at Maturity:	45.6%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$30,200,000	64.5%	Loan Payoff	$37,352,113	79.8%
Borrower Equity	16,635,843	35.5	Reserves	7,507,250	16.0
			Closing Costs	1,976,480	4.2
Total Sources	$46,835,843	100.0%	Total Uses	$46,835,843	100.0%
(1)	See “Escrows” section below for further discussion of reserve requirements.
(2)	The Monthly FF&E Reserve deposits are required to be in an amount equal to the greater of (i) 4% of total gross revenues based on financial statements provided two months prior to the date of calculation and (ii) the amount required under the franchise/management agreements.
(3)	See “The Properties” section below.
(4)	See “Property Management” section below.
(5)	The increases in Occupancy and NOI from 2020 were due to the effects of the COVID-19 pandemic on the hospitality industry in 2020 and the subsequent recovery in 2021 and 2022.
(6)	The individual As-Is Appraisal Valuation Dates are between September 20, 2023 and September 26, 2023.

The Mortgage Loan. The tenth largest mortgage loan (the “Stirling Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $30,200,000 and secured by the fee interests in four hospitality properties located in Georgia, Florida and Connecticut (the “Stirling Hotel Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the Stirling Hotel Portfolio Mortgage Loan are Ashford Buford I LP, Ashford Jacksonville IV LP, Ashford Buford II LP and RI Manchester Hotel Partners, LP (the “Stirling Hotel Portfolio Borrowers”), each a Delaware limited partnership, with their respective general partners having two independent directors. Legal counsel to the Stirling Hotel Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the Stirling Hotel Portfolio Mortgage Loan. The non-recourse carveout guarantors are Ashford Hospitality Limited Partnership (“AHLP”) and Stirling REIT OP, LP, and the borrower sponsor is Ashford Hospitality Trust, Inc.

A-3-99

Hospitality – Various	Loan #10	Cut-off Date Balance:	$30,200,000
Various	Stirling Hotel Portfolio	Cut-off Date LTV:	45.6%
Various		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	17.4%

Ashford Hospitality Trust, Inc. (“Ashford”) is a publicly traded REIT with an investment strategy that is predominantly focused on investing in upscale full-service hotels in the United States. As of June 30, 2023, Ashford owned 100 hotel properties totaling 22,313 rooms. Ashford is advised by Ashford Hospitality Advisors LLC, a subsidiary of Ashford, Inc., through an advisory agreement. Ashford’s properties are asset-managed by Ashford Hospitality Advisors LLC. As a result of the COVID-19 pandemic, Ashford has had some real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

Stirling REIT OP, LP (“Stirling”) was formed on September 1, 2023 primarily to acquire and own a diverse portfolio of stabilized income-producing hotels and resorts across all chain scales, primarily located in the United States and operated under recognized brands licensed from hotel franchisors such as Marriott, Hilton, Hyatt, and Intercontinental Hotel Group. To a lesser extent, Stirling may also invest in real estate debt secured by hotels and resorts and/or develop hotels and resorts. Stirling intends to qualify and elect to be taxed as a real estate investment trust commencing with the taxable year ending December 31, 2024. Stirling’s first assets are the Stirling Hotel Portfolio Properties, which it is acquiring from Ashford in exchange for units in Stirling. As Stirling raises capital, AHLP’s ownership interest in Stirling will be diluted. Stirling is externally managed by Stirling REIT Advisors, LLC, a subsidiary of Ashford, Inc., through an advisory agreement. All of the Stirling’s hotel properties will be asset-managed by Stirling REIT Advisors, LLC. There is overlap among the officers and directors of Ashford, Stirling, Stirling REIT Advisors, LLC and Ashford, Inc.

The Stirling Hotel Portfolio Mortgage Loan documents permit Stirling to become the sole guarantor upon such time as Stirling meets the lender's net worth and liquidity requirements and AHLP's ownership of Stirling has been reduced to 25% or less. At such time, Stirling Hotels & Resorts, Inc. will replace Ashford Hospitality Trust, Inc. as the borrower sponsor.

The Properties. The Stirling Hotel Portfolio Properties are comprised of two limited service hotels located in Buford, Georgia, one extended stay hotel located in Jacksonville, Florida and one extended stay hotel located in Manchester, Connecticut, totaling 405 rooms: Hampton Inn Buford (“Hampton Inn Buford Property”), SpringHill Suites Buford (“SpringHill Suites Buford Property”), Residence Inn Jacksonville Butler Boulevard (“Residence Inn Jacksonville Butler Boulevard Property”) and Residence Inn Hartford Manchester (“Residence Inn Hartford Manchester Property”). The Stirling Hotel Portfolio Mortgage Loan is full recourse to the guarantors if any franchise agreement is terminated and not replaced with a qualified franchisor within 60 days of such termination, provided, in order to avoid full recourse caused by such loss of franchise agreement, the individual property without the franchise agreement is permitted to be released (a) if the release occurs before the second anniversary of the closing of the BANK5 2023-5YR4 transaction, through prepayment with a yield maintenance premium, or (b) thereafter, through partial defeasance, in both cases in an amount equal to 120% of the individual property’s allocated loan amount. Other than for such reason just described, individual property releases are not permitted for the Stirling Hotel Portfolio Mortgage Loan, except in the event of a casualty.

The following table presents certain information relating to the Stirling Hotel Portfolio Properties:

Stirling Hotel Portfolio Properties Summary

Property Name	Year Built / Renovated	# of Rooms	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value	U/W NOI	% of U/W NOI
Hampton Inn Buford	2000 / 2019	92	$10,000,000	33.1%	$17,000,000	$1,736,870	33.0%
3240 Buford Drive, Buford, GA 30519
Residence Inn Jacksonville Butler Boulevard	1997 / 2018	120	$8,000,000	26.5%	$17,200,000	$1,382,843	26.3%
10551 Deerwood Park Boulevard, Jacksonville, FL 32256
Residence Inn Hartford Manchester	2000 / 2015	96	$7,700,000	25.5%	$14,500,000	$1,335,520	25.4%
201 Hale Road, Manchester, CT 06042
SpringHill Suites Buford	2001 / 2023	97	$4,500,000	14.9%	$17,500,000	$804,761	15.3%
3250 Buford Drive, Buford, GA 30519
Total		405	$30,200,000	100.0%	$66,200,000	$5,259,994	100.0%

Hampton Inn Buford Property

The Hampton Inn Buford Property is a four-story, limited service hotel located in Buford, Georgia. Built in 2000 and renovated in 2019, the Hampton Inn Buford Property is situated on an approximately 2.0-acre parcel with 95 parking spaces (1.03 spaces per room). In 2019, the borrower sponsor completed a $3.7 million ($40,217 per room) renovation of the guest rooms.

The Hampton Inn Buford Property consists of 92 rooms and offers complimentary breakfast, 350 square feet of meeting space, an outdoor swimming pool, fitness center, business center and a lobby sundry shop. The guestrooms include 19 standard king rooms, 25 king rooms with a sofa bed and 48 standard double/double rooms. Room amenities include flat-screen televisions with premium channels, telephone, desk with chair, dresser, nightstand, lounge chair, mini refrigerator and microwave.

The 2022 demand segmentation was estimated as 80% transient and 20% meeting and group.

The Hampton Inn Buford Property is subject to a franchise agreement with Hilton Franchise Holding LLC that is scheduled to expire on February 28, 2035.

A-3-100

Hospitality – Various	Loan #10	Cut-off Date Balance:	$30,200,000
Various	Stirling Hotel Portfolio	Cut-off Date LTV:	45.6%
Various		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	17.4%

The following table presents certain information relating to the performance of the Hampton Inn Buford Property:

Historical Occupancy, ADR, RevPAR(1)

	Hampton Inn Buford Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2021	72.2%	$119.31	$86.08	61.0%	$111.55	$68.09	118.2%	107.0%	126.4%
12/31/2022	80.4%	$139.15	$111.92	66.4%	$129.82	$86.23	121.1%	107.2%	129.8%
TTM 9/30/2023	85.8%	$150.41	$129.05	61.9%	$135.73	$84.04	138.6%	110.8%	153.6%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hampton Inn Buford Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: Fairfield Inn & Suites Atlanta Buford Mall of Georgia, Country Inn & Suites Buford at Mall of Georgia, GA, Holiday Inn Express & Suites Buford Mall of Georgia and Courtyard Atlanta Buford Mall of Georgia.

Residence Inn Jacksonville Butler Boulevard Property

The Residence Inn Jacksonville Butler Boulevard Property is a three-story, extended stay hotel located in Jacksonville, Florida. Built in 1997 and renovated in 2018, the Residence Inn Jacksonville Butler Boulevard Property is situated on an approximately 3.6-acre parcel with 123 parking spaces (1.03 spaces per room). In 2018, the borrower sponsor completed a $7.5 million ($62,500 per room) renovation of the guestrooms and common areas.

The Residence Inn Jacksonville Butler Boulevard Property consists of 120 rooms and offers complimentary breakfast, 594 square feet of meeting space, an outdoor swimming pool, grilling area, sports court, fitness center, business center, guest and lobby sundry shop. The guestrooms include 65 studio suites, 31 one-bedroom suites and 24 two-bedroom suites. Room amenities include flat-screen televisions with premium channels, telephone, desk with chair, dresser, nightstands and lounge chair. All rooms feature separate living and sleeping areas and fully equipped kitchens, and certain units have gas fireplaces.

The 2022 demand segmentation was estimated as 95% transient and 5% meeting and group.

The Residence Inn Jacksonville Butler Boulevard Property is subject to a franchise agreement with Marriott International, Inc. that is scheduled to expire on November 30, 2028. Twelve months prior to the expiration of the franchise agreement, the Stirling Hotel Portfolio Borrowers are required to deposit into a PIP reserve to the extent the actual amount has not been determined in such 12-month period, an amount equal $15,000 per room, and once such amount is determined, an amount sufficient to cover the PIP, if there is a shortfall.

The following table presents certain information relating to the performance of the Residence Inn Jacksonville Butler Boulevard Property:

Historical Occupancy, ADR, RevPAR(1)

	Residence Inn Jacksonville Butler Boulevard Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2021	74.9%	$123.95	$92.81	77.9%	$104.87	$81.67	96.1%	118.2%	113.6%
12/31/2022	78.3%	$131.61	$103.09	79.8%	$117.77	$93.98	98.2%	111.8%	109.7%
TTM 9/30/2023	74.0%	$138.31	$102.30	78.8%	$135.70	$106.90	93.9%	101.9%	95.7%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Residence Inn Jacksonville Butler Boulevard Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: Courtyard Jacksonville Butler Boulevard, Sonesta Simply Suites Jacksonville, Homewood Suites by Hilton Jacksonville South St Johns Center, Homewood Suites by Hilton Jacksonville Deerwood Park, Hotel Indigo Jacksonville Deerwood Park, aloft Hotel Jacksonville Tapestry Park, Hyatt Place Jacksonville / St. Johns Town Center and Home2 Suites by Hilton Jacksonville - South/St Johns Town Ctr.

Residence Inn Hartford Manchester Property

The Residence Inn Hartford Manchester Property is a three-story, extended stay hotel located in Manchester, Connecticut. Built in 2000 and renovated in 2015, the Residence Inn Hartford Manchester Property is situated on an approximately 3.38-acre parcel with 139 parking spaces (1.45 spaces per room). The Residence Inn Hartford Manchester Property is currently undergoing a comprehensive PIP, with a budget of approximately $7.4 million ($77,083 per room). The PIP includes guestroom renovations ($5.9 million), exterior work ($700k), lobby renovation ($610k) and pool and fitness center renovations ($300k). The PIP is expected to be completed by April 2024. According to the borrower sponsor, approximately $1 million of the renovations have been completed to date. At loan origination, 115% of the remaining PIP budget was reserved by the Stirling Hotel Portfolio Borrowers.

The Residence Inn Hartford Manchester Property consists of 96 rooms and offers complimentary breakfast, an outdoor swimming pool, grilling area, sports court, fitness center, business center, guest laundry and lobby sundry shop. The guestrooms range from 410 to 680 square feet, with a room mix of 39 studio guestrooms (including four with a gas fireplace), 36 one-bedroom guestrooms and 21 two-bedroom guestrooms. Each of the guestrooms features a flat-screen television with premium channels, telephone, desk with chair,

A-3-101

Hospitality – Various	Loan #10	Cut-off Date Balance:	$30,200,000
Various	Stirling Hotel Portfolio	Cut-off Date LTV:	45.6%
Various		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	17.4%

dresser, nightstands, sofa bed, coffee table and ottoman, and dining table with chairs. All rooms feature separate living and sleeping areas along with fully equipped kitchens.

The 2022 demand segmentation was estimated as 95% transient and 5% meeting and group.

The Residence Inn Hartford Manchester Property is subject to a franchise agreement with Marriott International, Inc. that is currently scheduled to expire on September 30, 2024. Upon satisfactory completion of the PIP by its competition deadline of June 30, 2024, the franchise agreement will be automatically renewed through November 19, 2031.

The following table presents certain information relating to the performance of the Residence Inn Hartford Manchester Property:

Historical Occupancy, ADR, RevPAR(1)

	Residence Inn Hartford Manchester Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2021	77.5%	$124.51	$96.48	75.4%	$108.63	$81.88	102.8%	114.6%	117.8%
12/31/2022	83.9%	$145.74	$122.30	81.2%	$131.49	$106.71	103.4%	110.8%	114.6%
TTM 9/30/2023	82.5%	$152.85	$126.10	74.5%	$137.78	$102.61	110.8%	110.9%	122.9%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Residence Inn Hartford Manchester Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: Residence Inn Hartford Windsor, Comfort Inn & Suites East Hartford - Hartford, Extended Stay America Hartford - Manchester, Homewood Suites by Hilton Hartford South Glastonbury and Hampton by Hilton Inn & Suites Hartford-Manchester.

SpringHill Suites Buford Property

The SpringHill Suites Buford Property is a five-story, limited service hotel located in Buford, Georgia. Built in 2001 and renovated in 2023, the SpringHill Suites Buford Property is situated on an approximately 2.02-acre parcel with 98 parking spaces (1.01 spaces per room). In 2023, the borrower sponsor substantially completed a $6.0 million ($61,856 per room) renovation of the guest rooms and common areas.

The SpringHill Suites Buford Property consists of 97 rooms and offers complimentary breakfast, 680 square feet of meeting space, an outdoor swimming pool, fitness center, business center, guest laundry and a lobby sundry shop. The guestrooms include 43 standard king rooms and 54 standard queen/queen rooms. Room amenities include flat-screen televisions with premium channels, desk with chair, dresser, nightstands, lounge chair, sleeper sofa, and a small wet-bar area with sink, minifridge, and microwave.

The 2022 demand segmentation was estimated as 90% transient and 10% meeting and group.

The SpringHill Suites Buford Property is subject to a franchise agreement with Marriott International, Inc. that is currently scheduled to expire on October 22, 2034.

The following table presents certain information relating to the performance of the SpringHill Suites Buford Property:

Historical Occupancy, ADR, RevPAR(1)

	SpringHill Suites Buford Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2021	63.3%	$103.66	$65.58	61.0%	$111.55	$68.09	103.6%	92.9%	96.3%
12/31/2022	71.5%	$123.38	$88.28	66.4%	$129.82	$86.23	107.7%	95.0%	102.4%
TTM 9/30/2023	66.0%	$135.53	$89.50	62.9%	$135.68	$85.37	105.0%	99.9%	104.8%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the SpringHill Suites Buford Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: Fairfield Inn & Suites Atlanta Buford Mall of Georgia, Country Inn & Suites Buford at Mall of Georgia, GA, Holiday Inn Express & Suites Buford Mall of Georgia and Courtyard Atlanta Buford Mall of Georgia.
A-3-102

Hospitality – Various	Loan #10	Cut-off Date Balance:	$30,200,000
Various	Stirling Hotel Portfolio	Cut-off Date LTV:	45.6%
Various		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	17.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Stirling Hotel Portfolio Properties:

Cash Flow Analysis(1)

	2019	2020(1)	2021(1)	2022(1)	TTM 9/30/2023	U/W	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy	78.2%	53.7%	72.1%	78.5%	76.8%	76.8%
ADR	$126.41	$108.93	$118.77	$135.15	$144.51	$144.51
RevPAR	$98.81	$58.52	$85.63	$106.10	$110.95	$110.95

Room Revenue	$14,606,703	$8,674,921	$12,658,105	$15,684,757	$16,401,803	$16,401,803	98.4%	$40,498
Other Revenue(3)	171,786	166,919	203,632	228,492	263,550	263,550	1.6	651
Total Revenue	$14,778,489	$8,841,840	$12,861,737	$15,913,249	$16,665,353	$16,665,353	100.0%	$41,149

Room Expense	3,167,663	1,811,271	2,688,132	3,813,062	3,962,181	3,962,181	24.2	9,783
Other Department Expense	79,243	71,398	89,922	87,828	81,646	81,646	31.0	202
Total Department Expenses	$3,246,906	$1,882,669	$2,778,054	$3,900,890	$4,043,827	$4,043,827	24.3%	$9,985
Gross Operating Income	$11,531,583	$6,959,171	$10,083,683	$12,012,359	$12,621,526	$12,621,526	75.7%	$31,164

Total Undistributed Expenses	4,765,767	3,682,734	4,681,544	5,644,283	5,887,617	5,957,826	35.7	14,711
Gross Operating Profit	$6,765,816	$3,276,437	$5,402,139	$6,368,076	$6,733,909	$6,663,700	40.0%	$16,454

Total Fixed Charges	1,507,576	1,533,461	1,404,241	1,506,736	1,621,250	1,403,706	8.4	3,466
Total Operating Expenses	$9,520,249	$7,098,864	$8,863,839	$11,051,909	$11,552,694	$11,405,359	68.4%	$28,161

Net Operating Income	$5,258,240	$1,742,976	$3,997,898	$4,861,340	$5,112,659	$5,259,994	31.6%	$12,988
FF&E	677,578	409,609	589,941	725,777	757,135	757,135	4.5	1,869
Net Cash Flow	$4,580,662	$1,333,367	$3,407,957	$4,135,563	$4,355,524	$4,502,859	27.0%	$11,118

NOI DSCR	2.02x	0.67x	1.54x	1.87x	1.96x	2.02x
NCF DSCR	1.76x	0.51x	1.31x	1.59x	1.67x	1.73x
NOI DY	17.4%	5.8%	13.2%	16.1%	16.9%	17.4%
NCF DY	15.2%	4.4%	11.3%	13.7%	14.4%	14.9%
(1)	The increases in Occupancy, ARD, RevPAR and Net Operating Income from 2020 were due to the effects of the COVID-19 pandemic on the hospitality industry in 2020 and the subsequent recovery in 2021 and 2022.
(2)	% of U/W Total Revenue for Room Expense and Other Department Expense are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(3)	Other Revenue includes food and beverage revenue, guest communications revenue and other department revenue.

Appraisal. According to the individual appraisals with valuation as of dates between September 20, 2023 and September 26, 2023, the Stirling Hotel Portfolio Properties had an aggregate “As-is” value of $66,200,000.

Environmental Matters. According to the Phase I environmental site assessments dated September 25, 2023, there was no evidence of any recognized environmental conditions at the Stirling Hotel Portfolio Properties.

Market Overview and Competition. The Stirling Hotel Portfolio Properties consist of two properties located in Buford, Georgia, one property located in Jacksonville, Florida and one property located in Manchester, Connecticut.

Buford, Georgia

The Hampton Inn Buford Property and SpringHill Suites Buford Property are located adjacent to one another in Buford, Georgia, approximately one-half mile north of Interstate 85. The location features ample retail development, anchored by the Mall of Georgia directly across Buford Drive from both properties, as well as a strong industrial market. Buford is situated on the northeastern edge of the Atlanta MSA, approximately 30 miles from the Atlanta central business district and 30 miles southwest of the SK Battery America manufacturing facility that has created a surge of demand on the northeast side of Atlanta.

The largest generators of commercial room night demand include Home Depot, The Atlanta Braves, Publix Super Markets, Doosan, AGCO Corp, Georgia Power, Northside Hospital, Emory Healthcare, Piedmont Atlanta, Cox Enterprises, Siemens, Amazon, Primerica, NCR and UPS. Many of these companies have large-scale industrial operations in the market, as the I-85 North corridor is the largest industrial submarket in Atlanta. As of October 2023, the top corporate accounts at the Hampton Inn Buford Property include ALE Solutions (713 room nights), Publix Super Markets (387 room nights), AZZ WSI LLC (195 room nights), Stepan Company (180 room nights) and General Electric (147 room nights). As of September 2023, the top corporate accounts at the Springhill Suites Buford Property include Working (1,219 room nights), Texas Roadhouse, Inc. (625 room nights), AMB Group, LLC (341 room nights), Kubota Corporation (322 room nights) and Gana Stucco (234 room nights).

A-3-103

Hospitality – Various	Loan #10	Cut-off Date Balance:	$30,200,000
Various	Stirling Hotel Portfolio	Cut-off Date LTV:	45.6%
Various		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	17.4%

According to a third party market report, the 2022 population within a 1-, 3- and 5-mile radius of the Hampton Inn Buford Property and the SpringHill Suites Buford Property was 4,014, 54,853 and 155,906, respectively. The 2022 average household income within the same radii was $98,870, $117,947 and $114,183, respectively.

Jacksonville, Florida

The Residence Inn Jacksonville Butler Boulevard Property is located in the Jacksonville, Florida market and the Southpoint submarket. The Residence Inn Jacksonville Butler Boulevard Property is located on the north side of Deerwood Park Boulevard and is in the southeast quadrant formed by the intersection of J Turner Butler Boulevard (Route 202) and Southside Boulevard (Route 115). J Turner Butler Boulevard is a limited access highway and is the primary east/west thoroughfare in the area, providing access from A1A along the beaches in the east to Interstate 95 and Philips Highway to the west.

The Residence Inn Jacksonville Butler Boulevard Property lies in the southeastern portion of Jacksonville, approximately 11 miles from the Jacksonville central business district. The local area is composed of predominantly retail uses located along Beach Boulevard, J Turner Butler Boulevard and Baymeadows Road. The local area is the primary office submarket of Jacksonville, benefitting from its proximity to downtown Jacksonville, the Atlantic Ocean and the St. Johns River. Major office users in the area include Bank of America, JP Morgan Chase, Deutsche Bank, Johnson & Johnson and Blue Cross Blue Shield, all of which are within two miles of the Residence Inn Jacksonville Butler Boulevard Property. St. Johns Town Center and The Markets at Towne Center are located at the northwest corner of Butler Boulevard and State Road 9A and have nearly one million combined square feet of retail space.

The campus of the University of North Florida (“UNF”) is located three miles northeast of the Residence Inn Jacksonville Butler Boulevard Property. UNF is a public university and a member of the State University System of Florida. Established in 1972, the four-year university had a fall 2022 enrollment of 16,517 students and employs over 590 full-time faculty members. As of September 2023, the top corporate accounts at the Residence Inn Jacksonville Butler Boulevard Property include Continental Tide Defense Systems (914 room nights), General Dynamics Corporation (857 room nights), Leidos Holdings, Inc. (826 room nights), Huntington Ingalls Industries, Inc. (636 room nights), and Ale Solutions (291 room nights).

According to a third party market report, the 2022 population within a 1-, 3- and 5-mile radius of the Residence Inn Jacksonville Butler Boulevard Property was 6,120, 72,016 and 187,296, respectively. The 2022 average household income within the same radii was $100,844, $92,891 and $88,000, respectively.

Manchester, Connecticut

The Residence Inn Hartford Manchester Property is located in the Hartford, Connecticut market and the East Hartford/Manchester submarket. The Residence Inn Hartford Manchester Property is located approximately one mile northwest of I-84 and approximately four miles northeast of the I-84/I-291 interchange. The Residence Inn Hartford Manchester Property is located in Manchester, which is situated in the central-eastern portion of Connecticut, approximately 8.5 miles east of downtown Hartford.

East Hartford and Hartford include large employers such as Raytheon (parent company of Pratt & Whitney), Capgemini, University of Hartford, Trinity College, Aetna, Hartford Financial Services Group, Cigna (now Evernorth), the Travelers Companies and Hartford Healthcare. As of September 2023, the top corporate accounts at the Residence Inn Hartford Manchester Property include Raytheon Technologies Corporation (1,598 room nights), Cognizant Technology Solutions Corporation (636 room nights), Fleetcor Technologies, Inc. (565 room nights), ALE Solutions (458 room nights) and Midwest Concrete (320 room nights).

According to a third party market report, the 2022 population within a 1-, 3- and 5-mile radius of the Residence Inn Hartford Manchester Property was 6,984, 60,980 and 126,142, respectively. The 2022 average household income within the same radii was $94,243, $101,274 and $100,111, respectively.

Escrows. At origination of the Stirling Hotel Portfolio Mortgage Loan, the Stirling Hotel Portfolio Borrowers deposited approximately (i) $70,200 into a deferred maintenance reserve account and (ii) $7,437,050 into a PIP reserve account to fund the PIP at the Residence Inn Hartford Manchester Property.

Real Estate Taxes – Real estate tax reserves are not currently required. In the event the lender determines that taxes are not adequately reserved for pursuant to the property management agreement, the Stirling Hotel Portfolio Borrowers will be required to deposit monthly 1/12th of the estimated annual real estate taxes.

Insurance – The Stirling Hotel Portfolio Borrowers will be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums in the event the lender determines that insurance premiums are not adequately reserved for pursuant to the property management agreement, unless an acceptable blanket policy is in place (as was the case at loan origination).

FF&E Reserve – FF&E reserve deposits are not currently required. In the event the lender determines that FF&E is not adequately reserved for pursuant to the property management agreement, the Stirling Hotel Portfolio Borrowers are required on each monthly payment date to deposit the greater of (i) 4% of total gross revenues based on financial statements provided two months prior to the date of calculation and (ii) the amount required under the franchise/management agreements.

A-3-104

Hospitality – Various	Loan #10	Cut-off Date Balance:	$30,200,000
Various	Stirling Hotel Portfolio	Cut-off Date LTV:	45.6%
Various		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	17.4%

PIP Reserve – The Stirling Hotel Portfolio Borrowers are required to deposit, on or before the date that is twelve months prior to the expiration of any franchise agreement, (x) to the extent such amounts have been determined, all amounts due by the Stirling Hotel Portfolio Borrowers under such franchise agreement extension, and (y) to the extent such amounts have not been determined in such 12-month period, $15,000 per room per applicable individual property until such amounts have been determined and deposited into the PIP reserve account. The Stirling Hotel Portfolio Borrowers may provide a letter of credit in lieu of making any such reserve deposits in cash.

Lockbox and Cash Management. The Stirling Hotel Portfolio Mortgage Loan is structured with a soft lockbox and in place cash management. Each property manager is required to deposit all rents and revenue, after payment of all operating expenses, management fees, working capital and other amounts required to be paid to the manager pursuant to the management agreement, into an established deposit account. All funds in the deposit account are required to be transferred on each business day to a lender-controlled cash management account. During a Cash Sweep Period (as defined below), funds in the cash management account are required to be disbursed in the manner provided in the Stirling Hotel Portfolio Mortgage Loan documents.

A “Cash Sweep Period” means a period:

(i)	commencing upon an event of default, and ending upon the cure, if applicable, of such event of default; or
(ii)	commencing on the first day of the calendar month following the month during which the amortizing debt service coverage ratio is less than 1.20x on a trailing twelve month basis (tested quarterly), and ending upon the earlier of (x) the Stirling Hotel Portfolio Borrowers making a Cash Sweep Cure Payment (as defined below), or (y) the last day of the calendar month during which the amortizing debt service coverage ratio equals or exceeds 1.25x on a trailing twelve month basis (tested quarterly) for two consecutive calendar quarters.

A “Cash Sweep Cure Payment” means delivery to the lender of cash amounts for deposit into the excess cash reserve account that, together with any excess cash reserve funds that the Stirling Hotel Portfolio Borrowers elect to apply as part of the Cash Sweep Cure Payment, is equal to the amount necessary to cause the amortizing debt service coverage ratio to be greater than or equal to 1.25x on a trailing twelve month basis, calculated as if the amount of the Cash Sweep Cure Payment had been applied to the reduction of the principal balance of the Stirling Hotel Portfolio Mortgage Loan. The amount of the Cash Sweep Cure Payment will be held as additional collateral for the Stirling Hotel Portfolio Mortgage Loan and will only be returned to the Stirling Hotel Portfolio Borrowers upon the earlier of (a) the date the lender determines that the amortizing debt service coverage ratio has been greater than or equal to 1.25x on a trailing twelve month basis (tested quarterly) for two consecutive calendar quarters without giving any effect to the Cash Sweep Cure Payment, and (b) payment in full of the Stirling Hotel Portfolio Mortgage Loan.

Property Management. The Hampton Inn Buford Property, Residence Inn Jacksonville Butler Boulevard Property and SpringHill Suites Buford Property are managed by Remington Lodging & Hospitality, LLC, an affiliate of the Stirling Hotel Portfolio Borrowers. The Residence Inn Hartford Manchester Property is managed by Crossroads Hospitality Management Company.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The Stirling Hotel Portfolio Mortgage Loan documents require the Stirling Hotel Portfolio Borrowers to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism, provided such coverage remains economically feasible through the Terrorism Risk Insurance Program Reauthorization Act of 2015 (TRIPRA) or a similar or subsequent statute as may be enacted; provided that the Stirling Hotel Portfolio Borrowers will not be required to spend on terrorism insurance more than two (2) times the terrorism insurance premium that is in place on the origination date of the Stirling Hotel Portfolio Mortgage Loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-105

No. 11 – McKesson Phase 2

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$30,000,000		Location:	Columbus, OH
	Cut-off Date Balance(1):	$30,000,000		Size:	197,671 SF
	% of Initial Pool Balance:	4.0%		Cut-off Date Balance Per SF(1):	$388.02
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$388.02
	Borrower Sponsor:	Golden Eagle Group Inc.		Year Built/Renovated:	2022/NAP
	Guarantors:	GEG Investments LLC and Golden Eagle Group Inc.		Title Vesting:	Fee
	Mortgage Rate:	5.1400%		Property Manager:	Colliers International Asset Services, LLC
	Note Date:	October 27, 2022		Current Occupancy (As of):	100.0% (12/1/2023)
	Seasoning:	13 months		YE 2022 Occupancy(3):	NAP
	Maturity Date:	November 5, 2027		YE 2021 Occupancy(3):	NAP
	IO Period:	60 months		YE 2020 Occupancy(3):	NAP
	Loan Term (Original):	60 months		YE 2019 Occupancy(3):	NAP
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$113,800,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$575.70
	Call Protection:	L(37),D(13),O(10)		As-Is Appraisal Valuation Date:	October 4, 2023
	Lockbox Type:	Hard/In Place Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance) (1):	Pari Passu ($46,700,000)		YE 2022 NOI(3):	NAP
				YE 2021 NOI(3):	NAP
				YE 2020 NOI(3):	NAP
				YE 2019 NOI(3):	NAP
				U/W Revenues:	$8,073,883
				U/W Expenses:	$292,217
Escrows and Reserves				U/W NOI:	$7,781,667
	Initial	Monthly	Cap	U/W NCF:	$7,752,016
Taxes(2):	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.95x / 1.94x
Insurance:	$21,268	$10,634	NAP	U/W Debt Yield based on NOI/NCF(1):	10.1% / 10.1%
Replacement Reserve(2):	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.1% / 10.1%
TI/LC Reserve(2):	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	67.4%
				LTV Ratio at Maturity(1):	67.4%

Sources and Uses
Sources			Uses
Original Whole Loan Amount	$76,700,000	59.5%	Purchase price	$118,000,000	91.6%
Borrower Equity	52,153,299	40.5	Closing Costs	10,832,031	8.4
			Reserves	21,268	0.0
Total Sources	$128,853,299	100.0%	Total Uses	$128,853,299	100.0%
(1)	The McKesson Phase 2 Mortgage Loan (as defined below) is part of the McKesson Phase 2 Whole Loan (as defined below), which is comprised of two pari passu senior promissory notes with an aggregate original principal balance of $76,700,000 (collectively, the “McKesson Phase 2 Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the McKesson Phase 2 Whole Loan.
(2)	Monthly tax reserves spring during the continuance of a cash sweep event period, as described in the McKesson Phase 2 Whole Loan documents. Monthly replacement reserves of $2,470.92 spring during an event of default. Monthly TI/LC reserves of $20,590.73 spring during the continuance of a cash sweep event period, as described in the McKesson Phase 2 Whole Loan documents.
(3)	Historical occupancy and NOI are not applicable because the McKesson Phase 2 Property (as defined below) was built in 2022.

The Mortgage Loan. The eleventh largest mortgage loan (the “McKesson Phase 2 Mortgage Loan”) is part of a whole loan (the “McKesson Phase 2 Whole Loan”) with an original principal balance of $76,700,000. The McKesson Phase 2 Whole Loan is secured by a first priority fee mortgage encumbering an office property located in Columbus, Ohio (the “McKesson Phase 2 Property”). The McKesson Phase 2 Whole Loan is comprised of two pari passu senior promissory notes. The non-controlling note A-2, with an original principal balance of $30,000,000, represents the McKesson Phase 2 Mortgage Loan and will be included in the BANK5 2023-5YR4 securitization trust. The remaining McKesson Phase 2 pari passu note has been contributed to the BANK5 2023-5YR1 securitization transaction as described in the table below. The McKesson Phase 2 Whole Loan will be serviced under the BANK5 2023-5YR1 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-106

Office – CBD	Loan #11	Cut-off Date Balance:	$30,000,000
911 John Street	McKesson Phase 2	Cut-off Date LTV:	67.4%
Columbus, OH 43222		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$46,700,000	$46,700,000	BANK5 2023-5YR1	Yes
A-2	$30,000,000	$30,000,000	BANK5 2023-5YR4	No
Total (Whole Loan)	$76,700,000	$76,700,000

The Borrower and the Borrower Sponsor. The borrower is MK 2 Property Company LLC, a Delaware limited liability company structured with two independent directors. The borrower is owned by MK 2 Property Corp. whose sole member is GSS Property Services XLII, Inc. which is owned by Damian A. Perez (33%), Kevin P. Burns (33%) and Bernard J. Angelo (34%). The owners are principals of Global Securitization Services, LLC which is a corporate services company that sets up and administers a number of special purpose vehicle entities involved with securitizations and Shari’ah-compliant financings. The borrower was formed in connection with structuring the McKesson Phase 2 Whole Loan as a Shari’ah compliant mortgage loan.

The borrower sponsor is Golden Eagle Group Inc. and the non-recourse carveout guarantors are GEG Investments LLC and Golden Eagle Group Inc., each of which is owned by Ghazwa Alyounes Totonji and Irfan K. Totonji. Headquartered in Herndon, Virginia, Golden Eagle Group Inc., acquires, develops and manages office, mixed use retail, residential and hotel properties in markets such as New York, Ohio, Texas, Virginia, Washington, D.C. and Colorado. Golden Eagle Group Inc.’s portfolio includes over 2.0 million square feet of commercial and residential properties and 2.2 million square feet of managed properties.

In order to facilitate a Shari’ah compliant structure, the borrower has master leased the McKesson Phase 2 Property to a master tenant (the “McKesson Phase 2 Master Tenant”) owned by QFB-GEG MK 2 LLC, which in turn is 5.0% indirectly owned by GEG Investments, LLC and 95.0% indirectly owned by Lesha Bank LLC, formerly known as Qatar First Bank. QFB-GEG MK 2 LLC is managed and controlled by Golden Eagle Group Inc., one of the non-recourse carveout guarantors of the McKesson Phase 2 Whole Loan and the borrower sponsor. The McKesson Phase 2 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote and has two independent directors. The McKesson Phase 2 Master Tenant leases the McKesson Phase 2 Property to McKesson Corporation (“McKesson”).

The Property. The McKesson Phase 2 Property is a Class A, 4-story single tenant office property totaling 197,671 square feet, located in Columbus, Ohio. The McKesson Phase 2 Property was built-to-suit for CoverMyMeds LLC (“CoverMyMeds”), a healthcare software company and wholly-owned subsidiary of McKesson. The McKesson Phase 2 Property is Phase 2 of a two building office campus and will (together with the Phase 1 building) serve as the new corporate headquarters for McKesson’s CoverMyMeds subsidiary. McKesson is the tenant on the lease. Phase 1, which consists of an approximately 200,000 square foot office building, and is not collateral for the McKesson Phase 2 Whole Loan, was constructed in 2021 (“Phase 1”). Phase 1 is also leased to McKesson. The two phases are connected by a riser, which features a large landscaped outdoor amenity space with greenery and seating areas. The McKesson Phase 2 Property was built in 2022 on a 5.61 acre site and offers floor-to-ceiling glass walls, an expansive front lobby, flex working space throughout the building, separate terraces, and numerous amenities including a commercial kitchen and cafeteria, coffee and keg bars, lounge areas and walking trails. The facility is anticipated to achieve LEED Gold and WELL Gold certifications. The McKesson Phase 2 Property building features 197,671 square feet across four levels of office space as well as three levels of structured parking. The McKesson Phase 2 Property offers 857 parking spaces (4.34 spaces per 1,000 square feet) including 693 garage spaces and 164 surface level spaces. Total parking for the campus (Phase 2 and Phase 1) is listed as 1,654 parking spaces (3.85 spaces per 1,000 square feet). The Phase 1 building has an easement for parking on the McKesson Phase 2 Property. The McKesson Phase 2 Property was 100% leased as of December 1, 2023.

Tax Abatement. Pursuant to a City of Columbus Enterprise Zone Agreement (the “Enterprise Zone Agreement”) among the prior owner of the McKesson Phase 2 Property, McKesson and CoverMyMeds (McKesson and CoverMyMeds, together, the “Enterprise”), and the City of Columbus, Ohio (the “City”), the prior owner of the McKesson Phase 2 Property received effective February 6, 2019, a one-hundred percent 15-year tax abatement in consideration of a proposed $225 million investment in real property improvements, the retention and relocation of approximately 592 existing full-time permanent positions with an associated annual payroll of approximately $43.2 million and the creation of approximately 1,032 new full–time positions with an associated annual payroll of approximately $75.0 million related to the construction of one new approximately 200,000 square foot class A office building, ancillary campus amenities and surface parking (i.e., Phase 1) and subject to market conditions, the construction of another class A office building of up to approximately 200,000 square feet along with one or more associated parking structures containing up to approximately 1,150 parking spaces at a later date (i.e., Phase 2).

In the event that the Enterprise or the owner of the McKesson Phase 2 Property fails to satisfy conditions under, or otherwise defaults under, the Enterprise Zone Agreement, the City may terminate or modify the tax exemption, and/or may require repayment of some or all of the amount of taxes that would have been payable absent the exemption. In addition, any transfer of the Enterprise Zone Agreement (and therefore of the right to the tax exemption) requires the written consent of the City. Such written consent has been obtained in connection with the transfer of the Enterprise Zone Agreement from the prior owner to the borrower. However, as a result of the requirement that the City consent to transfer, the Enterprise Zone Agreement (and the right to the tax exemption) will not automatically be transferred to the lender upon a foreclosure or deed-in-lieu thereof; instead, the lender will be required to seek such consent. There is no assurance that such consent will be obtained. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus. The McKesson Phase 2 Whole Loan was underwritten assuming that the tax exemption is in place.

A-3-107

Office – CBD	Loan #11	Cut-off Date Balance:	$30,000,000
911 John Street	McKesson Phase 2	Cut-off Date LTV:	67.4%
Columbus, OH 43222		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

Tenant.

McKesson (197,671 square feet, 100.0% of net rentable area, 100.0% of underwritten rent). McKesson is a Texas-based health care company founded in 1833 that provides healthcare supply chain management solutions, retail pharmacy, health technology, community oncology and specialty care. McKesson works with sciences companies, manufacturers, providers, pharmacies, governments and other healthcare organizations to help provide medicines, medical products and healthcare services. McKesson employs approximately 80,000 employees and is currently ranked in the top 10 on the Fortune 500. McKesson has been a tenant at the McKesson Phase 2 Property since October 18, 2022 and has a lease expiration of October 31, 2032. McKesson has four, 5-year extension options, upon notice of at least 12 months prior to the expiration of the current term.

The McKesson lease provides McKesson an option to purchase the McKesson Phase 2 Property, provided no event of default exists under the lease, at a price equal to its fair market value (but not less than the total capital investment, which must include the most recent purchase price of the McKesson Phase 2 Property and all amounts invested in the McKesson Phase 2 Property since that purchase), by delivery of written notice at least 90 and no more than 150 days prior to one of the following milestones (A) expiration of the fifth lease year of the lease for the Phase 1 building (which occurs on March 31, 2026) or (B) expiration of the 9th lease year of the lease for the Phase 1 building (which occurs on March 31, 2030). See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

The following table presents certain information relating to the major tenants at the McKesson Phase 2 Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
McKesson	A-/Baa1/BBB+	197,671	100.0%	$41.52	$8,206,608	100.0%	10/31/2032	4 x 5 Yrs	N
Total Major Tenants		197,671	100.0%	$41.52	$8,206,608	100.0%

Non-Major Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total		197,671	100.0%	$41.52	$8,206,608	100.0%

Vacant Space		0	0.0%

Collateral Total		197,671	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

A-3-108

Office – CBD	Loan #11	Cut-off Date Balance:	$30,000,000
911 John Street	McKesson Phase 2	Cut-off Date LTV:	67.4%
Columbus, OH 43222		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

The following table presents certain information relating to the lease rollover schedule at the McKesson Phase 2 Property:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	1	197,671	100.0%	197,671	100.0%	$8,206,608	100.0%	$41.52
2033	0	0	0.0%	197,671	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	197,671	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	197,671	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	197,671	100.0%			$8,206,608	100.0%	$41.52
(1)	Information is based on the underwritten rent roll.
A-3-109

Office – CBD	Loan #11	Cut-off Date Balance:	$30,000,000
911 John Street	McKesson Phase 2	Cut-off Date LTV:	67.4%
Columbus, OH 43222		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

The following table presents historical occupancy percentages at the McKesson Phase 2 Property:

Historical Occupancy

2020(1)	2021(1)	2022(1)	12/1/2023(2)
NAP	NAP	NAP	100.0%
(1)	Historical occupancies are unavailable because the McKesson Phase 2 Property was built in 2022.
(2)	Information based on the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the McKesson Phase 2 Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Gross Potential Rent(3)	$8,206,608	96.6%	$41.52
Recoveries	292,217	3.4	1.48
Other Income	0	0.0	0.00
Net Rental Income	$8,498,825	100.0%	$42.99
Less Vacancy & Credit Loss	(424,941)	(5.2)	(2.15)
Effective Gross Income	$8,073,883	100.0%	$40.85

Real Estate Taxes(4)	0	0.0	0.00
Insurance	0	0.0	0.00
Other Operating Expenses	292,217	3.6	1.48
Total Operating Expenses	$292,217	3.6%	$1.48

Net Operating Income	$7,781,667	96.4%	$39.37
Replacement Reserves	29,651	0.4	0.15
TI/LC	0	0.0	0.00
Net Cash Flow	$7,752,016	96.0%	$39.22

NOI DSCR	1.95x
NCF DSCR	1.94x
NOI Debt Yield	10.1%
NCF Debt Yield	10.1%
(1)	Historical financial information is not available because the McKesson Phase 2 Property was built in 2022.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Gross Potential Rent is based on the average annual rent over the remainder of the 5-year loan term for McKesson.
(4)	Real Estate Taxes were underwritten assuming the tax exemption is in place. In addition, McKesson is required under its lease to pay real estate taxes on the McKesson Phase 2 Property.

Appraisal. The appraiser concluded to an “as-is” value as of October 4, 2023 of $113,800,000.

Environmental Matters. According to the Phase I environmental report dated November 10, 2023, the McKesson Phase 2 Property was part a collection of parcels used by a construction company as an equipment storage yard and maintenance facility. According to the related environmental reports, environmental impacts include the presence of an in-ground hydraulic lift in the main maintenance building, the general use and storage of petroleum products and hazardous materials at the McKesson Phase 2 Property since the 1950s and a possible fill area and former scrap yard in the western portion of the McKesson Phase 2 Property. The Phase I environmental report identified several remedial actions that had been taken, and identified the above conditions as a controlled recognized environmental condition.

Market Overview and Competition. The McKesson Phase 2 Property is located in Columbus, Ohio within the Columbus Metropolitan Statistical Area (“Columbus MSA”) market and the West office submarket. Major employers in the area include Nationwide Insurance, JPMorgan Chase, The Kroger Company, Amazon, American Electric Power and The Ohio State University (“OSU”). OSU is the largest employer in the area and enrolls over 44,000 students. The Columbus office market is located right outside of the Columbus central business district, which represents one of the largest employment centers in the Midwest, with over 80,000 employees. The McKesson Phase 2 Property is located in the Franklinton neighborhood of the City, which is experiencing development, including the development

A-3-110

Office – CBD	Loan #11	Cut-off Date Balance:	$30,000,000
911 John Street	McKesson Phase 2	Cut-off Date LTV:	67.4%
Columbus, OH 43222		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

of 500 Neil Avenue, which is a 130,000 square foot office development that will be the new headquarters for Chipotle, and the development of Gravity II, which is a mixed-use facility containing 234 apartment units and office space. Primary access to the McKesson Phase 2 Property is provided by Interstate 670, Interstate 71 and Interstate 70, all of which either pass through the McKesson Phase 2 Property’s immediate area, or act as major thoroughfares that pass through the Columbus central business district. The McKesson Phase 2 Property can also be accessed by the Central Ohio Transit Authority which has a stop located on McKinley Avenue, which is south of the McKesson Phase 2 Property. According to the appraisal, as of the second quarter of 2023, the Columbus MSA market had approximately 119.0 million square feet of office space inventory, overall vacancy in the market was approximately 10.6% and asking rent was $20.83 per square foot. According to the appraisal, as of the second quarter of 2023, the West office submarket had approximately 3.7 million square feet of office space inventory, overall vacancy in the market was approximately 11.7% and asking rent was $25.65 per square foot. According to the appraisal, the 2023 estimated population within a one-, three- and five-mile radius of the McKesson Phase 2 Property was 10,351, 159,888 and 345,050, respectively. The 2023 estimated average household income within a one-, three- and five mile radius of the McKesson Phase 2 Property was $82,716, $89,167 and $87,821, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the McKesson Phase 2 Property:

Market Rent Summary

Adjusted Comparable Leases
Category	Low Market Rent	High Market Rent	Average Market Rent
Office	$32.13	$48.79	$40.13
Source: Appraisal.

The following table presents comparable office leases with respect to the McKesson Phase 2 Property:

Comparable Office Lease Summary

Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
911 John Street (subject) Columbus, OH	2022	197,671(1)	McKesson	197,671(1)	October 2022(1)	$41.52(1)	NNN(1)
244 Perimeter Center Parkway Northeast Atlanta, GA	1977	398,895	Insight Global	131,795	June 2024	$43.25	Full Service
1221 Broadway Nashville, TN	2022	400,311	Bradley Arrant Boult	112,380	Nov. 2023	$42.43	NNN
2000 & 3000 Auburn Drive Beachwood, OH	1998	268,812	Penske	74,364	October 2022	$25.50	Modified Gross
2047 Woodward Avenue Detroit, MI	2022	192,500	Chemical Bank	192,500	June 2022	$35.00	NNN
910 John Street Columbus, OH(2)	2021	231,626	McKesson	231,626	March 2021	$33.45	NNN

Source: Appraisal.

(1)	Based on the underwritten rent roll.
(2)	910 John Street is the Phase 1 building that is part of the same campus as the McKesson Phase 2 Property.

A-3-111

No. 12 – Shops at La Palmera

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Retail – Anchored
				Location:	Corpus Christi, TX
	Original Principal Balance:	$29,500,000		Size:	218,444 SF
	Cut-off Date Balance:	$29,500,000		Cut-off Date Balance Per SF:	$135.05
	% of Initial Pool Balance:	4.0%		Maturity Date Balance Per SF:	$135.05
	Loan Purpose:	Refinance		Year Built/Renovated:	1985/2022
	Borrower Sponsor:	David Watson		Title Vesting:	Fee
	Guarantor:	Alder Wood Partners, L.P.		Property Manager:	Direct Holdings, LLC
	Mortgage Rate:	7.6050%			(borrower-related)
	Note Date:	November 15, 2023		Current Occupancy (As of):	97.0% (9/11/2023)
	Seasoning:	0 months		YE 2022 Occupancy:	96.2%
	Maturity Date:	December 1, 2028		YE 2021 Occupancy:	94.3%
	IO Period:	60 months		YE 2020 Occupancy:	92.4%
	Loan Term (Original):	60 months		YE 2019 Occupancy:	94.5%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$48,200,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$220.65
	Call Protection:	L(24),D(29),O(7)		As-Is Appraisal Valuation Date:	September 1, 2023
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type	NAP		TTM NOI (7/31/2023)(1):	$3,217,695
	(Balance):			YE 2022 NOI:	$3,050,140
				YE 2021 NOI:	$2,783,556
Escrows and Reserves				YE 2020 NOI:	NAV
	Initial	Monthly	Cap	U/W Revenues:	$5,809,223
Taxes:	$0	$54,962	NAP	U/W Expenses:	$2,333,197
Insurance:	$350,592	$58,432	NAP	U/W NOI(1):	$3,476,025
Deferred Maintenance:	$7,775	$0	NAP	U/W NCF:	$3,200,072
Replacement Reserve:	$0	$2,806	NAP	U/W DSCR based on NOI/NCF:	1.53x / 1.41x
TI/LC:	$500,000	$23,386	$1,000,000	U/W Debt Yield based on NOI/NCF:	11.8% / 10.8%
				U/W Debt Yield at Maturity based on NOI/NCF:	11.8% / 10.8%
				Cut-off Date LTV Ratio:	61.2%
				LTV Ratio at Maturity:	61.2%

Sources and Uses
Sources			Uses
Mortgage loan amount	$29,500,000	99.1%	Loan payoff	$27,368,280	92.0%
Borrower Equity	257,241	0.9	Reserves	858,367	2.9
			Closing Costs	1,530,594	5.1
Total Sources	$29,757,241	100.0%	Total Uses	$29,757,241	100.0%
(1)	Increases in NOI from TTM 7/31/2023 to UW are primarily due to eight tenants, representing 74.2% of net rentable area, renewing their leases with effective rent step dates occurring between December 1, 2023 and November 1, 2024.

The Mortgage Loan. The twelfth largest mortgage loan (the “Shops at La Palmera Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $29,500,000 and secured by a first priority fee mortgage encumbering an anchored retail property totaling 218,444 square feet and located in Corpus Christi, Texas (the “Shops at La Palmera Property”).

The Borrower and Borrower Sponsors. The borrower for the Shops at La Palmera Mortgage Loan is RD Palmera, LP, a single-purpose Texas limited partnership, with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Shops at La Palmera Mortgage Loan. The borrower is 99.5% owned by its sole limited partner, RD Investors Corpus LP (the “Borrower Limited Partner”), and controlled by its 0.5% general partner RD Palmera GP, LLC, a Delaware limited liability company, which is indirectly owned by David Watson, the borrower sponsor. The Borrower Limited Partner is 99.9999% owned by its general partner, which in turn is approximately 89.5% owned by Alder Wood Partners, L.P, the non-recourse carve-out guarantor of the Shops at La Palmera Mortgage Loan, as a class B member. A 0.0001% limited partnership interest in the Borrower Limited Partner is owned by RP-DD Investors LLC (“RP-DD”), which is also an indirect class A member of the general partner of the Borrower Limited Partner. RP-DD is indirectly owned 50% by James T. Furr, and 50% by David Watson, Bruce Sifford, and Chris Hipps, all of whom are officers of Direct Retail Partners. Alder Wood Partners, L.P. is 50% owned by Lee Roy Mitchell and 50% owned by Tandy Mitchell. Lee Roy and Tandy Mitchell, husband and wife, are the founders of Cinemark, Inc. David Watson

A-3-112

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,500,000
4938, 4954 and 4902 Staples Street South	Shops at La Palmera	Cut-off Date LTV:	61.2%
Corpus Christi, TX 78412		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	11.8%

is the founder and Chief Executive Officer of Direct Retail Partners. Direct Retail Partners is a privately held and operated commercial retail real estate firm that was founded in 1997. Based in Dallas Texas, Direct Retail Partners has developed, acquired, and managed over 5 million square feet of shopping center assets. James T. Furr and Bruce Sifford are the Chief Investment Officer and Chief Operating Officer of Direct Retail Partners, respectively. Direct Retail Partners’ leadership team combines for more than 100 years of commercial real estate experience. The borrower sponsor of the Shops at La Palmera Mortgage Loan is affiliated with the borrower sponsors of the Market Heights Mortgage Loan.

The Property. The Shops at La Palmera Property is a 218,444 square foot anchored retail property located in Corpus Christi, Texas. Originally built in 1985 and renovated in 2022, the Shops at La Palmera Property is comprised of four single-story buildings, and a ground lease to Jared’s, situated on an 18.4-acre site across three parcels and contains 1,051 surface parking spaces (4.8 spaces per 1,000 square feet). The borrower sponsor acquired the Shops at La Palmera Property in July 2017, for $45.95 million. The Shops at La Palmera Property is anchored by Dick’s Sporting Goods, TJ Maxx / HomeGoods and Big Lots, with other major tenants including DSW Shoe Warehouse. As of September 11, 2023, the Shops at La Palmera Property was 97.0% occupied by 26 tenants.

Major Tenants.

Dick’s Sporting Goods (61,233 square feet, 28.0% of net rentable area, 20.6% of underwritten rent). Dick’s Sporting Goods (NYSE: DKS) is an omnichannel sporting goods retailer, offering products including athletic apparel, outerwear, sportswear, athletic shoes, casual footwear, drinkware, health and wellness, fitness equipment, golf products, scooters, and skateboards. Founded in 1948, and headquartered in Coraopolis, Pennsylvania, Dick’s Sporting Goods has more than 850 locations across the United States, Hong Kong, China, and Canada, and owns and operates a distribution center in New York, Arizona, and Pennsylvania. Dick’s Sporting Goods has 50,800 employees. Dick’s Sporting Goods has anchored the Shops at La Palmera Property since 2013, has a lease expiration date of January 31, 2029, and has three, 5-year renewal options remaining.

TJ Maxx / HomeGoods (44,750 square feet, 20.5% of net rentable area, 12.3% of underwritten rent). TJ Maxx / HomeGoods is an American department store chain, and two of the main subsidiaries of the TJX Companies Inc. an off-price apparel and home fashions retailer in the United States and worldwide. At the end of fiscal year 2023, the TJX Companies, Inc. reported nearly 4,800 stores across nine countries and three continents, and six branded e-commerce sites, with approximately 329,000 associates. Along with TJ Maxx and HomeGoods, The TJX Companies Inc. operates as Marshalls, Sierra, and HomeSense. TJ Maxx / HomeGoods has anchored the Shops at La Palmera Property since November 2013, has a lease expiration date of November 30, 2028, and has three, 5-year renewal options remaining.

DSW Shoe Warehouse (18,000 square feet, 8.2% of net rentable area, 10.7% of underwritten rent). DSW Shoe Warehouse is a store chain owned by Designer Brands Inc (NYSE: DBI), an American company that sells designer and name brand shoes and fashion accessories, operating over 500 stores in the United States and an e-commerce website. DSW Shoe Warehouse has been a tenant at the Shops at La Palmera Property since March 2014, has a lease expiration date of March 31, 2029, and has one, 5-year renewal option remaining.

A-3-113

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,500,000
4938, 4954 and 4902 Staples Street South	Shops at La Palmera	Cut-off Date LTV:	61.2%
Corpus Christi, TX 78412		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	11.8%

The following table presents a summary regarding the major tenants at the Shops at La Palmera Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Dick's Sporting Goods	Baa3/NR/BB	61,233	28.0%	$13.50	$826,646	20.6%	1/31/2029	3, 5-Year	N
TJ Maxx / HomeGoods	A2/NR/A	44,750	20.5%	$11.00	$492,250	12.3%	11/30/2028	3, 5-Year	N
DSW Shoe Warehouse	NR/NR/NR	18,000	8.2%	$23.90	$430,200	10.7%	3/31/2029	1, 5-Year	N
Jared's	NR/BB/BB-	0	0.0%	NAP	$199,650	5.0%	1/31/2029	2, 5-Year	N
DXL	NR/NR/NR	7,000	3.2%	$26.62	$186,340	4.7%	4/30/2024	2, 5-Year	N
Big Lots	NR/NR/NR	29,465	13.5%	$6.25	$184,156	4.6%	1/31/2029	3, 5-Year	N
Total Major Tenants		160,448	73.5%	$14.45	$2,319,242	57.9%

Non-Major Tenants		51,377	23.5%	$32.80	$1,685,266	42.1%
Occupied Collateral Total		211,825	97.0%	$18.90	$4,004,507	100.0%

Vacant Space		6,619	3.0%

Collateral Total		218,444	100.0%

(1)	Information is based on the underwritten rent roll as of September 11, 2023.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Shops at La Palmera Property:

Lease Expiration Schedule(1)(2)

Year Ending March 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Annual U/W Gross Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	4	12,721	5.8%	12,721	5.8%	$406,412	10.1%	$31.95
2025	2	3,131	1.4%	15,852	7.3%	$105,721	2.6%	$33.77
2026	1	2,500	1.1%	18,352	8.4%	$90,200	2.3%	$36.08
2027	4	15,034	6.9%	33,386	15.3%	$444,773	11.1%	$29.58
2028	4	51,052	23.4%	84,438	38.7%	$661,696	16.5%	$12.96
2029	8	118,727	54.4%	203,165	93.0%	$2,048,329	51.2%	$17.25
2030	1	2,500	1.1%	205,665	94.1%	$95,000	2.4%	$38.00
2031	1	4,200	1.9%	209,865	96.1%	$92,400	2.3%	$22.00
2032	0	0	0.0%	209,865	96.1%	$0	0.0%	$0.00
2033	1	1,960	0.9%	211,825	97.0%	$59,976	1.5%	$30.60
Thereafter	0	0	0.0%	211,825	97.0%	$0	0.0%	$0.00
Vacant	0	6,619	3.0%	218,444	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(3)	26	218,444	100.0%			$4,004,507	100.0%	$18.90
(1)	Information obtained from the underwritten rent roll as of September 11, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.
(3)	Total/Wtd. Avg. Annual U/W Gross Rent PSF excludes vacant space.

A-3-114

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,500,000
4938, 4954 and 4902 Staples Street South	Shops at La Palmera	Cut-off Date LTV:	61.2%
Corpus Christi, TX 78412		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	11.8%

The following table presents historical occupancy percentages at the Shops at La Palmera Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	9/11/2023(2)
94.5%	92.4%	94.3%	96.2%	97.0%
(1)	Provided by the borrower sponsor.
(2)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Shops at La Palmera Property:

Cash Flow Analysis

	2021	2022	TTM 7/31/2023(1)	U/W(2)	%(1)	U/W $ per SF
Gross Potential Rent(2)	$3,581,130	$3,709,273	$3,734,889	$4,138,994	68.5%	$18.95
Reimbursements	1,169,375	1,246,806	1,452,165	1,899,557	31.5	8.70
Net Rental Income	$4,750,505	$4,956,079	$5,187,054	$6,038,551	100.0%	$27.64
Other Income(3)	103,873	43,678	72,599	72,599	1.2	0.33
(Vacancy & Concessions)	0	0	0	(301,928)	(7.3)	(1.38)
Effective Gross Income	$4,854,378	$4,999,757	$5,259,653	$5,809,223	96.2%	$26.59

Real Estate Taxes	667,041	670,230	670,230	747,502	12.9	3.42
Insurance	199,878	263,045	317,075	518,036	8.9	2.37
Management Fee	156,569	150,258	161,271	174,277	3.0	0.80
Other Operating Expenses	1,047,334	866,084	893,383	893,383	15.4	4.09
Total Operating Expenses	$2,070,822	$1,949,617	$2,041,959	$2,333,197	40.2%	$10.68

Net Operating Income	$2,783,556	$3,050,140	$3,217,695	$3,476,025	59.8%	$15.91
Replacement Reserves	0	0	0	33,429	0.6	0.15
TI/LC	0	0	0	242,524	4.2	1.11
Net Cash Flow	$2,783,556	$3,050,140	$3,217,695	$3,200,072	55.1%	$14.65

NOI DSCR	1.22x	1.34x	1.41x	1.53x
NCF DSCR	1.22x	1.34x	1.41x	1.41x
NOI Debt Yield	9.4%	10.3%	10.9%	11.8%
NCF Debt Yield	9.4%	10.3%	10.9%	10.8%
(1)	Increases in Gross Potential Rent and NOI from TTM 7/31/2023 to UW are primarily due to eight tenants, representing 74.2% of net rentable area, having renewed their leases with effective rent step dates occurring between December 1, 2023 and November 1, 2024.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Concessions and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Gross Potential Rent includes rent steps through November 2024 totaling $184,305.
(4)	Other Income represents percentage rent, signage income, and other miscellaneous income.

Appraisal. According to the appraisal dated September 22, 2023, the Shops at La Palmera Property had an “As-is” appraised value of $48,200,000 as of September 1, 2023.

Environmental Matters. According to the Phase I environmental report dated September 15, 2023, there was no evidence of any recognized environmental conditions at the Shops at La Palmera Property.

Market Overview and Competition. The Shops at La Palmera Property is located in Corpus Christi, Texas, in the Mid-City retail submarket within the Corpus Christi TX retail market. The Shops at La Palmera Property is located at the corner of South Padre Island Drive and Staples Street, in the local retail corridor that includes more than two million square feet of retail space, including the adjacent La Palmera Mall, a one million square foot mall anchored by Dillard’s, Macy’s and JC Penney. The Shops at La Palmera Property sits within the 80-acre La Palmera Shopping District, a popular shopping destination for consumers throughout the Coastal Bend Region.

The economy of Corpus Christi is supported by tourism, retail, oil/petrochemicals, and public administration sectors. The Port of Corpus Christi, the fifth largest U.S. port and deepest inshore port on the Gulf of Mexico, handles mostly oil and agricultural products. Corpus Christi is home to Naval Air Station Corpus Christi (NAS). NAS is one of the largest employers in the city. The Corpus Christi Army Depot, on NAS Corpus Christi, is the largest helicopter repair facility in the world. Other employers in the city include the headquarters of Stripes Convenience Stores, CHRISTUS Spohn Health System, AEP Texas, H-E-B, and Bay Limited. The city of Corpus Christi also

A-3-115

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,500,000
4938, 4954 and 4902 Staples Street South	Shops at La Palmera	Cut-off Date LTV:	61.2%
Corpus Christi, TX 78412		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	11.8%

benefits from its location to the Eagle Ford Shale Play, a geological formation with a large amount of oil and natural gas. Thousands of jobs are associated with the Eagle Ford Shale Play at companies such as Halliburton, C&J Energy Services and Baker Hughes. Corpus Christi is also home to several institutions of higher education, including Texas A&M University – Corpus Christi, Del Mar College, and Saint Leo University – Corpus Christi. Texas A&M – Corpus Christi has an annual enrollment of approximately 12,000 students. Del Mar College is a local community college with an annual enrollment of approximately 12,200 students.

According to the appraisal, as of the second quarter of 2023, the Mid-City retail submarket had approximately 7.0 million square feet of retail space inventory, overall vacancy in the submarket was approximately 5.7% and asking rent was $13.21 PSF. According to the appraisal, as of the second quarter of 2023, the Corpus Christi TX retail market had approximately 29.1 million square feet of retail space inventory, overall vacancy in the submarket was approximately 3.3% and asking rent was $15.03 PSF. According to the appraisal, the 2022 population within a one-, three- and five-mile radius of the Shops at La Palmera Property was 13,123, 113,491 and 210,744, respectively. The 2022 average household income within a one-, three- and five-mile radius of the Shops at La Palmera Property was $65,637, $84,000 and $89,777, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Shops at La Palmera Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs)	Tenant Allowance PSF (New/Renewal)	Leasing Commissions (New/Renewal)	Reimbursements
Inline	$27.00	5	$25.00 / $10.00	6.0% / 4.0%	Net
Junior Anchor	$12.00	10	$15.00 / $10.00	6.0% / 4.0%	Net
Large Inline	$21.00	10	$15.00 / $10.00	6.0% / 4.0%	Net
Premium Retail	$38.00	10	$40.00 / $20.00	6.0% / 4.0%	Net
(1)	Information obtained from the appraisal.

The table below presents junior anchor leasing data at comparable retail properties with respect to the Shops at La Palmera Property:

Comparable Leases(1)

Property Name	Year Built / Renovated	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Shops at La Palmera(2) Corpus Christi, TX	1985 / 2022	218,444	Dick’s Sporting Goods TJ Maxx / HomeGoods	61,233 44,750	Feb. 2024 Dec. 2023	5 5	$13.50 $11.00	NNN NNN
The Plaza on Galveston Island Galveston, TX	1970 / NAP	151,905	Beall’s	28,445	Feb. 2023	11	$10.00	NNN
Colonial Village Shopping Center McAllen, TX	1975 / NAP	59,424	Undisclosed	11,265	Feb. 2023	10	$9.00	NNN
Arbor Park Shopping Center San Antonio, TX	1998 / NAP	143,621	Harbor Freight Tools	15,122	Jan. 2023	10	$12.00	NNN
Independence Plaza Laredo, TX	2008 / 2016	73,470	Texas Fine Furniture	22,852	Feb. 2022	6	$13.50	NNN
5858 South Padre Island Drive Corpus Christi, TX	1980 / NAP	100,911	Listing	20,000	NAP	NAP	$15.00	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built / Renovated is obtained from the underwritten rent roll as of September 11, 2023.

A-3-116

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,500,000
4938, 4954 and 4902 Staples Street South	Shops at La Palmera	Cut-off Date LTV:	61.2%
Corpus Christi, TX 78412		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	11.8%

The table below presents large in-line leasing data at comparable retail properties with respect to the Shops at La Palmera Property:

Comparable Leases(1)

Property Name	Year Built / Renovated	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Shops at La Palmera(2) Corpus Christi, TX	1985 / 2022	218,444	DSW Shoe Warehouse DXL	18,000 7,000	Apr. 2024 Apr. 2014	5 10	$23.90 $26.62	Gross NNN
Alison’s Corner San Antonio, TX	2002 / NAP	55,066	Shoe Carnival	9,000	Aug. 2023	10	$19.00	NNN
Woodlake Crossing San Antonio, TX	2008 / 2023	288,071	Petco	10,375	Feb. 2023	7	$14.50	NNN
Camelot Plaza San Antonio, TX	1983 / 2010	79,594	H&R Block	5,000	Jul. 2022	NAV	$19.00	NNN
Jackson Ridge Square Pharr, TX	2008 / NAP	28,770	QC Kinetix	6,136	Mar. 2022	7.4	$22.00	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built / Renovated is obtained from the underwritten rent roll as of September 11, 2023.

The table below presents premium retail leasing data at comparable retail properties with respect to the Shops at La Palmera Property:

Comparable Leases(1)

Property Name	Year Built / Renovated	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Shops at La Palmera(2) Corpus Christi, TX	1985 / 2022	218,444	Hopdoddy Burger Bar San Antonio Shoes	4,000 2,411	Aug. 2016 Feb. 2019	10.4 5	$41.80 $40.31	NNN NNN
1503 East Expressway 83 San Juan, TX	2023 / NAP	3,006	Dunkin’ Donuts	1,806	Dec. 2023	5	$44.00	NNN
Springtown Shopping Center San Marcos, TX	2017 / NAP	6,000	Tenant	2,500	Jul. 2023	3	$36.00	NNN
3831 North Expressway Brownsville, TX	2021 / NAP	5,520	Verizon Wireless	2,500	Nov. 2022	0.2	$36.50	NNN
The Shops at Dove Creek San Antonio, TX	2019 / NAP	273,706	Mattress Firm	4,500	Jul. 2022	10	$32.00	NNN
814 East Expressway 83 McAllen, TX	1992 / NAP	9,133	Jersey Mike’s Subs	1,533	Jun. 2022	10	$36.00	NNN
Plum Creek Village Kyle, TX	2021 / NAP	19,955	Shipley Donut	2,000	Feb. 2022	10	$32.00	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built / Renovated is obtained from the underwritten rent roll as of September 11, 2023.

A-3-117

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,500,000
4938, 4954 and 4902 Staples Street South	Shops at La Palmera	Cut-off Date LTV:	61.2%
Corpus Christi, TX 78412		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	11.8%

The table below presents in-line leasing data at comparable retail properties with respect to the Shops at La Palmera Property:

Comparable Leases(1)

Property Name	Year Built	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Shops at La Palmera(2) Corpus Christi, TX	1985 / 2022	218,444	Orangetheory Fitness Jersey Mike’s Subs	3,304 1,500	Jun. 2023 Jul. 2020	5 5.2	$24.35 $25.00	NNN NNN
Ayers Plaza Corpus Christ, TX	2006 /NAP	25,200	Local Retail Tenant	1,800	Sep. 2023	5	$26.00	NNN
Ara’s Center Corpus Christi, TX	2015 / NAP	13,202	Hot Chicken Run	1,974	Jun. 2023	5	$24.00	NNN
6113 Saratoga Boulevard Corpus Christi, TX	2016 / NAP	9,906	Mariner Finance	1,100	Apr. 2023	5	$27.00	NNN
HEB Retail Center Corpus Christi, TX	2007 / NAP	9,600	My Mimi’s Kitchen	2,100	Apr. 2023	5	$25.00	NNN
Mission Plaza Corpus Christi, TX	1972 / 1993	163,067	Texan Credit	1,498	Aug. 2022	5	$24.00	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built is obtained from the underwritten rent roll as of September 11, 2023.

A-3-118

No. 13 – RV Storage Depot

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Other – RV/Boat Storage
				Location:	Altamonte Springs, FL
	Original Principal Balance:	$28,000,000		Size:	1,489,149 SF
	Cut-off Date Balance:	$28,000,000		Cut-off Date Balance Per SF:	$18.80
	% of Initial Pool Balance:	3.8%		Maturity Date Balance Per SF:	$18.80
	Loan Purpose:	Refinance		Year Built/Renovated:	1978/2021
	Borrower Sponsors:	John Saunders and Philip Scott Ramser Jr.		Title Vesting:	Fee
	Guarantors:	John Saunders and Philip Scott Ramser Jr.		Property Manager:	RVSD Management Inc
	Mortgage Rate:	8.5500%			(borrower-related)
	Note Date:	October 26, 2023		Current Occupancy (As of)(1):	80.7% (9/23/2023)
	Seasoning:	1 month		YE 2022 Occupancy(1):	74.5.%
	Maturity Date:	November 1, 2028		YE 2021 Occupancy(1):	89.3%
	IO Period:	60 months		YE 2020 Occupancy:	NAP(2)
	Loan Term (Original):	60 months		YE 2019 Occupancy:	NAP(2)
	Amortization Term (Original):	NAP		Appraised Value:	$64,000,000
	Loan Amortization Type:	Interest Only		Appraised Value Per SF:	$42.98
	Call Protection:	L(25),D(28),O(7)		Appraisal Valuation Date:	August 25, 2023
	Lockbox Type:	Springing
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type	NAP		TTM NOI (7/31/2023):	$3,012,883
	(Balance):			YE 2022 NOI:	$2,242,078
				YE 2021 NOI:	NAP(2)
Escrows and Reserves				YE 2020 NOI:	NAP(2)
	Initial	Monthly	Cap	U/W Revenues:	$4,583,070
Taxes:	$24,042	$24,042	NAP	U/W Expenses:	$1,339,696
Insurance:	$13,980	$13,379	NAP	U/W NOI:	$3,243,374
Deferred Maintenance:	$20,438	$0	NAP	U/W NCF:	$3,168,916
Replacement Reserve:	$0	$6,205	$148,915	U/W DSCR based on NOI/NCF:	1.34x / 1.31x
Debt Service Reserve:	$237,326	$0	NAP	U/W Debt Yield based on NOI/NCF:	11.6% / 11.3%
				U/W Debt Yield at Maturity based on NOI/NCF:	11.6% / 11.3%
				Cut-off Date LTV Ratio:	43.8%
				LTV Ratio at Maturity:	43.8%

Sources and Uses
Sources			Uses
Mortgage loan amount	$28,000,000	100.0%	Loan payoff	$25,834,881	92.3%
			Return of Equity	743,390	2.7
			Reserves	295,786	1.1
			Closing Costs	1,125,943	4.0
Total Sources	$28,000,000	100.0%	Total Uses	$28,000,000	100.0%
(1)	Occupancy is based off square footage. Occupancy based off of units for 9/23/2023, YE 2022, and YE 2021 was 54.0%, 74.6% and 88.3%, respectively. The large discrepancy in Current Ocupancy as of 9/23/2023 is due to a high number of smaller vacant units, as well as the Jingoli space only counting as 1 unit. Pease refer to the the unit mix table below.
(2)	The borrower sponsor acquired the RV Storage Depot Property (as defined below) in November 2021. YE 2021 and YE 2020 historical cashflows and YE 2020 and YE 2019 occupancy are not available due to the transfer of ownership.

The Mortgage Loan. The thirteenth largest mortgage loan (the “RV Storage Depot Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $28,000,000 and secured by a first priority fee mortgage encumbering a self storage property totaling 1,489,149 square feet and located in Altamonte Springs, Florida (the “RV Storage Depot Property”).

The Borrower and Borrower Sponsor. The borrower for the RV Storage Depot Mortgage Loan is RDC Altamonte Springs LLC, a single-purpose Delaware limited liability company, with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the RV Storage Depot Mortgage Loan.

The borrower sponsors and non-recourse carve-out guarantors are John Saunders and Philip Scott Ramser, Jr. Mr. Ramser is the founder and CEO of Ramser Development Company, which he founded in 1986 with his grandfather. Ramser Development Company

A-3-119

Other – RV/Boat Storage	Loan #13	Cut-off Date Balance:	$28,000,000
601 Hillview Drive	RV Storage Depot	Cut-off Date LTV:	43.8%
Altamonte Springs, FL 32714		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	11.6%

is a vertically integrated developer and operator of recreational vehicle (“RV”) and boat storage, self-storage and industrial outdoor storage properties. Ramser Development Company was founded in 1986, and currently operates a portfolio of 10 properties that total over 1.5 million rentable square feet of RV and boat storage and over 6,200 indoor and outdoor storage spaces throughout California and Florida. John Saunders is the chairman and sits on the board of directors of Core Realty Holdings, LLC, a commercial and multifamily real estate developer, and manager that operates a current portfolio of over 10.6 million square feet of space throughout the United States. John Saunders personally owns over 90 commercial real estate properties throughout the United States. Mr. Ramser and Mr. Saunders (and/or related family trusts of each of them) each owns a 50% interest in SC Storage LLC, which is managed by Mr. Ramser and owns a 29.0% interest in the borrower.

The Property. The RV Storage Depot Property is a 1,489,149 square foot RV, boat, trailer, equipment, and automobile self-storage property located in Altamonte Springs, Florida approximately 8.9 miles north of downtown Orlando. The RV Storage Depot Property was built in 1978 and sits on a 56.28-acre site. The RV Storage Depot Property is comprised of a north side parcel and a south side parcel on either side of Hillview Drive. The RV Storage Depot Property also includes a single-family home located approximately 0.5 miles to the west along Hillview Drive, which includes signage for the RV Storage Depot Property and is leased to a tenant. Property Amenities at the RV Storage Depot Property include surveillance cameras, wash bays, dumping stations, staging areas, electrical hookups, and on-site valet parking The borrower sponsor acquired the RV Storage Depot Property in November 2021 for $36.0 million and has since invested $4.2 million in renovations including upgraded galvanized steel buildings, metal roofs, and space reconfiguration, resulting in an additional 30,606 square feet of rentable area on the south parcel. Additionally, the borrower sponsor graded and paved 14 acres of previously vacant land on the north parcel.

South Parcel

The south parcel contains a mix of storage space, including Indoor Valet High/Low Cover, Outdoor Self Park/Outdoor Valet, and self storage. All Indoor Valet High/Low Cover units contain covered parking under permanent steel structures. High Cover units are larger and typically reserved for anything 14 feet or longer. These tenants include RVs, boats on trailers and larger vehicles. Low Cover units are smaller and typically reserved for vehicles such as classic cars and non-center console boats. The Outdoor Self Park/Outdoor Valet units are outdoor parking spaces. Tenants have the option to either park vehicles/boats themselves, or pay to have an employee park for them. The self storage units are fully enclosed large self-storage units, which average approximately 500 square feet. Tenants include landscaping companies and other contractors who store machinery and equipment.

North Parcel

The north parcel is exclusively outdoor paved parking and contains approximately 170 outdoor self park units, as well as three areas subject to commercial leases to Jingoli Power, LLC, Tesla and Orlando RV.

Jingoli (827,640 square feet, $1,596,000 annual underwritten rent ($1.93 PSF)). Jingoli Power, LLC (“Jingoli”) is a subsidiary of Jospeh Jingoli & Son, Inc, a privately held construction company that was founded over 100 years ago in New Jersey. The company operates within the power/energy, economic development, healthcare, gaming, education, and industrial/manufacturing sectors. Jingoli Power, LLC specializes in complex electric utility construction projects. Jingoli Power, LLC leases 827,640 square feet,used as a staging space and laydown yard, as well as truck and other vehicle storage. Jingoli Power, LLC has been a tenant at the RV Storage Depot Property since April 2023, has a lease expiration date of March 31, 2028, and has no renewal options. Jingoli has termination options as of March 31, 2025, 2026 and 2027, in each case upon prior notice and payment of a termination fee.

Tesla (160,225 square feet). Tesla is an American clean energy and electric automotive company founded in 2003. Tesla leases 510 spaces/160,225 square feet that is used to store RVs that are sold out of its nearby retail locations, the closest of which is a Tesla showroom that is located approximately three miles south of the RV Storage Depot Property. Tesla executed its initial lease in February 2023 for 310 full size parking spaces, for $175.00 in rent per space. In May 2023, Tesla amended its lease to expand into an additional 200 spaces for $150 in rent per additional space. Tesla has a lease expiration date of December 31, 2023, and therefore, Tesla has been underwritten as vacant, with $0 attributable underwritten rent. Tesla has one, 6-month renewal option remaining.

Orlando RV (71,775 square feet, $126,000 annual underwritten rent ($1.76 PSF)). Orlando RV is a new and used RV retailer and servicer. It leases 102 spaces that is used to store RVs that are sold out of its main showroom which is located approximately six miles to the east of the RV Storage Depot Property. Orlando RV operates on a month-to-month lease, and has been a tenant at the RV Storage Depot Property since 2013. Orlando RV previously occupied individual spaces on the lot that is now leased to Jingoli Power, LLC, however, after the 14-acre redevelopment by the borrower sponsor, Orlando RV moved to a newly paved lot directly next to its old space.

A-3-120

Other – RV/Boat Storage	Loan #13	Cut-off Date Balance:	$28,000,000
601 Hillview Drive	RV Storage Depot	Cut-off Date LTV:	43.8%
Altamonte Springs, FL 32714		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	11.6%

The following table presents a summary regarding the unit mix at the RV Storage Depot Property:

Unit Mix(1)

Category	Occupied Units	Total Units	Occupancy (Per unit)	Occupied SF	Total SF	Occupancy (PSF)	Annual UW Rent	Annual UW Rent PSF(2)
Jingoli(3)	1	1	100%	827,640	827,640	100.0%	$1,596,000	$1.93
Tesla(4)	0	510	0.0%	0	160,225	0.0%	$0	$0.00
Orlando RV(5)	102	102	100%	71,775	71,775	100.0%	$126,000	$1.76
Commercial Outdoor Parking	103	613	16.8%	899,415	1,059,640	84.9%	$1,722,000	$1.91

High Clear Indoor Valet	471	609	77.3%	128,880	162,260	79.4%	$1,557,468	$12.08
Low Clear Indoor Valet	152	225	67.6%	29,570	44,800	66.0%	$342,672	$11.59
Outdoor Self Parking	203	394	51.5%	83,702	151,242	55.3%	$459,396	$5.49
Outdoor Valet Parking	155	180	86.1%	45,680	52,350	87.3%	$289,704	$6.34
Residential	1	1	100.0%	1,101	1,101	100.0%	$16,800	$15.26
Self Storage	28	39	71.8%	13,626	17,756	76.7%	$148,572	$10.90
Total/Wtd. Avg.	1,113	2,061	54.0%	1,201,974	1,489,149	80.7%	$4,536,612	$3.77
(1)	Information is based on the underwritten rent roll as of September 23, 2023.
(2)	Annual UW Rent PSF is calculated by dividing Annual UW Rent by Occupied SF. Vacant space is not included in the calculation.
(3)	Jingoli has a lease expiration date of March 31, 2028 and has no renewal options. Jingoli has termination options as of March 31, 2025, 2026 and 2027, in each case upon prior notice and payment of a termination date.
(4)	Tesla has a lease expiration date of December 31, 2023, and therefore, Tesla has been underwritten as vacant, with $0 attributable underwritten rent. Tesla has one, 6-month renewal option remaining. Tesla currently pays $1,011,000 in annual base rent.
(5)	Orlando RV leases its space on a month-to-month basis.

The following table presents historical occupancy percentages at the RV Storage Depot Property:

Historical Occupancy(1)

12/31/2021(2)	12/31/2022(2)	9/23/2023(3)
89.3%	74.5%	80.7%
(1)	Historical Occupancy % is based on square footage.
(2)	Provided by the borrower sponsor.
(3)	Based on the underwritten rent roll.

A-3-121

Other – RV/Boat Storage	Loan #13	Cut-off Date Balance:	$28,000,000
601 Hillview Drive	RV Storage Depot	Cut-off Date LTV:	43.8%
Altamonte Springs, FL 32714		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	11.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the RV Storage Depot Property:

Cash Flow Analysis

	2022	TTM 7/31/2023	U/W	%(1)	U/W $ per SF
Gross Potential Rent(2)	$3,258,555	$3,290,877	$2,797,812	61.0%	$1.88
Other Income(3)	182,397	976,749	1,785,258	39.0	1.20
(Vacancy & Concessions)(4)	0	0	0	0.0	0.00
Effective Gross Income	$3,440,951	$4,267,626	$4,583,070	100.0%	$3.08

Real Estate Taxes	276,126	266,038	316,387	6.9	0.21
Insurance	112,973	123,091	155,885	3.4	0.10
Management Fee	172,421	216,668	183,323	4.0	0.12
Other Operating Expenses	637,353	648,947	684,101	14.9	0.46
Total Operating Expenses	$1,198,874	$1,254,743	$1,339,696	29.2%	$0.90

Net Operating Income	$2,242,078	$3,012,883	$3,243,374	70.8%	$2.18
Replacement Reserves	0	0	74,457	1.6	0.05
Net Cash Flow	$2,242,078	$3,012,883	$3,168,916	69.1%	$2.13

NOI DSCR	0.92x	1.24x	1.34x
NCF DSCR	0.92x	1.24x	1.31x
NOI Debt Yield	8.0%	10.8%	11.6%
NCF Debt Yield	8.0%	10.8%	11.3%
(1)	Represents percent of Effective Gross Income for all fields.
(2)	U/W Gross Potential Rent is based on the underwritten rent roll dated September 23, 2023, which represents income from individual RV and boat storage tenants and has an implied vacancy of 8.5%.
(3)	Other Income includes $1,722,000 of annual contract rent from the commercial tenants Jingoli and Orlando RV. The third commercial tenant, Tesla, was underwritten as vacant, with no attributable rent. Other Income also includes $63,258 of annual rental income from the residential lease at 795 Hillview Drive, administrative fees, electricity income, transfer fee income and other miscellaneous income.
(4)	Gross Potential Rent is underwritten based on an implied vacancy of 8.5% with no additional vacancy taken.

Appraisal. According to the appraisal, the RV Storage Depot Property had an “As Is” appraised value of $64,000,000 as of August 25, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated September 28, 2023, there was no evidence of any recognized environmental conditions at the RV Storage Depot Property.

Market Overview and Competition. The RV Storage Depot Property is located in Altamonte Springs, Florida, approximately 8.9 miles north of downtown Orlando. Primary access to the areas is provided by Interstate 4 and U.S. Highway 441. Interstate 4 runs in a north/south direction through the eastern section of the RV Storage Depot Property’s neighborhood and provides access to Orlando to the south, while also running across Central Florida from Tampa to the southwest and Daytona Beach to the northeast. U.S. Highway 441 is a major commercial corridor for the area and runs along the southwestern boundary of the RV Storage Depots neighborhood.

The appraiser defined the RV Storage Depot Property’s primary trade area as a 20-miles radius. This trade area contains seven additional properties totaling 2,452 units that were located between nine and 18 miles from the RV Storage Depot Property. According to the appraisal, leisure boating and fishing are the largest outdoor recreation activities in the United States. An estimated 100 million Americans go boating each year and 11.9% of U.S. households own a boat. Boat sales increased during the pandemic, and the boating demographic is changing as millennials now make up 31% of boat owners. More than 11 million U.S. households now own an RV. According to the appraisal, the 2023 population within a one-, three-, and five-mile radius of the RV Storage Depot Property was 12,439, 102,227, and 245,877, respectively. According to the appraisal, the 2023 average household income within a one-, three- and five-mile radius of the RV Storage Depot Property was $90,043, $87,633 and $96,946, respectively.

A-3-122

Other – RV/Boat Storage	Loan #13	Cut-off Date Balance:	$28,000,000
601 Hillview Drive	RV Storage Depot	Cut-off Date LTV:	43.8%
Altamonte Springs, FL 32714		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	11.6%

The table below presents leasing data at comparable storage properties with respect to the RV Storage Depot Property:

Competitive Set(1)

Property Name	Year Built	Units	Occupancy	Distance
RV Storage Depot(2) Altamonte Springs, FL	1978	2,061	80.7%
Boat-RV-Auto Storage Winter Garden, FL	2002	450	97.0%	12.06
Top Notch RV Storage Clemont, FL	1961	455	98.0%	18.13
Fortress Storage Orlando, FL	2019	295	100.0%	14.50
Central Park Self Storage Orlando, FL	1985	50	90.0%	12.40
All Aboard Storage Orlando, FL	2023	350	96.0%	9.30
Park a Lot 247 Orlando, FL	2023	382	NAV	18.20
Oveido Boat & RV Storage Oveido, FL	NAV	470	95.0%	10.25
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built is obtained from the underwritten rent roll as of September 23, 2023.

A-3-123

No. 14 – Merit Hill Self Storage

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
				Property Type – Subtype:	Self Storage – Self Storage
	Original Principal Balance(1):	$21,250,000		Location:	Various, Various
	Cut-off Date Balance(1):	$21,250,000		Size:	832,976 SF
	% of Initial Pool Balance:	2.9%		Cut-off Date Balance Per SF(1):	$102.04
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$102.04
	Borrower Sponsors:	Centerbridge Partners Real Estate Fund, L.P. and CCP III AIV III, L.P.		Year Built/Renovated:	Various / Various
	Guarantors:	Merit Hill Holdings REIT LLC and Merit Hill Holdings REIT II LLC		Title Vesting:	Fee
	Mortgage Rate:	7.0300%		Property Manager:	Various(5)
	Note Date:	September 22, 2023		Current Occupancy (As of):	92.6% (7/31/2023)
	Seasoning:	2 months		YE 2022 Occupancy:	87.1%
	Maturity Date:	October 6, 2028		YE 2021 Occupancy:	89.0%
	IO Period:	60 months		YE 2020 Occupancy:	53.5%
	Loan Term (Original):	60 months		YE 2019 Occupancy:	45.1%
	Amortization Term (Original):	NAP		As-Is Appraised Value(6):	$142,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(6):	$170.47
	Call Protection:	L(23),YM1(3),DorYM1(27),O(7)		As-Is Appraisal Valuation Date(7):	Various
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1)(2):	Yes		TTM NOI (7/31/2023):	$7,244,868
	Additional Debt Type (Balance)(1)(2):	Pari Passu ($63,750,000)		YE 2022 NOI:	$7,026,170
				YE 2021 NOI:	$5,690,557
				U/W Revenues:	$12,172,844
				U/W Expenses:	$4,830,213
				U/W NOI:	$7,342,631
				U/W NCF:	$7,259,334
Escrows and Reserves				U/W DSCR based on NOI/NCF(1):	1.21x / 1.20x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF(1):	8.6% / 8.5%
Taxes:	$0	Springing(3)	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	8.6% / 8.5%
Insurance:	$0	Springing(4)	NAP	Cut-off Date LTV Ratio(1)(6):	59.9%
Replacement Reserve:	$0	$6,941	$249,893	LTV Ratio at Maturity(1)(6):	59.9%
Deferred Maintenance:	$61,270	$0	NAP

Sources and Uses
Sources			Uses
Original Loan Amount	$85,000,000	100.0%	Loan Payoff	$67,545,410	79.5%
			Principal Equity Distribution	12,659,327	14.9
			Closing Costs	4,733,993	5.6
			Upfront Reserves	61,270	0.1
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%

(1)	The Merit Hill Self Storage Mortgage Loan (as defined below) is part of the Merit Hill Self Storage Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $85,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the Merit Hill Self Storage Whole Loan.
(2)	See “The Mortgage Loan” section below for further discussion of additional mortgage debt.
(3)	During the continuance of a cash sweep period, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the reasonably estimated taxes.
(4)	During the continuance of a cash sweep period, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the expected insurance premiums.
(5)	Seven of the Merit Hill Self Storage Properties (as defined below) are managed by Extra Space Management, Inc. and six of the Merit Hill Self Storage Properties are managed by CubeSmart Asset Management, LLC.
(6)	The Appraised Value is based on the “As Is Portfolio” value, inclusive of a 4.8% portfolio premium. The sum of the individual appraised values is $135,490,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 62.7%.
(7)	The individual appraisal valuation dates range from August 3, 2023 to August 11, 2023.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Merit Hill Self Storage Mortgage Loan”) is part of a whole loan (the “Merit Hill Self Storage Whole Loan”) evidenced by a four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000. The Merit Hill Self Storage Whole Loan is secured by a first lien mortgage on the borrower’s fee interest

A-3-124

Property Type: Self Storage	Loan #14	Cut-off Date Balance:	$21,250,000
Property Subtype: Self Storage	Merit Hill Self Storage	Cut-off Date LTV:	59.9%
Address: Various		U/W NCF DSCR:	1.20x
		U/W NOI Debt Yield:	8.6%

in a 832,976 square foot, self-storage portfolio consisting of 13 individual properties (each, a “Merit Hill Self Storage Property” and collectively, the “Merit Hill Self Storage Properties” or the “Merit Hill Self Storage Portfolio”) located across five states. The Merit Hill Self Storage Mortgage Loan is evidenced by the non-controlling Note A-4 with an outstanding principal balance as of the Cut-off Date of $21,250,000. The Merit Hill Self Storage Whole Loan was co-originated by Goldman Sachs Bank USA (“GS”) and Wells Fargo Bank, National Association (“WFB”) on September 22, 2023. The Merit Hill Self Storage Whole Loan pari passu notes other than those evidencing the Merit Hill Self Storage Mortgage Loan are referred to herein as the “Merit Hill Self Storage Pari Passu Companion Loans.” The Merit Hill Self Storage Whole Loan is being serviced pursuant to the trust and servicing agreement for the Benchmark 2023-V4 securitization trust. The relationship between the holders of the Merit Hill Self Storage Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	Benchmark 2023-V4	Yes
A-2	$20,000,000	$20,000,000	BMO 2023-5C2	No
A-3	$13,750,000	$13,750,000	Benchmark 2023-V4	No
A-4	21,250,000	21,250,000	BANK5 2023-5YR4	No
Total (Whole Loan)	$85,000,000	$85,000,000

The Properties. The Merit Hill Self Storage Portfolio is comprised of 13 properties totaling 6,667 units and 832,976 SF, and 213 parking units, located across five states. The Merit Hill Self Storage Portfolio has a weighted average year built of 2003 and no individual Merit Hill Self Storage Property accounts for more than 20.5% of underwritten net operating income or 13.8% of units across the Merit Hill Self Storage Portfolio. The Merit Hill Self Storage Portfolio was purchased from non-institutional owners in seven separate transactions between September 2019 and December 2021 for an aggregate purchase price of approximately $100.7 million. The borrower sponsors implemented approximately $2 million of value-add capital expenditures and engaged institutional third-party management to increase cash flows. On a same store basis, the Merit Hill Self Storage Portfolio increased net operating income by 27.3% between 2021 and the July trailing 12-month period.

The following table presents certain information relating to the Merit Hill Self Storage Properties:

Portfolio Summary(1)
Property	City, State	Year Built / Renovated	Net Rentable Area (SF)(2)	Occupancy %(2)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	UW NCF(2)	% of UW NCF(2)
2615 East 12th Street	Oakland, CA	1975 / 2004	88,480	96.2%	$18,100,000	21.3%	$28,850,000	$1,495,168	20.6%
Parkglenn Self-Storage	Parker, CO	2008 / NAP	75,527	95.5%	9,065,000	10.7	14,450,000	722,761	10.0
630 Macarthur Boulevard & 59 Jonathan Bourne Drive	Bourne, MA	1984; 2002 / NAP	51,157	86.9%	8,657,000	10.2	13,800,000	741,529	10.2
30690 Aldine Westfield Rd	Spring, TX	2017 / NAP	109,300	89.5%	8,532,000	10.0	13,600,000	738,952	10.2
13404 E Broncos Pkwy	Englewood, CO	2016 / NAP	64,460	98.2%	7,051,000	8.3	11,240,000	479,967	6.6
3803 N Navarro St	Victoria, TX	1998 / NAP	81,250	85.8%	6,274,000	7.4	10,000,000	558,772	7.7
2102 NW Stallings Dr	Nacogdoches, TX	1998 / NAP	57,100	97.0%	5,019,000	5.9	8,000,000	488,085	6.7
2005 W Wheeler Ave	Aransas Pass, TX	1998 / NAP	56,950	95.3%	4,799,000	5.6	7,650,000	461,359	6.4
3817 Gulf Freeway	Dickinson, TX	2003 / NAP	71,925	91.8%	4,454,000	5.2	7,100,000	370,346	5.1
1600 E General Cavazos Blvd	Kingsville, TX	2000 / NAP	56,550	93.5%	4,266,000	5.0	6,800,000	402,679	5.5
11615 Rubina Pl	Waldorf, MD	2011 / NAP	32,700	91.4%	3,388,000	4.0	5,400,000	302,131	4.2
4222 N Main St	Baytown, TX	1986 / 2022	66,250	94.0%	3,199,000	3.8	5,100,000	255,374	3.5
12 Irongate Drive	Waldorf, MD	1984 / NAP	21,327	84.3%	2,196,000	2.6	3,500,000	242,209	3.3
Total			832,976	92.6%	$85,000,000	100.0%	$142,000,000(3)	$7,259,334	100.0%

(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten rent roll as of July 31, 2023.
(3)	The Appraised Value is based on the “As Is Portfolio” value, inclusive of a 4.8% portfolio premium. The sum of the individual appraised values is $135,490,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 62.7%.
A-3-125

Property Type: Self Storage	Loan #14	Cut-off Date Balance:	$21,250,000
Property Subtype: Self Storage	Merit Hill Self Storage	Cut-off Date LTV:	59.9%
Address: Various		U/W NCF DSCR:	1.20x
		U/W NOI Debt Yield:	8.6%

The following table presents information with respect to the unit mix of the Merit Hill Self Storage Properties:

Unit Mix(1)
Unit	Net Rentable Area	% of Net Rental Area	# of Units	Current Occupancy(2)	UW Rent Per Unit
Billboard	0	0.0%	1	100.0%	$16,800
Climate Controlled	217,095	26.1%	1,958	96.8%	$1,801
Dehumidified Only	5,200	0.6%	46	93.5%	$3,202
Evaporated Only	5,128	0.6%	28	85.7%	$2,607
Non-Climate Controlled	547,065	65.7%	4,414	92.2%	$1,883
Office	25,988	3.1%	146	87.7%	$3,346
Parking	0	0.0%	213	77.0%	$1,469
Covered Parking	32,500	3.9%	74	77.0%	$1,966
Total/Weighted Average	832,976	100%	6,880	92.8%	$1,892
(1)	Based on the underwritten rent roll as of July 31, 2023.
(2)	Current Occupancy is calculated based on the # of units.

The following table presents historical occupancy percentages at the Merit Hill Self Storage Properties:

Historical Occupancy(1)

2021	2022	7/31/2023
89.0%	87.1%	92.6%
(1)	Based on the underwritten rent roll as of July 31, 2023.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Merit Hill Self Storage Properties:

Cash Flow Analysis

	2021	2022	TTM 7/31/2023	U/W		%(1)	U/W $ per SF
Base Rent	$9,247,732	$10,782,425	$11,320,027	$11,433,640	(2)	93.9%	$13.73
Grossed Up Vacant Space	0	0	0	0		0.0	0.0
Gross Potential Rent	$9,247,732	$10,782,425	$11,320,027	$11,433,640		93.9%	$13.73
Other Income(3)	690,022	637,923	693,037	739,204		6.1	0.89
Net Rental Income	$9,937,754	$11,420,348	$12,013,064	$12,172,844		100.0%	$14.61
(Vacancy)	(0)	(0)	(0)	(0)		(0.0)	(0.0)
Effective Gross Income	$9,937,754	$11,420,348	$12,013,064	$12,172,844		100.0%	$14.61

Total Operating Expenses	$4,247,197	$4,394,178	$4,768,196	$4,830,213		39.7%	$5.80

Net Operating Income	$5,690,557	$7,026,170	$7,244,868	$7,342,631		60.3%	$8.81
Replacement Reserves	0	0	0	83,298		0.7	0.10
Net Cash Flow	$5,690,557	$7,026,170	$7,244,868	$7,259,334		59.6%	$8.71

NOI DSCR(4)	0.94x	1.16x	1.20x	1.21x
NCF DSCR(4)	0.94x	1.16x	1.20x	1.20x
NOI Debt Yield(4)	6.7%	8.3%	8.5%	8.6%
NCF Debt Yield(4)	6.7%	8.3%	8.5%	8.5%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and (iii) percent of Effective Gross Income for all other fields.
(2)	The Base Rent is calculated based on the in-place occupancy of 92.6% as of July 31, 2023.
(3)	Other Income includes utilities, repairs & maintenance, and payroll.
(4)	Debt service coverage ratios and debt yields are based on the Merit Hill Self Storage Whole Loan.

The Market. The self-storage industry is considered stable compared to other commercial real estate sub-sectors, and has experienced strong performance growth, particularly in recent years. Self-storage REITs reported year-over-year same store revenue and net operating income growth of approximately 5% in the second quarter of 2023 driven by rent increases on existing customers. The

A-3-126

Property Type: Self Storage	Loan #14	Cut-off Date Balance:	$21,250,000
Property Subtype: Self Storage	Merit Hill Self Storage	Cut-off Date LTV:	59.9%
Address: Various		U/W NCF DSCR:	1.20x
		U/W NOI Debt Yield:	8.6%

industry also continues to benefit from the continued increase in household usage of self-storage (up to 11.1% of households in 2023 from 10.6% in 2020 per the 2023 Self-Storage Demand Study conducted by the Self-Storage Association), an increase in length of stay seen in the industry and the slowdown in new supply.

The following table presents certain local demographic data related to the Merit Hill Self Storage Properties:

Property Name – Location	2022 Population (within 1-mi. / 3-mi. / 5-mi. Radius)(1)	2022 Average Household Income (within 1-mi. / 3-mi. / 5-mi. Radius)(1)
2615 East 12th Street – Oakland, CA	41,479 / 299,919 / 511,591	$90,467 / $125,638 / $132,212
Parkglenn Self-Storage – Parker, CO	4,518 / 73,471 / 137,657	$137,296 / $159,219 / $165,042
630 Macarthur Boulevard & 59 Jonathan Bourne Drive – Bourne, MA	1,318 / 9,113 / 27,306	$113,687 / $115,296 / $116,967
30690 Aldine Westfield Rd – Spring, TX	13,476 / 68,157 / 130,349	$157,658 / $142,065 / $141,545
13404 E Broncos Pkwy – Englewood, CO	2,869 / 52,272 / 213,606	$102,076 / $144,502 / $158,516
3803 N Navarro St – Victoria, TX	8,768 / 54,201 / 69,110	$71,865 / $84,176 / $86,771
2102 NW Stallings Dr – Nacogdoches, TX	1,898 / 23,167 / 37,487	$53,461 / $54,277 / $62,461
2005 W Wheeler Ave – Aransas Pass, TX	3,445 / 12,036 / 22,102	$78,326 / $76,571 / $76,678
3817 Gulf Freeway – Dickinson, TX	7,408 / 41,680 / 116,643	$112,644 / $126,607 / $135,412
1600 E General Cavazos Blvd – Kingsville, TX	4,587 / 26,518 / 32,725	$88,979 / $64,767 / $66,777
11615 Rubina Pl – Waldorf, MD	13,249 / 38,607 / 61,786	$103,444 / $117,484 / $127,846
4222 N Main St – Baytown, TX	10,040 / 67,556 / 106,859	$72,738 / $79,172 / $86,223
12 Irongate Drive – Waldorf, MD	9,672 / 38,304 / 67,718	$89,103 / $117,519 / $128,411
(1)	Information obtained from the appraisal.

The following table presents certain information relating to certain self storage lease comparables provided in the appraisals for the Merit Hill Self Storage Properties:

Property Name – Location	Current Occupancy (7/31/2021)	Competitive Set Average Occupancy Rate(1)	Monthly Underwritten Rent/Unit	Appraiser’s Monthly Market Rent/Unit(1)
2615 East 12th Street – Oakland, CA	96.2%	81.4%	$197	$218
Parkglenn Self-Storage – Parker, CO	95.5%	89.1%	$172	$189
630 Macarthur Boulevard & 59 Jonathan Bourne Drive – Bourne, MA	86.9%	93.5%	$193	$214
30690 Aldine Westfield Rd – Spring, TX	89.5%	94.6%	$133	$158
13404 E Broncos Pkwy – Englewood, CO	98.2%	91.0%	$171	$201
3803 N Navarro St – Victoria, TX	85.8%	95.6%	$105	$129
2102 NW Stallings Dr – Nacogdoches, TX	97.0%	93.5%	$131	$142
2005 W Wheeler Ave – Aransas Pass, TX	95.3%	92.2%	$131	$144
3817 Gulf Freeway – Dickinson, TX	91.8%	96.9%	$97	$116
1600 E General Cavazos Blvd – Kingsville, TX	93.5%	92.2%	$115	$129
11615 Rubina Pl – Waldorf, MD	91.4%	91.0%	$172	$189
4222 N Main St – Baytown, TX	94.0%	93.0%	$95	$109
12 Irongate Drive – Waldorf, MD	84.3%	91.0%	$139	$171
(1)	Information obtained from the appraisal.

Release of Collateral (Individual Properties). Provided that no event of default is continuing, (I) at any time after the earlier of (x) September 22, 2026, and (y) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the borrowers may deliver defeasance collateral and obtain release of one or more individual Merit Hill Self Storage Properties, and (II) at any time on or after the monthly payment date occurring in October 2025, the borrowers may partially prepay the Merit Hill Self Storage Whole Loan and obtain release of one or more individual Merit Hill Self Storage Properties, in each case, provided that, among other conditions, (i) the borrowers (A) prepay (x) 110% of the allocated loan amount of such Merit Hill Self Storage Property or Merit Hill Self Storage Properties until such time as the outstanding principal balance of the Merit Hill Self Storage Whole Loan is equal to or greater than $68,000,000, and (y) 115% of the allocated loan amount of such Merit Hill Self Storage Property or Merit Hill Self Storage Properties at such time as the outstanding principal balance of the Merit Hill Self Storage Whole Loan is less than $68,000,000 (such total product, the “Merit Hill Adjusted Release Amount”) and pay any applicable yield maintenance premiums or (B) deliver defeasance collateral to the lender in an amount equal to the Merit Hill Adjusted Release Amount, in each case in accordance with the Merit Hill Self Storage Whole Loan documents, (ii) after giving effect to such release, the debt yield for the remaining Merit Hill Self Storage Properties is equal to or greater than the greater of (a) 8.55% and (b) the debt yield immediately prior to such release (such greater amount, the “Merit Hill Release Debt Yield”); provided that in the event the debt yield does not equal or exceed the Merit Hill Release Debt Yield, the borrowers are permitted to release an individual Merit Hill Self Storage Property

A-3-127

Property Type: Self Storage	Loan #14	Cut-off Date Balance:	$21,250,000
Property Subtype: Self Storage	Merit Hill Self Storage	Cut-off Date LTV:	59.9%
Address: Various		U/W NCF DSCR:	1.20x
		U/W NOI Debt Yield:	8.6%

and the amount required to be prepaid or defeased, as applicable, in connection with such release is required to equal the greater of (x) the Merit Hill Adjusted Release Amount for the applicable individual Merit Hill Self Storage Property and (y) an amount necessary to achieve the Merit Hill Release Debt Yield; provided, further, that, for purposes of this clause (y), if the individual Merit Hill Self Storage Property is being sold to a third party unaffiliated with the borrowers on arm’s length market terms, then, if after giving effect to such sale and release, and application of Merit Hill Net Sales Proceeds (as defined below), the borrowers do not satisfy clause (b) of the definition of “Merit Hill Release Debt Yield” but satisfy clause (a) of such definition, then the amount to be paid described in this clause (y) is required to be 100% of the gross sales proceeds for such individual Merit Hill Self Storage Property (net of actual closing costs incurred in connection with such sale, but only to the extent the same are arm’s length, market terms closing costs and are not paid to affiliates of the borrowers) (the “Merit Hill Net Sales Proceeds”), (iii) satisfaction of customary REMIC requirements and (iv) the borrowers reimburse the lender and servicer, if any, for any reasonable out-of-pocket, third-party costs and expenses of the lender and servicer arising from such release (including reasonable attorneys’ fees and expenses) not to exceed (x) $10,000 with respect to the coordinated release (simultaneously or on or about the same date) of between one and four individual Merit Hill Self Storage Properties and (y) $20,000 with respect to the coordinated release (simultaneously or on or about the same date) of five (5) or more individual Merit Hill Self Storage Properties in accordance with the terms of the related loan agreement.

Release of Collateral (Release Parcels/Rights). Provided no event of default exists, the borrowers may obtain the release of unimproved non-income producing land located at individual Merit Hill Self Storage Properties (each a “Release Parcel”) (provided that no value was attributed to such Release Parcel in the appraisal delivered to the lender as of the loan origination date) upon satisfaction of certain conditions, including, but not limited to, (i) the remaining property constitutes a separate tax lot (or the borrowers have filed an application for a separate tax lot and the transferee and transferor borrower have otherwise entered into a property tax allocation agreement which has the same economic effect of a tax lot subdivision), (ii) the borrowers certify to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not be in violation of any leases and any then applicable legal requirements or material covenants and restrictions of record and (iii) satisfaction of any REMIC release conditions. The borrowers may also (a) transfer immaterial portions of individual Merit Hill Self Storage Properties, including, without limitation, to governmental authorities for dedication or public use or in connection with a condemnation proceeding, or to third parties for private use as roadways or for access, ingress or egress, or (b) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for use, access and utilities, provided that no such grant, conveyance or encumbrance has a material adverse effect.

A-3-128

No. 15 – Short Pump Town Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Retail – Lifestyle Center
	Original Principal Balance(1):	$20,000,000		Location:	Richmond, VA
	Cut-off Date Balance(1):	$20,000,000		Size(5):	635,494 SF
	% of Initial Pool Balance:	2.7%		Cut-off Date Balance Per SF(1):	$283.24
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$283.24
	Borrower Sponsors:	Forest City Realty Trust, LLC, MJGT Associates, LLC and Queensland Investment Corporation		Year Built/Renovated:	2003/2014
	Guarantor:	Forest City Realty Trust LLC		Title Vesting:	Fee
	Mortgage Rate:	8.3030%		Property Manager:	Brookfield Properties Retail Inc. (borrower-related)
	Note Date:	July 6, 2023		Current Occupancy (As of)(5):	94.4% (6/20/2023)
	Seasoning:	4 months		YE 2022 Occupancy(6):	93.5%
	Maturity Date:	August 1, 2028		YE 2021 Occupancy(6):	92.1%
	IO Period:	60 months		YE 2020 Occupancy(6):	87.6%
	Loan Term (Original):	60 months		As-Is Appraised Value(7):	$378,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF(7):	$594.81
	Loan Amortization Type:	Interest only		As-Is Appraisal Valuation Date:	June 7, 2023
	Call Protection(2):	L(28),D(25),O(7)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (5/31/2023)(6):	$27,940,835
	Additional Debt Type (Balance)(1):	Pari Passu ($160,000,000)		YE 2022 NOI(6):	$26,000,838
				YE 2021 NOI(6):	$21,869,622
				YE 2020 NOI(6):	$22,078,334
				U/W Revenues(5):	$34,231,796
				U/W Expenses(5):	$8,446,932
Escrows and Reserves				U/W NOI(5):	$25,784,865
	Initial	Monthly	Cap	U/W NCF(5):	$24,386,778
Taxes:	$0	Springing(3)	NAP	U/W DSCR based on NOI/NCF(1):	1.70x / 1.61x
Insurance:	$0	Springing(3)	NAP	U/W Debt Yield based on NOI/NCF(1):	14.3% / 13.5%
Replacement Reserve:	$0	Springing(3)	$254,198	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.3% / 13.5%
TI/LC Reserve:	$0	Springing(3)	$2,541,976	Cut-off Date LTV Ratio(1):	47.6%
Other Reserves(4):	$6,881,215	$0	NAP	LTV Ratio at Maturity(1):	47.6%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$180,000,000	99.8%	Loan Payoff	$171,903,023	95.3%
Borrower Equity	320,557	0.2	Upfront Reserves	6,881,215	3.8
			Closing Costs	1,536,319	0.9
Total Sources	$180,320,557	100.0%	Total Uses	$180,320,557	100.0%
(1)	The Short Pump Town Center Mortgage Loan (as defined below) is part of the Short Pump Town Center Whole Loan (as defined below), which is evidenced by eight pari passu promissory notes with an aggregate principal balance of $180,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Short Pump Town Center Whole Loan.
(2)	Defeasance of the Short Pump Town Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Short Pump Town Center Whole Loan to be securitized and (b) July 6, 2026. The assumed defeasance lockout period of 28 payments is based on the closing date of this transaction in December 2023.
(3)	During a Reserve Period (as defined herein), the borrower is required to deposit (i) 1/12 of annual estimated real estate taxes, (ii) 1/12 of the annual estimated insurance premiums, unless a blanket policy is in place, (iii) $10,592 to a reserve for replacements, subject to a cap of approximately $254,198 (iv) $105,916 for lease rollover expenditures, subject to a cap of $2,541,976. A “Reserve Period” will commence upon the date on which the lender determines that the debt yield is less than 12.0% as of the end of any two consecutive calendar quarters and will expire upon the date that the debt yield is equal to or in excess of 12.0% as of the end of any two consecutive calendar quarters.
(4)	Other Reserves is comprised of $6,639,981 for outstanding landlord obligations and $241,234 for gap and free rent.
(5)	Property Size, Current Occupancy, U/W Revenues, U/W Expenses, U/W NOI and U/W NCF exclude the Dick’s Parcel (as defined below). After the closing of the Short Pump Town Center Whole Loan, on July 31, 2023, the Dick’s Parcel was released from the lien of the mortgage in accordance with the terms of the Short Pump Town Center Whole Loan documents.
(6)	Historical financials and occupancy are inclusive of the Dick’s Parcel.
(7)	The Appraised Value represents Hypothetical As-Is Value which excludes the value attributed to the Dick’s Parcel. Based on the actual As-Is value of $392,000,000, the Cut-off Date LTV and Maturity Date LTV are 45.9%.

A-3-129

Retail – Lifestyle Center	Loan #15	Cut-off Date Balance:	$20,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Short Pump Town Center Mortgage Loan”) is part of a whole loan (the “Short Pump Town Center Whole Loan”) that is evidenced by eight pari passu promissory notes in the aggregate original principal amount of $180,000,000 and secured by a first priority fee mortgage encumbering a 635,494 square foot lifestyle center located in Richmond, Virginia (the “Short Pump Town Center Property”). The Short Pump Town Center Whole Loan was co-originated by Bank of America, N.A. and Goldman Sachs Bank USA. The Short Pump Town Center Mortgage Loan is evidenced by the non-controlling Notes A-3 and A-4, with an aggregate original principal amount of $20,000,000. The remaining promissory notes comprising the Short Pump Town Center Whole Loan (the “Short Pump Town Center Pari Passu Companion Loans”) are summarized in the below table. The Short Pump Town Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2023-5YR3 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BANK5 2023-5YR3	Yes
A-2	$15,000,000	$15,000,000	BANK5 2023-5YR3	No
A-3	$10,000,000	$10,000,000	BANK5 2023-5YR4	No
A-4	$10,000,000	$10,000,000	BANK5 2023-5YR4	No
A-5	$30,000,000	$30,000,000	BMO 2023-5C1	No
A-6	$25,000,000	$25,000,000	BMO 2023-5C1	No
A-7-1	$7,500,000	$7,500,000	BMO 2023-5C1	No
A-7-2	$17,500,000	$17,500,000	BMO 2023-5C2	No
Total	$180,000,000	$180,000,000

The Borrower and Borrower Sponsors. The borrower is Short Pump Town Center, LLC, a Virginia limited liability company and single purpose entity with two independent directors. The borrower sponsors are a joint venture between Forest City Realty Trust LLC (34.0%), MJGT Associates, LLC, (33.33%) and Queensland Investment Corporation (32.67%). The non-recourse carveout guarantor is Forest City Realty Trust LLC. The liability of Forest City Realty Trust LLC (and any affiliate that may become guarantor) with respect to full recourse events only (not losses carveouts) is limited to 20% of the original principal amount of the Short Pump Town Center Whole Loan ($36,000,000) plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

Forest City Realty Trust LLC was acquired by Brookfield Asset Management (“Brookfield”) in December 2018. Brookfield is a diversified global real estate company that owns, operates and develops office, retail, multifamily, industrial, hospitality, triple net lease, student housing and manufactured housing assets. Brookfield owns more than 200 retail assets across seven countries, totaling approximately 130 million square feet. Brookfield is also a borrower sponsor for the Heritage Plaza Mortgage Loan, which is also included in the BANK5 2023-5YR3 securitization trust.

MJGT Associates, LLC is a family operated real estate development company that developed the Short Pump Town Center Property with its original partner, Forest City Enterprises Inc. of Cleveland.

Queensland Investment Corporation (“QIC”) is an investment company owned by the Australian state of Queensland. Founded in 1991, QIC serves the long-term investment responsibilities of the Queensland government through infrastructure, real estate and private capital, managing over AU$98.7 billion (US$67.9 billion) as of June 30, 2022. In 2013, QIC purchased a 25% interest in the Short Pump Town Center Property, as part of a larger $2.05 billion deal including eight regional malls owned or partly owned by Forest City Enterprises Inc. of Cleveland.

The Property. The Short Pump Town Center Property is a 635,494 square foot, two-story, open-air lifestyle center located in Richmond, Virginia. The Short Pump Town Center Property opened in 2003, was renovated and expanded in 2014, and has direct access to three major thruways in the market (I-295, I-64 and US-250). The Short Pump Town Center Property is anchored by non-collateral tenants Dillard’s and Macy’s, and has many other well-known national tenants including Dick’s Sporting Goods (non-collateral), Arhaus, Pottery Barn, Victoria’s Secret, H&M, Crate & Barrel, Apple and lululemon. Additionally, the Short Pump Town Center Property has a diverse mix of dining offerings, with operators such as Cheesecake Factory, Maggiano’s, Firebirds Wood Fired Grill, Texas de Brazil (non-collateral) and Perry’s Steakhouse. Funny Bone is a comedy club driving evening and weekend traffic to the Short Pump Town Center Property.

The Short Pump Town Center Property has a granular rent roll, with no tenant occupying more than 5.4% of total rentable square feet or contributing greater than 3.8% of the total underwritten rent. The top ten tenants at the Short Pump Town Center Property represent 28.6% of total square feet and generate 18.3% of total underwritten rent. The Short Pump Town Center Property was 94.4% occupied as of June 20, 2023 (96.4% occupied including temporary tenants) by over 117 unique tenants.

In the 2014 renovation of the Short Pump Town Center Property, the borrower sponsors invested approximately $15 million into common area improvements, including updating the interior of the main plaza, adding elevators, creating a rotunda bridge, new water features and seating areas, as well as adding approximately 100,000 square feet for new tenants. Since 2020, the borrower sponsors have invested approximately $15.7 million in capital expenditures, tenant improvements and leasing commissions.

A-3-130

Retail – Lifestyle Center	Loan #15	Cut-off Date Balance:	$20,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

The Dick’s Sporting Goods and Texas de Brazil parcels, including their related parking spaces (collectively, the “Dick’s Parcel”), were permitted to be freely released by the borrower, therefore all square footage and any rent for those tenants has been excluded in the lender’s underwriting and no value has been given the Dick’s Parcel in the appraised value. The information relating to the Short Pump Town Center Property in this term sheet does not include the Dick’s Parcel, unless otherwise expressly stated herein. After the closing of the Short Pump Town Center Whole Loan, on July 31, 2023, the Dick’s Parcel was released from the lien of the mortgage in accordance with the terms of the Short Pump Town Center Whole Loan documents.

Over the trailing-12 months ended April 30, 2023, the Short Pump Town Center Property generated total sales of over $351 million, which is approximately 1.8% higher than 2022 sales, approximately 20.6% higher than 2021 sales and approximately 58.5% higher than 2020 sales. Over the same time period, inline tenants (less than 10,000 square feet) generated sales of approximately $862 PSF (occupancy cost of 8.5%). The Short Pump Town Center Property is the only location for Apple within 85 miles and the tenant has performed well, generating over $58 million in sales as of the trailing-twelve months ended April 2023 ($8,533 PSF).

The following table contains sales history for the Short Pump Town Center Property:

Sales History(1)
	2020(2)	2021	2022	TTM April 2023
Gross Mall Sales(3)	$222,055,899	$291,709,853	$345,707,423	$351,933,477
Estimated Dillard's Sales(4)	$13,800,000	$24,800,000	$28,500,000	$28,500,000
Estimated Macy’s Sales(4)	$20,200,000	$31,700,000	$40,700,000	$40,700,000
Sales PSF (Inline < 10,000 SF)	$537	$735	$855	$862
Sales PSF (Inline < 10,000 SF, Excluding Apple)	$368	$567	$659	$662
Occupancy Cost (Inline < 10,000 SF)	11.0%	8.7%	8.5%	8.5%
Occupancy Cost (Inline < 10,000 SF, Excluding Apple)	16.0%	11.3%	11.0%	11.0%
(1)	Information as provided by the borrower sponsors, and only includes tenants reporting sales.
(2)	The Short Pump Town Center Property closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	Includes the Dick’s Parcel but excludes estimated sales for the non-collateral tenants, Dillard’s and Macy’s.
(4)	Represents estimated sales as per the appraisal. TTM April 2023 sales are shown as of year-end 2022.

The following table contains anchor and major tenant sales history at the Short Pump Town Center Property:

Major Tenant Sales History(1)
Tenant	NRSF	2020 Sales PSF(2)	2021 Sales PSF	2022 Sales PSF	TTM April 2023 Sales PSF
Crate & Barrel	34,597	$151	$199	$233	$237
H&M	21,334	$201	$324	$329	$323
Saxon Shoes & Accessories	21,178	$146	$192	$222	$226
The Container Store	18,942	N/A	N/A	$295	$267
LL Bean	15,553	$170	$259	$265	$269
Funny Bone	15,212	N/A	N/A	$268	$337
Arhaus Furniture	15,000	$247	$422	$761	$773
Orvis	13,960	N/A	$94	$93	$94
Old Navy	12,984	$224	$321	$309	$324
Pottery Barn	12,478	$351	$442	$541	$519
Gap	11,458	$148	$230	$211	$216
Maggiano's Little Italy	11,434	$414	$618	$740	$728
Cooper's Hawk Winery & Restaurant	10,973	$349	$425	$586	$629
Victoria's Secret	10,215	$408	$588	$568	$556
The Cheesecake Factory	10,100	$706	$999	$1,118	$1,155
(1)	Information as provided by the borrower sponsors.
(2)	The Short Pump Town Center Property closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.

Major Tenants.

Crate & Barrel (34,597 square feet, 5.4% of NRA, 2.5% of underwritten base rent). Founded by Carole and Gordon Segal in 1962, Euromarket Designs, Inc., which does business under the Crate & Barrel name, is majority-owned by Germany-based Otto, one of the world's leading mail-order merchants. Crate & Barrel pioneered the fashionable-yet-homey look for contemporary interiors, offering furniture, housewares and linens in fashionable colors and styles. Crate & Barrel operates nearly 90 stores and about 10 outlet stores across the United States and Canada, with approximately 15 international franchise locations, and also sells products through its catalogs and website. Crate & Barrel has been a tenant at the Short Pump Town Center Property since it first opened in 2003 and has renewed multiple times. Crate & Barrel has a lease expiration date of January 31, 2024 and is currently in negotiations for a five year renewal. We cannot assure you whether or when the lease will be renewed. Crate & Barrel reported sales at the Short Pump Town

A-3-131

Retail – Lifestyle Center	Loan #15	Cut-off Date Balance:	$20,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

Center Property of $237 PSF for the trailing-12 months ended April 30, 2023. Reported sales PSF were $233, $199 and $151 for 2022, 2021 and 2020, respectively.

H&M (21,334 square feet, 3.4% of NRA, 2.7% of underwritten base rent). H&M Hennes & Mauritz (“H&M”) (S&P: BBB) is a global retailer offering affordable apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. As of May 31, 2023, H&M operated approximately 4,399 stores across 77 markets with approximately 150,000 employees. H&M has been a tenant at the Short Pump Town Center Property since 2011 and, in 2021, extended its lease for five years to an expiration date of April 30, 2026, with no termination options. H&M reported sales at the Short Pump Town Center Property of $323 PSF for the trailing-12 months ended April 30, 2023. Reported sales PSF were $329, $324 and $201 for 2022, 2021 and 2020, respectively.

Saxon Shoes & Accessories (21,178 square feet, 3.3% of NRA, 1.4% of underwritten base rent). Saxon Shoes & Accessories was founded in 1953 in Richmond, Virginia and sells over 200 labels of brand-named shoes for men, women and children. Saxon Shoes & Accessories employs over 125 staff members. Saxon Shoes & Accessories has been a tenant at the Short Pump Town Center Property since 2005 and has renewed multiple times. In April 2023, Saxon Shoes & Accessories extended its lease for three years to an expiration date of March 31, 2026. Saxon Shoes & Accessories reported sales at the Short Pump Town Center Property of $226 PSF for the trailing-12 months ended April 30, 2023. Reported sales PSF were $222, $192 and $146 for 2022, 2021 and 2020, respectively.

The following table presents certain information relating to the tenancy at the Short Pump Town Center Property:

Tenant Summary(1)

						TTM April 2023 Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of Total NRSF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF	Sales $	Sales PSF	Occ Cost	Lease Exp. Date	Renewal Options
Non-Collateral Anchors
Macy’s	BBB-/Ba1/BB+	203,000	50.1%	$0	N/A	N/A	$40,700,000	$200	N/A	1/31/2050	None
Dillard’s	BBB-/Baa3/BB+	201,968	49.9%	$0	N/A	N/A	$28,500,000	$141	N/A	1/31/2050	None
Non-Collateral Anchors Subtotal/Wtd. Avg.		404,968	100.0%	$0

Junior Anchor Tenants
Crate & Barrel	NR/NR/NR	34,597	5.4%	$654,961	2.5%	$18.93	$8,187,018	$237	8.0%	1/31/2024	None
H&M	NR/NR/BBB	21,334	3.4%	$688,622	2.7%	$32.28	$6,886,223	$323	10.0%	4/30/2026	None
Saxon Shoes & Accessories	NR/NR/NR	21,178	3.3%	$359,577	1.4%	$16.98	$4,789,138	$226	7.5%	3/31/2026	None
The Container Store	NR/B1/B	18,942	3.0%	$549,318	2.1%	$29.00	$5,060,369	$267	10.9%	2/29/2032	2, 5-year
LL Bean	NR/NR/NR	15,553	2.4%	$421,122	1.6%	$27.08	$4,176,014	$269	10.1%	1/31/2026	1, 5-year
Funny Bone	NR/NR/NR	15,212	2.4%	$312,315	1.2%	$20.53	$5,130,211	$337	6.1%	1/31/2032	1, 5-year
Arhaus Furniture	NR/NR/NR	15,000	2.4%	$975,457	3.8%	$65.03	$11,592,239	$773	8.4%	1/31/2031	1, 5-year
Orvis	NR/NR/NR	13,960	2.2%	$136,324	0.5%	$9.77	$1,316,555	$94	10.4%	12/31/2023	None
Old Navy	NR/Ba3/BB	12,984	2.0%	$404,711	1.6%	$31.17	$4,206,036	$324	9.6%	7/31/2028	1, 5-year
First Citizens Bank & Trust	NR/Baa2/BBB	12,947	2.0%	$192,995	0.8%	$14.91	NAP	NAP	NAP	4/2/2024	4, 5-year
Jr. Anchor Tenants Subtotal/Wtd. Avg.		181,707	28.6%	4,695,403	18.3%	$25.84
Other Tenants		417,882	65.8%	$21,015,997	81.7%	$50.29
Occupied Collateral Total / Wtd. Avg.		599,589	94.4%	$25,711,400	100.0%	$42.88
Vacant Space		35,905	5.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		635,494	100.0%	$25,711,400	100.0%	$42.88(4)
(1)	Based on the underwritten rent roll dated June 20, 2023, inclusive of rent steps through July 2024 and overage and percent in lieu rent as of the trailing twelve months ended April 2023 sales for certain tenants. Annual U/W Rent for Non-Collateral Anchors represents expense reimbursements.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All sales information presented herein with respect to the Short Pump Town Center Property is based upon information provided by the borrower sponsors. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsors. Sales for Dillard’s and Macy’s are estimates, as per the appraisal, and TTM April 2023 sales are shown as of year-end 2022.
(4)	Total/Wtd. Avg. Annual U/W Rent PSF excludes vacant space.
A-3-132

Retail – Lifestyle Center	Loan #15	Cut-off Date Balance:	$20,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

The following table presents certain information relating to the lease expiration schedule at the Short Pump Town Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring(3)	Expiring NRSF	Annual U/W Rent PSF Expiring	% of Total NRSF Expiring	Cumulative % of Total NRSF Expiring	Annual U/W Rent Expiring	% of Total Annual U/W Rent Expiring	Cumulative % of Total Annual U/W Rent Expiring
MTM / 2023	8	24,783	$18.13	3.9%	3.9%	$449,284	1.7%	1.7%
2024	12	97,470	$35.12	15.3%	19.2%	$3,423,417	13.3%	15.1%
2025	24	95,208	$54.06	15.0%	34.2%	$5,146,821	20.0%	35.1%
2026	22	116,966	$41.35	18.4%	52.6%	$4,836,925	18.8%	53.9%
2027	10	45,209	$41.88	7.1%	59.7%	$1,893,506	7.4%	61.3%
2028	13	59,136	$42.10	9.3%	69.0%	$2,489,765	9.7%	70.9%
2029	9	42,724	$45.19	6.7%	75.8%	$1,930,487	7.5%	78.4%
2030	4	13,683	$61.52	2.2%	77.9%	$841,744	3.3%	81.7%
2031	4	29,278	$59.44	4.6%	82.5%	$1,740,347	6.8%	88.5%
2032	6	49,650	$37.41	7.8%	90.3%	$1,857,493	7.2%	95.7%
2033	3	6,275	$56.03	1.0%	91.3%	$351,612	1.4%	97.1%
Thereafter	4	19,207	$39.05	3.0%	94.4%	$750,000	2.9%	100.0%
Vacant	0	35,905	$0.00	5.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	119	635,494	$42.88(4)	100.0%		$25,711,400	100.0%
(1)	Based on the underwritten rent roll dated June 20, 2023, inclusive of rent steps through July 2024 and overage and percent in lieu rent as of the trailing twelve months ended April 2023 sales for certain tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Includes non-collateral anchors and outparcel spaces which have no square footage or U/W Rent associated but are paying expense reimbursements.
(4)	Total/Wtd. Avg. Annual U/W Rent PSF Expiring excludes vacant space.

The following table presents historical occupancy percentages at the Short Pump Town Center Property:

Historical Occupancy(1)

2019	2020	2021	2022	6/20/2023(2)
92.4%	87.6%	92.1%	93.5%	94.4%

(1)	As provided by the borrower sponsors as of December 31 for each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of June 20, 2023.
A-3-133

Retail – Lifestyle Center	Loan #15	Cut-off Date Balance:	$20,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the Short Pump Town Center Property:

Cash Flow Analysis(1)

	2019	2020	2021	2022	TTM 5/31/2023	U/W	%(2)	U/W PSF
Base Rent(3)	$21,026,512	$19,840,521	$19,394,889	$21,522,053	$22,064,216	$23,058,309	65.0%	$36.28
Gross Up of Vacant Space	0	0	0	0	0	1,901,662	5.4	2.99
Overage Rent(4)	764,971	480,306	811,001	2,548,858	2,801,492	2,603,415	7.3	4.10
Percent In Lieu(4)	1,027,045	857,207	1,630,707	581,769	603,057	49,676	0.1	0.08
Expense Reimbursement	10,052,006	9,883,959	7,120,665	6,906,182	7,390,825	7,850,678	22.1	12.35
Net Rental Income	$32,870,534	$31,061,993	$28,957,261	$31,558,862	$32,859,590	$35,463,740	100.0%	$55.80
Specialty Leasing Income(5)	420,815	417,797	777,816	773,376	704,566	524,421	1.5	0.83
Vacancy & Credit Loss	(62,878)	(1,261,591)	(220,089)	302,922	42,636	(2,072,235)	(6.1)	(3.26)
Other Income(6)	796,155	637,734	153,178	873,520	2,733,605	315,871	0.9	0.50
Effective Gross Income	$34,024,626	$30,855,933	$29,668,166	$33,508,680	$36,340,397	$34,231,796	96.5%	$53.87

Real Estate Taxes(7)	3,377,439	3,993,213	2,806,788	1,724,878	2,460,208	2,269,994	6.6	3.57
Insurance	207,966	187,089	175,083	272,538	285,432	292,030	0.9	0.46
Other Operating Expenses	6,000,840	4,597,298	4,816,673	5,510,426	5,653,923	5,884,908	17.2	9.26
Total Operating Expenses	$9,586,245	$8,777,600	$7,798,544	$7,507,842	$8,399,562	$8,446,932	24.7%	$13.29

Net Operating Income	$24,438,381	$22,078,334	$21,869,622	$26,000,838	$27,940,835	$25,784,865	75.3%	$40.57
Replacement Reserves	0	0	0	0	0	127,099	0.4	0.20
TI/LC	0	0	0	0	0	1,270,988	3.7	2.00
Net Cash Flow	$24,438,381	$22,078,334	$21,869,622	$26,000,838	$27,940,835	$24,386,778	71.2%	$38.37

NOI DSCR(8)	1.61x	1.46x	1.44x	1.72x	1.84x	1.70x
NCF DSCR(8)	1.61x	1.46x	1.44x	1.72x	1.84x	1.61x
NOI Debt Yield(8)	13.6%	12.3%	12.1%	14.4%	15.5%	14.3%
NCF Debt Yield(8)	13.6%	12.3%	12.1%	14.4%	15.5%	13.5%
(1)	Historical cash flows and occupancy include revenue, expense items and square footage associated with the Dick’s Parcel.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Effective Gross Income for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Base Rent is based on the underwritten rent roll dated June 20, 2023, inclusive of rent steps through July 2024, and excludes rent associated with the Dick’s Parcel. After the closing of the Short Pump Town Center Whole Loan, on July 31, 2023, the Dick’s Parcel was released from the lien of the mortgage in accordance with the terms of the Short Pump Town Center Whole Loan documents.
(4)	U/W Overage Rent and U/W Percent In Lieu are based on the terms of applicable leases using TTM April 2023 sales figures.
(5)	Specialty Leasing Income includes rents from temporary tenants and revenue from kiosks, storage, vending and other miscellaneous revenue.
(6)	U/W Other Income includes trash pad rentals, valet parking income, other miscellaneous income and excludes lease termination income.
(7)	U/W Real Estate Taxes excludes approximately $355,621 of taxes associated with the Dick’s Parcel.
(8)	Debt service coverage ratios and debt yields are based on the Short Pump Town Center Whole Loan.

Market Overview and Competition. The Short Pump Town Center Property is located in Richmond, Virginia, approximately 17 miles northwest of the Richmond Central Business District and serves a trade area of over 386,743 households encompassing over 982,000 residents with an average household income of over $100,000. Richmond is the third largest metropolitan statistical area in Virginia and features a population of over 1.3 million people. The Short Pump Town Center Property is located at the intersection of I-295, I-64 and US- 250, approximately 25 miles northwest of the Richmond International Airport, which serves over four million passengers annually.

The top employers in Richmond are Virginia Commonwealth University Health System (with 13,500 employees), Capital One Financial Corp. (with 13,000 employees) and HCA Virginia Health (with 11,000 employees). The Short Pump Town Center Property is approximately nine miles from the University of Richmond, a private liberal arts college, and 15 miles from Virginia Commonwealth University, a public research university with approximately 32,000 students. Richmond has a stable and diverse economy that includes eight Fortune 500 headquarters, ranking second for the total number of firms compared to peer cities.

Innsbrook Corporate Center is located approximately two miles east of the Short Pump Town Center Property. The 850-acre, upscale mixed-use corporate community was established in 1979, and is the largest and most successful corporate park in the Richmond area, comprised of over 400 companies with an aggregate workforce of over 20,000 employees. The surrounding area also contains 23 hotels, 40 museums and 35 festivals throughout the year. The local area is expected to continue to grow, with several nearby residential developments in process and over 10,000 new homes scheduled to be constructed within two miles of the Short Pump Town Center Property by 2027, increasing the trade area population by a projected 5.4% over the next 5 years.

A-3-134

Retail – Lifestyle Center	Loan #15	Cut-off Date Balance:	$20,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

According to the appraisal, the estimated 2022 population within a 5-, 10- and 15-mile radius of the Short Pump Town Center Property was 137,768, 329,065 and 702,066, respectively. The 2022 average household income within the same radii was $136,997, $128,797 and $106,307, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Short Pump Town Center Property:

Tenant Type	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
0 – 1,000 SF	$70.00	7	1.0% per annum
1,001 – 2,500 SF	$65.00	7	1.0% per annum
2,501 – 5,000 SF	$45.00	7	1.0% per annum
5,001 – 7,500 SF	$28.00	7	1.0% per annum
7,501 – 10,000 SF	$45.00	7	1.0% per annum
Over 10,000 SF	$20.00	7	1.0% per annum
Jewelry	$165.00	7	1.0% per annum
Restaurants	$36.00	7	1.0% per annum
Majors	$18.00	10	5.0% in year 6
Anchors	$16.50	10	5.0% in year 6
Outparcel	$33.00	10	5.0% in year 6

The following table presents information regarding certain competitive properties to the Short Pump Town Center Property:

	Short Pump Town Center	Chesterfield Towne Center	Stony Point Fashion Park	Regency Square Mall	The Shops at Willow Lawn	Southpark Mall
Year Built/ Renovated	2003 / 2014	1975 / 2008, 2015	1975 / 2003	1975 / 2003	1957 / 2005	1988 / 2007
Total GLA (SF)	635,494(1)	1,038,263	679,403	820,060	476,000	685,675
Ownership	Forest City Realty Trust, LLC (34.0%) / MJGT Associates, LLC (33.3%) / Queensland Investment Corporation (32.7%)	Brookfield	Second Horizon Capital	Thalhimer Realty Partners / The Rebkee Company	Federal Realty	CBL & Associates (CBL)
Distance to Property	N/A	10.0 miles	7.5 miles	4.5 miles	8.3 miles	30.0 miles
Occupancy %	94.4%(1)	97.0%	60.0%	70.0%	92.0%	98.0%
Inline Sales PSF	$862(2)	$438	$185	$206	NAV	$428
Anchors	Dillard’s; Macy’s; Dick’s Sporting Goods	At Home; JC Penney; Macy’s	Dillard’s; Saks Fifth Avenue	NOVA of Virginia Aquatics Center; Surge Adventure Park	Kroger; Dick’s Sporting Goods; Gold’s Gym; Ross Dress for Less	Dick’s Sporting Goods; JC Penney; Macy’s; Regal Cinema

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated June 20, 2023.
(2)	Represents sales PSF as of April 2023 for in-line tenants, including Apple. All sales information presented herein with respect to the Short Pump Town Center Property is based upon information provided by the borrower. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower.

A-3-135

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Contacts
Role	Party and Contact Information
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.
	Attention: Investor Relations	(704) 374-6161
301 South College Street | Charlotte, NC 28202-0901 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Wells Fargo Bank, National Association
	Attn: Commercial Servicing		commercial.servicing@wellsfargo.com
550 South Tryon Street, 23rd Floor, MAC D1086-23A | Charlotte, NC 28202 | United States
Primary Servicer	Midland Loan Services, a Division of PNC Bank, National Association
	Attention: Executive Vice President – Division Head		NoticeAdmin@midlandls.com; AskMidland@midlandls.com
10851 Mastin Street, Building 82, Suite 300 | Overland Park, KS 66210 | United States
Special Servicer	KeyBank National Association
	www.key.com/key2cre		Surveillance_Inquiries@KeyBank.com
11501 Outlook Street, Suite 300 | Overland Park , KS 66211 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	CMBS Notices		cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-2-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
K-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.
© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-2-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
K-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-2-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Exchangeable Certificate Detail
Class	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Exchangeable Certificate Details
A-2-1 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-1-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-1-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-1-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-1-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Exchangeable Certificates Total			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Exchangeable Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-2-1-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2-1-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
A-2-1-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2-1-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
	Loan Group 1	Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Current Mortgage Loan and Property Stratification

Group Loan Group 1

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Current Mortgage Loan and Property Stratification

Group Loan Group 1

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Current Mortgage Loan and Property Stratification

Group Loan Group 1

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Current Mortgage Loan and Property Stratification

Group Loan Group 1

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Current Mortgage Loan and Property Stratification

Group Loan Group 1

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Jan-24	0	0	0	0	0	0
Dec-23	0	0	0	0	0	0
Nov-23	0	0	0	0	0	0
Oct-23	0	0	0	0	0	0
Sep-23	0	0	0	0	0	0
Aug-23	0	0	0	0	0	0
Jul-23	0	0	0	0	0	0
Jun-23	0	0	0	0	0	0
May-23	0	0	0	0	0	0
Apr-23	0	0	0	0	0	0
Mar-23	0	0	0	0	0	0
Feb-23	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 27 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 28 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 29 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 30 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 31 of 32

Distribution Date:	01/17/24	BANK5 2023-5YR4
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-5YR4

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 32 of 32

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of December 1, 2023 (the “Pooling and Servicing Agreement”).
Transaction: BANK5 2023-5YR4, Commercial Mortgage Pass-Through Certificates, Series 2023-5YR4
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer as of December 31, [__]: KeyBank National Association
Directing Certificateholder: LD III Sub XV, LLC or an affiliate

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.              The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.    Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.

3.    After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:

a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]
III.	List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.    Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.    Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.    The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.    [LIST OTHER REVIEWED INFORMATION].

5.    [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor

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pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.    As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

2.    In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.    Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.    The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.    Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.    There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating

C-3

Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.    The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.    This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-4

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.	Intentionally Omitted.

2.            Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.            Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain

D-2-1

provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.            Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.            Intentionally Omitted.

6.            Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.            Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those

D-2-2

which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.            Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.            Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10.     Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage).

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Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11.     Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.     Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13.      Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.     Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding

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threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.     Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16.     Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17.     No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18.     Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

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Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the

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trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.     Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.     No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.     No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22.     REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair

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market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.     Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.     Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.     Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26.     Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27.     Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and

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effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28.     Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29.     Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan

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(together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.     Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.      Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32.     Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller,

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including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.    Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.     Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required

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to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.     Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except situations where default interest is imposed.

36.     Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its

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successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.    Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38.     Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

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provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39.     Intentionally Omitted.

40.     No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.     Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.    Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43.     Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further

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action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44.     Intentionally Omitted.

45.     Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.     Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.     Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48.     Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.     Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower

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and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Morgan Stanley Mortgage Capital Holdings LLC	Wells Fargo Bank, National Association	Bank of America, National Association	JPMorgan Chase Bank, National Association
None	None	11 West 42nd Street	Nvidia Santa Clara

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Morgan Stanley Mortgage Capital Holdings LLC	Wells Fargo Bank, National Association	Bank of America, National Association	JPMorgan Chase Bank, National Association
None	The Westin Rancho Mirage	None	Philadelphia Marriott Downtown
Philadelphia Marriott Downtown

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Morgan Stanley Mortgage Capital Holdings LLC	Wells Fargo Bank, National Association	Bank of America, National Association	JPMorgan Chase Bank, National Association
None	None	None	None

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS (OTHER THAN
CROSS-COLLATERALIZED MORTGAGE LOANS)

Morgan Stanley Mortgage Capital Holdings LLC	Wells Fargo Bank, National Association	Bank of America, National Association	JPMorgan Chase Bank, National Association
Market Heights	The Westin Rancho Mirage	None	None
Shops at La Palmera	Philadelphia Marriott Downtown

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Renaissance Dallas Addison Hotel (Loan No. 2)	The franchisor of the Mortgaged Property, Marriott International, Inc., has a right of first refusal (a “ROFR”) to purchase the Mortgaged Property if the Mortgaged Property, or an ownership interest in the franchisee or an affiliate that controls the franchisee, is proposed to be transferred to a competitor of the franchisor. As more fully defined in the franchise agreement, a competitor of the franchisor is any person or entity with an ownership interest in a hotel brand, trade name, trademark, system or chain of hotels (a “Brand”), or an affiliate of such a person or entity, or any person or entity that is a master franchisee of a Brand (ie that has the exclusive rights to develop, operate or sub-license a Brand) or any officer or director of such person or entity, but only if the Brand is comprised of at least (i) 10 luxury hotels, (ii) 20-full service hotels or (iii) 50 limited service hotels. Such right would apply to a foreclosure or deed in lieu thereof as well as to transfers thereafter.
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	McKesson Phase 2 (Loan No. 11)

The Mortgagor master leases the Mortgaged Property to a master tenant (the “McKesson Phase 2 Master Tenant”) and the McKesson Phase 2 Master Tenant leases the Mortgaged Property to McKesson Corporation (“McKesson”).

The McKesson Phase 2 Master Tenant has a purchase option to purchase the Mortgaged Property on and after the monthly payment date in February 2027 which purchase option is conditioned on payment of the unpaid Acquisition Cost (as defined in the related master lease), all unpaid rent due under the master lease, and a yield maintenance premium, if then due under the master lease. The Acquisition Cost is defined in the master lease as $76,700,000.

The McKesson Phase 2 Master Tenant also has a purchase option to purchase the Mortgaged Property if the Mortgaged Property shall be damaged or destroyed in a casualty or condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium.

McKesson has a purchase option to purchase the Mortgaged Property by delivery of written notice at least 90 days and no more than 150 days prior to one of the following milestones (A) expiration of the fifth lease year of the McKesson Phase 1 Lease (as defined below) (which occurs on March 31, 2026) or (B) expiration of the 9th lease year of the McKesson Phase 1 Lease (which occurs on March 31, 2030), at a price equal to its fair market value, as agreed by McKesson and the property owner, or if such parties are unable to agree, as determined by an appraisal process.

In connection with the origination of the Mortgage Loan, the tenant executed a subordination, non-disturbance and attornment agreement (the “McKesson SNDA”) in which it agreed that it must give the lender 30 days’ notice prior to exercising the purchase option, and that title will not pass to the tenant upon an exercise of the purchase option until the obligations secured by the deed of trust for the Mortgage Loan have been fully satisfied, or if the loan documents so provide, fully defeased. In addition, the McKesson SNDA provides that, to the extent the tenant has or hereafter acquires any option to purchase the Mortgaged Property, such option will be subject and subordinate to the deed of trust for the Mortgage Loan and is waived and released as against the lender and the purchaser at foreclosure or transferee in lieu of foreclosure.

The “McKesson Phase 1 Lease” is a lease pursuant to which McKesson leases a building located at 910 John Street, which is adjacent to the

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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Mortgaged Property, which lease is dated February 4, 2019, and was originally entered into between CHI Franklinton LP and McKesson.

McKesson’s lease of the Mortgaged Property provides that the landlord may not enter into any agreement to sell or lease all or a portion of the Mortgaged Property to any competitor whose business involves: (i) the wholesale sales and/or distribution of pharmaceuticals, (ii) development, implementation, management and/or provider of health information technology, (iii) the wholesale or retail sales and/or distribution of medical supplies, and/or (iv) providing care management.

(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Springhill Suites Chattanooga (Loan No. 18)	The franchisor of the Mortgaged Property, Marriott International, Inc., has a right of first refusal (a “ROFR”) to purchase the Mortgaged Property if the Mortgaged Property, or an ownership interest in the franchisee or an affiliate that controls the franchisee, is proposed to be transferred to a competitor of the franchisor. As more fully defined in the franchise agreement, a competitor of the franchisor is any person or entity with an ownership interest in a hotel brand, trade name, trademark, system or chain of hotels (a “Brand”), or an affiliate of such a person or entity, or any person or entity that is a master franchisee of a Brand (i.e. that has the exclusive rights to develop, operate or sub-license a Brand) or any officer or director of such person or entity, but only if the Brand is comprised of at least (i) 20-full service hotels or (ii) 50 limited service hotels. Such right would not apply to a foreclosure or deed in lieu thereof but may apply to transfers thereafter.
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	TJ Maxx Centre (Loan No. 20)	The tenant JPMorgan Chase Bank has a ROFR to purchase its leased premises from the landlord in the event the landlord receives a bona fide offer to purchase the leased premises from a third party. The lease provides that such right does not apply to changes in ownership due to foreclosure by a mortgagee of the landlord or a deed in lieu of foreclosure.
(8) Permitted Liens; Title Insurance	Springhill Suites Chattanooga (Loan No. 18)	The Mortgaged Property is subject to a ground lease agreement dated November 5, 2008 (as amended) (the “Restaurant Lease”) between the Mortgagor, as ground lessor, and Bowman Enterprise, LLC d/b/a Scottie’s on the River (the “Restaurant Tenant”), as ground lessee, pursuant to which the Mortgagor has ground leased 7,822 SF to the Restaurant Tenant for its restaurant operations. The Restaurant Tenant’s leasehold interest is encumbered by a senior Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing made as of October 10, 2017 and recorded on October 11, 2017 that secures a note in the original amount of $1,500,000 from First Tennessee Bank National Association (the “Restaurant Tenant Deed of Trust”). The Restaurant Tenant Deed of Trust is senior to the lien of the related Mortgage.
(8) Permitted Liens; Title Insurance	Locust Grove Village (Loan No. 23)	The tenant Ingles has a ROFR to purchase (i) its pad site (currently used as a gas station) if a bona fide offer is received (as to the pad site only) that the Mortgagor is otherwise willing to accept; and (ii) the entirety of the Mortgaged Property (or any part thereof included in the offer) if a bona fide offer is received that the Mortgagor is otherwise willing to accept. The ROFR is not extinguished by foreclosure or a deed in lieu thereof; however, the ROFR does not apply to a foreclosure or deed in lieu thereof.
(12) Condition of Property	1201 Third Avenue (Loan No. 16)	The date of the property condition assessment for the Mortgaged Property is December 8, 2022, which is more than twelve months prior to the Cut-off Date and the Mortgaged Property was inspected more than six months prior to the Cut-off Date.
(18) Insurance	All MSMCH Mortgage Loans (Loan Nos. 2, 4, 7,	The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it
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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
11, 12, 13, 16, 18, 20, 23, 24)

obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies. The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

The Mortgage Loan documents may provide that the Mortgagor may obtain insurance that does not meet the requirements otherwise set forth in the Mortgage Loan documents, and may not meet the requirements of Representation 18, provided that approval of the Mortgagee or rating confirmation is obtained for such non-compliant insurance.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

(28) Recourse Obligations	All MSMCH Mortgage Loans (Loan Nos. 2, 4, 7, 11, 12, 13, 16, 18, 20, 23, 24)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties (or, if applicable, the indemnitors) are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

(28) Recourse Obligations	1201 Third Avenue (Loan No. 16)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Mortgage Loan or the related Whole Loan.
(31) Acts of Terrorism Exclusion	All MSMCH Mortgage Loans (Loan Nos. 2, 4, 7, 11, 12, 13, 16, 18, 20, 23, 24)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 31.

D-2-23

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(36) Ground Leases	Springhill Suites Chattanooga (Loan No. 18)	The Mortgagor has a ground leasehold interest in a portion of the Mortgaged Property consisting of a 2.61-acre parking lot adjacent and contiguous to the improvements comprising the hotel building. Such portion of the Mortgaged Property is ground leased by the Mortgagor under a ground lease agreement between the City of Chattanooga, as ground lessor, and the Mortgagor, as ground lessee, that expires March 31, 2048, less than twenty years after the Maturity Date of the Springhill Suites by Marriott Mortgage Loan (November 1, 2028).
(40) No Material Default; Payment Record	All MSMCH Mortgage Loans (Loan Nos. 2, 4, 7, 11, 12, 13, 16, 18, 20, 23, 24)	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Mortgagor forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.
(45) Appraisal	1201 Third Avenue (Loan No. 16)	The appraisal date is December 1, 2022, which is more than 12 months prior to the Cut-off Date.
D-2-24

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	Philadelphia Marriott Downtown (Loan No. 17)	The mortgaged property consists of a fee interest in the 1,198-room Main Tower building and a fee interest in the 210-room Headhouse building, together with certain sub-leaseholds for a connecting skybridge between the Main Tower building and the Pennsylvania Convention Center and certain driveway/ plaza/ overhang areas. (i) Fractional Condominium. The Headhouse building is included within a condominium regime that includes three units: the Headhouse building is the hotel unit, a retail component, and a public access space unit. The hotel unit has 82% of voting rights in the owners’ association, and the ability to affirmatively control material operational decisions of the owners’ association. Each unit owner is responsible for maintenance of its own unit, and the hotel unit owner is responsible for maintenance of the upper roof. (ii) Historic District Restrictions. The Headhouse building has been designated a historic building by the Philadelphia Historical Commission. Any alterations to such structure may require the approval of the Philadelphia Historical Commission.
(8) Permitted Liens; Title Insurance	Chase Bank (Loan No. 25)	(i) Fractional Condominium. The mortgaged property is one of two ground floor commercial units in an 11-story building condominium regime that also includes 21 residential units. The subject retail unit has a 7.0359% voting rights interest in the related owners’ association. Each unit owner is responsible for maintenance of its unit and its allocable percentage of maintenance costs for the building’s shell and core elements. The building was originally constructed in 1899 and converted to a condominium in 2023. While the borrower’s voting rights are insufficient to exercise a unilateral ability to block material association decisions or certain amendments, the condominium documents do provide that the borrower’s consent is required for any amendments that would adversely affect its non-residential unit, that no changes can alter the borrower’s percentage interest without the borrower’s consent, and that any actions relating solely to the commercial units require the consent of both commercial unit holders. The loan documents provide for springing full recourse to the borrower and guarantors if the condominium regime is amended without the lender’s consent. (ii) Historic District Restrictions. The mortgaged property is a ground floor commercial unit in an 11-story retail-residential condominium building located within New York City’s Expanded Carnegie Hill Historic District. Although the building itself is not a registered landmark site, the Landmark Preservation Commission requires permits for (A) any restoration, alteration, reconstruction, demolition, or new construction that affects the exterior of an individual landmark or a building in a historic district, and (B) any project that affects the exterior envelope of the building, even at parts of the building that are not visible from the street.
(18) Insurance	Westfarms (Loan No. 1)	The mortgaged property is security for 10 pari passu notes aggregating $242,000,000. (i) Property Insurance Deductible. The loan documents permit a property insurance deductible up to $500,000. The in-place coverage provides for a $500,000 deductible. (ii) Leased Fees. Various anchor tenants (JC Penney, Lord & Taylor/ Jordan’s Furniture, Macys Mens and Furniture Gallery and Nordstrom’s) are leased fees, where the related tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.
(18) Insurance	The Westin Rancho Mirage (Loan No. 5)	The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $10,000 deductible.
D-2-25

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance	Merit Hill Self Storage (Loan No. 14)	The mortgaged property is security for 4 pari passu notes aggregating $85,000,000. The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $100,000 deductible.
(18) Insurance	Philadelphia Marriott Downtown (Loan No. 17)	The mortgaged property is security for 12 pari passu notes aggregating $215,000,000. The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $10,000 deductible.
(18) Insurance	Chase Bank (Loan No. 25)	The mortgaged property is one of two ground floor commercial units in an 11-story building condominium regime that also includes 21 residential units. The borrower maintains separate property insurance for its condominium unit, and the owners’ association maintains property insurance for the common elements (including the borrower’s 7.0359% allocable share). With respect to the borrower’s separate property insurance policy, the lender controls the disbursement of available casualty proceeds. With respect to the owners’ association property insurance, however, the condominium documents provide that available proceeds from the owners’ association-provided policy are required to be held by an insurance trustee, which can be any bank or trust company with offices in the City of New York and having a capital surplus and undivided profits of at least $500 million or more and appointed to serve by the condominium board.
(27) Licenses and Permits	Chase Bank (Loan No. 25)	The mortgaged property is one of two commercial units in an 11-story building condominium regime that also includes 21 residential units. There is currently a single temporary certificate of occupancy for the entire building. Issuance of a permanent certificate of occupancy requires completion of the tenant finish-out in the commercial unit as well as completion of the residential units that are being marketed for sale. Under the terms of its lease with JPMorgan Chase Bank, the borrower is required to obtain the permanent certificate of occupancy, but there is no time limit and no termination remedy for its failure to do so. The loan documents provide for springing full recourse to the borrower and guarantor if the temporary certificate of occupancy expires without having been renewed or replaced by a permanent certificate of occupancy.
(28) Recourse Obligations	All Wells Fargo Mortgage Loans (Loan Nos. 1, 5, 14, 17, 25, 26)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
(28) Recourse Obligations	Merit Hill Self Storage (Loan No. 14)	The mortgaged property is security for 4 pari passu notes aggregating $85,000,000. The loan documents provide that the guarantors’ aggregate liability for bankruptcy-related full recourse events is capped at the greater
D-2-26

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
of (A) 15% of the then-outstanding principal balance and (B) $20 million, together with third party costs and expenses.
(31) Acts of Terrorism Exclusion	All Wells Fargo Mortgage Loans (Loan Nos. 1, 5, 14, 17, 25, 26)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
(34) Defeasance	Westfarms (Loan No. 1)	The mortgaged property is security for 10 pari passu notes aggregating $242,000,000. The loan documents provide that the borrower reimburse lender’s reasonable out-of-pocket costs and expenses (including Rating Agency fees, legal and accounting costs) and servicer’s then-customary defeasance fee, not to exceed $40,000.
(34) Defeasance	Merit Hill Self Storage (Loan No. 14)	The mortgaged property is security for 4 pari passu notes aggregating $85,000,000. In connection with a partial defeasance, the loan documents provide that related attorneys’ fees for lender/servicer shall not exceed $10,000 for the coordinated release of up to 4 properties, or $20,000 for the release of 5 or more properties.
(36) Ground Leases	Philadelphia Marriott Downtown (Loan No. 17)	The mortgaged property is security for 12 pari passu notes aggregating $215,000,000. The mortgaged property consists of fee interests in the 1,198-room Main Tower building and the 210-room Headhouse building and sub-leasehold interests for a connecting skybridge between the Main Tower building and the Pennsylvania Convention Center (the Bridge sub-lease) and certain driveway/ plaza/ overhang areas (the Tunnel sub-lease). The two sub-leasehold parcels are owned by the City of Philadelphia, leased to the City’s Redevelopment Authority, and sub-leased to one of the co-borrowers at a nominal rent that has been fully prepaid. The Bridge sub-lease is also subject to a reciprocal easement agreement with the Pennsylvania Convention Center Authority with respect to maintenance of the Bridge. Variations: (B) The Bridge and Tunnel sub-leases do not provide that the sub-leasehold mortgagee must consent to any sub-lease amendment, or that any such sub-lease amendment is ineffective without such consent. (C) The Bridge sub-lease has a term that expires in August 2042, less than 20 years after the November 6, 2028 loan maturity). (D) The Bridge and Tunnel sub-leases are not currently subject to liens or encumbrances that could extinguish the sub-leasehold mortgage (other than permitted encumbrances), but the sub-leases do not provide for superior priority over any fee or leasehold mortgage. (E) The City of Philadelphia and/or its Redevelopment Authority require certain conditions be satisfied in connection with assignments or transfers of the sub-leasehold interests. (F) The City of Philadelphia and/or its Redevelopment Authority have notified the subleasehold mortgagees of alleged non-compliance related to insurance (specifically, providing the required insurance through a blanket policy covering multiple locations) and failure to obtain a $200,000 bond to secure sub-lessee obligations under the sub-leases. The loan documents require post-closing undertakings that the borrower use commercially reasonable efforts to procure insurance that satisfies the sub-lease requirements; and, further, that borrower procure a $200,000 bond as required. (K) The Bridge and Tunnel sub-leases do not provide that, to the extent casualty proceeds are not applied to restoration, available proceeds will be applied first to the debt.

D-2-27

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment.	ExchangeRight Net Leased Portfolio #65 (Loan No. 8)	The related single tenant at each of the following Mortgaged Properties has a right of first refusal (“ROFR”) to purchase the related Mortgaged Property if the related borrower receives a bona fide offer to purchase the applicable Mortgaged Property from a third party unaffiliated with such borrower which such borrower intends to accept: (i) Tractor Supply - St. Charles, IL, (ii) Tractor Supply - Fordyce, AR, (iii) Tractor Supply- Searcy, AR, (iv) Tractor Supply - Clarksville, VA, (v) Dollar Tree - Oklahoma City, OK, and (vi) Family Dollar - Leland, NC. Such ROFRs will not apply to a foreclosure or deed-in-lieu of foreclosure, but they will apply to any subsequent transfers.
(7) Lien; Valid Assignment.	11 West 42nd Street (Loan No. 9)

The loan documents permit the borrower to enter into a property-assessed clean energy loan (“PACE Loan”) for an amount not to exceed $10,000,000, subject to the consent of the lender and obtaining a rating agency confirmation.

The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status.

(7) Lien; Valid Assignment.	Stirling Hotel Portfolio (Loan No. 10)	Marriott International, Inc., the franchisor for the SpringHill Suites Buford, Residence Inn Jacksonville Butler Boulevard and Residence Inn Hartford Manchester Mortgaged Properties, has a ROFR to purchase the related Mortgaged Property in the event of a proposed transfer to a competitor of the Mortgaged Property or an ownership interest in the franchisee or a controlling affiliate of the franchisee. The related comfort letters provide that such ROFRs are subordinate to the lender's rights under the related mortgages.
(7) Lien; Valid Assignment.	Short Pump Town Center (Loan No. 15)	Provided no event of default has occurred and is continuing, the loan documents prohibit the lender, without the prior written consent of the borrower, from selling any note, participation or interest in the Whole Loan to Simon Property Group, Taubman Centers, Inc., The Macerich Company, Kimco Realty, Starwood Retail, CBL & Associates Properties, Inc., PREIT, Washington Prime Group, Pyramid Real Estate Group, Westfield Holdings Limited or Unibail-Rodamco (or any successors or assigns of or any person or entity controlled by the foregoing); provided, however, such restrictions will not apply to (a) any transfer or sale by the lender of commercial mortgage-backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Whole Loan or (b) any subsequent resale or transfer of the Whole Loan (or any interest therein) occurring after an initial sale or transfer by the lender even if such transaction results in a portion of the Mortgage Loan being held by a person or entity described above.
(8) Permitted Liens; Title Insurance.	ExchangeRight Net Leased Portfolio #65 (Loan No. 8) 11 West 42nd Street (Loan No. 9) Stirling Hotel Portfolio (Loan No. 10) Short Pump Town Center (Loan No. 15)	See exception to Representation 7.
D-2-28

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(11) Financing Statements.	My Place Communities MHC Portfolio (Loan No. 19)	With respect to the Olde Towne Village Mortgaged Property, a portion of the collateral consists of 25 mobile homes located on such property. The borrower granted to the lender a first priority lien on and security interest in each such mobile homes, and the applicable mortgage and UCC-1 financing statement both cover such mobile homes. To the extent the lien on such mobile homes can only be perfected by noting such lien on the certificate of title to such mobile homes, the loan documents require that the borrowers, within 90 days following securitization of the Mortgage Loan, take all actions and steps necessary to perfect such first priority lien and security interest, including without limitation, to cause the State of Tennessee Department of Revenue (or such other appropriate instrumentality of the State of Tennessee) to list the lender as the first priority secured lender and lienholder on the certificate of title to all mobile homes then owned by the applicable borrower.
(15) Actions Concerning Mortgage Loan.	City Line Albany Post (Loan No. 27)

Lawrence Charles Kaplan, one of the four non-recourse carveout guarantors with respect to the Mortgage Loan and a founder and managing partner of CSG BSH Partners III LLC (“CSG BSH”), is a defendant in a lawsuit filed in the United States District Court for the Southern District of New York.

The claims brought in the suit arise out of advisory services provided by CSG BSH, one of the defendants, to the plaintiffs in connection with the sale of the plaintiffs’ interests in a closely-held corporation, Strategic Financial Solutions, to an Employee Stock Ownership Plan (“ESOP”) to achieve beneficial tax treatment for gains on such interests. CSG BSH advised the plaintiffs in the successful implementation of the Internal Revenue Code §1042 ESOP rollover program, however, the plaintiffs claim that the defendants failed to disclose that the defendants had an ownership or financial interest in companies related to the rollover program, presenting a conflict of interest.

The defendants have brought counter-claims and demanded payment for amounts they are owed for their advisory services. All claims and counter-claims are expected to be resolved by arbitration.

According to the borrower, in May 2022, the parties executed an agreement pursuant to which the plaintiffs escrowed all disputed amounts (approximately $1.3 million) pending a decision by the arbitration panel.

(18) Insurance.	ExchangeRight Net Leased Portfolio #65 (Loan No. 8)

The related loan documents permit the single tenant at any individual Mortgaged Property to maintain the required property insurance coverage, in lieu of the borrower maintaining same, so long as (i) the applicable lease is in full force and effect and no default exists under such lease, (ii) the tenant is in actual, physical possession of the entire premises and is open for business, (iii) the tenant has satisfied all insurance requirements in its lease and is permitted to maintain insurance for the applicable Mortgaged Property pursuant to its lease, (iv) the tenant has provided third-party insurance that satisfies the requirements in the loan documents, (v) the lease provides that it will remain in full force and effect without any right to rental abatement following a casualty or, to the extent such lease is terminated following a casualty, the insurance proceeds will be deposited with the borrower and/or the lender, (vi) the lease provides that following a casualty, the applicable tenant and/or its lease guarantor maintain at least a “BBB” rating with S&P, (vii) the lender is named a mortgagee/loss payee and the borrower is named as an additional insured or additional named insured on each policy, and (viii) the borrower delivers written evidence

D-2-29

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

acceptable to the lender of such coverage no less frequently than annually prior to renewal of such coverage (the foregoing clauses (i) - (viii) are referred to collectively as the “Tenant Insurance Conditions”).

To the extent any of Tenant Insurance Conditions are not satisfied, the borrower will be required to promptly obtain such insurance coverage as is necessary to bring the insurance coverage for the applicable Mortgaged Property into full compliance with all of the terms and conditions of the loan documents.

(18) Insurance.	ExchangeRight Net Leased Portfolio #65 (Loan No. 8)	The related loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration of any individual Mortgaged Property is equal to 5% of the allocated loan amount for such Mortgaged Property.
(18) Insurance.	11 West 42nd Street (Loan No. 9)	With respect to multi-layered insurance policies, the related loan documents permit coverage with more than one insurance company as follows: (A) if four (4) or fewer insurance companies issue the insurance policies, then at least 75% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P, “A2” or better by Moody’s, if Moody’s rates the insurance company and is rating the Certificates and “A” or better by Fitch, if Fitch rates the insurance company and is rating the Certificates, and “A” or better by Fitch, if Fitch rates the insurance company and is rating the Certificates, with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s, if Moody’s rates the insurance company and is rating the Certificates, and “BBB” or better by Fitch, if Fitch rates the insurance company and is rating the Certificates or (B) if five (5) or more insurance companies issue the insurance policies, then at least 60% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P, “A2” or better by Moody’s, if Moody’s rates the insurance company and is rating the Certificates, and “BBB” or better by Fitch, if Fitch rates the insurance company and is rating the Certificates) with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s, if Moody’s rates the insurance company and is rating the Certificates, and “BBB” or better by Fitch, if Fitch rates the insurance company and is rating the Certificates.
(18) Insurance.	Stirling Hotel Portfolio (Loan No. 10)	The related loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration of any individual Mortgaged Property is equal to 5% of the allocated loan amount for such Mortgaged Property.
(18) Insurance.	Short Pump Town Center (Loan No. 15)

The loan documents permit (i) a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property and (ii) a terrorism insurance deductible up to $1,000,000. Such deductibles may not be considered customary. The in-place coverage provides for a property insurance deductible of $250,000 and a terrorism insurance deductible of $1,000,000.

The threshold amount above which the lender has the right to hold and disburse insurance proceeds is a fixed amount of $8,000,000, rather than 5% of the then-outstanding principal amount of the related Whole Loan.

D-2-30

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance.	Short Pump Town Center (Loan No. 15)	With respect to multi-layered insurance policies, the related loan documents permit coverage with more than one insurance company as follows: (A) if four (4) or fewer insurance companies issue the insurance policies, then at least 75% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a rating of “A-” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance company, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance company, and “BBB” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance company, or (B) if five (5) or more insurance companies issue the insurance policies then at least 60% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a rating of “A-” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance company, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance company, and “BBB” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance company.
(26) Local Law Compliance.	My Place Communities MHC Portfolio (Loan No. 19)

The Mortgaged Properties identified as Olde Towne Village, Riverside Estates, Pleasant Lake and Woodmont are legal non-conforming as to the mobile home park use. In addition, the Mortgaged Property identified as Riverside Estates is legal non-conforming as to boat storage use, as such use requires a conditional use permit which has not been obtained.

Pursuant to the applicable zoning ordinance, in the event of damage or destruction to the improvements, a non-conforming use may not be resumed unless (w) in the case of Olde Towne Village, the damage or destruction is less than 25% of the assessed value of the applicable structures, (x) in the case of Riverside Estates, restoration is started one year and is diligently prosecuted to completion and any destruction to buildings is in an amount no greater than 75% of their total value, (y) in the case of Pleasant Lake, reconstruction does not exceed 50% of the fair valuation of the applicable structures and such restoration is completed within 180 days following the granting of a certificate of approval for such restoration and that resumption of uses takes place within 30 days after the certificate of compliance has been issued and (z) in the case of Woodmont, the structures are destroyed to an extent of no more than 25% of their market value. If such conditions are not satisfied, the use may not be resumed.

(28) Recourse Obligations.	11 West 42nd Street (Loan No. 9)

There is no guarantor or environmental indemnitor with respect to the Mortgage Loan other than the borrower.

Further, there is no recourse for any recourse provision where the circumstance, event or condition that could otherwise give rise thereto is attributable to one or more of the following:

1.       insufficient revenue from the Mortgaged Property;

2.       the borrower’s lack of access to revenue from the Mortgaged Property as a result of Mortgage lender’s exercise of its remedies with respect to Mortgaged Property cash flow or otherwise;

D-2-31

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

3.       insolvency of the borrower or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context;

4.       the payment of the borrower’s debts and obligations as they become due and payable from sources other than revenues from the Mortgaged Property;

5.       failure to pay the Mortgage Loan or other obligations or debts of the borrower, as a result of (1), (2) or (3) above;

6.       the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the borrower, through a judgment or exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as a result of (1), (2) or (3) above; and/or

7.       the acts or omissions of mezzanine lender, servicer or any receiver appointed by mezzanine lender, or any events, circumstances or conditions first arising after mezzanine lender under the mezzanine loan completes a foreclosure upon or assignment-in-lieu thereof as to any pledged equity interest in the borrower, except to the extent caused by the acts or omissions of the borrower or any of its Affiliates following such foreclosure by Mortgage lender and/or mezzanine lender.

(28) Recourse Obligations.	Short Pump Town Center (Loan No. 15)

So long as Forest City Realty Trust LLC (or an affiliate) is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability with respect to full recourse events only (not loss carveouts) is limited to 20% of the Whole Loan amount, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

Pursuant to the loan documents, a voluntary transfer of either the Mortgaged Property or a controlling equity interest in the borrower made in violation of the loan documents will be a losses carveout (rather than a full recourse carveout). The loan documents do not include a provision for recourse to the borrower and guarantor for the borrower’s misappropriation of rents after an event of default.

(31) Acts of Terrorism Exclusion.	Stirling Hotel Portfolio (Loan No. 10)	The loan documents require the borrowers to obtain and maintain property insurance and business interruption insurance (18 months plus a 12-month extended period of indemnity) that covers perils of terrorism and acts of terrorism, but only so long as such coverage remains economically feasible through the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute as may be enacted, and the borrowers are not required to spend on terrorism insurance more than two (2) times the terrorism insurance premium that is in place on the origination date of the Mortgage Loan.
(31) Acts of Terrorism Exclusion.	Short Pump Town Center (Loan No. 15)

The loan documents permit terrorism insurance to be obtained through a captive insurance program with Liberty IC Casualty LLC, subject to satisfaction of the conditions set forth in the loan documents.

Pursuant to the loan documents, the borrower will not be obligated to expend an amount that is more than two times the amount of the annual insurance premium that is payable at such time with respect to the property insurance and business income insurance coverages

D-2-32

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(without giving effect to the cost of earthquake insurance or terrorism insurance components of such policies) and allocable to the Mortgaged Property based on market rates.
(32) Due on Sale or Encumbrance.	11 West 42nd Street (Loan No. 9)

Transfers of more than 50% of the indirect equity interests in the borrower are permitted so long as one or more specific Persons designated in the related loan documents maintain at least 5% of the equity ownership interests in the borrower and controls the borrower.

The loan documents permit the borrower to enter into a PACE loan for an amount not to exceed $10,000,000, subject to the consent of the lender and obtaining a rating agency confirmation.

(33) Single-Purpose Entity.	11 West 42nd Street (Loan No. 9) Stirling Hotel Portfolio (Loan No. 10) Short Pump Town Center (Loan No. 15) My Place Communities MHC Portfolio (Loan No. 19) Spring Park Plaza (Loan No. 22)	Each related borrower is a recycled single-purpose entity, however, such borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
(34) Defeasance.	Short Pump Town Center (Loan No. 15)	In connection with a defeasance, the related borrower is not required to pay defeasance related costs and expenses in excess of $15,000 (exclusive of any rating agency fees and expenses).

D-2-33

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Nvidia Santa Clara (Loan No. 3) Philadelphia Marriott Downtown (Loan No. 17) 1825 K Street NW (Loan No. 21)	The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(7) Lien; Valid Assignment	Philadelphia Marriott Downtown (Loan No. 17)	A portion of the Mortgaged Property (including approximately 210 of the 1408 related hotel rooms) is subject to a condominium regime. According to the estoppel certificate delivered by the related condominium board (which condominium board is controlled by the related Mortgagor) in connection with the origination of the Mortgage Loan, the related Mortgagors may be in default of the insurance requirements under the related condominium documents (which potential default the related borrower sponsor believes relates to the Mortgagors’ reliance on insurance maintained through a blanket insurance policy, which is not expressly permitted or prohibited under the condominium documents). The Mortgage Loan documents require the Mortgagors to use commercially reasonable efforts to (i) amend the condominium documents to expressly permit blanket insurance policies to satisfy the insurance requirements thereunder, and (ii) cause the condominium board to execute and deliver to the Mortgagee an estoppel certificate that does not include reference to any outstanding defaults by the Mortgagors under the condominium documents.
(9) Junior Liens	Nvidia Santa Clara (Loan No. 3)	There is a mezzanine loan in the original principal balance of $50,500,000, which was funded and is currently held by JPMCB, but is expected to be sold to a third-party lender. In connection with the mezzanine loans, the lenders entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
(9) Junior Liens	Philadelphia Marriott Downtown (Loan No. 17)	As of loan origination, a working capital loan in the amount of $2,939,385 (the “Working Capital Loan”) is outstanding between the related Mortgagors, as lender, and the related operating lessee (an affiliate of the Mortgagors), as debtor, that is secured by, among other things, all of the operating lessee’s interest in and to the “Working Capital”. The Working Capital Loan (i) is subordinate to any amounts due and payable under the Mortgage Loan documents pursuant to a subordination and standstill agreement and (ii) is payable only with excess cash flow generated by the Mortgaged Property after all amounts that are then due and payable under the Mortgage Loan documents have been paid in full, and the Mortgagors may not exercise any remedies in connection with the Working Capital Loan (other than terminating the operating lease) until the Mortgage Loan has been satisfied in full. Working Capital means: (a) funds held for use in day-to-day operations at the Mortgaged Property, including amounts held in change or petty cash, deposit accounts, and payroll accounts, (b) prepaid expenses, (c) inventories and fixed asset supplies, (d) net receivables due from the related manager, less (e) accounts payable, accrued payroll expenses and other accrued expenses and current liabilities related to the Mortgaged Property.
D-2-34

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(10) Assignment of Leases and Rents	Nvidia Santa Clara (Loan No. 3) Philadelphia Marriott Downtown (Loan No. 17) 1825 K Street NW (Loan No. 21)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(18) Insurance	The Prado (Loan No. 6)

To the extent the largest tenant at the Mortgaged Property, Lifetime Fitness, under its lease maintains business interruption insurance pertaining to the lease for certain perils required pursuant to the Mortgage Loan documents, including, without limitation, loss caused by windstorm, hail, earthquake, flood, and terrorism, and the borrower has provided evidence satisfactory to the lender that the lease maintains in full force and effect the insurance described herein, then the borrower will be deemed in compliance with the requirements of the Mortgage Loan documents with respect to the Lifetime Fitness parcel and will not be required to maintain the coverage required pursuant to the Mortgage Loan documents with respect to the Lifetime Fitness parcel. In addition, the lender will permit the business interruption coverage required under the Mortgage Loan documents for the rental obligations specific to the Home Depot U.S.A., Inc. (the prime tenant under the lease between the borrower and Home Depot U.S.A., Inc. for the premises occupied by Lifetime Fitness under a sublease between Lifetime Fitness, as the subtenant, and Home Depot U.S.A., Inc., as the prime tenant) under its lease to be provided by the Home Depot U.S.A., Inc. through a program of self-insurance, provided that (i) the lease is in full force and effect following a casualty, (ii) no monetary default or material non-monetary default beyond any applicable notice and cure period has occurred and is continuing under such lease, and (iii) Home Depot U.S.A., Inc. under such lease (or the guarantor, if any, of Home Depot U.S.A., Inc.'s obligations under such lease) maintains a claims-paying ability ratings from S&P of “A” or better. In addition, as an alternative to the insurance policies required to be maintained pursuant to the Mortgage Loan documents (the “Policies”), the borrower will not be in default if the borrower maintains (or causes to be maintained) the Policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such Policy, a “Non-Conforming Policy”), provided that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the borrower will have (1) received the lender’s prior written consent thereto and (2) confirmed that the lender has received a Rating Agency Confirmation with respect to any such Non-Conforming Policy to the extent required pursuant to a securitization of the Mortgage Loan.

From and after the occurrence of a casualty or condemnation where the related net proceeds or the costs of completing the restoration is greater than the restoration threshold of $2,000,000, if (i) the subject REA requires the Mortgagor to repair and restore the Mortgaged Property after such casualty or condemnation, (ii) no default (beyond any applicable notice and/or grace periods) has occurred and be continuing under the subject REA and (iii) no event of default has occurred and be continuing, then the lender will be required to disburse the net proceeds to the Mortgagor in accordance with the disbursement provisions specified in the Mortgage Loan documents (without the Mortgagor having to satisfy the conditions specified in the Mortgage Loan documents) to facilitate the Mortgagor’s compliance therewith.

D-2-35

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Licenses and Permits	1825 K Street NW (Loan No. 21)	Pursuant to the zoning report obtained in connection with the origination of the Mortgage Loan, some, but not all, certificates of occupancy were received. Failure to obtain a certificate of occupancy is a violation. It is a post-closing obligation that the borrower provide evidence that certificates of occupancy have been issued for all tenants within 30 days after the origination date of the Mortgage Loan; provided that if no enforcement action has been taken by the applicable governmental authority and the borrower is diligently pursuing such certificates of occupancy, such time will be automatically extended for consecutive 30-day time periods. The Mortgage Loan documents include a recourse carveout for any losses resulting from failure to have any certificate of occupancy required by any governmental authority.
(28) Recourse Obligations	Nvidia Santa Clara (Loan No. 3)	The indemnification obligations of the related Mortgagor under the environmental indemnity will terminate on the date that is two years after the repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Mortgagor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.
(28) Recourse Obligations	The Prado (Loan No. 6)

The loss carveout with respect to Mortgagor’s commission of intentional material physical waste at the Mortgaged Property is limited to loss caused by material physical waste of the Mortgaged Property caused by the gross negligence, willful misconduct of the Mortgagor, the related carveout guarantor or any person acting on behalf of either of the foregoing, when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.

The indemnification obligations of the related Mortgagor under the environmental indemnity will terminate on the date that is three years after the repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Mortgagor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.

(28) Recourse Obligations	Philadelphia Marriott Downtown (Loan No. 5)

The loss carveout with respect to material physical waste at the Mortgaged Property is limited to intentional material physical waste and does not include waste caused by a property manager which is not an affiliate of Mortgagor.

The loss carveout with respect to Mortgagor’s fraud or intentional misrepresentation is limited to material misrepresentation thereof and does not include fraud or intentional misrepresentation by a property manager which is not an affiliate of Mortgagor.

The loss carveout with respect to insurance proceeds or condemnation awards or of rents following an event of default is limited to misappropriation and conversion thereof, and does not include misapplication thereof, and does not include misappropriation and conversion by a property manager which is not an affiliate of Mortgagor.

The indemnification obligations of the related Mortgagor under the environmental indemnity will terminate on the date that is two years after the date of defeasance or repayment of the Mortgage Loan in full or of a permitted transfer of the Mortgaged Property upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Mortgagor’s delivery of an updated

D-2-36

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.
(28) Recourse Obligations	1825 K Street NW (Loan No. 21)	The indemnification obligations of the related Mortgagor under the environmental indemnity will terminate on the date that is 36 months after the date of defeasance or repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Mortgagor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.
(30) Financial Reporting and Rent Rolls	Philadelphia Marriott Downtown (Loan No. 17)	Audited financials are only required if an event of default exists or the debt service coverage ratio is less than 1.20x for two consecutive calendar quarters. The Mortgagor will not provide cash flow statements, only statements of profit and loss similar to those delivered in connection with origination.
(36) Ground Leases	Philadelphia Marriott Downtown (Loan No. 17)

The Mortgage Loan is secured in part by the related Mortgagors’ sub-leasehold interests in (i) a skybridge connecting the Mortgaged Property to the adjacent Philadelphia Convention Center and (ii) a parcel of land accommodating an overhang and a portion of a driveway that form part of one of the entrances to the Mortgaged Property pursuant to sub ground leases (the “Skybridge Sublease” and the “Tunnel Sublease,” respectively) that do not comply with Representation and Warranty No. 36 with respect to:

(i) clause (b), as the sublessor has not agreed that the Skybridge Sublease or the Tunnel Sublease may not be amended, modified, canceled or terminated by agreement of the sublessor and sublessee without the prior written consent of the Mortgagee;

(ii) clause (c) as the Skybridge Sublease expires in 2042 (which is less than 20 years beyond the maturity date of the related Mortgage Loan);

(iii) clause (e), as any assignment of the Skybridge Sublease or the Tunnel Sublease (or any interest therein, including a security interest) to a securitization trustee in connection with a securitization or the acquisition of the subleasehold interests through a foreclosure, deed-in-lieu of foreclosure or a sale related to such foreclosure requires that, among other things, such trustee meets the definition of a “qualified trustee” set forth in the estoppel certificate delivered by the sublessor in connection with the origination of the Mortgage Loan (including, among other things, that any securitization trustee has a combined capital and surplus of at least $100,000,000, with customary long term senior unsecured debt or issuer ratings). In addition, any further assignment of the sub-leasehold interests after a foreclosure is subject to the prior written consent of the sublessor, which consent the sublessor is required to grant so long as, among other conditions, (i) each person having an equity interest in the proposed assignee is known in the community as having a good business reputation, or (ii) the proposed assignee is a corporation that is listed on a public stock exchange;

(iv) clause (f), as according to the estoppel certificates delivered by the sublessor in connection with the origination of the Mortgage Loan the Mortgagors are in default of (i) with respect to the Skybridge Sublease, an obligation to procure (x) insurance that satisfies the requirements set forth in the Skybridge sublease and (y) a bond in the amount of $200,000 to secure the Mortgagors’ obligations under the Skybridge Sublease (any rent due under both the Skybridge Sublease and the Tunnel Sublease has been prepaid in full), and (ii) with respect to the Tunnel Sublease, an obligation to procure insurance that satisfies the requirements set forth in the Tunnel

D-2-37

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Sublease. The Mortgage Loan documents require the Mortgagors to (i) use commercially reasonable efforts to (x) (a) procure insurance that satisfies the requirements set forth in each of the related subleases and (b) cause the sublessor to execute and deliver to the Mortgagee estoppel certificates that do not include reference to any outstanding defaults with respect to the insurance requirements under the Skybridge Sublease or the Tunnel Sublease and (ii) obtain the bond required under the Skybridge Sublease; (v) clause (g), as the both the Skybridge Sublease and the Tunnel Sublease are silent as to whether notice is effective unless provided to the Mortgagee; and

(vi) clause (l), both the Skybridge Sublease and the Tunnel Sublease provide that in the event of a termination the sublessor is required to enter into a new sublease with the Mortgagee, provided, however, they do not expressly contain language addressing rejection of the subleases in bankruptcy.

(40) No Material Default; Payment Record	All JPMCB Mortgage Loans (Loan Nos. 3, 6, 17, 21)	With respect to any covenants under the related Mortgage Loan that require the related Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
(47) Cross-Collateralization	Nvidia Santa Clara (Loan No. 3) Philadelphia Marriott Downtown (Loan No. 17) 1825 K Street NW (Loan No. 21)	The Mortgage Loan is cross-collateralized and cross-defaulted with the related Companion Loans.

D-2-38

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	28
Summary of Risk Factors	67
Risk Factors	69
Description of the Mortgage Pool	171
Transaction Parties	252
Credit Risk Retention	325
Description of the Certificates	341
Description of the Mortgage Loan Purchase Agreements	390
Pooling and Servicing Agreement	401
Certain Legal Aspects of Mortgage Loans	526
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	548
Pending Legal Proceedings Involving Transaction Parties	550
Use of Proceeds	550
Yield and Maturity Considerations	550
Material Federal Income Tax Considerations	567
Certain State and Local Tax Considerations	583
Method of Distribution (Conflicts of Interest)	584
Incorporation of Certain Information by Reference	587
Where You Can Find More Information	588
Financial Information	588
Certain ERISA Considerations	589
Legal Investment	594
Legal Matters	595
Ratings	595
Index of Defined Terms	599

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$658,549,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.
Depositor

BANK5 2023-5YR4
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2023-5YR4

Class A-2-1		$0 -	Class A-S-X1	$0
		$250,000,000
Class A-2-1-1		$0	Class A-S-X2	$0
Class A-2-1-2		$0
Class A-2-1-X1		$0	Class B	$38,136,000
Class A-2-1-X2		$0	Class B-1	$0
Class A-3		$270,886,000	Class B-2	$0
	-
		$520,886,000
Class A-3-1		$0	Class B-X1	$0
Class A-3-2		$0	Class B-X2	$0
Class A-3-X1		$0	Class C	$32,556,000
Class A-3-X2		$0	Class C-1	$0
Class X-A		$587,857,000	Class C-2	$0
Class A-S		$66,971,000	Class C-X1	$0
Class A-S-1		$0	Class C-X2	$0
Class A-S-2		$0

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

BofA Securities
Co-Lead Manager and Joint Bookrunner

J.P. Morgan
Co-Lead Manager and Joint Bookrunner

Academy Securities

Co-Manager

Drexel Hamilton

Co-Manager

Siebert Williams Shank

Co-Manager

November     , 2023